                                                                EXHIBIT (10)(i)

                              ASSET SALE AGREEMENT

                                  BY AND AMONG

                            CONSUMERS ENERGY COMPANY,
                                    AS SELLER

                                       AND

                         ENTERGY NUCLEAR PALISADES, LLC
                                    AS BUYER

                            DATED AS OF JULY 11, 2006

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1 DEFINITIONS....................................................      1
   1.1.   Definitions....................................................      1
   1.2.   Certain Interpretive Matters...................................     21

ARTICLE 2 PURCHASE AND SALE..............................................     22
   2.1.   Included Assets................................................     22
   2.2.   Excluded Assets................................................     25
   2.3.   Assumed Liabilities and Obligations............................     27
   2.4.   Excluded Liabilities...........................................     29
   2.5.   Control of Litigation..........................................     31

ARTICLE 3 THE CLOSING....................................................     32
   3.1.   Closing........................................................     32
   3.2.   Payment of Purchase Price......................................     32
   3.3.   Adjustments to the Purchase Price..............................     32
   3.4.   Allocation of Purchase Price...................................     35
   3.5.   Prorations.....................................................     35
   3.6.   Deliveries by Seller...........................................     37
   3.7.   Deliveries by Buyer............................................     38

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER.......................     39
   4.1.   Organization...................................................     39
   4.2.   Authority Relative to this Agreement...........................     39
   4.3.   Consents and Approvals; No Violation...........................     40
   4.4.   Reports........................................................     40
   4.5.   Title and Related Matters......................................     41
   4.6.   Insurance......................................................     41
   4.7.   Environmental Matters..........................................     41
   4.8.   Labor Matters..................................................     43
   4.9.   ERISA; Benefit Plans...........................................     44
   4.10.  Sufficiency of Assets..........................................     46
   4.11.  Certain Contracts and Arrangements.............................     46
   4.12.  Legal Proceedings, etc.........................................     47
   4.13.  Permits........................................................     47
   4.14.  NRC Licenses...................................................     47
   4.15.  Regulation as a Utility........................................     48
   4.16.  Tax Matters....................................................     48
   4.17.  Qualified Decommissioning Fund.................................     48
   4.18.  Intellectual Property..........................................     50
   4.19.  Zoning Classification..........................................     50
   4.20.  Emergency Warning Sirens.......................................     50
   4.21.  Disclaimer.....................................................     50

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER........................     51
   5.1.   Organization; Qualification....................................     51
   5.2.   Authority Relative to this Agreement...........................     51
   5.3.   Consents and Approvals; No Violation...........................     52
   5.4.   Availability of Funds..........................................     52
   5.5.   Legal Proceedings..............................................     52
   5.6.   WARN Act.......................................................     53
   5.7.   Transfer of Assets of Qualified Decommissioning Fund...........     53
   5.8.   Foreign Ownership or Control...................................     53
   5.9.   Permit and License Qualifications..............................     53

ARTICLE 6 COVENANTS OF THE PARTIES.......................................     54
   6.1.   Conduct of Business Relating to the Included Assets............     54
   6.2.   Access to Information..........................................     58
   6.3.   Expenses.......................................................     61
   6.4.   Further Assurances; Cooperation................................     61
   6.5.   Public Statements..............................................     63
   6.6.   Consents and Approvals.........................................     64
   6.7.   Brokerage Fees and Commissions.................................     66
   6.8.   Tax Matters....................................................     66
   6.9.   Advice of Changes; Supplements to Schedules....................     68
   6.10.  Employees......................................................     68
   6.11.  Risk of Loss...................................................     77
   6.12.  Qualified Decommissioning Fund.................................     78
   6.13.  Spent Nuclear Fuel Fees........................................     79
   6.14.  Standard Spent Fuel Disposal Contract; Spent Nuclear Fuel
          Litigation.....................................................     79
   6.15.  Department of Energy Decontamination and Decommissioning Fees..     81
   6.16.  Cooperation Relating to Insurance and Price-Anderson Act.......     81
   6.17.  Release of Seller..............................................     82
   6.18.  Private Letter Ruling..........................................     82
   6.19.  NRC Commitments................................................     83
   6.20.  Decommissioning; Return of Excess Qualified Decommissioning
          Fund Assets....................................................     83
   6.21.  Buyer's Parent Guaranty........................................     86
   6.22.  Nuclear Insurance Policies.....................................     86
   6.23.  No Transport or Storage of Waste...............................     87
   6.24.  Title and Survey...............................................     87
   6.25.  Big Rock Amount................................................     87
   6.26.  Removal of Trade Names, Trademarks, etc........................     88
   6.27.  Financial Assurances to the NRC................................     88

ARTICLE 7 CONDITIONS.....................................................     88
   7.1.   Conditions to Obligations of Buyer.............................     88
   7.2.   Conditions to Obligations of Seller............................     92

ARTICLE 8 INDEMNIFICATION................................................     93
   8.1.   Indemnification................................................     93

   8.2.   Limitations on Indemnification.................................     94
   8.3.   Defense of Claims..............................................     95

ARTICLE 9 TERMINATION AND REMEDIES.......................................     97
   9.1.   Termination....................................................     97
   9.2.   Procedure and Effect of No Default Termination.................     98
   9.3.   Remedies.......................................................     98

ARTICLE 10 MISCELLANEOUS PROVISIONS......................................     99
   10.1.  Limitation of Liability; Waiver of Certain Damages.............     99
   10.2.  Amendment and Modification.....................................     99
   10.3.  Waiver of Compliance; Consents.................................     99
   10.4.  Survival of Representations, Warranties, Covenants and
          Obligations....................................................     99
   10.5.  Notices........................................................    100
   10.6.  Assignment.....................................................    101
   10.7.  No Third Party Beneficiaries...................................    102
   10.8.  Governing Law..................................................    102
   10.9.  Counterparts...................................................    103
   10.10. Schedules and Exhibits.........................................    103
   10.11. Entire Agreement...............................................    103
   10.12. Acknowledgment; Independent Due Diligence......................    103
   10.13. Bulk Sales Laws................................................    104
   10.14. No Joint Venture...............................................    104
   10.15. Change in Law..................................................    104
   10.16. Severability...................................................    104

LIST OF EXHIBITS AND SCHEDULES

EXHIBITS
Exhibit A   Form of Assignment and Assumption Agreement
Exhibit B   Form of Bill of Sale
Exhibit C   Form of Interconnection Agreement
Exhibit D-1 Form of Palisades Deed
Exhibit D-2 Form of Big Rock ISFSI Deed
Exhibit E   Form of Firing Range Lease
Exhibit F   Form of Power Purchase Agreement
Exhibit G   Form of Emergency Operations Facilities Lease
Exhibit H   Form of Buyer's Parent Guaranty
Exhibit I   Form of Seller's FIRPTA Certificate
Exhibit J   Form of Title Commitments
Exhibit K   Form of Consumers Guaranty

SCHEDULES
1.1(26)     Book Value
2.1(a)      Description of Real Property
2.1(b)      Description of Personal Property
2.1(i)      Intellectual Property
2.1(l)      ANI Insurance Policies Included in the Included Assets
2.1(m)      Radio Licenses
2.1(n)      Pending Causes of Action
2.1(q)      Emergency Equipment Easements and List of Emergency Sirens
2.2(o)      Excluded Contracts
3.3(a)(4)   Capital Budget
3.3(a)(5)   Decrease in Purchase Price
4.3(a)      Seller's Third Party Consents
4.3(b)      Seller's Required Regulatory Approvals
4.5(c)4.6   Insurance Exceptions
4.7         Environmental Matters
4.8         Labor Matters
4.9(a)      Benefit Plans
4.9(d)      Benefit Plan Exceptions
4.11(a)(i)  Seller's Agreements (other than Fuel Contracts)
4.11(a)(ii) Fuel Contracts
4.11(b)     Material Breaches
4.12        Legal Proceedings
4.13(b)     Permits
4.14(b)     NRC Licenses
4.16        Tax Matters
4.17        Tax and Financial Matters Relating to Qualified Decommissioning Fund
4.18        Exceptions to Ownership of Intellectual Property
4.19        Zoning Classification
5.3(a)      Buyer's Third Party Consents
5.3(b)      Buyer's Required Regulatory Approvals
6.10(a)     Transferred Employees
6.10(g)     Actuarial Assumptions

                              ASSET SALE AGREEMENT

          ASSET SALE AGREEMENT, dated as of July 11, 2006, (the "Agreement") by and among Consumers Energy Company, a Michigan corporation ("Seller" or "Consumers"), and Entergy Nuclear Palisades, LLC, a Delaware limited liability company ("Buyer"). Seller and Buyer are referred to individually as a "Party," and collectively as the "Parties."

                                   WITNESSETH:

          WHEREAS, Seller owns the Palisades Nuclear Power Plant ("Palisades"), located near South Haven, Michigan, and certain facilities and other assets associated therewith and ancillary thereto, in accordance with NRC Operating License No. DPR- 20;

          WHEREAS, as agent for Consumers, Nuclear Management Company, LLC, a Wisconsin limited liability company ("NMC"), has operational responsibility with respect to Palisades pursuant to (i) a Nuclear Power Plant Operating Services Agreement, dated as of November 7, 2000, by and between NMC and Consumers (the "NPPOSA") and (ii) NRC Operating License No. DPR- 20;

          WHEREAS, Seller owns and operates the Big Rock Independent Spent Fuel Storage Installation (the "Big Rock ISFSI"), located in Charlevoix County, Michigan, in accordance with NRC Operating License No. DPR-6;

          WHEREAS, Buyer desires to purchase and assume, and Seller desires to sell and assign, all of the Included Assets (as defined below) and the Assumed Liabilities and Obligations, upon the terms and conditions hereinafter set forth in this Agreement;

          WHEREAS, the Parties desire that Buyer's Parent support certain of the obligations of Buyer hereunder.

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1. Definitions.

          As used in this Agreement, the following terms have the meanings specified in this Section 1.1.

          (1) "Actual Amount" has the meaning set forth in Section 6.10(g)(6).

          (2) "Actual Retiree Medical and Life Insurance Amount" has the meaning set forth in Section 6.10(l)(3).

          (3) "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act and, with respect to Seller, shall also include any ERISA Affiliate.

          (4) "Agreement" has the meaning set forth in the preamble.

          (5) "Allocation" has the meaning set forth in Section 3.4(b).

          (6) "Ancillary Agreements" means the Bill of Sale, Assignment and Assumption Agreement, the Deeds, the Interconnection Agreement, the Emergency Operations Facility Lease, the Firing Range Lease and the Power Purchase Agreement, as the same may be amended from time to time.

          (7) "ANI" means American Nuclear Insurers, or any successors thereto.

          (8) "APBO" has the meaning set forth in Section 6.10(l)(2).

          (9) "Approved Marked Up Title Commitments" has the meaning set forth in Section 7.1(s).

          (10) "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement between Seller and Buyer in the form of Exhibit A hereto, by which Seller, subject to the terms and conditions hereof, shall assign Seller's interest in and rights under the Seller's Agreements, the Fuel Contracts, the Non-material Contracts, the Transferable Permits, licenses for emergency warning sirens, dosimeters and environmental sampling stations that are not located on the Sites, certain intangible assets and other Included Assets to Buyer and whereby Buyer shall assume the Assumed Liabilities and Obligations.

          (11) "Assumed Liabilities and Obligations" has the meaning set forth in Section 2.3.

          (12) "Atomic Energy Act" means the Atomic Energy Act of 1954, as amended, 42 U.S.C. Section 2011 et seq.

          (13) "Bargaining Unit Transferred Employees" means those Transferred Employees whose employment is covered by the Collective Bargaining Agreement.

          (14) "Benefit Plans" has the meaning set forth in Section 4.9(a).

          (15) "Big Rock Amount" has the meaning set forth in Section 6.25.

          (16) "Big Rock ISFSI" has the meaning set forth in the recitals hereto.

          (17) "Big Rock ISFSI Assets" means that part of the Included Assets related to the Big Rock ISFSI.

          (18) "Big Rock ISFSI Deed" means a deed conveying the Real Property comprising the Big Rock ISFSI Site to Buyer, in the form of Exhibit D-2 hereto.

          (19) "Big Rock ISFSI Employees" means those employees of Consumers identified on Schedule 6.10(a) as employees principally performing services at the Big Rock ISFSI.

          (20) "Big Rock ISFSI Facilities" means the Facilities associated with the Big Rock ISFSI.

          (21) "Big Rock ISFSI Site" means the parcels of land included in the Real Property conveyed to Buyer pursuant to the Big Rock ISFSI Deed.

          (22) "Big Rock ISFSI Survey" has the meaning set forth in Section
6.24.

          (23) "Big Rock ISFSI Title Commitment" means the title commitment issued by Chicago Title Insurance Company, Revision No. 6, effective date May 10, 2006 at 8:00 a.m., File No. 150430683CML that is included in Exhibit J attached hereto.

          (24) "Big Rock Point Plant Operating Facility" means the nuclear power plant located in Charlevoix County, Michigan, owned by Seller pursuant to NRC License No. DPR-6 and currently undergoing Decommissioning.

          (25) "Bill of Sale" means the Bill of Sale, in the form of Exhibit B hereto, to be delivered at the Closing, with respect to the tangible personal property included in the Included Assets to be transferred to Buyer at the Closing.

          (26) "Book Value" means, as of the date a calculation is to be made of a specified asset (i) with respect to Seller's Facility Inventories, the value on the books of Seller, determined in accordance with GAAP consistent with Seller's past practices, and (ii) with respect to Seller's Nuclear Fuel Inventories, the value on the books of Seller, determined in accordance with GAAP consistent with Seller's past practices (with such adjustments and as more fully described in Schedule 1.1(26), which schedule also provides an illustration of the calculation of the Book Value of Seller's Nuclear Fuel Inventories as of May 31, 2006). With respect to Facility Inventories, Book Value shall not reflect inventory items which were not included in Book Value on January 1, 2006 unless such items were purchased by Seller or NMC from unrelated third parties after such date.

          (27) "Business Books and Records" has the meaning set forth in Section 2.1(f).

          (28) "Business Day" shall mean any day other than Saturday, Sunday and any day on which banking institutions in the State of Michigan are authorized by law or other governmental action to close.

          (29) "Buyer" has the meaning set forth in the preamble.

          (30) "Buyer Indemnitee" has the meaning set forth in Section 8.1(b).

          (31) "Buyer Material Adverse Effect" has the meaning set forth in
Section 5.3(a).

          (32) "Buyer's Parent" means Entergy Corporation, a Delaware corporation.

          (33) "Buyer's Parent Guaranty" shall mean a guaranty executed on the Effective Date by Buyer's Parent in the form of Exhibit H hereto.

          (34) "Buyer's Required Regulatory Approvals" has the meaning set forth in Section 5.3(b).

          (35) "Byproduct Material" means any radioactive material (except Special Nuclear Material) yielded in, or made radioactive by, exposure to the radiation incident to the process of producing or utilizing Special Nuclear Material.

          (36) "Capital Budget" means the budget established for capital projects as set forth in Schedule 3.3(a)(4), as such budget may be amended by agreement of the Parties.

          (37) "Capital Expenditures Shortfall" means the aggregate amount equal to (1) the sum of the monthly amounts set forth for each capital project in the Capital Budget for the period from January 1, 2006 through the Closing Date, less (2) the sum of the amounts actually spent on such projects during such period (not to exceed the applicable line item therefor by greater than ten percent (10%)), provided that the monthly amount with respect to the month during which the Closing occurs shall be prorated.

          (38) "CBA Termination Date" has the meaning set forth in Section 6.10(c).

          (39) "Closing" has the meaning set forth in Section 3.1.

          (40) "Closing Date" has the meaning set forth in Section 3.1.

          (41) "Closing Payment" has the meaning set forth in Section 3.3(b).

          (42) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the rules and regulations promulgated thereunder.

          (43) "Code" means the Internal Revenue Code of 1986, as amended.

          (44) "Collective Bargaining Agreement" means that certain Working Agreement between Consumers and the UWUA and its Michigan State Utility Workers Council, dated as of June 1, 2005, as amended from time to time.

          (45) "Commercially Reasonable Efforts" mean efforts which are designed to enable a Party, directly or indirectly, to expeditiously satisfy a condition to, or otherwise assist in the consummation of, the transactions contemplated by this Agreement and which do not require the performing Party to expend any funds or assume Liabilities other than expenditures and Liability assumptions which are customary and reasonable in nature and amount in the context of the transactions contemplated by this Agreement.

          (46) "Confidentiality Agreement" means the letter agreement, dated January 3, 2006, executed by Entergy Nuclear, Inc.

          (47) "Consumers" has the meaning set forth in the preamble.

          (48) "Consumers Guaranty" has the meaning set forth in Section
6.14(g).

          (49) "Credited Service" has the meaning set forth in Section 6.10(e).

          (50) "Decommission" means, with respect to each Site, to completely retire and remove the Facilities on that Site from service and to restore the Site, as well as any planning and administrative activities incidental thereto, including: (i) the dismantlement and removal of the Facilities on such Site and any reduction or removal of radioactivity at such Site to a level that permits termination of the applicable NRC License and unrestricted use of the Site; (ii) all other activities necessary for the retirement, dismantlement, decontamination and/or storage of the Facilities at such Site to comply with all applicable Nuclear Laws and Environmental Laws, including the applicable requirements of the Atomic Energy Act and the NRC's rules, regulations, orders and pronouncements thereunder; and (iii) once the applicable Site is no longer utilized (A) in the case of Palisades, either for power generation of any kind or for any storage of Spent Nuclear Fuel or other Nuclear Material, and (B) in the case of the Big Rock ISFSI, for storage of Spent Nuclear Fuel or other Greater Than Class C Waste, the removal of structures, buried piping, rebar, below grade foundations, paved areas and rubble, and restoration of such Site to an appropriately graded, stabilized and vegetated condition. The Parties understand and agree that SAFSTOR is a permissible interim status for Palisades, provided that Decommissioning is completed in accordance with the applicable NRC regulations.

          (51) "Decommissioning Target" means an amount equal to Two Hundred Fifty Million Dollars ($250,000,000), which amount shall be increased by five and one-half percent (5.5%) per annum, compounded daily, from and after March 1, 2007 through and including the Closing Date.

          (52) "Deeds" means the Palisades Deed and the Big Rock ISFSI Deed, collectively.

          (53) "Department of Energy" means the United States Department of Energy and any successor agency thereto.

          (54) "Department of Energy Claim" means the action commenced by Seller on December 16, 2002, as amended from time to time, or any other action commenced by Seller for (i) pre-Closing damages resulting from the Department of Energy's failure to commence the removal, transportation, acceptance or any delay in accepting Spent Nuclear Fuel from Palisades and from the Big Rock Point Plant Operating Facility (now located at the Big Rock ISFSI) for disposal pursuant to the Standard Spent Fuel Disposal Contract and (ii) the recovery of any damages of the kind described in clause (i) and arising post-Closing in respect of the Big Rock ISFSI, up to an amount equal to the Big Rock Amount. The Department of Energy Claim shall not include, and Buyer shall have the right to pursue, damages against the Department of Energy arising after the Closing in respect of Palisades and, to the extent Buyer has not been compensated for such damages pursuant to Section 6.25, the Big Rock ISFSI.

          (55) "Department of Energy Decommissioning and Decontamination Fees" means all fees related to the Department of Energy's Special Assessment of utilities for the

Uranium Enrichment Decontamination and Decommissioning Funds pursuant to Sections 1801, 1802 and 1803 of the Atomic Energy Act and the Department of Energy's implementing regulations at 10 C.F.R. Part 766, applicable to separative work units consumed and/or purchased from the Department of Energy in order to decontaminate and decommission the Department of Energy's gaseous diffusion enrichment facilities.

          (56) "Department of Justice" means the United States Department of Justice and any successor agency thereto.

          (57) "Direct Claim" has the meaning set forth in Section 8.3(c).

          (58) "Downgrade Event" means, with respect to Buyer's Parent, any period of time when such party's unsecured, senior long-term debt obligations (not supported by third-party credit enhancements) are rated below Baa3 by Moody's Investment Services, Inc. (or its successor), and rated below BBB- by Standard & Poor's Rating Group (or its successor).

          (59) "Effective Date" means the date of this Agreement.

          (60) "Emergency Equipment Easements" means the easements listed on
Schedule 2.1(q) with respect to thirteen (13) of the emergency warning sirens constituting part of the Palisades Assets and located off-Site.

          (61) "Emergency Operations Facilities" means (i) the facility owned by Consumers located in South Haven, Michigan and utilized as the emergency operations facility, (ii) the joint news center for Palisades located at the Lake Michigan College Mendel Center and (iii) the Allegan Service Center utilized as an alternative off-Site relocation and mustering or assembly facility.

          (62) "Emergency Operations Facilities Lease" means the lease in the form of Exhibit G to be entered into between Buyer and Consumers as of the Closing Date with respect to the facility located in South Haven, Michigan that is part of the Emergency Operations Facilities.

          (63) "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

          (64) "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

          (65) "Encumbrances" means any mortgages, pledges, liens, security interests, activity and use limitations, conservation easements, deed restrictions, rights of way, covenants, reservations, zoning limitations, easements, purchase rights, rights of first refusal and other encumbrances of any kind.

          (66) "Energy Reorganization Act" means the Energy Reorganization Act of 1974, as amended.

          (67) "Environment" means all soil, real property, air, water (including surface waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments or land, including land surface or subsurface strata, including all fish, plant, wildlife, and other biota and any other environmental medium or natural resource.

          (68) "Environmental Claim" means any and all written communications alleging potential Liability, administrative or judicial actions, suits, orders, liens, written notices alleging Liability, noncompliance or a violation, investigations which have been disclosed in writing to Seller or NMC, requests by Governmental Authorities for information relating to Releases or threatened Releases, complaints, proceedings, or other written communications, whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person based upon, alleging, asserting, or claiming any actual or potential (a) violation of, or Liability under, any Environmental Law, (b) violation of, or Liability under, any Environmental Permit, or (c) Liability for investigatory costs, monitoring costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, loss of life, injury or illness to persons, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release of any Hazardous Materials related to the Included Assets, including at any Off-Site Location to which Hazardous Materials, or materials containing Hazardous Materials, were sent.

          (69) "Environmental Cleanup Site" means any location that is listed or formally proposed for listing on the National Priorities List or on any similar state list of sites requiring investigation that has been disclosed in writing to Seller or NMC or cleanup, or that is the subject of any action, suit, proceeding or investigation for any alleged violation of any Environmental Law, or at which, to the Knowledge of Seller, there has been a Release of Hazardous Materials.

          (70) "Environmental Laws" means all Laws regarding pollution or protection of the Environment, including Laws regarding Releases or threatened Releases of Hazardous Materials (including Releases to ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport, disposal or handling of Hazardous Materials. "Environmental Laws" include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Oil Pollution Act (33 U.S.C. Sections 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Sections 11001 et seq.). Notwithstanding the foregoing, Environmental Laws do not include any of the foregoing to the extent that such Laws regulate Nuclear Fuel, Spent Nuclear Fuel or other Nuclear Materials, nor do Environmental Laws include any Nuclear Laws.

          (71) "Environmental Permit" means any federal, state or local permits, licenses, approvals, consents, registrations or authorizations required by any Governmental Authority under or in connection with any Environmental Law including any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

          (72) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the applicable rules and regulations promulgated thereunder.

          (73) "ERISA Affiliate" has the meaning set forth in Section 2.4(f).

          (74) "Estimated Adjustments" has the meaning set forth in Section 3.3(b).

          (75) "Estimated Allocation" has the meaning set forth in Section
3.4(a).

          (76) "Estimated Closing Statement" has the meaning set forth in
Section 3.3(b).

          (77) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (78) "Excess PLR Decommissioning Amount" has the meaning set forth in
Section 6.12(a).

          (79) "Excess Qualified Decommissioning Fund Assets" has the meaning set forth in Section 6.20(c).

          (80) "Excluded Assets" has the meaning set forth in Section 2.2.

          (81) "Excluded Contracts" has the meaning set forth in Section 2.2(o).

          (82) "Excluded Liabilities" has the meaning set forth in Section 2.4.

          (83) "Exempt Wholesale Generator" means an exempt wholesale generator as defined in the regulations of the FERC at 18 C.F.R. Section 366.

          (84) "Existing Savings Plans" has the meaning set forth in Section 6.10(f).

          (85) "Facilities" means the plant, facilities, equipment, supplies and improvements in which Seller has an ownership interest and which are included in the Included Assets.

          (86) "Facility Inventories" means materials, spare parts, consumable supplies, diesel and other fuel supplies (other than Nuclear Fuel) and chemical and gas inventories relating to the operation of the Facilities located at, or in transit to, the Facilities.

          (87) "Federal Power Act" means the Federal Power Act, as amended.

          (88) "Federal Trade Commission" means the United States Federal Trade Commission or any successor agency thereto.

          (89) "FERC" means the United States Federal Energy Regulatory Commission or any successor agency thereto.

          (90) "Fiduciary" has the meaning set forth in ERISA Section 3(21).

          (91) "Final Determination" has the meaning set forth in section 1313(a) of the Code (or any similar provision of state or local Law).

          (92) "Firing Range" means that certain firearms facility that is the subject of the Firing Range Lease.

          (93) "Firing Range Lease" means the lease in the form of Exhibit E to be entered into between Buyer and Consumers as of the Closing Date with respect to the Firing Range.

          (94) "FIRPTA Certificate" means the certificate in the form of Exhibit I hereto satisfying the requirements of the Foreign Investment and Real Property Tax Act of 1980.

          (95) "Fuel Contracts" has the meaning set forth in Section 4.11(a).

          (96) "GAAP" means United States generally accepted accounting principles.

          (97) "Good Utility Practices" means any of the practices, methods and activities generally accepted in the electric utility industry in the United States of America during the relevant period as good practices applicable to nuclear generating facilities similar to the Facilities or any of the practices, methods or activities which, in the exercise of reasonable judgment by a prudent nuclear operator in light of the facts known at the time the decision was made (other than the fact that such operator is in the process of selling the facility), could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, expedition, the requirements of any Governmental Authority having jurisdiction and applicable Laws including Nuclear Laws and Laws relating to the protection of public health and safety. Good Utility Practices are not intended to be limited to the optimal practices, methods or acts to the exclusion of all others, but rather to be practices, methods or acts generally accepted in the electric utility industry in the United States of America. For purposes of this Agreement, the determination of Good Utility Practices includes the assumption that the expected initial re-licensing of Palisades will occur.

          (98) "Governmental Authority" means any federal, state, local, provincial, foreign, international or other governmental, regulatory or administrative agency, taxing authority, commission, department, board, or other governmental subdivision, court, tribunal, arbitrating body or other governmental authority.

          (99) "Governmental Order" means any judgment, decision, consent decree, injunction, ruling, writ or order of any Governmental Authority.

          (100) "Greater Than Class C Waste" means radioactive waste that contains a radionuclide whose concentration exceeds the value in Table 1 or Table 2 of 10 C.F.R. 61.55, and therefore is currently not generally acceptable for disposal at existing (near surface) low level radioactive waste disposal facilities.

          (101) "GUST" means: (a) the Uruguay Round Agreements Act, Pub. L. 103-465; (b) the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353; (c) the Small Business Job Protection Act of 1996, Pub.
L. 104-188; (d) the Taxpayer Relief Act of 1997, Pub. L. 105-34; (e) the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206; and (f) the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.

          (102) "Hazardous Materials" means (a) any petroleum, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead-based paint and polychlorinated biphenyls; (b) any chemicals, wastes, materials or substances defined as or included in the definition of, or regulated as, "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants," "hazardous air pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by any applicable Environmental Law; excluding, however, any Nuclear Material.

          (103) "Head" has the meaning set forth in Section 7.1(z).

          (104) "Head Contract" has the meaning set forth in Section 7.1(z).

          (105) "High Level Waste Repository" means a facility which is designed, constructed and operated by or on behalf of the Department of Energy for the storage and disposal of Spent Nuclear Fuel in accordance with the requirements set forth in the Nuclear Waste Policy Act or subsequent legislation.

          (106) "HIPAA" means the Health Insurance Portability and Accountability Act of 1996 and accompanying regulations.

          (107) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          (108) "Included Assets" has the meaning set forth in Section 2.1.

          (109) "Income Tax" means any Tax (a) based upon, measured by or calculated with respect to net income, profits or receipts (including capital gains Taxes and minimum Taxes), or (b) based upon, measured by or calculated with respect to multiple bases (including the Michigan Single Business Tax and any corporate franchise Tax) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (a), in each case together with any interest, penalties or additions to such Tax.

          (110) "Indemnifiable Loss" has the meaning set forth in Section
8.1(a).

          (111) "Indemnifying Party" means the Party required to provide indemnification under this Agreement.

          (112) "Indemnitee" means either a Seller Indemnitee or a Buyer Indemnitee.

          (113) "Independent Accounting Firm" means such independent accounting firm of national reputation as is mutually appointed by Seller and Buyer.

          (114) "Independent Appraiser" means such independent engineering firm or appraiser of national reputation as is mutually appointed by Seller and Buyer.

          (115) "Indus Software" has the meaning set forth in Section 6.4(f).

          (116) "Initial Retiree Medical and Life Insurance Transfer" has the meaning set forth in Section 6.10(l)(2).

          (117) "Initial Transfer" has the meaning set forth in Section 6.10(g)(4).

          (118) "Intellectual Property" has the meaning set forth in Section 2.1(i).

          (119) "Interconnection Agreement" means the Interconnection Agreement, substantially in the form of Exhibit C hereto, among Buyer, transmission owner(s) and MISO, under which Palisades will be provided after the Closing with interconnection services consistent with FERC regulations and precedent and NRC requirements relating to offsite power availability and grid reliability.

          (120) "Interest Rate" means, for any date, the lesser of (i) the per annum rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" on such day (or if not published on such day on the most recent preceding day on which published) and (ii) the maximum rate permitted by applicable Law.

          (121) "IRS" means the United States Internal Revenue Service or any successor agency thereto.

          (122) "Knowledge" means (i) with respect to Buyer the actual knowledge (based upon reasonable inquiry of appropriate executive officers and managers of Buyer and Buyer's Parent) of the corporate officers of Buyer who are charged with responsibility for the particular function relating to the specific matter of the inquiry and (ii) with respect to Seller, the actual knowledge (based upon reasonable inquiry of appropriate executive officers and managers of Seller and
NMC) of the corporate officers of Seller who are charged with responsibility for the particular function relating to the specific matter of inquiry.

          (123) "Law" or "Laws" means all laws, rules, regulations, codes, statutes, ordinances, treaties, and/or Governmental Orders, including the common law.

          (124) "Liability" or "Liabilities" means any liability, indebtedness, fine, penalty or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) other than any liability for Taxes. Without limiting the generality of the foregoing, in the case of the NRC Licenses, "Liabilities" shall include the NRC Commitments.

          (125) "Loss" or "Losses" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including all Remediation costs, fees of attorneys, accountants and other experts, or other expenses of litigation or proceedings or of any claim, default or assessment).

          (126) "Low Level Waste" means radioactive material that: (a) is neither Spent Nuclear Fuel, Greater Than Class C Waste nor Byproduct Material; and (b) the NRC, consistent with existing Law and in accordance with clause (a), classifies as low-level radioactive waste.

          (127) "Material Adverse Effect" means the occurrence after the date hereof and prior to the Closing of: (i) any change to or effect on the Included Assets, including the operations or condition (financial or otherwise) thereof, taken as a whole, the result of which is Losses related to the Included Assets that are likely to require the expenditure by Buyer, within one (1) year following the Closing Date, of in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) individually or Ten Million Dollars ($10,000,000) in the aggregate; (ii) a permanent shutdown of the Palisades Facilities; or (iii) a permanent diminution of the full licensed thermal power of the Palisades Facilities of in excess of twenty-five (25) Megawatts thermal (MWth). Notwithstanding the foregoing, a "Material Adverse Effect" shall not include:
(i) any changes or effects (taken together) generally affecting (A) a substantial portion of the international, national or regional electric or nuclear power industries, (B) international, national or regional wholesale or retail markets for electric power or Nuclear Fuel or (C) international, national, regional or electric transmission systems or operations thereof; (ii) any change in any Law generally applicable to similarly situated Persons; (iii) any change in the application or enforcement of any Law by any Governmental Authority with respect to the Facilities or to similarly situated Persons, unless such change in application or enforcement prohibits consummation of the transactions contemplated by this Agreement; or (iv) any changes resulting from or associated with acts of war or terrorism or changes imposed by a Governmental Authority associated with additional security to address concerns of terrorism. Notwithstanding the foregoing, no changes or effects that are cured to the reasonable satisfaction of Buyer prior to the Closing at Seller's expense shall be considered a Material Adverse Effect.

          (128) "Michigan Land Division Act" has the meaning set forth in
Section 4.5(f).

          (129) "MISO" means Midwest Independent Transmission System Operator, Inc.

          (130) "Mortgage Indenture" means the trust indenture dated as of September 1, 1945 between Consumers Power Company (now Consumers Energy Company) and City Bank Farmers Trust Company (now held by JPMorgan Chase Bank, N.A., successor trustee) and all supplemental indentures thereto, as may be further amended and/or supplemented from time to time.

          (131) "MPSC" means the Michigan Public Service Commission or any successor agency thereto.

          (132) "NEIL" means Nuclear Electric Insurance Limited, or any successor thereto.

          (133) "NMC" has the meaning set forth in the recitals.

          (134) "Non-Bargaining Unit Transferred Employee" means any Transferred Employee whose employment is not covered by the Collective Bargaining Agreement.

          (135) "Non-material Contracts" means those contracts, agreements, personal property leases, software or other licenses, or other commitments, understandings or instruments relating to or associated with the operation, maintenance, repair, replacement, inspection, modification and/or procurement of the Included Assets, that have been entered into by Seller or NMC in the ordinary course of business prior to the Closing and which either (i) are terminable without penalty, termination payments, or other financial obligations associated with termination (except for wind-down costs) upon notice of ninety
(90) days or less by Seller or, following the Closing, by Buyer or (ii) require the payment or delivery of goods or services with a value of less than (a) One Hundred Thousand Dollars ($100,000) per annum in the case of any individual contract or commitment or (b) Two Hundred Fifty Thousand Dollars ($250,000) per annum in the aggregate with respect to any single landlord, vendor or supplier.

          (136) "Notional Investment Amount" has the meaning set forth in
Section 6.20(c).

          (137) "NPPOSA" has the meaning set forth in the recitals.

          (138) "NRC" means the United States Nuclear Regulatory Commission and any successor agency thereto.

          (139) "NRC Commitments" means all written regulatory commitments identified as such by Seller to the NRC.

          (140) "NRC Licenses" means those licenses listed on Schedule 4.14(b).

          (141) "Nuclear Fuel Book Value Baseline Amount" means (i) if the Closing shall occur prior to the commencement of the next refueling outage for Palisades, Fifty Five Million Seven Hundred Sixty Eight Thousand Nine Hundred Eighty Four Dollars ($55,768,984) and (ii) if the Closing shall occur after the completion of the next refueling outage for Palisades, Sixty Seven Million Five Hundred Thousand Dollars ($67,500,000).

          (142) "Nuclear Fuel" means: (i) all nuclear fuel assemblies in the Palisades reactor on the Closing Date; (ii) any previously irradiated fuel assemblies that have been temporarily removed from the Palisades reactor as of the Closing Date but which are capable of and intended for reinsertion into the Facilities reactor as of the Closing Date without modification or additional cost (for example, assemblies that are temporarily removed from the reactor during a refueling outage for the purpose of rearranging the locations of assemblies within the reactor core, or for purposes of repair prior to reinsertion), (iii) any unirradiated fuel assemblies located at Palisades awaiting their initial insertion into the Palisades reactor as of the Closing Date; and (iv) all nuclear fuel constituents (including uranium in any form and separative work units) in any stage of the fuel cycle that are in process of production, conversion, enrichment or fabrication for use in the Palisades reactor and which are owned by Seller, or in which Seller has any right, title or interest, on the Closing Date.

          (143) "Nuclear Fuel Inventories" means Nuclear Fuel inventories relating to the operation of the Facilities located at, or in transit to, the Facilities.

          (144) "Nuclear Insurance Policies" means all nuclear insurance policies carried by or for the benefit of Seller with respect to the ownership, operation or maintenance of the Facilities, including all nuclear liability, property damage and business interruption policies in respect thereof. Without limiting the generality of the foregoing, the term "Nuclear Insurance Policies" includes all policies issued or administered by ANI or NEIL.

          (145) "Nuclear Laws" means all Laws relating to the regulation of nuclear power plants, Source Material, Byproduct Material and Special Nuclear Materials; Decommissioning; the regulation of Low Level Waste and Spent Nuclear Fuel; the transportation and storage of Nuclear Materials; the regulation of Safeguards Information; the regulation of Nuclear Fuel; the enrichment of uranium; the disposal and storage of Spent Nuclear Fuel; contracts for and payments into the Nuclear Waste Fund; and as applicable, the antitrust laws and the Federal Trade Commission Act to specified activities or proposed activities of certain licensees of commercial nuclear reactors, but shall not include Environmental Laws. "Nuclear Laws" include the Atomic Energy Act of 1954, as amended (42 U.S.C. Section 2011 et seq.), the Price-Anderson Act (Section 170 of the Atomic Energy Act of 1954, as amended); the Energy Reorganization Act of 1974 (42 U.S.C. Section 5801 et seq.); Convention on the Physical Protection of Nuclear Material Implementation Act of 1982 (Public Law 97 -351; 96 Stat. 1663); the prohibition against nuclear enrichment transfers found in the Foreign Assistance Act of 1961 (22 U.S.C. Section 2151, 2799 aa et seq.); the Nuclear Non-Proliferation Act of 1978 (22 U.S.C. Section 3201); the Low-Level Radioactive Waste Policy Act (42 U.S.C. Section 2021b et seq.); the Nuclear Waste Policy Act (42 U.S.C. Section 10101 et seq. as amended); the Low-Level Radioactive Waste Policy Amendments Act of 1985 (42 U.S.C. Section 2021b, 471); the Energy Policy Act of 1992 (4 U.S.C. Section 13201 et seq.); the provisions of 10 CFR Section 73.21. For sake of clarity, "Nuclear Laws" shall include the requirements of any Law to the extent excluded from the definition of "Environmental Laws" pursuant to the application of the last sentence thereof.

          (146) "Nuclear Material or Materials" means Source Material, Special Nuclear Material, Greater Than Class C Waste, Low Level Waste, Byproduct Material and Spent Nuclear Fuel.

          (147) "Nuclear Waste Fund" means the fund established by Section 302(c) of the Nuclear Waste Policy Act in which the Spent Nuclear Fuel Fees to be used for the design, construction and operation of a High Level Waste Repository and other activities related to the storage and disposal of Spent Nuclear Fuel is deposited.

          (148) "Nuclear Waste Policy Act" means the Nuclear Waste Policy Act of 1982, as amended.

          (149) "Observers" has the meaning set forth in Section 6.1(c).

          (150) "Off-Site Location" means any real property or other location, other than the real property comprising the Sites.

          (151) "Palisades" has the meaning set forth in the recitals.

          (152) "Palisades Assets" means that part of the Included Assets related to Palisades.

          (153) "Palisades Deed" means a deed conveying the Real Property comprising the Palisades Site and the Emergency Equipment Easements to Buyer, in the form of Exhibit D-1 hereto.

          (154) "Palisades Defined Benefit Plan" has the meaning set forth in
Section 6.10(g).

          (155) "Palisades Defined Contribution Plan" has the meaning set forth in Section 6.10(f).

          (156) "Palisades Employee" means an hourly-paid or salaried employee of (i) NMC or an Affiliate of NMC, or (ii) Consumers, who is subject to the Collective Bargaining Agreement with the UWUA, and in either case who receives an IRS Form W-2 from NMC or an Affiliate of NMC, or from Consumers and who is principally employed as of the Closing Date at Palisades (including employees absent from service due to illness, leave of absence or military service, or whose work responsibilities involve principally the operation of any of the Palisades Assets, which employees shall be set forth in Schedule 6.10(a) (which shall be updated as of the Closing Date as provided for herein). "Palisades Employee" does not mean or include any worker, working at or on the Facilities or the Palisades Assets, who is compensated directly by an entity other than NMC or an Affiliate of NMC or Consumers and/or for whom NMC or an Affiliate of NMC or Consumers issues an IRS Form 1099.

          (157) "Palisades Facilities" means the Facilities associated with Palisades.

          (158) "Palisades Retiree Coverages" has the meaning set forth in
Section 6.10(k).

          (159) "Palisades Site" means the parcels of land included in the Real Property conveyed to Buyer pursuant to the Palisades Deed.

          (160) "Palisades Survey" has the meaning set forth in Section 6.24.

          (161) "Palisades Title Commitment" means the title commitment issued by Chicago Title Insurance Company, Revision No. 6, effective date April 10, 2006 at 8:00 a.m., File No. 800414496CML that is included in Exhibit J attached hereto.

          (162) "Party" (and the corresponding term "Parties") has the meaning set forth in the preamble.

          (163) "PBGC" means the Pension Benefit Guaranty Corporation established by ERISA.

          (164) "Permits" has the meaning set forth in Section 4.13(a).

          (165) "Permitted Encumbrances" means: (i) without limiting Buyer's rights in regard to any applicable conditions to consummate the Closing, (A) with respect to the Palisades Site, (x) the exceptions to title listed in Items 6 through 28 of Schedule B, Part II, of the Palisades Title Commitment, (y) all matters shown on the Palisades Survey and (z) any rights of the public under the "public trust" doctrine in areas adjoining the Lake Michigan shore, and (B) with respect to the Big Rock ISFSI Site, the exceptions to title listed in Items 6 and 8 of Schedule B, Part II, of the Big Rock Point ISFSI Title Commitment and all matters shown on the Big Rock ISFSI Survey; (ii) Encumbrances created by the Mortgage Indenture that will be released prior to or at the Closing; (iii) statutory liens for Taxes or other governmental charges or assessments not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings and which do not individually or in the aggregate exceed $500,000 (iv) mechanics', materialmen's, carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Seller or the validity of which are being contested in good faith, and which do not, individually or in the aggregate, exceed Five Hundred Thousand Dollars ($500,000); (v) subject to Section 6.6(f), Seller's representations and warranties in this Agreement and without limiting any of Buyer's rights in regard to any applicable conditions to Buyer's obligations to consummate the Closing or under the terms of the Deeds, zoning, entitlement, environmental or conservation restrictions and other land use and environmental regulations imposed by Governmental Authorities which do not, individually or in the aggregate, interfere with the present use or operation of the Included Assets;
(vi) the rights and easements to be reserved by Seller following the Closing pursuant to the Deeds and associated terms and conditions set forth in the Deeds; and (vii) such other imperfections in or failures of title, easements, leases, licenses, restrictions, building or use limitations, conservation easements, encumbrances and encroachments, as do not, individually or in the aggregate, materially detract from the value of the Included Assets as such assets are currently used by an amount in excess of One Hundred Thousand Dollars ($100,000) or materially interfere with the present use or operation of the Included Assets.

          (166) "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, association or Governmental Authority.

          (167) "Plans" has the meaning set forth in Section 2.4(f).

          (168) "PLR Decommissioning Amount" has the meaning set forth in
Section 6.12(a).

          (169) "Post-Closing Adjustment" has the meaning set forth in Section 3.3(c).

          (170) "Post-Closing Decommissioning Trust Agreement" means the decommissioning trust agreement between Buyer and the Trustee pursuant to which any assets of the Qualified Decommissioning Fund to be transferred by Seller at Closing pursuant to Section 6.12 hereof will be held in trust.

          (171) "Post-Closing SNF Claim" has the meaning set forth in Section 6.14(a).

          (172) "Post-Closing Statement" has the meaning set forth in Section 3.3(c).

          (173) "Power Purchase Agreement" means the Power Purchase Agreement between Seller and Buyer, dated as of the Effective Date and in the form of Exhibit F hereto.

          (174) "Pre-1983 Fee" means the one-time fee, including any interest, late fees and/or penalties accruing thereon from time to time, payable by Seller pursuant to Article VIII (B)(2) of the Standard Spent Fuel Disposal Contract.

          (175) "Price-Anderson Act" means Section 170 of the Atomic Energy Act and related provisions of Section 11 of the Atomic Energy Act.

          (176) "Proposed Post-Closing Adjustment" has the meaning set forth in
Section 3.3(c).

          (177) "Proprietary Information" (i) with respect to information provided by Seller to Buyer, has the meaning as set forth in the Confidentiality Agreement, and (ii) with respect to information provided by Buyer to Seller, shall mean information relating to the financing or operation and maintenance, actual or proposed, of the Included Assets and any financial, operational or other information concerning Buyer or its Affiliates or their respective assets and properties furnished by Buyer or its Representatives to Seller or its Representatives, whether furnished before, on or after the Effective Date, whether oral or written, and regardless of the manner in which it is furnished; but does not include information which (a) is or becomes generally available to the public other than as a result of a disclosure by Seller or its Representatives, (b) was available to Seller or its Representatives on a non-confidential basis prior to its disclosure by Buyer or its Representatives or (c) becomes available on a non-confidential basis from a person other than Buyer or its Representatives who is not otherwise bound by a confidentiality agreement with Buyer or its Representatives, or is otherwise not under any obligation to Buyer or its Representatives not to transmit the information to Seller or its Representatives.

          (178) "Purchase Price" has the meaning set forth in Section 3.2.

          (179) "Qualified Decommissioning Fund" means, with respect to Seller, Seller's external trust fund for purposes of Decommissioning Palisades that meets the requirements of Code Section 468A and Treas. Reg. Section 1.468A-5, maintained by Seller with respect to the Facilities prior to Closing pursuant to Seller's Decommissioning Trust Agreement and, with respect to Buyer, Buyer's external trust fund for purposes of Decommissioning Palisades that meets the requirements of Code Section 468A and Treas. Reg. Section 1.468A-6(b)(2), maintained by Buyer after the Closing pursuant to the Post-Closing Decommissioning Trust Agreement to the extent assets are transferred to such fund by Seller pursuant to Section 6.12.

          (180) "Real Property" has the meaning set forth in Section 2.1(a).

          (181) "Release" shall have the meaning set forth in Environmental Laws, but shall include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the Environment; provided, however, that "Release" shall not include any release that is permissible under applicable Environmental Laws or Environmental Permits.

          (182) "Remediation" means action of any kind required by any applicable Environmental Law or order of a Governmental Authority to address a Release, the threat of a Release or the presence of Hazardous Materials at a Site, the Included Assets or an Off-Site Location including any or all of the following activities to the extent they relate to or arise from the Release or presence of Hazardous Materials at that Site, the Included Assets or an Off-Site
Location: (a) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work; (b) obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (c) preparing and implementing any plans or studies for any such activity; (d) obtaining a written communication from a Governmental Authority with jurisdiction over the Site, the Included Assets or an Off-Site Location under Environmental Law that no material additional work is required by such Governmental Authority; (e) the use, implementation, application, installation, operation or maintenance of remedial action at the Site, the Included Assets or an Off-Site Location, remedial technologies applied to the surface or subsurface soils, excavation and off-Site treatment or disposal of soils, systems for long term treatment of surface water or ground water, engineering controls or institutional controls; and (f) any other activities reasonably determined to be required under Environmental Laws to address the presence or Release of Hazardous Materials at the Site, the Included Assets or an Off-Site Location.

          (183) "Replacement Benefit Plans" has the meaning set forth in Section 6.10(e).

          (184) "Replacement Defined Benefit Plans" has the meaning set forth in
Section 6.10(g)(1).

          (185) "Replacement Retiree Coverages" has the meaning set forth in
Section 6.10(k).

          (186) "Replacement Welfare Plans" has the meaning set forth in Section 6.10(d).

          (187) "Reportable Event" has the meaning set forth in ERISA Section 4043.

          (188) "Representatives" of a Party means the Party and its Affiliates and their directors, officers, employees, agents, partners, advisors (including accountants, counsel, environmental consultants, financial advisors and other authorized representatives) and parents and other controlling Persons.

          (189) "Requested Rulings" has the meaning set forth in Section 6.18.

          (190) "Safeguards Information" means information that is required to be protected under the terms of 10 C.F.R. Section 73.21.

          (191) "SAFSTOR" means a method of Decommissioning in which a nuclear facility is placed and maintained in such condition that such facility can be safely stored and subsequently decontaminated to levels that permit release for unrestricted use.

          (192) "SEC" means the United States Securities and Exchange Commission and any successor agency thereto.

          (193) "Securities Act" means the Securities Act of 1933, as amended.

          (194) "Seller" has the meaning set forth in the preamble.

          (195) "Seller Indemnitee" has the meaning set forth in Section 8.1(a).

          (196) "Seller's Agent(s)" has the meaning set forth in Section 6.1(c).

          (197) "Seller's Agreements" means those contracts, agreements, licenses, leases and other legally binding commitments and arrangements primarily relating to the ownership, operation and maintenance of the Included Assets, including licenses and leases for computer hardware and software, described on Schedule 4.11(a)(i).

          (198) "Seller's Decommissioning Trust Agreement" means the Amended and Restated Trust Agreement, dated January 1, 2004, by and between Consumers and State Street Bank and Trust Company, regarding the Qualified Decommissioning Fund of Seller.

          (199) "Seller's Parent" means CMS Energy Corporation, a Michigan corporation.

          (200) "Seller's Required Regulatory Approvals" has the meaning set forth in Section 4.3(b).

          (201) "SFAS 106" has the meaning set forth in Section 6.10(l)(2).

          (202) "Sites" means, collectively, the Big Rock ISFSI Site and the Palisades Site. Any reference to the Sites or to any particular Site shall include, by definition, the surface and subsurface elements, including the soils and groundwater present at the relevant Site or Sites and any references to items "at the Site" or "at the Sites" shall include all items "at, in, on, upon, over, across, under, and within" the relevant Site(s).

          (203) "Source Material" means: (1) uranium or thorium; or any combination thereof, in any physical or chemical form, or (2) ores which contain by weight one-twentieth of one percent (0.05%) or more of (i) uranium, (ii) thorium, or (iii) any combination thereof. Source Material does not include Special Nuclear Material.

          (204) "Special Nuclear Material" means plutonium, uranium-233, uranium enriched in the isotope-233 or in the isotope-235, and any other material that the NRC determines to be "Special Nuclear Material," but does not include Source Material. Special Nuclear Material also refers to any material artificially enriched by any of the above-listed materials or isotopes, but does not include Source Material.

          (205) "Spent Nuclear Fuel" means fuel that has been permanently withdrawn from a nuclear reactor following irradiation, and has not been chemically separated into its constituent elements by reprocessing. Spent Nuclear Fuel includes the Special Nuclear Material, Byproduct Material, Source Material, Greater Than Class C Waste, and other radioactive materials associated with Nuclear Fuel assemblies.

          (206) "Spent Nuclear Fuel Fees" means those fees assessed pursuant to the Standard Spent Fuel Disposal Contract, as provided in Section 302 of the Nuclear Waste Policy Act and 10 C.F.R. Part 961, as the same may be amended from time to time, on electricity generated at Palisades and the Big Rock Point Plant Operating Facility.

          (207) "Standard Spent Fuel Disposal Contract" means the Contract for Disposal of Spent Nuclear Fuel and/or High Level Radioactive Waste, No. DE-CR01-83NE44374, dated June 3, 1983 and entered into between Consumers and the United States of America, represented by the Department of Energy, as amended, which shall be deemed a Seller's Agreement under this Agreement.

          (208) "Survey(s)" has the meaning set forth in Section 6.24(b).

          (209) "Tangible Personal Property" has the meaning set forth in
Section 2.1(b).

          (210) "Tax" or "Taxes" means, all taxes, charges, fees, levies, penalties or other assessments, including Income Taxes, imposed by any federal, state, local, provincial or foreign taxing authority, including gross receipts, single business, excise, ad valorem, real or personal property, sales, transfer, customs, duties, franchise, payroll, withholding, social security, receipts, license, stamp, occupation, employment, or other taxes, including any interest, penalties or additions attributable thereto, and any payments to any state, local, provincial or foreign taxing authorities in lieu of any such taxes, charges, fees, levies or assessments.

          (211) "Tax Rate" has the meaning set forth in Section 6.20(c).

          (212) "Tax Return" means any return, report, information return, declaration, claim for refund or other document (including any schedule or related or supporting information) required to be supplied to any Governmental Authority with respect to Taxes including amendments thereto.

          (213) "Termination Date" has the meaning set forth in Section 9.1(b).

          (214) "Third Party Claim" has the meaning set forth in Section 8.3(a).

          (215) "Threshold Amount" has the meaning set forth in Section 8.2(a).

          (216) "Total Compensation" has the meaning set forth in Section
6.10(c).

          (217) "Transferable Permits" means those Permits and Environmental Permits which are transferable to Buyer without consent or approval of any Governmental Authority.

          (218) "Transferred Employee Records" means all reasonably available records related to Transferred Employees (including those employed by NMC) for the entire term of their employment with Seller, NMC or any of their Affiliates, including the following information: (i) skill and development training, (ii) seniority histories, (iii) salary and benefit information, (iv) Occupational, Safety and Health Administration reports, (v) medical records and active medical restriction forms, (vi) fitness for duty, (vii) disciplinary actions, (viii) job performance appraisals and/or evaluations, (ix) employment applications, (x) bonuses, (xi) job history, (xii) access authorization records, (xiii) radiation exposure records,
(xiv) direct deposit financial institution data, (xv) wages paid, recurring payroll deductions, Taxes withheld and/or paid and liens, (xvi) payroll advance data, (xvii) accrued and unused sick or vacation leave and (xviii) service credited for purposes of vesting and eligibility to participate under any Benefit Plan, in each case for the year in which the Closing occurs.

          (219) "Transferred Employees" has the meaning set forth in Section 6.10(b).

          (220) "Transfer Taxes" means any real property transfer, sales, use, value added, stamp, documentary, recording, registration, conveyance, stock transfer, intangible property transfer, personal property transfer, gross receipts, registration, duty, securities transactions or similar fees or Taxes or governmental charges (together with any interest or penalty, addition to Tax or additional amount imposed) as levied by any Governmental Authority in connection with the transactions contemplated by this Agreement, including any payments made in lieu of any such Taxes or governmental charges which become payable in connection with the transactions contemplated by this Agreement.

          (221) "Transition Committee" has the meaning set forth in Section 6.1(b).

          (222) "Trustee" means with respect to Seller prior to the Closing the trustee of the Qualified Decommissioning Fund appointed by Seller pursuant to Seller's Decommissioning Trust Agreement and after the Closing to the extent any assets of the Qualified Decommissioning Fund are transferred by Seller pursuant to Section 6.12 hereof, the trustees appointed pursuant to the Post-Closing Decommissioning Trust Agreement.

          (223) "USERRA" means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, and the accompanying regulations.

          (224) "UWUA" means the Utility Workers Union of America, an affiliate of the AFL-CIO.

          (225) "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

          (226) "WARN Certificate" has the meaning set forth in Section 6.10(h).

     1.2. Certain Interpretive Matters.

          (a) Unless otherwise required by the context in which any term appears:

               (1) Capitalized terms used in this Agreement shall have the meanings specified in this Article.

               (2) The singular shall include the plural, the plural shall include the singular, and the masculine shall include the feminine and neuter.

               (3) References to "Articles," "Sections," "Schedules" or "Exhibits" shall be to articles, sections, schedules or exhibits of or to this Agreement, and references to "paragraphs" or "clauses" shall be to separate paragraphs or clauses of the section or subsection in which the reference occurs.

               (4) The words "herein," "hereof" and "hereunder" shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement; and the words "include," "includes" or "including" shall mean "including, but not limited to."

               (5) The term "day" shall mean a calendar day, commencing at 12:00 a.m. (local time). The term "week" shall mean any seven consecutive day period commencing on a Sunday, and the term "month" shall mean a calendar month; provided that when a period measured in months commences on a date other than the first day of a month, the period shall run from the date on which it starts to the corresponding date in the next month and, as appropriate, to succeeding months thereafter. Whenever an event is to be performed or a payment is to be made by a particular date and the date in question falls on a day which is not a Business Day, the event shall be performed, or the payment shall be made, on the next succeeding Business Day; provided, however, that all calculations shall be made regardless of whether any given day is a Business Day and whether or not any given period ends on a Business Day.

               (6) All references to a particular entity shall include such entity's permitted successors and permitted assigns unless otherwise specifically provided herein.

               (7) All references herein to any Law or to any contract or other agreement shall be to such Law, contract or other agreement as amended, supplemented or modified from time to time unless otherwise specifically provided herein.

          (b) The titles of the articles, sections and schedules herein have been inserted as a matter of convenience of reference only, and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

          (c) This Agreement was negotiated and prepared by both Parties with advice of counsel to the extent deemed necessary by each Party; the Parties have agreed to the wording of this Agreement; and none of the provisions hereof shall be construed against one Party on the ground that such Party is the author of this Agreement or any part hereof.

          (d) The Exhibits hereto are incorporated in and are intended to be a part of this Agreement; provided, however, that in the event of a conflict between the terms of any Exhibit and the terms of the remainder of this Agreement, the terms of the remainder of this Agreement shall take precedence.

                                    ARTICLE 2
                                PURCHASE AND SALE

     2.1. Included Assets.

          Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Seller will sell, assign, convey, transfer and deliver, or cause to be sold, assigned, conveyed, transferred and delivered, to Buyer, and Buyer will purchase, assume and acquire from Seller free and clear of all Encumbrances (except for Permitted Encumbrances), all of Seller's right, title and interest in and to the properties and assets constituting, or primarily used in the ownership, maintenance or operation of, Palisades and the Big Rock ISFSI at or prior to the Closing (other than the Excluded Assets) (collectively, the "Included Assets"), including the following:

          (a) The land described on Schedule 2.1(a) (which land comprises the Sites) together with all buildings, facilities, fixtures and other improvements thereon including the Facilities (but excluding any personal property of Seller thereon) and all rights arising out of the ownership thereof or appurtenances thereto, including all related easements, all related rights of ingress and egress, the water intake and discharge structures to the extent such may be deemed real property (collectively, the "Real Property");

          (b) All machinery, mobile or otherwise, equipment (including computer hardware and communications equipment), vehicles, tools, spare parts, materials, works in progress, furniture and furnishings and other items of personal property used primarily in connection with the ownership, maintenance or operation of Palisades and the Big Rock ISFSI, including that listed on Schedule 2.1(b) (collectively, "Tangible Personal Property");

          (c) All Nuclear Fuel Inventories and Facility Inventories wherever located, and all Nuclear Materials located at the Sites at Closing which Nuclear Materials were used at or in connection with Palisades or Big Rock Point Plant Operating Facility and resulted from the operation or maintenance of Palisades or Big Rock Point Plant Operating Facility;

          (d) Subject to the provisions of Section 6.4(d), all rights of Seller under the Fuel Contracts, the Non-material Contracts and the Seller's Agreements;

          (e) All Transferable Permits;

          (f) To the extent permitted by Law, except for the books and records that are Excluded Assets, all books, operating records, licensing records, quality assurance records, purchasing records, and equipment repair, maintenance, safety or service records, operating, safety and maintenance manuals, inspection reports, environmental assessments, environmental reports made to Governmental Authorities and records maintained in accordance with Environmental Laws, engineering design plans, documents, blueprints and as built plans, specifications, procedures, studies or reports and other similar items of Seller primarily relating to the design, construction, licensing, regulation, operation or Decommissioning of Palisades, the Big Rock ISFSI and the Included Assets (including all of Seller's rights to use such documents owned by other Persons and licensed to or held for use by or for Seller or its agents) wherever located and whether existing in hard copy or magnetic or electronic form (subject to the right of Seller to retain copies of same for its use and subject to the obligation of Buyer to preserve such records and make such records available to Seller as reasonably necessary for Seller's reasonable and lawful purposes following the Closing Date as provided in Section 6.2(c)) (collectively, the "Business Books and Records"), provided, that Buyer agrees that Seller, at its option, may transfer to Buyer either originals or copies of the Business Books and Records, and, with respect to the Business Books and Records related to the Big Rock ISFSI, Seller may transfer to Buyer originals or copies of Seller's books and records relating to the Big Rock Point Plant Operating Facility, which books and records include the Business Books and Records related to the Big Rock ISFSI;

          (g) All unexpired, transferable warranties and guarantees from third parties with respect to any item constituting part of the Included Assets;

          (h) The name "Palisades Nuclear Plant," "Palisades" and "Big Rock ISFSI" as used as a designation attached to or associated with the Facilities and any derivative tradenames, trademarks, servicemarks or logos;

          (i) All patents and patent rights, trademarks and trademark rights, service marks and service mark rights, inventions, proprietary processes, trade names, copyrights and copyright rights, trade secrets, computer programs and other software, know-how, domain names, websites, source and object codes and all other intellectual property and intellectual property rights primarily used in, the operation or maintenance of, the Included Assets, and all pending applications for registrations of patents, trademarks, service marks and copyrights, including those items described on Schedule 2.1(i) (the "Intellectual Property"), provided, however, that Seller hereby reserves, and Buyer hereby grants to Seller and its Affiliates, to the extent transferable or subject to reservation, as applicable, an irrevocable, fully-paid, royalty-free, license to use such Intellectual Property (except that such license or reservation, as applicable, shall not apply with respect to any trademarks and trademark rights, service marks and service mark rights, trade names, domain names and websites included within the Intellectual Property);

          (j) All equipment located within the boundaries of the Palisades Site substation owned by Seller, other than the meters referred to in Section 2.2(a);

          (k) Subject to Section 6.20(c), those assets comprising the Qualified Decommissioning Fund relating to the Palisades Facilities being transferred to Buyer pursuant to Section 6.12(a), including all profits, dividends, income, interest and earnings accrued thereon, together with all related Tax, accounting and other records for such assets, including all Decommissioning studies, analyses and cost estimates and all records related to the determination of the Tax basis of such assets;

          (l) Subject to Section 2.2(e), those Nuclear Insurance Policies with ANI and, to the extent transferable, those certain Indemnity Agreements of the Atomic Energy Commission, in either case to the extent relating to the Facilities and listed on Schedule 2.2(l);

          (m) The radio licenses set forth on Schedule 2.1(m);

          (n) Except for the Department of Energy Claim, the rights of Seller in and to any causes of action asserted and unasserted (other than any causes of action filed and pending as of the Closing Date, as set forth on Schedule 2.1(n) (as updated on or prior to the Closing Date) to the extent relating to the period prior to the Closing Date) claims (including rights under insurance policies to proceeds, refunds or distributions thereunder paid after the Closing Date with respect to the Assumed Liabilities and Obligations or with respect to pre-Closing damages to the Included Assets that have not been remedied by Seller) and defenses against third parties

(including indemnification and contribution) to the extent relating to any Assumed Liabilities and Obligations, including (subject to Section 6.14) the right to prosecute any and all claims for damages arising post-Closing under the Standard Spent Fuel Disposal Contract (except to the extent included within the Department of Energy Claim);

          (o) The Transferred Employee Records, subject to the right of Seller to retain copies of such records for its use and subject to the obligation of Buyer to preserve such records and make such records available to Seller as necessary for Seller's purposes following the Closing Date as provided in
Section 6.2(c);

          (p) All assignable right, title and interest to the NRC Licenses; and

          (q) All rights of Seller in property, assets, leases and agreements primarily used in providing emergency warning or primarily associated with emergency preparedness, including (i) the Emergency Equipment Easements set forth on Schedule 2.1(q) and (ii) except as set forth in Schedule 4.13(b), the emergency warning sirens and environmental sampling and dosimeter stations listed on Schedule 2.1(q).

     2.2. Excluded Assets.

          Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as conferring on Buyer, and Buyer is not acquiring, any right, title or interest in or to the following specific assets which are associated with the Included Assets, but which are hereby specifically excluded from the sale and the definition of Included Assets herein (the "Excluded Assets"):

          (a) Any meters owned or to be owned by Seller located within the boundaries of the Palisades Site substation and to be used in connection with providing station power service to Palisades;

          (b) The radio communications system antenna and related equipment located on the "Meteorological Tower Site" as further described in the Palisades Deed;

          (c) Except to the extent contemplated by the Firing Range Lease and the Emergency Operations Facilities Lease, Seller's interest in (i) the Firing Range and (ii) the facility in South Haven, Michigan included in the Emergency Operations Facilities;

          (d) Certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, and interests in joint ventures, partnerships, limited liability companies and other entities relating to the Facilities or the Sites, except such assets comprising the Qualified Decommissioning Fund or assets transferred pursuant to Section 6.10;

          (e) All rights to premium refunds and distributions made on or after the Closing Date with respect to periods prior to the Closing Date under Nuclear Insurance Policies of Seller with ANI, including any rights to receive premium refunds, distributions and continuity credits with respect to periods prior to the Closing Date pursuant to the ANI nuclear industry credit rating plan;

          (f) Seller's policyholder interest under its NEIL policies, including rights to any premium refunds or other distributions made on or after the Closing Date;

          (g) Seller's interest in all cash, cash equivalents, bank deposits, accounts and notes receivable (trade or otherwise), and any income, sales, payroll or other receivables relating to Taxes, in each case relating to the Included Assets, except to the extent such assets are included in the Qualified Decommissioning Fund or are assets transferred pursuant to Section 6.10;

          (h) The rights of Seller and its Affiliates to the names "Consumers Energy" or "Consumers" or any related or similar trade names, trademarks, service marks, corporate names or logos, or any part, derivative or combination thereof (for the avoidance of doubt, Buyer shall not acquire any right to or interest in the name "CMS Energy" or any related or similar trade names, trademarks, service marks, corporate names or logos, or any part, derivative or combination thereof);

          (i) All tariffs, agreements and arrangements to which Seller is a party or has an interest for the purchase or sale of electric capacity and/or energy or for the purchase or sale of transmission or ancillary services;

          (j) Other than those contemplated by Section 2.1(n), the rights of Seller in and to any causes of action, claims and defenses against third parties (including indemnification and contribution) arising out of or relating to (i) any Real Property or personal property, Permits, Taxes, Emergency Equipment Easements, the Seller's Agreements, Fuel Contracts or the Non-material Contracts, if any, including any claims for refunds (including refunds of previously paid Department of Energy Decommissioning and Decontamination Fees), prepayments, offsets, recoupment, insurance proceeds, condemnation awards, judgments and the like, whether received as payment or credit against future liabilities, relating specifically to the Included Assets (including the Facilities and the Sites), to the extent relating to any period prior to the Closing Date, (ii) the Excluded Assets or (iii) the Excluded Liabilities;

          (k) The Department of Energy Claim;

          (l) All personnel records of Seller, NMC and their Affiliates relating to the Facilities or the Sites, except the Transferred Employee Records;

          (m) Unless included as a Seller Agreement, any and all of Seller's rights in any contract representing an intercompany transaction between Seller and an Affiliate of Seller, whether or not such transaction relates to the provision of goods and services, payment arrangements, intercompany charges or balances, or the like;

          (n) To the extent not otherwise provided for in this Section 2.2 and unless prorated as provided in Section 3.5, any refund or credit (i) related to Taxes paid by Seller with respect to periods (or portions thereof) that end on or prior to the Closing Date in respect of the Included Assets, whether such refund is received as a payment or as a credit against future Taxes, or (ii) arising under any agreement which is part of the Included Assets and relating to a period (or portion thereof) ending on or prior to the Closing Date;

          (o) All rights of Seller under those contracts, agreements, purchase orders and personal property leases set forth in Schedule 2.2(o) (the "Excluded Contracts");

          (p) All books, operating records, licensing records, quality assurance records, purchasing records, and equipment repair, maintenance or service records relating exclusively to the design, construction, licensing or operation of the Facilities, operating, safety and maintenance manuals, inspection reports, environmental assessments, engineering design plans, documents, blueprints and as built plans, specifications, procedures and other similar items of Seller, wherever located, relating to the Excluded Assets or the Excluded Liabilities, whether existing in hard copy or magnetic or electronic form;

          (q) All of the assets of Seller comprising any fund relating to Decommissioning, other than the Seller's Qualified Decommissioning Fund;

          (r) The right to the Excess PLR Decommissioning Amount, if any, upon the occurrence of any event specified in Section 6.20(c) or the receipt of the Requested Rulings prior to the Closing; and

          (s) All other assets of Seller and its Affiliates not constituting an interest in the Included Assets (it being acknowledged and agreed that no spare transformer for the Facilities has been included in the Included Assets).

     2.3. Assumed Liabilities and Obligations.

          At the Closing, Buyer shall deliver to Seller the Assignment and Assumption Agreement pursuant to which Buyer shall assume and agree to discharge when due, the following specific Liabilities and certain liabilities for Taxes of Seller that relate to the Included Assets or are otherwise specified below (collectively, "Assumed Liabilities and Obligations"):

          (a) All Liabilities arising after the Closing with respect to the ownership, operation, use or maintenance after the Closing of the Included Assets, and all Liabilities arising after the Closing under the Seller's Agreements (including the Standard Spent Fuel Disposal Contract), Fuel Contracts, the Emergency Equipment Easements, the Non-material Contracts and the Transferable Permits in accordance with the terms thereof, including all Liabilities arising after the Closing relating to the contracts, licenses, agreements and personal property leases entered into with respect to the Included Assets after the Effective Date consistent with Section 6.9, except in each case to the extent such Liabilities, but for a breach or default by Seller or a related waiver or extension, would have been paid, performed or otherwise discharged at or prior to the Closing or to the extent the same arise out of any such breach or default or related waiver or out of any event which after the giving of notice or the passage of time would constitute a default by Seller;

          (b) All Liabilities with respect to the Transferred Employees relating to loss of life, injury, illness, discrimination, wrongful discharge, unfair labor practice, or constructive termination of any individual, or similar claim or cause of action that are attributable to any actions or inactions of Buyer or its Affiliates at or after the Closing;

          (c) All Liabilities with respect to Transferred Employees for which Buyer is responsible pursuant to Section 6.10;

          (d) Except as contemplated by Section 2.4(d), 2.4(i) and 2.4(j), all Liabilities of Seller under or related to Environmental Laws with respect to the ownership, use, operation or maintenance of the Included Assets (i) arising pre- or post-Closing, with respect to any such Liabilities caused (or allegedly caused) by the presence or Release of Hazardous Materials at, on, in, under or migrating from the Palisades Site (but excluding any such Liability arising pre-Closing with respect to an Off-site Location, except to the extent that the Hazardous Materials giving rise to such Liability are present on the Palisades Site and such Off-Site Location as a result of the same Release occurring prior to the Closing) and (ii) arising after the Closing with respect to all other such Liabilities, including any such Liabilities caused (or allegedly caused) by the presence or Release of Hazardous Materials at, on, in, under or migrating from the Big Rock ISFSI Site;

          (e) Liabilities for any claims by third parties resulting from or in connection with loss of life, injury or illness to persons or damages to property or the Environment and caused (or allegedly caused) by the presence or Release after the Closing of Hazardous Materials at, on, in, under or migrating from the Palisades Site or the Big Rock ISFSI Site;

          (f) All Liabilities associated with or arising from the Included Assets in respect of Taxes for which Buyer is liable pursuant to Section 3.5 or 6.8;

          (g) With respect to the Included Assets, all Liabilities for any Taxes that may be imposed by any Governmental Authority on the ownership, sale, maintenance, operation or use of the Included Assets or that relate to or arise from the Included Assets, in either case with respect to taxable periods (or portions thereof) beginning at or after the Closing (except for any Taxes imposed upon Seller arising from the sale of the Included Assets pursuant to this Agreement, any Income Taxes attributed to income actually received and retained by Seller, any Taxes imposed upon Seller under Section 6.8);

          (h) All Liabilities to Decommission the Facilities and the Sites;

          (i) Without limiting the Liabilities retained by Seller pursuant to Sections 6.13, 6.14 or 6.15, all Liabilities (other than Liabilities relating to claims by third parties, which are addressed in Section 2.3(j)), (A) whether arising pre- or post-Closing with respect to the Palisades Assets (but not, with respect to any such pre-Closing Liabilities, at any Off-Site Location) and (B) arising after the Closing with respect to the Big Rock ISFSI Assets, (x) under or relating to Nuclear Laws and arising out of the ownership, use, operation or maintenance at the applicable Site of the Included Assets or (y) associated with, or related to any claim in respect of, Nuclear Fuel, Spent Nuclear Fuel or other Nuclear Materials located at the applicable Site, including any and all such Liabilities arising out of or resulting from an "extraordinary nuclear occurrence," a "nuclear incident" or a "precautionary evacuation" (as such terms are defined in the Atomic Energy Act) at the Sites or any other licensed nuclear reactor site in the United States, or such an extraordinary nuclear occurrence, nuclear incident or precautionary evacuation in the course of the transportation of radioactive materials to or from the Sites or any other site, including Liability for any deferred premiums assessed in connection with such an extraordinary nuclear occurrence, a nuclear incident or precautionary evacuation under any applicable NRC or industry retrospective rating plan or insurance policy, including any mutual insurance pools established in compliance with the requirements imposed under Section 170 of the Atomic Energy Act, 10 C.F.R. Part 140, and 10 C.F.R. Section 50.54(w); provided, however, that Buyer does not assume, and Seller shall retain as Excluded Liabilities hereunder, all Liabilities of Seller arising pre-Closing and associated with the off-Site processing, disposal, fabrication, storage, handling or transportation of Nuclear Fuel, Spent Nuclear Fuel or other Nuclear Materials (including, for purposes of this Section 2.3(i), Hazardous Materials mixed with Nuclear Materials) owned by Seller or NMC or otherwise associated in any manner with the Included Assets; and provided further, that, for sake of clarity, Buyer does not assume any such Liabilities associated with the construction, operation or Decommissioning of the Big Rock Point Plant Operating Facility, except all Liabilities attributable to periods following the Closing related to the Big Rock ISFSI;

          (j) Liabilities for any claims by third parties (including employees, whether such Liability is work-related or not) for loss of life, injury or illness to persons, damages to property or tort or similar causes of action based on acts or omissions arising or occurring after the Closing (i) under or relating to Nuclear Laws and arising out of the ownership, use, operation or maintenance of the Included Assets or (ii) associated with, or related to any claim in respect of, Nuclear Fuel, Spent Nuclear Fuel or other Nuclear Materials located at the Palisades Site or the Big Rock ISFSI Site; and

          (k) All other Liabilities expressly allocated to or assumed by Buyer in this Agreement.

     2.4. Excluded Liabilities.

          Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed to impose on Buyer, and Buyer shall not assume or be obligated to pay, perform or otherwise discharge, any Liabilities not expressly identified as Assumed Liabilities and Obligations in Section 2.3 above (collectively, the "Excluded Liabilities"), including the following Liabilities and liabilities for Taxes, with all of such Excluded Liabilities remaining as obligations of Seller:

          (a) Any Liabilities in respect of (i) any Excluded Assets or other assets of Seller which are not Included Assets and (ii) any Excluded Contracts;

          (b) Any Liabilities for Taxes attributable to the ownership, sale, operation, maintenance or use of the Included Assets (including any withholding Taxes imposed on Seller with respect to the Transferred Employees) for taxable periods, or portions thereof, ending at or prior to the Closing, except for Taxes for which Buyer is liable pursuant to Section 3.5 or 6.8 hereof;

          (c) Any Liabilities arising under the NPPOSA prior to, at or after the Closing or any of the Seller's Agreements, Fuel Contracts, the Emergency Equipment Easements, Transferable Permits or Non-material Contracts at or prior to the Closing;

          (d) Any Liabilities for any monetary fines or penalties imposed by a Governmental Authority with respect to the Included Assets or the employment of the Palisades Employees or Big Rock ISFSI Employees, in either case to the extent attributable to acts or omissions of Seller prior to the Closing, together with the reasonable out-of-pocket expenses of Buyer incurred in the course of responding to any investigation relating thereto commenced by a Governmental Authority;

          (e) Subject to Section 3.5, any payment obligations of Seller for goods delivered, and services rendered, at or prior to the Closing, including rental or lease payments due and owing at or prior to the Closing pursuant to any leases relating to Tangible Personal Property;

          (f) Subject to Section 6.10, any Liabilities relating to any Benefit Plan, any employee benefit plan as defined in Section 3(3) of ERISA, or any other plan, program, arrangement or policy established or maintained in whole or in part by Seller or NMC or by any trade or business (whether or not incorporated) which is or ever has been under common control, or which is or ever has been treated as a single employer, with Seller or NMC under Section 414(b), (c), (m), (o) or (t) of the Code ("ERISA Affiliate") or to which Seller, NMC or any ERISA Affiliate contributes or contributed, including any multiemployer plan, multiple employer plan or multiple employer welfare arrangement contributed to by Seller, NMC or any ERISA Affiliate or to which Seller, NMC or any ERISA Affiliate is or was obligated to contribute (the "Plans"), including any such Liability (i) for the termination or discontinuance of, or the Seller's, NMC's or an ERISA Affiliate's withdrawal from, any such Plan, (ii) relating to benefits payable under any such Plan or the denial of benefits alleged to be payable under any such Plan, (iii) relating to the PBGC under Title IV of ERISA, (iv) relating to a multiemployer plan, multiple employer plan or multiple employer welfare arrangement, (v) with respect to noncompliance with the notice requirements of COBRA, (vi) with respect to any noncompliance with ERISA or any other applicable Laws, and (vii) with respect to any suit, proceeding or claim which is asserted against Seller, NMC or any of their respective Affiliates, or against any Plan or any fiduciary or former fiduciary of, any of the Plans;

          (g) Any Liabilities relating to the failure to hire, the employment or services or termination of employment or services of any individual, including wages, compensation, benefits, affirmative action, personal injury (of any kind), discrimination, harassment, retaliation, constructive termination, wrongful discharge, unfair labor practices, or constructive termination by Seller or NMC of any individual, or any similar or related claim or cause of action attributable to any actions or inactions by such Person at or prior to the Closing with respect to the Included Assets, the Palisades Employees, the Big Rock ISFSI Employees, independent contractors, applicants, and any other individuals who are determined by a court or by a Governmental Authority to have been applicants or employees of Seller, NMC or any of their respective Affiliates, provided that neither Seller nor NMC will have any Liability for similar actions or inactions by Buyer or any successor thereto on or after the Closing Date. Notwithstanding the foregoing, Buyer shall not assume any Liabilities for any employees of Seller, NMC or their Affiliates who are terminated or retire prior to the Closing and are not considered a Transferred Employee hereunder;

          (h) All Spent Nuclear Fuel Fees, the Pre-1983 Fee and any other fees associated with electricity generated at Palisades and the Big Rock Point Plant Operating Facility and sold on or prior to the Closing Date;

          (i) Any Liability arising out of or related to Releases from the former sulfuric acid above-ground storage tanks described in the amendment dated May 19, 2006 to the Phase I Environmental Site Assessment relating to the Palisades Site;

          (j) Any Liability arising out of or related to the presence or Release of Hazardous Materials at the Big Rock ISFSI Site as a result of the Release of Hazardous Materials at, on, in, under or migrating from the Big Rock Point Plant Operating Facility site;

          (k) Any Liability arising out of or related to the release, prior to the Closing, of tritium, strontium 90 or cesium 137 at the Sites that requires Buyer to undertake remediation at any Site or any Off-Site Location prior to the commencement of Decommissioning of the applicable Site.

          (l) Except as provided in Section 6.8(c), any Taxes incurred by Seller's Qualified Decommissioning Fund for taxable periods, or portions thereof, ending on or prior to the Closing Date (including any Tax incurred as a result of the ownership or disposition of an interest in a common trust fund subject to Code Section 584);

          (m) Except as otherwise expressly provided herein, Liabilities of Seller to the extent arising from the execution, delivery or performance of this Agreement and the transactions contemplated hereby; and

          (n) Any other Liabilities expressly allocated to or retained by Seller in this Agreement;

     2.5. Control of Litigation.

          (a) The Parties agree and acknowledge that, following the Closing and subject to the provisions of Article 8, Seller shall pay for and be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigation or other activities arising out of or related to any Excluded Assets or Excluded Liabilities and Buyer agrees to reasonably cooperate, at Seller's expense, with Seller in connection therewith. Subject to the foregoing, Buyer shall have the right, at its option and expense, but not the obligation, to retain counsel to represent its interests in connection with any such litigation, investigation, proceedings or activities.

          (b) The Parties agree and acknowledge that, subject to the provisions of Article 8, Buyer shall pay for and be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigation or other activities for which Buyer has responsibility under this Agreement, and Seller agrees to reasonably cooperate, at Buyer's expense, with Buyer in connection therewith.

                                    ARTICLE 3
                                   THE CLOSING

     3.1. Closing.

          (a) Upon the terms and subject to the satisfaction of the conditions contained in Article 7 of this Agreement, the sale, assignment, conveyance, transfer and delivery of the Included Assets to Buyer, the payment of the Purchase Price to Seller, and the consummation of the other respective obligations of the Parties contemplated by this Agreement shall take place at a closing (the "Closing"), to be held at the offices of Consumers at One Energy Plaza, Jackson, Michigan at 10:00 a.m. local time, or another mutually acceptable time and location, on the date that is twenty (20) Business Days following the date on which the last of the conditions precedent to Closing set forth in Article 7 of this Agreement has been either satisfied or waived by the Party for whose benefit such condition precedent exists (except with respect to those conditions which by their terms are to be satisfied at or immediately prior to Closing), but in any event not after the Termination Date, unless the Parties mutually agree on another date. The date of Closing is hereinafter called the "Closing Date." The Closing shall be effective for all purposes as of 00:00:01 Eastern Standard Time on the Closing Date.

          (b) The Parties agree that, notwithstanding anything to contrary contained herein, the Parties shall not be required to effect the Closing during the period commencing on July 15, 2007 and ending upon the completion of the next refueling outage for Palisades, which is currently scheduled to begin during the third quarter of 2007. In the event that the Closing shall occur after such refueling outage has been completed, the Purchase Price shall be reset as described in Schedule 3.3(a)(5).

     3.2. Payment of Purchase Price.

          Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration of the aforesaid sale, assignment, conveyance, transfer and delivery of the Included Assets, Buyer will pay or cause to be paid to Seller at the Closing in consideration of the Included Assets the sum of Three Hundred Eighty Million Dollars ($380,000,000) (the "Purchase Price") plus or minus any adjustments to such Purchase Price pursuant to the provisions of Section 3.3 below, by wire transfer of immediately available funds denominated in U.S. dollars in accordance with written instructions of Seller given to Buyer at least two (2) Business Days prior to the Closing Date or by such other means as are agreed upon by Seller and Buyer.

     3.3. Adjustments to the Purchase Price.

          (a) Subject to Sections 3.3(b) and 3.3(c), as of the Closing the Purchase Price shall be adjusted, on a dollar-for-dollar basis and without duplication, to account for the items set forth in this Section 3.3(a):

               (1) The Purchase Price shall be adjusted to account for the items prorated as of the Closing pursuant to Section 3.5.

               (2) The Purchase Price shall be (A) increased if and to the extent that the Book Value of the Nuclear Fuel owned by Seller as of the Closing is greater than the applicable Nuclear Fuel Book Value Baseline Amount, and (B) decreased if and to the extent that Book Value of the Nuclear Fuel owned by Seller as of the Closing is less than the applicable Nuclear Fuel Book Value Baseline Amount.

               (3) The Purchase Price shall be (A) increased if and to the extent that the Book Value of the Facility Inventories as of the Closing is greater than Twenty Five Million Two Hundred Thousand Dollars ($25,200,000), and (B) decreased if and to the extent that the Book Value of the Facility Inventories as of the Closing is less than Twenty Five Million Two Hundred Thousand Dollars ($25,200,000).

               (4) The Purchase Price shall be (i) decreased by the Capital Expenditures Shortfall and (ii) increased by the amount of any and all expenditures (including an allocation for corporate overhead, warehousing and general and administrative expenses) for capital additions to or replacements of property, plant and equipment and other expenditures or repairs on property, plant and equipment relating to the Facilities or the Sites that are capitalized by Seller in accordance with its normal accounting policies ("Capital Expenditures") that are made in respect of work performed after the date hereof and have been specifically requested or approved by Buyer in writing. For purposes of this Section 3.3(a)(4), any work described on the Capital Budget or set forth in Schedule 3.3(a)(5) shall not be deemed to have been requested or approved by Buyer unless otherwise set forth in writing and specifically requesting or authorizing the same. Nothing in this paragraph should be construed to limit Seller's rights and obligations to make all Capital Expenditures necessary to comply with the NRC License, the NRC Commitments and other Permits.

               (5) The Purchase Price shall be adjusted each day that the Closing Date occurs after March 1, 2007 by the cumulative applicable dollar amount for all such days as set forth in Schedule 3.3(a)(5).

               (6) If the projected cost to dispose of the Low Level Waste at the Palisades Facilities as of the Closing Date is greater than Five Hundred Thousand Dollars ($500,000), the Purchase Price shall be adjusted downward to the extent that the cost of such Low Level Waste disposal is greater than Five Hundred Thousand Dollars ($500,000). Conversely, if the projected cost to dispose of the Low Level Waste at the Palisades Facilities as of the Closing Date is less than Five Hundred Thousand Dollars ($500,000), the Purchase Price shall be adjusted upward to the extent that the cost of such Low Level Waste disposal is less than Five Hundred Thousand Dollars ($500,000). The calculation of the projected cost to dispose of the Low Level Waste at the Palisades Facilities as of the Closing Date shall be made in accordance with the methodology set forth on
     Schedule 3.3(a)(5).

               (7) The Purchase Price shall be adjusted as provided in Section 6.10(g).

               (8) The Purchase Price shall be adjusted as provided in Section 6.10(l).

               (9) The Purchase Price shall be adjusted for the Big Rock Amount as provided in Section 6.25.

          (b) No less than ten (10) Business Days prior to the Closing Date, Seller shall prepare in good faith and deliver to Buyer an estimated closing statement (the "Estimated Closing Statement") that shall set forth Seller's best estimate of all adjustments to the Purchase Price required by Section 3.3(a) (the "Estimated Adjustments"). Seller shall cooperate with Buyer and provide Buyer and its representatives access to all information used to calculate the Estimated Adjustments. Within five (5) Business Days after the delivery of the Estimated Closing Statement by Seller to Buyer, Buyer may object in good faith to any Estimated Adjustment in writing. If Buyer objects to an Estimated Adjustment, the Parties shall attempt to resolve their differences by negotiation. If and to the extent the Parties are able to do so prior to the Closing Date (or if Buyer does not object to any of the Estimated Adjustments), the Purchase Price shall be adjusted (the "Closing Adjustment") for the Closing by the amount of the Estimated Adjustments not in dispute. The Purchase Price, as so adjusted at Closing by the undisputed Estimated Adjustments, is referred to herein as the "Closing Payment." The Closing Payment shall be paid by Buyer to Seller at the Closing. The disputed Estimated Adjustments shall be resolved in accordance with the provisions of Section 3.3(c) and paid as part of any Post-Closing Adjustment to the extent required by Section 3.3(c).

          (c) Within sixty (60) Business Days after the Closing Date, Seller shall prepare and deliver to Buyer a final closing statement (the "Post-Closing Statement") that shall set forth all adjustments to the Purchase Price required by Section 3.3(a) and any disputed Estimated Adjustments pursuant to Section 3.3(b) (the "Proposed Post-Closing Adjustment") and all work papers detailing such adjustments. Within thirty (30) Business Days after the delivery of the Post-Closing Statement by Seller to Buyer, Buyer may object to the Proposed Post-Closing Adjustment in writing. Seller and Buyer agree to cooperate with one another to provide one another with the information used to prepare the Post-Closing Statement and information relating thereto. If Buyer objects to the Proposed Post-Closing Adjustment, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute within thirty (30) days after any objection by Buyer, the Parties shall appoint the Independent Accounting Firm, which shall, at Seller's and Buyer's joint expense, review the Proposed Post-Closing Adjustment and determine the appropriate adjustment to the Purchase Price, if any, within thirty (30) days after such appointment. The Parties agree to cooperate with the Independent Accounting Firm and provide it with such information as it reasonably requests to enable it to make such determination. The Independent Accounting Firm shall act as an expert and not as an arbitrator and shall make findings only with respect to the remaining disputes so submitted to it (and not by independent review). The finding of such Independent Accounting Firm shall be binding on the Parties hereto. Upon determination of the appropriate adjustment (the "Post-Closing Adjustment") by agreement of the Parties or by binding determination of the Independent Accounting Firm, the Party owing the difference shall deliver such amount to the other Party (together with interest accrued thereon at the Interest Rate from and including the Closing Date to but excluding the date of payment) no later than two (2) Business Days after such determination, in immediately available funds or in any other manner as reasonably requested by the payee.

     3.4. Allocation of Purchase Price.

          (a) Buyer and Seller shall use their reasonable good faith efforts to jointly agree at least forty-five (45) days prior to the Closing Date to an estimated allocation among the Included Assets of the sum of the Purchase Price and the Assumed Liabilities and Obligations that is consistent with the allocation methodology provided by Section 1060 of the Code and the regulations promulgated thereunder and the private letter rulings issued by the IRS under Code Section 468A relating to the transfer of Qualified Decommissioning Fund assets (the "Estimated Allocation"). The Estimated Allocation, to the extent agreed to, will be used for transfer and sales tax filings and for all other Closing document purposes.

          (b) Buyer and Seller shall use their reasonable good faith efforts to jointly agree, within ninety (90) days after the Closing Date, to an allocation among the Included Assets of the sum of the Purchase Price (including any subsequent adjustments thereto) and the Assumed Liabilities and Obligations (together with any other relevant items) that is consistent with the allocation methodology provided by Section 1060 of the Code and the regulations promulgated thereunder (the "Allocation").

          (c) Except to the extent required to comply with a Final Determination, Buyer and Seller (to the extent Seller is required to make any such reports) shall report the transactions contemplated by this Agreement for all Tax purposes in a manner consistent with the Allocation. Buyer and Seller shall not take any position in any Tax Return, Tax proceeding or audit that is inconsistent with the Allocation without the consent of the other Party. To the extent such filings are required, Buyer and Seller agree to file Internal Revenue Service Form 8594 (Asset Acquisition Statement under Section 1060), and all federal, state, local and foreign Tax Returns, in accordance with the Allocation. Subsequent to the preparation of the Estimated Allocation and the Allocation as provided in Sections 3.4(a) and 3.4(b), Buyer and Seller agree to provide the other with any information required to complete Form 8594 within ten
(10) days of the request for such information. Buyer and Seller shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding relating to Taxes regarding the allocation of the Purchase Price pursuant to this Section 3.4. Notwithstanding the foregoing, in the event Buyer and Seller cannot agree as to the Allocation, each Party shall be entitled to take its own position in any Tax Return, Tax proceeding or audit, provided that Seller and Buyer shall take all actions required to comply with a Final Determination. Buyer and Seller shall treat the transaction contemplated by this Agreement as the acquisition by Buyer of a trade or business for United States federal income Tax purposes and agree that no portion of the consideration shall be treated in whole or in part as the payment for services or future services.

     3.5. Prorations.

          (a) Buyer and Seller agree that all of the items normally prorated, including those listed below (but not including Income Taxes and Transfer Taxes), relating to the business and operation of the Included Assets shall be prorated as of the Closing, with Seller liable to the extent such items relate to any time period ending at or prior to the Closing, and Buyer liable to the extent such items relate to periods commencing after the Closing (measured in the same units used to compute the item in question, otherwise measured by calendar days or fraction thereof):

               (1) Taxes, assessments and other charges, if any, relating to the ownership, operation, maintenance, use or business of the Included Assets (subject to Sections 3.5(b) and 3.5(c) below);

               (2) Any prepaid expenses (including security deposits) relating to the Included Assets;

               (3) Rent, Taxes and all other items (including goods not included in Facility Inventory) under any of Seller's Agreements or the Non-material Contracts;

               (4) Any permit, license, registration, compliance assurance fees or other fees with respect to any Transferable Permit;

               (5) Sewer rents and charges for water, telephone, electricity and other utilities;

               (6) Spent Nuclear Fuel Fees for the quarter in which the Closing occurs, provided that Seller agrees to pay all Spent Nuclear Fuel Fees for the quarter which ended prior to the quarter in which Closing occurs;

               (7) Fees or charges (other than Taxes) imposed by any Governmental Authority; and

               (8) Insurance premiums with respect to the Nuclear Insurance Policies with ANI transferred to Buyer pursuant to Section 2.1(l).

          (b) Ad valorem real estate Taxes on the Real Property that first become due and payable prior to the Closing will be paid in full by Seller and ad valorem real estate Taxes on the Real Property that first become due and payable after the Closing will be paid in full by Buyer without proration. Seller shall fully pay and be responsible for all special assessments which have become a lien on the Real Property prior to or as of the Closing. Buyer shall be responsible for all special assessments which first become a lien on the Real Property after the Closing.

          (c) All personal property Taxes on the property included in the Included Assets that, under applicable Law, is taxed as personal property that first become due and payable prior to the Closing will be paid in full by Seller and all personal property Taxes on the property included in the Included Assets that, under applicable Law, is taxed as personal property, that first become due and payable after the Closing will be paid in full by Buyer without proration.

          (d) Notwithstanding any other provision of this Agreement, a Tax in the form of interest or penalties shall be allocated (i) to Seller (whether such Taxes accrue or are imposed or assessed on, before or after the Closing Date) to the extent they result from a failure by the Seller to pay a Tax or failure by the Seller to file a Tax Return, in each case, that was due on or before the Closing Date and (ii) to Buyer (whether such Taxes accrue or are imposed or assessed on, before or after the Closing Date) to the extent they result from a failure by Buyer to pay a Tax or failure by Buyer to file a Tax Return, in each case that was due after the Closing Date.

          (e) In connection with the prorations referred to in (a) above, in the event that actual figures are not available at the Closing, the proration shall be based upon the actual accrued through the Closing or paid for the most recent year (or other appropriate period) for which actual amounts paid are available. Such prorated amounts shall be re-prorated and paid to the appropriate Party within sixty (60) days of the date that the previously unavailable actual figures become available. Prorations measured by calendar days shall be based on the number of days (and fractions thereof) in a year or other appropriate period
(i) before the Closing and (ii) after the Closing. Seller and Buyer agree to promptly furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 3.5.

          (f) To the extent that the proration of a Tax under this Section 3.5 allocates such Tax to a period (or portion thereof) ending at or prior to the Closing, such Tax shall constitute an Excluded Liability. To the extent that the proration of a Tax under this Section 3.5 allocates such Tax to a period (or portion thereof) ending after the Closing, such Tax shall constitute an Assumed Liability and Obligation.

     3.6. Deliveries by Seller.

          At the Closing (or, in the case of those items contemplated by paragraph (f) below, at the Facilities on or before the Closing Date), Seller will deliver, or cause to be delivered, the following to Buyer:

          (a) All Ancillary Agreements, duly executed by Seller, as applicable, except for the Power Purchase Agreement which shall be executed prior thereto;

          (b) Copies of Seller's Required Regulatory Approvals and any and all consents, waivers or approvals set forth on Schedule 4.3(a) and obtained by Seller with respect to the transfer of the Included Assets, or the consummation of the transactions contemplated by this Agreement together with notice to, and if required by the terms thereof, consents by other Persons that are parties to (or have issued, in the case of the Transferable Permits) the Seller's Agreements, the Fuel Contracts and, to the extent reasonably necessary to operate the Facilities, the Transferable Permits;

          (c) Copies, certified by the Secretary or any Assistant Secretary of Seller, of corporate resolutions authorizing the execution and delivery of this Agreement and the Ancillary Agreements and all of the other agreements and instruments to be executed and delivered by Seller in connection herewith and therewith, and the consummation of the transactions contemplated hereby and thereby;

          (d) A certificate of the Secretary or any Assistant Secretary of Seller identifying the name and title and bearing the signatures of the officers of Seller authorized to execute and deliver this Agreement and the Ancillary Agreements and the other agreements and instruments contemplated hereby and thereby;

          (e) A certificate of good standing with respect to Seller, issued by the Secretary of State of the State of Michigan;

          (f) To the extent reasonably available, originals or otherwise true and correct copies as certified by an officer of Seller of the Seller's Agreements, Fuel Contracts, Non-material Contracts, Emergency Equipment Easements, Transferred Employee Records and Transferable Permits and, if not reasonably available, true and correct copies thereof;

          (g) The assets of the Qualified Decommissioning Fund to be transferred pursuant to Section 6.12, provided that such assets shall be delivered to the Trustee of the Post-Closing Decommissioning Trust Agreement;

          (h) All such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary or desirable to transfer to Buyer the Included Assets, in accordance with this Agreement and where necessary or desirable in recordable form;

          (i) Such other agreements, consents, documents, instruments and writings as are required to be delivered by Seller at or prior to the Closing pursuant to this Agreement or the Ancillary Agreements or otherwise reasonably required in connection herewith or therewith;

          (j) Seller's FIRPTA Certificate;

          (k) The WARN Certificate;

          (l) The Palisades Title Commitment and the Big Rock Title Commitment, down-dated/marked up to the Closing Date, each together with any owner's affidavits or similar documents required thereby.

          (m) Evidence of the release of the Included Assets from the lien of the Mortgage Indenture; and

          (n) The security required to be furnished by Seller pursuant to
Section 7.3 of the Power Purchase Agreement.

     3.7. Deliveries by Buyer.

          At the Closing, Buyer will deliver, or cause to be delivered, the following to Seller:

          (a) The Closing Payment, payable pursuant to Section 3.2, as adjusted pursuant to Section 3.3;

          (b) All Ancillary Agreements, duly executed by Buyer, as applicable, except for the Power Purchase Agreement and Interconnection Agreement, which shall be executed prior thereto;

          (c) Copies of Buyer's Required Regulatory Approvals and any and all consents, waivers or approvals set forth on Schedule 5.3(a) and obtained by Buyer with respect to the transfer of the Included Assets, or the consummation of the transactions contemplated by this Agreement;

          (d) Copies, certified by the Secretary or any Assistant Secretary of Buyer of resolutions authorizing the execution and delivery of this Agreement and the Ancillary Agreements and all of the other agreements and instruments to be executed and delivered by Buyer and Buyer's Parent in connection herewith and therewith, and the consummation of the transactions contemplated hereby and thereby;

          (e) A certificate of the Secretary or any Assistant Secretary of Buyer identifying the name and title and bearing the signatures of the officers of Buyer and Buyer's Parent authorized to execute and deliver this Agreement and the Ancillary Agreements and the other agreements contemplated hereby and thereby;

          (f) A certificate of good standing with respect to Buyer, issued by the Secretary of State of the State of Delaware;

          (g) A certificate of authority of Buyer (or its assignee of this Agreement) to do business in Michigan, issued by the Secretary of State of the State of Michigan;

          (h) All such other instruments of assumption as shall, in the reasonable opinion of Seller and its counsel, be necessary for Buyer to assume the Assumed Liabilities and Obligations in accordance with this Agreement;

          (i) A copy of the Post-Closing Decommissioning Trust Agreement;

          (j) Such other agreements, documents, instruments and writings as are required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement, or otherwise reasonably required in connection herewith;

          (k) The security required to be furnished by Buyer pursuant to Section
7.2 of the Power Purchase Agreement.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Buyer as follows:

     4.1. Organization.

          Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Michigan and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as is now being conducted. Complete and correct copies of the Articles of Incorporation and By-laws of Seller, each as amended to date, have heretofore been made available to Buyer.

     4.2. Authority Relative to this Agreement.

          Seller has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary

Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which it is a party have been duly and validly executed and delivered by Seller, or, if applicable, will be duly and validly executed and delivered by Seller at the Closing, and assuming that this Agreement and the applicable Ancillary Agreements constitute valid and binding agreements of Buyer, and subject to the receipt of Seller's Required Regulatory Approvals and Buyer's Required Regulatory Approvals, this Agreement and the Ancillary Agreements constitute legal, valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other similar Laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding at law or in equity).

     4.3. Consents and Approvals; No Violation.

          (a) Subject to the receipt of the third-party consents set forth in
Schedule 4.3(a), the Seller's Required Regulatory Approvals and the Buyer's Required Regulatory Approvals, neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or result in the breach or violation of any provision of the Articles of Incorporation or By-laws of Seller; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party or by which Seller, or any of the Included Assets, may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which do not, individually or in the aggregate, create a Material Adverse Effect; (iii) constitute violations of any Law applicable to Seller, NMC, any of the Included Assets or any of the Palisades Employees or the Big Rock ISFSI Employees, except for such violations as do not, individually or in the aggregate, create a Material Adverse Effect; or (iv) result in the creation, continuation or imposition of an Encumbrance on any of the Included Assets other than a Permitted Encumbrance.

          (b) Except as set forth in Schedule 4.3(b) (the filings and approvals referred to in Schedule 4.3(b) are collectively referred to as the "Seller's Required Regulatory Approvals"), no declaration, filing or registration with, or notice to, or permit of, or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement or any Ancillary Agreement or the consummation by Seller of the transactions contemplated hereby or thereby.

     4.4. Reports.

          Since January 1, 2003, each of Seller and its Affiliates and, to Seller's Knowledge, NMC, has filed or caused to be filed with the SEC, the applicable state or local utility commissions or regulatory bodies, the NRC, the Department of Energy, the FERC, the Federal Communications Commission and the Federal Aviation Administration, as the case may be, all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it with respect to the Included Assets or the ownership or operation thereof under each of the Securities Act, the Exchange Act, the applicable state public utility laws, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Public Utility Holding Company Act of 2005, the Atomic Energy Act, the Energy Reorganization Act, the Price Anderson Act, the Communications Act of 1934 and the Federal Aviation Act and the respective rules and regulations under each of the foregoing. All such filings complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder in effect on the date each such report was filed.

     4.5. Title and Related Matters.

          (a) Seller has marketable title, insurable by a nationally recognized title insurance company, to all of the Real Property, free and clear of all Encumbrances other than the Permitted Encumbrances.

          (b) Seller has good and valid title to the Included Assets not constituting Real Property free and clear of all Encumbrances, except Permitted Encumbrances.

          (c) All improvements constituting part of the Real Property are in compliance in all material respects with all applicable Laws and Permits.

          (d) Neither the whole nor any part of the Real Property is subject to any pending suit for condemnation or other taking by any Governmental Authority, and to Seller's Knowledge, no such condemnation or other taking has been threatened.

     4.6. Insurance.

          Except as set forth in Schedule 4.6, all policies of property damage, fire, liability, Nuclear Insurance Policies, workers' compensation and forms of insurance relating to the Included Assets are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retroactive premiums which may be payable with respect to NEIL policies), and no written notice of cancellation, non-renewal or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. Except as described in Schedule 4.6, as of the date of this Agreement, to the Knowledge of Seller, no insurance with respect to the Included Assets has been refused nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the past three (3) years, and all required notices have been sent to insurers to preserve all material claims under the aforementioned insurance policies.

     4.7. Environmental Matters.

          With respect to the Included Assets and the ownership or operation thereof, except as disclosed in Schedule 4.7 and Schedule 4.12:

          (a) Seller alone or together with NMC has obtained and holds all Environmental Permits used in or necessary for the ownership and the current use of the Included Assets, all of which Environmental Permits are in full force and effect, and Seller and NMC are and have been in compliance in all material respects with all such Environmental Permits, and Seller has no Knowledge of any conditions, or circumstances that represent any material impediment to the prompt renewal or extension of any such Environmental Permits with an associated cost not in excess of standard renewal or extension fees. Seller has no planned changes to the Included Assets that requires modification of any Environmental Permit which has not yet been obtained. Schedule 4.13(b) sets forth all material Environmental Permits applicable to the Included Assets, as well as the status of any pending applications for renewal, modification or extension of any such Environmental Permits.

          (b) The Included Assets are presently and at all times in the last two
(2) years have been in compliance in all material respects with all Environmental Laws. In connection with the ownership or operation of the Included Assets, none of Seller, its Affiliates, nor, to Seller's Knowledge, NMC, has received within the past two (2) years any written notice from any Governmental Authority that it is not or has not been in material compliance with all Environmental Laws and all Environmental Permits. There are no facts, circumstances or conditions that are reasonably likely to be expected to materially restrict, encumber or result in the imposition of any material lien, restriction or limitation, or to result in the imposition of material special conditions, under any Environmental Law with respect to the ownership, occupancy, or use of the Included Assets.

          (c) There are no material Environmental Claims pending or, to Seller's Knowledge, threatened with respect to the Included Assets and to Seller's Knowledge there are no facts or circumstances that are reasonably likely to form the basis for any material Environmental Claim with respect to the Included Assets.

          (d) In connection with the operation of the Included Assets by or on behalf of Seller, to Seller's Knowledge, no Releases of Hazardous Materials have occurred, and no Hazardous Materials are present on or migrating from the Sites, that are reasonably likely to give rise to a material Environmental Claim or require any material Remediation, it being understood that Hazardous Materials properly used, stored or maintained at the Sites in compliance with applicable Environmental Law shall not be considered to present a reasonable likelihood of a material Environmental Claim or of a material Remediation requirement.

          (e) Neither the Sites nor any portion of the Sites is an Environmental Cleanup Site, and, to Seller's Knowledge, neither Seller nor NMC has transported or arranged for treatment, storage, handling, disposal or transportation of any Hazardous Materials from the Sites to any location which is an Environmental Cleanup Site.

          (f) Except for tanks and equipment that are in conformance with all applicable Environmental Law, there are no above ground or underground storage tanks, active or abandoned, at the Sites nor, to Seller's Knowledge any polychlorinated biphenyl-containing equipment located at the Sites.

          (g) In the three (3) years prior to the date hereof (i) none of Seller or its Affiliates, nor, to Seller's Knowledge, NMC, has previously sought or obtained, nor has there been or is there currently, to Seller's Knowledge, environmental liability insurance coverage for the Included Assets, and (ii) there have been no claims by Seller or NMC against primary general liability or excess liability insurance policies for any Loss resulting from, relating to or arising from Environmental Claims with respect to the Included Assets.

          The representations and warranties made by Seller in this Section 4.7 are the exclusive representations and warranties made to Buyer relating to environmental matters.

     4.8. Labor Matters.

          (a) Schedule 4.8 sets forth all collective bargaining agreements and all written and to Seller's Knowledge oral employment agreements, including without limitation severance and change-in-control agreements, that relate to the Palisades Employees and Big Rock ISFSI Employees currently in effect. Complete and correct copies of all collective bargaining agreements and other written employment agreements in respect of the Palisades Employees and Big Rock ISFSI Employees, including all amendments thereto, have been made available to Buyer. To the Knowledge of Seller, each Palisades Employee and Big Rock ISFSI Employee and each other individual that provides services at the Facilities or otherwise in support of the Included Assets is performing, and is qualified, licensed, certified or trained, in accordance with applicable requirements or standards of Governmental Authorities to perform the duties and responsibilities of their current job assignment, and each has the appropriate nuclear power plant access authorizations, where required.

          (b) With respect to the Palisades Employees and the Big Rock ISFSI Employees, (i) each employer of such employees is in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including all recordkeeping requirements thereunder; (ii) there is no material suit, action, investigation, charge, claim or proceeding pending, or to Seller's Knowledge, threatened (whether internal to Seller, its Affiliates or NMC or before any Governmental Authority), or any order binding upon or applicable to Seller, its Affiliates or NMC, in any case relating to employment, employment and hiring practices, terms and conditions of employment, wages and hours, employment discrimination and equal employment opportunity, employee benefits, occupational safety or health, collective bargaining, immigration, workers' compensation, the payment of Social Security Taxes and other Taxes or plant closings; (iii) there has been no notice of any unfair labor practice charge or complaint pending, or, to Seller's Knowledge, threatened, before the National Labor Relations Board; (iv) there is no strike, slowdown or work stoppage actually pending or, to Seller's Knowledge, threatened; (v) no representation petition has been filed with the National Labor Relations Board, and to Seller's Knowledge, no union organizing campaign is underway; and (vi) no arbitration proceeding arising out of or under the Collective Bargaining Agreement is pending, or to Seller's Knowledge, threatened with respect to any material grievance thereunder.

     4.9. ERISA; Benefit Plans.

          (a) Schedule 4.9(a) lists each employee benefit plan, including each employee benefit plan as defined in Section 3(3) of ERISA, each multiemployer plan as defined in Section 3(37) of ERISA, each multiple employer plan within the meaning of Code Section 413(c), each multiple employer welfare arrangement as defined in Section 3(40) of ERISA, and each other plan, contract, agreement, arrangement or policy, whether written or oral, qualified or non-qualified, providing for (i) compensation, severance benefits, bonuses, profit-sharing or other forms of incentive compensation; (ii) vacation, holiday, sickness or other time-off; (iii) health, medical, dental, disability, life, accidental death and dismemberment, employee assistance, educational assistance, relocation or fringe benefits or perquisites, including post-employment benefits; and (iv) deferred compensation, defined benefit or defined contribution, retirement or pension benefits, or equity grants that covers any Palisades Employee, or that is maintained, administered or with respect to which contributions are made by any of NMC, Seller or ERISA Affiliates in respect of Palisades Employees or their beneficiaries ("Benefit Plans"). True, correct, and complete copies of (i) all such Benefit Plans, including all amendments thereto and other information regarding benefit changes that have been previously communicated, (ii) all related trust agreements, insurance contracts and funding arrangements that implement each such Benefit Plan, (iii) all related summary plan descriptions and summaries of material modifications of such Benefit Plans, (iv) all determination letters received from the IRS pertaining to any such Benefit Plan,
(v) all annual reports (IRS Forms 5500) for the three (3) most recent plan years for each such Benefit Plan, (vi) all compliance testing data and results for the three (3) most recent plan years for each such Benefit Plan and (vii) all communications with any Governmental Authority with respect to each Benefit Plan have been made available to Buyer. Except as set forth on Schedule 4.9(a), no such information with respect to the Big Rock ISFSI Employee(s) has been provided.

          (b) Each Benefit Plan and related trust which is intended to be qualified within the meaning of Code Section 401(a) or tax-exempt under Code
Section 501(c)(9) is so qualified or exempt from taxation and has received a favorable determination letter as to its qualification or tax-exempt status under all applicable Laws (or if no favorable determination letter has yet been issued, a request for such determination letter with respect to such Benefit Plan was timely submitted) and has never lost its qualified or tax-exempt status and, to Seller's Knowledge, there are no facts or circumstances that would adversely affect IRS qualification or tax-exempt status. The most recent IRS determination letters and any outstanding request for a determination letter have been furnished by Seller to Buyer.

          (c) With respect to each Benefit Plan: (i) such Benefit Plan (and each related trust, insurance contract or fund) has been maintained, funded and administered in accordance with the terms of such Benefit Plan and the terms of the Collective Bargaining Agreement, if applicable, and complies in all material respects with all applicable Laws, including ERISA, COBRA, HIPAA, USERRA and the Code, the Securities Act and the Exchange Act; (ii) all required reports and descriptions (including annual reports (IRS Form 5500), summary annual reports, summary plan descriptions and summaries of material modifications) have been filed on a timely basis and/or distributed in accordance with the applicable requirements of ERISA and the Code; (iii) no such Benefit Plan that is an Employee Pension Benefit Plan has been completely or partially terminated, and no proceeding by the PBGC to terminate any such

Employee Pension Benefit Plan has been instituted or to Seller's Knowledge threatened; (iv) to Seller's Knowledge no Fiduciary has incurred any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Benefit Plan, (v) subject to the Collective Bargaining Agreement, such Benefit Plan may be amended, terminated, or otherwise modified by the sponsoring employer (including elimination of future accruals under any such Benefit Plan), and no communication concerning such Benefit Plan or provision in any document governing such Benefit Plan (whether express or implied or written has failed to reserve effectively the right of the sponsoring employer (including, after any assumption of such Benefit Plan, Buyer) to terminate, or make any amendment or modification to such Benefit Plan in whole or in part; (vi) subject to the Collective Bargaining Agreement or as otherwise permitted by Section 6.1(a)(10), neither NMC nor Seller has made any commitment to establish any new Benefit Plan, to modify any Benefit Plan (except as required under applicable Laws), nor has any intention to do so been communicated in writing to any Palisades Employees or Big Rock ISFSI Employees; (vii) no actions, suits, proceedings, hearings, investigations or claims with respect to the administration or the investment of the assets of such Benefit Plan (other than routine claims for benefits in the ordinary course) are pending or threatened, and Seller has no Knowledge of any basis for any such action, suit, proceeding, hearing, investigation or claim; (viii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the IRS or other Governmental Authority is pending, in progress or threatened; and (ix) as of the date hereof, none of Seller, NMC or any ERISA Affiliate has an application pending to the IRS under the Employee Plans Compliance Resolution System or has had such an application pursuant to the Employee Plans Compliance Resolution System or its predecessor denied, and if NMC or Seller has previously made such application and a compliance statement has been issued, Seller, NMC or such ERISA Affiliate, as applicable, has signed such statement and made the applicable correction or will make the applicable correction within the requisite time period.

          (d) All contributions, premiums or other payments (including all employer contributions and employee salary reduction and other contributions) that are due have been made within the time periods prescribed by ERISA, the Code or the applicable plan document to each Employee Pension Benefit Plan. All contributions for any period ending at or before the Closing which are not yet due have been made to each Employee Pension Benefit Plan or have been properly accrued in accordance with the past custom and practice of Seller.

          (e) Neither NMC, Seller nor any ERISA Affiliate has incurred any material Liability, nor, to Seller's Knowledge, are there any facts or circumstances that, would reasonably be expected to subject Seller, NMC or any ERISA Affiliate to any Liability (i) to the PBGC in connection with any Benefit Plan or otherwise under Title IV of ERISA, (ii) under the Code with respect to any such Benefit Plan, or (iii) under COBRA, HIPAA, USERRA or the Code with respect to any such Benefit Plan. Except as set forth in Schedule 4.9(e), no Benefit Plan is or has been the subject of a Reportable Event, and no non-exempt "prohibited transaction" (as described in Section 406 of ERISA and Section 4975 of the Code) has occurred with respect to any Benefit Plan. None of Seller, NMC or their ERISA Affiliates contributes to, has any obligation to contribute to, or has any Liability (including any withdrawal liability under Section 4201 et. seq. of ERISA) under or with respect to any "multiemployer plan" within the meaning of Section 3(37) of ERISA or with respect to any multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA.

          (f) To the Knowledge of Seller, neither NMC nor Seller nor any ERISA Affiliate or successor corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction that may be disregarded under Section 4069 or Section 4212(c) of ERISA.

     4.10. Sufficiency of Assets.

     The Included Assets, in the aggregate, constitute all of the assets, tangible and intangible, of any nature whatsoever (including, without limitation, all of the contracts, agreements, licenses, leases, commitments and other legally binding arrangements, whether for services, goods or otherwise), and the Palisades Employees and the Big Rock ISFSI Employees constitute all of the personnel, reasonably necessary for the ownership, operation and maintenance of Palisades and the Big Rock ISFSI in the manner presently operated and maintained or used in the operation and maintenance thereof during the twelve
(12) months prior to the Effective Date and the Closing Date. Palisades is currently operable at a level sufficient to meet the accredited capacity obligations in the Power Purchase Agreement and Seller has no Knowledge of any condition that would prevent the operation of Palisades at this level consistent with past performance.

     4.11. Certain Contracts and Arrangements.

          (a) Except for Seller's interests in and rights under (i) those purchase orders, contracts, agreements, licenses and leases relating to the ownership, operation and maintenance of the Included Assets, which are listed in
Schedule 4.9(a) and Schedule 4.11(a)(i), (ii) those contracts, agreements, commitments and understandings relating to the procurement or fabrication of Nuclear Fuel, a list of which is included on Schedule 4.11(a)(ii) ("Fuel Contracts"), (iii) contracts, agreements, personal property leases, licenses, commitments, understandings or instruments which will expire or terminate, or in which the obligations of Seller will be fully performed, prior to the Closing Date, (iv) Non-material Contracts, (v) the Ancillary Agreements and (vi) the Excluded Contracts, Seller is not, as of the date of this Agreement, a party to any written contract, agreement, personal property lease, commitment, understanding or instrument which relates to the ownership or operation of the Included Assets or provides for the sale of capacity, energy or ancillary services from Palisades.

          (b) Except as set forth on Schedule 4.11(b), there is not, under any Seller's Agreement, Fuel Contract or Non-material Contract, any breach on the part of Seller, or to the Knowledge of Seller, on the part of any of the parties thereto, except such material breaches as to which requisite waivers or consents have been obtained or which do not, individually or in the aggregate, create a Material Adverse Effect.

          (c) Each Seller's Agreement, Fuel Contract and Non-material Contract
(i) is legal, valid and enforceable as to Seller in accordance with its terms and is in full force and effect, and (ii) except as disclosed in Schedule 4.3(a), may be transferred or assigned to Buyer at the Closing without consent or approval of the other parties thereto and

          (d) True and complete copies of each Seller's Agreement and Fuel Contract, including any amendments, supplements and modifications thereto, have been provided or made available to Buyer.

     4.12. Legal Proceedings, etc.

          Except as described in Schedule 4.12, there are no claims, actions or proceedings pending or, to the Knowledge of Seller, threatened against Seller or NMC before any court, arbitrator or Governmental Authority (i) with respect to the Included Assets, the Palisades Employees or the Big Rock ISFSI Employees, or
(ii) which prohibit or restrain the performance of this Agreement or any of the Ancillary Agreements. None of Seller or its Affiliates, nor, to Seller's Knowledge, NMC, is subject to any outstanding Governmental Order specifically relating to the Included Assets, the Palisades Employees or the Big Rock ISFSI Employees.

     4.13. Permits.

          (a) Seller (together with NMC) has all permits, licenses, registrations, certificates, franchises and other governmental authorizations, consents and approvals, other than with respect to permits under Environmental Laws referred to in Section 4.7 hereof or licenses issued by the NRC referred to in Section 4.14 hereof (collectively, "Permits"), used in, or necessary for the ownership and operation of, the Included Assets as presently conducted or as required by Law. All Permits are in full force and effect, and neither Seller nor NMC has received any written notification which remains unresolved that it is in violation of any of such Permits, or any Law or Governmental Order applicable to the Included Assets except for notifications of violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller has no Knowledge of any conditions, circumstances or issues that represent any material impediment to prompt issuance, renewal, continuation or extension of the Permits without substantial increased cost or that represent any material impediment to the current use of Palisades, the Included Assets or the Sites under its existing emergency plan. Palisades and the Big Rock ISFSI are in compliance with all Permits, Laws and Governmental Orders applicable to the Included Assets except for violations which, individually or in the aggregate, do not create a Material Adverse Effect.

          (b) Schedule 4.13(b) sets forth all material Permits, including all material Environmental Permits and Transferable Permits.

     4.14. NRC Licenses.

          (a) Seller (together with NMC) has all licenses, permits, and other material consents and approvals applicable to the Included Assets that are issued by the NRC and are necessary to the ownership and operation of the Included Assets as presently operated, pursuant to the requirements of all Nuclear Laws, and all NRC Licenses are in full force and effect. Neither Seller nor, to Seller's Knowledge, NMC has received any written notification which remains unresolved that it is in material violation of any of such NRC License, or any order, rule, regulation, or decision of the NRC with respect to the Included Assets. Each of Seller and its Affiliates, and to Seller's Knowledge, NMC is in material compliance with all Nuclear Laws and all orders, rules, regulations, or decisions of NRC applicable to it with respect to the Included Assets.

          (b) Schedule 4.14(b) sets forth all NRC Licenses issued by the NRC applicable to the Included Assets and currently in effect.

          (c) The Included Assets conform in all material respects to the technical specifications included in the NRC Licenses in accordance with the requirements of 10 C.F.R. Section 50.36 and the final safety analysis reports (as updated) that are required under 10 C.F.R. Section 50.71(e).

     4.15. Regulation as a Utility.

          Seller is a subsidiary of a "public utility holding company" as defined in the Public Utility Holding Company Act of 2005, a public utility within the meaning of the Federal Power Act and a public utility within the meaning of MCL 460.1 et seq. Except with respect to local tax and zoning laws, Seller is not, as a result of its ownership or operation of the Included Assets, subject to regulation as a public utility or public service company (or similar designation) by any state of the United States (other than Michigan), any foreign country or any municipality or any political subdivision of the foregoing.

     4.16. Tax Matters.

          Except as set forth on Schedule 4.16 and except with respect to the portion of the Included Assets that are part of the Qualified Decommissioning Fund, with respect to the Included Assets, (i) all material Tax Returns of Seller required to be filed for taxable periods ended prior to the Closing Date regarding the ownership or operation of the Included Assets have been filed, and
(ii) all material Taxes shown to be due on such Tax Returns have been paid in full, except where such Taxes are being contested in good faith through appropriate proceedings. No written notice of deficiency or assessment has been received from any taxing authority with respect to any material amount of Liabilities for Taxes of Seller, in respect of the Included Assets or, to the Knowledge of Seller, with respect to the Palisades Employees or the Big Rock ISFSI Employees, as applicable, that has not been fully paid or finally settled, except for matters that are being contested in good faith through appropriate proceedings. There are no Encumbrances for Taxes upon any of the Included Assets, except for Encumbrances for Taxes not yet due and payable and Encumbrances for Taxes that are listed on Schedule 4.16, which are being contested in good faith through appropriate proceedings.

     4.17. Qualified Decommissioning Fund.

          (a) Except as described on Schedule 4.17, with respect to all periods prior to the Closing: (i) Seller's Qualified Decommissioning Fund has been a trust, validly existing under the Laws of the Commonwealth of Massachusetts or the State of Michigan, as applicable, with all requisite authority to conduct its affairs as it now does; (ii) Seller's Qualified Decommissioning Fund satisfied the requirements necessary for such fund to be treated as "Nuclear Decommissioning Reserve Fund" and a "Qualified Nuclear Decommissioning Fund" within the meaning of Treas. Reg. Section 1.468A-1(b)(3); (iii) Seller's Qualified Decommissioning Fund has been in compliance with all applicable Laws of the NRC, FERC, the IRS, MPSC and any other Governmental Authority; (iv) Seller's Qualified Decommissioning Fund has not engaged in any acts of "self-dealing" as defined in Treas. Reg. Section 1.468A-5(b)(2); (v) no "excess contribution," as defined in Treas. Reg. Section 1.468A-5(c)(2)(ii), has been made to Seller's Qualified Decommissioning Fund which has not been withdrawn within the period provided under Treas. Reg.
Section 1.468A-5(c)(2)(i); and (vi) Seller has timely made valid elections to make annual contributions to the Qualified Decommissioning Fund and Seller has made available copies of such elections requested by the Buyer for the Tax years ended December 31, 2000 through 2004.

          (b) Seller has heretofore delivered to Buyer a copy of Seller's Decommissioning Trust Agreement as in effect on the Effective Date.

          (c) Subject only to Seller's Required Regulatory Approvals, Seller and the Trustee have, or as of Closing will have, all requisite authority to cause the assets of the Qualified Decommissioning Fund to be transferred on behalf of Buyer to the Trustee of the Post-Closing Decommissioning Trust Agreement.

          (d) With respect to all periods prior to the Closing, (i) Seller and/or the Trustee of Seller's Qualified Decommissioning Fund has/have filed or caused to be filed with the NRC, FERC, MPSC and any other Governmental Authority all material forms, statements, reports, documents (including all exhibits, amendments and supplements thereto) required to be filed by such entities and
(ii) there are no interim rate orders that may be retroactively adjusted or retroactive adjustments to interim rate orders that may affect amounts that may be contributed to the Qualified Decommissioning Fund. Seller has delivered to Buyer a copy of the schedule of ruling amounts most recently issued by the IRS for the Seller's Qualified Decommissioning Fund and a complete copy of the currently pending request for revised ruling amounts, together with all exhibits, amendments and supplements thereto. Any amounts contributed to Seller's Qualified Decommissioning Fund while such ruling request is pending before the IRS and which are finally determined to exceed the applicable amounts provided in the schedule of ruling amounts issued by the IRS will be withdrawn from Seller's Qualified Decommissioning Fund within the period provided in Treasury Reg. 1.468A-5(c)(2)(i).

          (e) Seller has made available to Buyer a statement of assets and liabilities verified by the Trustee for the Seller's Qualified Decommissioning Fund as of December 31, 2005 and will make such an unaudited statement as of the last Business Day before Closing available prior to Closing, and they present fairly in all material respects as of such dates the financial position of the Qualified Decommissioning Fund.

          (f) Seller's Qualified Decommissioning Fund has filed or as of the Closing Date will have filed all material Tax Returns required to be filed prior to the Closing Date with respect to all taxable periods ending on or prior to the Closing Date, including returns for estimated Income Taxes; such Tax Returns are true, correct and complete in all material respects, and all Taxes shown to be due on such Tax Returns have been paid in full. Except as shown in Schedule 4.17, no notice of deficiency or assessment has been received from any taxing authority with respect to any Liability for Taxes of Seller's Qualified Decommissioning Fund which have not been fully paid or finally settled, and any such deficiency shown in such Schedule 4.17 is being contested in good faith through appropriate proceedings. Except as set forth in Schedule 4.17, there are no outstanding agreements or waivers extending the applicable statutory


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

periods of limitations for any Taxes associated with Seller's Qualified Decommissioning Fund for any period.

     4.18. Intellectual Property.

          Except as set forth on Schedule 4.18, Seller or NMC has ownership of or a fully paid-up, valid license to use all of the Intellectual Property reasonably necessary for the operation of the Facilities. Neither Seller nor NMC has received written notice of any claims or demands of any other Person pertaining to any of the Intellectual Property and no proceedings have been instituted, or are pending or, to Seller's Knowledge, threatened, which challenge the rights of Seller in respect thereof. To the Knowledge of Seller, none of the Intellectual Property materially infringes upon any intellectual property of any other Person and neither Seller nor NMC is making unauthorized use of any confidential information or trade secrets of any Person, including any former employer of any past or present employee of Seller or NMC in connection with the operation of the Included Assets.

     4.19. Zoning Classification.

          The Palisades Site is zoned as set forth in Schedule 4.19. Palisades, as currently operated, is not a nonconforming use (legal or otherwise). The Big Rock ISFSI, as currently operated, is a legal nonconforming use. Except as set forth on Schedule 4.19, Seller has not requested, applied for, or given its consent to, and Seller has no Knowledge of, any pending change in the zoning of the Real Property.

     4.20. Emergency Warning Sirens.

          All emergency warning sirens located at or within public property or public right of way areas are located and operating pursuant to duly issued and currently effective and valid resolutions or other authorizations from the applicable Governmental Authority(ies), and such resolutions or other authorizations are assignable to Buyer.

     4.21. Disclaimer.

          EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS yARTICLE 4, THE INCLUDED ASSETS ARE BEING SOLD AND TRANSFERRED "AS IS, WHERE IS," AND ACCORDINGLY SELLER IS NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE INCLUDED ASSETS, INCLUDING, IN PARTICULAR, ANY WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR AS TO THE WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR AS TO THE CONDITION OF THE INCLUDED ASSETS, OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS yARTICLE 4, SELLER FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS MATERIALS OR LIABILITY ARISING UNDER ENVIRONMENTAL LAWS. WITHOUT LIMITING THE


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

GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF THE INCLUDED ASSETS OR THE SUITABILITY OF THE FACILITIES FOR OPERATION AND NO OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATION MADE BY SELLER OR ANY OFFICER, EMPLOYEE, CONSULTANT OR AGENT THEREOF, OR ANY BROKER OR INVESTMENT BANKER WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE INCLUDED ASSETS OR ANY PART THEREOF.

          THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES HERETO AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLES 4 AND 5 OF THIS AGREEMENT.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller as follows:

     5.1. Organization; Qualification.

          Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Buyer has heretofore delivered to Seller complete and correct copies of its Certificate of Formation and limited liability company operating agreement as currently in effect. Buyer is, or on the Closing Date will be, qualified to conduct business in the State of Michigan.

     5.2. Authority Relative to this Agreement.

          Buyer has full limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby, have been duly and validly authorized by all necessary limited liability company action required on the part of Buyer and no other limited liability company proceedings on the part of Buyer are necessary to authorize this Agreement and the Ancillary Agreements to which it is a party or to consummate the transactions contemplated hereby or thereby. This Agreement and the Ancillary Agreements to which it is a party have been duly and validly executed and delivered by Buyer, or, if applicable, will be duly and validly executed and delivered by Buyer at or prior to the Closing and assuming that this Agreement and each such Ancillary Agreement constitute or will constitute at Closing valid and binding agreements of Seller, and subject to the receipt of Buyer's Required Regulatory Approvals and Seller's Required Regulatory Approvals, constitute valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other similar Laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding at law or in equity).

     5.3. Consents and Approvals; No Violation.

          (a) Subject to the receipt of the third-party consents set forth in
Schedule 5.3(a), the Seller's Required Regulatory Approvals and the Buyer's Required Regulatory Approvals, neither the execution and delivery of this Agreement or any Ancillary Agreements by Buyer nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the Certificate of Formation or limited liability company operating agreement (or other similar governing documents) of Buyer,
(ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Buyer is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which do not, individually or in the aggregate, create a material adverse effect on the ability of Buyer to perform its obligations hereunder (a "Buyer Material Adverse Effect"), or (iv) constitute violations of any Law applicable to Buyer, except for such violations as do not, individually or in the aggregate, create a Buyer Material Adverse Effect.

          (b) Except as set forth in Schedule 5.3(b) (the filings and approvals referred to in such schedule are collectively referred to as the "Buyer's Required Regulatory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement or any Ancillary Agreement or the consummation by Buyer of the transactions contemplated hereby or thereby.

     5.4. Availability of Funds.

          Buyer and/or Buyer's Parent currently have sufficient funds available to it through corporate funds, credit facilities and access to capital markets to provide sufficient funds to pay the Purchase Price on the Closing Date and to enable Buyer to timely perform all of its obligations under this Agreement.

     5.5. Legal Proceedings.

          There are no claims, actions or proceedings pending or, to the Knowledge of Buyer and Buyer's Parent, threatened against Buyer or Buyer's Parent before any court, arbitrator or Governmental Authority which, individually or in the aggregate, (i) would reasonably be expected to result in a Buyer Material Adverse Effect or (ii) prohibit or restrain the performance of this Agreement or any of the Ancillary Agreements.

     5.6. WARN Act.

          Neither Buyer nor Buyer's Parent intends with respect to the Included Assets to engage in a "plant closing" or "mass layoff," as such terms are defined in the WARN Act, within sixty (60) days after the Closing Date.

     5.7. Transfer of Assets of Qualified Decommissioning Fund.

          With respect to Seller's transfer of the assets of the Qualified Decommissioning Fund to the Trustee under the Post-Closing Decommissioning Trust Agreement, except for the fact that Palisades in the hands of Buyer may not be treated as a "nuclear power plant" within the meaning of Treasury Regulations
Section 1.468A-1(b)(4) because Buyer's rates for the sale or furnishing of electricity are not established or approved by a public utility commission or under the jurisdiction of the Rural Electric Administration, Buyer will otherwise acquire and own a "qualifying interest" in Palisades within the meaning of Treasury Regulations Section 1.468A-l and will, as the transferee, satisfy each of the requirements applicable to the transferee set forth in Treasury Regulations Section 1.468A-6(b)(2). At the Closing, the Post-Closing Decommissioning Trust Agreement will satisfy the requirements of Section 468A of the Code and the regulations promulgated thereunder. At the Closing, the Post-Closing Decommissioning Trust Agreement for Buyer's Qualified Decommissioning Fund will satisfy the NRC's requirements for decommissioning trust provisions in 10 C.F.R. 50.75(h)(i). The Post-Closing Decommissioning Trust Agreement will provide that upon the occurrence of any event specified in
Section 6.20(c), to the extent then permitted by applicable Law, the Trustee of the Buyer's Post-Closing Trust Agreement shall distribute the Excess Qualified Decommissioning Fund Assets (or such smaller portion of such assets as specified in Section 6.20(d)) directly to the Seller.

     5.8. Foreign Ownership or Control.

          Buyer or, if applicable, Buyer's Parent, will conform to the restrictions on foreign ownership, control or domination contained in Section 104(d) of the Atomic Energy Act of 1954, as amended, 42 U.S.C. Sections 2133(d) and 2134(d), as applicable, and the NRC's regulations in 10 C.F.R. Section
50.38. Neither Buyer's Parent nor Buyer is currently owned, controlled or dominated by a foreign entity and neither will become owned, controlled, or dominated by a foreign entity before the Closing Date of this transaction.

     5.9. Permit and License Qualifications.

          To the Knowledge of Buyer, as of the Closing, Buyer (or its successor or assigns) will, as the owner of the Included Assets, be qualified to hold any Permits, Environmental Permits and NRC Licenses necessary to operate the Included Assets.

                                    ARTICLE 6
                            COVENANTS OF THE PARTIES

     6.1. Conduct of Business Relating to the Included Assets.

          (a) Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges that Seller and NMC, as the licensed operators of the Facilities, retain the exclusive responsibility for safe operation of the Facilities, and nothing in this Agreement shall in any way alter the licensed operator's duties or obligations under any Law, regulation or its operating license. Except as described in the Capital Budget, during the period from the Effective Date to the Closing Date, Seller shall operate and maintain, or cause to be operated and maintained, the Included Assets in the ordinary course consistent with Good Utility Practices and past practices; it being understood that any actions deemed reasonably necessary in the operation of the Included Assets in accordance with Good Utility Practices shall be deemed to be in the ordinary course unless such actions would reasonably be expected to create a Material Adverse Effect. Without limiting the generality of the foregoing, during the period from the Effective Date to the Closing Date; Seller (1) shall use and cause to be used Commercially Reasonable Efforts to preserve intact the Included Assets and preserve the goodwill and relationships with the Palisades Employees and Big Rock ISFSI Employees, independent contractors, customers, suppliers and others having business dealings with Seller with respect thereto, (2) shall comply in all material respects with all applicable Laws relating to the Included Assets and the Palisades Employees and Big Rock ISFSI Employees and (3) shall provide Buyer with the actual monthly calculation of the amount and Book Value of Nuclear Fuel. Notwithstanding the foregoing, during the period from the Effective Date to the Closing Date, without the prior written consent of Buyer (unless such consent would be prohibited by Law), which consent shall not be unreasonably withheld. Seller shall not directly do any of the following with respect to the Included Assets, and shall not issue any consent or approval, or otherwise take any action (or refrain from taking any action), that permits NMC to do any of the following on the Seller's behalf or otherwise with respect to the Included Assets (Buyer acknowledges, however, that NMC may be permitted to do one or more of the following without the Seller's or Buyer's consent or approval under the terms and conditions of the NPPOSA and the NRC Licenses, and if NMC proceeds to do so accordingly, Seller shall not be in violation of this
Section 6.1; provided, however, that Buyer and Seller shall negotiate in good faith a fair and equitable adjustment to the Purchase Price, as a result of such NMC actions):

               (1) make any material change in the levels of Facility Inventories customarily maintained by Palisades with respect to the Included Assets, except for such changes as are consistent with Good Utility Practices or make any change in the levels of Nuclear Fuel Inventories other than with respect to deliveries to Seller or NMC pursuant to the Fuel Contracts;

               (2) except for Permitted Encumbrances (including amendments and/or replacements to the Permitted Encumbrances), sell, lease (as lessor), pledge, mortgage, encumber, restrict, transfer or otherwise dispose of, or grant any right, or suffer to be imposed any Encumbrance with respect to, any of the Included Assets, other than assets used, consumed, disposed of or replaced in the ordinary course of business consistent with Good Utility Practices;

               (3) materially amend, extend or voluntarily terminate prior to the expiration date thereof any of Seller's Agreements or any agreement listed on Schedule 4.8 (or any other agreement to the extent that any such extension or amendment thereof would require the agreement to be disclosed on Schedule 4.8 or Schedule 4.11(a)(i)), or any Permit, Environmental Permit or NRC License, or waive any default by, or release, settle or compromise any claim against, any other party thereto, other than (a) if the terms and conditions of such modified agreement, Permit, Environmental Permit or NRC License are not materially less favorable to Buyer than the original agreement, Permit, Environmental Permit or NRC License, or (b) immaterial amendments to such agreement, Permit, Environmental Permit or NRC License to conform such agreement, Permit, Environmental Permit or NRC License for Buyer's purchase hereunder;

               (4) (i) reallocate or change the delivery quantities or times for any Nuclear Fuel or services contemplated under any Fuel Contract, or (ii) enter into any new commitment or agreement for the purchase or sale of Nuclear Fuel, or modify, amend, extend or terminate any existing Fuel Contract; provided, however, that Seller or NMC, as applicable, may execute the Fuel Contracts identified on Schedule 4.11(a)(ii) delivered on the Effective Date as "DRAFT, YET TO BE SIGNED" as long as such Fuel Contracts, when executed, contain substantially the same terms and conditions as the drafts provided to Buyer prior to the Effective Date;

               (5) enter into any power sales agreement relating to Palisades, other than an agreement to resell power purchased under the Power Purchase Agreement, having a term that extends beyond the Closing Date, except if such agreement will be terminated by Seller prior to the Closing;

               (6) amend in any material respect or cancel any property, liability or casualty insurance policies related thereto, or fail to use Commercially Reasonable Efforts to maintain by self insurance or with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such assets and businesses;

               (7) enter into any contracts, agreements, personal property leases, software or other licenses or other commitments for goods or services (other than employment-related services), in any case not addressed in Sections 6.1(a)(1) through 6.1(a)(6) above, that (i) are not terminable without further Liability upon notice of 90 days or less by Seller (prior to the Closing) or Buyer (following the Closing) or (ii) require payment, or delivery of goods and services with a value of, in excess of $100,000 per annum individually (and each such commitment or contract shall either become a Seller's Agreement and added to Schedule 4.11(a)(i) in accordance with Section 6.9, or, if appropriate, shall become a Non-material Contract, and a copy of each such commitment or contract shall be delivered to Buyer pursuant to Section 3.6);

               (8) except as required by any Law or GAAP, change, in any material respect, its Tax practice or policy (including making new Tax elections or changing Tax elections and settling Tax controversies not in the ordinary course of business) to the extent such change or settlement would be binding on Buyer;

               (9) except as required by any Law or GAAP, change, in any material respect, its accounting practices or policies to the extent such change would be result in a revaluation of inventory items which increases the Book Value thereof;

               (10) (A) hire or permit NMC to hire any new Palisades Employees or Big Rock ISFSI Employees (other than to replace any such employees existing as of the Effective Date who have resigned or been terminated and employees hired to perform the duties of such employees who are on leave),
     (B) enter into any written employment agreements, including any retention agreements, severance agreements or change-in control-agreements, with any current or new Palisades Employees or Big Rock ISFSI Employees, (C) establish or permit NMC to establish any Benefit Plan for the benefit of Palisades Employees or Big Rock ISFSI Employees, or materially change any Benefit Plan existing as of the Effective Date, (D) except to the extent consistent with past practices or as required under the Collective Bargaining Agreement, increase or permit NMC to increase the compensation or benefits payable to any Palisades Employee or Big Rock ISFSI Employee,
     (E) communicate or permit NMC to communicate to Palisades Employees, Big Rock ISFSI Employees or any third party the terms and conditions of employment or potential employment with Buyer or its Affiliate, other than those established in this Agreement (F) exchange or transfer, or permit NMC to exchange or transfer, any Palisades Employees or Big Rock ISFSI Employees existing as of the Effective Date for any employees of Seller or NMC, except pursuant to contractual obligations in effect as of the Effective Date or as otherwise permitted by the NPPOSA or (G) terminate any Palisades Employee or Big Rock ISFSI Employee, other than for cause or through voluntary termination or retirement;

               (11) fail to make Commercially Reasonable Efforts to pursue currently pending regulatory approvals and Permit or Environmental Permit applications, approvals and renewals relating to the Included Assets that are reasonably necessary to operate the Facilities;

               (12) knowingly engage in any practice, take any action, fail to take any action, or enter into any transaction through the Closing Date that will result or would reasonably be anticipated to result in any breach of a material representation or warranty of Seller hereunder as of the Closing;

               (13) resolve, settle or compromise any Environmental Claim except to the extent that such resolution, settlement or compromise does not impose any post-Closing Liabilities on Buyer, limit Buyer's post-Closing rights and remedies relating to the Included Assets or require any post-Closing Remediation;

               (14) settle any claim or litigation that results in any material obligation imposed on the Included Assets that could reasonably be likely to continue past the Closing Date, provided, that Buyer hereby acknowledges and agrees that Seller shall be permitted to settle the Department of Energy Claim and any settlement by Seller of the

     Department of Energy Claim may include a damages calculation based upon an express or implicit allocation of queue/scheduling rights in respect of the pick-up by the Department of Energy of Spent Nuclear Fuel under the Standard Spent Fuel Disposal Contract from Palisades to the Big Rock Point Plant Operating Facility and agreement as to a pre-Closing acceptance rate; provided further, however, that any such settlement shall not commit the Buyer to any valuation methodology in respect of post-Closing damages under the Standard Spent Fuel Disposal Contract (except to the extent resulting from Seller's use of an acceptance rate or an allocation of queue/scheduling rights as part of its damages calculation, as described above) or to any actual allocation of queue/scheduling rights in respect of the pick-up by the Department of Energy of Spent Nuclear Fuel or any actual acceptance rate for Spent Nuclear Fuel by the Department of Energy that would affect Buyer's calculation of its post-Closing damages under the Standard Spent Fuel Disposal Contract;

               (15) store any Spent Nuclear Fuel or other Nuclear Material at the Big Rock ISFSI other than the Spent Nuclear Fuel and other Nuclear Material stored at the Big Rock ISFSI as of the Effective Date; or

               (16) agree to enter into any of the transactions set forth in the foregoing paragraphs (1) through (15);

provided, however, that nothing contained in this Agreement shall restrict the ability of Seller at any time to (i) perform or enforce any existing contract to which it is a party and which is listed on the schedules to this Agreement or
(ii) take any and all actions necessary to effect the termination by Seller of the NPPOSA. In addition, notwithstanding the foregoing, Seller shall be entitled to amend, substitute or otherwise modify any Seller's Agreement if the terms and conditions of such modified Seller's Agreement constituting the Assumed Liabilities and Obligations are on terms and conditions not less favorable to Buyer than the original Seller's Agreement.

          (b) The Parties shall establish, as soon as practicable after the execution of this Agreement, a committee (the "Transition Committee") comprised of at least four (4) persons, including two (2) persons designated by Seller and two (2) persons designated by Buyer. The Transition Committee shall remain in existence until the Closing Date and shall oversee and manage the transition process through the Closing Date. Subject to applicable Laws, the Transition Committee will be kept fully apprised by Seller of all the Facilities' management and operating developments, including with respect to any pre-closing outage, any repairs to the Facilities and the Capital Expenditures. The Transition Committee shall have no authority to bind or make agreements on behalf of Seller or Buyer or to issue instructions to or direct or exercise authority over Seller or Buyer or any of their respective officers, employees, advisors or agents or to waive or modify any provision of this Agreement. Seller shall use Commercially Reasonable Efforts to arrange for Buyer's representatives on the Transition Committee to have access to the management of NMC.

          (c) Between the Effective Date and the Closing Date, in the interest of cooperation between Seller and Buyer and to plan for and facilitate an orderly transition of ownership and operation of the Included Assets from Seller to Buyer and to permit informed action by Buyer regarding its rights pursuant to Section 6.1(a), the Parties agree that at the sole responsibility and expense of Buyer, and subject to compliance with all applicable NRC rules and regulations and other applicable Laws, Seller shall permit Persons reasonably designated by Buyer ("Observers") to observe all operations of Palisades and the Big Rock ISFSI that relate to the Included Assets, and such observation will be permitted on a cooperative basis in the presence of one or more individuals designated by Seller together with NMC (the "Seller's Agent(s)"); provided, however, that such Observers and their actions shall not interfere with the operation of Palisades or the Big Rock ISFSI; and provided, further, that the number of Observers observing at any particular time and the scheduling and duration of their observation shall be subject at all times to the approval of the Seller's Agent(s) (it being acknowledged and agreed that in no event shall more than five (5) such Observers be permitted on Site at any one time). Seller shall use Commercially Reasonable Efforts to provide to the Observers interim furnished office space, utilities and HVAC at the Facilities reasonably necessary to allow Buyer to conduct its transition efforts through the Closing Date at no cost to Buyer; provided that Buyer shall be responsible for all other costs relating thereto, including telecommunications expenses and the cost of workers' compensation and employer's liability coverage, which coverage shall be maintained by Buyer on such terms as may be customarily required by Seller for its contractors.

          (d) Buyer's members of the Transition Committee and/or the Observers may recommend or suggest to Seller that actions be taken or not be taken to improve or enhance the operation and maintenance of the Included Assets from the Effective Date through the Closing Date; provided, however, that Seller will not be under any obligation to follow any such recommendations or suggestions and Seller shall be entitled, subject to this Agreement, to conduct its business in accordance with its own judgment and discretion. Buyer's Observers shall have no authority to bind or make agreements on behalf of Seller; to conduct discussions with or make representations to third parties on behalf of Seller; or to issue instructions to or direct or exercise authority over Seller or any of Seller's officers, employees, advisors or agents. Notwithstanding anything in this
Section 6.1(d) to the contrary, prior to the Closing Date, Buyer shall not have the right to perform or conduct any environmental sampling or testing at, in, on or underneath the Included Assets. Buyer shall have no Liability for any suggestions or recommendations made by an Observer.

     6.2. Access to Information.

          (a) In addition to the rights granted by Sections 6.1(b), (c) and (d), between the Effective Date and the Closing Date, Seller will, and will use Commercially Reasonable Efforts to cause NMC to, during ordinary business hours, upon reasonable notice and subject to compliance with all applicable NRC rules and regulations and other applicable Laws and subject to approval in advance by the Seller's Agent(s) which approval shall not be unreasonably withheld or delayed (i) give Buyer and Buyer's Representatives reasonable access to all management personnel engaged in the operation of the Included Assets and all books, documents, records, plants, offices and other facilities and properties constituting the Included Assets; (ii) permit Buyer to make such reasonable inspections thereof as Buyer may reasonably request; (iii) furnish Buyer with such financial and operating data and other information with respect to the Included Assets and the Palisades Employees and the Big Rock ISFSI Employees as Buyer may from time to time reasonably request; (iv) furnish Buyer a copy of each report,


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

schedule or other document filed or received by it since the date hereof with respect to the Included Assets with the NRC, FERC or any other Governmental Authority having jurisdiction over the Included Assets; provided, however, that
(A) any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Included Assets, (B) Seller shall not be required to take any action which would constitute a waiver of the attorney-client privilege, and (C) Seller need not supply Buyer with any information that Seller is legally prohibited from supplying. Seller will use its Commercially Reasonable Efforts to cause NMC to provide Buyer or Buyer's Representatives with access to the Transferred Employee Records that it has, but Seller shall not be required to provide or cause to be provided access to other employee records or medical information unless required by Law or specifically authorized by the affected employee. Notwithstanding anything in this Section
6.2 to the contrary, Seller shall only provide or cause to be provided such access to Transferred Employee Records and personnel and medical records as is permitted by Law or required by legal process or subpoena. In addition, Seller will use Commercially Reasonable Efforts to cause NMC to provide Buyer or Buyer's Representatives with access to NMC personnel engaged in the supervision, operation, maintenance or otherwise supporting the Included Assets. To the extent not prohibited by applicable Law, Seller shall cause NMC to deliver in a timely manner to Buyer all documents, electronic files and records in a format sufficient (as reasonably determined by Buyer) to facilitate the anticipated Closing. Without limiting the generality of the foregoing, four (4) weeks prior to the anticipated Closing Date, (A) Seller shall provide, or cause NMC to provide, to Buyer a list of the Palisades Employees and Big Rock ISFSI Employees anticipated to become Transferred Employees, and (B) Seller shall cooperate, and shall cause NMC to cooperate, with Buyer to enable Buyer to document the transfer of the Transferred Employees according to Buyer's or Buyer's Affiliate's standard practices and employment prerequisites.

          (b) Buyer and Seller acknowledge that all information furnished to or obtained by Buyer or Buyer's Representatives pursuant to either Section 6.1 or this Section 6.2 shall be subject to the provisions of the Confidentiality Agreement and shall be treated as Proprietary Information.

          (c) For a period of five (5) years following the Closing Date (or such other date as the Parties may agree in writing), and in the case of books and records relating to the Decommissioning Funds, until the completion of Decommissioning, and subject to all applicable NRC rules and regulations, each Party and its respective Representatives shall have reasonable access to all of the Business Books and Records, including all Transferred Employee Records or other personnel and medical records required to be made available by Law, legal process or subpoena, in the possession of the other Party to the extent that such access may reasonably be required by such Party in connection with the Assumed Liabilities and Obligations or the Excluded Liabilities, or other matters relating to or affected by the operation of the Included Assets. Such access shall be afforded by the Party in possession of such books and records upon receipt of reasonable advance notice and during normal business hours. The Party exercising this right of access shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 6.2(c). If the Party in possession of such books and records shall desire to dispose of any such books and records prior to the expiration of the applicable time period specified in this Section 6.2(c), such Party shall, prior to such disposition, give the other Party a reasonable opportunity at such other Party's expense, to segregate and remove such books and records as


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

such other Party may select. Notwithstanding the foregoing, the right of access to medical records and other confidential employee records shall be subject to all applicable Laws.

          (d) Seller agrees (i) not to release any Person (other than Buyer) from any confidentiality agreement now existing with respect to the Included Assets, or waive or amend any provision thereof, and (ii) to assign at the Closing any rights arising under any such confidentiality agreement (to the extent assignable) to Buyer. Notwithstanding the foregoing, Seller agrees and shall use Commercially Reasonable Efforts to cause NMC to agree that following the Closing, no Transferred Employee shall be subject to any confidentiality, non-solicitation or non-competition obligation for the benefit of Seller or its Affiliates or NMC.

          (e) Notwithstanding the terms of the Confidentiality Agreement and
Section 6.2(b) above, the Parties agree that prior to the Closing Buyer may reveal or disclose Proprietary Information to other Persons to the extent reasonably necessary in connection with Buyer's financing and risk management of the Included Assets, and, to the extent that Seller consents, which consent shall not be unreasonably withheld or delayed, to such Persons with whom Buyer expects it may have business dealings regarding the Included Assets from and after the Closing Date; provided, however, that all such Persons agree in writing to maintain the confidentiality of the Proprietary Information on substantially the same terms and conditions as those contained in the Confidentiality Agreement; and provided, further, that Buyer shall be responsible for any breach by any such Persons of such confidentiality obligations.

          (f) Except as may be permitted under the Confidentiality Agreement, Buyer agrees that, prior to the Closing Date, it will not contact any vendors, suppliers, employees, or other contracting parties of NMC, Seller or Seller's Affiliates with respect to any aspect of the Included Assets or the transactions contemplated hereby, without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed; provided, however, that such consent shall not (subject to the notice requirement set forth in the next sentence) be required during the period beginning sixty (60) days prior to the anticipated Closing Date through the Closing Date. Notwithstanding the foregoing, prior to the Closing, (i) Buyer may conduct general employee meetings addressing the following topics: payroll, transition, compensation, health and wellness benefits, pension plans, 401(k) plan transitions, post-Closing policies and procedures and other matters of general employee concern, provided that Buyer shall provide NMC with notice of any such meeting a reasonable period of time in advance thereof and shall reasonably coordinate with NMC as to the conduct thereof and (ii) Buyer may make any contacts with Persons as expressly contemplated by this Agreement, including without limitation contacts with vendors, suppliers and customers in connection with obtaining assignments of contracts and discussing the post-Closing relationship with such Persons, provided that Buyer shall keep Seller reasonably informed as to the existence of any such contacts.

          (g) Upon Buyer's or Seller's (as the case may be) prior written approval (which approval shall not be unreasonably withheld or delayed), Seller or Buyer (as the case may be) may provide Proprietary Information of the other Party to the NRC, FERC or any other Governmental Authority having jurisdiction over the Included Assets or any stock exchange, as may be necessary to obtain Seller's Required Regulatory Approvals or Buyer's Required Regulatory Approvals, respectively. The disclosing Party shall seek confidential treatment for


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

the Proprietary Information provided to any such Governmental Authority and the disclosing Party shall notify the other Party as far in advance as practical of its intention to release to any Governmental Authority any such Proprietary Information.

          (h) Seller or Buyer (as the case may be) may, without the prior consent of the other Party, disclose Proprietary Information of the other Party as may be necessary to comply generally with any applicable Laws, requests from Governmental Authorities or with the rules of any applicable stock exchange. The disclosing Party shall notify the other Party as far in advance as practical of its intention to release to any third party any such Proprietary Information.

          (i) The Parties agree that the Confidentiality Agreement shall remain in effect until the Closing. Thereafter, the Parties agree that any restrictions contained in the Confidentiality Agreement with respect to Buyer's disclosure of Proprietary Information shall terminate, other than with respect to the Proprietary Information of Seller that does not relate to the Included Assets. The Parties further agree that after the Closing Date, Seller shall keep confidential all Proprietary Information provided by Buyer or which Seller possesses with respect to the Included Assets, to the extent permitted by Law, and to the same extent and under the same conditions applicable to Buyer's obligations with respect to Seller's Proprietary Information as contained in the Confidentiality Agreement between the Parties, but for a period of time equal to six (6) years from the Closing.

     6.3. Expenses.

          (a) Except to the extent specifically provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the cost of legal, technical and financial consultants and the cost of filing for and prosecuting applications for Buyer's and Seller's Required Regulatory Approvals, shall be borne by the Party incurring such costs and expenses.

          (b) Buyer shall be responsible for all third party vendor costs and expenses incurred and relating to work performed with respect to the Included Assets at the written request of Buyer after the date hereof.

          (c) Seller shall be responsible for the payment of any exit or termination fee as a result of the termination of the NPPOSA in connection with the transactions contemplated by this Agreement.

     6.4. Further Assurances; Cooperation.

          (a) Subject to the terms and conditions of this Agreement, each of the Parties hereto will use Commercially Reasonable Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the sale, transfer, conveyance and assignment of the Included Assets and the assignment of the Assumed Liabilities and Obligations or the exclusion of the Excluded Liabilities pursuant to this Agreement, including using Commercially Reasonable Efforts to ensure satisfaction of the conditions precedent to each Party's obligations hereunder.


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

Notwithstanding anything in the previous sentence to the contrary, Seller and Buyer shall use Commercially Reasonable Efforts to obtain all Permits, Environmental Permits and NRC Licenses necessary for Buyer to acquire and operate the Included Assets. Seller shall be responsible at its cost for providing all notices required under, and obtaining all assignments, consents to transfer and similar documents for, each of the Seller's Agreements, Non-material Contracts, Fuel Contracts, Emergency Equipment Easements, Transferable Permits, and other items to be delivered by Seller at Closing. Buyer shall use its Commercially Reasonable Efforts to assist Seller in obtaining such consents and assignments, but shall not be required to assume additional out-of-pocket costs, expenses or Liabilities in connection therewith. Neither Buyer nor Seller shall, without the prior written consent of the other, advocate or take any action that would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement or which could reasonably be expected to cause, or to contribute to causing, the other to receive less favorable regulatory treatment than that sought by the other. Buyer further agrees that prior to the Closing Date, neither it nor its Affiliates will enter into any other contract to acquire or market or control the output of, nor acquire or market or control the output of, electric generation facilities or uncommitted generation capacity if the proposed acquisition or the ability to market or control output of such additional electric generation facilities or uncommitted generation capacity would increase the market power attributable to Buyer in a manner materially adverse to approval of the transactions contemplated hereby or would otherwise prevent or materially interfere with the transactions contemplated by this Agreement.

          (b) From time to time after the Closing, Seller will execute and deliver such documents to Buyer as Buyer may reasonably request, at Seller's expense, in order to more effectively consummate the sale and purchase, including the transfer, conveyance and assignment, of the Included Assets or to more effectively vest in Buyer such title to the Included Assets (or such rights to use, with respect to Seller's interest in Included Assets not owned by Seller), subject to the Permitted Encumbrances. From time to time after the Closing, without further consideration, Buyer will, at its own expense, execute and deliver such documents to Seller as Seller may reasonably request in order to evidence Buyer's assumption of the Assumed Liabilities and Obligations.

          (c) The Parties shall use Commercially Reasonable Efforts to cooperate with each other, and Seller shall use Commercially Reasonable Efforts to cause NMC to cooperate with Buyer, to facilitate the transition of the information systems, computer applications and processing of data at the Facilities in a timely manner and in formats reasonably acceptable to Buyer.

          (d) To the extent that Seller's rights under any Non-material Contract may not be assigned without the consent of another Person which consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use Commercially Reasonable Efforts to obtain any such required consent(s) as promptly as possible. Seller and Buyer agree that if any consent to an assignment of any Non-material Contract shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the applicable Non-material Contract so that Buyer would not in effect acquire the benefit of all such rights and obligations, then Seller, to the maximum extent


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

permitted by Law and such Non-material Contract (as reasonably determined by Seller in consultation with its counsel), shall, after the Closing (i) appoint Buyer to be Seller's agent with respect to such Non-material Contract and/or
(ii) enter into such arrangements with Buyer as are reasonably necessary to provide Buyer with the benefits and obligations (including post-Closing Liabilities) of such Non-material Contract. Seller and Buyer shall cooperate and Seller shall continue to use Commercially Reasonable Efforts after the Closing to obtain an assignment of such Non-material Contract to Buyer. In the event that any such consent to assignment has not been obtained, the Parties agree to proceed under this Agreement to the extent permissible.

          (e) For a reasonable period of time after the Closing Date, Buyer and Seller agree to provide such services to each other, and to the extent Commercially Reasonable, Seller shall cause NMC to provide such services to Buyer, as are reasonably required to the extent necessary to ensure the continuity of support for Palisades, the Big Rock ISFSI and the Seller's other facilities and the orderly completion of projects or other work in progress that would be adversely affected if those services were interrupted, including mutually acceptable arrangements regarding the lease of the facility located in South Haven, Michigan that is part of Emergency Operations Facilities from Seller to Buyer for a period of up to three (3) years pursuant to the Emergency Operations Facilities Lease. Buyer and Seller will agree, as promptly as practicable, following the Effective Date, on the nature of such services.

          (f) Seller shall cooperate with Buyer and use Commercially Reasonable Efforts to cause NMC to agree to (i) maintain all data relating to the Indus PassPort and Indus EMPAC software applications (the "Indus Software") on NMC's or third party service provider's servers for the 12-month period following the Closing and (ii) allow Buyer and its Affiliates to interface with such servers and provide such related services such that Buyer and its Affiliates shall be able to access and import all data relating to the Included Assets that is included in the Indus Software.

          (g) Not earlier than 90 days prior to the Closing Date and before the Closing Date, Seller shall cause to be prepared and shall deliver to Buyer an update of the Phase I environmental site assessment of the Palisades Site and the Big Rock ISFSI Site and amendments thereto previously provided to Buyer. Such Phase I updates will ensure that the Phase I environmental site assessments, as amended, meet the requirements of 40 C.F.R. Section 312 as of the Closing Date. The cost of such updates shall be shared equally between Buyer and Seller.

          (h) At the Closing, Seller shall have caused all revenue meters, telemetering equipment and other equipment required under or necessary for performance by Buyer (in its capacity as the seller of energy) under the Power Purchase Agreement and the Interconnection Agreement to be installed and operational within the accuracy and tolerances required pursuant to such agreements, and shall have caused the Facilities to be capable of producing and absorbing all ancillary services which are required to be produced and absorbed under such agreements.

     6.5. Public Statements.

          Prior to the Closing, the Parties shall not issue any press release or other public disclosure with respect to this Agreement or the transactions contemplated hereby without first


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

affording the non-disclosing Party the opportunity to review and comment on such disclosure, except as may be required by applicable Law or stock exchange rules. In addition, the Parties shall confer with each other regarding the substance and form of their initial post-Closing public announcement relating to the Closing.

     6.6. Consents and Approvals.

          (a) Seller and Buyer shall each file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. The Parties shall consult with each other as to the appropriate time of filing such notifications and shall agree upon the timing of such filings, and respond promptly to any requests for additional information made by either of such agencies. The Parties shall use their Commercially Reasonable Efforts to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing. All filing fees under the HSR Act shall be borne by Buyer and each Party will bear its own costs for the preparation of any such filing.

          (b) As promptly as practicable after the Effective Date and after the receipt of any determinations required to be made by any other Governmental Authority as a condition to Buyer making the filings contemplated by this paragraph, (i) Buyer shall file with FERC (and if requested by Buyer, Seller shall support) a notice of self-certification or a petition seeking certification, at Buyer's election, regarding Exempt Wholesale Generator status for Buyer, which filing may be made individually by Buyer or jointly with Seller, as reasonably determined by Buyer, and (ii) Buyer shall file with FERC any necessary applications requesting authority to sell electric capacity, energy and ancillary services at wholesale. In fulfilling its obligations set forth in part (i) of the immediately preceding sentence, Buyer shall use best efforts to effect the referenced filings with FERC within forty-five (45) days after receipt of the last of any determinations required to be made by any other Governmental Authority as a condition to Buyer and Seller making the filings. In fulfilling its obligations set forth in part (ii) of the immediately preceding sentence, Buyer shall use best efforts to effect the referenced filings with FERC within forty-five (45) days of the Effective Date. During preparation of such FERC applications, Buyer shall coordinate with Seller, shall allow Seller to communicate with any witnesses who submit testimony or evidence accompanying such applications, and shall provide Seller with notice and an opportunity to attend any meetings with the FERC staff regarding such applications. No later than ten (10) days prior to submitting any such applications with FERC, Buyer shall submit the application to Seller for review and comment, and Buyer shall in good faith consider any revisions reasonably requested by Seller. Buyer shall be solely responsible for its own cost of preparing, reviewing and filing its respective application, responses and any petition(s) for rehearing or any reapplication(s).

          (c) As promptly as practicable after the Effective Date, Buyer and Seller shall jointly prepare and file with NRC an application requesting consent under Section 184 of the Atomic Energy Act and 10 C.F.R. Section 50.80 for the transfer of the NRC Licenses from Seller to Buyer and Buyer's Affiliate, and approval of any conforming license amendments or other related approvals. In fulfilling their respective obligations set forth in the immediately preceding sentence, each of Buyer and Seller shall use its best efforts to effect any such filing within forty-


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

five (45) days of the Effective Date. Each Party will bear its own costs of the preparation of any such filing and Buyer and Seller will each pay 50% of any NRC fees. Thereafter, Buyer and Seller shall cooperate with one another to facilitate NRC review of the application, including by providing the NRC staff with such documents or information that the NRC staff may reasonably request or require any of the Parties to provide or generate.

          (d) As promptly as practicable after the Effective Date, Seller and Buyer shall jointly prepare as co-applicants, and Seller shall file with FERC, an application for approval of this transaction under Section 203 of the Federal Power Act. During preparation of such FERC application, Seller shall coordinate with Buyer, shall allow Buyer to communicate with any witnesses who submit testimony or evidence accompanying such application, and shall provide Buyer with notice and an opportunity to attend any meetings with the FERC staff regarding such application. No later than fifteen (15) days prior to Seller's submission of such application with FERC, Seller shall submit such application to Buyer for review and comment and Seller shall consider in good faith any revisions reasonably requested by Buyer. Seller and Buyer shall respond promptly to all requests from FERC or its staff for additional information regarding such application and use their respective Commercially Reasonable Efforts to participate in any hearings, settlement proceedings or other proceedings ordered by FERC with respect to the application. In fulfilling their respective obligations set forth in this Section 6.6(d), each of Buyer and Seller shall use best efforts to effect the referenced filings with FERC within forty-five (45) days of the Effective Date. Seller shall be solely responsible for the cost of filing this application, any petition(s) for rehearing, or any reapplication(s). Each Party will bear its own costs of the preparation and review of such filing, provided that Buyer shall be solely responsible for the cost of any market power study or analysis associated with such filing.

          (e) Seller and Buyer shall cooperate with each other and use Commercially Reasonable Efforts to, as promptly as practicable after the Effective Date, (i) prepare and make with FERC or any other Governmental Authority having jurisdiction over Seller, Buyer or the Included Assets, all necessary filings required to be made with respect to the transactions contemplated hereby (including those specified above), (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) obtain the transfer or reissuance to Buyer of all necessary Permits, Environmental Permits, consents, approvals and authorizations of all Governmental Authorities, and (iv) obtain all necessary consents, approvals and authorizations of all other parties, in the case of each of the foregoing clauses (i), (ii) and (iii), necessary or advisable to consummate the transactions contemplated by this Agreement (including Seller's Required Regulatory Approvals and Buyer's Required Regulatory Approvals and the renewal of the Palisades NRC License) or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which Seller or Buyer is a party or by which any of them is bound. The Parties shall respond promptly to any requests for additional information made by such agencies, use their respective Commercially Reasonable Efforts to participate in any hearings, settlement proceedings or other proceedings ordered with respect to the applications, and use their respective Commercially Reasonable Efforts to cause regulatory approval or other consent to be obtained at the earliest possible date after the date of filing or other request. Each Party will bear its own costs of the preparation and review of any such filing or request. Seller and Buyer shall have the right to review in advance all characterizations of the information relating to the transactions contemplated by this Agreement which appear in any filing made in connection with


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

the transactions contemplated hereby and the filing Party shall consider in good faith any revisions reasonably requested by the non-filing Party. In fulfilling its obligations set forth in this subsection (e) with respect to the making of any filings with the MPSC set forth on Schedule 4.3(b), Buyer shall use best efforts to effect such filings with the MPSC within forty-five (45) days of the Effective Date.

          (f) The Parties shall reasonably cooperate prior to Closing in communicating with the Hayes Township assessor to obtain assurance that a separate tax parcel number will be issued for the Big Rock ISFSI Site as soon as practicable. In the event that despite the Parties' use of all reasonable efforts, the Big Rock ISFSI Site is not assigned a separate tax parcel number by the Hayes Township assessor in time for any Tax bill rendered after Closing to be rendered to Buyer on the Big Rock ISFSI Site as a separate parcel, then the Parties will pro-rate any such Tax bill on the basis of the acreage of the pre-existing tax parcel that is included in the Big Rock ISFSI Site and the acreage that is outside the Big Rock ISFSI Site with Buyer paying the former portion and Seller paying the latter portion.

          (g) Buyer shall have the primary responsibility for securing the transfer, reissuance or procurement of the Permits and Environmental Permits other than Transferable Permits, effective as of the Closing. Seller shall cooperate with Buyer's efforts in this regard and assist in any transfer or reissuance of a Permit or Environmental Permit held by Seller or the procurement of any other Permit or Environmental Permit when so requested by Buyer. In the event that Buyer is unable, despite its Commercially Reasonable Efforts, to obtain a transfer or reissuance of one or more of the Permits or Environmental Permits as of the Closing Date, Buyer may use the applicable Permit or Environmental Permit issued to Seller, provided (i) such use is not unlawful,
(ii) Buyer notifies Seller prior to the Closing Date, (iii) Buyer continues to make Commercially Reasonable Efforts to obtain a transfer or reissuance of such Permit or Environmental Permit after the Closing, and (iv) Buyer indemnifies Seller for any losses, claims or penalties suffered by Seller in connection with the Permit or Environmental Permit that is not transferred or reissued as of the Closing resulting from Buyer's ownership or operation of the Included Assets following the Closing. In no event shall Buyer use or otherwise rely on a Permit or Environmental Permit issued to Seller beyond one (1) year after the Closing Date.

     6.7. Brokerage Fees and Commissions.

          Seller and Buyer each represent and warrant to the other that, other than with respect to fees and commissions of Concentric Energy Advisors Inc., which shall be the sole responsibility of Seller, no other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by the Party making such representation or its Affiliates. Seller and Buyer will pay to the other or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by the indemnifying party or its Affiliates.

     6.8. Tax Matters.

          (a) All Transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby, if any, shall be shared equally between Seller and Buyer.


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

Seller will, at its own expense, file, to the extent required by applicable Law, all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and Buyer shall be entitled to review such returns prepared by Seller in advance and provide comments thereon, which Seller shall accept to the extent such comments are reasonable, and, if required by applicable Law, Buyer will join in the execution of any such Tax Returns or other documentation. Buyer will provide to Seller, to the extent possible, an appropriate exemption certificate in connection with this Agreement and the transactions contemplated hereby, due from each applicable taxing authority, and the Parties shall comply with all requirements and use Commercially Reasonable Efforts to secure applicable sales tax exemptions for the transactions contemplated by this Agreement.

          (b) [Intentionally omitted]

          (c) With respect to Seller's Qualified Decommissioning Fund, prior to the Closing Date, Seller shall cause the Trustee of Seller's Qualified Decommissioning Fund to pay estimated Income Taxes for the taxable period that ends on the Closing Date in an amount equal to the estimated Income Tax Liability of Seller's Qualified Decommissioning Fund for the taxable period that ends on the Closing Date. To the extent the amount of estimated Income Taxes paid pursuant to this Section 6.8(c) is less than the Income Tax Liability of Seller's Qualified Decommissioning Fund for the taxable period that ends on the Closing Date, any such deficiency will be paid by the Trustee of the Post-Closing Decommissioning Trust Agreement and charged against the Excess Qualified Decommissioning Fund assets, or if such Excess Qualified Decommissioning Fund assets are not sufficient to pay such Income Tax Liability, such deficiency will be paid by Seller. Such payment will be made no later than the due date, as extended, of the initial Tax Return.

          (d) Each of the Parties shall provide the other with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to Liability for Taxes and each will retain and provide the requesting Party with any records or information which may be relevant to such return, audit or examination, proceedings or determination. Any information obtained pursuant to this Section 6.8(d) or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the Parties hereto, except to the extent such information is required to be disclosed by Law.

          (e) Seller shall use Commercially Reasonable Efforts to cooperate with NMC and cause any of Seller's Affiliates that provide or have provided an IRS Form W-2 to any Transferred Employee to cooperate with Buyer and Buyer's Affiliate in the efforts to obtain "successor employer" or "same employer" status for federal and state employment Tax and unemployment Tax purposes. Such cooperation shall include but not be limited to compliance with all requirements of applicable Laws and administrative practice of any Governmental Authority relevant to obtaining such status to assist Buyer and its Affiliate in meeting the requirements for obtaining such status. Seller shall also use Commercially Reasonable Efforts to cooperate with NMC and cause any of Seller's Affiliates to provide to Buyer all information reasonably available and necessary to enable Buyer or its Affiliate to successfully transfer and transition payroll functions with respect to the Transferred Employees. Such cooperation shall


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

include but not be limited to payroll, salary, benefits and withholding and employment Tax records and returns with respect to such Transferred Employees

     6.9. Advice of Changes; Supplements to Schedules.

          (a) Prior to the Closing, each Party will promptly advise the other in writing of any change or discovery occurring after the Effective Date that, if occurring on or prior to the Effective Date, would have been required to be disclosed to the other Party and/or set forth or described in the representations, warranties or covenants contained in this Agreement or on the Schedules to this Agreement so as to have avoided a material breach of any representation, warranty or covenant of the advising or other Party under this Agreement. If a Party advises the other Party of any such matter with respect to a deemed material breach by the advising Party, the other Party shall have the right to terminate this Agreement in accordance with and subject to the provisions of Sections 9.1(e) or (f), as the case may be. If a Party advises the other Party of any such matter with respect to a deemed material breach by the other Party, the advising Party shall have the right to terminate this Agreement in accordance with and subject to the provisions of Sections 9.1(e) or (f), as the case may be. If a Party fails to exercise its termination right, the written notice under this Section 6.9(a) will be deemed to have amended this Agreement, including the appropriate schedule, or to have qualified the applicable representations and warranties and no indemnification may be sought with respect to such matters.

          (b) Five (5) Business Days prior to the Closing, each of the Parties shall provide the other Party with any and all revisions, modifications and updates to the Schedules, solely with respect to matters arising after the Effective Date which if existing or occurring as of the Effective Date, would have been required to be set forth or described in such Schedules, such that the Schedules will be true and correct as of such date of delivery. To the extent that such revisions, modifications and updates do not, either individually or in the aggregate, create a Material Adverse Effect or a Buyer Material Adverse Effect, then such revisions, modifications and updates shall be deemed to be automatically incorporated into the Schedules.

     6.10. Employees.

          (a) Buyer shall offer employment, commencing as of the Closing, to all Palisades Employees and Big Rock ISFSI Employees employed immediately prior to the Closing, which Palisades Employees and Big Rock ISFSI Employees are set forth on Schedule 6.10(a), as amended between the Effective Date and the Closing Date to reflect any changes in the identities of work force personnel. Notwithstanding the foregoing any individual who is absent from service due to illness, leave of absence, military service or otherwise on the Closing Date shall not be considered a Palisades Employee or a Big Rock ISFSI Employee (and shall not be entitled to any wages, compensation, or benefits from Buyer) unless or until such individual returns to work and is actively employed by Buyer no later than fifty-two (52) weeks from the date his/her leave began or such later date as required by Law or the Collective Bargaining Agreement, in which case any wages, compensation, or benefits eligibility shall be prospective only, from the date of such individual's active employment with Buyer. Each offer of employment made by Buyer to a Palisades Employee or a Big Rock ISFSI Employee shall be consistent with the standard hiring practices and employment prerequisites of Buyer (applied consistent with Buyer's past practices), and to the receipt by Buyer of confirmation from Seller


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

or NMC that such individual (i) is currently performing and is qualified, licensed, certified, or trained in accordance with any applicable requirement of Governmental Authority to perform the duties and responsibilities of his or her current job assignment or the position to be offered to him or her by Buyer; and
(ii) has the appropriate nuclear power plant access authorization. At the Closing, Buyer shall assume the Collective Bargaining Agreement and shall assume all of Seller's or NMC's obligations under the Collective Bargaining Agreement with respect to each Bargaining Unit Transferred Employee as of the date he or she commences employment with Buyer, including the provision of retirement and insurance benefits, for the remainder of the term of the Collective Bargaining Agreement. For purposes of this Section 6.10, Buyer shall include any Affiliate of Buyer which offers employment to Palisades Employees or Big Rock ISFSI Employees. Buyer does not assume any Liability under the Collective Bargaining Agreement or otherwise with respect to any Palisades Employee unless and until he or she becomes a Transferred Employee. Buyer's agreement to offer employment to the Palisades Employees and Big Rock ISFSI Employees under this Section 6.10(a) shall not constitute an employment agreement or contract with any Palisades Employee or Big Rock ISFSI Employee, and each Transferred Employee shall be an "at-will" employee, subject to the Collective Bargaining Agreement, if applicable.

          (b) Each Palisades Employee or Big Rock ISFSI Employee who is offered, accepts and commences employment with Buyer will be referred to herein as a "Transferred Employee." With respect to each Big Rock ISFSI Employee who is a Transferred Employee, Buyer shall not be required to provide any replacement welfare, benefit, defined benefit or retiree coverages or plans separate from or in addition to those being provided to the other Transferred Employees hereunder. If, but only if, any Big Rock ISFSI Employee participates in a plan or has a coverage as of the Effective Date identified in Schedules 4.8 or 4.9(a) that is being replicated by Buyer hereunder, then such Big Rock ISFSI Employee shall be permitted to participate in such replicated plan or coverage of Buyer. Otherwise, such Big Rock ISFSI Employees shall be treated for all purposes under this Agreement as Non-Bargaining Unit Transferred Employees.

          (c) For the period commencing on the Closing Date and ending thirty-six (36) months thereafter (regardless of whether a Non-Bargaining Unit Transferred Employee becomes a Non-Bargaining Unit Transferred Employee after the Closing Date), except as Buyer and any Non-Bargaining Unit Transferred Employee may otherwise mutually agree, Buyer shall provide Non-Bargaining Unit Transferred Employees with annualized total compensation, including base pay, authorized overtime, bonuses, incentive compensation and benefits provided under all applicable employee benefits plans and programs, and fringe benefit arrangements (other than severance benefits, which are as set forth in Section 6.10(m)) (collectively, "Total Compensation") that in the aggregate is comparable in value to the Non-Bargaining Unit Transferred Employees' annualized Total Compensation immediately prior to the Closing Date. For the period commencing on the Closing Date and ending on the date on which the Collective Bargaining Agreement expires or terminates (such date, the "CBA Termination Date"), except as Buyer and any Bargaining Unit Transferred Employee may otherwise mutually agree, Buyer shall provide Bargaining Unit Transferred Employees with Total Compensation in accordance with the terms set forth in the Collective Bargaining Agreement. Notwithstanding anything to the contrary herein, Buyer shall take all actions necessary to comply with the requirements of MCL Section 460.10p, to the extent applicable.

          (d) Effective as of the Closing Date or such later date as they become Transferred Employees, all Transferred Employees shall cease to participate in the Employee Welfare Benefit Plans maintained or sponsored by NMC, Seller or their Affiliates and shall commence participation (if applicable eligibility requirements are satisfied) in the Employee Welfare Benefit Plans of Buyer or its Affiliates (the "Replacement Welfare Plans") that (i) for Non-Bargaining Unit Transferred Employees, will, when combined with the other elements of Total Compensation, provide benefits and coverage that are comparable on average to the benefits and coverage provided to the Non-Bargaining Unit Transferred Employees on average under NMC's, Seller's, or their Affiliates', as the case may be, Employee Welfare Benefit Plans in effect for the Non-Bargaining Unit Transferred Employees immediately prior to the Closing Date and (ii) for Bargaining Unit Transferred Employees, will provide benefits and coverage in accordance with the terms set forth in the Collective Bargaining Agreement. Buyer shall not be obligated to maintain such benefits and coverage in the Replacement Welfare Plans as described in the preceding sentence (regardless of whether any Transferred Employee becomes a Transferred Employee after the Closing Date) (A) beyond the 36-month period following the Closing Date with respect to Non-Bargaining Unit Transferred Employees, and (B) beyond the remaining term of the Collective Bargaining Agreement with respect to Bargaining Unit Transferred Employees. Buyer shall (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to the Transferred Employees under the Replacement Welfare Plans, other than, but only to the extent of, limitations or waiting periods that were in effect with respect to such employees under the corollary Employee Welfare Benefit Plans maintained by NMC, Seller or their Affiliates and that have not been satisfied as of the Closing Date, and (ii) provide each Transferred Employee with credit for any coinsurance limit payments and deductibles paid prior to the Closing Date during a plan year under NMC's, Seller's or their Affiliates' plans that have not ended as of the Closing Date, in satisfying any deductible or coinsurance limit requirements under the Replacement Welfare Plans (on a pro-rata basis in the event of a difference in plan years). In administering any lifetime maximum claims amount, Buyer and its Affiliates shall reserve the right to recognize claims under the corollary Employee Welfare Benefit Plans maintained by NMC, Seller or their Affiliates.

          (e) Other than with respect to Buyer's replacement 401(k) plans and defined contribution plans, Replacement Defined Benefit Plans and Replacement Retiree Coverages which are governed by Sections 6.10(f), (g) and (l), respectively, Buyer shall give all Transferred Employees credit for all service with NMC, Seller and their Affiliates under all Employee Welfare Benefit Plans and all fringe benefit plans, programs and arrangements of Buyer ("Replacement Benefit Plans") in which they become participants to the extent such service would be credited under the corollary plans and arrangements maintained by NMC, Seller or their Affiliates ("Credited Service"). The Credited Service given is for purposes of eligibility, vesting and service related level of benefits, but not benefit accrual (except as provided in the following sentence). For purposes of benefit accrual, Buyer shall give Transferred Employees credit for all Credited Service with NMC, Seller and their Affiliates under all Replacement Benefit Plans, but the ultimate benefits provided under Replacement Benefit Plans shall be offset by the corresponding benefits previously provided by NMC, Seller or their Affiliates or benefit plans of NMC, Seller or their Affiliates, or by the corresponding benefits accrued under the benefit plans of Seller or its Affiliates or otherwise committed to be provided by NMC, Seller or their Affiliates in the future.


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

          (f) Effective as of the Closing Date or such later date as they become Transferred Employees, Buyer agrees to allow the Non-Bargaining Unit Transferred Employees to be eligible to commence participation in one or more tax-qualified 401(k) plans sponsored by Buyer or its Affiliates that will, when combined with the other elements of Total Compensation, provide benefits which in the aggregate are comparable in value to the benefits provided to the Non-Bargaining Unit Transferred Employees under the tax-qualified 401(k) plans sponsored by NMC or its Affiliates in effect for Non-Bargaining Unit Transferred Employees immediately prior to the Closing Date (the "Existing Savings Plans"). Effective as of the Closing Date, or such later date as they become Transferred Employees, Buyer agrees to allow the Bargaining Unit Transferred Employees to commence participation in one or more tax-qualified 401(k) plans sponsored by Buyer or its Affiliates that will provide benefits in accordance with the terms set forth in the Collective Bargaining Agreement. In addition, Buyer agrees to allow the Bargaining Unit Transferred Employees who participate in the Consumers Defined Company Contribution Plan (the "Palisades Defined Contribution Plan"), effective on the Closing Date, or such later date as they become Transferred Employees, to be eligible to commence participation in one or more defined contribution plans that will provide benefits which are equivalent in value to the benefits provided to such employees under the Palisades Defined Contribution Plan. Buyer shall give all Transferred Employees credit for all service with NMC, Seller and their Affiliates under Buyer's replacement 401(k) plans and defined contribution plans in which they become participants to the extent such service would be credited under the Existing Savings Plans and the Palisades Defined Contribution Plan, provided that such service credit shall be given only for purposes of eligibility and vesting, but not benefit accrual. Buyer shall not be obligated to maintain such participation and benefits under such defined contribution plans (regardless of whether any Transferred Employee becomes a Transferred Employee after the Closing Date) (A) beyond the 36-month period following the Closing Date with respect to Non-Bargaining Unit Transferred Employees, and (B) beyond the remaining term of the Collective Bargaining Agreement with respect to Bargaining Unit Transferred Employees (provided, however, that if changes in the Collective Bargaining Agreement or the Law, or failure to otherwise meet any legal qualification requirements under existing Law, require(s) any terms of such defined contribution plans to be modified, or if any such terms are required by the IRS to be modified in connection with Buyer's application for a determination letter for such defined contribution plans, Buyer may modify such terms to the extent that it deems necessary to comply with such Laws, IRS directives or changes in the Collective Bargaining Agreement). To the extent allowable by Law and the applicable Seller plan, Buyer shall take any and all necessary action to cause the trustee of any tax-qualified defined contribution plan of Buyer or its Affiliates in which any Transferred Employee becomes a participant to accept a direct "rollover" in cash of all or a portion of said employee's "eligible rollover distribution" within the meaning of Section 402 of the Code from the Existing Savings Plans and/or the Palisades Defined Contribution Plan, if requested to do so by the Transferred Employee. Seller covenants that Transferred Employees shall be fully vested under the Existing Savings Plans and the Palisades Defined Contribution Plan as of the Closing Date.

          (g)

               (1) Effective as of the Closing Date or such later date as they become Transferred Employees, Buyer shall cause to be provided to those Transferred Employees participating in the Pension Plan for Employees of Consumers Energy and Other CMS


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

     Energy Companies (the "Palisades Defined Benefit Plan") one or more defined benefit pension plans ("Replacement Defined Benefit Plans"). The Replacement Defined Benefit Plans shall provide benefit formulas and provisions that are identical to the final average pay benefit plan formulas and provisions for such Transferred Employees in the Palisades Defined Benefit Plan effective immediately prior to the Closing. For the purposes of this Section 6.10(g), except as required by the Collective Bargaining Agreement or Law, or as required by the IRS in connection with applications for determination letters for the Palisades Defined Benefit Plan, no material change shall be made to such benefit formulas and provisions referenced above in the Palisades Defined Benefit Plan for the Transferred Employees after the Effective Date and prior to the Closing without the written consent of Buyer which consent shall not be unreasonably withheld. Buyer agrees to maintain such final average pay benefit formulas and provisions (A) for Non-Bargaining Unit Transferred Employees for the period commencing on the Closing Date and ending thirty-six (36) months thereafter and (B) for Bargaining Unit Transferred Employees commencing on the Closing Date and for the remaining term of the Collective Bargaining Agreement, (provided, however, that if changes in the Collective Bargaining Agreement or the Law, or failure to otherwise meet any legal qualification requirements under existing Law, require(s) any such terms to be modified or if any such terms are required by the IRS to be modified in connection with Buyer's application for a determination letter for the Replacement Defined Benefit Plans, Buyer may modify such terms to the extent that it deems necessary to comply with such Laws, IRS directives or changes in the Collective Bargaining Agreement). Following the end of the 36-month period described in the preceding sentence for Non-Bargaining Unit Transferred Employees and the end of the term of the Collective Bargaining Agreement for Bargaining Unit Transferred Employees, nothing in this Section 6.10(g) shall require Buyer to increase any benefits accrued under the Replacement Defined Benefit Plans that are attributable to Credited Service or for any other purpose.

               (2) The Transferred Employees participating in the Palisades Defined Benefit Plan shall be given credit in the Replacement Defined Benefit Plans for all service with and compensation from NMC, Seller, or their Affiliates as if it were service with and compensation from Buyer for purposes of determining eligibility for benefits, the amount of any benefits or benefit accruals, vesting and service related levels of benefits under the Replacement Defined Benefit Plans.

               (3) At least thirty (30) days prior to the Closing Date, Seller and Buyer shall file or cause to be filed any forms 5310-A that may be required to be submitted to the IRS in connection with the transfers described in this Section 6.10(g). The transfers and payments described in this Section 6.10(g) shall in no event be made prior to the thirtieth
     (30th) day following the filing of such form 5310-A with the IRS. In the event that the IRS, the PBGC or any other Governmental Authority raises any objections to the transfer, Seller and Buyer shall cooperate in good faith to resolve any such objections.

               (4) At the Closing, Seller shall cause to be transferred from the Palisades Defined Benefit Plan to the corresponding Replacement Defined Benefit Plans, assets equal to Seller's good faith estimate of the amount that is required to be transferred in compliance with the requirements of
     Section 414(l) of the Code and Treasury


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

     Regulation Section 1.414(l)-1 (determined under assumptions used by the PBGC as of the Closing Date including the assumptions set forth in Schedule 6.10(g)) (the "Initial Transfer").

               (5) Seller shall furnish to Buyer, within forty-five (45) days or as soon as reasonably practicable following the Closing Date, the amount of the accrued benefits under the Palisades Defined Benefit Plan for each Transferred Employee, and shall provide to Buyer a complete employment history for each Transferred Employee, including date of birth, date of hire, credited service, vesting service, breaks in employment, monthly pensionable earnings history, and any other information, including actuarial assumptions, necessary for Buyer to administer the accrued benefits transferred pursuant to this Section 6.10(g), and to permit Buyer's actuary to review and confirm the amounts of the benefit Liabilities determined by Seller's actuary, and shall provide Buyer with any actuarial tables or factors which Buyer may require in order to properly administer the accrued benefits transferred.

               (6) Within one hundred fifty (150) days after the Closing Date, Seller shall calculate the actual amount that is required to be transferred in compliance with the requirements of Section 414(l) of the Code and Treasury Regulation Section 1.414(l)-1 (determined under assumptions used by the PBGC as of the Closing Date including the assumptions set forth in
     Schedule 6.10(g)) (the "Actual Amount"). To the extent that the Actual Amount is less than the Initial Transfer, the amount of such differential (together with interest accrued thereon at the Interest Rate from and including the Closing Date to but excluding the date of payment) shall be transferred by the applicable Replacement Defined Benefit Plan to the Palisades Defined Benefit Plan within 10 days of such determination. To the extent that the Actual Amount is greater than the Initial Transfer, Seller shall cause to be transferred from the Palisades Defined Benefit Plan to the applicable Replacement Defined Benefit Plan the amount of such differential (together with interest accrued thereon at the Interest Rate from and including the Closing Date to but excluding the date of payment) within 10 days of such determination. To the extent the Actual Amount is less than Eighteen Million Nine Hundred Thousand Dollars ($18,900,000), the Purchase Price shall be decreased by the amount of the shortfall as part of the Post-Closing Adjustment, which shall be completed in the manner specified in Section 3.3(c). During the fifty-sixth week following the Closing, Seller shall calculate the Actual Amount (the "Additional Actual Amount") with respect to any Transferred Employee who was not included in the calculation of the Actual Amount referred to in the first sentence of this Section 6.10(g)(6) and Seller shall true up, to the extent required, the adjustment provided in the previous sentence as if the Additional Actual Amount had been included in the original determination of the Actual Amount.

               (7) All assets transferred under this Section 6.10(g) shall be made in cash, or in marketable securities that are reasonably acceptable to Buyer.

               (8) Upon completion of the Initial Transfer under this Section 6.10(g), all benefit payments from the Replacement Defined Benefit Plans shall be the responsibility of Buyer. Buyer shall not assume or bear any Liability attributable to the costs of any changes to benefit formulas or other benefits provisions or practices with respect to Transferred Employees for periods prior to the Closing that are required by the IRS or any court regarding the Tax-qualification requirements under Section 401(a) of the Code, or any other legal requirements, including any age discrimination requirements.

          (h) Buyer and Seller do not anticipate the issuance of any notices pursuant to the WARN Act. Notwithstanding the foregoing, Seller agrees to timely perform and discharge all requirements under the WARN Act and under applicable Laws for the notification of employees arising from the sale of the Included Assets to Buyer up to the Closing Date for those employees who will not become Transferred Employees effective as of the Closing Date. On and after the Closing Date, Buyer shall be responsible for performing and discharging all requirements under the WARN Act and under applicable Laws for the notification of Transferred Employees with respect to the Included Assets. At Closing, Seller shall provide to Buyer a certificate setting forth the number of employees, if any, who suffered an "employment loss," as defined under the WARN Act, at the Included Assets in the ninety (90) days immediately preceding the Closing Date, as well as the dates of their respective employment loss (the "WARN Certificate").

          (i) On and after the Closing Date, Buyer shall be responsible for providing COBRA continuation coverage only to Transferred Employees and qualified beneficiaries of such employees who become entitled to COBRA continuation coverage by reason of the occurrence of a COBRA qualifying event after becoming Transferred Employees.

          (j) Seller shall remain responsible for paying Transferred Employees for: (1) all salary, wages, Benefit Plan benefits (excluding under the Palisades Defined Benefit Plan), and a pro rata portion of any bonuses or incentive compensation that were earned for time worked for Seller or its Affiliates or NMC prior to the respective dates they become Transferred Employees; (2) any change-of-control, retention or similar payments to Transferred Employers arising out of the consummation of the transactions contemplated by this Agreement; and (3) all workers' compensation, disability benefits, or life insurance benefits for which entitlement to payment is based upon events occurring prior to the Closing including any incurred but unreported claims and/or unpaid insurance premiums under the Benefit Plans. At Closing, and thereafter as they become Transferred Employees, Seller shall pay to Buyer the cash equivalent for all vacation time, floating holidays, paid time-off plan Liabilities (including employee purchased paid time-off), sick days, personal days and bonuses and incentive compensation for Transferred Employees (including amounts carried over from prior years) which have accrued prior to but remain unpaid as of the date of commencement of employment with Buyer (holiday time shall not be included in such payment). For purposes hereof, the foregoing calculations shall be determined consistent with NMC's and Seller's past practices, as applicable.

          (k) Consistent with the Collective Bargaining Agreement and applicable Law, no provision of this Agreement shall be deemed to create any express or implied obligation for Buyer not to modify any particular compensation or benefits provided to Bargaining Unit Transferred Employees after the Closing.

          (l)


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

               (1) For the period commencing on the Closing Date and ending thirty-six (36) months thereafter for Non-Bargaining Unit Transferred Employees, and beginning on the Closing Date and for the remaining term of the Collective Bargaining Agreement for Bargaining Unit Transferred Employees, Buyer shall provide all Transferred Employees who retire within such period with retiree medical, prescription drug, dental and life insurance (and with respect to Non-Bargaining Unit Transferred Employees, executive survivor) coverages (the "Replacement Retiree Coverages") that are equivalent on average in value (A) with respect to Non-Bargaining Unit Transferred Employees (other than Big Rock ISFSI Employees), to the retiree medical, prescription drug, dental, life insurance and executive survivor coverages available to eligible Palisades Employees who retire from Seller or NMC immediately prior to the Closing Date, (B) with respect to Big Rock ISFSI Employees, to the retiree medical, prescription drug, dental, life insurance and executive survivor coverages available to eligible Palisades Employees, but only if such Big Rock ISFSI Employees would be eligible for such coverages if they retired from Seller or NMC immediately prior to the Closing Date and (C) with respect to Bargaining Unit Transferred Employees, the retiree medical, prescription drug, dental and life insurance coverages in accordance with the terms set forth in the Collective Bargaining Agreement (the "Palisades Retiree Coverages"). Buyer shall (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to the Transferred Employees under the Replacement Retiree Coverages, other than, but only to the extent of limitations or waiting periods that were in effect with respect to such employees under the Palisades Retiree Coverages and that have not been satisfied as of the Closing Date, and (ii) provide each Transferred Employee with credit for any coinsurance limit payments and deductibles paid prior to the Closing Date during a plan year under each applicable Palisades Retiree Coverages plan that has not ended as of the Closing Date, in satisfying any deductible or coinsurance limit requirements under the Replacement Retiree Coverages (on a pro-rata basis in the event of a difference in plan years). Buyer shall give all Transferred Employees credit for all service with NMC, Seller and their Affiliates with respect to the Replacement Retiree Coverages to the extent such service would be credited under the corollary Palisades Retiree Coverages, provided that such service credit shall be given only for purposes of eligibility and service-related levels of benefits. Notwithstanding the foregoing, for purposes of Replacement Retiree Coverages with respect to the Non-Bargaining Unit Transferred Employees who participated in the NMC retiree coverages, Buyer shall not be required to recognize such Transferred Employees' past service with Seller, NMC or their Affiliates for any purpose whatsoever. Effective as of the date any Transferred Employee becomes a Transferred Employee, neither Seller nor NMC shall have any responsibility to provide retiree medical, dental, prescription drug, life insurance or executive survivor coverages for such Transferred Employee. Following the end of such thirty-six month period for Non-Bargaining Unit Transferred Employees and the end of the term of the Collective Bargaining Agreement for Bargaining Unit Transferred Employees, nothing in this Section 6.10(l) shall prohibit Buyer from changing or eliminating the Replacement Retiree Coverages for Transferred Employees who retire within such period or thereafter, including but not limited to prohibiting Buyer from implementing retiree cost sharing or other provisions under the Replacement

     Retiree Coverages that do not take into account service with Seller, NMC or their Affiliates.

               (2) At the Closing, Seller shall transfer to Buyer, either in cash or from the Consumers Energy Co. Non-Union Welfare Benefit Trust to Provide for Retiree Health Care & Other Benefits, the Consumers Energy Co. Non-Union Welfare Benefit Trust to Provide for Retiree Life Insurance & Other Benefits, the Consumers Energy Co. Union Welfare Benefit Trust to Provide for Retiree Health Care & Other Benefits and the Consumers Energy Co. Union Welfare Benefit Trust to Provide for Retiree Life Insurance & Other Benefits to Buyer's applicable welfare benefit trusts for the Replacement Retiree Coverages assets equal to Seller's good faith estimate of the product of (i) the Accumulated Postretirement Benefit Obligation ("APBO") of Transferred Employees determined as of the Closing Date under Statement of Financial Accounting Standards Number 106 ("SFAS 106"), based on the actuarial assumptions used by Seller for the most recent SFAS 106 measurement date prior to the Closing Date (and for this purpose, no future medical inflation is assumed) and (ii) for Non-Bargaining Unit Transferred Employees, the funded percentage of Seller's overall Non-union SFAS 106 APBO, and for Bargaining Unit Transferred Employees, the funded percentage of Seller's overall Union SFAS 106 APBO (in the aggregate, the "Initial Retiree Medical and Life Insurance Transfer"). Such funded percentages will be determined as of the Seller's most recent SFAS 106 measurement date prior to the Closing Date, based on the actuarial assumptions used by Seller as of that date for SFAS 106 purposes and the fair market value of SFAS 106 assets respectively for Non-Bargaining Unit Transferred Employees and Bargaining Unit Transferred Employees. Such asset transfers shall be allocated among Seller's welfare benefit trusts based on the transfer amounts determined for Bargaining Unit Transferred Employees and Non-Bargaining Unit Transferred Employees in accordance with the preceding two (2) sentences. These asset transfer amounts shall be further allocated, separately for Bargaining Unit Transferred Employees and Non-Bargaining Unit Transferred Employees between Seller's retiree health care and retiree life insurance trusts for the respective employee groups, in proportion to the assets of the four (4) trusts.

               (3) Within sixty (60) days after the Closing Date, Seller shall calculate the actual amount based on the product of subclauses (i) and (ii) in Section 6.10(l)(2) above (the "Actual Retiree Medical and Life Insurance Amount"). To the extent that the Actual Retiree Medical and Life Insurance Amount is less than the Initial Retiree Medical and Life Insurance Transfer, the amount of such differential (together with interest accrued thereon at the Interest Rate from and including the Closing Date to but excluding the date of payment) shall be transferred by Buyer to Seller within 10 days of such calculation. To the extent that the Actual Retiree Medical and Life Insurance Amount is greater than the Initial Retiree Medical and Life Insurance Transfer, the amount of such differential (together with interest accrued thereon at the Interest Rate from and including the Closing Date to but excluding the date of payment) shall be transferred by Seller to Buyer within 10 days of such calculation. If the Actual Retiree Medical and Life Insurance Amount is less than Six Million Two Hundred Fifty Thousand ($6,250,000), the Purchase Price shall be decreased by the amount of the shortfall as part of the Post-Closing Adjustment. During the fifty-sixth week following


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

     the Closing, Seller shall calculate the Actual Retiree Medical and Life Insurance Amount (the "Additional Retiree Medical and Life Insurance Amount") with respect to any Transferred Employee who was not included in the calculation of the Actual Retiree Medical and Life Insurance Amount referred in this Section 6.10(l)(3), and Seller shall true up, to the extent required, the adjustment provided in the previous sentence as if the Additional Retiree Medical and Life Insurance Amount had been included in the original determination of the Actual Retiree Medical and Life Insurance Amount.

          (m) Except as Buyer and any Transferred Employee may otherwise mutually agree, Buyer shall pay to each Non-Bargaining Unit Transferred Employee whose employment is terminated without cause by Buyer or one of its Affiliates within the period commencing on the Closing Date and ending eighteen (18) months thereafter severance payments equal to the greater of (i) such Transferred Employee's Total Compensation for the remainder of such eighteen (18) month period as if still employed and (ii) an amount equal to one (1) week's base pay for each full year of service with Seller and/or NMC (up to a maximum of thirty
(30) weeks' base pay). Buyer is not establishing any separation plan or severance agreement, plan or coverage to replicate any separation plan or severance agreement, plan or coverage for the Non-Bargaining Unit Transferred Employees that is identified in Schedules 4.8 or 4.9(a) (including any agreement, coverage or plan so identified in Schedules 4.8 or 4.9(a) as being specifically applicable to one or more Big Rock ISFSI Employees), and Buyer shall not be obligated to provide any Non-Bargaining Unit Transferred Employee any severance payment or other benefits upon the termination of such Non-Bargaining Unit Transferred Employee's employment by Buyer without cause other than as provided in the preceding sentence. Nothing contained herein shall alter the at-will employment relationship of any Non-Bargaining Unit Transferred Employee.

          (n) Buyer shall provide relocation assistance to any Bargaining Unit Transferred Employee transferred more than sixty (60) miles from his/her current place of employment to one of Buyer's other facilities, in accordance with the terms of the Collective Bargaining Agreement.

          (o) Seller shall inform Buyer of any planned termination of employment by any executive, key employee or group of five (5) or more employees at Palisades reasonably promptly after Seller acquires Knowledge thereof.

     6.11. Risk of Loss.

          (a) Prior to the Closing, Buyer shall not bear any risk of loss or damage to the property included in the Included Assets. Seller shall replace or repair any damage to the Included Assets in accordance with Good Utility Practices, except as otherwise provided in paragraphs (b) or (c) below.

          (b) If, before the Closing, all or any material portion of the Included Assets are taken by eminent domain or are the subject of a pending or (to the Knowledge of Seller) contemplated taking which has not been consummated, Seller shall notify Buyer promptly in writing of such fact. Buyer and Seller shall negotiate in good faith to settle the Loss resulting from such taking (including by making a fair and equitable adjustment to the Purchase Price)


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and, upon such settlement, consummate the transactions contemplated by this
Agreement pursuant to the terms of this Agreement. If no such settlement is reached within sixty (60) days after Seller has notified Buyer of such taking, and if such taking creates a Material Adverse Effect, then Buyer or Seller may terminate this Agreement pursuant to Section 9.1(g); provided, that any such termination notice must be given no later than ten (10) Business Days after the expiration of such sixty (60) day period.

          (c) If, before the Closing, all or any material portion of the Included Assets is damaged or destroyed by fire, or other casualty, Seller shall notify Buyer promptly in writing of such fact. If Seller has not notified Buyer within fifteen (15) days after its occurrence of its intention to repair such damage, degradation or destruction (such repair to be reasonably satisfactory to Buyer), Buyer and Seller shall negotiate in good faith to settle the Loss resulting from such casualty (including by making a fair and equitable adjustment to the Purchase Price) and, upon such settlement, consummate the transactions contemplated by this Agreement pursuant to the terms of this Agreement. If no such settlement is reached within sixty (60) days after Seller has notified Buyer of such casualty, and if such damage or destruction creates a Material Adverse Effect, then Buyer or Seller may terminate this Agreement pursuant to Section 9.1(g); provided, that any such termination notice must be given no later than ten (10) Business Days after the expiration of such sixty
(60) day period.

     6.12. Qualified Decommissioning Fund.

          (a) At the Closing, Seller shall cause to be transferred to the Trustee under the Post-Closing Decommissioning Trust Agreement all of the assets of the Seller's Qualified Decommissioning Fund, unless prior to such time Seller shall have received a favorable private letter ruling from the IRS in respect of withdrawing excess decommissioning funds, as contemplated by Section 6.18, in which case Seller shall transfer an amount equal to the Decommissioning Target or such other amount (but not less than the Decommissioning Target) specified in such private letter ruling (the "PLR Decommissioning Amount"). Any assets held by Seller's Qualified Decommissioning Fund that are in excess of the PLR Decommissioning Amount (the "Excess PLR Decommissioning Amount") shall be retained by the Seller's Qualified Decommissioning Fund for distribution to the Seller as provided by the private letter ruling contemplated by Section 6.18.

          (b) Buyer shall take all reasonable steps necessary to satisfy any requirements imposed by the NRC regarding the Buyer's Qualified Decommissioning Fund, in a manner sufficient to obtain NRC approval of the transfer of Qualified Decommissioning Fund assets from Seller to Buyer.

          (c) The Parties shall not take any actions that would cause the actual Tax consequences of the transactions contemplated by this Agreement to differ from or be inconsistent with the Requested Rulings set forth in Section 6.18.

          (d) Seller shall cause the Trustee of Seller's Qualified Decommissioning Fund to pay final expenses for trustee and investment management fees and other administrative expenses of Seller's Qualified Decommissioning Fund to the extent practicable before the Closing. Seller shall cause the Trustee of Seller's Qualified Decommissioning Fund to notify


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Buyer in writing of any such Qualified Decommissioning Fund expenses due after the Closing. Buyer agrees to direct the Trustee of the Post-Closing Qualified Decommissioning Trust Agreement to pay the Qualified Decommissioning Fund expenses identified in the preceding sentence to the extent not paid before the Closing and such amount shall be charged against the Excess Qualified Decommissioning Fund assets, or if such Excess Qualified Decommissioning Fund assets are not sufficient to pay such expenses, Seller shall pay the same. Buyer agrees to ensure that its trust agreements allow for the payment of such expenses.

          (e) Any Excess Qualified Decommissioning Fund assets transferred to Buyer pursuant to this Section 6.12 shall be distributed to Seller if and to the extent required by Section 6.20(c).

          (f) Seller agrees not to amend Seller's Decommissioning Trust Agreement between the date of this Agreement and the Closing Date without Buyer's prior written consent, which shall not be unreasonably withheld, except for any amendment which may be required to be made to the Seller's Decommissioning Trust Agreement by any Law or to permit the transfers referred to in this Section 6.12 or to permit return to Seller of assets of the Qualified Decommissioning Fund in excess of the Decommissioning Target.

     6.13. Spent Nuclear Fuel Fees.

          Before the Closing and at all times thereafter, Seller shall remain liable for, and pay as they come due, all Spent Nuclear Fuel Fees attributable to electricity generated at Palisades and the Big Rock Point Plant Operating Facility and sold prior to the Closing, including the Pre-1983 Fee, and Buyer shall have no Liability or responsibility therefor. Buyer shall be liable for all Spent Nuclear Fuel Fees attributable to electricity generated at Palisades and sold after the Closing, and Seller shall have no Liability or responsibility therefor.

     6.14. Standard Spent Fuel Disposal Contract; Spent Nuclear Fuel Litigation.

          (a) At the Closing, (i) Seller shall assign to Buyer, and Buyer shall assume, Seller's rights, duties, title and interest in and to the Standard Spent Fuel Disposal Contract (except for the obligation to pay the Pre-1983 Fee), including, to the extent permitted by Law but subject to the Department of Energy Claim and Section 6.14(d) below, the right to pursue and recover damages arising post-Closing from the Department of Energy's failure to commence the removal, transportation and acceptance or its delay in accepting Spent Nuclear Fuel from Palisades and from the Big Rock Point Plant Operating Facility (now located at the Big Rock ISFSI) for disposal pursuant to the Standard Spent Fuel Disposal Contract (the "Post-Closing SNF Claim") and (ii) Buyer shall assume title to, and responsibility for the management, storage, removal, transportation and disposal of, all Spent Nuclear Fuel of Palisades located at the Palisades Site and all Spent Nuclear Fuel located at the Big Rock ISFSI Site in each case as of the Closing. Seller shall provide the required notice to the Department of Energy of the assignment of the Standard Spent Fuel Disposal Contract to Buyer within ninety (90) days of Closing, such notice to be in a form reasonably acceptable to Seller and Buyer and to include a copy of this Agreement therewith. Notwithstanding the foregoing, if a court of competent jurisdiction finally determines that the Post-Closing SNF Claim is not assignable hereunder, then Seller shall retain and prosecute such claim in a manner as reasonably directed by Buyer and, to


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the extent Seller actually recovers damages relating to any Post-Closing SNF
Claim, such amounts shall paid over to Buyer after deducting therefrom any reasonable and documented costs, fees (including, without limitation, attorney, consultant, engineer and expert fees) and expenses related to the prosecution of such claims.

          (b) In determining the scope of the Department of Energy Claim, it shall be assumed that Seller would have made all improvements to Palisades that would have been required for the acceptance, removal, transportation and/or disposal of Spent Nuclear Fuel pursuant to the Standard Spent Fuel Disposal Contract in a timely manner and that Seller was not required to make increased contributions to Seller's Qualified Decommissioning Fund or other Decommissioning trust as a result of the Department of Energy's failure to commence the removal, transportation, acceptance or any delay in accepting Spent Nuclear Fuel from Palisades and from the Big Rock Point Plant Operating Facility (now located at the Big Rock ISFSI) for disposal pursuant to the Standard Spent Fuel Disposal Contract. Seller agrees not to bring any claim against the Department of Energy (or include any such claim within the Department of Energy Claim) asserting that the amount of the Purchase Price was diminished or that there has been any diminution in value of the Palisades Assets at or prior to the Closing, that the Palisades Facility was subject to a taking by eminent domain or otherwise, or that Seller was required to make increased contributions to Seller's Qualified Decommissioning Fund as a result of the Department of Energy's failure to commence the removal, transportation, acceptance or any delay in accepting Spent Nuclear Fuel from Palisades and from the Big Rock Point Plant Operating Facility (now located at the Big Rock ISFSI) for disposal pursuant to the Standard Spent Fuel Disposal Contract. Seller also agrees that any diminished value claim relating to the period from and after the Closing that it brings against the Department of Energy with respect to the Big Rock ISFSI shall be limited to a claim for Thirty Million Dollars ($30,000,000), plus interest from and after the Closing.

          (c) Buyer acknowledges and agrees that, in connection with the Department of Energy Claim, Seller has calculated its claim for pre-Closing damages and taken the position with the Department of Energy that Seller would have allocated certain queue/scheduling rights under the Standard Spent Fuel Disposal Contract in respect of the pick-up by the Department of Energy of Spent Nuclear Fuel from Palisades to the Big Rock Point Plant Operating Facility, such that all Spent Nuclear Fuel from the Big Rock Point Plant Operating Facility would have been picked-up by the Department of Energy prior to any pick-up of Spent Nuclear Fuel from Palisades and therefore Seller would not have had to construct the Big Rock ISFSI but for the Department of Energy's breach of the Standard Spent Fuel Disposal Contract. Buyer agrees not to take any position inconsistent with the foregoing or to otherwise impair the potential damages recoverable by Seller pursuant to the Department of Energy Claim.

          (d) Buyer acknowledges and agrees that (i) the Post-Closing SNF Claim does not include, and Seller has retained, the right to claim certain post-Closing damages under the Standard Spent Fuel Disposal Contract in respect of the Big Rock ISFSI, as more particularly described in the definition of the Department of Energy Claim, (ii) Seller has retained rights under the Standard Spent Fuel Disposal Contract to the extent necessary to prosecute such claims and (iii) it shall not to take any position inconsistent with the foregoing.


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          (e) Seller acknowledges and agrees that Buyer shall be entitled to prosecute any and all claims for post-Closing damages arising under the Standard Spent Fuel Disposal Contract, including post-Closing damages with respect to the Big Rock ISFSI Assets in excess of the Big Rock Amount.

          (f) Buyer agrees to provide Seller with a copy within ten (10) Business Days of receipt of all notices provided to Buyer from the Department of Energy regarding the date on which the Pre-1983 Fee will become due and payable in accordance with the terms of the Standard Spent Fuel Disposal Contract, and Seller agrees to cause such amounts to be duly paid when due as provided in
Section 2.4(h), subject to any rights of set-off to which Seller may be entitled by reason of the Department of Energy's defaults under the Standard Spent Fuel Disposal Contract.

          (g) Seller shall deliver to Buyer at the Closing security in respect of Seller's obligation to pay the Pre-1983 Fee in the form of cash, letter(s) of credit, or other security reasonably acceptable to Buyer in an amount not less than the then-outstanding amount of the Pre-1983 Fee (such cash, letter of credit or security to be adjusted not less than annually to reflect changes in the amount of the Pre-1983 Fee due); provided, however, that if at any time the rating of the unsecured, senior long-term debt obligations (not supported by third-party credit enhancements) of Seller's Parent shall equal or exceed Baa3 by Moody's Investment Services, Inc. (or its successor), or BBB- by Standard and Poor's Rating Group (or its successor), Seller shall be permitted to substitute in lieu of such cash, letter(s) of credit or other security a guaranty of Seller's Parent in the form attached hereto as Exhibit K (the "Consumers Guaranty").

          (h) If future litigation by Buyer against the Department of Energy for damages from the Department of Energy's failure to commence the removal, transportation or acceptance or its delay in accepting Spent Nuclear Fuel from Palisades or the Big Rock Point Plant Operating Facility (now located at the Big Rock ISFSI) should result in a final, unappealable ruling that Buyer is entitled to damages, but that such damages, in part or in full, must be offset against any Liability to pay the Pre-1983 Fee, then Seller shall promptly pay to Buyer the amount of any such offset, subject to receipt by Seller of either a written acknowledgement by the Department of Energy or a Government Order that Seller's liability for the Pre-1983 Fee shall be reduced by the amount of any such offset.

     6.15. Department of Energy Decontamination and Decommissioning Fees.

          Seller will continue to pay all Department of Energy Decontamination and Decommissioning Fees relating to separative work units purchased and/or consumed at Palisades and the Big Rock Point Plant Operating Facility prior to the Closing Date, including all annual Special Assessment invoices to be issued after the Closing Date by the Department of Energy, as contemplated by its regulations at 10 C.F.R. Part 766 implementing Sections 1801, 1802, and 1803 of the Atomic Energy Act.

     6.16. Cooperation Relating to Insurance and Price-Anderson Act.

          Until the Closing, Seller will maintain, or cause to be maintained, in effect (i) insurance in amounts and against such risks and losses as is customary in the commercial nuclear


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power industry and (ii) not less than the level of property damage and liability insurance for the Facilities as in effect on the Effective Date. Seller shall cooperate with Buyer's efforts to obtain insurance, including insurance required under the Price-Anderson Act or other Nuclear Laws with respect to the Palisades Assets and the Big Rock ISFSI Assets. In addition, subject to Buyer's written commitment to satisfy its indemnification obligations under Section 8.1(a), Seller agrees to use Commercially Reasonable Efforts to assist Buyer in making any claims against pre-Closing insurance policies that may provide coverage related to Assumed Liabilities and Obligations.

     6.17. Release of Seller.

          Buyer shall use Commercially Reasonable Efforts to support Seller's efforts to obtain a written release of Seller effective as of the Closing with respect to obligations arising after the Closing under any of the Seller's Agreements, Fuel Contracts or Non-material Contracts assigned to Buyer hereunder, provided that Buyer shall not be required to assume additional costs, expenses or Liabilities in connection therewith.

     6.18. Private Letter Ruling.

          The Parties agree to cooperate in good faith in the preparation and joint filing of the private letter ruling request(s) to be made by Buyer and Seller in order to obtain the Requested Rulings. Buyer and Seller shall use Commercially Reasonable Efforts to obtain prior to the Closing Date one or more private letter ruling(s) from the IRS (but receipt of any such letter rulings shall not be a condition to the occurrence of the Closing) determining that (i) the transfer of assets from the Seller's Qualified Decommissioning Fund to the Buyer's Qualified Decommissioning Fund is a disposition that either satisfies or is treated as satisfying the requirements of Treas. Reg. 1.468A-6(b) pursuant to the IRS's exercise of discretion under Treas. Reg. 1.468A-6(g)(1) (including a ruling that the Seller's Qualified Decommissioning Fund may transfer at Closing a portion of its assets equal to the PLR Decommissioning Amount), (ii) none of Seller, Buyer nor their respective Qualified Decommissioning Funds will recognize gain or loss upon the transfer of assets from the Seller's Qualified Decommissioning Fund to the Buyer's Qualified Decommissioning Fund, (iii) the Buyer's Qualified Decommissioning Fund will be treated as satisfying the requirements of Code Section 468A, (iv) the Buyer's Qualified Decommissioning Fund will have a carryover Tax basis in the assets received from the Seller's Qualified Decommissioning Fund and (v) Buyer is not treated as in constructive receipt of any Excluded Assets comprised of any fund relating to Decommissioning, other than the Seller's Qualified Decommissioning Fund, which Excluded Assets shall be released from being dedicated to Decommissioning Palisades (the "Requested Rulings"). The Requested Rulings shall be modified, as necessary, to take into account any legislation enacted on or after the Effective Date or any change in the Code or the Treasury Regulations promulgated thereunder or the issuance of any notice, revenue procedure, private letter ruling or similar administrative item by the IRS occurring on or after the Effective Date. Neither Buyer nor Seller shall take any action that would cause the transfer of assets from the Seller's Qualified Decommissioning Fund to the Buyer's Qualified Decommissioning Fund to fail to be treated as satisfying the requirements of Treas. Reg. 1.468A-6(b) (assuming solely for purposes of this sentence that Palisades in the hands of Buyer qualifies as a "nuclear power plant" within the meaning of Treasury Regulation Section 1.468A-1(b)(4) because Buyer's rates for the sale or furnishing of


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electricity are not established or approved by a public utility commission or under the jurisdiction of the Rural Electric Administration), or cause Buyer and Seller to fail to obtain the Requested Rulings. The user fee set forth in the applicable IRS Revenue Procedure for substantially identical letter rulings by a common sponsor shall be shared equally by both Parties. Each Party will bear its own legal fees with respect to any requests. The Parties agree to use Commercially Reasonable Efforts to file the private letter ruling request seeking the Requested Rulings within forty-five (45) days of the Effective Date.

     6.19. NRC Commitments.

          Following the Closing, Buyer shall maintain and operate the Facilities in accordance with the NRC Commitments, the NRC Licenses, applicable NRC regulations and policies and with applicable Nuclear Laws.

     6.20. Decommissioning; Return of Excess Qualified Decommissioning Fund Assets.

          (a) Buyer hereby agrees that it will complete, at its expense, the Decommissioning of the Facilities and each Site once that Site is no longer utilized (i) in the case of Palisades, either for power generation of any kind or for any storage of Spent Nuclear Fuel or other Nuclear Material and (ii) in the case of the Big Rock ISFSI, for storage of Spent Nuclear Fuel or other Greater Than Class C Waste, and that it will complete all Decommissioning activities in accordance with all Nuclear Laws and Environmental Laws, including applicable requirements of the Atomic Energy Act and the NRC's rules, regulations, orders and pronouncements thereunder. The Parties acknowledge that Seller shall have no obligation to audit, monitor or enforce rights and obligations with respect to this Section 6.20.

          (b) Buyer shall use Commercially Reasonable Efforts to obtain all consents and approvals necessary to permit Buyer to ship Spent Nuclear Fuel and other Nuclear Material stored at the Big Rock ISFSI from the Big Rock ISFSI to Palisades in the event the current Law is amended to permit such storage.

          (c) Without regard to the actual Decommissioning expenses incurred by the Buyer or the Buyer's Qualified Decommissioning Fund, Buyer shall remit, or cause Buyer's Qualified Decommissioning Fund to remit, to Seller an amount in cash equal to (i) the assets of the Qualified Decommissioning Fund transferred to Buyer, pursuant to Section 6.12 or Section 2.1 in excess of the Decommissioning Target, if any, plus or less (as the case may be) (ii) earnings (or losses) thereon accrued from and after the Closing Date to but not including the date paid, at a rate equal to the total pre-tax return earned by the Buyer's Qualified Decommissioning Fund during such period of time (such amounts under clauses (i) and (ii) constituting the "Notional Investment Amount") (it being understood earnings and losses shall be proportionately allocated to the Notional Investment Amount), less (iii) the amount of any Income Taxes imposed upon the Buyer's Qualified Decommissioning Fund properly allocable to the Notional Investment Amount and any administrative expenses properly allocable to such Notional Investment Amount (it being understood such Income Taxes and administrative expenses shall be proportionately allocated to the Notional Investment Amount), less (iv) any Income Taxes that would be imposed upon the Buyer's Qualified Decommissioning Fund with respect to the distribution of such excess to the Buyer if and to the extent that liquidation of investments would


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be required in order to make such distribution in cash in accordance with
Section 6.20(e) below or Income Taxes that would be imposed upon Buyer's Qualified Decommissioning Fund on the distribution of assets, less (v) any Income Tax liability that would be imposed upon Buyer upon withdrawal of the sum required by this Section 6.20(c) from the Buyer's Qualified Decommissioning Fund calculated by applying the then-maximum Tax rate applicable under Code Section 11 and relevant state Laws and assuming a full deduction for any state Taxes (the "Tax Rate") (it being understood that the Income Tax basis of the assets distributed or liquidated under clause (iv) or this clause (v) shall be proportionate to the Income Tax basis of all of the assets in Buyer's Qualified Decommissioning Fund), plus (vi) the net present value of any Income Tax benefit, if any, accruing to Buyer resulting from the Buyer's obligation to make or the making of the payment required by this Section 6.20(c) (it being understood that to calculate the Tax benefit, the Parties shall utilize the Tax Rate in effect on the date of payment and the long-term IRS applicable federal rates, compounded annually, in effect on such date (or if applicable federal rates are no longer published by the IRS, a comparable measure) less (vii) Buyer's Qualified Decommissioning Fund Tax Amount (collectively, the "Excess Qualified Decommissioning Fund Assets") promptly upon the occurrence of the first to occur of the following events:

               (1) The Palisades Facilities and the Palisades Site are Decommissioned by Buyer or no funds remain in the Buyer's Qualified Decommissioning Fund;

               (2) (A) a change in the Code or the Treasury Regulations promulgated thereunder or (B) the issuance of a notice, revenue procedure or similar administrative item by the IRS, in either case, permitting the Buyer without seeking a private letter ruling from the IRS to withdraw a portion of the assets held by Buyer's Qualified Decommissioning Fund which were transferred from Seller's Qualified Decommissioning Fund or attributable to such assets without the imposition upon the Buyer or the Buyer's Qualified Decommissioning Fund of any Tax (including any Tax resulting from the failure of Buyer's Qualified Decommissioning Fund to continue to satisfy the applicable requirements of Code Section 468A) other than the Taxes specified in clauses (iii), (iv) and (v) above in this
     Section 6.20(c); provided that Buyer shall not be required to rely on such Code, Treasury Regulations or administrative item prior to Seller having furnished Buyer and the Trustee of the Post-Closing Decommissioning Trust Agreement with a legal opinion of Tax counsel (reasonably acceptable to Buyer and the Trustee of the Post-Closing Decommissioning Trust Agreement), in form and substance reasonably acceptable to Buyer and such Trustee, to the effect that no Tax or penalty will be imposed upon the Buyer or the Buyer's Qualified Decommissioning Fund (other than the Taxes specified in clauses (iii), (iv) and (v) above in this Section 6.20(c)) in connection with the distribution by the Buyer's Qualified Decommissioning Fund of a specified portion of its assets to Buyer; or

               (3) The receipt of a favorable private letter ruling from the IRS that a portion of the assets of Buyer's Qualified Decommissioning Fund and which were transferred from Seller's Qualified Decommissioning Fund or attributable to such assets may be distributed by the Buyer's Qualified Decommissioning Fund to the Buyer without the imposition of any Tax other than the Taxes specified in clauses (iii), (iv) and (v)


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     above in this Section 6.20(c); provided that the Buyer shall not be required to seek such private letter ruling from the IRS unless and until Seller shall have furnished to Buyer a legal opinion of Tax counsel (reasonably acceptable to Buyer), in form and substance reasonably acceptable to Buyer, to the effect that no Tax (including any Tax resulting from the failure of Buyer's Qualified Decommissioning Fund to continue to satisfy the applicable requirements of Code Section 468A) should be imposed upon the Buyer or the Buyer's Qualified Decommissioning Fund (other than the Taxes specified in clauses (iii), (iv) and (v) above in this Section 6.20(c) in connection with the distribution by the Buyer's Qualified Decommissioning Fund of a specified portion of its assets to the Buyer, in which case Buyer shall promptly prepare and file such private letter ruling request and diligently pursue the same. The fees and costs in connection with obtaining such private letter ruling shall be shared equally by Buyer and Seller.

          (d) If one of the events described in Section 6.20(c) shall have occurred, but such event shall only permit the withdrawal of a portion, but not all, of the Excess Qualified Decommissioning Fund assets, then the payment obligation of Buyer contained in Section 6.20(c) shall nonetheless apply with respect to such portion of the Excess Qualified Decommissioning Fund assets and the provisions of Section 6.20(c) shall remain in full force and effect with respect to any remaining Excess Qualified Decommissioning Fund assets not yet paid to Seller.

          (e) Following Closing and at all times thereafter until the Excess Qualified Decommissioning Fund Assets are paid to the Seller pursuant to Section 6.20(c), Buyer shall (i) deliver or cause Trustee of the Buyer's Post-Closing Decommissioning Trust Agreement to deliver to Seller all financial reports, documents, information statements and schedules relating to the Buyer's Qualified Decommissioning Fund promptly upon issuance thereof, (ii) provide Seller promptly with copies of all written communications to or from the NRC and the MPSC regarding Decommissioning of either the Big Rock ISFSI or Palisades or regarding the level of Decommissioning funding for either Facility, including but not limited to the periodic reports to the NRC regarding such funds, (iii) use Commercially Reasonable Efforts to cause the Trustee to maintain all the assets transferred by the Seller's Qualified Decommissioning Fund to the Buyer's Qualified Decommissioning Fund in excess of the Decommissioning Target (plus all earnings related thereto) in one separate account (the "First Decommissioning Account") and assets in an amount equal to the Decommissioning Target (plus all earnings related thereto) in a second separate account (the "Second Decommissioning Account"), (iv) maintain sufficient funds in the Second Decommissioning Account to comply with all NRC regulations, orders or directives regarding the adequacy of Decommissioning funding, as if the First Decommissioning Account were unavailable for Decommissioning, whether by additional contributions or otherwise, (v) except to the extent provided in
Section 6.20(c), use Commercially Reasonable Efforts to cause the Trustee to disburse funds from the Buyer's Qualified Decommissioning Fund only for Decommissioning, the payment of the Buyer's Qualified Decommissioning Trust's expenses and related purposes, and (vi) upon Decommissioning, use and exhaust all funds in the Second Decommissioning Account before expending any funds from the First Decommissioning Account. At Closing, all assets transferred by the Seller's Qualified Decommissioning Fund to the Buyer's Qualified Decommissioning Fund shall be apportioned pro rata between the First Decommissioning Account and the Second Decommissioning Account with each account receiving an identical percentage of each class or type of transferred assets to


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the greatest extent possible. Each account shall be managed by the same investment manager applying the same investment guidelines principles and all expenses (including Taxes) shall be shared proportionately between the two accounts. To the extent it is not possible under applicable Law to establish separate accounts representing the First Decommissioning Account and the Second Decommissioning Account, Buyer shall cause the Trustee of Buyer's Qualified Decommissioning Fund to establish separate books and records containing notional accounts for the amounts described in clause (iii) above, and Buyer shall otherwise treat such notional accounts as separate accounts for all purposes and comply with all of the requirements of this Section 6.20(e) with respect to such notional accounts, as though such notional accounts were the First Decommissioning Account and the Second Decommissioning Account, respectively.

          (f) If any event described in Section 6.20(c) shall have occurred, Buyer and Seller agree to cooperate and take all Commercially Reasonable Efforts necessary to receive any additional consents (including any NRC consents) or to satisfy any requirements not specified in Section 6.20(c) in order to permit the transfers required by Section 6.20(c) above.

          (g) Buyer agrees to deliver to Seller a copy of Buyer's Post-Closing Decommissioning Trust Agreement (reflecting the requirements stated in Section 5.7) at least 20 days prior to the Closing Date and, except to the extent required by law, to not amend the Buyer's Post Closing Decommissioning Trust Agreement following such delivery in a manner that would be adverse to Seller, without the Seller's prior written consent, which consent shall not be unreasonably withheld.

     6.21. Buyer's Parent Guaranty.

          Buyer's Parent shall provide on the date hereof the Buyer's Parent Guaranty to provide security for compliance with Buyer's payment obligations under this Agreement, which guaranty shall remain in effect until the earliest to occur of (i) all such obligations having been fully and irrevocably performed and satisfied, (ii) the occurrence of the Closing and (iii) if applicable, the termination of this Agreement pursuant to Section 9.1 (other than a termination under Section 9.1(f)). If at any time there shall occur a Downgrade Event with respect to Buyer's Parent, then Seller shall supplement the Buyer's Parent Guaranty with either (i) a cash deposit in the amount of Thirty Million Dollars ($30,000,000), which deposit shall earn interest at the Interest Rate or (ii) a letter of credit in the amount of Thirty Million Dollars ($30,000,000). Any such letter of credit shall be reasonably satisfactory to Seller in form and substance, shall be issued by a financial institution reasonably acceptable to Seller, shall remain in effect until the expiration of the Buyer's Parent Guaranty. Any such security shall be subject to all terms and conditions of this Agreement otherwise applicable to the Buyer's Parent Guaranty. In the event Buyer shall fail to provide such security within five (5) Business Days of receipt of written notice, then a breach of this Agreement shall be deemed to have occurred.

     6.22. Nuclear Insurance Policies.

          Following the Closing, Buyer shall use Commercially Reasonable Efforts to maintain in effect policies of liability and property insurance with respect to the ownership, operation and maintenance of the Facilities which shall afford protection against the insurable hazards and risks with respect to which nuclear facilities of similar size and type to the Facilities


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customarily maintain insurance, and which meets the requirements of 10 C.F.R.
Section 50.54(w) and 10 C.F.R. Part 140. Such coverage shall include nuclear liability insurance from ANI in such form and in such amount as will meet the financial protection requirements of the Atomic Energy Act, and an agreement of indemnification as contemplated by Section 170 of the Atomic Energy Act. In the event that the nuclear liability protection system contemplated by Section 170 of the Atomic Energy Act is repealed or changed, Buyer shall use Commercially Reasonable Efforts to maintain in effect alternate protection against nuclear liability. In addition, Buyer shall provide the financial assurance that it will be able to pay the retrospective premiums for the Facilities to the extent it is liable for the same under this Agreement as prescribed by Section 170 of the Atomic Energy Act.

     6.23. No Transport or Storage of Waste.

          From and after the Closing, Buyer shall not permit any Spent Nuclear Fuel or other Nuclear Materials generated outside of the Palisades Facilities to be transported to the Palisades Site or to be stored at the Palisades Site for any period of time, provided this Section 6.23 shall not apply to Spent Nuclear Fuel or other Nuclear Materials located at the Big Rock ISFSI if Buyer obtains the necessary regulatory approvals to transport and store such Spent Nuclear Fuel and other Nuclear Materials at the Palisades Site. From and after the Closing, Buyer shall not permit any Spent Nuclear Fuel or other Nuclear Material, other than that stored at the Big Rock ISFSI as of the Closing, to be transported to the Big Rock ISFSI Site or to be stored at the Big Rock ISFSI Site for any period of time.

     6.24. Title and Survey.

          (a) Seller will reimburse Buyer for fifty percent (50%) of the premium(s) paid by Buyer for issuance of title insurance policies (including endorsements) pursuant to and in accordance with the Approved Marked Up Title Commitments. Buyer will make arrangements for the issuance of such policies, and Seller shall reasonably cooperate with Buyer in connection therewith.

          (b) Seller will, at its expense, deliver to Buyer as soon as reasonably practicable but no later than December 31, 2006, revisions of the existing survey for the Palisades Site identified as Sheridan Surveying Company Drawing Number SF16761G, Sheet 1, Rev B, dated 3/23/06 (the "Palisades Survey") and the existing survey for the Big Rock ISFSI Site identified as Ferguson & Chamberlain Associates dated 10/20/2005 job SB-21094c.05 (the "Big Rock ISFSI Survey") each to include necessary detail to constitute an "Urban ALTA/ACSM Land Title Survey" meeting the 2005 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys as adopted by the American Land Title Association and the National Society of Professional Surveyors (a member organization of the American Congress on Surveying and Mapping), and shall include and incorporate items 1 through 4, 6, 10, 11a and 18 of Table A of such Minimum Standard Detail Requirements. Each of the Palisades Survey and the Big Rock ISFSI Survey will be certified to Buyer and the title insurance company.

          (c) Buyer and Seller shall at or before Closing, enter into a license agreement, on mutually acceptable terms (including a 99-year term), pursuant to which Buyer shall grant Seller a non-terminable, nonexclusive license to operate, maintain, repair, remove, upgrade,


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

modify, and replace Seller's currently existing radio communications system antenna and related equipment, located on the "Meteorological Tower Site" (as such term is defined in the Palisades Deed) and a right for ingress to and egress from such Meteorological Tower Site.

          (d) At the Closing, Seller will deliver a quitclaim deed conveying the following easements: (1) easement recorded in Liber 2292, Page 598 Berrien County records and (2) easement recorded in Liber 1009, Page 165 Allegan County records.

     6.25. Big Rock Amount.

          At the Closing, Seller shall pay to Buyer an amount equal to Thirty Million Dollars ($30,000,000) (the "Big Rock Amount"). Buyer expressly acknowledges and agrees that, from and after the Closing Seller shall have no further responsibility or Liability whatsoever in respect of the Big Rock ISFSI, except for its obligations under Section 8.1, if any, and under the Power Purchase Agreement.

     6.26. Removal of Trade Names, Trademarks, etc.

          Seller agrees, at Seller's expense, to remove prior to the Closing any trade names, trademarks, logos and service marks of Consumers Energy or NMC affixed to or appearing on any public signage, buildings, equipment or motorized vehicles and included in the Included Assets.

     6.27. Financial Assurances to the NRC.

          If and to the extent required by the NRC, Buyer shall provide and maintain sufficient financial assurances, whether in the form of a corporate guaranty or other arrangement satisfactory to the NRC, so as to meet its license obligations as to Palisades and the Big Rock ISFSI.

                                    ARTICLE 7
                                   CONDITIONS

     7.1. Conditions to Obligations of Buyer.

          The obligations of Buyer to purchase the Included Assets and to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions (any of which may be waived by Buyer prior to the Closing in whole or in part which waiver shall be in writing and which waiver shall not be considered a waiver of any other provision of this Agreement unless the writing so specifically states):

          (a) All applicable waiting periods under the HSR Act relating to the consummation of the transactions contemplated hereby shall have expired or been terminated;

          (b) No preliminary or permanent injunction or other order or decree by any federal or state court or Governmental Authority which restrains or prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each Party


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

agreeing to cooperate in all efforts to have any such injunction, order or decree lifted) and no Law shall have been enacted by any state or federal government or Governmental Authority which prohibits the consummation of the transactions contemplated hereby;

          (c) Buyer shall have received all of Buyer's Required Regulatory Approvals, in form and substance reasonably satisfactory to Buyer, and such approvals shall be in full force and effect and either (i) shall be final and non-appealable or (ii) if not final and non-appealable, shall not be subject to the possibility of appeal, review or reconsideration which, in the reasonable opinion of Buyer, is likely to be successful;

          (d) Seller shall have received all of Seller's Required Regulatory Approvals (other than those the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect or a Buyer Material Adverse Effect), none of such approvals shall contain any conditions that could reasonably be expected to result in a Material Adverse Effect or a Buyer Material Adverse Effect, and such approvals shall be in full force and effect and either (i) shall be final and non-appealable or (ii) if not final and non-appealable, shall not be subject to the possibility of appeal, review or reconsideration which, in the reasonable opinion of Buyer (A) is likely to be successful and (B) if successful, would reasonably be expected to create a Material Adverse Effect or Buyer Material Adverse Effect;

          (e) Seller shall have received and delivered to Buyer all third party consents required for the transfer or assignment of all Seller's Agreements, Fuel Contracts and, to the extent reasonably necessary to operate the Facilities, the Transferable Permits;

          (f) Seller shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Seller at or prior to the Closing;

          (g) The representations and warranties of Seller set forth in this Agreement that are qualified by materiality shall be true and correct as of the Closing Date, and all other representations and warranties of Seller shall be true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date (or, in each case, if made as of a specified date, as of such date);

          (h) Buyer shall have received a certificate from an authorized officer of Seller, dated the Closing Date, to the effect that the conditions set forth in Section 7.1(f) and (g) have been satisfied by Seller;

          (i) Seller shall have delivered, or caused to be delivered, to Buyer at the Closing, Seller's closing deliveries described in Section 3.6;

          (j) Seller shall have delivered, or caused to be delivered, the written consent of Michigan Department of Natural Resources (and/or other appropriate State of Michigan agency) to the assignment from Seller to Buyer of the Easement to Construct and Maintain Water Intake Line and Discharge Conduit dated January 17, 1968 and recorded February 19, 1968 in Liber 570, Page 271, Van Buren County Records;


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

          (k) No Buyer Material Adverse Effect or Material Adverse Effect shall have occurred and be continuing;

          (l) The lien of the Mortgage Indenture on the Included Assets shall have been released and any documents necessary to evidence such release shall have been delivered to Buyer;

          (m) Releases pertaining to that certain Installment Sales Contract and that certain Grant of Project Easements, each dated August 1, 1973, as identified on Schedule 4.3(a), shall have been obtained;

          (n) The Seller shall have transferred to the Trustee of the Post-Closing Decommissioning Trust Agreement a portion or all of the assets of Seller's Qualified Decommissioning Fund, in accordance with Section 6.12;

          (o) The Ancillary Agreements shall be in full force and effect as of the Closing;

          (p) The NPPOSA shall have been terminated;

          (q) Buyer shall be reasonably satisfied that no materially adverse matters are disclosed by the updates to the Palisades Survey and the Big Rock ISFSI Survey conducted pursuant to Section 6.24(b) that have not been previously expressly shown on the Palisades Survey or the Big Rock ISFSI Survey or expressly identified to Buyer in this Agreement.

          (r) The Palisades Facilities shall have been operating at an average of not less than ninety-five percent (95%) of its licensed thermal output for a period of fourteen (14) days immediately preceding the Closing Date;

          (s) Buyer shall have received from Chicago Title Insurance Company, at Seller's sole cost (i) the Palisades Title Commitment, which shall have been down-dated as of the Closing Date without any new or changed exceptions or changes in Schedule A information, reflecting a coverage amount reasonably acceptable to Buyer (not to exceed the Purchase Price) and confirming no conditions to issuance of the title policy except for payment of the policy premiums, except that such Palisades Title Commitment shall be marked up to include (A) the following affirmative coverage endorsements: deletion of standard exceptions; separate tax parcel; survey; contiguity and/or spreader; location; owner's comprehensive; 9.0 environmental; access; creditor's rights;
3.1 zoning; and CC&R and (B) the following revisions to Schedule B, Part II thereof: (1) the deletion of item 5 or the clarification of item 5 that it is applicable only to Taxes that first become due and payable after the Closing;
(2) the deletion of each of items 21, 28 and 29; (3) the revision of item 24 to clarify that the referenced mortgage therein encumbers only METC's interest under the Amended and Restated Easement Agreement identified therein; and (4) the limitation of the exception in item 6 to only those portions of the Palisades Site that are specifically identified on the Palisades Survey as updated pursuant to Section 6.24 as having been dedicated or conveyed for public street, road or highway purposes, and (ii) the Big Rock Title Commitment, which shall have been down-dated as of the Closing Date without any new or changed exceptions or changes in Schedule A information, reflecting a coverage amount reasonably acceptable to Buyer (not to exceed the Purchase Price) and confirming no conditions


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to issuance of the title policy except for payment of the policy premiums, except that such Big Rock Title Commitment shall be marked up to include (A) the following affirmative coverage endorsements: deletion of standard exceptions; separate tax parcel; survey; contiguity and/or spreader; location; owner's comprehensive; 9.0 environmental; access; creditor's rights; 3.1 zoning; and CC&R and (B) the following revisions to Schedule B, Part II thereof: (1) the deletion of item 5 or the clarification of item 5 that it is applicable only to Taxes that first become due and payable after the Closing and (2) the deletion of each of items 7 and 9 (together, the "Approved Marked Up Title Commitments"), and Buyer shall be reasonably satisfied that it will be able to procure two (2) separate ALTA Owner's Title Policies, Form B, one covering the Palisades Site and the other covering the Big Rock ISFSI Site, conforming to the Approved Marked Up Title Commitments.

          (t) Seller shall have amended its EPCRA Tier II report to include stored amounts of boric acid and Dynacool, in addition to any other chemicals required to be reported in such EPRCA report, and Buyer shall be reasonably satisfied that such EPCRA report is in compliance with applicable Law;

          (u) Buyer shall have entered into an agreement permitting Buyer the continued use, after the Closing, of the Emergency Operations Facility known as the Allegan Service Center as an alternative off-Site relocation and mustering or assembly facility on terms and conditions reasonably satisfactory to Buyer;

          (v) Buyer shall have entered into an agreement providing for the purchase of energy for the operation of Palisades for station service, backup and outage power when it is not self supplying such energy upon terms and conditions reasonably acceptable to Buyer, and such agreement shall be in full force and effect;

          (w) Buyer and Seller shall have entered into an agreement satisfying the applicable NRC Licenses and operating requirements providing energy from the Consumers Energy Ludington Pumped Storage Facility to Buyer at the transmission interconnection point for such facility. With respect to so called "black start" power during periods when Palisades is not operating and energy is not otherwise available, upon terms and conditions reasonably acceptable to Buyer and Seller, and such agreement shall be in full force and effect;

          (x) Seller shall have repaired in accordance with Good Utility Practices the crane which was damaged in the 2006 refueling outage; and

          (y) Seller shall have fully paid Babcock & Wilcox Canada, Ltd. and any of its subcontractors all amounts due as of Closing with respect to the design and fabrication of the Palisades replacement reactor head (the "Head"), pursuant to Purchase Order P804313 Rev. 1 and Value Contract No. 30000445 for Reactor Vessel Closure Head Supply (the "Head Contract") (only to the extent that such amounts have not been paid prior to Closing or have not been otherwise already included in the calculation of the Capital Expenditures Shortfall), all work with respect thereto required to be completed at or prior to the Closing shall have been completed in accordance with the specifications of the Head Contract and the requirements of all applicable Governmental Authorities, each party to the Head Contract shall be in compliance with the material terms thereof, and Buyer shall be reasonably satisfied that the Head will be


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

capable of being installed and operated in accordance with the Head Contract, applicable Law and Good Utility Practices.

     7.2. Conditions to Obligations of Seller.

          The obligation of Seller to sell the Included Assets and to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions (any of which may be waived by Seller prior to the Closing in whole or in part which waiver shall be in writing and which waiver shall not be considered a waiver of any other provision of this Agreement unless the writing so specifically states):

          (a) All applicable waiting periods under the HSR Act relating to the consummation of the transactions contemplated hereby shall have expired or been terminated;

          (b) No preliminary or permanent injunction or other order or decree by any federal or state court or Governmental Authority which restrains or prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each Party agreeing to cooperate in all efforts to have any such injunction, order or decree lifted) and no Law shall have been enacted by any state or federal government or Governmental Authority in the United States which prohibits the consummation of the transactions contemplated hereby;

          (c) Seller shall have received all of the Seller's Required Regulatory Approvals, in form and substance reasonably satisfactory to Seller, and such approvals shall be in full force and effect and either (i) shall be final and non-appealable or (ii) if not final and non-appealable, shall not be subject to the possibility of appeal, review or reconsideration which, in the reasonable opinion of the Seller, is likely to be successful;

          (d) Buyer shall have received all Buyer's Required Regulatory Approvals (other than those the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Seller, or a Buyer Material Adverse Effect), none of such approvals shall contain any conditions that could reasonably be expected to result in a Material Adverse Effect, a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Seller, or a Buyer Material Adverse Effect, and such approvals shall be in full force and effect and either (i) shall be final and non-appealable or (ii) if not final and non-appealable, shall not be subject to the possibility of appeal, review or reconsideration which, in the reasonable opinion of Seller (A) is likely to be successful and (B) if successful, would reasonably be expected to create a Material Adverse Effect, a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Seller or a Buyer Material Adverse Effect;

          (e) Buyer shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement which are required to be performed and complied with by Buyer at or prior to the Closing;

          (f) The representations and warranties of Buyer set forth in this Agreement that are qualified by materiality shall be true and correct as of the Closing Date and all other representations and warranties of Buyer shall be true and correct in all material respects as of the


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

Closing Date, in each case as though made at and as of the Closing Date (or, in each case, if made as of a specified date, as of such date);

          (g) Seller shall have received a certificate from an authorized officer of Buyer, dated the Closing Date, to the effect that the conditions set forth in Sections 7.2(e) and (f) have been satisfied;

          (h) Buyer shall have delivered, or caused to be delivered, to Seller at the Closing, Buyer's Closing deliveries described in Section 3.7;

          (i) No Buyer Material Adverse Effect shall have occurred and be continuing;

          (j) Releases pertaining to that certain Installment Sales Contract and that certain Grant of Project Easements, each dated August 1, 1973, as identified on Schedule y4.3(a), shall have been obtained; and

          (k) The Ancillary Agreements shall be in full force and effect as of the Closing.

                                    ARTICLE 8
                                 INDEMNIFICATION

     8.1. Indemnification.

          (a) Following the Closing, Buyer shall indemnify, defend and hold harmless Seller, its Affiliates, and each of their respective officers, directors, employees, shareholders and agents (each, a "Seller Indemnitee") from and against any and all claims, demands, suits, losses, liabilities, damages, obligations, payments, costs and expenses (including the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith) (each, an "Indemnifiable Loss"), asserted against or suffered by any Seller Indemnitee relating to, resulting from or arising out of (i) any breach by Buyer of the representations and warranties that survive the Closing or any covenants contained in this Agreement, (ii) the Assumed Liabilities and Obligations, (iii) any Third Party Claims against a Seller Indemnitee arising out of or in connection with acts or omissions of Buyer or Buyer's Parent related to the consummation of the transactions contemplated by this Agreement or Buyer's ownership or operation of the Included Assets following the Closing (other than any Third Party Claims that are Excluded Liabilities) or (iv) fraud, intentional misrepresentation or a deliberate or willful breach (without giving effect to any supplement to the schedules) by Buyer of any representation, warranty or covenant under this Agreement or in any certificate, schedule or exhibit pursuant hereto.

          (b) Following the Closing, Seller shall indemnify, defend and hold harmless Buyer, its Affiliates, and each of their respective officers, directors, members, employees, shareholders and agents (each, a "Buyer Indemnitee") from and against any and all Indemnifiable Losses asserted against or suffered by any Buyer Indemnitee relating to, resulting from or arising out of (i) any breach by Seller of the representations and warranties that survive the Closing or any covenants contained in this Agreement, (ii) the Excluded Liabilities, (iii) any


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Third Party Claims against a Buyer Indemnitee arising out of or in connection with acts or omissions of Seller related to the consummation of the transactions contemplated by this Agreement or Seller's or NMC's ownership or operation of the Included Assets on or prior to the Closing, including the claim referenced in Schedule 4.18 (other than any Third Party Claims that are Assumed Liabilities and Obligations), (iv) fraud, intentional misrepresentation or a deliberate or willful breach by Seller of any representation, warranty or covenant under this Agreement or in any certificate, schedule or exhibit pursuant hereto or (v) the exercise by Seller of any rights of set-off to which Seller may assert as against Seller's obligation to pay the Pre-1983 Fee, as described in Section 6.14(f), by reason of the Department of Energy's defaults under the Standard Spent Fuel Disposal Contract.

          (c) In addition to Seller's obligation set forth in Section 8.1(b), Seller shall indemnify, defend and hold harmless any Buyer Indemnitee from Indemnifiable Losses with respect to the Palisades Assets under or related to Environmental Laws that were, prior to, on or after the Closing Date, caused (or allegedly caused) by the Release of Hazardous Materials at, on, in, under, adjacent to or migrating from the Palisades Assets prior to the Closing Date. Seller's obligations to indemnify Buyer pursuant to this Section 8.1(c) shall survive the Closing for a period of three (3) years and any claim for indemnification hereunder shall be brought prior to the third anniversary of the Closing Date, or not at all. If Buyer makes a claim for indemnification pursuant to this Section 8.1(c), Buyer shall be barred from making the same claim for a breach of a representation or warranty pursuant to Section 8.1(b) hereof and likewise, claims made under Section 8.1(b) may not also be made under this
Section 8.1(c). In regard to the matters covered by this Section 8.1(c)y, each Party shall at all times act reasonably so as to avoid unnecessarily exposing the other Party to liability or to otherwise unnecessarily cause the other Party to incur costs or expenses.

          (d) Following the Closing, the expiration or termination of any representation, warranty, covenant or agreement shall not affect the Parties' obligations under this Section 8.1 if the Person entitled to indemnification hereunder (an "Indemnitee") provided the Person required to provide indemnification under this Agreement (the "Indemnifying Party") with proper notice of the claim or event for which indemnification is sought prior to such expiration or termination.

          (e) The Parties agree to treat all payments relating to indemnifications as adjustments to the Purchase Price to the extent allowed by Law.

     8.2. Limitations on Indemnification.

          (a) No Indemnitee shall be entitled to assert any right to indemnification under Section 8.1(a)(i), 8.1(b)(i), or 8.1(c) until the amount of Indemnifiable Losses actually suffered by such Indemnitee exceeds One Million Dollars ($1,000,000) with respect to any individual claim or Three Million Dollars ($3,000,000) in the aggregate (as applicable, the "Threshold Amount") at which point the Indemnifying Party shall only be liable for those Indemnifiable Losses in excess of the Threshold Amount.

          (b) After the occurrence of the Closing the rights and remedies of Seller and Buyer under this Article 8 are exclusive and in lieu of any and all other rights and remedies which Seller and Buyer may have under this Agreement or otherwise for monetary relief, with


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

respect to (i) any breach of or failure to perform any covenant, agreement, or representation or warranty set forth in this Agreement or (ii) the Assumed Liabilities and Obligations or the Excluded Liabilities, as the case may be. The indemnification obligations of the Parties set forth in this Article 8 apply only to matters arising out of this Agreement, excluding the Ancillary Agreements. Any Indemnifiable Loss arising under or pursuant to an Ancillary Agreement shall be governed by the indemnification obligations, if any, contained in the Ancillary Agreement under which the Indemnifiable Loss arises. The maximum aggregate exposure for indemnity by any Indemnifying Party hereunder for any and all Indemnifiable Losses under this Agreement (other than arising out of claims for breach of the representations and warranties contained in Sections 4.17 and 5.7, as applicable) shall be Thirty Million Dollars ($30,000,000); provided, that the foregoing limitation shall not prevent recovery under this Article 8 by an Indemnitee of Indemnifiable Losses arising out of Third Party Claims.

          (c) Notwithstanding the foregoing or anything to the contrary herein, the dollar deductibles and limitations set forth in Sections 8.2(a) and (b) shall not apply with respect to (i) claims arising under Sections 4.1 (Organization), 4.2 (Authority Relative to this Agreement), (No Violation), 4.5 (Title and Related Matters), 4.9 (ERISA; Benefit Plans), 4.14 (NRC Licenses),
4.17 (Qualified Decommissioning Fund), 5.1 (Organization; Qualification), 5.2 (Authority Relative to this Agreement), and Section 6.20 (Decommissioning; Return of Excess Qualified Decommissioning Fund Assets), (ii) claims involving fraud, intentional misrepresentation, or deliberate or willful breach or breaches of confidentiality provisions, and (iii) claims for indemnification under Section 8.1(b)(v).

     8.3. Defense of Claims.

          (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a Party to this Agreement or any Affiliate of a Party to this Agreement (a "Third Party Claim"), including an information document request or a notice of proposed disallowance issued by the IRS relating to a matter covered by Section 5.7, with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee shall give such Indemnifying Party reasonably prompt written notice thereof, but in any event such notice shall not be given later than twenty (20) days after the Indemnitee's receipt of notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel, provided that the counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnitee. The Indemnitee shall cooperate in good faith in such defense at such Indemnitee's own expense. If an Indemnifying Party elects not to assume the defense of any Third Party Claim, the Indemnitee may compromise or settle such Third Party Claim over the objection of the Indemnifying Party, which settlement or compromise shall conclusively establish the Indemnifying Party's Liability pursuant to this Agreement; provided, however, that the Indemnitee provides written notice to the Indemnifying Party of its intent to settle and such notice reasonably describes the terms of such settlement at least ten (10) Business Days prior to entering into any settlement.


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

          (b) (1) If, within twenty (20) days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in Section 8.3(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party shall fail to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for all reasonable expenses thereof.

               (2) Without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed, the Indemnifying Party shall not enter into any settlement of any Third Party Claim which would lead to Liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to Liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within twenty (20) days after its receipt of such notice, the Indemnifying Party shall be relieved of its obligations to defend such Third Party Claim and the Indemnitee may contest or defend such Third Party Claim. In such event, the maximum Liability of the Indemnifying Party as to such Third Party Claim will be the amount of such settlement offer.

          (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event such notice shall not be given later than twenty (20) days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party shall have a period of twenty (20) days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such twenty (20) day period, the Indemnifying Party shall be deemed to have accepted such claim. If the Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its right to indemnification under this Agreement.

          (d) The amount of any Indemnifiable Loss shall be reduced to the extent that the Indemnitee receives any insurance proceeds with respect to an Indemnifiable Loss. If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by, from or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest accrued thereon at the Interest Rate from and including the date of payment thereof to but excluding the date or repayment) shall promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any indemnity payment, the Indemnifying Party shall, to the extent of such indemnity payment, be subrogated to all rights


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

of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the indemnity payment relates.

          (e) A failure to give timely notice as provided in this Section 8.3 shall not affect the rights or obligations of any Party hereunder except if, and only to the extent that, as a result of such failure, the Party that was entitled to receive such notice was actually prejudiced as a result of such failure.

                                    ARTICLE 9
                            TERMINATION AND REMEDIES

     9.1. Termination.

          (a) This Agreement may be terminated at any time prior to the Closing by mutual written consent of Seller and Buyer.

          (b) This Agreement may be terminated by Seller or Buyer, if (i) any Governmental Authority shall have enacted a Law or issued a Governmental Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, and in the case of a Governmental Order, it shall have become final and nonappealable; or (ii) the Closing contemplated hereby shall have not occurred on or before the date that is eighteen (18) months following the date of this Agreement (the "Termination Date"); provided, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date and provided, further, that if on the Termination Date the conditions to the Closing set forth in Sections 7.1(c), 7.1(d), 7.2(c) or 7.2(d) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall have been capable of being fulfilled, or shall have been waived, then the Termination Date shall be the date that is twenty-four (24) months following the Effective Date.

          (c) This Agreement may be terminated by Buyer prior to the Closing if any of Seller's Required Regulatory Approvals or Buyer's Required Regulatory Approvals, the receipt of which is a condition to the obligation of Buyer to consummate the Closing as set forth in Sections 7.1(c) and 7.1(d), shall have been denied in a final, non-appealable Governmental Order or shall have been granted subject to, or containing terms or conditions that prevents the satisfaction of one or more of Buyer's conditions to Closing as set forth in Sections 7.1(c) and 7.1(d), as applicable.

          (d) This Agreement may be terminated by Seller prior to the Closing if any of the Seller's Required Regulatory Approvals or Buyer's Regulatory Approvals, the receipt of which are a condition to the obligation of Seller to consummate the Closing as set forth in Sections 7.2(c) and 7.2(d), shall have been denied in a final, non-appealable Governmental Order or shall have been granted subject to, or containing terms or conditions that prevents the satisfaction of one or more of Seller's conditions to Closing as set forth in Sections 7.2(c) and 7.2(d), as applicable.

          (e) This Agreement may be terminated by Buyer prior to the Closing if there has been a breach by Seller of any applicable covenant, representation or warranty contained in this Agreement constituting a Material Adverse Effect, such breach has not been waived by Buyer, and such breach is not cured by the earlier of the Termination Date or thirty (30) days after receipt by Seller (or Buyer in the case of notice by Seller pursuant to Section 6.9) of written notice specifying particularly such breach (provided that in the event Seller is attempting to cure the breach in good faith, then Buyer may not terminate pursuant to this provision unless the breach is not cured by the Termination Date).

          (f) This Agreement may be terminated by Seller prior to the Closing if there has been a material breach by Buyer of any covenant, representation or warranty contained in this Agreement, such material breach has not been waived by Seller and such material breach is not cured by the earlier of the Termination Date or thirty (30) days after receipt by Buyer (or by Seller in the case of notice by Buyer pursuant to Section 6.9) of written notice specifying particularly such breach (provided that in the event Buyer or Buyer's Parent, as the case may be, is attempting to cure the breach in good faith, then Seller may not terminate pursuant to this provision unless the breach is not cured by the Termination Date).

          (g) This Agreement may be terminated by Buyer or Seller in accordance with the provisions of Sections 6.11(b) or (c).

          (h) This Agreement may be terminated by Buyer prior to the Closing if any "extraordinary nuclear occurrence" or "nuclear incident" or "precautionary evacuation" (as such terms are defined in the Atomic Energy Act), other than the nuclear incident at Three Mile Island in 1979, occurs at either Site or at any other licensed nuclear reactor sited in the United States.

     9.2. Procedure and Effect of No Default Termination.

          In the event of termination of this Agreement by Seller or Buyer pursuant to Section 9.1, written notice thereof shall promptly be given by the terminating Party to the other Party, and this Agreement shall thereupon terminate. In the event a Party terminates this Agreement pursuant to Section 9.1, except as otherwise provided in Section 9.3, such termination shall be the sole and exclusive remedy of the Parties with respect to breaches of any agreement, covenant, representation or warranty. Following any such termination, Buyer and Seller will continue to be bound by the obligations set forth in Sections 6.2(b) and 6.5. If this Agreement is terminated as provided herein, all filings, applications and other submissions made to any Governmental Authority shall, to the extent practicable, be withdrawn from the Governmental Authority to which they were made.

     9.3. Remedies.

          (a) Notwithstanding anything herein to the contrary, if this Agreement is terminated pursuant to Section 9.1(e) or 9.1(f), the terminating Party may pursue any rights or remedies available at Law or in equity. If either Party elects to pursue singularly any remedy available to it under this Section 9.3, then such Party may at any time thereafter continue to pursue or cease pursuing that remedy and simultaneously elect to pursue any other remedy available to it under this Section 9.3.

          (b) Without limiting the generality of this Section 9.3, each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached prior to the Closing. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions (preliminary, special and/or permanent) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

     10.1. Limitation of Liability; Waiver of Certain Damages.

          Notwithstanding anything to the contrary herein, except in the case of a Third Party Claim, or a Direct Claim that relates to a Third Party Claim, no Party or Indemnitee shall be entitled to recover from any other Party (including an Indemnifying Party) any liabilities, damages, obligations, payments, losses, costs or expenses any amount in excess of the actual compensatory damages, court costs and reasonable attorney's and other advisor fees suffered by such Party or Indemnitee. Except for damages related to the other Party's breach of obligations of confidentiality, Buyer, on behalf of itself and the Buyer Indemnitees, and Seller, on behalf of itself and the Seller Indemnitees, hereby waive any right to recover punitive, incidental, special, exemplary and consequential damages arising in connection with or with respect to this Agreement, including losses or damages caused by reason of unavailability of Palisades, plant shutdowns or service interruptions, loss of use, profits or revenue, inventory or use charges, cost of purchased or replacement power, interest charges or cost of capital; provided, however, that for sake of clarity the Parties acknowledge and agree that punitive, incidental, special, exemplary or consequential damages that are an element of a Third Party Claim or a Direct Claim that relates to a Third Party Claim, shall constitute Indemnifiable Losses hereunder and as such are direct damages as between the Parties.

     10.2. Amendment and Modification.

          Subject to applicable Law, this Agreement may be amended, modified or supplemented only by written agreement of Seller and Buyer.

     10.3. Waiver of Compliance; Consents.

          Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived, in whole or in part, by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

     10.4. Survival of Representations, Warranties, Covenants and Obligations.

          (a) The representations and warranties contained in this Agreement shall survive the Closing for a period of eighteen (18) months from the Closing Date except that (i) all representations and warranties set forth in Section 4.7 (Environmental Matters) shall survive the

Closing for a period of three (3) years from the Closing Date, (ii) all representations and warranties set forth in Sections 4.9 (ERISA; Benefit Plans),
4.14 (NRC Licenses), and any claim with respect to fraud, intentional misrepresentation or a deliberate or willful breach by Seller or Buyer shall survive the Closing until the expiration of the applicable statutory period of limitation plus any extensions or waivers thereof and (iii) all representations and warranties set forth in Sections 4.1 (Organization), 4.2 (Authority Relative to this Agreement), 4.5(a) and (b) (Title and Related Matters), 4.17 (Qualified Decommissioning Fund) (except with respect to 4.17(a)(ii), (iv), (v), and (vi), and 4.17(d)(ii) and 4.17(f)), 5.1 (Organization; Qualification), 5.2 (Authority Relative to this Agreement), 5.7 (Transfer of Assets of Qualified Decommissioning Fund) and 6.7 (Brokerage Fees and Commissions) hereof shall survive the Closing indefinitely. Each Party shall be entitled to rely upon the representations and warranties of the other Party set forth herein, notwithstanding any investigation or audit conducted prior to or following the Closing or the decision of any Party to complete the Closing.

          (b) The covenants and obligations of the Parties set forth in this Agreement, including the indemnification obligations of the Parties under
Article 8 hereof, shall (unless otherwise specifically set forth herein) survive the Closing in accordance with their terms, and the Parties shall be entitled to the full performance thereof by the other Parties hereto.

     10.5. Notices.

          All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the recipient Party at its address (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

          (a) If to Seller, to:

              Consumers Energy Company
              One Energy Plaza
              Jackson, MI 49201
              Attention: Robert A. Fenech
                         Senior Vice President
                         Nuclear, Fossil & Hydro Operations
              Facsimile: (517) 788-8936

              with copies to:

              Consumers Energy Company
              One Energy Plaza
              Jackson, MI 49201
              Attention: General Counsel
              Facsimile: (517) 788-0768
              and

              LeBoeuf, Lamb, Greene & MacRae LLP
              125 West 55th Street
              New York, New York 10019-5389
              Attention: John D. Draghi, Esq.
              Facsimile: (212) 649-0466

          (b) if to Buyer, to:

              Entergy Nuclear Palisades, LLC
              c/o Entergy Nuclear Northeast
              440 Hamilton Avenue
              White Plains, NY 10601
              Attention: Chief Executive Officer
              Facsimile: (914) 272-3205

              with a copy to:

              Entergy Corporation
              630 Loyola Avenue
              New Orleans, LA 70113
              Attention: General Counsel
              Facsimile: (504) 576-4150

              and with a copy to:

              Entergy Nuclear, Inc.
              1340 Echelon Parkway
              Jackson, MS 39313
              Attention: General Counsel
              Facsimile: (601) 368-5694

     10.6. Assignment.

          This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto, including by operation of Law, without the prior written consent of each other Party, such consent not to be unreasonably withheld. Any assignment in contravention of the foregoing sentence shall be null and void and without legal effect on the rights and obligations of the Parties hereunder. Notwithstanding the foregoing, but subject to all applicable legal requirements, (i) Buyer or its permitted assignee may assign, transfer, pledge or otherwise dispose of (absolutely or as security) all or any portion of its rights and interests hereunder to a trustee, lending institution or other party for the purposes of leasing, financing or refinancing the Included Assets, (ii) Buyer or its permitted assignee may assign, transfer, pledge or otherwise dispose of (absolutely or as security) all or any portion of its rights and interests hereunder to an Affiliate of Buyer and (iii) Buyer may assign this Agreement and all or any portion of its rights,


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

interests or obligations hereunder to a future purchaser, direct or indirect, of all or substantially all of the Palisades Assets or the Big Rock ISFSI Assets; provided, however, that no such assignment shall relieve or discharge Buyer from any of its obligations hereunder nor shall any such assignment be made without Seller's prior written consent if it would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement or increase the costs (to Seller) of the consummation of the transactions contemplated by this Agreement. Each Party agrees, at the assigning Party's expense, to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge or other disposition of rights and interests hereunder so long as the non-assigning Party's rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired. In the event Buyer assigns this agreement pursuant to this Section 10.6, such assignee shall be defined as "Buyer" for all purposes hereunder thereafter.

     10.7. No Third Party Beneficiaries.

          This Agreement shall not (except as specifically provided herein) confer upon any other Person except the Parties hereto any rights, interests, obligations or remedies hereunder, including as third party beneficiaries. In furtherance of the foregoing, no provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of Seller or NMC (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder.

     10.8. Governing Law.

          This Agreement shall be governed by and construed in accordance with the law of the State of Michigan (without giving effect to the choice of law principles thereof) as to all matters, including matters of validity, construction, effect, performance and remedies. THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE COURTS OF MICHIGAN AND FEDERAL COURTS FOR THE WESTERN DISTRICT OF MICHIGAN, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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

     10.9. Counterparts.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10. Schedules and Exhibits.

          Except as otherwise provided in this Agreement, all Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement. Any fact or item disclosed on any Schedule to this Agreement shall be deemed disclosed on all other Schedules to this Agreement to which such fact or item may reasonably apply so long as such disclosure is in sufficient detail to enable a Party to identify the facts or items to which it applies. Any fact or item disclosed on any Schedule hereto shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement.

     10.11. Entire Agreement.

          This Agreement, the Confidentiality Agreement and the Ancillary Agreements, including the Exhibits, Schedules, documents, certificates and instruments referred to herein or therein, and any other documents that specifically reference this Section 10.11, embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments and understandings between the Parties, including all letters, memoranda or other documents or communications, whether oral, written or electronic, submitted or made by (a) Buyer or its agents or representatives to Seller, Concentric Energy Advisors Inc. or their respective agents or representatives, or (b) Seller, Concentric Energy Advisors Inc. or their respective agents or representatives to Buyer or any of its agents or representatives, in connection with the sale process that occurred prior to the execution of this Agreement or otherwise in connection with the negotiation and execution of this Agreement. No communications by or on behalf of Seller, including responses to any questions or inquiries, whether orally, in writing or electronically, and no information provided in any data room or any copies of any information from any data room provided to Buyer or its agents or representatives or any other information shall be deemed to (i) constitute a representation, warranty, covenant, undertaking or agreement of Seller or (ii) be part of this Agreement.

     10.12. Acknowledgment; Independent Due Diligence.

          Each Party acknowledges that the other Party has not made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the transactions contemplated by this Agreement and the Ancillary Agreements which is not included in this Agreement or the Ancillary Agreements and the schedules thereto. Without limiting the generality of the foregoing, no representation or warranty is made with respect to any information contained in the Confidential Offering Memorandum relating to the Facilities, dated January, 2006, or any supplement or amendment thereto provided by Seller, such information having been provided for the convenience of Buyer in order to assist Buyer in framing its due diligence efforts. Each Party further acknowledges that: (a) such Party, either alone or together with any individuals or entities that such Party has retained to advise it with respect to the transactions contemplated by this Agreement, has substantial knowledge and experience in transactions of this type and in the business to which the Facilities relate and is therefore capable of evaluating the risks and merits of undertaking such transactions; (b) such Party has relied on its own independent investigation, and has not relied on any information or representations furnished by the other Party or any representative or agent of the other Party (except as specifically set forth in this Agreement and the Ancillary Agreements), in determining to enter into this Agreement and the Ancillary Agreements; (c) neither Party nor any of its representatives or agents has given any investment, legal or other advice or rendered any opinion as to whether the transactions contemplated by this Agreement and the Ancillary Agreements are prudent, and no Party is relying on any representation or warranty by the other Party or any representative or agent of the other Party except as set forth in this Agreement and the Ancillary Agreements; (d) Buyer has conducted extensive due diligence, including a review of the documents provided by or on behalf of Seller; and (e) Buyer and its attorneys, accountants and advisors have had the opportunity to visit the Facilities and each Party has had the opportunity to ask questions and receive answers concerning the Facilities and the terms and conditions of this Agreement and the Ancillary Agreements. All such questions have been answered to Buyer's or Seller's, as the case may be, complete satisfaction.

     10.13. Bulk Sales Laws.

          Buyer acknowledges that, notwithstanding anything in this Agreement to the contrary, Seller will not comply with the provision of the bulk sales laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Subject to Section 8.1, Buyer hereby waives compliance by Seller with the provisions of the bulk sales laws of all applicable jurisdictions.

     10.14. No Joint Venture.

          Nothing in this Agreement creates or is intended to create an association, trust, partnership, joint venture or other entity or similar legal relationship among the Parties, or impose a trust, partnership or fiduciary duty, obligation, or liability on or with respect to the Parties. Except as expressly provided herein, neither Party is or shall act as or be the agent or representative of the other Party.

     10.15. Change in Law.

          If and to the extent that any Laws or regulations that govern any aspect of this Agreement shall change, so as to make any aspect of this transaction unlawful, then the Parties agree to make such modifications to this Agreement as may be reasonably necessary for this Agreement to accommodate any such legal or regulatory changes, without materially changing the overall benefits or consideration expected hereunder by any Party.

     10.16. Severability.

          Any term or provision of this Agreement that is held invalid or unenforceable in any situation shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation, provided, however, that the remaining terms and provisions of this Agreement may be enforced only to the extent that such enforcement in the absence of any invalid terms and provisions would not result in (a) deprivation of a material aspect of a Party's original bargain upon execution of this Agreement or any of the Ancillary Agreements, (b) unjust enrichment of a Party, or (c) any other manifestly unfair or materially inequitable result.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                        CONSUMERS ENERGY COMPANY


                                        By: /s/ Robert A. Fenech
                                            ------------------------------------
                                        Name: Robert A. Fenech
                                        Title: Senior Vice President
                                               Nuclear, Fossil &
                                               Hydro Operations


                                        ENTERGY NUCLEAR PALISADES, LLC


                                        By: /s/ Gary J. Taylor
                                            ------------------------------------
                                        Name: Gary J. Taylor
                                        Title: President

                                           Asset Sale Agreement - Signature Page

                                    EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") dated as of __________, is by and between Consumers Energy Company, a Michigan corporation (the "Seller"), and, a (the "Buyer").

                                   WITNESSETH

WHEREAS, pursuant to that certain Asset Sale Agreement, dated as of __________, (the "Asset Sale Agreement"), by and among Seller and Buyer, Seller has agreed, subject to the terms and conditions of the Asset Sale Agreement, to sell, assign, convey, transfer and deliver all of its right, title and interest in and to the Included Assets (as defined in the Asset Sale Agreement); and

WHEREAS, pursuant to the Asset Sale Agreement, Buyer has agreed, subject to the terms and conditions of the Asset Sale Agreement, to purchase and receive the Included Assets and assume the Assumed Liabilities and Obligations.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1. Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Asset Sale Agreement.

2. Assignment. Subject to Sections 2.2 and 6.4(d) and all other applicable limitations, terms and conditions of the Asset Sale Agreement, Seller does hereby sell, assign, convey, transfer and deliver to Buyer, free and clear of all Encumbrances (except for Permitted Encumbrances) all of its right, title and interest in and to the Seller's Agreements, the Fuel Contracts, the Non-material Contracts, the Transferable Permits, licenses for emergency warning sirens, dosimeters and environmental sampling stations that are not located on the Sites, and the other intangible assets included in the Included Assets pursuant to the Asset Sale Agreement.

3. Assumption of Assumed Liabilities and Obligations. Buyer hereby assumes and agrees to pay, perform or discharge in accordance with their terms, to the extent not heretofore paid, performed or discharged and subject to all applicable limitations, terms and conditions contained herein and in the Asset Sale Agreement, all of the Assumed Liabilities and Obligations.

4. No Waiver. It is understood and agreed that nothing in this Agreement shall constitute a waiver or release of any claims arising out of the contractual relationships between Seller and Buyer.

5. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person other than Buyer, Seller and their successors and permitted assigns any remedy or claim under or by reason of this Agreement and all the agreements, terms, covenants and conditions in this Agreement contained shall be for the sole and exclusive benefit of Buyer, Seller and their successors and permitted assigns.

6. Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7. Exclusive Remedy. Notwithstanding anything to the contrary herein, this Agreement shall not give rise to any recourse or remedy against Assignor or any other person except to the extent set forth in the Asset Sale Agreement, it being the parties intention that the Asset Sale Agreement shall state the exclusive remedies arising from the transactions contemplated by the Asset Sale Agreement, including the assignment of the Included Assets.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Michigan (without giving effect to the choice of law principles thereof) as to all matters, including matters of validity, construction, effect, performance and remedies. THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE COURTS OF MICHIGAN AND FEDERAL COURTS FOR THE WESTERN DISTRICT OF MICHIGAN, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Construction. This Agreement is delivered pursuant to and is subject, in all respects, to the terms and conditions of the Asset Sale Agreement. In the event of any conflict between the terms of the Asset Sale Agreement and the terms of this Agreement, the terms of the Asset Sale Agreement shall prevail.

10. Severability. Any term or provision of this Agreement that is held invalid or unenforceable in any situation shall not effect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation.

11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date first above written.

CONSUMERS ENERGY COMPANY


By:
Name:
Title:

[BUYER]


By:
Name:
Title:

                                    EXHIBIT B

                                  BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that Consumers Energy Company, a Michigan corporation ("Seller"), in consideration of the sum of _________ and other good and valuable consideration to it paid by ________________ ("Buyer"), the receipt and sufficiency whereof is hereby acknowledged, and pursuant to that certain Asset Sale Agreement, dated as of ______, 2006 (the "Asset Sale Agreement"), by and among Seller and Buyer, does hereby grant, bargain, sell, convey and assign unto Buyer, its successors and assigns forever, free and clear of all Encumbrances (except for Permitted Encumbrances) all of Seller's right, title and interest in and to the tangible personal property included in the Included Assets (collectively, the "Property").

TO HAVE AND TO HOLD the same unto the Buyer, its successors and assigns, to and for its and their own use and benefit forever.

The provisions of this Bill of Sale are subject, in all respects, to the terms and conditions of the Asset Sale Agreement. In the event of any conflict between the terms of the Asset Sale Agreement and the terms of this Bill of Sale, the terms of the Asset Sale Agreement shall prevail. This instrument shall inure to the benefit of the Buyer, it successors and permitted assigns.

Notwithstanding anything to the contrary herein, this Bill of Sale shall not give rise to any recourse or remedy against Seller or any other person except to the extent set forth in the Asset Sale Agreement, it being the parties intention that the Asset Sale Agreement shall state the exclusive remedies arising from the transactions contemplated by the Asset Sale Agreement, including the assignment of the Included Assets.

This Bill of Sale shall be governed by and construed in accordance with the law of the State of Michigan (without giving effect to the choice of law principles thereof) as to all matters, including matters of validity, construction, effect, performance and remedies. THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE COURTS OF MICHIGAN AND FEDERAL COURTS FOR THE WESTERN DISTRICT OF MICHIGAN, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Capitalized terms used but not otherwise defined in this Bill of Sale shall have the meanings assigned to them in the Asset Sale Agreement.

                            [Signature page follows.]

IN WITNESS WHEREOF, Seller has caused this instrument to be executed by its officers thereunto duly authorized and its corporate seal to be hereunto affixed, this ___ day of ________, ______.

CONSUMERS ENERGY COMPANY


By:
Name:
Title:

STATE OF MICHIGAN )
) ss.
COUNTY OF ___________)

On this ____ day of _______________, ______, before me, the undersigned, a Notary Public in and for the State of Michigan, personally appeared __________________________________ to me personally known, who being by me duly sworn did say that he is the _______________________ of Consumers Energy Company; that said instrument was signed and sealed on behalf of said corporation; and that said ___________________________, as an officer of said corporation, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by him voluntarily executed.


_____________________________________

Notary Public, ______________________ County, Michigan
Acting in ___________________________ County, Michigan
My commission expires _______________.

Original Sheet No. 1

                                    EXHIBIT C

                         LARGE GENERATOR INTERCONNECTION
                                AGREEMENT (LGIA)

             (Applicable to Generating Facilities that exceed 20 MW)

THIS LARGE GENERATOR INTERCONNECTION AGREEMENT ("LGIA") is made and entered into this ____ day of ________ 2006, by and between Hornet, a limited liability company organized and existing under the laws of the State of ("Interconnection Customer" with a Large Generating Facility), and Michigan Electric Transmission Company, LLC, a limited liability company organized and existing under the laws of the State of Michigan ("Transmission Owner"), and the Midwest Independent Transmission System Operator, Inc., a non-profit, non-stock corporation organized and existing under the laws of the State of Delaware, ("Transmission Provider"). Interconnection Customer, Transmission Owner and Transmission Provider each may be referred to as a "Party," or collectively as the "Parties."

                                    RECITALS

WHEREAS, Transmission Provider operates and/or controls the Transmission System; and

WHEREAS, Interconnection Customer intends to own, lease and/or control and operate the Generating Facility identified as a Large Generating Facility in Appendix A to this LGIA; and,

WHEREAS, Transmission Owner owns or operates the Transmission System, whose operations are subject to the functional control of the Transmission Provider, to which the Interconnection Customer desires to connect the Large Generating Facility, and may therefore be required to construct certain Interconnection Facilities and Network Upgrades, as set forth in this LGIA; and

WHEREAS, Interconnection Customer, Transmission Owner and Transmission Provider have agreed to enter into this LGIA for the purpose of interconnecting the Large Generating Facility with the Transmission System;

NOW, THEREFORE, in consideration of and subject to the mutual covenants contained herein, it is agreed:

                             ARTICLE 1. DEFINITIONS

When used in this LGIA, terms with initial capitalization that are not defined in Article 1 shall have the meanings specified in the Article in which they are used. Those capitalized terms used in this LGIA that are not otherwise defined in this LGIA have the meaning set forth in the Tariff.

Original Sheet No. 2

                                    EXHIBIT C

Adverse System Impact shall mean the negative effects due to technical or operational limits on conductors or equipment being exceeded that may compromise the safety and reliability of the electric system.

Affected System shall mean an electric transmission or distribution system or the electric system associated with an existing generating facility or of a higher queued Generating Facility, which is an electric system other than the Transmission System that may be affected by the Interconnection Request. An Affected System may or may not be subject to FERC jurisdiction.

Affected System Operator shall mean the entity that operates an Affected System. Affiliate shall mean, with respect to a corporation, partnership or other entity, each such other corporation, partnership or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such corporation, partnership or other entity.

Ancillary Services shall mean those services that are necessary to support the transmission of capacity and energy from resources to loads while maintaining reliable operation of the Transmission System in accordance with Good Utility Practice.

Applicable Laws and Regulations shall mean all duly promulgated applicable federal, state and local laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders, permits and other duly authorized actions of any Governmental Authority having jurisdiction over the Parties, their respective facilities and/or the respective services they provide.

Applicable Reliability Council shall mean the reliability council of NERC applicable to the Control Area of the Transmission System to which the Generating Facility is directly interconnected.

Applicable Reliability Standards shall mean the requirements and guidelines of NERC, the Applicable Reliability Council, and the Control Area of the Transmission System to which the Generating Facility is directly interconnected.

Asset Sale Agreement shall mean that certain Asset Sale Agreement dated as of ________ by and between Consumers Energy Company and Interconnection Customer.

Base Case shall mean the base case power flow, short circuit, and stability databases used for the Interconnection Studies by the Transmission Provider or Interconnection Customer. Breach shall mean the failure of a Party to perform or observe any material term or condition of this LGIA.

Breaching Party shall mean a Party that is in Breach of this LGIA. Business Day shall mean Monday through Friday, excluding Federal Holidays.

Original Sheet No. 3

                                    EXHIBIT C

Calendar Day shall mean any day including Saturday, Sunday or a Federal Holiday. CE shall mean Consumers Energy Company.

Commercial Operation shall mean the status of a Generating Facility that has commenced generating electricity for sale, excluding electricity generated during Trial Operation.

Commercial Operation Date of a unit shall mean the date on which the Generating Facility commences Commercial Operation as agreed to by the Parties pursuant to Appendix E to this LGIA.

Confidential Information shall mean any proprietary or commercially or competively sensitive information, trade secret or information regarding a plan, specification, pattern, procedure, design, device, list, concept, policy or compilation relating to the present or planned business of a Party, or any other information as specified in Article 22, which is designated as confidential by the Party supplying the information, whether conveyed orally, electronically, in writing, through inspection, or otherwise, that is received by another Party and is not disclosed except under the terms of a Confidential Information policy.

Control Area shall mean an electrical system or systems bounded by interconnection metering and telemetry, capable of controlling generation to maintain its interchange schedule with other Control Areas and contributing to frequency regulation of the interconnection. A Control Area must be certified by the Applicable Reliability Council.

Default shall mean the failure of a Breaching Party to cure its Breach in accordance with Article 17 of this LGIA.

Demonstrated Capability shall mean the continuous net real power output that the Generating Facility is required to demonstrate in compliance with Applicable Reliability Standards.

Dispute Resolution shall mean the procedure for resolution of a dispute between or among the Parties in which they will first attempt to resolve the dispute on an informal basis. Distribution System shall mean the Transmission Owner's facilities and equipment, or the Distribution System of another party that is interconnection with Transmission Owner's Transmission System, if any, connected to the Transmission System, over which facilities transmission service or Wholesale Distribution Service under the Tariff is available at the time the Interconnection Customer has requested interconnection of a Generating Facility for the purpose of either transmitting electric energy in interstate commerce or selling electric energy at wholesale in interstate commerce and which are used to transmit electricity to ultimate usage points such as homes and industries directly from nearby generators or from interchanges with higher voltage transmission networks which transport bulk power over longer distances. The

Original Sheet No. 4

                                    EXHIBIT C

voltage levels at which distribution systems operate differ among Control Areas and other entities owning distribution facilities interconnected to the Transmission System. Distribution Upgrades shall mean the additions, modifications, and upgrades to the Distribution System at or beyond the Point of Interconnection to facilitate interconnection of the Generating Facility and render the delivery service necessary to effect Interconnection Customer's wholesale sale of electricity in interstate commerce. Distribution Upgrades do not include Interconnection Facilities.

Effective Date shall mean the date on which this LGIA becomes effective pursuant to Section 2.1.

Emergency Condition shall mean a condition or situation: (1) that in the reasonable judgment of the Party making the claim is imminently likely to endanger, or is contributing to the endangerment of, life, property, or public health and safety; or (2) that, in the case of either Transmission Provider or Transmission Owner, is imminently likely (as determined in a nondiscriminatory manner) to cause a material adverse effect on the security of, or damage to the Transmission System, Transmission Owner's Interconnection Facilities or the electric systems of others to which the Transmission System is directly connected; or (3) that, in the case of Interconnection Customer, is imminently likely (as determined in a non-discriminatory manner) to cause a material adverse effect on the security of, or damage to, the Generating Facility or Interconnection Customer's Interconnection Facilities. System restoration and blackstart shall be considered Emergency Conditions; provided that Interconnection Customer is not obligated by this LGIA to possess blackstart capability. Any condition or situation that results from lack of sufficient generating capacity to meet load requirements or that results solely from economic conditions shall not constitute an Emergency Condition, unless one of the enumerated conditions or situations identified in this definition also exists.

Energy Resource Interconnection Service (ER Interconnection Service) shall mean an Interconnection Service that allows the Interconnection Customer to connect its Generating Facility to the Transmission System or Distribution System, as applicable, to be eligible to deliver the Generating Facility's electric output using the existing firm or non-firm capacity of the Transmission System on an as available basis. Energy Resource Interconnection Service does not convey transmission service.

Engineering & Procurement (E&P) Agreement shall mean an agreement that authorizes the Transmission Owner to begin engineering and procurement of long lead-time items necessary for the establishment of the interconnection in order to advance the implementation of the Interconnection Request.

Environmental Law shall mean Applicable Laws or Regulations relating to pollution or protection of the environment or natural resources.

Federal Holiday shall mean a Federal Reserve Bank holiday for a Party that has its principal place of business in the United States and a Canadian Federal or Provincial banking holiday for a Party that has its principal place of business located in Canada.

Original Sheet No. 5

                                    EXHIBIT C

Federal Power Act shall mean the Federal Power Act, as amended, 16 U.S.C. Sections 791a et seq.

FERC shall mean the Federal Energy Regulatory Commission, also known as Commission, or its successor.

Force Majeure shall mean any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, explosion, breakage or accident to machinery or equipment, any order, regulation or restriction imposed by governmental, military or lawfully established civilian authorities, or any other cause beyond a Party's control. A Force Majeure event does not include an act of negligence or intentional wrongdoing by the Party claiming Force Majeure.

Generating Facility shall mean Interconnection Customer's device(s) for the production of electricity (Palisades Nuclear Generating Plant) identified in Appendix A, but shall not include the Interconnection Customer's Interconnection Facilities.

Generating Facility Capacity shall mean the net capacity of the Generating Facility and the aggregate net capacity of the Generating Facility where it includes multiple energy production devices.

Generator Upgrades shall mean the additions, modifications, and upgrades to the electric system of an existing generating facility or of a higher queued Generating Facility at or beyond the Point of Interconnection to facilitate interconnection of the Generating Facility and render the transmission service necessary to affect Interconnection Customer's wholesale sale of electricity in interstate commerce.

Good Utility Practice shall mean any of the practices, methods and acts engaged in or approved by a significant portion of the electric industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the region.

Governmental Authority shall mean any federal, state, local or other governmental regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, or other governmental authority having jurisdiction over the Parties, their respective facilities, or the respective services they provide, and exercising or entitled to exercise any administrative, executive, police, or taxing authority or power; provided, however, that such term does not include Interconnection Customer, Transmission Provider, Transmission Owner, or any Affiliate thereof.

Original Sheet No. 6

                                    EXHIBIT C

Group Study(ies) shall mean the process whereby more than one Interconnection Request is studied together, instead of serially, for the purpose of conducting one or more of the required Studies.

Hazardous Substances shall mean any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "radioactive substances," "contaminants," "pollutants," "toxic pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law, or any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

Initial Synchronization Date shall mean the date upon which the Generating Facility is initially synchronized and upon which Trial Operation begins. In-Service Date shall mean the date upon which the Interconnection Customer reasonably expects it will be ready to begin use of the Transmission Owner's Interconnection Facilities to obtain backfeed power.

Interconnection Customer's Interconnection Facilities shall mean all facilities and equipment, as identified in Appendix A of this LGIA, that are located between the Generating Facility and the Point of Change of Ownership, including any modification, addition, or upgrades to such facilities and equipment necessary to physically and electrically interconnect the Generating Facility to the Transmission System or Distribution System, as applicable. Interconnection Customer's Interconnection Facilities are sole use facilities.

Interconnection Facilities shall mean the Transmission Owner's Interconnection Facilities and the Interconnection Customer's Interconnection Facilities. Collectively, Interconnection Facilities include all facilities and equipment between the Generating Facility and the Point of Interconnection, including any modification, additions or upgrades that are necessary to physically and electrically interconnect the Generating Facility to the Transmission System. Interconnection Facilities shall not include Distribution Upgrades, Generator Upgrades, Stand Alone Network Upgrades or Network Upgrades.

Interconnection Facilities Study shall mean a study conducted by the Transmission Provider, or its agent, for the Interconnection Customer to determine a list of facilities (including Transmission Owner's Interconnection Facilities, System Protection Facilities, and if such upgrades have been determined, Network Upgrades, Distribution Upgrades, Generator Upgrades, and upgrades on Affected Systems, as identified in the Interconnection System Impact Study), the cost of those facilities, and the time required to interconnect the Generating Facility with the Transmission System. The scope of the study is defined in Section 8 of the Large Generator Interconnection Procedures.

Interconnection Facilities Study Agreement shall mean the form of agreement contained in Appendix 4 of the Large Generator Interconnection Procedures for conducting the Interconnection Facilities Study.

Original Sheet No. 7

                                    EXHIBIT C

Interconnection Feasibility Study shall mean a preliminary evaluation of the system impact of interconnecting the Generating Facility to the Transmission System, the scope of which is described in Section 6 of the Large Generator Interconnection Procedures. Interconnection Feasibility Study Agreement shall mean the form of agreement contained in Appendix 2 of the Large Generator Interconnection Procedures for conducting the Interconnection Feasibility Study.

Interconnection Request shall mean an Interconnection Customer's request, in the form of Appendix 1 to the Large Generator Interconnection Procedures, to interconnect a new Generating Facility, or to increase the capacity of, or make a Material Modification to the operating characteristics of, an existing Generating Facility that is interconnected with the Transmission System.

Interconnection Service shall mean the service provided by the Transmission Provider associated with interconnecting the Generating Facility to the Transmission System and enabling it to receive electric energy and capacity from the Generating Facility at the Point of Interconnection, pursuant to the terms of this LGIA and, if applicable, the Tariff. Interconnection Study shall mean any of the following studies: the Interconnection Feasibility Study, the Interconnection System Impact Study, and the Interconnection Facilities Study, or the Restudy of any of the above, described in the Large Generator Interconnection Procedures.

Interconnection System Impact Study shall mean an engineering study that evaluates the impact of the proposed interconnection on the safety and reliability of Transmission System and, if applicable, an Affected System. The study shall identify and detail the system impacts that would result if the Generating Facility were interconnected without project modifications or system modifications, focusing on the Adverse System Impacts identified in the Interconnection Feasibility Study, or to study potential impacts, including but not limited to those identified in the Scoping Meeting as described in the Large Generator Interconnection Procedures.

Interconnection System Impact Study Agreement shall mean the form of agreement contained in Appendix 3 of the Large Generator Interconnection Procedures for conducting the Interconnection System Impact Study.

IRS shall mean the Internal Revenue Service.

Large Generating Facility shall mean a Generating Facility having an aggregate net Generating Facility Capacity of more than 20 MW.

Large Generator Interconnection Agreement (LGIA) shall mean the form of interconnection agreement, in the form of Appendix 6 to the Large Generator Interconnection Procedures, applicable to a Large Generating Facility.

Original Sheet No. 8

                                    EXHIBIT C

Large Generator Interconnection Procedures (LGIP) shall mean the interconnection procedures that are included in the Tariff and applicable to an Interconnection Request pertaining to a Large Generating Facility.

Loss shall mean any and all damages, losses, claims, including claims and actions relating to injury to or death of any person or damage to property, demand, suits, recoveries, costs and expenses, court costs, attorney fees, and all other obligations by or to third parties, arising out of or resulting from the other Party's performance, or non-performance of its obligations under this LGIA on behalf of the indemnifying Party, except in cases of gross negligence or intentional wrongdoing, by the indemnified party.

Material Modification shall mean those modifications that have a material impact on the cost or timing of any Interconnection Request with a later queue priority date. Metering Equipment shall mean all metering equipment installed or to be installed at the Generating Facility pursuant to this LGIA at the metering points, including but not limited to instrument transformers, MWh-meters, data acquisition equipment, transducers, remote terminal unit, communications equipment, phone lines, and fiber optics.

NERC shall mean the North American Electric Reliability Council or its successor organization.

Network Customer shall have that meaning as provided in the Tariff.

Network Resource shall mean any designated generating resource owned, purchased, or leased by a Network Customer under the Network Integration Transmission Service Tariff. Network Resources do not include any resource, or any portion thereof, that is committed for sale to third parties or otherwise cannot be called upon to meet the Network Customer's Network Load on a non-interruptible basis.

Network Resource Interconnection Service (NR Interconnection Service) shall mean an Interconnection Service that allows the Interconnection Customer to integrate its Large Generating Facility with the Transmission System in the same manner as for any Large Generating Facility being designated as a Network Resource. Network Resource Interconnection Service does not convey transmission service.

Network Upgrades shall mean the additions, modifications, and upgrades to the Transmission System required at or beyond the point at which the Interconnection Facilities connect to the Transmission System or Distribution System, as applicable, to accommodate the interconnection of the Generating Facility to the Transmission System.

Notice of Dispute shall mean a written notice of a dispute or claim that arises out of or in connection with this LGIA or its performance.

NRC shall mean the Nuclear Regulatory Commission, or its successor.

Original Sheet No. 9

                                    EXHIBIT C

NRC Operating License shall mean the license, including associated Technical Specifications, issued by the NRC authorizing the license holder to operate the Generating Facility.

NRC Requirements and Commitments shall mean all the requirements, obligations, duties, and commitments required to be followed and honored by Interconnection Customer pursuant to the Atomic Energy Act of 1954, the regulations of the NRC, the NRC Operating License, and Interconnection Customer's nuclear materials licenses, as amended or superseded.

Optional Interconnection Study shall mean a sensitivity analysis based on assumptions specified by the Interconnection Customer in the Optional Interconnection Study Agreement.

Optional Interconnection Study Agreement shall mean the form of agreement contained in Appendix 5 of the Large Generator Interconnection Procedures for conducting the Optional Interconnection Study.

Palisades Switchyard shall mean the switchyard located at the Generating Facility, as identified in Appendix A.

Party or Parties shall mean Transmission Provider, Transmission Owner, Interconnection Customer, or any combination of the above.

Point of Change of Ownership shall mean the point, as set forth in Appendix A to the Large Generator Interconnection Agreement, where the Interconnection Customer's Interconnection Facilities connect to the Transmission Owner's Interconnection Facilities.

Point of Interconnection shall mean the points of interconnection, as set forth in Appendix A.

Protected Area shall mean the area on the grounds of the Generating Facility surrounded by physical barriers and to which access is controlled in accordance with Applicable Laws and Regulations.

Queue Position shall mean the order of a valid Interconnection Request, relative to all other pending valid Interconnection Requests, that is established based upon the date and time of receipt of the valid Interconnection Request by the Transmission Provider.

Reasonable Efforts shall have that meaning as provided in the Tariff.

Scoping Meeting shall mean the meeting between representatives of the Interconnection Customer, Transmission Owner, Affected System Operator(s) and Transmission Provider conducted for the purpose of discussing alternative interconnection options, to exchange information including any transmission data and earlier study evaluations that would be reasonably expected to impact such interconnection options, to analyze such information, and to determine the potential feasible Points of Interconnection.

Original Sheet No. 10

                                    EXHIBIT C

Site Control shall mean documentation reasonably demonstrating: (1) ownership of, a leasehold interest in, or a right to develop a site for the purpose of constructing the Generating Facility; (2) an option to purchase or acquire a leasehold site for such purpose; or (3) an exclusivity or other business relationship between Interconnection Customer and the entity having the right to sell, lease or grant Interconnection Customer the right to possess or occupy a site for such purpose.

Small Generating Facility shall mean a Generating Facility that has an aggregate net Generating Facility Capacity of no more than 20 MW.

Special Protection System (SPS) shall mean an automatic protection system or remedial action scheme designed to detect abnormal or predetermined system conditions, and take corrective actions other than and/or in addition to the isolation of faulted components, to maintain system reliability. Such action may include changes in demand (MW and MVar), energy (MWh and MVarh), or system configuration to maintain system stability, acceptable voltage, or power flows. An SPS does not include (a) underfrequency or undervoltage load shedding, (b) fault conditions that must be isolated, (c) out-of-step relaying not designed as an integral part of an SPS, or (d) Transmission Control Devices.

Stand Alone Network Upgrades shall mean Network Upgrades that an Interconnection Customer may construct without affecting day-to-day operations of the Transmission System during their construction. The Transmission Provider, Transmission Owner and the Interconnection Customer must agree as to what constitutes Stand Alone Network Upgrades and identify them in Appendix A to this LGIA.

System Protection Facilities shall mean the equipment, including necessary protection signal communications equipment, required to protect (1) the Transmission System or other delivery systems or other generating systems from faults or other electrical disturbances occurring at the Generating Facility and
(2) the Generating Facility from faults or other electrical system disturbances occurring on the Transmission System or on other delivery systems or other generating systems to which the Transmission System is directly connected.

Tariff shall mean the Transmission Provider's Tariff through which open access transmission service and Interconnection Service are offered, as filed with the Commission, and as amended or supplemented from time to time, or any successor tariff.

Transmission Control Devices shall mean a generally accepted transmission device that is planned and designed to provide dynamic control of electric system quantities, and are usually employed as solutions to specific system performance issues. Examples of such devices include fast valving, high response exciters, high voltage DC links, active or real power flow control and reactive compensation devices using power electronics (e.g., unified power flow controllers), static var compensators, thyristor controlled series capacitors, braking resistors, and in some cases mechanically-switched capacitors and reactors. In general, such systems are not considered to be Special Protection Systems.

Original Sheet No. 11

                                    EXHIBIT C

Transmission Owner shall mean that Transmission Owner as defined in the Tariff, which includes an entity that owns, leases or otherwise possesses an interest in the portion of the Transmission System at which the Interconnection Customer proposes to interconnect or otherwise integrate the operation of the Generating Facility. Transmission Owner should be read to include any Independent Transmission Company that manages the transmission facilities of the Transmission Owner and shall include, as applicable, the owner and/or operator of distribution facilities interconnected to the Transmission System, over which facilities transmission service or Wholesale Distribution Service under the Tariff is available at the time the Interconnection Customer requests Interconnection Service and to which the Interconnection Customer has requested interconnection of a Generating Facility for the purpose of either transmitting electric energy in interstate commerce or selling electric energy at wholesale in interstate commerce.

Transmission Provider shall mean the Midwest Independent Transmission System Operator, Inc. (the "Midwest ISO"), the Regional Transmission Organization that controls or operates the transmission facilities of its transmission-owning members used for the transmission of electricity in interstate commerce and provides transmission service under the Tariff.

Transmission Owner's Interconnection Facilities shall mean all facilities and equipment owned by the Transmission Owner from the Point of Change of Ownership to the Point of Interconnection as identified in Appendix A to this LGIA, including any modifications, additions or upgrades to such facilities and equipment. Transmission Owner's Interconnection Facilities are sole use facilities and shall not include Distribution Upgrades, Generator Upgrades, Stand Alone Network Upgrades or Network Upgrades.

Transmission System shall mean the facilities owned by the Transmission Owner and controlled or operated by the Transmission Provider or Transmission Owner that are used to provide transmission service or Wholesale Distribution Service under the Tariff. Trial Operation shall mean the period during which Interconnection Customer is engaged in on-site test operations and commissioning of the Generating Facility prior to Commercial Operation.

Wholesale Distribution Service shall have that meaning as provided in the Tariff.

Wherever the term "transmission delivery service" is used, Wholesale Distribution Service shall also be implied.

                 ARTICLE 2. EFFECTIVE DATE, TERM AND TERMINATION

2.1 Effective Date. This LGIA shall become effective on the Closing as defined in the Asset Sale Agreement.

2.2 Term of Agreement. Subject to the provisions of Article 2.3, this LGIA shall remain in effect for a period of ______ years from the Effective Date and shall be automatically

Original Sheet No. 12

                                    EXHIBIT C

renewed for each successive one-year period thereafter on the anniversary of the Effective Date.

2.3 Termination Procedures. This LGIA may be terminated as follows:

2.3.1 Written Notice. This LGIA may be terminated by Interconnection Customer after giving the Transmission Provider and Transmission Owner ninety (90) Calendar Days advance written notice or by Transmission Provider if the Generating Facility has ceased Commercial Operation for three (3) consecutive years, beginning with the last date of Commercial Operation for the Generating Facility, after giving the Interconnection Customer ninety (90) Calendar Days advance written notice. The Generating Facility will not be deemed to have ceased Commercial Operation for purposes of this Article 2.3.1 if the Interconnection Customer can document that it has taken other significant steps to maintain or restore operational readiness of the Generating Facility for the purpose of returning the Generating Facility to Commercial Operation as soon as possible.

2.3.2 Default. Any Party may terminate this LGIA in accordance with Article 17.

2.3.3 Notwithstanding Articles 2.3.1 and 2.3.2, no termination shall become effective until the Parties have complied with all Applicable Laws and Regulations applicable to such termination, including the filing with FERC of a notice of termination of this LGIA, if required, which notice has been accepted for filing by FERC.

2.4 Termination Costs. If a Party elects to terminate this LGIA pursuant to
Article 2.3 above, each Party shall pay all costs incurred for which that Party is responsible (including any cancellation costs relating to orders or contracts for Interconnection Facilities, applicable upgrades, and related equipment) or charges assessed by the other Parties, as of the date of the other Parties' receipt of such notice of termination, under this LGIA. In the event of termination by a Party, the Parties shall use commercially Reasonable Efforts to mitigate the costs, damages and charges arising as a consequence of termination. Upon termination of this LGIA, unless otherwise ordered or approved by FERC:

2.4.1 With respect to any portion of the Transmission Owner's Interconnection Facilities, Network Upgrades, System Protection Facilities, Distribution Upgrades, Generator Upgrades, and if so determined and made a part of this LGIA, upgrades on Affected Systems, that have not yet been constructed or installed, the Transmission Owner shall to the extent possible and to the extent of Interconnection Customer's written notice under Article 2.3.1, cancel any pending orders of, or return, any materials or equipment for, or contracts for construction of, such facilities; provided that in the event Interconnection Customer elects not to authorize such cancellation, Interconnection Customer shall assume all payment obligations with respect to such materials, equipment, and contracts, and

Original Sheet No. 13

                                    EXHIBIT C

the Transmission Owner shall deliver such material and equipment, and, if necessary, assign such contracts, to Interconnection Customer as soon as practicable, at Interconnection Customer's expense. To the extent that Interconnection Customer has already paid Transmission Owner for any or all such costs of materials or equipment not taken by Interconnection Customer, Transmission Owner shall promptly refund such amounts to Interconnection Customer, less any costs, including penalties incurred by the Transmission Owner to cancel any pending orders of or return such materials, equipment, or contracts. If an Interconnection Customer terminates this LGIA, it shall be responsible for all costs incurred in association with that Interconnection Customer's interconnection, including any cancellation costs relating to orders or contracts for Interconnection Facilities and equipment, and other expenses including any upgrades or related equipment for which the Transmission Owner has incurred expenses and has not been reimbursed by the Interconnection Customer.

2.4.2 Transmission Owner may, at its option, retain any portion of such materials, equipment, or facilities that Interconnection Customer chooses not to accept delivery of, in which case Transmission Owner shall be responsible for all costs associated with procuring such materials, equipment, or facilities. If Transmission Owner does not so elect, then Interconnection Customer shall be responsible for such costs.

2.4.3 With respect to any portion of the Interconnection Facilities, and any other facilities already installed or constructed pursuant to the terms of this LGIA, Interconnection Customer shall be responsible for all costs associated with the removal, relocation, reconfiguration or other disposition or retirement of such materials, equipment, or facilities, and such other expenses actually incurred by Transmission Owner necessary to return the Transmission, Distribution or Generator System, as applicable, to safe and reliable operation.

2.5 Disconnection. Upon termination of this LGIA, the Parties will take all appropriate steps to disconnect the Generating Facility from the Transmission or Distribution System, as applicable. All costs required to effectuate such disconnection shall be borne by the terminating Party, unless such termination resulted from the non-terminating Party's Default of this LGIA or such non-terminating Party otherwise is responsible for these costs under this LGIA.

2.6 Survival. This LGIA shall continue in effect after termination to the extent necessary to provide for final billings and payments and for costs incurred hereunder, including billings and payments pursuant to this LGIA; to permit the determination and enforcement of liability and indemnification obligations arising from acts or events that occurred while this LGIA was in effect; and to permit each Party to have access to the lands of the other Party pursuant to this LGIA or other applicable agreements, to disconnect, remove or salvage its own facilities and equipment.

Original Sheet No. 14

                                    EXHIBIT C

                          ARTICLE 3. REGULATORY FILINGS

3.1 Filing. The Transmission Provider shall file this LGIA (and any amendment hereto) with the appropriate Governmental Authority, if required. A Party may request that any information so provided be subject to the confidentiality provisions of Article 22. If that Party has executed this LGIA, or any amendment thereto, the Party shall reasonably cooperate with Transmission Provider with respect to such filing and to provide any information reasonably requested by Transmission Provider needed to comply with applicable regulatory requirements.

                           ARTICLE 4. SCOPE OF SERVICE

4.1 Interconnection Product Options. Interconnection Customer has selected the following (checked) type of Interconnection Service: Check: ____ER or __X__ NR

4.1.1 Energy Resource Interconnection Service (ER Interconnection Service).

4.1.1.1 The Product. ER Interconnection Service allows Interconnection Customer to connect the Generating Facility to the Transmission or Distribution System, as applicable, and be eligible to deliver the Generating Facility's output using the existing firm or non-firm capacity of the Transmission System on an "as available" basis. To the extent Interconnection Customer wants to receive ER Interconnection Service, the Transmission Owner shall construct facilities consistent with the studies identified in Appendix A.

4.1.1.2 Transmission Delivery Service Implications. Under ER Interconnection Service, the Interconnection Customer will be eligible to inject power from the Generating Facility into and deliver power across the Transmission System on an "as available" basis up to the amount of MW identified in the applicable stability and steady state studies to the extent the upgrades initially required to qualify for ER Interconnection Service have been constructed. After that date FERC makes effective the Midwest ISO's Energy Market Tariff filed in Docket No. ER04-691-000, Interconnection Customer may place a bid to sell into the market up to the maximum identified Generating Facility output, subject to any conditions specified in the interconnection service approval, and the Generating Facility will be dispatched to the extent the Interconnection Customer's bid clears. In all other instances, no transmission or other delivery service from the Generating Facility is assured, but the Interconnection Customer may obtain Point-To-Point Transmission Service, Network Integration Transmission Service or be

Original Sheet No. 15

                                    EXHIBIT C

used for secondary network transmission service, pursuant to the Tariff, up to the maximum output identified in the stability and steady state studies. In those instances, in order for the Interconnection Customer to obtain the right to deliver or inject energy beyond the Point of Interconnection or to improve its ability to do so, transmission delivery service must be obtained pursuant to the provisions of the Tariff. The Interconnection Customer's ability to inject its Generating Facility output beyond the Point of Interconnection, therefore, will depend on the existing capacity of the Transmission or Distribution System as applicable, at such time as a transmission service request is made that would accommodate such delivery. The provision of Firm Point-To-Point Transmission Service or Network Integration Transmission Service may require the construction of additional Network or Distribution Upgrades.

4.1.2 Network Resource Interconnection Service (NR Interconnection Service).

4.1.2.1 The Product. The Transmission Provider must conduct the necessary studies and the Transmission Owner shall construct the facilities identified in Appendix A of this LGIA, subject to the approval of Governmental Authorities, needed to integrate the Generating Facility in the same manner as for any Large Generating Facility being designated as a Network Resource.

4.1.2.2 Transmission Delivery Service Implications. NR Interconnection Service allows the Generating Facility to be designated by any Network Customer under the Tariff on the Transmission System as a Network Resource, up to the Generating Facility's full output, on the same basis as existing Network Resources that are interconnected to the Transmission or Distribution System, as applicable, and to be studied as a Network Resource on the assumption that such a designation will occur. Although NR Interconnection Service does not convey a reservation of transmission service, any Network Customer can utilize network service under the Tariff to obtain delivery of energy from the Generating Facility in the same manner as it accesses Network Resources. A Generating Facility receiving NR Interconnection Service may also be used to provide Ancillary Services after technical studies and/or periodic analyses are performed with respect to the Generating Facility's ability to provide any applicable Ancillary Services, provided that such studies and analyses have been or would be required in connection with the provision of such Ancillary Services by any existing Network Resource. However, if the Generating Facility has not been designated as a Network Resource by any Network Customer, it cannot be required to provide Ancillary Services except to the extent such requirements extend to all generating facilities that are similarly situated. The provision of Network Integration Transmission Service or

Original Sheet No. 16

                                    EXHIBIT C

Firm Point-To-Point Transmission Service may require additional studies and the construction of additional upgrades. Because such studies and upgrades would be associated with a request for delivery service under the Tariff, cost responsibility for the studies and upgrades would be in accordance with FERC's policy for pricing transmission delivery services.

NR Interconnection Service does not necessarily provide the Interconnection Customer with the capability to physically deliver the output of its Generating Facility to any particular load on the Transmission System without incurring congestion costs. In the event of transmission or distribution constraints on the Transmission or Distribution System, as applicable, the Generating Facility shall be subject to the applicable congestion management procedures in the Transmission System in the same manner as Network Resources.

There is no requirement either at the time of study or interconnection, or at any point in the future, that the Generating Facility be designated as a Network Resource by a Network Customer or that the Interconnection Customer identify a specific buyer (or sink). To the extent a Network Customer does designate the Generating Facility as a Network Resource, it must do so pursuant to the Tariff.

Once an Interconnection Customer satisfies the requirements for obtaining NR Interconnection Service, any future transmission service request for delivery from the Generating Facility within the Transmission System of any amount of capacity and/or energy, up to the amount initially studied, will not require that any additional studies be performed or that any further upgrades associated with such Large Generating Facility be undertaken, regardless of whether such Large Generating Facility is ever designated by a Network Customer as a Network Resource and regardless of changes in ownership of the Generating Facility. To the extent the Interconnection Customer enters into an arrangement for long term transmission service for deliveries from the Generating Facility to customers other than the studied Network Customers, or for any Point-To-Point Transmission Service, such request may require additional studies and upgrades in order for the Transmission Provider to grant such request. However, the reduction or elimination of congestion or redispatch costs may require additional studies and the construction of additional upgrades.

To the extent the Interconnection Customer enters into an arrangement for long term transmission service for deliveries from the Generating Facility outside the Transmission System, such request may require additional studies and upgrades in order for the Transmission Provider to grant such request.

Original Sheet No. 17

                                    EXHIBIT C

4.2 Provision of Service. Transmission Provider shall provide Interconnection Service for the Generating Facility at the Point of Interconnection.

4.3 Performance Standards. Each Party shall perform all of its obligations under this LGIA in accordance with Applicable Laws and Regulations, Applicable Reliability Standards, and Good Utility Practice. To the extent a Party is required or prevented or limited in taking any action by such regulations and standards, or if the obligations of any Party may become limited by a change in Applicable Laws and Regulations, Applicable Reliability Standards, and Good Utility Practice after the execution of this LGIA, that Party shall not be deemed to be in Breach of this LGIA for its compliance therewith. The Party so limited shall notify the other Parties whereupon the Transmission Provider shall amend this LGIA in concurrence with the other Parties and submit the amendment to the Commission for approval.

4.4 No Transmission Delivery Service. The execution of this LGIA does not constitute a request for, nor the provision of, any transmission delivery service under the Tariff, and does not convey any right to deliver electricity to any specific customer or Point of Delivery.

4.5 Interconnection Customer Provided Services. The services provided by Interconnection Customer under this LGIA are set forth in Article 9.6. Interconnection Customer shall be paid for such services in accordance with Articles 9.6.3 and 11.6.

         ARTICLE 5. INTERCONNECTION FACILITIES ENGINEERING, PROCUREMENT,
                                AND CONSTRUCTION

5.1 Options. [Intentionally left blank.]

5.1.1 Standard Option. [Intentionally left blank.]

5.1.2 Alternate Option. [Intentionally left blank.]

5.1.3 Option to Build. [Intentionally left blank.]

5.1.4 Negotiated Option. [Intentionally left blank.]

5.2 General Conditions Applicable to Option to Build. [Intentionally left blank.]

5.3 Liquidated Damages. [Intentionally left blank.]

5.4 Power System Stabilizers. [Intentionally left blank.]

5.5 Equipment Procurement. [Intentionally left blank.]

Original Sheet No. 18

                                    EXHIBIT C

5.5.1 [Intentionally left blank.]

5.5.2 [Intentionally left blank.]

5.5.3 [Intentionally left blank.]

5.6 Construction Commencement. [Intentionally left blank.]

5.6.1 [Intentionally left blank.]

5.6.2 [Intentionally left blank.]

5.6.3 [Intentionally left blank.]

5.6.4 [Intentionally left blank.]

5.7 Work Progress. [Intentionally left blank.]

5.8 Information Exchange. [Intentionally left blank.]

5.9 Limited Operation. [Intentionally left blank.]

5.10 Interconnection Customer's Interconnection Facilities ("ICIF"). [Intentionally left blank.]

5.10.1 Interconnection Customer's Interconnection Facility Specifications. [Intentionally left blank.]

5.10.2 Transmission Provider's and Transmission Owner's Review. [Intentionally left blank.]

5.10.3 ICIF Construction. [Intentionally left blank.]

5.11 Transmission Owner's Interconnection Facilities Construction. [Intentionally left blank.]

5.12 Access Rights. Upon reasonable notice by a Party, and subject to any required or necessary regulatory approvals, a Party ("Granting Party") shall furnish at no cost to the other Party ("Access Party") any rights of use, licenses, rights of way and easements with respect to lands owned or controlled by the Granting Party, its agents (if allowed under the applicable agency agreement), or any Affiliate, that are necessary to enable the Access Party to obtain ingress and egress to construct, operate, maintain, repair, test (or witness testing), inspect, replace or remove facilities and equipment to: (i) interconnect the Generating Facility with the Transmission System; (ii) operate and maintain the Generating Facility, the Interconnection Facilities and the Transmission System; and (iii) disconnect or remove the Access Party's facilities and equipment upon termination

Original Sheet No. 19

                                    EXHIBIT C

of this LGIA. In exercising such licenses, rights of way and easements, the Access Party shall not unreasonably disrupt or interfere with normal operation of the Granting Party's business and shall adhere to the safety rules and procedures established in advance, as may be changed from time to time, by the Granting Party with the Access Party's written consent (which consent will not be unreasonably withheld) and provided to the Access Party, including such safety and security rules consistent with Applicable Laws and Regulations as Interconnection Customer may maintain with respect to access to the Protected Area. Access to and operation of the Palisades Switchyard will be governed by the provisions of Appendix H..

5.13 Lands of Other Property Owners. [Intentionally left blank.]

5.14 Permits. [Intentionally left blank.]

5.15 Early Construction of Base Case Facilities. [Intentionally left blank.]

5.16 Suspension.

5.16.1 Interconnection Customer's Right to Suspend; Obligations. [Intentionally left blank.]

5.16.2 Effect of Missed Interconnection Customer Milestones. [Intentionally left blank.]

5.16.3 Effect of Suspension; Parties Obligations. [Intentionally left blank.]

5.17 Taxes.

5.17.1 Interconnection Customer Payments Not Taxable. [Intentionally left blank.]

5.17.2 Representations and Covenants. [Intentionally left blank.]

5.17.3 Indemnification for the Cost Consequences of Current Tax Liability Upon Transmission Owner. [Intentionally left blank.]

5.17.4 Tax Gross-Up Amount. [Intentionally left blank.]

5.17.5 Private Letter Ruling or Change or Clarification of Law. [Intentionally left blank.]

5.17.6 Subsequent Taxable Events. [Intentionally left blank.]

5.17.7 Contests. [Intentionally left blank.]

5.17.8 Refund. [Intentionally left blank.]

Original Sheet No. 20

                                    EXHIBIT C

5.17.9 Taxes Other Than Income Taxes. [Intentionally left blank.]

5.18 Tax Status. Each Party shall cooperate with the other Parties to maintain each Party's tax status. Nothing in this LGIA is intended to adversely affect any Party's tax-exempt status with respect to the issuance of bonds including, but not limited to, Local Furnishing Bonds.

5.19 Modification.

5.19.1 General. Either Party may undertake modifications to its facilities. If a Party plans to undertake a modification that reasonably may be expected to affect another Party's facilities, that Party shall provide to the other Parties sufficient information regarding such modification so that the other Parties may evaluate the potential impact of such modification prior to commencement of the work. Such information shall be deemed to be Confidential Information hereunder and shall include information concerning the timing of such modifications and whether such modifications are expected to interrupt the flow of electricity from the Generating Facility. The Party desiring to perform such work shall provide the relevant drawings, plans, and specifications to the other Parties at least ninety (90) Calendar Days in advance of the commencement of the work or such shorter period upon which the Parties may agree, which agreement shall not unreasonably be withheld, conditioned or delayed. In the case of Generating Facility modifications that do not require Interconnection Customer to submit an Interconnection Request, Transmission Provider shall provide, within thirty (30) Calendar Days (or such other time as the Parties may agree), an estimate of any additional modifications to the Transmission or Distribution System as applicable, Transmission Owner's Interconnection Facilities, Network Upgrades, Transmission Owner's System Protection Facilities, and/or Distribution Upgrades necessitated by such Interconnection Customer modification and a good faith estimate of the costs thereof.

Any Generating Facility modification that would be treated as a new Interconnection Request under the Transmission Provider's Tariff shall be governed by the Transmission Provider's Tariff in effect at the time of such modification including the then effective LGIA and LGIP.

5.19.2 Standards. Any additions, modifications, or replacements made to a Party's facilities shall be designed, constructed and operated in accordance with this LGIA and Good Utility Practice.

5.19.3 Modification Costs. Interconnection Customer shall not be directly assigned the costs of any additions, modifications, or replacements that Transmission Owner makes to the Transmission Owner's Interconnection Facilities, Network

Original Sheet No. 21

                                    EXHIBIT C

Upgrades, Transmission Owner's System Protection Facilities, Distribution Upgrades, or the Transmission or Distribution System, as applicable, to facilitate the interconnection of a third party to the Transmission Owner's Interconnection Facilities or the Transmission or Distribution System, as applicable, or to provide transmission service to a third party under the Tariff. Interconnection Customer shall be responsible for the costs of any additions, modifications, or replacements to the Interconnection Customer's Interconnection Facilities that may be necessary to maintain or upgrade such Interconnection Customer's Interconnection Facilities consistent with Applicable Laws and Regulations, Applicable Reliability Standards or Good Utility Practice.

                        ARTICLE 6. TESTING AND INSPECTION

6.1 Pre-Commercial Operation Date Testing and Modifications. [Intentionally left blank.]

6.2 Post-Commercial Operation Date Testing and Modifications. Subject to the provisions of Appendix H, each Party shall at its own expense perform routine inspection and testing of its facilities and equipment in accordance with Good Utility Practice as may be necessary to ensure the continued interconnection of the Generating Facility with the Transmission or Distribution System, as applicable, in a safe and reliable manner. Each Party shall have the right, upon advance written notice, to require reasonable additional testing of the Interconnection Facilities, at the requesting Party's expense, as may be in accordance with Good Utility Practice.

6.3 Right to Observe Testing. Each Party shall notify the other Parties in advance of its performance of tests of its Interconnection Facilities. The other Parties shall each have the right, at its own expense, to observe such testing.

6.4 Right to Inspect. Each Party shall have the right, but shall have no obligation to: (i) observe Transmission Owner's and Interconnection Customer's tests and/or inspection of any of their respective System Protection Facilities and other protective equipment, including power system stabilizers; (ii) review the settings of the System Protection Facilities and other protective equipment; and (iii) review the maintenance records relative to the Interconnection Facilities, the System Protection Facilities and other protective equipment. A Party may exercise these rights from time to time as it deems necessary upon reasonable notice to the other Parties. The exercise or non-exercise by a Party of any such rights shall not be construed as an endorsement or confirmation of any element or condition of the Interconnection Facilities or the System Protection Facilities or other protective equipment or the operation thereof, or as a warranty as to the fitness, safety, desirability, or reliability of same. Any information that a Party obtains through the exercise of any of its rights under this Article 6.4 shall be deemed to be Confidential Information and treated pursuant to Article 22 of this LGIA.

Original Sheet No. 22

                                    EXHIBIT C

                               ARTICLE 7. METERING

7.1 General. Each Party shall comply with the Applicable Reliability Council requirements. Unless otherwise agreed by the Parties, Transmission Owner shall own, operate, test and maintain Metering Equipment at the Palisades Switchyard for the Main Transformer as set forth in Appendix A, and Transmission Owner shall be a metering party ("Metering Party") as to such Metering Equipment. Power flows to and from the Generating Facility shall be measured at the Main Transformer. The Transmission Owner shall provide metering quantities, in analog and/or digital form, to the other Parties upon request. Interconnection Customer shall bear all reasonable documented costs associated with the operation, testing, maintenance and replacement of the Metering Equipment at the Main Transformer. Transmission Owner or its designated agent shall have access to such Metering Equipment in order for Transmission Owner or its designated agent to read metering quantities. Transmission Owner and Interconnection Customer shall give Consumers Energy Company ("CE") access to such Metering Equipment in order for CE to read metering quantities.

CE shall own, operate, test and maintain retail Metering Equipment at the Startup Transformer and Safeguards Transformer as set forth in Appendix A, and CE shall be a Metering Party as to such retail Metering Equipment. Power flows to the Generating Facility shall be measured at the Startup Transformer and Safeguards Transformer. By separate agreement, Interconnection Customer shall use reasonable efforts to cause CE to provide retail metering quantities, in analog and/or digital form, to the Parties upon request. Interconnection Customer shall bear all reasonable documented costs associated with the operation, testing, maintenance and replacement of the retail Metering Equipment at the Startup Transformer and Safeguard Transformer. Transmission Owner and Interconnection Customer shall give CE access to such retail Metering Equipment in order for CE to read retail metering quantities and to operate, test, maintain, and replace such retail Metering Equipment.

CE shall be a third party beneficiary with respect to this Article 7.1.

7.2 Check Meters. Interconnection Customer, at its option and expense, may install and operate, on its premises and on its side of a Point of Interconnection, one or more check meters to check the Metering Equipment owned by a Metering Party. Such check meters shall be for check purposes only and shall not be used for the measurement of power flows for purposes of this LGIA, except as provided in Article 7.4 below. The check meters shall be subject at all reasonable times to inspection and examination by Transmission Provider, Transmission Owner or their designees. The installation, operation and maintenance thereof shall be performed entirely by Interconnection Customer in accordance with Good Utility Practice.

7.3 Standards. The Metering Party shall install, calibrate, and test revenue quality Metering Equipment in accordance with applicable ANSI standards.

Original Sheet No. 23

                                    EXHIBIT C

7.4 Testing of Metering Equipment. The Metering Party shall inspect and test Metering Equipment upon installation and at least once every two (2) years thereafter. If requested to do so by a Party, the Metering Party shall, at the requesting Party's expense, inspect or test Metering Equipment more frequently than every two (2) years. The Metering Party shall give reasonable notice to the other Parties of the time when any inspection or test shall take place, and the other Parties may have representatives present at the test or inspection. If at any time Metering Equipment is found to be inaccurate or defective, it shall be adjusted, repaired or replaced at Interconnection Customer's expense, in order to provide accurate metering, unless the inaccuracy or defect is due to the Metering Party's failure to maintain, then the Metering Party shall pay. If Metering Equipment fails to register, or if the measurement made by Metering Equipment during a test varies by more than one-half of one percent (0.5%) from the measurement made by the standard meter used in the test, the Metering Party shall adjust the measurements by correcting all measurements for the period during which Metering Equipment was in error by using Interconnection Customer's check meters, if installed and if when tested varied less than the Metering Equipment. If no such check meters are installed, the Metering Party will use the next best available technology to recreate the measurements for the period in question. If no other data are available, or if the period cannot be reasonably ascertained, the adjustment shall be for the period immediately preceding the test of the Metering Equipment equal to one-half the time from the date of the previous test of the Metering Equipment.

7.5 Metering Data. At Interconnection Customer's expense, the metered data shall be telemetered by the Metering Party to one or more locations designated by Transmission Provider and Transmission Owner and one or more locations designated by Interconnection Customer. Such telemetered data shall be used, under normal operating conditions, as the official measurement of the amount of energy delivered from the Generating Facility to the Points of Interconnection.

Original Sheet No. 24

                                    EXHIBIT C

                            ARTICLE 8. COMMUNICATIONS

8.1 Interconnection Customer Obligations. Interconnection Customer shall maintain satisfactory operating communications with Transmission Provider's Transmission System dispatcher or representative designated by Transmission Provider. Interconnection Customer shall provide standard voice line, dedicated voice line and facsimile communications at its Generating Facility control room or central dispatch facility through use of either the public telephone system, or a voice communications system that does not rely on the public telephone system. Interconnection Customer shall also arrange for the provision of the dedicated data circuit(s) necessary to provide Interconnection Customer data to Transmission Provider as set forth in Appendix D, Security Arrangements Details. The data circuit(s) shall extend from the Generating Facility to the location(s) specified by Transmission Provider. Any required maintenance of such communications equipment shall be performed by and at the cost of Interconnection Customer. Operational communications shall be activated and maintained under, but not be limited to, the following events: system paralleling or separation, scheduled and unscheduled shutdowns, equipment clearances, and hourly and daily load data.

8.2 Remote Terminal Unit. Prior to the Effective Date of the Generating Facility, a Remote Terminal Unit, or equivalent data collection and transfer equipment acceptable to both Parties, shall be installed by Interconnection Customer, and/or by Transmission Owner at Interconnection Customer's expense, to gather accumulated and instantaneous data to be telemetered to the location(s) designated by Transmission Owner and Transmission Provider through use of a dedicated point-to-point data circuit(s) as indicated in Article 8.1. The communication protocol for the data circuit(s) shall be specified by Transmission Owner and Transmission Provider. Instantaneous bi-directional analog real power and reactive power flow information must be telemetered directly to the location(s) specified by Transmission Provider and Transmission Owner. Each Party will promptly advise the other Parties if it detects or otherwise learns of any metering, telemetry or communications equipment errors or malfunctions that require the attention and/or correction. The Party owning such equipment shall correct such error or malfunction as soon as reasonably feasible.

8.3 No Annexation. Any and all equipment placed on the premises of a Party shall be and remain the property of the Party providing such equipment regardless of the mode and manner of annexation or attachment to real property, unless otherwise mutually agreed by the Parties.

                              ARTICLE 9. OPERATIONS

9.1 General. Each Party shall comply with the Applicable Reliability Council requirements. Each Party shall provide to any Party all information that may reasonably be required by

Original Sheet No. 25

                                    EXHIBIT C

that Party to comply with Applicable Laws and Regulations and Applicable Reliability Standards.

9.2 Control Area Notification. At least three months before Initial Synchronization Date, the Interconnection Customer shall notify the Transmission Provider and Transmission Owner in writing of the Control Area in which the Generating Facility will be located. If the Interconnection Customer elects to locate the Generating Facility through dynamic metering/scheduling in a Control Area other than the Control Area in which the Generating Facility is physically located, and if permitted to do so by the relevant transmission tariffs, all necessary arrangements, including but not limited to those set forth in Article 7 and Article 8 of this LGIA, and remote Control Area generator interchange agreements, if applicable, and the appropriate measures under such agreements, shall be executed and implemented prior to the placement of the Generating Facility in the other Control Area.

9.3 Transmission Provider and Transmission Owner Obligations. Transmission Provider shall cause the Transmission System and the Transmission Owner's Interconnection Facilities to be operated, maintained and controlled in a safe and reliable manner in accordance with this LGIA. Transmission Provider, or its designee, may provide operating instructions to Interconnection Customer consistent with this LGIA and Transmission Provider's and, if applicable, Transmission Owner's operating protocols and procedures as they may change from time to time. Transmission Provider will consider changes to its operating protocols and procedures proposed by Interconnection Customer. The Transmission Provider or Transmission Owner, as applicable, shall, in accordance with NRC Requirements and Commitments, Appendix H, Applicable Laws and Regulations, Applicable Reliability Standards, and Good Utility Practice, operate the Transmission System in order to maintain voltage and frequency levels at Palisades Switchyard within limits established for safe operation of the Generating Facility and to allow the Generating Facility to obtain reliable supplies of off-site power. If Transmission Provider or Transmission Owner changes any Applicable Reliability Standard, then Transmission Provider or Transmission Owner, as applicable, shall notify Interconnection Customer in order to allow Interconnection Customer to comply with NRC Requirements and Commitments for the safe and reliable operation of the Generating Facility.

9.4 Interconnection Customer Obligations. Interconnection Customer shall at its own expense operate, maintain and control the Generating Facility and the Interconnection Customer's Interconnection Facilities in a safe and reliable manner and in accordance with this LGIA. The Generating Facility must be operated in accordance with the operating limits, if any, in the Interconnection Facilities Study and specified in Appendix C of this LGIA. Interconnection Customer shall operate the Generating Facility and the Interconnection Customer's Interconnection Facilities in accordance with all applicable requirements of the Transmission Provider or its designated Control Area Operator of which the Generating Facility is part, as such requirements are set forth in Appendix C, Interconnection Details, of this LGIA. Appendix C, Interconnection Details, will be modified to reflect changes to the requirements as they may change from time to time.

Original Sheet No. 26

                                    EXHIBIT C

Any Party may request that a Party provide copies of the requirements set forth in Appendix C, Interconnection Details, of this LGIA.

9.5 Start-Up and Synchronization. Consistent with the Parties' mutually acceptable procedures, the Interconnection Customer is responsible for the proper synchronization of the Generating Facility to the Transmission or Distribution System, as applicable.

9.6 Reactive Power.

9.6.1 Power Factor Design Criteria. The Generating Facility is capable of maintaining a composite power delivery at 802 MW at the Point of Interconnection at all power factors over 0.967 leading to 0.981 lagging. This reactive power capability may be restricted to lower values when the 345 kV bus at Palisades Switchyard is operating at higher voltages and/or the real power output of the Generating Facility, measured at the Point of Interconnection, is higher than 802 MW. This reactive power capability may be increased when the 345 kV bus at Palisades Switchyard is operating at lower voltages and/or the real power output of the Generating Facility, measured at the Point of Interconnection, is less than 802 MW. The Generating Facility shall be capable of continuous dynamic operation throughout the power factor design range as measured at the Point of Interconnection. Such operation shall account for the net effect of all energy production devices on the Interconnection Customer's side of the Point of Interconnection.

9.6.2 Voltage Schedules. Transmission Provider shall require Interconnection Customer to operate the Generating Facility to produce or absorb reactive power within the design limitations of the Generating Facility set forth in Article
9.6.1 (Power Factor Design Criteria), to maintain the output voltage or power factor at the Point of Interconnection as specified by the Transmission Provider. Transmission Provider's voltage schedules shall treat all sources of reactive power in the Control Area in an equitable and not unduly discriminatory manner. Transmission Provider shall exercise Reasonable Efforts to provide Interconnection Customer with such schedules at least one (1) day in advance, and may make changes to such schedules as necessary to maintain the reliability of the Transmission or Distribution System as applicable. Interconnection Customer shall, consistent with NRC Requirements and Commitments, operate the Generating Facility to maintain the specified output voltage or power factor at the Point of Interconnection within the design limitations of the Generating Facility set forth in Article 9.6.1 (Power Factor Design Criteria). If Interconnection Customer is unable to maintain the specified voltage or power factor, it shall promptly notify Transmission Provider's system operator, or its designated representative.

9.6.2.1 Governors and Regulators. Whenever the Generating Facility is operated in parallel with the Transmission or Distribution System as applicable and the speed governors (if installed on the generating unit pursuant to Good Utility Practice) and voltage regulators are capable of operation, Interconnection Customer shall

Original Sheet No. 27

                                    EXHIBIT C

operate the Generating Facility with its speed governors and voltage regulators in automatic operation. If the Generating Facility's speed governors and voltage regulators are not capable of such automatic operation, the Interconnection Customer shall immediately notify Transmission Provider's system operator, or its designated representative, and ensure that such Generating Facility's reactive power production or absorption (measured in MVARs) are within the design capability of the Generating Facility's generating unit(s) and steady state stability limits. Interconnection Customer shall not cause its Generating Facility to disconnect automatically or instantaneously from the Transmission or Distribution System, as applicable, or trip any generating unit comprising the Generating Facility for an under or over frequency condition unless the abnormal frequency condition persists for a time period beyond the limits set forth in ANSI/IEEE Standard C37.106, or such other standard as applied to other generators in the Control Area on a comparable basis.

9.6.3 Payment for Reactive Power. Payments for reactive power shall be pursuant to any tariff or rate schedule filed by the Transmission Provider and approved by the FERC.

9.7 Outages and Interruptions.

9.7.1 Outages.

9.7.1.1 Outage Authority and Coordination. Interconnection Customer and Transmission Owner may each in accordance with Good Utility Practice in coordination with the other Party and Transmission Provider remove from service any of its respective Interconnection Facilities, System Protection Facilities, Network Upgrades, System Protection Facilities or Distribution Upgrades that may impact the other Party's facilities as necessary to perform maintenance or testing or to install or replace equipment. Absent an Emergency Condition, the Party scheduling a removal of such facility(ies) from service will use Reasonable Efforts to notify one another and schedule such removal on a date and time mutually acceptable to the Parties. In all circumstances, any Party planning to remove such facility(ies) from service shall use Reasonable Efforts to minimize the effect on the other Parties of such removal.

9.7.1.2 Outage Schedules. The Transmission Provider shall post scheduled outages of transmission facilities on the OASIS. Interconnection Customer shall submit its planned maintenance schedules for the Generating Facility to Transmission Provider and Transmission Owner for a minimum of a rolling twenty-four month period in accordance with the Transmission Provider's procedures. Interconnection Customer shall

Original Sheet No. 28

                                    EXHIBIT C

update its planned maintenance schedules as necessary. Transmission Provider may request Interconnection Customer to reschedule its maintenance as necessary to maintain the reliability of the Transmission System; provided, however, adequacy of generation supply shall not be a criterion in determining Transmission System reliability. Transmission Provider shall compensate, pursuant to applicable Transmission Provider tariff or rate schedule, Interconnection Customer for any additional direct costs that the Interconnection Customer incurs as a result of having to reschedule maintenance, including any additional overtime, breaking of maintenance contracts or other costs above and beyond the cost the Interconnection Customer would have incurred absent the Transmission Provider's request to reschedule maintenance. Interconnection Customer will not be eligible to receive compensation, if during the twelve (12) months prior to the date of the scheduled maintenance, the Interconnection Customer had modified its schedule of maintenance activities.

Costs shall be determined by negotiation between the Transmission Provider and Interconnection Customer prior to implementation of the voluntary change in outage schedules, or if such request is made by or on behalf of a Transmission Customer requesting firm service, costs and recovery of costs shall be determined through a bilateral agreement between the Transmission Customer and the Interconnection Customer. Voluntary changes to outage schedules under this
Article 9.7.1.2 are separate from actions and compensation required under
Article 13 and for which costs are recovered in accordance with Transmission Provider's applicable tariff or rate schedule.

9.7.1.3 Outage Restoration. If an outage on either the Interconnection Customer's or Transmission Owner's Interconnection Facilities, Network Upgrades, System Protection Facilities or Distribution Upgrades adversely affects a Party's operations or facilities, the Party that owns or controls the facility that is out of service shall use Reasonable Efforts to promptly restore such facility(ies) to a normal operating condition consistent with the nature of the outage. The Party that owns or controls the facility that is out of service shall provide the other Parties, to the extent such information is known, information on the nature of the Emergency Condition, an estimated time of restoration, and any corrective actions required. Initial verbal notice shall be followed up as soon as practicable with written notice to the other Parties explaining the nature of the outage.

9.7.2 Interruption of Service. If required by Good Utility Practice to do so, Transmission Provider may require Interconnection Customer to interrupt or reduce deliveries of electricity if such delivery of electricity could adversely affect Transmission Provider's ability to perform such activities as are necessary

Original Sheet No. 29

                                    EXHIBIT C

to safely and reliably operate and maintain the Transmission System. The following provisions shall apply to any interruption or reduction permitted under this Article 9.7.2:

9.7.2.1 The interruption or reduction shall continue only for so long as reasonably necessary under Good Utility Practice;

9.7.2.2 Any such interruption or reduction shall be made on an equitable, nondiscriminatory basis with respect to all generating facilities directly connected to the Transmission or Distribution System, as applicable;

9.7.2.3 When the interruption or reduction must be made under circumstances which do not allow for advance notice, Transmission Provider shall notify Interconnection Customer by telephone as soon as practicable of the reasons for the curtailment, interruption, or reduction, and, if known, its expected duration. Telephone notification shall be followed by written notification as soon as practicable;

9.7.2.4 Except during the existence of an Emergency Condition, when the interruption or reduction can be scheduled without advance notice, Transmission Provider shall notify Interconnection Customer in advance regarding the timing of such scheduling and further notify Interconnection Customer of the expected duration. Transmission Provider shall coordinate with the Interconnection Customer using Good Utility Practice to schedule the interruption or reduction during periods of least impact to the Interconnection Customer, Transmission Owner and the Transmission Provider;

9.7.2.5 The Parties shall cooperate and coordinate with each other to the extent necessary in order to restore the Generating Facility, Interconnection Facilities, and the Transmission or Distribution System, as applicable to their normal operating state, consistent with system conditions and Good Utility Practice.

9.7.3 Under-Frequency and Over Frequency Conditions. The Transmission System is designed to automatically activate a load-shed program as required by the Applicable Reliability Council in the event of an under-frequency system disturbance. Interconnection Customer shall implement under-frequency and over-frequency relay set points for the Generating Facility as required by the Applicable Reliability Council to ensure "ride through" capability of the Transmission System. Generating Facility response to frequency deviations of pre-determined magnitudes, both under-frequency and over-frequency deviations, shall be studied and coordinated with the Transmission Provider in accordance with Good Utility Practice. The term "ride through" as used herein shall mean the ability of a Generating Facility to stay connected to and synchronized with the Transmission System during system disturbances within a range of under

Original Sheet No. 30

                                    EXHIBIT C

frequency and over-frequency conditions, in accordance with Good Utility
Practice.

9.7.4 System Protection and Other Control Requirements.

9.7.4.1 System Protection Facilities. Interconnection Customer shall, at its expense, install, operate and maintain its System Protection Facilities as a part of the Generating Facility or the Interconnection Customer's Interconnection Facilities. Transmission Owner shall install at Interconnection Customer's expense any Transmission Owner's System Protection Facilities that may be required on the Transmission Owner's Interconnection Facilities or the Transmission Owner's transmission or distribution facilities as a result of the interconnection of the Generating Facility and the Interconnection Customer's Interconnection Facilities.

9.7.4.2 Interconnection Customer's and Transmission Owner's System Protection Facilities shall be designed and coordinated with Affected Systems in accordance with Good Utility Practice.

9.7.4.3 Each Party shall be responsible for protection of its facilities consistent with Good Utility Practice.

9.7.4.4 Each Party's protective relay design shall incorporate the necessary test switches to perform the tests required in Article 6. The required test switches will be placed such that they allow operation of lockout relays while preventing breaker failure schemes from operating and causing unnecessary breaker operations and/or the tripping of the Generating Facility.

9.7.4.5 Each Party will test, operate and maintain their respective System Protection Facilities in accordance with Good Utility Practice.

9.7.4.6 Prior to the In-Service Date, and again prior to the Commercial Operation Date, Interconnection Customer or Transmission Owner, or their respective agents, shall perform a complete calibration test and functional trip test of the System Protection Facilities. At intervals suggested by Good Utility Practice and following any apparent malfunction of the System Protection Facilities, Interconnection Customer or Transmission Owner shall each perform both calibration and functional trip tests of their respective System Protection Facilities. These tests do not require the tripping of any in-service generating unit. These tests do, however, require that all protective relays and lockout contacts be activated.

9.7.5 Requirements for Protection. In compliance with Good Utility Practice, Interconnection Customer shall provide, install, own, and maintain relays, circuit

Original Sheet No. 31

                                    EXHIBIT C

breakers and all other devices necessary to remove any fault contribution of the Generating Facility to any short circuit occurring on the Transmission or Distribution System, as applicable, not otherwise isolated by Transmission Owner's equipment, such that the removal of the fault contribution shall be coordinated with the protective requirements of the Transmission or Distribution System, as applicable. Such protective equipment shall include, without limitation, a disconnecting device or switch with load-interrupting capability located between the Generating Facility and the Transmission or Distribution System, as applicable, at a site selected upon mutual agreement (not to be unreasonably withheld, conditioned or delayed) of the Parties. Interconnection Customer shall be responsible for protection of the Generating Facility and Interconnection Customer's other equipment from such conditions as negative sequence currents, over- or under-frequency, sudden load rejection, over- or under-voltage, and generator loss-of-field. Interconnection Customer shall be solely responsible to disconnect the Generating Facility and Interconnection Customer's other equipment if conditions on the Transmission or Distribution System, as applicable, could adversely affect the Generating Facility.

9.7.6 Power Quality. Neither Party's facilities shall cause excessive voltage flicker nor introduce excessive distortion to the sinusoidal voltage or current waves as defined by ANSI Standard C84.1-1989, in accordance with IEEE Standard 519, or any applicable superseding electric industry standard. In the event of a conflict between ANSI Standard C84.1-1989, and any applicable superseding electric industry standard, the applicable superseding electric industry standard shall control.

9.8 Switching and Tagging Rules. Prior to the Effective Date, each Party shall provide the other Parties a copy of its switching and tagging rules that are applicable to the other Parties' activities. Such switching and tagging rules shall be developed on a nondiscriminatory basis. The Parties shall comply with applicable switching and tagging rules, as amended from time to time, in obtaining clearances for work or for switching operations on equipment.

9.9 Use of Interconnection Facilities by Other Parties.

9.9.1 Purpose of Interconnection Facilities. Except as may be required by Applicable Laws and Regulations, or as otherwise agreed to among the Parties, the Interconnection Facilities shall be constructed for the sole purpose of interconnecting the Generating Facility to the Transmission or Distribution System, as applicable, and shall be used for no other purpose.

9.9.2 Other Users. If required by Applicable Laws and Regulations or if the Parties mutually agree, such agreement not to be unreasonably withheld or delayed, to allow one or more parties to use the Transmission Owner's Interconnection Facilities, or any part thereof, Interconnection Customer will be entitled to compensation for the capital expenses it incurred in connection with the

Original Sheet No. 32

                                    EXHIBIT C

Interconnection Facilities based upon the pro rata use of the Interconnection Facilities by Transmission Owner, all non-party users, and Interconnection Customer, in accordance with Applicable Laws and Regulations or upon some other mutually-agreed upon methodology. In addition, cost responsibility for ongoing costs, including operation and maintenance costs associated with the Interconnection Facilities, will be allocated between Interconnection Customer and any non-party users based upon the pro rata use of the Interconnection Facilities by Transmission Owner, all non-party users, and Interconnection Customer, in accordance with Applicable Laws and Regulations or upon some other mutually agreed upon methodology. If the issue of such compensation or allocation cannot be resolved through such negotiations, it shall be submitted to Dispute Resolution pursuant to Section 12 of the Tariff.

9.10 Disturbance Analysis Data Exchange. The Parties will cooperate with one another in the analysis of disturbances to either the Generating Facility or the Transmission System by gathering and providing access to any information relating to any disturbance, including information from oscillography, protective relay targets, breaker operations and sequence of events records, and any disturbance information required by Good Utility Practice.

9.11 Palisades Nuclear Generating Plant. Transmission Provider, Transmission Owner, and Interconnection Customer agree that specific transmission system operating limitations, parameters and requirements necessary to satisfy NRC Operating License, NRC Requirements and Commitments, and design requirements applicable to the Generating Facility are identified in Appendix H and shall be adhered to by all Parties. Interconnection Customer shall be solely responsible for obtaining, at its cost, and pursuant to the applicable tariff, station power and offsite power for the Generating Facility, including any transmission charges associated with such energy.

                             ARTICLE 10. MAINTENANCE

10.1 Transmission Owner Obligations. Transmission Owner shall maintain the Transmission Owner's Interconnection Facilities in a safe and reliable manner and in accordance with this LGIA and all Applicable Laws and Regulations.

10.2 Interconnection Customer Obligations. Interconnection Customer shall maintain the Generating Facility and the Interconnection Customer's Interconnection Facilities in a safe and reliable manner and in accordance with this LGIA and all Applicable Laws and Regulations.

10.3 Coordination. The Parties shall confer regularly to coordinate the planning, scheduling and performance of preventive and corrective maintenance on the Generating Facility and the Interconnection Facilities.

10.4 Secondary Systems. Each Party shall cooperate with the other in the inspection, maintenance, and testing of control or power circuits that operate below 600 volts, AC or

Original Sheet No. 33

                                    EXHIBIT C

DC, including, but not limited to, any hardware, control or protective devices, cables, conductors, electric raceways, secondary equipment panels, transducers, batteries, chargers, and voltage and current transformers that directly affect the operation of a Party's facilities and equipment which may reasonably be expected to impact another Party. Each Party shall provide advance notice to the other Parties before undertaking any work on such circuits, especially on electrical circuits involving circuit breaker trip and close contacts, current transformers, or potential transformers.

10.5 Operating and Maintenance Expenses. Subject to the provisions herein addressing the use of facilities by others, and except for operations and maintenance expenses associated with modifications made for providing interconnection or transmission service to a nonparty and such non-party pays for such expenses, Interconnection Customer shall be responsible for all reasonable expenses including overheads, associated with: (1) owning, operating, maintaining, repairing, and replacing Interconnection Customer's Interconnection Facilities; and (2) operation, maintenance, repair and replacement of Transmission Owner's Interconnection Facilities to the extent required by the Transmission Owner on a comparable basis.

                       ARTICLE 11. PERFORMANCE OBLIGATION

11.1 Interconnection Customer's Interconnection Facilities. Interconnection Customer's Interconnection Facilities are described in Appendix A.

11.2 Transmission Owner's Interconnection Facilities. Transmission Owner shall design, procure, construct, install, own and/or control the Transmission Owner's Interconnection Facilities at the sole expense of the Interconnection Customer.

11.3 Network Upgrades, System Protection Facilities and Distribution Upgrades. There are no Network Upgrades, Distribution Upgrades, or additional Transmission Owner System Protection Facilities required at this time.

11.3.1 Contingencies Affecting Network Upgrades, System Protection Facilities and Distribution Upgrades. [Intentionally left blank]

11.3.2 Agreement to Restudy. [Intentionally left blank]

11.4 Transmission Credits. [Intentionally left blank]

11.4.1 Repayment of Amounts Advanced for Network Upgrades. [Intentionally left blank]

11.4.2 Special Provisions for the Transmission Provider as an Affected System. [Intentionally left blank]

11.4.3 [Intentionally left blank]

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Original Sheet No. 34

                                    EXHIBIT C

11.5 Provision of Security. [Intentionally left blank]

11.5.1 [Intentionally left blank]

11.5.2 [Intentionally left blank]

11.5.3 [Intentionally left blank]

11.6 Interconnection Customer Compensation. If Transmission Provider requests or directs Interconnection Customer to provide a service pursuant to Article 13.4 of this LGIA, Transmission Provider shall compensate Interconnection Customer in accordance with any tariff or rate schedule filed by the Transmission Provider and approved by the FERC.

                               ARTICLE 12. INVOICE

12.1 General. Each Party shall submit to the other Party, on a monthly basis, invoices of amounts due, if any, for the preceding month. Each invoice shall state the month to which the invoice applies and fully describe the services and equipment provided. The Parties may discharge mutual debts and payment obligations due and owing to each other on the same date through netting, in which case all amounts a Party owes to the other Party under this LGIA, including interest payments or credits, shall be netted so that only the net amount remaining due shall be paid by the owing Party.

12.2 Final Invoice. [Intentionally left blank.]

12.3 Payment. Invoices shall be rendered to the paying Party at the address specified in Appendix F. The Party receiving the invoice shall pay the invoice within thirty (30) Calendar Days of receipt. All payments shall be made in immediately available funds payable to the other Party, or by wire transfer to a bank named and account designated by the invoicing Party. Payment of invoices by a Party will not constitute a waiver of any rights or claims that Party may have under this LGIA.

12.4 Disputes. In the event of a billing dispute among the Parties, Transmission Provider shall continue to provide Interconnection Service under this LGIA as long as Interconnection Customer: (i) continues to make all payments not in dispute; and (ii) pays to Transmission Provider or Transmission Owner or into an independent escrow account the portion of the invoice in dispute, pending resolution of such dispute. If Interconnection Customer fails to meet these two requirements for continuation of service, then Transmission Provider may or, at Transmission Owner's request upon Interconnection Customer's failure to pay, Transmission Owner, shall provide notice to Interconnection Customer of a Default pursuant to Article 17. Within thirty (30) Calendar Days after the resolution of the dispute, the Party that owes money to another Party shall pay the amount due with interest calculated in accord with the methodology set forth in 18 C.F.R. Section 35.19a(a)(2)(iii).

Original Sheet No. 35

                                    EXHIBIT C

                             ARTICLE 13. EMERGENCIES

13.1 Obligations. Each Party shall comply with the Emergency Condition procedures of the Transmission Provider, NERC, the Applicable Reliability Council, and Applicable Laws and Regulations.

13.2 Notice. Transmission Provider or Transmission Owner shall notify the other Parties promptly when it becomes aware of an Emergency Condition that affects the Transmission Owner's Interconnection Facilities or the Transmission or Distribution System, as applicable, that may reasonably be expected to affect Interconnection Customer's operation of the Generating Facility or the Interconnection Customer's Interconnection Facilities.

Interconnection Customer shall notify Transmission Provider and Transmission Owner, which includes by definition if applicable, the operator of a distribution system, promptly when it becomes aware of an Emergency Condition that affects the Generating Facility or the Interconnection Customer's Interconnection Facilities that may reasonably be expected to affect the Transmission or Distribution System, as applicable, or the Transmission Owner's Interconnection Facilities.

To the extent information is known, the notification shall describe the Emergency Condition, the extent of the damage or deficiency, the expected effect on the operation of Interconnection Customer's or Transmission Provider's or Transmission Owner's facilities and operations, its anticipated duration and the corrective action taken and/or to be taken. The initial notice shall be followed as soon as practicable with written notice.

13.3 Immediate Action. Unless, in a Party's reasonable judgment, immediate action is required, the Party exercising such judgment shall notify and obtain the consent of the other Parties, such consent to not be unreasonably withheld, prior to performing any manual switching operations at the Generating Facility or the Interconnection Customer's Interconnection Facilities in response to an Emergency Condition either declared by the Transmission Provider or otherwise regarding the Transmission or Distribution System, as applicable.

13.4 Transmission Provider and Transmission Owner Authority.

13.4.1 General. Transmission Provider or Transmission Owner may take whatever actions or inactions with regard to the Transmission System or the Transmission Owner's Interconnection Facilities it deems necessary during an Emergency Condition in order to (i) preserve public health and safety, (ii) preserve the reliability of the Transmission System or the Transmission Owner's Interconnection Facilities, (iii) limit or prevent damage, and (iv) expedite restoration of service.

Original Sheet No. 36

                                    EXHIBIT C

Transmission Provider or Transmission Owner shall use Reasonable Efforts to minimize the effect of such actions or inactions on the Generating Facility or the Interconnection Customer's Interconnection Facilities. Transmission Provider or Transmission Owner may, on the basis of technical considerations, require the Generating Facility to mitigate an Emergency Condition by taking actions necessary and limited in scope to remedy the Emergency Condition, including, but not limited to, directing Interconnection Customer to shut-down, start-up, increase or decrease the real or reactive power output of the Generating Facility; implementing a reduction or disconnection pursuant to Article 13.5.2; directing the Interconnection Customer to assist with blackstart (if available) or restoration efforts; or altering the outage schedules of the Generating Facility and the Interconnection Customer's Interconnection Facilities. Interconnection Customer shall comply with all of Transmission Provider's or Transmission Owner's operating instructions concerning Generating Facility real power and reactive power output within the manufacturer's design limitations of the Generating Facility's equipment that is in service and physically available for operation at the time, in compliance with Applicable Laws and Regulations.

13.4.2 Reduction and Disconnection. Transmission Provider or Transmission Owner may reduce Interconnection Service or disconnect the Generating Facility or the Interconnection Customer's Interconnection Facilities, when such, reduction or disconnection is necessary under Good Utility Practice due to Emergency Conditions. These rights are separate and distinct from any right of curtailment of the Transmission Provider pursuant to the Tariff. When the Transmission Provider can schedule the reduction or disconnection in advance, Transmission Provider shall notify Interconnection Customer of the reasons, timing and expected duration of the reduction or disconnection. Transmission Provider shall coordinate with the Interconnection Customer and Transmission Owner using Good Utility Practice to schedule the reduction or disconnection during periods of least impact to the Interconnection Customer, Transmission Owner and the Transmission Provider. Any reduction or disconnection shall continue only for so long as reasonably necessary under Good Utility Practice. The Parties shall cooperate with each other to restore the Generating Facility, the Interconnection Facilities, and the Transmission System to their normal operating state as soon as practicable consistent with Good Utility Practice.

13.5 Interconnection Customer Authority. Consistent with Good Utility Practice and this LGIA and the LGIP, the Interconnection Customer may take whatever actions or inactions with regard to the Generating Facility or the Interconnection Customer's Interconnection Facilities during an Emergency Condition in order to (i) preserve public health and safety, (ii) preserve the reliability of the Generating Facility or the Interconnection Customer's Interconnection Facilities, (iii) limit or prevent damage, (iv) expedite restoration of service, and (v) comply with NRC Requirements and Commitments. Interconnection Customer shall use Reasonable Efforts to minimize the effect of such actions or inactions on the Transmission System and the Transmission

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Original Sheet No. 37

                                    EXHIBIT C

Owner's Interconnection Facilities. Transmission Provider and Transmission Owner shall use Reasonable Efforts to assist Interconnection Customer in such actions.

13.6 Limited Liability. Except as otherwise provided in Article 11.6 of this LGIA, no Party shall be liable to the other for any action it takes in responding to an Emergency Condition so long as such action is made in good faith and is consistent with Good Utility Practice.

13.7 Audit. In accordance with Article 25.3, any Party may audit the performance of another Party when that Party declared an Emergency Condition.

              ARTICLE 14. REGULATORY REQUIREMENTS AND GOVERNING LAW

14.1 Regulatory Requirements. Each Party's obligations under this LGIA shall be subject to its receipt of any required approval or certificate from one or more Governmental Authorities in the form and substance satisfactory to the applying Party, or the Party making any required filings with, or providing notice to, such Governmental Authorities, and the expiration of any time period associated therewith. Each Party shall in good faith seek, and if necessary assist the other Party and use its Reasonable Efforts to obtain such other approvals. Nothing in this LGIA shall require Interconnection Customer to take any action that could (i) result in its inability to obtain, or its loss of, status or exemption under the Federal Power Act, the Public Utility Holding Company Act of 1935, as amended, the Public Utility Holding Company Act of 2005, or the Public Utility Regulatory Policies Act of 1978, or (ii) cause it to fail to satisfy any of its NRC Requirements and Commitments.

14.2 Governing Law.

14.2.1 The validity, interpretation and performance of this LGIA and each of its provisions shall be governed by the laws of the state where the Point of Interconnection is located, without regard to its conflicts of law principles.

14.2.2 This LGIA is subject to all Applicable Laws and Regulations.

14.2.3 Each Party expressly reserves the right to seek changes in, appeal, or otherwise contest any laws, orders, rules, or regulations of a Governmental Authority.

                               ARTICLE 15. NOTICES

15.1 General. Unless otherwise provided in this LGIA, any notice, demand or request required or permitted to be given by any Party to the other Parties and any instrument required or permitted to be tendered or delivered by a Party in writing to the other Parties shall be effective when delivered and may be so given, tendered or delivered, by recognized national courier, or by depositing the same with the United States Postal

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                                    EXHIBIT C

Service with postage prepaid, for delivery by certified or registered mail, addressed to the Party, or personally delivered to the Party, at the address set out in Appendix F, Addresses for Delivery of Notices and Billings.

Either Party may change the notice information in this LGIA by giving five (5) Business Days written notice prior to the effective date of the change.

15.2 Billings and Payments. Billings and payments shall be sent to the addresses set out in Appendix F.

15.3 Alternative Forms of Notice. Any notice or request required or permitted to be given by any Party to the other and not required by this LGIA to be given in writing may be so given by telephone, facsimile or email to the telephone numbers and email addresses set out in Appendix F.

15.4 Operations and Maintenance Notice. Each Party shall notify the other Parties in writing of the identity of the person(s) that it designates as the point(s) of contact with respect to the implementation of Articles 9 and 10.

15.5 Palisades Supplement Notice. Notices required under Exhibit A of Appendix H shall be addressed and delivered as indicated in paragraph 14 of Exhibit A of Appendix H.

                            ARTICLE 16. FORCE MAJEURE

16.1 Force Majeure.

16.1.1 Economic hardship is not considered a Force Majeure event.

16.1.2 A Party shall not be considered to be in Default with respect to any obligation hereunder, (including obligations under Article 4 and 5), other than the obligation to pay money when due, if prevented from fulfilling such obligation by Force Majeure. A Party unable to fulfill any obligation hereunder (other than an obligation to pay money when due) by reason of Force Majeure shall give notice and the full particulars of such Force Majeure to the other Parties in writing or by telephone as soon as reasonably possible after the occurrence of the cause relied upon. Telephone, facsimile or email notices given pursuant to this Article shall be confirmed in writing as soon as reasonably possible and shall specifically state full particulars of the Force Majeure, the time and date when the Force Majeure occurred and when the Force Majeure is reasonably expected to cease. The Party affected shall exercise Reasonable Efforts to remove such disability with reasonable dispatch, but shall not be required to accede or agree to any provision not satisfactory to it in order to settle and terminate a strike or other labor disturbance.

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                                    EXHIBIT C

                               ARTICLE 17. DEFAULT

17.1 Default

17.1.1 General. No Default shall exist where such failure to discharge an obligation (other than the payment of money) is the result of Force Majeure as defined in this LGIA or the result of an act or omission of another Party. Upon a Breach, the non-Breaching Party or Parties shall give written notice of such Breach to the Breaching Party with a copy to the other Party if one Party gives notice of such Breach. Except as provided in Article 17.1.2, the Breaching Party shall have thirty (30) Calendar Days from receipt of the Breach notice within which to cure such Breach; provided however, if such Breach is not capable of cure within thirty (30) Calendar Days, the Breaching Party shall commence such cure within thirty (30) Calendar Days after notice and continuously and diligently complete such cure within ninety (90) Calendar Days from receipt of the Breach notice; and, if cured within such time, the Breach specified in such notice shall cease to exist.

17.1.2 Right to Terminate. If a Breach is not cured as provided in this Article, or if a Breach is not capable of being cured within the period provided for herein, the non-Breaching Party or Parties shall have the right to terminate this LGIA by written notice to the Breaching Party at any time until cure occurs, with a copy to the other Party if one Party gives notice of such right to terminate, and be relieved of any further obligation hereunder and, whether or not that Party(ies) terminates this LGIA, to recover from the Breaching Party all amounts due hereunder, plus all other damages and remedies to which it is (they are) entitled at law or in equity. The provisions of this Article will survive termination of this LGIA.

          ARTICLE 18. LIMITATION OF LIABILITY, INDEMNITY, CONSEQUENTIAL
                              DAMAGES AND INSURANCE

18.1 Limitation of Liability. A Party shall not be liable to another Party or to any third party or other person for any damages arising out of actions under this LGIA, including, but not limited to, any act or omission that results in an interruption, deficiency or imperfection of Interconnection Service, except as provided in this Tariff. The provisions set forth in the Tariff shall be additionally applicable to any Party acting in good faith to implement or comply with its obligations under this LGIA.

18.2 Indemnity. An Indemnifying Party shall at all times indemnify, defend and hold the other Parties harmless from Loss.

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                                    EXHIBIT C

18.2.1 Indemnified Party. If an Indemnified Party is entitled to indemnification under this Article 18 as a result of a claim by a non-party, and the Indemnifying Party fails, after notice and reasonable opportunity to proceed under Article 18.2, to assume the defense of such claim, such Indemnified Party may at the expense of the Indemnifying Party contest, settle or consent to the entry of any judgment with respect to, or pay in full, such claim.

18.2.2 Indemnifying Party. If an Indemnifying Party is obligated to indemnify and hold any Indemnified Party harmless under this Article 18, the amount owing to the Indemnified Party shall be the amount of such Indemnified Party's actual Loss, net of any insurance or other recovery.

18.2.3 Indemnity Procedures. Promptly after receipt by an Indemnified Party of any claim or notice of the commencement of any action or administrative or legal proceeding or investigation as to which the indemnity provided for in Article
18.2 may apply, the Indemnified Party shall notify the Indemnifying Party of such fact. Any failure of or delay in such notification shall not affect a Party's indemnification obligation unless such failure or delay is materially prejudicial to the Indemnifying Party.

The Indemnifying Party shall have the right to assume the defense thereof with counsel designated by such Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the defendants in any such action include one or more Indemnified Parties and the Indemnifying Party and if the Indemnified Party reasonably concludes that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on its own behalf. In such instances, the Indemnifying Party shall only be required to pay the fees and expenses of one additional attorney to represent an Indemnified Party or Indemnified Parties having such differing or additional legal defenses.

The Indemnified Party shall be entitled, at its expense, to participate in any such action, suit or proceeding, the defense of which has been assumed by the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party (i) shall not be entitled to assume and control the defense of any such action, suit or proceedings if and to the extent that, in the opinion of the Indemnified Party and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability on the Indemnified Party, or there exists a conflict or adversity of interest between the Indemnified Party and the Indemnifying Party, in such event the Indemnifying Party shall pay the reasonable expenses of the Indemnified Party, and (ii) shall not settle or consent to the entry of any judgment in any action, suit or proceeding without the consent of the Indemnified Party, which shall not be reasonably withheld, conditioned or delayed.

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                                    EXHIBIT C

18.3 Consequential Damages. In no event shall any Party be liable under any provision of this LGIA for any losses, damages, costs or expenses for any special, indirect, incidental, consequential, or punitive damages, including but not limited to loss of profit or revenue, loss of the use of equipment, cost of capital, cost of temporary equipment or services, whether based in whole or in part in contract, in tort, including negligence, strict liability, or any other theory of liability; provided; however, that damages for which a Party may be liable to the other Party under another agreement will not be considered to be special, indirect, incidental, or consequential damages hereunder.

18.4 Insurance. Each Party shall, at their own expense, maintain in force throughout the period of this LGIA, and until released by the other Parties, the following minimum insurance coverages, with insurers authorized to do business or an approved surplus lines carrier in the state where the Point of Interconnection is located:

18.4.1 Employers' Liability and Workers' Compensation Insurance providing statutory benefits in accordance with the laws and regulations of the state in which the Point of Interconnection is located.

18.4.2 Commercial General Liability Insurance including premises and operations, personal injury, broad form property damage, broad form blanket contractual liability coverage (including coverage for the contractual indemnification) products and completed operations coverage, coverage for explosion, collapse and underground hazards, independent contractors coverage, coverage for pollution to the extent normally available and punitive damages to the extent normally available and a cross liability endorsement, with minimum limits of One Million Dollars ($1,000,000) per occurrence/One Million Dollars ($1,000,000) aggregate combined single limit for personal injury, bodily injury, including death and property damage.

18.4.3 Comprehensive Automobile Liability Insurance, for coverage of owned and non-owned and hired vehicles, trailers or semi-trailers licensed for travel on public roads, with a minimum combined single limit of One Million Dollars ($1,000,000) each occurrence for bodily injury, including death, and property damage.

18.4.4 Excess Public Liability Insurance over and above the Employer's Liability, Commercial General Liability and Comprehensive Automobile Liability Insurance coverage, with a minimum combined single limit of Twenty Million Dollars ($20,000,000) per occurrence/Twenty Million Dollars ($20,000,000) aggregate.

18.4.5 The Commercial General Liability Insurance, Comprehensive Automobile Insurance and Excess Public Liability Insurance policies shall name the other Parties, their parents, associated and Affiliate companies and their respective directors, officers, agents, servants and employees ("Other Party Group") as

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Original Sheet No. 42

                                    EXHIBIT C

additional insured. With the exception of insurance listed in Article 18.4.1, all policies shall contain provisions whereby the insurers waive all rights of subrogation in accordance with the provisions of this LGIA against the Other Party Groups, and the Parties shall use Reasonable Efforts to provide thirty
(30) Calendar Days' advance written notice to the Other Party Groups prior to anniversary date of cancellation or any material change in coverage or condition.

18.4.6 The Parties shall use Reasonable Efforts to obtain provisions in the Commercial General Liability Insurance, Comprehensive Automobile Liability Insurance and Excess Public Liability Insurance policies that specify that the policies are primary and shall apply to such extent without consideration for other policies separately carried and shall state that each insured is provided coverage as though a separate policy had been issued to each, except the insurer's liability shall not be increased beyond the amount for which the insurer would have been liable had only one insured been covered. Each Party shall be responsible for its respective deductibles or retentions.

18.4.7 The Commercial General Liability Insurance, Comprehensive Automobile Liability Insurance and Excess Public Liability Insurance policies, if written on a Claims First Made Basis, shall be maintained in full force and effect for two (2) years after termination of this LGIA, which coverage may be in the form of tail coverage or extended reporting period coverage if agreed by the Parties.

18.4.8 On or before the Effective Date, Interconnection Customer shall procure and maintain a financial protection and indemnification agreement as provided in
Section 170 of the Atomic Energy Act of 1954, as amended, and the provisions of 10 CFR Part 140, and obtain a waiver of any subrogation rights against Transmission Owner under such policy to the extent permitted thereby. Interconnection Customer shall also procure and maintain a property insurance policy from Nuclear Electric Insurance Limited in amounts equal to at least the minimum amount required by the United States Government. The Interconnection Customer shall provide property insurance to cover radioactive contamination of the Transmission Owner's real and personal property. The insurance and indemnity arrangement obtained by the Interconnection Customer shall continue in effect for such period as may be necessary to cover liability arising out of the operation of the Generating Facility, and in any case the Interconnection Customer shall maintain such liability insurance, indemnifications or waivers as may be necessary to maintain the protection of Transmission Owner afforded by such nuclear liability protection system. In no event shall Transmission Owner be liable to Interconnection Customer, or its insurers, for (A) any property damage due to a nuclear energy hazard or (B) loss or damage resulting from the unavailability of the Generating Facility or shutdowns of the Generating Facility or other facilities or service interruptions (including loss of profits or revenue, inventory or use charges, cost of

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                                    EXHIBIT C

replacement power, cost of capital or claims by customers) due to a nuclear energy hazard. Interconnection Customer hereby waives any right of recovery and shall cause its insurers to waive any rights of recovery against Transmission Owner for damages due to a nuclear energy hazard, and Interconnection Customer agrees to indemnify, defend and hold harmless Transmission Owner and their officers, managers, directors, agents and employees from and against any suit, demand, claim, counter-claim, cross-claim, cause of action or actions and from all damages that may be imposed on, incurred by or asserted against them, or any one of them, in any manner arising out of, resulting from or in connection with any type of nuclear accident or nuclear incident or event at or involving the Generating Facility. For purposes of the foregoing, "nuclear energy hazard" means a radioactive, toxic, explosive or other hazardous properties of any "source material", "special nuclear material", or "by-product material" as such terms are defined in the Atomic Energy Act of 1954, as amended.

Transmission Provider shall be provided, upon request, with evidence that Interconnection Customer has entered into the insurance and indemnity arrangements outlined above.

18.4.9 The requirements contained herein as to the types and limits of all insurance to be maintained by the Parties are not intended to and shall not in any manner, limit or qualify the liabilities and obligations assumed by the Parties under this LGIA.

18.4.10 Within ten (10) days following execution of this LGIA, and as soon as practicable after the end of each fiscal year or at the renewal of the insurance policy and in any event within ninety (90) days thereafter, each Party shall provide certificates of all insurance required in this LGIA, executed by each insurer or by an authorized representative of each insurer. 18.4.11 Notwithstanding the foregoing, each Party may self-insure to meet the minimum insurance requirements of Articles 18.4.1 through 18.4.8, to the extent it maintains a self-insurance program; provided that, such Party's senior secured debt is rated at investment grade, or better, by Standard & Poor's and that its self-insurance program meets minimum insurance requirements under Articles
18.4.1 through 18.4.8. For any period of time that a Party's senior secured debt is unrated by Standard & Poor's or is rated at less than investment grade by Standard & Poor's, such Party shall comply with the insurance requirements applicable to it under Articles 18.4.1 through 18.4.9. In the event that a Party is permitted to self-insure pursuant to this article, it shall notify the other Party that it meets the requirements to self-insure and that its self-insurance program meets the minimum insurance requirements in a manner consistent with that specified in Article 18.4.9.

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                                    EXHIBIT C

18.4.12 The Parties agree to report to each other in writing as soon as practical all accidents or occurrences resulting in injuries to any person, including death, and any property damage arising out of this LGIA.

                             ARTICLE 19. ASSIGNMENT

19.1 Assignment. This LGIA may be assigned by any Party only with the written consent of the other Parties; provided that a Party may assign this LGIA without the consent of the other Parties to any Affiliate of the assigning Party with an equal or greater credit rating and with the legal authority and operational ability to satisfy the obligations of the assigning Party under this LGIA; and provided further that the Interconnection Customer shall have the right to assign this LGIA, without the consent of either the Transmission Provider or Transmission Owner, for collateral security purposes to aid in providing financing for the Generating Facility, provided that the Interconnection Customer will promptly notify the Transmission Provider of any such assignment; and provided further that the Interconnection Customer shall have the right to assign this LGIA, without the consent of either the Transmission Provider or Transmission Owner, to a successor holder of the NRC Operating License for the Generating Facility, provided that the Interconnection Customer will promptly notify the Transmission Provider and Transmission Owner of any such assignment. Any financing arrangement entered into by the Interconnection Customer pursuant to this Article will provide that prior to or upon the exercise of the secured party's, trustee's or mortgagee's assignment rights pursuant to said arrangement, the secured creditor, the trustee or mortgagee will notify the Transmission Provider of the date and particulars of any such exercise of assignment right(s), including providing the Transmission Provider and Transmission Owner with proof that it meets the requirements of Article 11.5 and
18.3. Any attempted assignment that violates this Article is void and ineffective. Any assignment under this LGIA shall not relieve a Party of its obligations, nor shall a Party's obligations be enlarged, in whole or in part, by reason thereof. Where required, consent to assignment will not be unreasonably withheld, conditioned or delayed.

                            ARTICLE 20. SEVERABILITY

20.1 Severability. If any provision in this LGIA is finally determined to be invalid, void or unenforceable by any court or other Governmental Authority having jurisdiction, such determination shall not invalidate, void or make unenforceable any other provision, agreement or covenant of this LGIA; provided that if the Interconnection Customer (or any non-party, but only if such non-party is not acting at the direction of either the Transmission Provider or Transmission Owner) seeks and obtains such a final determination with respect to any provision of the Alternate Option (Article 5.1.2), or the Negotiated Option (Article 5.1.4), then none of these provisions shall thereafter have any force or effect and the Parties' rights and obligations shall be governed solely by the Standard Option (Article 5.1.1).

Original Sheet No. 45

                                    EXHIBIT C

                            ARTICLE 21. COMPARABILITY

21.1 Comparability. The Parties will comply with all applicable comparability and code of conduct laws, rules and regulations including such laws, rules and regulations of Governmental Authorities establishing standards of conduct, as amended from time to time.

                           ARTICLE 22. CONFIDENTIALITY

22.1 Confidentiality. Confidential Information shall include, without limitation, all information relating to a Party's technology, research and development, business affairs, and pricing, and any information supplied by a Party to another Party prior to the execution of this LGIA.

Information is Confidential Information only if it is clearly designated or marked in writing as confidential on the face of the document, or, if the information is conveyed orally or by inspection, if the Party providing the information orally informs the Party receiving the information that the information is confidential. The Parties shall maintain as confidential any information that is provided and identified by a Party as Critical Energy Infrastructure Information (CEII), as that term is defined in 18 C.F.R. Section 388.113(c). Such confidentiality will be maintained in accordance with this
Article 22.

If requested by the receiving Party, the disclosing Party shall provide in writing, the basis for asserting that the information referred to in this Article warrants confidential treatment, and the requesting Party may disclose such writing to the appropriate Governmental Authority. Each Party shall be responsible for the costs associated with affording confidential treatment to its information.

22.1.1 Term. During the term of this LGIA, and for a period of three (3) years after the expiration or termination of this LGIA, except as otherwise provided in this Article 22, each Party shall hold in confidence and shall not disclose to any person Confidential Information.

22.1.2 Scope. Confidential Information shall not include information that the receiving Party can demonstrate: (1) is generally available to the public other than as a result of a disclosure by the receiving Party; (2) was in the lawful possession of the receiving Party on a non-confidential basis before receiving it from the disclosing Party; (3) was supplied to the receiving Party without restriction by a non-party, who, to the knowledge of the receiving Party after due inquiry, was under no obligation to the disclosing Party to keep such information confidential; (4) was independently developed by the receiving Party without reference to Confidential Information of the disclosing Party; (5) is, or becomes, publicly known, through no wrongful act or omission of the

Original Sheet No. 46

                                    EXHIBIT C

receiving Party or Breach of this LGIA; or (6) is required, in accordance with
Article 22.1.7 of this LGIA, Order of Disclosure, to be disclosed by any Governmental Authority or is otherwise required to be disclosed by law or subpoena, or is necessary in any legal proceeding establishing rights and obligations under this LGIA. Information designated as Confidential Information will no longer be deemed confidential if the Party that designated the information as confidential notifies the receiving Party that it no longer is confidential.

22.1.3 Release of Confidential Information. No Party shall release or disclose Confidential Information to any other person, except to its Affiliates (limited by the Standards of Conduct requirements), subcontractors, employees, agents, consultants, or to non-parties who may be or considering providing financing to or equity participation with Interconnection Customer, or to potential purchasers or assignees of Interconnection Customer, on a need-to-know basis in connection with this LGIA, unless such person has first been advised of the confidentiality provisions of this Article 22 and has agreed to comply with such provisions. Notwithstanding the foregoing, a Party providing Confidential Information to any person shall remain primarily responsible for any release of Confidential Information in contravention of this Article 22.

22.1.4 Rights. Each Party retains all rights, title, and interest in the Confidential Information that it discloses to the receiving Party. The disclosure by a Party to the receiving Party of Confidential Information shall not be deemed a waiver by the disclosing Party or any other person or entity of the right to protect the Confidential Information from public disclosure.

22.1.5 No Warranties. By providing Confidential Information, no Party makes any warranties or representations as to its accuracy or completeness. In addition, by supplying Confidential Information, no Party obligates itself to provide any particular information or Confidential Information to another Party nor to enter into any further agreements or proceed with any other relationship or joint venture.

22.1.6 Standard of Care. Each Party shall use at least the same standard of care to protect Confidential Information it receives as it uses to protect its own Confidential Information from unauthorized disclosure, publication or dissemination. Each Party may use Confidential Information solely to fulfill its obligations to another Party under this LGIA or its regulatory requirements.

22.1.7 Order of Disclosure. If a court or a Government Authority or entity with the right, power, and apparent authority to do so requests or requires any Party, by subpoena, oral deposition, interrogatories, requests for production of documents, administrative order, or otherwise, to disclose Confidential Information, that Party shall provide the disclosing Party with prompt notice of such request(s) or requirement(s) so that the disclosing Party may seek an

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                                    EXHIBIT C

appropriate protective order or waive compliance with the terms of this LGIA. Notwithstanding the absence of a protective order or waiver, the Party may disclose such Confidential Information which, in the opinion of its counsel, the Party is legally compelled to disclose. Each Party will use Reasonable Efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

22.1.8 Termination of Agreement. Upon termination of this LGIA for any reason, each Party shall, within ten (10) Calendar Days of receipt of a written request from another Party, use Reasonable Efforts to destroy, erase, or delete (with such destruction, erasure, and deletion certified in writing to the requesting Party) or return to the requesting Party, without retaining copies thereof, any and all written or electronic Confidential Information received from the requesting Party, except that each Party may keep one copy for archival purposes, provided that the obligation to treat it as Confidential Information in accordance with this Article 22 shall survive such termination.

22.1.9 Remedies. The Parties agree that monetary damages would be inadequate to compensate a Party for another Party's Breach of its obligations under this
Article 22. Each Party accordingly agrees that the disclosing Party shall be entitled to equitable relief, by way of injunction or otherwise, if the receiving Party Breaches or threatens to Breach its obligations under this
Article 22, which equitable relief shall be granted without bond or proof of damages, and the Breaching Party shall not plead in defense that there would be an adequate remedy at law. Such remedy shall not be deemed an exclusive remedy for the Breach of this Article 22, but shall be in addition to all other remedies available at law or in equity. The Parties further acknowledge and agree that the covenants contained herein are necessary for the protection of legitimate business interests and are reasonable in scope. No Party, however, shall be liable for indirect, incidental, or consequential or punitive damages of any nature or kind resulting from or arising in connection with this Article 22.

22.1.10 Disclosure to FERC, Its Staff or a State. Notwithstanding anything in this Article 22 to the contrary, and pursuant to 18 CFR Section 1b.20, if FERC or its staff, during the course of an investigation or otherwise, requests information from a Party that is otherwise required to be maintained in confidence pursuant to this LGIA, the Party shall provide the requested information to FERC or its staff, within the time provided for in the request for information. In providing the information to FERC or its staff, the Party must, consistent with 18 CFR Section 388.112, request that the information be treated as confidential and non-public by FERC and its staff and that the information be withheld from public disclosure. Parties are prohibited from notifying the other Parties to this LGIA prior to the release of the Confidential Information to FERC or its staff. The Party shall notify the other Parties to this LGIA when it is notified by FERC or its staff that a request to release Confidential Information has been received by FERC, at which time any of the Parties may respond before such information

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                                    EXHIBIT C

would be made public, pursuant to 18 CFR Section 388.112. Requests from a state regulatory body conducting a confidential investigation shall be treated in a similar manner if consistent with the applicable state rules and regulations.
22.1.11 Subject to the exception in Article 22.1.10, any information that a disclosing Party claims is competitively sensitive, commercial or financial information under this LGIA ("Confidential Information") shall not be disclosed by the receiving Party to any person not employed or retained by the receiving Party, except to the extent disclosure is (i) required by law; (ii) reasonably deemed by the receiving Party to be required to be disclosed in connection with a dispute between or among the Parties, or the defense of litigation or dispute;
(iii) otherwise permitted by consent of the disclosing Party, such consent not to be unreasonably withheld; or (iv) necessary to fulfill its obligations under this LGIA or as the Regional Transmission Organization or a Control Area operator including disclosing the Confidential Information to a regional or national reliability organization. The Party asserting confidentiality shall notify the receiving Party in writing of the information that Party claims is confidential. Prior to any disclosures of the that Party's Confidential Information under this subparagraph, or if any non-party or Governmental Authority makes any request or demand for any of the information described in this subparagraph, the Party who received the Confidential Information from the disclosing Party agrees to promptly notify the disclosing Party in writing and agrees to assert confidentiality and cooperate with the disclosing Party in seeking to protect the Confidential Information from public disclosure by confidentiality agreement, protective order or other reasonable measures.

                       ARTICLE 23. ENVIRONMENTAL RELEASES

23.1 Each Party shall notify the other Parties, first orally and then in writing, of the release of any Hazardous Substances, any asbestos or lead abatement activities, or any type of remediation activities related to the Generating Facility or the Interconnection Facilities, each of which may reasonably be expected to affect another Party. The notifying Party shall: (i) provide the notice as soon as practicable, provided such Party makes a good faith effort to provide the notice no later than twenty-four hours after such Party becomes aware of the occurrence; and (ii) promptly furnish to the other Parties copies of any publicly available reports filed with any Governmental Authorities addressing such events.

                      ARTICLE 24. INFORMATION REQUIREMENTS

24.1 Information Acquisition. Transmission Provider, Transmission Owner and the Interconnection Customer shall submit specific information regarding the electrical characteristics of their respective facilities to each other as described below and in accordance with Applicable Reliability Standards.

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                                    EXHIBIT C

24.2 Information Submission. The Interconnection Customer shall provide Transmission Owner and Transmission Provider any information regarding changes due to equipment replacement, repair, or adjustment that take place after the Effective Date and that may affect the Transmission Owner's Interconnection Facilities no later than 180 Calendar Days prior to the date of the equipment replacement, repair, or adjustment. Transmission Owner shall provide the Interconnection Customer any information regarding changes due to Transmission Owner's equipment replacement, repair or adjustment that take place after the Effective Date in the directly connected substation or any adjacent Transmission Owner substation that may affect the Interconnection Customer's Interconnection Facilities. The Transmission Owner shall provide such information no later than 180 Calendar Days after the date of the equipment replacement, repair or adjustment.

24.3 Updated Information Submission by Interconnection Customer. [Intentionally left blank]

24.4 Information Supplementation. [Intentionally left blank]

                 ARTICLE 25. INFORMATION ACCESS AND AUDIT RIGHTS

25.1 Information Access. Each Party (the "disclosing Party") shall make available to the other Parties information that is in the possession of the disclosing Party and is necessary in order for the other Parties to: (i) verify the costs incurred by the disclosing Party for which another Party is responsible under this LGIA; and (ii) carry out its obligations and responsibilities under this LGIA. The Parties shall not use such information for purposes other than those set forth in this Article 25.1 and to enforce their rights under this LGIA.

25.2 Reporting of Non-Force Majeure Events. A Party (the "notifying Party") shall notify the other Parties when the notifying Party becomes aware of its inability to comply with the provisions of this LGIA for a reason other than a Force Majeure event. The Parties agree to cooperate with each other and provide necessary information regarding such inability to comply, including the date, duration, reason for the inability to comply, and corrective actions taken or planned to be taken with respect to such inability to comply. Notwithstanding the foregoing, notification, cooperation or information provided under this Article shall not entitle any Party receiving such notification to allege a cause for anticipatory breach of this LGIA.

25.3 Audit Rights. Subject to the requirements of confidentiality under Article 22 of this LGIA, each Party shall have the right, during normal business hours, and upon prior reasonable notice to the other Parties, to audit at its own expense the other Parties' accounts and records pertaining to the Parties' performance or the Parties' satisfaction of obligations under this LGIA. Such audit rights shall include audits of the other Parties' costs, calculation of invoiced amounts, the Transmission Provider's efforts to allocate responsibility for the provision of reactive support to the Transmission or Distribution System, as applicable, the Transmission Provider's efforts to allocate responsibility for interruption or reduction of generation, and each Party's actions in an Emergency

Original Sheet No. 50

                                    EXHIBIT C

Condition. Any audit authorized by this Article shall be performed at the offices where such accounts and records are maintained and shall be limited to those portions of such accounts and records that relate to each Party's performance and satisfaction of obligations under this LGIA. Each Party shall keep such accounts and records for a period equivalent to the audit rights periods described in Article 25.4.

25.4 Audit Rights Periods.

25.4.1 Audit Rights Period for Construction-Related Accounts and Records. [Intentionally left blank.]

25.4.2 Audit Rights Period for All Other Accounts and Records. Accounts and records related to a Party's performance or satisfaction of all obligations under this LGIA other than those described in Article 25.4.1 shall be subject to audit as follows: (i) for an audit relating to cost obligations, the applicable audit rights period shall be twenty-four months after the auditing Party's receipt of an invoice giving rise to such cost obligations; and (ii) for an audit relating to all other obligations, the applicable audit rights period shall be twenty-four months after the event for which the audit is sought.

25.5 Audit Results. If an audit by a Party determines that an overpayment or an underpayment has occurred, a notice of such overpayment or underpayment shall be given to the Party or from whom the overpayment or underpayment is owed together with those records from the audit which support such determination.

                           ARTICLE 26. SUBCONTRACTORS

26.1 General. Nothing in this LGIA shall prevent a Party from utilizing the services of any subcontractor as it deems appropriate to perform its obligations under this LGIA; provided, however, that each Party shall require its subcontractors to comply with all applicable terms and conditions of this LGIA in providing such services and each Party shall remain primarily liable to the other Party for the performance of such subcontractor.

26.2 Responsibility of Principal. The creation of any subcontract relationship shall not relieve the hiring Party of any of its obligations under this LGIA. The hiring Party shall be fully responsible to the other Party for the acts or omissions of any subcontractor the hiring Party hires as if no subcontract had been made; provided, however, that in no event shall the Transmission Provider or Transmission Owner be liable for the actions or inactions of the Interconnection Customer or its subcontractors with respect to obligations of the Interconnection Customer under Article 5 of this LGIA. Any applicable obligation imposed by this LGIA upon the hiring Party shall be equally binding upon, and shall be construed as having application to, any subcontractor of such Party.

Original Sheet No. 51

                                    EXHIBIT C

26.3 No Limitation by Insurance. The obligations under this Article 26 will not be limited in any way by any limitation of subcontractor's insurance.

                              ARTICLE 27. DISPUTES

27.1 Submission. In the event any Party has a dispute, or asserts a claim, that arises out of or in connection with this LGIA or its performance, such Party (the "disputing Party") shall provide the other Parties with written notice of the dispute or claim ("Notice of Dispute"). Such dispute or claim shall be referred to a designated senior representative of each Party for resolution on an informal basis as promptly as practicable after receipt of the Notice of Dispute by the non-disputing Parties. In the event the designated representatives are unable to resolve the claim or dispute through unassisted or assisted negotiations within thirty (30) Calendar Days of the non-disputing Parties' receipt of the Notice of Dispute, such claim or dispute shall be submitted for resolution in accordance with the dispute resolution procedures of the Tariff.

              ARTICLE 28. REPRESENTATIONS, WARRANTIES AND COVENANTS

28.1 General. Each Party makes the following representations, warranties and covenants:

28.1.1 Good Standing. Such Party is duly organized, validly existing and in good standing under the laws of the state in which it is organized, formed, or incorporated, as applicable; that it is qualified to do business in the state or states in which the Generating Facility, Interconnection Facilities and Network Upgrades owned by such Party, as applicable, are located; and that it has the corporate power and authority to own its properties, to carry on its business as now being conducted and to enter into this LGIA and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this LGIA.

28.1.2 Authority. Such Party has the right, power and authority to enter into this LGIA, to become a Party hereto and to perform its obligations hereunder. This LGIA is a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is sought in a proceeding in equity or at law).

28.1.3 No Conflict. The execution, delivery and performance of this LGIA does not violate or conflict with the organizational or formation documents, or bylaws or operating agreement, of such Party, or any judgment, license, permit, order, material agreement or instrument applicable to or binding upon such Party or any of its assets.

Original Sheet No. 52

                                    EXHIBIT C

28.1.4 Consent and Approval. Such Party has sought or obtained, or, in accordance with this LGIA will seek or obtain, each consent, approval, authorization, order, or acceptance by any Governmental Authority in connection with the execution, delivery and performance of this LGIA, and it will provide to any Governmental Authority notice of any actions under this LGIA that are required by Applicable Laws and Regulations.

                             ARTICLE 29. (Reserved)

                            ARTICLE 30. MISCELLANEOUS

30.1 Binding Effect. This LGIA and the rights and obligations hereof, shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

30.2 Conflicts. In the event of a conflict between the body of this LGIA and any attachment, appendices or exhibits hereto, the terms and provisions of such attachment, appendix or exhibit shall prevail and be deemed the final intent of the Parties.

30.3 Rules of Interpretation. This LGIA, unless a clear contrary intention appears, shall be construed and interpreted as follows: (1) the singular number includes the plural number and vice versa; (2) reference to any person includes such person's successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this LGIA, and reference to a person in a particular capacity excludes such person in any other capacity or individually; (3) reference to any agreement (including this LGIA), document, instrument or tariff means such agreement, document, instrument, or tariff as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; (4) reference to any Applicable Laws and Regulations means such Applicable Laws and Regulations as amended, modified, codified, or reenacted, in whole or in part, and in effect from time to time, including, if applicable, rules and regulations promulgated thereunder;
(5) unless expressly stated otherwise, reference to any Article, Section or Appendix means such Article of this LGIA or such Appendix to this LGIA, or such Section to the LGIP or such Appendix to the LGIP, as the case may be; (6) "hereunder", "hereof", "herein", "hereto" and words of similar import shall be deemed references to this LGIA as a whole and not to any particular Article or other provision hereof or thereof; (7) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and (8) relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding" and "through" means "through and including".

30.4 Entire Agreement. This LGIA, including all Appendices and Schedules attached hereto, constitutes the entire agreement between the Parties with reference to the subject matter hereof, and supersedes all prior and contemporaneous understandings or agreements, oral

Original Sheet No. 53

                                    EXHIBIT C

or written, between the Parties with respect to the subject matter of this LGIA. There are no other agreements, representations, warranties, or covenants, which constitute any part of the consideration for, or any condition to, any Party's compliance with its obligations under this LGIA.

30.5 No Third Party Beneficiaries. Except as set forth in Article 7.1, this LGIA is not intended to and does not create rights, remedies, or benefits of any character whatsoever in favor of any persons, corporations, associations, or entities other than the Parties, and the obligations herein assumed are solely for the use and benefit of the Parties, their successors in interest and, where permitted, their assigns.

30.6 Waiver. The failure of a Party to this LGIA to insist, on any occasion, upon strict performance of any provision of this LGIA will not be considered a waiver of any obligation, right, or duty of, or imposed upon, such Party.

Any waiver at any time by any Party of its rights with respect to this LGIA shall not be deemed a continuing waiver or a waiver with respect to any other failure to comply with any other obligation, right, duty of this LGIA. Termination or Default of this LGIA for any reason by the Interconnection Customer shall not constitute a waiver of the Interconnection Customer's legal rights to obtain Interconnection Service from the Transmission Provider. Any waiver of this LGIA shall, if requested, be provided in writing.

30.7 Headings. The descriptive headings of the various Articles of this LGIA have been inserted for convenience of reference only and are of no significance in the interpretation or construction of this LGIA.

30.8 Multiple Counterparts. This LGIA may be executed in two or more counterparts, each of which is deemed an original but all constitute one and the same instrument.

30.9 Amendment. The Parties may by mutual agreement amend this LGIA by a written instrument duly executed by all of the Parties.

30.10 Modification by the Parties. The Parties may by mutual agreement amend the Appendices to this LGIA by a written instrument duly executed by all of the Parties. Such amendment shall become effective and a part of this LGIA upon satisfaction of all Applicable Laws and Regulations.

30.11 Reservation of Rights. Transmission Provider shall have the right to make a unilateral filing with FERC to modify this LGIA with respect to any rates, terms and conditions, charges, classifications of service, rule or regulation under Section 205 or any other applicable provision of the Federal Power Act and FERC's rules and regulations thereunder, and Transmission Owner and Interconnection Customer shall have the right to make a unilateral filing with FERC to modify this LGIA pursuant to Section 206 or any other applicable provision of the Federal Power Act and FERC's rules and regulations thereunder; provided that each Party shall have the right to protest any such

Original Sheet No. 54

                                    EXHIBIT C

filing and to participate fully in any proceeding before FERC in which such modifications may be considered. Nothing in this LGIA shall limit the rights of the Parties or of FERC under Sections 205 or 206 of the Federal Power Act and FERC's rules and regulations thereunder, except to the extent that the Parties otherwise mutually agree as provided herein.

30.12 No Partnership. This LGIA shall not be interpreted or construed to create an association, joint venture, agency relationship, or partnership among or between the Parties or to impose any partnership obligation or partnership liability upon any Party. No Party shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement in multiple originals; each of which shall constitute and be an original Agreement among the Parties. Midwest Independent Transmission System Operator, Inc


By:
Name:
Title:
Michigan Electric Transmission Company, LLC


By:
Name:
Title:
Hornet


By:
Name:
Title:

Original Sheet No. 55

                                    EXHIBIT C

                               APPENDICES TO LGIA

Appendix A Interconnection Facilities, Network Upgrades, System Protection Facilities, Generator Upgrades and Distribution Upgrades
Appendix B Milestones
Appendix C Interconnection Details
Appendix D Security Arrangements Details
Appendix E Commercial Operation Date
Appendix F Addresses for Delivery of Notices and Billings
Appendix G Requirements of Large Generating Facilities Relying on Newer Technologies
Appendix H Palisades Interface Supplement to the Large Generator Interconnection Agreement

Original Sheet No. 56

                                    EXHIBIT C

                                   Appendix A

To LGIA

Interconnection Facilities, System Protection Facilities, Distribution Upgrades, Generator Upgrades and Network Upgrades

1. Description of Generating Facility

Upon Closing of the Asset Sale Agreement, Interconnection Customer will own a 955 MVA facility, rated at a nominal 860 MW gross and 820 MW net, with all studies performed at or below these outputs. The original commercial operating date of the Generating Facility was March 24, 1971. The Generating Facility is composed of one (1) Pressurized Water Reactor Nuclear Power Plant.

Interconnection Customer shall interface with an installed switchyard with appropriate protection equipment coordinated per Appendix C to this LGIA. The existing Switchyard shall be made available for the output of the Generating Facility.

2. Interconnection Facilities:

Five (5) Points of Interconnection exist between the Interconnection Customer and the Transmission Owner switchyard facility. All interconnections are at equipment presently installed in the transmission switchyard, with points listed below (Reference Palisades Substation Drawing WD 1421, sheets 1, 1A, 11, and
31). Each of the facilities listed below is owned by Interconnection Customer except where designated.

a) Main Transformer - The transmission switchyard side of Disconnect Switch 26H5. The physical interface point is where the 345 kV conductor on the transmission switchyard side of the 26H5 switch terminates on the transmission structure between Transmission Owner's 25F3 and 25H5 switches. Switches 25F3 and 25H5 are owned by the Transmission Owner.

b) Startup Transformers - The "R" Bus side of Disconnect Switch 24R2. The physical interface point is where the 345 kV conductor on the transmission switchyard side of the 24R2 switch terminates on the Palisades substation "R" Bus.

c) Safeguard Transformer - The "F" Bus side of Disconnect Switch 24F1. The physical interface point is where the 345 kV conductor on the transmission switchyard side of the 24F1 switch terminates on the Palisades substation "F" Bus.

d) Switchyard Station Service Transformer EX-50 - The low voltage (secondary side) of the transformer EX-50. The physical interface point is where the conductor from the transformer terminates on the transformer side of the 240v breaker in the Relay House.

Original Sheet No. 57

                                   EXHIBIT C

e) Switchyard Station Transformer EX-51 - The low voltage (secondary side) of the transformer EX-51. The physical interface point is where the conductor from the transformer terminates on the transformer side of the 240v breaker in the Relay House.

3. System Protection Facilities

In accordance with the guidelines of the Applicable Reliability Council, there are no System Protection Facility modifications required at the time ownership of the Generating Facility is transferred to the Interconnection Customer. After the transfer date, if the output capability of the Generating Facility is revised, the normal process shall be followed to determine the need for the System Protection Facility modifications.

Original Sheet No. 58

                                   EXHIBIT C

                                   Appendix B

To LGIA
Milestones

[Intentionally left blank.]

Original Sheet No. 59

                                   EXHIBIT C

                                   Appendix C

To LGIA

Interconnection Details

The unique requirements of each generation interconnection will dictate the establishment of mutually agreeable Interconnection and/or Operating Guidelines that further define the requirements of this LGIA. The Interconnection and/or Operating Guidelines applicable to this LGIA consist of the following information. Additional detail may be provided through attachment to this Appendix C or through electronic means via the web address specified.

(a) System Protection Facilities;

The Generator System Protection Facilities that interface with the Transmission Owner's System Protection Facilities are:

-    Highside (345 kV) Transform Ground Overcurrent Relay(s)

-    Generator Distance Backup Relay

The System Protection Facilities for both the Generating Facility and Transmission Owner shall meet the current requirements of the applicable Regional Reliability Organization ("RRO") for disturbance reporting, maintenance, and testing.

(b) Communication requirements;

Consistent with the Transmission Owner specifications in effect as of the Effective Date as they may be modified from time to time by agreement of the Parties.

(c) Metering requirements;

Station metering is as detailed in Palisades Switchyard Drawing WD 1421 sheet 1 and 1A. A general description is shown in Exhibit 1 to this Appendix C.

(d) Grounding requirements;

Consistent with the Transmission Owner specifications in effect as of the Effective Date as they may be modified from time to time by agreement of the Parties.

(e) Transmission Line and Substation Connection configurations; See Palisades Switchyard Diagrams.

(f) Unit Stability requirements;

Original Sheet No. 60

                                   EXHIBIT C

All generator/exciter/governor manufacturers' data sheets shall be made available to the Transmission Owner or its designated agent for modeling in transient/voltage stability, short circuit, and relay setting calculation programs. This includes generator reactive capability and exciter saturation curves.

(g) Equipment ratings;

Consistent with the Transmission Owner specifications in effect as of the Effective Date as they may be modified from time to time by agreement of the Parties.

(h) Short Circuit requirements;

Consistent with the Transmission Owner specifications in effect as of the Effective Date as they may be modified from time to time by agreement of the Parties.

(i) Synchronizing requirements;

Transmission Owner shall operate and control Transmission Owner's System and other Transmission Owner assets in a safe and reliable manner (a) in accordance with Transmission Owner's applicable operational and/or reliability criteria, protocols, and directives [which include those of NERC and Reliability First Corporation (RFC)], (b) the Operating Agreement and (c) in accordance with the provisions of this Agreement. From time to time, Interconnection Customer will control and operate two 345 kV synchronizing circuit breakers (Nos. 25F7 and 25H9) to connect or disconnect the Generating Facility, as the case may be, from the transmission system after obtaining real-time permission from the Transmission Owner. The Parties may agree from time to time that the Interconnection Customer, under the direction of the Transmission Owner, will operate certain other Interconnection Assets of the Transmission Owner. Setting changes of any synchronizing devices shall be approved by the Transmission Owner or its designated agent, with a hard copy of the changes forwarded to the Transmission Owner.

(j) Generation and Operation Control requirements;

Consistent with the Transmission Owner specifications in effect as of the Effective Date as they may be modified from time to time by agreement of the Parties.

(k) Data provisions;

Original Sheet No. 61

                                   EXHIBIT C

Consistent with the Transmission Owner specifications in effect as of the Effective Date as they may be modified from time to time by agreement of the Parties.

(l) Energization inspection and testing requirements;

The Transmission Owner and Generating Facility interconnection facilities were initially inspected and tested to support initial operation of the Generating Facility. There is no requirement for this inspection or testing at the time ownership is transferred to the Interconnection Customer other than testing requirements unassociated with energization; however, nothing in the preceeding language shall relieve Interconnection Customer of its requirements to meet normal testing requirements.

(m) If applicable, the unique requirements, if any, of the Transmission Owner to which the Facility will be physically interconnected;

The Generating Facility is capable of maintaining a composite power delivery at 802 MW at the Point of Interconnection at all power factors over 0.967 leading to 0.981 lagging. This reactive power capability may be restricted to lower values when the 345 kV bus at the Palisades Switchyard is operating at higher voltages and/or the real power output of the Generating Facility, measured at the Point of Interconnection, is higher than 802 MW. This reactive power capability may be increased when the 345 kV bus at the Palisades Switchyard is operating at lower voltages and/or the real power output of the Generating Facility, measured at the Point of Interconnection, is less than 802 MW. The Generating Facility shall be capable of continuous dynamic operation throughout the power factor design range as measured at the Point of Interconnection. Any changes to the Generating Facility net VAR capabilities, including changes to either net static or net dynamic capability, shall be approved by the Transmission Owner or its designated agent, such approval shall not be unreasonably withheld.

(n) Switching and tagging;

Transmission Owner and Interconnection Customer shall comply with existing regulatory requirement regarding Switching and Tagging procedures.

(o) Data reporting requirements;

The Interconnection Customer shall provide operating data and equipment modeling to the Transmission Owner or its designated agent and/or the appropriate Region Reliability Organization to support the following:

-    NERC Compliance Program(s)

-    Regional Reliability Organization Compliance Program(s)

-    Federal, State, and Local Regulatory programs

Original Sheet No. 62

                                   EXHIBIT C

- Other data reasonably determined by Transmission Owner and/or Transmission Provider in order to operate the Transmission System reliably.

(p) Training;

Interconnection Customer, Transmission Provider, and Transmission Owner or its designated agent shall provide necessary training to insure the reliability of the electric transmission grid, in both normal and emergency conditions.

(q) Capacity determination and verification (including ancillary services and certification);

The Interconnection Customer shall comply with the Capacity Determination rules of the Regional Reliability Region that the Transmission Owner is a member of.

(r) Emergency operations, including system restoration and blackstart arrangements; The Interconnection Customer shall provide the Transmission Owner or its designated agent with plant data and plant procedures necessary to coordinate and implement the Transmission Owner or its designated agent black-start plans. The Interconnection Customer will participate in black-start drills as requested.

(s) Identified must-run conditions;

There are no identified must run conditions.

(t) Provision of ancillary services;

The Interconnection Customer shall provide Ancillary Services to Transmission Owner or its designate agent as required by the Tariff and/or the Power Purchase Agreement, as applicable.

(u) Specific transmission requirements of nuclear units to abide by all NRC requirements and regulations;

Interconnection Customer, Transmission Provider, Transmission Owner, or their designated agents, as applicable, shall cooperate to assist the Generating Facility to comply with any NRC Requirements and Commitments, concerning offsite supply of energy to nuclear units and station blackout recovery actions.

(v) Stability requirements, including generation short circuit ratio considerations;

Original Sheet No. 63

                                   EXHIBIT C

The stability and short circuit ratio considerations are those needed to meet the applicable Regional Reliability Organization and Transmission Owner requirements.

(w) Limitations of operations in support of emergency response;

Interconnection Customer shall comply with directives of the Transmission Owner or its designated agent in its role as Reliability Coordinator to insure reliability of the electric transmission grid.

(x) Maintenance and Testing;

The Transmission Owner and Generation Facility Owner interconnection facilities shall be tested and maintained with a combination of condition based and frequency based programs following Good Utility Practices. Observation, testing, maintenance, inspection and calibration of the Palisades substation circuit breakers, protective relays, and batteries shall be performed in accordance with Nuclear Electric Insurance Limited - Loss Control Standards.

(y) Operating Protocols.

Transmission Provider, Transmission Owner, and Interconnection Customer shall develop and amend operating protocols and procedures determined from time to time to be necessary and consistent with Good Utility Practice, Applicable Laws and Regulations, and Applicable Reliability Standards.

Original Sheet No. 64

                                   EXHIBIT C

                                   Appendix D

To LGIA

Security Arrangements Details

Infrastructure security of Transmission or Distribution System equipment and operations, as applicable, and control hardware and software is essential to ensure day-to-day Transmission and Distribution System reliability and operational security. The Commission will expect all Transmission Providers, market participants, and Interconnection Customers interconnected to the Transmission or Distribution System, as applicable, to comply with the recommendations provided by Governmental Authorities regarding Critical Energy Infrastructure Information ("CEII") as that term is defined in 18 C.F.R. Section 388.113(c) and best practice recommendations from the electric reliability authority. All public utilities will be expected to meet basic standards for system infrastructure and operational security, including physical, operational, and cyber-security practices.

Original Sheet No. 65

                                   EXHIBIT C

                                   Appendix E

To LGIA

Commercial Operation Date
[Intentionally left blank]

Original Sheet No. 66

                                   EXHIBIT C

                                   Appendix F

To LGIA

Addresses for Delivery of Notices and Billings

Notices:

Transmission Provider:

Midwest Independent Transmission System Operator, Inc.
Attn: Manager, Interconnection Planning
701 City Center Drive
Carmel, IN 46032

Transmission Owner:
[To be supplied.]

Interconnection Customer:
[To be supplied.]

Billings and Payments:

Transmission Provider:

Phone No.:

Fax No.:

Email:

Transmission Owner:
[To be supplied.]

Interconnection Customer:
[To be supplied.]

Alternative Forms of Delivery of Notices (telephone, facsimile or email):

Original Sheet No. 67

                                   EXHIBIT C

Transmission Provider:

Midwest Independent Transmission System Operator, Inc.
Attn: Manager, Interconnection Engineering
701 City Center Drive
Carmel, IN 46032

Transmission Owner:
[To be supplied.]

Interconnection Customer:
[To be supplied.]

Original Sheet No. 68

                                   EXHIBIT C

                                   Appendix G

To LGIA

Requirements of Large Generating Facilities Relying on Newer Technologies.

[Intentionally left blank]

Original Sheet No. 69

                                   EXHIBIT C

                                   Appendix H

To LGIA

PALISADES SUPPLEMENT TO THE LARGE GENERATOR INTERCONNECTION AGREEMENT WHEREAS, the Parties have entered into the LGIA to which this Palisades Supplement is an appendix that, among other things, defines the responsibilities and authority of the Transmission

Owner and Transmission Provider with respect to the Transmission System and the obligations, rights and responsibilities of Interconnection Customer for the connection of the Palisades Nuclear

Generating Plant ("Palisades") to Transmission Owner's Transmission System; and

WHEREAS, there are special interconnection requirements associated with Palisades, due to it being a nuclear generating plant, including those requirements contained in its NRC Operating

License and other NRC Requirements and Commitments and design requirements, which are not fully covered in the Interconnection Agreement; and

WHEREAS, Section 9.11 of the LGIA specifically provides for further supplementation of the LGIA with regard to Palisades; and

WHEREAS, the Parties are willing to maintain the interconnection of Palisades with the Transmission System under the additional terms and conditions contained herein.

NOW, THEREFORE, the Parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

All capitalized terms used herein shall have the same meaning ascribed thereto in the LGIA, unless otherwise indicated. In addition, when used in this Palisades Supplement, the following terms shall have the following meanings:

"Offsite Power Supply" shall mean the power available to Palisades from the Transmission System through the Palisades substation.

                                   ARTICLE 2
                               GENERAL PROVISIONS

Except as otherwise provided for in this Palisades Supplement, the provisions of this LGIA shall apply to Palisades and Palisades-related Interconnection Facilities. This Palisades Supplement covers additional provisions that relate only to Palisades and Palisades-related Interconnection Facilities. Transmission Owner and Interconnection Customer agree that specific transmission system operating limitations required to satisfy NRC Operating License, NRC Requirements and

Original Sheet No. 70

                                   EXHIBIT C

Commitments and NRC design requirements applicable to the Palisades are identified in Exhibit A of this Palisades Supplement and shall be adhered to by both Parties.

                                   ARTICLE 3
               REQUIREMENTS FOR OFFSITE POWER SUPPLY TO PALISADES

3.1 In the event future changes in either (a) design or operation of Palisades,
(b) Interconnection Customer's requirements, or (c) Transmission Provider's or Transmission Owner's requirements resulting from parallel operation of Palisades with the Transmission System later necessitate additional Interconnection Facilities or modifications to the then existing Interconnection Facilities, the Parties shall undertake such additions and modifications as may be necessary. Before undertaking such future additions or modifications, the Parties shall consult, develop plans and coordinate schedules of activities, including the making of necessary amendments to this Palisades Supplement (including its Exhibits) and/or entering into new agreements, so as to insure continuous and reliable operation of the Interconnection Facilities. The ownership, operation and maintenance responsibilities for any such future additions or modifications shall be made consistent with the responsibilities allocated in the Interconnection Agreement.

3.2 Except as otherwise permitted by the NRC Operating License, two paths must be available to transmit offsite power between the Palisades substation and the Palisades equipment. During plant operation, offsite power can be supplied to Palisades equipment through Safeguards Transformer 1-1 and Startup Transformer 1-2. When the plant is shut down, offsite power can also be supplied through Main Transformer 1-1.

3.3 Interconnection Customer shall be solely responsible for obtaining, at its cost, and pursuant to applicable tariffs, station power and offsite power. Interconnection Customer shall be responsible for any transmission charges associated with the delivery of such energy. In the event of a Transmission System interruption or disruption that affects Palisades' receipt of an Offsite Power Supply, Transmission Owner and Transmission Provider will promptly take appropriate action to restore the Transmission System, including initiating the Transmission Provider's black start plan or system restoration plan in accordance with Applicable Laws and Regulations and Applicable Reliability Standards. Interconnection Customer shall specify by separate correspondence the specific unit or units designated to provide black start service for Palisades.

3.4 The specific requirements to determine adequacy of voltage, frequency, capacity, and reliability of offsite power to meet the NRC Operating License and design requirements are detailed in Exhibit A of this Palisades Supplement.

3.5 Specific procedures to minimize the potential for inadvertent interruptions of the Offsite Power Supply and associated plant trips and transients are specified in Exhibit A of this Palisades Supplement.

Original Sheet No. 71

                                   EXHIBIT C

                                   ARTICLE 4
                                  EMERGENCIES

4.1 With respect to Palisades, the Transmission Provider's and Transmission Owner's emergency procedures referred to in Article 13 of the LGIA shall include Palisades' Emergency Condition procedures, as they may be amended or superseded. Interconnection Customer shall provide its Emergency Condition procedures to the Transmission Provider and Transmission Owner.

4.2 In the event of a declared Emergency at Palisades, Interconnection Customer shall have authority to exercise complete control over the Palisades substation and associated Transmission System easements located within the Exclusion Area as defined in the Updated Final Safety Analysis Report (UFSAR), and to determine all activities within that area, including evacuation and exclusion from the Substation and the Exclusion Area of Transmission Provider and Transmission Owner personnel, contractors, visitors, guests, and other persons.

                                   ARTICLE 5
                              SAFETY AND SECURITY

Work performed by Transmission Owner in the Palisades substation shall be subject to Transmission Owner's safety rules. Work performed by Interconnection Customer in the Palisades substation shall be subject to Palisades safety rules. Any Party performing work inside the Protected Area shall abide by the Palisades safety and security rules.

                                   ARTICLE 6
                                   (RESERVED)

                                   ARTICLE 7
                                 MISCELLANEOUS

7.1 Provisions from Interconnection Agreement

All provisions contained in the Interconnection Agreement not specifically supplemented or addressed herein shall apply to this Palisades Supplement as if restated herein.

7.2 Agreement

To the extent there is an inconsistency between a provision in this Palisades Supplement and a provision elsewhere in the LGIA, the provision in this Palisades Supplement shall control. The terms and conditions of this Palisades Supplement and any Exhibits thereto shall be amended, as mutually agreed to by the Parties, to comply with changes or alterations made necessary by a valid applicable order of any governmental regulatory authority, or any court, having jurisdiction hereof.

Original Sheet No. 72

                                   EXHIBIT C

                                   EXHIBIT A
                                       to
                     PALISADES INTERFACE SUPPLEMENT TO THE
                   LARGE GENERATOR INTERCONNECTION AGREEMENT
                           PALISADES REQUIREMENTS FOR
           OFFSITE POWER SUPPLY OPERABILITY AND SUBSTATION INTERFACE
                                    OVERVIEW

During normal operation Palisades electrical loads are supplied from the unit's main onsite electrical generator and the 345 kV substation. If the generator is not available, either due to unit shutdown or other reason, the loads fed directly from the generator are transferred to an alternative source from the 345 kV substation. The preferred immediate alternate source of electrical power for electric loads (safety-related and non-safety-related) is the Offsite Power Supply or 345 kV grid. The Offsite Power Supply is sometimes referred to as the "preferred power supply" in regulatory documents. The basic requirement for the Offsite Power Supply is that it provides sufficient capacity and capability for safe shutdown and design basis accident mitigation. When this condition is met, the Offsite Power Supply is considered "Operable" with respect to NRC Operating License and the "Technical Specifications" for Palisades. It is a necessary condition of the NRC Operating License that the Offsite Power Supply be Operable at all times. If the Offsite Power Supply is declared Inoperable, action must be taken to shut down, and if the unit is off-line, to suspend certain activities, as required by the NRC Operating License and Technical Specifications. The Offsite Power Supply is considered Inoperable if it is degraded to the point that it does not have the capability to effect safe shutdown and to mitigate the effects of an accident. This level of degradation can be caused by an unstable offsite power system, or any condition that renders the offsite power unavailable for safe shutdown and emergency purposes.

The Palisades substation voltage will be planned as specified in the Transmission Owner's FERC Form 715 Annual Transmission Planning and Evaluation Report. The minimum tolerable transmission system operating voltage to ensure the Offsite Power Supply is Operable shall be specified as 334 kV unless Transmission Owner and Interconnection Customer agree in writing that a different value should be specified.

Transmission System operating procedures and programs shall be in place to ensure that various system operating conditions (generating unit outages, line outages, system loads, spinning reserve, etc.), including multiple contingency events, are evaluated and understood, such that impaired or potentially degraded grid conditions are recognized, assessed, and immediately communicated to the Palisades operating staff for Operability assessments of plant equipment.

The specific requirements in this Exhibit mirror operating protocols, equipment, and regional and

Original Sheet No. 73

                                   EXHIBIT C

national reliability organization standards existing at the time this Palisades Supplement is signed, and are subject to modification as necessary when new standards, equipment or protocols are adopted or updated.

SPECIFIC REQUIREMENTS

Note: This section identifies the operational requirements for the Palisades Offsite Power Supply. These requirements are part of the Palisades design basis and licensing basis. Failure to meet these requirements may render the Offsite Power Supply Inoperable, thus requiring the unit to shut down. Failure to meet these requirements must be immediately communicated to Interconnection Customer and the Palisades operating staff for assessment of plant emergency equipment operability. Changes in the operation of the transmission network that conflict with these requirements require prior approval by Interconnection Customer.

1. The Palisades substation is connected to six 345kV transmission lines. Any long term increase or decrease in the physical number of lines into the Palisades substation requires prior notification of and review by the Palisades Operating staff. Except in an emergency none of those six lines may be removed from service without prior notification of the Palisades Operating staff.

At least two independent paths to transmit power between the substation and Palisades' emergency safeguards busses are required to be available at all times while the plant is operating. During shutdown conditions at least one power transmission path is required. Operability of the Offsite Power Supply sources through their associated transmission paths is to be determined by the Palisades Operating staff.

2. The Palisades Offsite Power Supply shall be capable of providing 42 MW and 31 MVAR to Palisades for normal operation, safe shutdown, and design basis accident mitigation.

3. All efforts will be made to operate the Transmission System such that the voltage at the Palisades substation will promptly recover to a minimum of 334 kV following a shutdown of the Palisades generator. The Palisades Operating staff will monitor substation voltage and will notify Transmission Provider if voltage falls below a predetermined screening value (e.g., 352 kV) to verify that any necessary actions will be taken to assure that this criterion will be met.

4. Equipment operations, maintenance, and modification activities should be planned and conducted to meet the following performance criteria:

a. The Front and Rear Busses are available greater than 99.8% per 12 months.

b. Breakers 25F7 and 25H9 have less than three Maintenance Preventable Functional Failures per 24 months. Maintenance Preventable Functional Failures are defined in NUMARC 93- 01 "Nuclear Energy institute Industry Guideline for Monitoring the Effectiveness of Maintenance at Nuclear Power Plants," or successor publication.

Original Sheet No. 74

                                   EXHIBIT C

c. Breakers 25F7 and 25H9 are available greater than 98.6% per 12 months. If any planned substation activities would invalidate these assumptions Palisades must be informed and compensatory measures or corrective actions must be evaluated.

5. The maximum grid voltage at the Palisades substation shall be maintained at or below 369 kV. This voltage shall not be exceeded unless required to preserve transmission network integrity.

6. Transmission Provider will provide a voltage schedule to be maintained by the Palisades generator.

7. System studies shall be performed periodically and updated by the Transmission Provider based on changing grid conditions to verify that certain postulated events will not render the Palisades offsite power supply inoperable. Events to be postulated include, but are not limited to, the following:

a) The loss of Palisades.

b) The loss of any generating unit on the Transmission System.

c) The loss of any major transmission circuit or intertie on the Transmission System.

d) The loss of any large load or block of load, (defined as 1000 MW) on the Transmission System.

e) Power transfers

8. Records of the most recent system study results shall be maintained by the Transmission Provider. These records are subject to Interconnection Customer and NRC reviews. Study results, including revisions and updates, shall be transmitted via letter to Interconnection Customer. Study results and conclusions shall be assessed at least annually and updated by the Transmission Provider, if needed, based on changing grid conditions.

9. In the event of loss of the Palisades Offsite Power Supply, transmission lines terminating at the Palisades substation will be returned to service based on the following criteria: Note: With regard to the NRC's rules regarding Station Blackout (SBO), Palisades is a 4-hour coping plant. Applicable Law and Regulations and NRC Requirements and Commitments with respect to SBO restoration require that Palisades be able to withstand a loss of all AC power (loss of Offsite Power Supply plus loss of both Emergency Diesel Generators) for 4 hours without sustaining reactor core damage.

a) Transmission Provider and Transmission Owner shall give the highest possible priority to restoring power to the Palisades substation under applicable Blackout Restoration Procedures.

Original Sheet No. 75

                                   EXHIBIT C

b) Should incoming lines to the Palisades substation be damaged, Transmission Provider and Transmission Owner shall give the highest priority to the repair and restoration of at least one line into the Palisades substation.

c) Transmission Provider and Transmission Owner shall give the repair crews engaging in power restoration activities for Palisades the highest priority for manpower, equipment, and materials.

10. Transmission Provider and Transmission Owner shall maintain Bulk Power Transmission System Reliability as described in the Updated Final Safety Analysis Report (UFSAR) for Palisades, sections 8.1 "Electrical Systems, Introduction" and 8.2 "Network Interconnection" (or successor document). Changes to planning criteria or operating practices that have the potential to adversely impact grid reliability and availability as defined in the UFSAR require prior notification of and evaluation by the Palisades Engineering staff.

11. Any equipment upgrades, circuit redesigns, or control logic revisions on the Transmission System that affect the operational requirements of the Palisades Offsite Power Supply shall be communicated to Interconnection Customer by the Transmission Provider in sufficient detail to permit the Palisades Engineering staff to accurately revise Section 8, "Electrical Systems", of the UFSAR. These updates shall be provided to Interconnection Customer by the Transmission Provider and will be used to prepare a UFSAR change submittal to the NRC. This includes the issuance of all Palisades substation drawings to Interconnection Customer at the time of revision.

12. Transmission Provider and Transmission Owner shall conduct observation, testing, maintenance, inspection and calibration of the Palisades substation circuit breakers, protective relays, and batteries in accordance with Nuclear Electric Insurance Limited - Loss Control Standards.

13. General requirements for Palisades substation interfaces and services will be addressed by protocols to be written by Transmission Provider, Transmission Owner, and Interconnection Customer. These requirements may be amended from time to time by mutual agreement among Transmission Provider, Transmission Owner, and Interconnection Customer or any successor licensee of the Palisades Nuclear Plant.

14. Notices, reports, etc. required under this Exhibit A shall be sent by either facsimile transmission or US mail to the following contact person(s). Either Party may change the following Notice information by giving the other Party prior written Notice:

For Interconnection Customer: For Transmission Owner:
[_______] Michigan Electric Transmission Company, LLC
Palisades Nuclear Plant 540 Avis Drive, Suite H
27780 Blue Star Highway Ann Arbor, Michigan 48108
Covert, Michigan 49043
Attention: [___]
Attention: Executive Vice President and Chief Operating Officer

Original Sheet No. 76

                                   EXHIBIT C

                                  EXHIBIT D-1

                             FORM OF PALISADES DEED
                                      DEED

THIS DEED is made this day of ___, 20-__, between CONSUMERS ENERGY COMPANY (formerly known as Consumers Power Company), a Michigan corporation (successor by merger to Consumers Power Company, a Maine corporation), whose address is One Energy Plaza, Jackson, Michigan 49201 ("Grantor"), and -, a whose address is ("Grantee"),

                                  WITNESSETH:

Grantor, for One Dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged [REAL ESTATE VALUATION AFFIDAVIT PILED], does hereby: (i) convey, grant, bargain and sell to Grantee the land in the Township of Covert, Van Buren County, Michigan, described in
Section I of Exhibit A, attached hereto and made a part hereof (the "Property"); and (ii) assign, transfer and set-over to Grantee the easements, covering certain premises in the Townships of Covert and South Haven and the City of South Haven, Van Buren County, Michigan, identified in Section I1 of said Exhibit A (the "Assigned Easements").

This Deed is given subject to the reservations, covenants, agreements, terms and conditions set forth on Exhibit B, attached hereto and made a part hereof.

Unless and except solely as may be set forth in this Deed or in a separate written agreement duly entered into between Grantor and Grantee on or before the date of this Deed, it is expressly understood that Grantor makes no covenants or warranties of title whatsoever in respect to the Property or the Assigned Easements. Grantor, for itself and its successors, covenants with Grantee, its successors and assigns, that the Property and Assigned Easements are free from all encumbrances of persons claiming by, through or under Grantor, but not otherwise, and that Grantor and its successors shall warrant and defend the same to Grantee, its successors and assigns, against the lawful claims and demands of all persons claiming by, through or under Grantor, but not otherwise.

Statement pursuant to MCL 560.109 (3): Grantor grants to Grantee the right to make such number of divisions of the unplatted portions of the Property as would create up to 17 resulting parcels out of the unplatted portions of the Property, under section 108 of the land division act. Act No. 288. of the Public Acts of 1967.

Notice pursuant to MCL 560.109 (4): This property may be located within the vicinity of farmland or a farm operation. Generally accepted agricultural and management practices which may generate noise, dust, odors, and other associated conditions may be used and are protected by the Michigan right to farm act.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective duly authorized representatives as of the date first above written.

Grantor: Grantee:

CONSUMERS ENERGY COMPANY

Acknowledged before me in County, Michigan, on __________, 20-__

by of

CONSUMERS ENERGY COMPANY, a Michigan corporation, for the corporation.

Notary Public, County, Michigan
Acting in County, Michigan
My Commission Expires

Acknowledged before me in County, ____, on ____, 20-__

by. Of a, for the

Notary Public, County,
Acting in County,
My Commission Expires

Prepared by D. E. Barth
Consumers Energy Company
One Energy Plaza
Jackson, Michigan 49201

Exhibit A
Page 1 of 3


                                   EXHIBIT A

Description of Property; Assigned Easements

I. The Property is described as follows:

A parcel of land in Sections 4 and 5, Township 2 South, Range 17 West, Covert Township, Van Buren County, Michigan, more particularly described as follows:

Beginning at the Southeast 114 comer of said Section 5; thence N 00"06'00n E, along the East line of said section, 405.69 feet; thence N 89'13'40" W 2659.12 feet; thence N 89 degrees 17'57" W 1723.14 feet, to the East line of Glenwood Road; thence along said East line of Glenwood Road the following two courses: N 35"57'05" W 16.52 feet and N 30 degrees 53'07" E 27.75 feet, to the Easterly extension of the line between Lots 19 and 20 of Block 2 of Dean's Addition to Palisades Park per the plat thereof as recorded in Liber 3 of Plats, Page 4, Van Buren County Records (which plat was partially vacated by instrument recorded in Liber 585, Pages 903-906, Van Buren County Records); thence N 66'47'28" W 155.22 feet, to the Northeast comer of Lot 4 of said Dean's Addition to Palisades Park; thence S 23"47'15" W 50.00 feet, to the Southeast comer of said Lot 4; thence N 66 - 47'28' W 130.00 feet, to the Southwest corner of said Lot 4; thence N 23 degrees 47115'v E 50.00 feet, to the Northwest corner of said Lot 4 and the point of beginning of an intermediate traverse line, this point being S 66"47' 28" E 57 feet (more or less) from the Ordinary High Water Mark of Lake Michigan; thence N 23'19'25" E, along said intermediate traverse line, 5079.91 feet, to the point of ending of said intermediate traverse line, this point being S 88"58'2OU E 1 2 1 feet (more or less) from the Ordinary High Water Mark of Lake Michigan; thence S 88 - 58'20" E 1448.14 feet, to the centerline of old Blue Star Highway (now vacated); thence Southerly on a curve to the left, along said centerline of vacated old Blue Star Highway, 659.45 feet (said curve having a radius of 3819.80 feet, a delta angle of 09"53'30" and a chord of 658.63 feet bearing S 02"23'07" W); thence S 88'58'20" E 1212.82 feet, to the East line of said Section 5; thence S 89'03'50" E 860.50 feet, to Westerly line of "Rest Area" as recorded in Liber 620, Pages 119-121, Van Buren County Records; thence along said Westerly line of "Rest Area" the following 7 courses: Southerly on a curve to the left 454.80 feet (said curve having a radius of 1910.08 feet, a delta angle of 13'38'33" and a chord of 453.73 feet bearing S 02"55'53" E), S 09'47'50" E 275.00 feet, S 88"58'05" E 140.00 feet, S 01"01155" W 387.00 feet, S
88"58'0SV E 33.67 feet, S 17" 42' 10" W 68.90 feet, and S 88 degrees 58' 05 n E
31.32 feet, to the Westerly right-of-

Exhibit A
Page 2 of 3


way line of Highway 1-196; thence along said Westerly right-of-way line of Highway 1-196 the following two courses: S 17'42'10"W 2788.56 feet and Southerly on a curve to the right 765.03 feet (said curve having a radius of 11,309.16 feet, a delta angle of 03-52'33" and a chord of 764.88 feet bearing S 19"38'26"
W), to the South line of said Section 4; thence N 88"55'33" w, along said South section line, 8.01 feet to the point of beginning.

Note: Bearings used in the preceding description are based on the Michigan State Plane Coordination System South Zone.

Note: The land described hereinabove above includes certain platted land, described as Lot 4 of Block 2 of Dean's Addition to Palisades Park.

ALSO, any land lying between the West line of the aforesaid Lot 1 of Block 2 of Dean's Addition and the shore of Lake Michigan, and any land lying between the hereinabove described intermediate traverse line and the shore of Lake Michigan, if, as and to the extent Grantor has any right, title or interest therein.

All containing 469 acres, more or less.

Together with all buildings, fixtures and other improvements on the Property, including any related easements and rights of ingress and egress, the water intake and discharge structures serving the Property to the extent same may be deemed real property, together will all rights of Seller in and to all air, mineral and riparian rights, water (including without limitation ground water) rights, and all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and land lying in the bed of any street, road or avenue adjoining the Property to the center line thereof, but only to the extent of Grantor's interest, if any, therein. 11. The "Assigned Easements" are identified as all easements, rights and benefits, without reservation, granted or accruing to Grantor (under its former name, Consumers Power Company) in the following instruments, covering certain premises in Covert and South Haven Townships and the City of South Haven, Van Buren County, Michigan, as more particularly described in said instruments:

original original liber/page where date of easement easement premises recorded (Van -in strument grantor grantee located in: Buren Co. Rec. l

1/17/1968 State of Consumers sec. 5-TZS-RI~W L. 570, P. 271
Michigan, Power Covert Township,
Department Company Van Buren County of Conservation 1

4/16/1981 David J. Consumers Secs. 19 & 24 - T ~ S - R ~ L ~.W 726, P. 616
Richards, Power Covert Twp.,
et ux company Van Buren County

Exhibit A
Page 3 of 3


Original date of easement instrument grantor original easement grantee liber/page where recorded (Van Buren Co. Rec.) premises located in: 3/25/1981 Verna Priebe Sec. 25-T2S-R18W Covert Twp., Van Buren County Consumers Power Company 3/5/1981 Florence B. Jone8 Consumers Power Company Sec. 9-T2S-R17W Covert Twp., Van Buren County 3/13/1981 Harry sarno, et ux Consumers Power Company Sec. 18-T2S-R17W Covert Twp., Van Buren County 4/6/1981 Palisades Park Country Club Consumers Power Company Secs. 7&8-T2S-17W Covert Twp., Van Buren County 5/12/1981 Jerry N. Beckwith, -et ux Consumers Power company Sec. 28-TlS-R17W South Haven Twp., Van Buren County 3/17/1981 City of South Haven Consumers Power Company Sec. 26-T1S-R17W South Haven Twp., Van Buren County 3/18/1981 Southwest Michigan Council, Boy Scouts of America Consumers Power company Sec. 33-TlS-R17W South Haven Twp., Van Buren County 3/19/1981 Donald F. Walker, -et ux Consumers Power company Sec. 16-T1S-R17W South Haven Twp., Van Buren County 6/21/1991 City of South Haven Consumers Power Company Sec6. 2.3,10&15 T1S-R17W, City of South Haven, Van Buren County 9/3/1991 south Haven Board of Education Consumers Power Company Sec. 10-T1S-R17W City of South Haven. Van Buren County

Exhibit B
Page 1 of 6

                                    EXHIBIT B

Reservations, Etc. This Deed is made and given subject to the following reservations, covenants, agreements, terms and conditions:

1 The Property is conveyed subject to the easement rights granted by Grantor to Michigan Electric Transmission Company ("METC") in and to the following described portions of the Property (the "METC-Palisades Easement Areas"):

"Palisades Substation Parcel": A parcel of land located in the Southeast 114 of
Section 5, TZS, R17W, more particularly described as follows: To find the point of beginning, commence at the Southeast corner of said Section 5; thence N 00 degrees 05'35" E, along the East line of said section, 1131.80 feet; thence N 6S050'18" W 1238.46 feet to a point 5.00 feet Southerly and 5.00 feet Easterly of the Southerly most substation fence corner as now exists and the point of beginning of this description; thence continuing N 65'50'18' W, parallel to said substation fence and 5.00 feet Southerly thereof, 559.49 feet; thence N 24 degrees 05'13M E 267.34 feet to the Southerly face of an existing concrete block building; thence S 65'54'47" E, along said Southerly face, 5.00 feet to the Southeasterly corner of said building; thence N 24 degrees 05113" E, along the Easterly face of said building, 62.10 feet to the Northeasterly corner of said building; thence N 65"54'47" W, along the Northeasterly face of said building,
5.00 feet; thence N 24 degrees 05'13" E 152.31 feet; thence S 65"48'16" E 504.86 feet; thence S 24'05'12" W 391.43 feet; thence S 65'48'26" E 54.10 feet; thence S 23'45'26" W 90.00 feet to the point of beginning. "Ingress-Egress Strip": A strip of land 20 feet in width, being 10 feet on each side of the centerline of an existing drive located in the East 112 of Section 5, T2S, R17W, the centerline of said strip being more particularly described as follows: To find the point of beginning, commence at the Southeast corner of said Section 5; thence N 89 degrees 13'13" W along the South line of said section, 788.97 feet; thence N 04'56'09" E 406.70 feet to the point of beginning of this centerline description; thence along a curve to the right, 35.43 feet, said curve having a radius of 151.03 feet, delta angle of 13"26'33" and a chord of 35.35 feet bearing N 00 degrees 23'01" W; thence N 06 degrees 20'16" E 430.63 feet; thence along a curve to the left, 1422.27 feet, said curve having a radius of 5200.00 feet, delta angle of 15"40'16" and a chord of 1417.84 feet bearing N 02'53'58" W; thence along a curve to the left. 1079.96 feet, said curve having a radius of
573.18 feet, delta angle of 107 degrees 57113v and a chord of 927.15 feet bearing N 6Z010'01" W; thence S 63 degrees 51'22" W 47.82 feet; thence S 26 degrees 27'34" E 119.99 feet; thence along a curve to

Exhibit B
Page 2 of 6


the right, 425.44 feet, said curve having a radius of 697.46 feet, delta angle of 34 degrees 56158" and a chord of 418.88 feet bearing S 06 degrees 11'49" E; thence S 23 degrees 58'00" W 81.23 feet; thence S 65"54'47" E 40.84 feet to the Palisades Substation Parcel described above and the point of ending of this centerline description. The sidelines of said 20 foot wide strip of land are to be extended or shortened to meet at angle points, said sidelines to begin at points 10 feet on each side of and measured at right angles to the point of beginning and to terminate at said Palisades Substation Parcel.

"Line 306A and Line 306B Parcel": A strip of land 150 feet in width, being 75 feet on each side of the centerline of an existing electric transmission line located in the Southeast 1/4 of Section 5 and the Southwest 1/4 of Section 4, T2S. R17W, the centerline of said strip being more particularly described as follows: To find the point of beginning, commence at the Southwest corner of said Section 4; thence N 00 degrees 05'35" E, along the West line of said section, 1777.18 feet; thence S 89'54'25" E 600.43 feet to the intersection of said centerline of existing electric transmission line and the Westerly right-of-way line of Interstate Highway 1-196. also being the point of beginning of this centerline description; thence along said centerline the following three courses: N 73'12'43" W 631.22 feet, N 89"43'19" W 916.15 feet and N 65'54'48" W
114.91 feet to the Easterly line of the Palisades Substation Parcel described above and the point of ending of this centerline description. The sidelines of said 150 foot wide strip of land are to he extended or shortened to meet at angle points, said sidelines to begin at the Westerly right-of-way line of said 1-196 and to terminate at said Palisades Substation Parcel.

"Line 309A and Line 3098 Parcel": A strip of land 150 feet in width, being 75 feet on each side of the centerline of an existing electric transmission line located in the Southeast 1/4 of Section 5 and the Southwest 1/4 of Section 4, T2S, R17W, the centerline of said strip being more particularly described as follows: To find the point of beginning, commence at the Southwest comer of said
Section 4; thence N 0D005'35" E, along the West line of said section, 1371.98 feet; thence S 89"54'25' E 471.55 feet to the intersection of said centerline of existing electric transmission line and the Westerly right-of-way line of Interstate Highway 1-196, also being the point of beginning of this centerline description; thence along said centerline the following three courses: N 70 degrees 53'42" W 760.76 feet, N 70 degrees 34'56" W 154.94 feet and N 65"54'48"
W 115.90 feet to the Palisades Substation Parcel described above and the point of ending of this centerline description. The sidelines of said 150 foot wide strip of land are to he extended or shortened to meet at angle points, said sidelines to begin at the Westerly right-of-

Exhibit B
Page 3 of 6


way line of said 1-196 and to terminate at said Palisades Substation Parcel.

"Line 310A and Line 310B Parcel": A strip of land 150 feet in width, being 75 feet on each side of the centerline of an existing electric transmission line located in the Southeast 1/4 of Section 5 and the Southwest 1/4 of Section 4, TZS, R17W, the centerline of said strip being more particularly described as follows: To find the point of beginning, commence at the Southwest corner of said Section 4; thence N 00 degrees 05'35" E, along the West line of said section, 1265.70 feet; thence S 89 degrees 54125" E 437.74 feet to the intersection of said centerline of existing electric transmission line and the Westerly right-of-way line of Interstate Highway 1-196. also being the point of beginning of this centerline description; thence along said centerline the following three courses: N 72 degrees 26'50" W 762.59 feet, N 72 degrees 17142" W 769.88 feet and N 65O54'48" W 115.81 feet to the Palisades Substation Parcel described above and the point of ending of this centerline description. The sidelines of said 150 foot wide strip of land are to be extended or shortened to meet at angle points, said sidelines to begin at the Westerly right-of way line of said 1-196 and to terminate at said Palisades Substation Parcel.

"Addition to Palisades Substation Parcel": A n area of land located in the Southeast 1/4 of Section 5, TZS, R17W, more particularly described as follows:
To find the point of beginning, commence at the Southeast corner of said Section 5; thence N 0O005'35" E, along the East line of said section. 1131.80 feet; thence N 65050r18" W 1238.46 feet to a point 5.00 feet Southerly and 5.00 feet Easterly of the Southernmost substation fence corner as now exists; thence N 23 degrees 45126" E 90.00 feet; thence N 65O48'26" W 54.10 feet; thence N 24 degrees 05'12" E 391.43 feet to the point of beginning of this description; thence N 65O48'16" W 504.86 feet; thence N 24 degrees 11'44" E 51.00 feet; thence S 65"48'16" E 504.86 feet; thence S 24 degrees 11144" W 51.00 feet to the point of beginning.

"Palisades-Covert Line Parcel": A strip of land 150 feet in width, being 75 feet on each side of the centerline of an existing electric transmission line located in the southeast 1/4 of Section 5 and the Southwest 1/4 of Section 4, TZS, R17W, the centerline of said 150-foot wide strip being more particularly described as follows: To find the point of beginning, commence at the Southwest comer of said
Section 4; thence S 8E055'37" E, along the South line of said Section 4. 1852.45 feet; thence N 0l004'23" E 2072.68 feet to the centerline of the Covert Substation Structure; thence N E1 degrees 58'57" W 443.60 feet; thence N 62 degrees 57'08" W 359.40 feet; thence S 8Z05l116" W 391.19 feet to the Westerly right of-way line of Interstate Highway I- 196, also being the point of beginning of this centerline description; thence along said centerline the following

Exhibit B
Page 4 of 6


four courses: S 8Z051'16" W 567.54 feet, N 84 degrees 3B'30" W 681.05 feet, S 67004'24" W 372.73 feet, and N 73 degrees 02'21" W 145.04 feet to the point of ending of this centerline description. The sidelines of said 150-foot wide strip of land are to be extended or shortened to meet at angle points, said sidelines to begin at the Westerly right-of way line of said 1-196 and to terminate at the Easterly line of the Addition to Palisades Substation Parcel described above or the extension thereof. as set forth in and on the terms and conditions of a certain Amended and Restated Easement Agreement between Grantor and METC dated April 29, 2002, recorded in Liber 1355 at Page 979 et seq, Van Buren County Records (and also recorded in various other counties in the State of Michigan), as amended by Supplement No. 2 to Amended and Restated Easement Agreement recorded in Liber 1355 at Page 980 w, Van Buren County Records (collectively, the "METC Easement Agreement"). Grantor does not hereby convey or assign to Grantee any rights to receive any part of the Base Rent payable by METC, its successors or assigns, under the METC Easement Agreement; and (as provided in Section 10.2 of the METC Easement Agreement) Grantor reserves all rights to receive said Base Rent in respect to the METC-Palisades Easement Areas. Grantor also does not convey or assign to Grantee, and Grantor reserves, all rights under, and subject to the terms and conditions of, the METC Easement Agreement to use and occupy and to authorize any third parties to use and occupy METC's Transmission Facilities located on the METC-Palisades Easement Areas with facilities constituting "Compatible Uses" as defined in the METC Easement Agreement, and to receive all revenues for any such third party uses or occupations of METC1s Transmission Facilities; provided, however, that Grantor hereby agrees that it will not itself exercise such rights to use and occupy METC Transmission Facilities located on the METC-Palisades Easement Areas or authorize third parties to use or occupy METC Transmission Facilities located on the METC-Palisades Easement Areas without Grantee's prior written approval.

Except for the rights and interests under the METC Easement Agreement that are reserved to Grantor herein, Grantor's rights and interests under the METC Easement Agreement are, with respect (and only with respect) to the METC-Palisades Easement Areas, hereby conveyed to Grantee. Except specifically in connection with the use or exercise of rights under the METC Easement Agreement expressly reserved by Grantor herein, Grantor's covenants, agreements and obligations under the METC Easement Agreement shall, with respect (and only with respect) to the METC-Palisades Easement Areas pass to Grantee and, as expressly provided in Section 10.2 of the METC Easement Agreement, Grantor shall not hereafter be liable therefor.

2. The conveyance hereunder does not include, and Grantor retains, Grantor's existing radio communications system antenna and related equipment, located on following described portion of the Property (the nMeteorological Tower Site"):

A parcel of land in the Northwest 1/4 of Section 4, TZS,

Exhibit B
Page 5 of 6


R17W, more particularly described as follows: To find the point of beginning of this description, commence at the West 1/4 corner of said section; thence N 00 degrees 01'54" Z, along the West line of said section, 263.77 feet; thence S 89 degrees 58'06'f E 554.56 feet, to the point of beginning of this description; thence S 7g036'59" E 105.00 feet; thence N 10 degrees 20'10" E 250.00 feet; thence N 79O36-59 W 105.00 feet; thence S lOa20'10" W 250.00 feet to the point of beginning; both as located on/attached to the existing meteorological tower and on the ground (including without limitation in the existing equipment shed) on said Meteorological Tower Site. The meteorological tower and equipment shed themselves are not retained by Grantor and are included in the conveyance hereunder.

Grantor's right to operate, maintain, repair, remove, upgrade, modify, and replace Grantor's said radio communications system antenna and related equipment, located both on said meteorological tower itself and on the ground (including without limitation in said equipment shed) on said Meteorological Tower Site, and to enter upon the Meteorological Tower Site for such purposes, and for ingress to and egress from the Meteorological Tower Site, shall be only as set forth in a separate license agreement between the parties dated __________, 20-__. It is further understood that the aforesaid meteorological tower and equipment shed, as well as such parts of the Property (including the Meteorological Tower Site) as may be applicable, are conveyed subject to the license and permit granted to the Van Buren County Sheriff's Department in a certain license agreement dated May 3, 1996. All rights, interests and obligations of Grantor as "Licensor" under said license agreement are hereby assigned to and (to the extent first accruing or first required to be performed on or after the date of this Deed) assumed by Grantee.

3. The Property is conveyed and the Assigned Easements are assigned to Grantee further subject to all "Permitted Encumbrances" applicable to the Property as that term is defined in a certain "Asset Sale Agreement' between the parties dated 20-.

4. The Assigned Easements are assigned to Grantee subject to any express terms, conditions and limitation set forth in the instruments by which the Assigned Easements were originally granted to Grantor; and Grantee agrees to be bound by all such express terms, conditions and limitations to the extent the duties, obligations or liabilities thereunder accrue, arise or are first required to be performed on or subsequent to the date of this Deed. From and after the date of this Deed, Grantee assumes, agrees to perform, and shall hold Grantor harmless from, all duties, obligations and liabilities of Grantor under the express terms of the Assigned Easements, but only to the extent that such duties, obligations and liabilities accrue, arise or are first required to be performed on or subsequent to the date of this Deed.

5. As used in any of the foregoing provisions hereof, references to "Grantor," "Grantee" and "METC" shall include their respective successors and assigns. The reservations, covenants, agreements, terms and conditions set forth herein shall be construed as perpetual and

Exhibit B
Page 5 of 6

running with the land.

                                  EXHIBIT D-2

                          FORM OF BIG ROCK ISFSI DEED
                                      DEED

THIS DEED is made this ____ day of ___________, 20_____, between CONSUMERS ENERGY COMPANY (formerly known as Consumers Power Company), a Michigan corporation (successor by merger to Consumers Power Company, a Maine corporation), whose address is One Energy Plaza, Jackson, Michigan 49201 ("Grantor"), and _________________________________, a ________________________,
whose address is ____________________________________________ ("Grantee"),
WITNESSETH:

Grantor, for One Dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged [REAL ESTATE VALUATION AFFIDAVIT FILED], does hereby convey to Grantee the land in the Township of Hayes, Charlevoix County, Michigan, described in Exhibit A, attached hereto and made a part hereof (the "Property").

This Deed is given subject to the reservations, covenants, agreements, terms and conditions set forth on Exhibit B, attached hereto and made a part hereof.

Unless and except solely as may be set forth in this Deed or in a separate written agreement duly entered into between Grantor and Grantee on or before the date of this Deed, it is expressly understood that Grantor makes no covenants or warranties of title whatsoever in respect to the Property. Grantor, for itself and its successors, covenants with Grantee, its successors and assigns, that the Property is free from all encumbrances of persons claiming by, through or under Grantor, but not otherwise, and that Grantor and its successors shall warrant and defend the same to Grantee, its successors and assigns, against the lawful claims and demands of all persons claiming by, through or under Grantor, but not otherwise.

Statement pursuant to MCL 560.109(3): Grantor grants to Grantee the right to make zero (0) divisions under section 108 of the land division act, Act No. 288 of the Public Acts of 1967.

Notice pursuant to MCL 560.109(4): This property may be located within the vicinity of farmland or a farm operation. Generally accepted agricultural and management practices which may generate noise, dust, odors, and other associated conditions may be used and are protected by the Michigan right to farm act.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective duly authorized representatives as of the date first above written.

Grantor: Grantee:

CONSUMERS ENERGY COMPANY ___________________________________ By
________________________________ By ________________________________
Acknowledged before me in _________ County, Michigan, on ___________, 20____ by _______________________________, _____________________________________ of
CONSUMERS ENERGY COMPANY, a Michigan corporation, for the corporation.

________________________________________

Notary Public, ________ County, Michigan
Acting in _____________ County, Michigan
My Commission Expires __________________

Acknowledged before me in _________ County, ________, on ___________, 20____ by
_______________________________, _____________________________________ of
_____________________________, a ____________________, for the ___________.

________________________________________

Notary Public, ________ County, ________
Acting in _____________ County, ________
My Commission Expires __________________
Prepared by D. E. Barth
Consumers Energy Company
One Energy Plaza
Jackson, Michigan 49201

Exhibit A
Page 1 of 1


                                   EXHIBIT A

Description of Property

The Property is described as follows:

A parcel of land in the West 1/2 of Section 8 and the North 1/2 of the Northwest 1/4 of Section 17, Township 34 North, Range 7 West, Hayes Township, Charlevoix County, Michigan, more particularly described as follows: To find the point of beginning of this description, commence at a Consumers Power Company marker at the Southwest corner of said Section 8; run thence N 00degrees 05'57" W, along the West line of said section, 580.70 feet; thence N 89 degrees 58'47" E 91.20 feet to a 1/2" rod, being the POINT OF BEGINNING of this description; thence N 00 degrees 05'21" W 2177.62 feet to a 1/2" rod (this location being hereafter in this Deed referred to as "Point A"); thence N 89 degrees 56'29" E 2124.65 feet to a 1/2" rod; thence S 00 degrees 03'57" E 2179.05 feet to a 1/2" rod; thence S 89 degrees 58'47" W 744.25 feet to a 1/2" rod (this location being hereafter in this Deed referred to as "Point B"); thence S 25 degrees 00'34" E 919.08 feet to a 1/2" rod; thence Southerly 167.07 feet along the arc of a 384.84-foot radius curve to the right (said curve having a central angle of 24 degrees 52'28" and a chord bearing S 12 degrees 34'20" E 165.77 feet) to a 1/2" rod; thence S 00 degrees 08'06" E 249.41 feet to a 1/2" rod on the Northwesterly right-of- way line of Highway U.S.-31; thence S 29 degrees 42'25" W, along said highway right-of-way line, 80.38 feet to a 1/2" rod; thence N 00 degrees 08'06" W 319.13 feet to a 1/2" rod; thence Northerly 149.71 feet along the arc of a 344.84-foot radius curve to the left (said curve having a central angle of 24 degrees 52'28" and a chord bearing N 12 degrees 34'20" W 148.54 feet) to a 1/2" rod; thence N 25 degrees 00'34" W 937.73 feet to a 1/2" rod; thence S 89 degrees 58'47" W 1335.38 feet to the POINT OF BEGINNING. Containing 107.486 acres, more or less.

Together with all buildings, fixtures and other improvements on the Property, and all rights of Seller in and to all air rights, ground water rights, and all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and land lying in the bed of any street, road or avenue adjoining the Property to the center line thereof, but only to the extent of Grantor's interest, if any, therein.

Exhibit B
Page 1 of 6

                                   EXHIBIT B

Reservations, Etc.

This Deed is made and given subject to the following reservations, covenants, agreements, terms and conditions:

1. Grantor hereby reserves an easement to operate, maintain, repair, inspect, improve, modify, change, enlarge, remove and replace an existing electric line consisting of towers and/or pole structures and/or poles, with wires, cables, conduits, guys, anchors, crossarms, transformers and/or other fixtures and appurtenances, for the purposes of transmitting and distributing electricity and/or conducting a communication business, in, on, over and across the following described portion of the Property; and Grantor shall have the right to enter at any and all times upon said following described portion of the Property for such purposes:

All that portion of a 160-foot wide strip of land, lying 80 feet on each side of the following described centerline, as lies within the Property: This centerline description runs across a portion of the W 1/2 of Section 8 and the N 1/2 of the NW 1/4 of Section 17, T34N, R7W, and is described as beginning on the N'ly line of the Property at a point located N 89 degrees 56'29" E 943.00 feet from the point identified as "Point A" in the description of the Property in Exhibit A to this Deed; running thence S 00 degrees 05'49" E 1246.10 feet; thence S 25 degrees 03'34" E 2038.50 feet; thence S 00 degrees 01'19" W 336.39 feet to a point on the Northwesterly line of Highway U.S.-31, being the point of ending of this centerline description.

Grantor also reserves an easement, for so long as the above electric line easement remains in effect, to cut, trim, remove, destroy and/or otherwise control any or all trees and brush which may now or at any time hereafter be located anywhere on the foregoing described portion of the Property, and Grantor shall have the right to enter at any and all times upon said portion of the Property for such purposes. Grantee covenants and agrees that no buildings or other structures (other than those of Grantor or any other buildings or structures currently existing) will at any time be placed on any part of the above-described portion of the Property that is within 40 feet on either side of the centerline of Grantor's electric line as located on said portion of the Property, except for such structures as Grantee may, in connection with Grantee's Independent Spent Fuel Storage Installation located elsewhere on the Property ("Grantee's ISFSI"), be required by applicable law or regulation to locate in such area, provided further, that if Grantee is so required to place any structures in such area Grantee shall consult with Grantor as to the construction thereof to ensure that there will be no violations of the National Electric Safety Code or other applicable law or regulations.

2. Grantor also reserves an easement to construct, operate, maintain, repair, inspect, improve, modify, change, enlarge, remove and replace additional electric lines, each such additional electric line to

Exhibit B
Page 2 of 6


consist of towers and/or pole structures and/or poles, with wires, cables, conduits, guys, anchors, crossarms, transformers and/or other fixtures and appurtenances, for the purposes of transmitting and distributing electricity and/or conducting a communication business, in, on, over and across the following described portions of the Property; and Grantor shall have the right to enter at any and all times upon said following described portions of the Property for such purposes:

A 30-foot wide strip of land in the W 1/2 of Section 8, T34N, R7W, said 30-foot wide strip of land being described as lying 15 feet on each side of a centerline that begins at the point of intersection of the W'ly line of the Property with the E-W 1/4 line of said Section 8, said point being further described as lying S 00 degrees 05'21" E 130.41 feet from the point identified as "Point A" in the description of the Property in Exhibit A to this Deed; and running thence N 89 degrees 46'27" E along said E-W 1/4 line 2124.60 feet to its point of intersection with the E'ly line of the Property, said point being the point of ending of this centerline description; and A 30-foot wide strip of land in the W 1/2 of Section 8, T34N, R7W, said 30-foot wide strip of land being described as lying 15 feet on each side of a centerline that begins at the point of intersection of the N'ly line of the Property with the line that lies between Government Lot 3 and Government Lot 4 of said Section 8, said point being further described as lying N 89 degrees 56'29" E 1212.67 feet from the point identified as "Point A" in the description of the Property in Exhibit A to this Deed; and running thence S 00 degrees 45'43" E along said common line lying between said government lots 126.87 feet to its point of intersection with the E-W 1/4 line of said Section 8, said point being the point of ending of this centerline description.

Grantor also reserves an easement, for so long as the above electric line easement remains in effect, to cut, trim, remove, destroy and/or otherwise control any or all trees and brush which may now or at any time hereafter be located anywhere on the foregoing described portions of the Property, and Grantor shall have the right to enter at any and all times upon said portions of the Property for such purposes.

Grantee covenants and agrees that no buildings or other structures (other than those of Grantor or any other buildings or structures currently existing) will at any time be placed anywhere within said foregoing described portions of the Property, except for such structures as Grantee may, in connection with Grantee's ISFSI, be required by applicable law or regulation to locate in such area, provided further, that if Grantee is so required to place any structures in such area Grantee shall consult with Grantor as to the construction thereof to ensure that there will be no violations of the National Electric Safety Code or other applicable law or regulations.

Exhibit B
Page 3 of 6


3. The easements and rights reserved by Grantor in Items 1 and 2, above, of this Exhibit B are subject to the following clauses (i) through (v). The easements and rights reserved by Grantor in Item 5, below, of this Exhibit B are subject to the following clauses (ii), (iii) and (v) only.

(i) Grantor will not assign or otherwise transfer said reserved easements without Grantee's written consent, which consent shall in no event be unreasonably withheld or delayed.

(ii) Grantor shall promptly at its sole cost restore and repair any portions of the Property damaged by the exercise of Grantor's said reserved easements, except that the foregoing does not require Grantor to restore trees and brush that Grantor is authorized to cut, trim, remove, destroy or otherwise control as expressly set forth in this Deed or other conditions that violate Grantee's obligations or Grantor's rights hereunder.

(iii) Grantor shall indemnify, defend and hold harmless Grantee from and against all claims, damages, losses, liabilities, actions, causes of action, costs and expenses (including court costs and reasonable attorney fees) suffered or incurred by Grantee by reason of injuries to persons or damage to property arising from any act or omission of Grantor or any agent, representative, contractor or subcontractor of Grantor in the use or exercise of said reserved easements.

(iv) Grantor will, at its sole expense, promptly perform any necessary repairs to or maintenance of Grantor's electric line facilities covered by said reserved easements and keep same in compliance with applicable laws.

(v) Grantor's access to and use of each of the easement areas shall be subject to such security measures and procedures as Grantee may implement pursuant to applicable law, rule, regulation, code or ordinance and such other reasonable security measures and procedures as Grantee may determine to implement from time to time.

4. Grantor also reserves (a) all right, title and interest in and to all coal, oil, gas and other minerals (but not including sand, clay or gravel) on, in or under the Property, and (b) the exclusive right to store, re-store and protect oil, gas and other minerals in the subsurface strata underlying the Property. Grantor shall have the right, at any and all times, to use all usual, necessary or convenient means for (i) exploring for, mining and removing said coal, oil, gas and other minerals, and (ii) storing, re-storing and protecting oil, gas and other minerals in such subsurface strata and taking and retaking same from storage; but without entering upon the surface of the Property for any such purposes or causing subsidence or loss of lateral support of the surface of the Property, and subject also, in respect to any activities or operations in pursuance of such purposes,

Exhibit B
Page 4 of 6


to the limitations of any licensing or regulatory requirements in regard to Grantee's ISFSI.

5. Grantor also reserves an easement in, on, over, along, through and across the following described portion of the Property: An area of land in the SW 1/4 of
Section 8 and the N 1/2 of the NW 1/4 of Section 17, T34N, R7W, described as follows: Beginning at "Point B" as identified in the description of the Property in Exhibit A to this Deed; running thence S 25 degrees 00'34" E 919.08 feet to a 1/2" rod; thence Southerly 167.07 feet along the arc of a 384.84-foot radius curve to the right (said curve having a central angle of 24 degrees 52'28" and a chord bearing S 12 degrees 34'20" E 165.77 feet) to a 1/2" rod; thence S 00 degrees 08'06" E 249.41 feet to a 1/2" rod on the Northwesterly right-of-way line of Highway U.S.-31; thence S 29 degrees 42'25" W, along said highway right-of-way line, 80.38 feet to a 1/2" rod; thence N 00 degrees 08'06" W 319.13 feet to a 1/2" rod; thence Northerly 149.71 feet along the arc of a 344.84- foot radius curve to the left (said curve having a central angle of 24 degrees 52'28" and a chord bearing N 12 degrees 34'20" W 148.54 feet) to a 1/2" rod; thence N 25 degrees 00'34" W 937.73 feet to a 1/2" rod; thence N 89 degrees 58'47" E
44.13 feet back to said "Point B"; (the "Access Area") for purposes of ingress, egress and access to, from and/or between all lands now or hereafter owned by Grantor, or in which Grantor now or hereafter otherwise has rights or privileges, that adjoin, or are otherwise directly or indirectly accessible by way of, said Access Area. Grantor shall have the right to maintain, repair and/or (in consultation with Grantee) improve the Access Area if and as Grantor deems necessary or desirable for such purposes. It is understood that any maintenance (including without limitation snow clearing), repair and/or improvement that either Grantor or Grantee may desire at any time to make to said Access Area shall, unless otherwise mutually agreed in writing, be at the applicable party's own cost and expense. Each party covenants and agrees that it shall not (and shall not authorize others to) park vehicles on or otherwise take any action to obstruct the other party's reasonable right of passage in, on, over, along, through and across the Access Area.

6. From and after such time as the Property has been Decommissioned (defined as referenced below), Grantor shall have a right of first refusal in respect to any sale of the Property, or of any part of the Property (any of the foregoing, a "Conveyance") as follows: (a) In the event Grantee, at any time from and after such time as Grantee has Decommissioned the Property (and except as provided in Subparagraph (b) below), intends to make a Conveyance, Grantee shall first notify Grantor in writing of the specific scope of the intended Conveyance and the sales price and terms and conditions upon which Grantee intends to make such Conveyance, which notice (the "Sale Offer") shall constitute an offer by Grantee to make a Conveyance to Grantor of the scope, for the price and on the terms and conditions set forth therein. If

Exhibit B
Page 5 of 6


Grantor accepts the Sale Offer by giving written notice thereof to Grantee within sixty (60) days after the giving of such Sale Offer by Grantee to Grantor, then Grantee shall make a Conveyance to Grantor of the same scope, for the same price and on the same terms and conditions as were set forth in the Sale Offer. If Grantor does not so accept such Sale Offer by giving written notice to Grantee within said sixty (60) day period, then Grantee may, at any time within one (1) year after the date that Grantee gave said Sale Offer to Grantor, make a Conveyance to a third party of the same scope, for the same or a higher price and in all material respects on the same terms and conditions as were set forth in the Sale Offer. If Grantee makes a Conveyance to a third party in strict accordance with the immediately preceding sentence, then Grantor's right of first refusal shall no longer apply to the extent of such Conveyance. To the extent that such a Conveyance to a third party (combined with any prior Conveyances, whether to a third party or to Grantor, made pursuant to the provisions hereof) represents less than a final disposition of all of Grantee's right, title and interest in and to the entire Property, Grantor's right of first refusal hereunder shall remain in effect. In any Sale Offer given hereunder, Grantee shall represent to Grantor that the intended Conveyance is a good-faith, arms-length transaction.

(b) Grantor's right of first refusal will not apply to a Conveyance made by Grantee to an affiliate of Grantee (hereby defined as any person, corporation, limited liability company, partnership, or other entity that directly or indirectly controls, is controlled by or is under common control with Grantee), provided, that the purchaser in any such Conveyance shall take subject to Grantor's right of first refusal set forth herein.

(c) Grantor's right of first refusal will also not apply to any Conveyance (whether to an affiliate of Grantee of otherwise) made prior to the Property having been Decommissioned, provided, that the purchaser in any Conveyance, and any subsequent purchaser therefrom (direct or remote), made prior to the Property having been Decommissioned shall take subject to Grantor's right of first refusal set forth herein.

(d) As used herein, "Decommissioned" shall have the meaning attributed to that term (in whatever grammatical form) in a certain "Asset Sale Agreement" between Grantor and Grantee dated as of _______________, 20______. By this reference, any purchaser or prospective purchaser of the Property, or of any part of the Property, or of any interest in the Property or in any part of the Property, is put on notice of the need for due inquiry into such definition.

(e) Notices pursuant to the foregoing provisions hereof shall be deemed to have been given when personally delivered to the applicable party, or when sent by certified or registered U.S. Mail (return receipt requested and with postage fully prepaid) properly addressed to the applicable party at such party's address set forth at the beginning of this Deed or such other

Exhibit B
Page 6 of 6


address as the applicable party may have notified the other of in writing in accordance with this paragraph.

(f) Grantor's right of first refusal set forth herein shall, to the extent same otherwise remains in effect pursuant to the preceding provisions hereof, terminate seventy five (75) years after the date of this Deed.

7. The Property is conveyed to Grantee further subject to all "Permitted Encumbrances" applicable to the Property as that term is defined in the above-mentioned "Asset Sale Agreement" between the parties. 8. With respect to each of the easements, rights or interests reserved to Grantor as expressly set forth hereinabove, if Grantor at any time or from time to time hereafter:

(i) is not making use of the applicable easement, right or interest; or

(ii) is making use of the applicable easement, right or interest but to less than the full scope and/or extent of such reserved easement, right or interest as set forth hereinabove; then it is expressly understood and agreed that such nonuse or such limited use, regardless of length of time, shall not by itself prevent or limit Grantor from thereafter using and exercising the applicable easement, right or interest to the full scope and extent reserved herein.

9. As used in any of the foregoing provisions hereof, references to "Grantor" and "Grantee" shall include their respective successors and assigns. The reservations, covenants, agreements, terms and conditions set forth herein shall be construed as perpetual and running with the land.

                                    EXHIBIT E

                           FORM OF FIRING RANGE LEASE
                                      LEASE

IT IS HEREBY AGREED, between CONSUMERS ENERGY COMPANY, a Michigan corporation, whose address is One Energy Plaza, Jackson, Michigan 49201 (hereinafter referred to as "Lessor"), and a, whose address is (hereinafter referred to as "Lessee"), as follows:

1. Lessor, in consideration of the rents to be paid and the covenants and agreements to be performed by Lessee, does hereby LET and LEASE to Lessee, and Lessee does hereby hire from Lessor, the following described premises in the Township of Covert, County of Van Buren, and State of Michigan, to-wit: A parcel of land in the Southeast 1/4 of Section 4, T2S. R17W, more particularly described as follows: To find the place of beginning, commence at the South 1/4 corner of said Section 4; thence N 00 degrees 45'17" E, along the North-South 1/4 line of said section, 775.18 feet to the place of beginning of this description; thence continuing N 00 degrees 45'17" E, along said North-South 1/4 line, 437.00 feet; thence S 89 degrees 05'04" E 1,045.00 feet; thence S 00 degrees 45'17" W 437.00 feet; thence N 89 degrees 05'04" W 1,045.00 feet to the place of beginning;

(hereinafter referred to as the "Leased Premises", it being understood that references in this Lease to the "Leased Premises" shall include all Improvements (as hereinafter defined) thereon whether or not that is specifically mentioned).

The Leased Premises has vehicular access to a public road and may be used by Lessee for a firearms practice range and puIposes incidental have thereto, and for no other use or purposes without Lessor's prior written consent. Subject to the preceding sentence, in no event shall the Leased Premises be used by Lessee for any purpose which would be extra hazardous on account of fire.

2. The term of this Lease shall be three (3) years, commencing, 20-__ and ending, 20-__. Said three year term, and any extension of such three year term that may hereafter be mutually agreed upon in writing by the parties, is hereinafter referred to as the "Term." Notwithstanding the foregoing, Lessee shall have the right to terminate this Lease effective at the end of any calendar month prior to the expiration of said three (3) year term by giving at least thirty (30) days' prior written notice of such termination to Lessor.

3. Lessee shall pay to Lessor as rental for the Leased Premises the sum of One Thousand Dollars ($1,000.00) per year, payable annually in advance.

4. In the event Lessee fails to pay any rent or other amount owing to Lessor hereunder when due and fails to cure such default within ten (10) days of written notice from Lessor, or in the event of default by Lessee at any time in any other of the covenants and agreements herein contained and failure by Lessee to cure same within thirty (30) days of written notice from Lessor, Lessor shall (in addition to and without limiting any other rights or remedies hereunder or at law or equity) have the right to terminate this Lease and shall be entitled to possession of the Leased Premises. Lessor may make its election to terminate known to Lessee by delivery of a notice of termination. Such notice shall be immediately effective and Lessor shall be entitled to forthwith commence an action in summary proceedings to recover possession of the Leased Premises. Lessee waives all other notices in connection with such termination, including but not limited to notice of intent to terminate, demand for possession or payment and notice of re-entry.

5. It is a material consideration for the granting of this Lease that Lessee, at all times during the Term, and at its own cost and expense, shall keep the Leased Premises, including all buildings, fences, parking areas and other improvements (except only utility facilities of Lessor or Michigan Electric Transmission Company, if any) located thereon (collectively, "Improvements"), in good condition and repair. This obligation includes, without limitation, that Lessee shall at its own cost and expense: (i) perform all necessary or appropriate snow plowing; (ii) perform all grass mowing and other landscape maintenance needed to keep the Leased Premises in good and presentable condition; (iii) collect and properly dispose of (off-site) all trash and debris and otherwise take all actions needed to keep the Leased Premises in clean and sanitary condition; (iv) perform all routine or nonroutine maintenance and repairs to Improvements that may be needed to keep such Improvements in good, safe, secure and otherwise proper condition. The performance of any maintenance or repairs by Lessee shall not give Lessee any right, title or interest whatever in the Leased Premises or any Improvements thereon, except only Lessee's leasehold interest under and subject to the terms and conditions of this Lease, and title thereto shall at all times be in Lessor, its successors or assigns.

Lessee shall not make any alterations of any kind to the Leased Premises (whether to the grounds or to any Improvements), nor shall Lessee construct any new Improvements, without Lessor's prior written consent. In the event that Lessor gives any such consent, it is understood that Lessee shall perform such work only in accordance with plans and specifications submitted by Lessee to Lessor and approved in writing by Lessor. Unless Lessor specifies otherwise in writing, Lessee shall not have any right, title or interest in any Improvements altered or constructed by Lessee and title thereto shall at all times be in Lessor, its successors or assigns. If at the time Lessor gives to Lessee Lessor's approval for same, Lessor specifies that Lessee is to remove any alterations or new Improvements made by Lessee and to restore the Leased Premises to pre-existing condition upon termination or expiration of this Lease as further specified in Section 7 below, then Lessee shall do so. All work done by Lessee under the preceding paragraphs of this Section 5 shall be done in a good and workmanlike manner satisfactory to Lessor.

6. Any and all electric, telephone or other utility services for Lessee's use of the Leased Premises shall be obtained by Lessee in its own name and paid for entirely by Lessee.

7. Upon expiration or termination of this Lease, Lessee shall yield and deliver up the Leased Premises, including the grounds and all Improvements thereon, in as good condition as upon commencement of this Lease, ordinary and reasonable wear and tear and casualty loss excepted. Any personal property that Lessee fails to remove by the date of expiration or termination shall, at Lessor's option, become the property of Lessor, and/or, at Lessor's option, Lessor may without notice to Lessee remove and/or dispose of same as Lessor sees fit, at Lessee's expense, and without any liability on the part of Lessor therefor. If specified by Lessor, Lessee shall upon expiration or termination of this Lease remove any alterations to Improvements or new Improvements made by Lessee and restore the Leased Premises, to Lessor's satisfaction, to preexisting condition.

Expiration or termination of this Lease shall not relieve Lessee of any obligations or liabilities under or arising from this Lease that arise from or relate to acts, omissions, events or occurrences while this Lease was in effect.

8. Lessee agrees to pay any increased property taxes attributable to new Improvements or to alteration of Improvements made by Lessee. It is understood that actual payment of such taxes would be by Lessor and that Lessor may invoice Lessee for the reimbursement thereof; and Lessee shall reimburse Lessor within thirty (30) days after receipt of invoice.

9. Lessor further expressly reserves from this Lease all oil, gas and other minerals on, in or under the Leased Premises, and the right to store, restore and protect oil, gas and other minerals in the subsurface strata underlying the Leased Premises; provided, however, that Lessor will not enter the surface of the Leased Premises or cause subsidence or loss of lateral support of the surface of the Leased Premises in connection with the rights reserved to Lessor in this sentence.

Lessor may (except as provided in the immediately preceding paragraph) enter the Leased Premises at any time during the Term of this Lease for purposes of exercising any of the rights and interests reserved to Lessor as set forth herein, or to inspect the Leased Premises, or for any other reasonable purposes. Lessee shall ensure all times that Lessor has been provided with keys to all fence locks that prevent or restrict access to any part of the Leased Premises, or that there is a dual lock arrangement such that either Lessee or Lessor will independently have access via their own separate locks. In entering upon the Leased Premises, Lessor will cooperate with Lessee's reasonable security procedures.

10. If Lessee changes the shooting pattern, Lessee agrees to protect the towers, poles, pole structures, supports, overhead or underground electric lines, pipelines or other utility structures now or hereafter located on the Leased Premises or now or hereafter located upon adjoining premises, by the erection and maintenance, at Lessee's own expense, of such guard posts, barriers or other suitable means of protection as may be deemed to be required by the engineers of Lessor.

If as a result of Lessee changing the shooting pattern, Lessor shall find it necessary to modify any towers, pole structures, poles, supports or other structures of Lessor now or hereafter located on or in the vicinity of the Leased Premises in order to accommodate Lessee's use of the Leased Premises or any work to be done in connection with Lessee's use of the Leased Premises, Lessee shall reimburse Lessor for Lessor's actual cost and expense incurred thereby.

Lessee covenants that no work shall be done on, or use made of, the Leased Premises pursuant hereto which shall in any way affect or interrupt the continuity of service of Lessor as provided by any electric lines, communications line or pipelines.

11. Without limiting Lessee's obligations as set forth elsewhere herein to mow grass and otherwise maintain landscaping, Lessee shall, at its own cost and expense, cut and remove from the Leased Premises during the Term all thistles and noxious weeds as are during the Term required to be cut by law.

12. It is expressly understood that Lessee accepts the Leased Premises in their present condition; and Lessee agrees that it will assume all liability for and protect, indemnify and save Lessor, its successors and assigns, harmless from and against all actions, claims, demands, judgments, losses, liabilities, damages, expenaea of suits or actions and attorney fees for any type of injury to or death of any person or persons and loss or damage to the property of any person or persons whomsoever, including the parties hereto and their agents, representatives, employees, contractors, subcontractors, invitees and licensees, arising in connection with or as a direct or indirect result of the use and occupancy of the Leased Premises or the exercise of the rights and privileges hereby granted. The provisions of this paragraph shall apply to each and every such injury, death, loss and damage, however caused, whether due, or claimed to be due, to the negligence of Lessee, the negligence of Lessor, the negligence of Lessor and the negligence of Lessee, the negligence of any other person, or otherwise.

13. During the Term of this Lease, Lessee shall, at Lessee's sole cost and expense, secure and maintain in force in the name of Lessee, a policy or policies of insurance of the following type:

Owners', Landlords' and Tenants' Liability Insurance, with a minimum combined bodily injury and property damage single limit of $1,000,000.00 per occurrence; OR Commercial General Liability Insurance with a minimum combined bodily injury and property damage single limit of $1,000,000.00 per occurrence.

The Leased Premises shall be described in such policy or policies in the same manner as in the description set forth in this Lease including the entire grounds and all equipment used or that may be used thereon pursuant to the lease herein granted. The policy or policies must also contain the following endorsement:

"This insurance will not be canceled by this Insurance Company nor any changes made in the policy which change, restrict, or reduce the insurance provided, or change the name of the Insured, without first giving ten (10) days' notice in writing to Consumers Energy Company, One Energy Plaza, Jackson, Michigan 49201, as evidenced by receipt of certified or registered letter."

Said policy or policies shall include contractual liability coverage, and shall name Lessor as an additional insured. A certificate of insurance on a form supplied by Lessor evidencing the above coverage, together with the above cancellation/change clause endorsement, shall be forwarded to Consumers Energy Company, Business Services-Real Estate Department, for its approval.

14. It is expressly understood that Lessee shall ensure that its use of and operations upon the Leased Premises comply, in every respect with all Federal, State and local laws, ordinances, orders, rules and regulations, which are now or may hereafter be made effective while this Lease remains in effect.

15. It is expressly agreed that Lessee shall not dispose or suffer to be disposed of any waste material whatsoever upon the Leased Premises without the prior written consent of Lessor, and shall not, without the prior written consent of Lessor, store, use, or maintain, or suffer to be stored, used or maintained, upon the Leased Premises any material which is or may be or become hazardous to human health or the environment or the storage, treatment or disposal of which is regulated by any governmental authority. The granting or withholding of any consent of Lessor under the terms of this paragraph shall be within the sole discretion of Lessor; and Lessee shall, when requested by Lessor, promptly give to Lessor any information required by Lessor concerning products, substances, or processes used, stored, maintained or undertaken by Lessee or on its behalf or with its approval upon the Leased Premises. Lessee shall indemnify and save Lessor, its successors and assigns, harmless from all actions, claims, demands, judgments, losses, liabilities, damages, expenses of suits or actions and attorney fees as a result of any failure or alleged failure of Lessee, its agents, representatives, employees, contractors, subcontractors, invitees or licensees, to comply with the terms of this section.

16. No waiver by Lessor of any breach by Lessee of any of its obligations, agreements or covenants hereunder shall be deemed to be a waiver of any subsequent breach of the same or of any other covenant, agreement or obligation. Nor shall any forbearance by Lessor to seek a remedy for any breach by Lessee be deemed a waiver by Lessor of its rights or remedies with respect to such breach.

17. Any notice required or permitted to be given under the terms of this Lease shall be in writing and given by personal delivery, or by U.S. mail (postage prepaid), or by recognized courier service, or by fax, and in any case duly and properly addressed to the party to whom the notice is to be given at its address indicated below (or such other address as the party to whom such notice is to be given may specify from time to time by notice to the other party in accordance with this section).

If to Lessor: Consumers Energy Company

One Energy Plaza
Jackson, Michigan 49201
Fax: (517) --
Attention:

If to Lessee:
Fax: (__) - __________
Attention:

Each such notice shall be deemed to have been given when received, except that any such notice that is sent by certified or registered U.S. mail, return receipt requested, with postage prepaid and properly addressed as aforesaid, shall be deemed given when mailed.

18. Lessee shall not assign this Lease, or any of its rights, interests or obligations set forth herein, in whole or in part, nor shall Lessee sublet the Leased Premises or any part thereof, without the prior written consent of Lessor; provided however, that an assignment or sublease to any entity that is controlled by or under common control with Lessee shall be permitted without the need of consent (in which case written notice of the assignment shall be promptly given to Lessor). Any assignment or subletting requiring Lessor's consent that is effectuated without such consent of Lessor shall be void and not merely voidable. No assignment or subletting shall relieve Lessee of any obligation under this Lease. Subject to the foregoing, the covenants, conditions and agreements made and entered into by the parties hereto are declared binding on their respective successors and assigns.

19. Lessor makes no warranties or covenants as to the usability, fitness or suitability of the Leased Premises for the purposes or uses for which they are leased hereunder, or otherwise as to the condition of the Leased Premises.

20. It is further understood that this Lease is entered into and granted by Lessor subject to any easements or other interests in land heretofore granted by Lessor or its predecessors in title on the Leased Premises and to any such interests reserved to other parties in instruments granted to Lessor or its predecessors in title. Without limiting the generality of the foregoing, this Lease is entered into and granted by Lessor subject to the rights and interests of Michigan Electric Transmission Company pursuant to an Amended and Restated Easement Agreement dated April 29, 2002 and recorded in Book 1355 at Page 979, Van Buren County Records, and Lessee is responsible for complying with any applicable notification, consent and other requirements thereof. Subject to the foregoing, Lessee shall have during the term of this Lease the right of quiet enjoyment of the Leased Premises so long as Lessee is not in default under this Lease.

21. Lessee shall in all respects be as fully responsible and liable to Lessor for the acts, omissions, operations, work or activities of Lessee's agents, representatives, employees, contractors, subcontractors, invitees or licensees as Lessee is for its own acts, omissions, operations, work or activities.

22. If Lessor sells the Leased Premises during the Term of this Lease, the purchaser will take subject to the terms and conditions of this Lease; but Lessor shall be entirely freed and relieved of any covenants or obligations of the Lessor hereunder.

23. Except as expressly otherwise provided herein, this Lease and everything herein contained shall extend to and bind and inure to the benefit of the respective successors and assigns of Lessor and Lessee. 24. This Lease supersedes any prior understandings or agreements between the parties hereto or their representatives with respect to the subject matter hereof and constitutes the entire agreement of the parties with respect to such subject matter. This Lease may not be amended, supplemented, superseded or otherwise modified except in writing, signed by the parties hereto. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions or the validity and enforceability of the remainder of this Lease. Where applicable, pronouns and relative words used herein shall be read as plural, masculine, feminine or neuter. This Lease shall be interpreted and construed in accordance with the laws of the State of Michigan.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their respective duly authorized representatives as of the day of 20-.

Lessor: Lessee:

CONSUMERS ENERGY COMPANY

                                    EXHIBIT F

                        FORM OF POWER PURCHASE AGREEMENT

[Intentionally Omitted]

                                    EXHIBIT G

                  FORM OF EMERGENCY OPERATIONS FACILITIES LEASE

                                     -LEASE

THIS LEASE is made as of 20- between CONSUMERS ENERGY COMPANY. a Michigan corporation. whose address is One Energy Plaza. Jackson. Michigan, 49201 ("Landlord"), and - whose address is ("Tenant").

                                   WITNESSETH:

1. DEFINITIONS. As used herein, the following terms shall have the following indicated meanings:

(a) "Demised Premises" shall mean that area, containing approximately 1,868 square feet, which is shown outlined in red on the attached drawing marked Exhibit A, located within Landlord's Building.

(b) "Landlord's Building" shall mean the semi-detached building known as the Manorside conference building, located within Landlord's Conference Center Complex.

(c) "Landlord's Conference Center Complex" shall mean, collectively, all of the land and buildings constituting Landlord's South Haven Conference Center complex, located at 410 North Adams Road, South Haven, Michigan.

(d) "Common Areas" shall, as further defined in and subject to Section 13 hereof, mean those areas located in Landlord's Building or otherwise within Landlord's Conference Center Complex that are indicated in yellow on said Exhibit A and on the attached drawing marked Exhibit B.

(e) "Term" shall have the meaning set forth in Section 4 hereof

2. LEASE OF DEMISED PREMISES. On and subject to the terms and conditions set forth in this Lease, and in consideration of the rents Tenant is to pay and the covenants and agreements Tenant is to perform as set forth in this Lease, Landlord hereby lets and leases to Tenant the Demised Premises, together with the use, in common with others so authorized, of the Common Areas.

3. USE OF PREMISES. Tenant may use and occupy the Demised Premises for meetings, employee training seminars and other similar and consistent purposes associated with the operation of Tenant's Palisades Nuclear Plant, including a command and operations center for operation and monitoring of, and response to emergencies at, said Palisades Nuclear Plant. Tenant shall not use the Demised Premises for materially dissimilar or inconsistent purposes without Landlord's prior written consent. Tenant shall in no event use the Demised Premises for any purpose that would affect the fire insurance rating of Landlord's Building or any adjacent buildings. Tenant shall not use the Demised Premises for any purpose that requires the use of equipment that would result in overloading the floors in the Demised Premises, and Tenant shall take care not to install any equipment in a manner or location resulting in a floor overload exceeding the design specifications at any point within the Demised Premises. Tenant shall ensure that it, and its agents, contractors, subcontractors, employees and invitees, comply with all laws, ordinances and regulations of all public authorities relating to its use and occupancy of the Demised Premises and Common Areas under this Lease. Tenant shall also ensure that it, and its agents, contractors, subcontractors, employees and invitees, comply as well with Landlord's Rules as set forth on Exhibit C, attached hereto, and with such other and further reasonable rules as Landlord may make from time to time.

Unless and except as may be expressly otherwise provided herein, Tenant shall not dispose or suffer to be disposed of any waste material whatsoever upon the Demised Premises or the Common Areas without the prior written consent of Landlord. Tenant shall not, without the prior written consent of Landlord, store, use or maintain, or suffer to be stored, used or maintained, upon the Demised Premises or the Common Areas any material that is or may be or become hazardous to human health or the environment or the storage, treatment or disposal of which is regulated by any governmental authority. The granting or withholding of any consent of Landlord under the terms of this paragraph shall be within the sole discretion of Landlord. Tenant shall, when requested by Landlord, promptly give to Landlord any information required by Landlord concerning products, substances or processes used, stored, maintained or undertaken by Tenant or on its behalf or with its approval upon the Demised Premises or the Common Areas. Tenant shall indemnify and save Landlord, its successors and assigns, harmless from all loss, liability and expense as a result of any failure of Tenant, its agents, contractors, subcontractors, employees or invitees, to comply with the terms of this paragraph.

4. TERM. The term of this Lease shall be three (3) years. commencing ______, 20-__ and ending, 20-__. Said three year term, and any extension of such three year term that may hereafter be mutually agreed upon in writing by the parties, is hereinafter referred to as the "Term." Notwithstandinq the foregoing, Lessee shall have the right to terminate this Lease effective at the end of-any calendar month prior to the expiration of said three (3) year term by giving at least ninety (90) days' prior written notice of such termination to Landlord.

5. RENT. Tenant shall pay to Landlord as rent for the Demised Premises the sum of One Hundred Thousand Dollars ($100,000.00) per year, payable in equal quarterly installments of Twenty Five Thousand Dollars ($25,000.00), in advance, on the first day of each calendar quarter during the Term hereof. If the first day and last day of the Term of this Lease are not the first and last day, respectively, of a calendar quarter, then the aforesaid monthly rental installment shall be prorated to cover the partial calendar quarters at the beginning and end of the Term; said prorated monthly rental installment for said initial and final partial calendar quarters to be paid by Tenant not later than the first day of the Term and the first day of the final calendar quarter of the Term, respectively. If any payment of rent is not made by Tenant within ten (10) days after the date due, then Landlord (without limiting any other rights and remedies it may have under this Lease or at law or equity), shall have the right to assess, in addition to the rent itself, a late payment fee in the amount of 3% of the applicable rental amount, and Tenant shall pay same upon demand.

6. ACCEPTANCE OF PREMISES. Tenant acknowledges that it has examined the Demised Premises and Common Areas prior to executing this Lease and that Landlord has made no representations as to the condition of the Demised Premises or the Common Areas. Tenant accepts the Demised Premises and Common Areas in the condition existing at the execution of this Lease. Landlord shall have no obligation to remodel the Demised Premises. Landlord shall have no obligation to make any repairs to the Demised Premises or the Common Areas except as expressly provided for in this Lease.

7. CLEANING, REPAIRS, MAINTENANCE AND UTILITY SERVICES.

(a) Cleaning Repairs and Maintenance. Landlord will, at its expense, provide the following cleaning, maintenance and repairs:

(i) necessary structural and mechanical repair and maintenance of Landlord's Building, including the roof, exterior and structural portions of Landlord's Building and the electrical system, duct work and heating, pipes and plumbing, ventilation system and air conditioning system within Landlord's Building;

(ii) replacement of worn out light bulbs and ballasts within the Demised Premises, upon reasonable advance notice from Tenant;

(iii) interior cleaning/janitorial service including trash removal within the Demised Premises in accordance with Landlord's normal cleaning schedule, policies and procedures; and

(iv) snow removal on the sidewalks, driveways and parking areas that are available to Tenant as Common Areas as more fully mentioned in Section 13 below, in accordance with Landlord's normal snow removal policies and procedures.

Notwithstanding any of the foregoing, Tenant shall promptly reimburse Landlord for the cost of any cleaning, maintenance or repairs occasioned by the negligence of Tenant, its agents, contractors, subcontractors, employees or invitees. Prior to occupancy of the Demised Premises, Landlord and Tenant together shall inspect the Demised Premises and record any items not in a good state of repair at that time.

If Landlord has a dumpster located outside Landlord's Building, then Tenant may use same, but for the proper disposal of typical, non-hazardous, office-type trash only.

Tenant, at its expense, shall be responsible for any interior decorative items (such as hanging of pictures), as well as any and all furnishings and equipment needed or desired for its use of the Demised Premises. (b) Utilities. Landlord shall, without extra charge to Tenant, supply heat and air conditioning to the Demised Premises at least similar to that which Landlord provides to its other similar facilities at Landlord's Conference Center Complex. Landlord shall also, without extra charge to Tenant, provide electric, water and sewage services for the Demised Premises. Tenant shall arrange with the applicable service providers for, and pay for at Tenant's own expense, any telephone, internet or other communications services that Tenant desires to receive.

(c) Limitations. It is expressly agreed that Landlord's liability shall extend only to providing the cleaning, maintenance, repair and utility services specified above in this Section 7, and Tenant hereby expressly waives and releases any and all claims against Landlord for incidental or consequential damages resulting, in whole or part, from Landlord's actions or lack of actions in connection with supplying said cleaning, maintenance, repairs and utility services. Said release of incidental and consequential damages includes, without limitation, damage to any of Tenant's property in the Demised Premises. Further, Landlord's duty to supply utility services to the Demised Premises shall be subject to Landlord's standard load management program. However, in the event that Landlord from time to time reduces the level of utility services to the Demised Premises, the level of utility services that Landlord provides to the Demised Premises will be not less than the level of utility services that Landlord provides to the remainder of Landlord's Building and the other buildings in Landlord's Conference Center Complex.

8. ALTERATIONS. Tenant shall not make any changes or additions in or to the Demised Premises without Landlord's prior written approval. Tenant shall, when requesting any such approval, supply Landlord with such plans and details for any proposed additions or alterations as Landlord may reasonably require. Without limiting the generality of the foregoing: (i) if Tenant proposes to carpet or re-carpet all or part of the Demised Premises and Landlord approves, then Tenant shall consult with Landlord concerning the type, color and method of affixing such carpeting, all of which must be satisfactory to Landlord; and (ii) if Tenant proposes to paint or re-paint the Demised Premises and Landlord approves, then Tenant shall consult with Landlord concerning the type and color of paint and method of painting, all of which must be satisfactory to Landlord. Also without limiting the generality of any of the foregoing, Tenant shall coordinate with Landlord regarding, and obtain Landlord's approval regarding the method of, Tenant's installation of any telephone system, internet facilities or information technology infrastructure. Any work performed by Tenant shall be performed in a good and workmanlike manner, acceptable to Landlord. If Tenant has made any changes or additions in or to the Demised Premises then, upon expiration or termination of this Lease, Tenant shall, if and to the extent requested by Landlord, restore the Demised Premises to their condition existing prior to the alterations, subject to ordinary and reasonable wear and tear. If and to the extent Landlord does not request Tenant to so restore the demised Premises to their condition existing prior to the alterations, Tenant may do so at its option and remove any improvements or decorative items that it has placed in the Demised Premises, but if it fails to do so, said improvements or decorative items shall become Landlord's property.

Notwithstanding anything contained herein to the contrary, any personal property belonging to Tenant left in or near the Demised Premises after this Lease terminates or after Tenant vacates the Demised Premises shall at Landlord's option be deemed abandoned by Tenant, and Landlord may at its option dispose of such personal property without notice to Tenant and without obligation to account therefor. In such event, Tenant shall pay Landlord for all expenses incurred in connection with disposing of such property.

9. ASSIGNMENT AND SUBLETTING. Tenant shall not assign or transfer this Lease in whole or in part, or sublet the Demised Premises or any part thereof, without Landlord's prior written consent; provided however that an assignment or sublease to any entity that is controlled by or under common control with Tenant shall be permitted without the need of consent (in which case written notice of the assignment shall be promptly granted to Landlord). Any assignment, transfer or subletting requiring Landlord's consent that is effectuated without Landlord's consent shall be void and not merely voidable. Any consent of Landlord to an assignment or transfer of interest under this Lease or subletting of the Demised Premises or any part thereof shall be limited to the instance stated in such written consent and shall not constitute a release, wavier or consent to any other assignment, transfer of interest or subletting. No assignment, transfer of interest or subletting shall relieve Tenant of any obligation under this Lease. In the event of any such assignment, transfer of interest or subletting, Tenant shall supply to Landlord a fully executed copy of the assignment, transfer of interest or sublease.

10. ENCUMBRANCES. Tenant shall not mortgage or encumber its leasehold interest under this Lease. Tenant shall not do or suffer anything to be done whereby the Demised Premises, Landlord's Building, or any other part of Landlord's Conference Center Complex, may be encumbered by any construction lien. If any construction lien is filed purporting to be for labor or materials furnished to Tenant. Tenant shall cause same to be discharged of record within thirty (30) days after its date of filing. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit and that no construction or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Demised Premised, Landlord's Building, or any other part of Landlord's Conference Center Complex.

11. FIRE OR OTHER CASUALTY. If, during the Term of this Lease, the demised Premises are damaged by fire or other casualty, or any lawful authority orders demolition, removal or non-use of any part of the Demised Premises, and if, in Tenant's reasonable judgment, the Demised Premises are thereby rendered substantially unusable for the purposes herein intended, then Tenant may terminate this Lease and Landlord will refund to Tenant any unearned rent that Tenant has paid in advance. If the Demised Premises are damaged by fire or other casualty, or if any lawful authority orders demolition, removal or non-use of any part of the Demised Premises, to an extent which does not render the Demised Premises substantially unusable for the purposes herein intended, then rent shall abate according to the extent to which the Demised Premises have been rendered untenable or declared unusable until the Demised Premises are restored and put in proper condition for Tenant's use, but if the Demised Premises are not restored and put in proper condition within ninety (90) days of the event, Tenant, at its option, may terminate this Lease and Landlord will refund to Tenant any unearned rent that Tenant has paid in advance; provided, however, that nothing herein shall be construed as to require Landlord to so repair or restore the

Demised Premises, and in the event that any such damage or casualty is so extensive as to render it unfeasible, in Landlord's opinion, to repair or restore same, Landlord may terminate this Lease upon thirty (30) days' notice to Tenant.

12. WAIVER OF SUBROGATION. Landlord and Tenant each hereby remise, release and discharge the other, and any officer, agent, employee or representative of the other, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which the injured party carried insurance (permitting waiver of liability and containing waiver of subrogation) at the time of such loss, damage or injury, to the extent of the any recovery by the insured party under such insurance.

13. COMMON AREAS. The "Common Areas" consist of certain entryway, restroom or other areas in Landlord's Building, and certain driveways and parking areas on Landlord's Conference Center Complex, as are designated in yellow on Exhibits A and B.

If Landlord elects in its sole discretion to designate in writing additional areas within Landlord's Conference Center Complex (whether inside or outside of buildings) as Common Areas, then such additional areas so designated will be governed by the terms of this Lease governing Common Areas the same as the originally designated Common Areas.

The designation of any area or areas as part of the Common Areas shall not be deemed to be a permanent designation, and, except for designated rest rooms and entry/exit ways in Landlord's Building, Landlord shall have the right to reclassify any area previously designated as part of the Common Areas (whether same are areas originally designated herein as Common Areas per Exhibits A and B hereto or otherwise); provided, that access driveways and parking areas reasonably equivalent to those now designated on Exhibit B hereto will in any case remain as Common Areas hereunder during the Term.

Tenant shall have a nonexclusive right during the Term of this Lease to use the Common Areas as constituted from time to time. Such use shall be in common with Landlord, with other tenants of Landlord if any, and with all other persons designated by Landlord as entitled to use the same, and shall be subject at all times to such reasonable rules and regulations governing use as Landlord may from time to time prescribe.

The Common Areas, as constituted from time to time, shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord in its discretion determines. Tenant shall not take any action that would interfere with the rights or privileges of other persons to use the common Areas. Without limiting the generality of the foregoing, Tenant, its agents, contractors, subcontractors, employees and invitees, shall park vehicles only in properly marked parking spaces that are part of the Common Areas and shall at no time block any driveways that are part of the Common Areas. Landlord may temporarily close any part of the Common Areas for such periods of time as may be necessary to make repairs or alterations, to prevent the public from obtaining prescriptive rights, or for other reasonable purposes. Notwithstanding anything herein, Tenant shall have access to the Demised Premises on a twenty four (24) hour per day, seven (7) day per week basis.

14. EMINENT DOMAIN. If any portion of the Demised Premises or the use or occupancy thereof is taken under the power of eminent domain, either Landlord or Tenant may, at any time after the entry of the verdict or order for such taking, terminate this Lease by giving the other not less than thirty (301 days' notice. All damages and compensation awarded for any taking under the power of eminent domain shall belong to and be the property of Landlord, whether such damages or compensation are awarded for the leasehold or the fee or other interest of Landlord or Tenant in the Demised Premises; provided, however, that Landlord shall not be entitled to any award that may be made for Tenant's loss of business or removal of Tenant's property. If all the Demised Premises or the use or occupancy thereof are taken under the power of eminent domain, this Lease shall automatically cease as of the day actual possession is taken by such power and the rent shall be paid up to that day with a pro rata refund by Landlord of any unearned rent that Tenant has paid in advance. If all or a portion of the Demised Premises is taken under the power of eminent domain and this Lease is terminated as provided herein, Tenant shall have no claim against Landlord for the value of the unexpired Term hereof.

15. LIABILITY INSURANCE. Tenant shall procure and keep in effect, during the Term of this Lease, Commercial General Liability Insurance (including contractual liability) with a minimum combined bodily injury and property damage single limit of $1,000,000.00 per occurrence. The policy or policies shall name Landlord as an additional insured as its interests may appear. All policies required by this section shall be endorsed to provide that the insurer shall not cancel the policy or reduce coverage afforded by the policy without ten (10) days' prior written notice to Landlord. Tenant shall deliver said policies or certificates thereof to Landlord, and if Tenant fails to do so, Landlord may, at its option, either consider such failure to be a default under Section 19 hereof or obtain such insurance the cost of which Tenant shall pay as additional rent due and payable with the next monthly rent.

16. DAMAGE. Landlord shall have no liability for any loss or damage that may be occasioned by or through the acts or omissions of others, including persons occupying other buildings or facilities in Landlord's Conference center Complex. Landlord shall have no liability for any loss or damage from water leakage from any source, or from leakage, overflow, stoppage or backing-up or other condition of any facilities or utilities, or from fire, explosion or any other casualty, or for any damage or loss that occurs in the parking lots, driveways or any other Common Areas.

17. INDEMNIFICATION. Tenant shall assume all liability for and protect, indemnify and save Landlord harmless from and against all actions, claims, demands, judgments, losses, expenses of suits or actions and attorney fees, for any injury to or death of any person or persons, and loss or damage to the property of any person or persons whomsoever, including the parties hereto and their agents, contractors, subcontractors, employees and invitees, arising in connection with or as a direct or indirect result of the use and occupancy of the Demised Premises or the Common Areas or the exercise of the rights and privileges hereby granted. The provisions of this section shall apply to each and every such injury, death, loss and damage, however caused, whether due, or claimed to be due, to Tenant's negligence, Landlord's negligence, Landlord's and Tenant's combined negligence, any other person's negligence, or otherwise; provided, however, Tenant shall not be required to indemnify Landlord for such injury, death, loss or damage to the extent caused by Landlord's negligence.

18. SECURITY MEASURES. Tenant, its agents, contractors, subcontractors, employees and invitees, shall be subject to Landlord's standard security policies and procedures as in effect from time to time in and about Landlord's Conference Center Complex. Such policies and procedures shall not prevent Tenant's access to the Demised Premises and Common Areas on a 24 hour per day, 7 day per week basis.

19. LANDLORD'S REMEDIES IN EVENT OF DEFAULT. The following shall be events of default: (a) Tenant fails to pay rent as required by this Lease and fails to cure such default within seven (7) days after Landlord gives Tenant written notice to do so; (b) Tenant causes health hazards or injury to the Demised Premises or Common Areas, or fails to maintain or provide proof of insurance as required herein, and fails to cure such default within seven (7) days after Landlord gives Tenant written notice to do so; (c) Tenant fails to observe or perform any other obligation under this Lease and fails to cure such default within thirty (30) days after Landlord gives Tenant written notice to do so; or
(d) Tenant becomes insolvent, or Tenant or any third party commences any proceedings seeking to have Tenant declared insolvent, or Tenant or any third party files any petition seeking the appointment of a receiver for all or substantially all of Tenant's assets and said petition is not dismissed within thirty (30) days after its filing, or Tenant makes an assignment for the benefit of creditors. In case of any such event of default, Landlord shall have the right to terminate this Lease and to retake possession of the Demised Premises. Landlord may make its election to terminate known to Tenant by delivery of a notice of termination. Such notice shall be immediately effective and Landlord shall be entitled to forthwith commence an action in summary proceedings to recover possession of the Demised Premises. Tenant waives all other notice in connection with such termination, including but not limited to notice of intent to terminate, demand for possession or payment and notice of re-entry. In case of such termination, Tenant shall indemnify Landlord against any and all loss of rent that Landlord may incur by reason of such termination during the residue of the Term. Such loss shall be determined by the amount by which the rents (after deducting necessary expenses in re-renting and in regaining possession of the Demised Premises) received by Landlord are less than the rents Tenant is to pay under this Lease.

20. TEMPORARY USE OF ADDITIONAL SPACE. If Landlord from time to time authorizes Tenant to make temporary use of additional space in Landlord's Conference Center Complex (whether inside or outside of buildings), such as during emergencies at Tenant's Palisades Nuclear Plant where meeting space and/or parking space for more persons than usual may be desired by Tenant, then the applicable additional space and the use thereof shall, for the time period in question, be subject to and governed by all of the Tenant's obligations under this Lease.

21. RIGHT OF ENTRY BY LANDLORD. Landlord shall have the right to enter the Demised Premises during the Term of this Lease to inspect or view them, or for performance of cleaning, maintenance or repairs, or to show the Demised Premises to others for the purpose of rental or sale, or for access to portions of Landlord's Building that are not part of the Demised Premises, or for any other reasonable purpose. Landlord shall use reasonable efforts to so arrange any such entry as to minimize disruption to Tenant's use of the Demised Premises.

22. NOTICES. Any notice required or permitted to be given under the terms of this Lease shall be in writing and given by personal delivery, or by U.S. mail (postage prepaid), or by recognized courier service, or by fax, and in any case duly and properly addressed to the party to whom the notice is to be given at its address indicated below (or such other address as the party to whom such notice is to be given may specify from time to time by notice to the other party in accordance with this Section 22).

If to Landlord: Consumers Energy Company
One Energy Plaza
Jackson, Michigan 49201
Fax: (517) 788-2289
Attention: Paula K. Bamm
If to Tenant:
Fax: (1 - __________

Attention:

Each such notice shall be deemed to have been given when received, except that any such notice that is sent by certified or registered U.S. mail, return receipt requested, with postage prepaid and properly addressed as aforesaid, shall be deemed given when mailed.

23. EFFECT OF CONVEYANCE. If Landlord sells Landlord's Building during the Term of this Lease, the purchaser will take subject to the terms and conditions of this Lease; but Landlord shall be entirely freed and relieved of all covenants and obligations of the Landlord hereunder accruing subsequent to the date of sale.

24. QUIET ENJOYMENT. Except as to Landlord's Trust Indenture dated September 1, 1945, as amended and supplemented, with the JPMorgan Chase Bank, as Trustee, if Tenant pays the rent and performs all of its obligations under this Lease, Tenant shall, during the Term of this Lease, freely, peaceably and quietly occupy and enjoy the full possession of the Demised Premises.

25. MISCELLANEOUS.

(a) Vacation of Premises Upon Expiration or Termination. Upon expiration or termination of this Lease, Tenant shall yield and deliver up the Demised Premises in as good condition as upon commencement of this Lease, ordinary and reasonable wear and tear and casualty loss excepted.

(b) Entire Agreement; Amendments. This Lease supersedes any prior understandings or agreements between the parties hereto or their representatives with respect to the subject matter hereof and constitutes the entire agreement of the parties with respect to such subject matter. This Lease may not be amended, supplemented, superseded or otherwise modified, except in writing signed by the parties hereto.

(c) Responsibility of Tenant. Tenant shall in all respects be as fully responsible and liable to Landlord for the acts, omissions, operations, work or activities of Tenant's agents, representatives, employees, contractors, subcontractors, invitees or licensees as Tenant is for its own acts, omissions, operations, work or activities.

(d) Survival. Expiration or termination of this Lease shall not relieve Tenant of any obligations or liabilities under or arising from this Lease that arise from or relate to acts, omissions, events or occurrences while this Lease was in effect.

(e) Successors and Assigns. This Lease and everything herein contained shall extend to and bind and inure to the benefit of the respective successors and assigns of Landlord and Tenant, except as expressly otherwise provided herein.

(f) Governing Law. This Lease shall be interpreted and construed under the laws of the State of Michigan.

(g) Captions and Headings. The captions and headings herein are for convenience and reference only and shall not be used to construe or interpret this Lease.

(h) Exhibits. All exhibits that are attached to this Lease as mentioned herein shall be deemed in integral part of this Lease.

(i) Invalidity, Etc. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions or the validity and enforceability of the remainder of this Lease.

(j) Pronouns, Etc. Where applicable, pronouns and relative words used herein shall be read as plural, masculine, feminine or neuter.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed in duplicate as of the day and year first above written.

Landlord: Tenant:
CONSUMERS ENERGY COMPANY

Exhibit A to Exhibit G

Manorside Conference Center Floor Plan

Drawing is a Floor Plan of the Manorside Conference Center. There is approximately 1868 square feet outlined in red on this drawing comprised of a conference room and adjacent storage room located in Landlord's Building. Common Areas are also included in this drawing, outlined in yellow and include the entry, toilet, and storage, mechanical and electrical room located in the Landlord's Building.

Exhibit B to Exhibit G

South Haven Conference Center Site Plan

Drawing is a site plan of the South Haven Conference Center. Outlined in yellow on this drawing are the "Common Areas" including certain parking areas and the entrance drive located on the Landlord's Conference Center Complex.

Exhibit C
Page 1 of 2


                                    EXHIBIT C

                                LANDLORD'S RULES

Tenant is responsible for ensuring compliance with the following rules by itself, its agents, employees, contractors, subcontractors and invitees. If Landlord at any time, in its discretion, agrees to waive compliance with any of such rules, then: (a) such waiver must be in writing and signed by Landlord; (b) such waiver shall not relieve Tenant of the obligation to comply (and ensure compliance as aforesaid) with such rule in the future unless Landlord expressly consents to future noncompliance; and (c) the fact that Landlord may allow tenants, occupants or users of other parts of Landlord's Conference Center Complex to act contrary to any such rule does not constitute a waiver of such rule for Tenant unless Landlord expressly grants Tenant a similar waiver in writing.

1. Tenant shall not attach any awnings or other projections to the outside walls of Landlord's Building without Landlord's prior written consent. Tenant shall not change any of Landlord's drapes, blinds, shades or screens in any windows, or add new drapes, blinds, shades or screens in any window, without Landlord's prior written consent.

2. Tenant shall not inscribe, paint or affix any sign, advertisement, notice, or other lettering on any part of the outside or inside of the Demised Premises, or anywhere on the Common Areas, without Landlord's prior written consent.

3. No toilets, sinks, wash closets or other plumbing fixtures shall be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. Tenant shall bear the cost of all damages resulting from any misuse of the fixtures by Tenant, its agents, contractors, subcontractors, employees or invitees.

4. There shall be no marking, painting, drilling into, or other form of defacing or damage of any part of the Demised Premises without Landlord's written consent, except that Tenant may hang pictures or other decorations on the walls. Boring, cutting, or stringing of wires is prohibited without Landlord's written consent. Tenant shall not use or operate any loud speaker system or other sound system that can be heard outside the Demised Premises.

5. Tenant shall not make, or permit other to make, any disturbing noises or disturb or interfere with the occupants of neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing, or any other way. Tenant shall not throw anything out of the doors or windows.

6. No animals, birds, or pets of any kind shall be brought into or kept in or about the Demised Premises or Common Areas.

7. No cooking shall be done or permitted by Tenant on the Demised Premises, except that, with Landlord's prior approval, Tenant may have a coffee room for the convenience of its employees. Tenant shall not cause or permit any unusual or objectionable odors to originate from the Demised Premises.

8. Tenant may not use any part of the Common Areas for the storage of any equipment or other property of any kind.

9. Tenant may not bring into or keep upon the Demised Premises any inflammable, combustible, or explosive fluid, chemical, or substance.

Exhibit C
Page 2 of 2


10. Tenant shall not place any additional locks or bolts of any kind upon any doors or windows, nor shall Tenant make any changes in existing locks or the mechanism thereof, without Landlord's written consent. Tenant shall, upon the termination of its tenancy, return to Landlord all keys used in connection with the Demised Premises or any part of the Demised Premises, whether or not such keys were furnished by Landlord or procured by Tenant, and in the event of the loss of any such keys, such Tenant shall pay to Landlord the cost of replacing the locks.

11. All carrying in or out of any furniture or other bulky matter of any description must take place in such manner and during such hours as Landlord may require.

12. Landlord shall have the right to prohibit any advertising by Tenant that, in Landlord's opinion, tends to impair the reputation or desirability of Landlord's Conference Center Complex, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

13. Landlord reserves the right to exclude from Landlord's Conference Center Complex at all times any person who is not known or does not properly identify himself/herself to Landlord or its agents. Landlord may at its option require registration of all persons admitted to or leaving Landlord's Conference Center Complex outside of ordinary operating hours as designated by Landlord. Tenant shall be responsible for all persons for whom it authorizes entry into Landlord's Conference Center Complex and shall be liable to Landlord for all acts and omissions of such persons. The policies and procedures under this paragraph shall not prevent Tenant's access to the Demised Premises and Common Areas on a 24 hour per day, 7 day per week basis.

14. Landlord will attend to Tenant's requirements only upon application at Landlord's office. Landlord's Conference Center Complex employees or contractors shall not perform any work or do anything outside of their regular duties, unless under Landlord's special instructions.

15. Canvassing, soliciting, and peddling within Landlord's Conference Center Complex is prohibited and Tenant shall cooperate to prevent the same.

16. No water cooler, plumbing, or electrical fixture shall be installed by Tenant without Landlord's prior written consent.

17. Access plates to underfloor conduits shall be left exposed. If Tenant (with Landlord's consent) installs or replaces carpeting, the carpet shall be cut around access places.

18. Trash or other objects shall not be placed, even temporarily, outside the doors of the Demised Premises or Landlord's Building.

19. Drapes installed by Landlord for the use of any Tenant or drapes installed by Tenant that are visible from the exterior of Landlord's Building must be cleaned by such Tenant at least once a year, without notice, at Tenant's own expense.

20. Tenant shall not remove, tamper with or damage any fire extinguishers, evacuation maps or other safety devices in the Demised Areas or Common Areas. This clause shall not, however, prohibit proper emergency use of any fire extinguishers or other safety devices.

21. Tenant shall not remove or damage any floor mats, waste receptacles or other facilities of Landlord that may be located in the Common Areas.

22. No Smoking Policy. There shall be no smoking of cigarettes, cigars, pipes, and the like anywhere within (i) the Demised Premises; (ii) any portions

Exhibit C
Page 3 of 2


of the Common Areas that may be located within Landlord's Building; or (iii) much other such portions, if any, of the Common Areas as m y be located indoors.

                                    EXHIBIT H

FORM OF BUYER'S PARENT GUARANTY

This Guaranty is made and given as of the day of 2006, by Entergy Corporation, a Delaware corporation ("Guarantor"), in favor of Consumers Energy Company, a Michigan corporation ("Beneficiary").

WHEREAS, Entergy Nuclear Palisades, LLC, a Delaware limited liability company and an Affiliate of Guarantor ("Counterparty"), has entered into an Asset Sale Agreement dated the date hereof (the "Asset Sale Agreement"), pursuant to which Counterparty has agreed to purchase and Beneficiary has agreed to sell, the Included Assets, all in accordance with the Asset Sale Agreement, and the parties have undertaken certain duties, responsibilities and obligations as set forth in the Asset Sale Agreement; and

WHEREAS, Guarantor has agreed to guarantee certain obligations of Counterparty under the Asset Sale Agreement; and

WHEREAS, it is a condition to the obligations of Beneficiary under the Asset Sale Agreement that the Guarantor execute and deliver this Guaranty; and

WHEREAS, the Guarantor will benefit from the transactions contemplated by the Asset Sale Agreement.

NOW, THEREFORE, the Guarantor agrees as follows:

Section 1. Definitions. Capitalized terms used herein shall have the meanings assigned to them herein or, if not defined herein, then such terms shall have the meanings assigned to them in the Asset Sale Agreement.

Section 2. Guaranty. As an inducement to Beneficiary, for and in consideration of Beneficiary entering into the Asset Sale Agreement, Guarantor hereby absolutely, unconditionally, and irrevocably guarantees to Beneficiary and its successors, endorsees and assigns, as primary obligor and not merely as a surety, (i) the full and prompt payment, when due, of the Purchase Price by Counterparty under Section 3.2 of the Asset Sale Agreement and (ii) the performance by Counterparty of any of its other obligations that are required to be performed at or prior to Closing in accordance with the terms and conditions of the Asset Sale Agreement (collectively, the "Guaranteed Obligations"). The Guaranteed Obligations shall include, without limitation, all reasonable costs and expenses (including reasonable attorneys' fees), if any, incurred in enforcing the Beneficiary's rights under this Guaranty, but only to the extent that Beneficiary is successful in enforcing its rights under this Guaranty. This is a guaranty of performance and payment and not of collection. Notwithstanding any other provision of this Guaranty, the maximum recovery from the Guarantor which may be collected pursuant to the provisions of this Guaranty shall in no event exceed in the aggregate an amount equal to the Purchase Price stated in Section 3.2 of the Asset Sale Agreement plus the expenses set forth in this Section 2.

Section 3. Guaranty Absolute. Subject to the last sentence of Section 2 and
Section 6, the liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and nothing whatever except actual full payment and performance to Beneficiary of the Guaranteed Obligations (and all other debts, obligations and liabilities of Guarantor under this Guaranty) shall operate to discharge Guarantor's liability hereunder. Without limiting the generality of the foregoing, Guarantor's liability hereunder shall be unaffected by:

(a) The occurrence or continuance of any event of bankruptcy, reorganization or insolvency with respect to Counterparty, or any disallowance of all or any portion of any claim by Beneficiary, its successors or permitted assigns in connection with any such proceeding or in the event that all or any part of any payment is recovered from Beneficiary as a preference payment or fraudulent transfer under the Federal Bankruptcy Code or any applicable law, or the dissolution, liquidation or winding up of Guarantor or Counterparty;

(b) Any amendment, supplement, reformation or other modification of the Asset Sale Agreement;

(c) The exercise, non-exercise or delay in exercising, by Beneficiary or any other Person, of any of their rights under this Guaranty or the Asset Sale Agreement;

(d) Any change in time, manner or place of payment of, or in any other terms of, all or any of the Guaranteed Obligations or any other amendment or waiver of, or any consent to depart from, the Asset Sale Agreement or any other agreement, document or instrument relating thereto;

(e) Any permitted assignment or other transfer of rights under this Guaranty by Beneficiary, or any permitted assignment or other transfer of the Asset Sale Agreement, including any assignment as security for financing purposes;

(f) Any merger or consolidation into or with any other entity, or other change in the corporate existence or cessation of existence of, Counterparty or Guarantor;

(g) Any change in ownership or control of Guarantor or Counterparty;

(h) Any sale, transfer or other disposition by Guarantor of any direct or indirect interest it may have in Counterparty;

(i) The inaccuracy of any of the representations and warranties of Counterparty under the Asset Sale Agreement;

(j) The absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing clauses;

(k) The failure to create, preserve, validate, perfect or protect any security interest granted to, or in favor of, any Person;

(l) Any substitution, modification, exchange, release, settlement or compromise of any security or collateral for or guaranty of any of the Guaranteed Obligations or failure to apply such security or collateral or failure to enforce such guaranty;

(m) Except as provided in Section 4(d), the existence of any claim, set-off, or other rights which Guarantor or any Affiliate thereof may have at any time against Beneficiary or any Affiliate thereof;

(n) The genuineness, validity, regularity, or enforceability of this Guaranty, the Asset Sale Agreement or any other agreement, document or instrument related to the transactions contemplated hereby or thereby; and

(o) Except as provided herein, any other circumstances which might otherwise constitute a defense to, or discharge of, Guarantor or Counterparty in respect of the Guaranteed Obligations or a legal or equitable discharge of Counterparty in respect thereof, including, a discharge as a result of any bankruptcy or similar law.

Section 4. Waiver. In addition to waiving any defenses to which clauses (a) through (o) of Section 3 may refer:

(a) Guarantor hereby irrevocably, unconditionally and expressly waives, and agrees that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Beneficiary of, this Guaranty;

(b) Guarantor hereby irrevocably, unconditionally and expressly waives all notices, diligence, presentment and demand of every kind (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of security, release of security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Counterparty's financial condition, or any other fact which might materially increase the risk to Guarantor hereunder) with respect to the Guaranteed Obligations which are not specifically required to be given by Beneficiary to Guarantor in the Asset Sale Agreement, and any other demands whatsoever which are not specifically required to be given by Beneficiary to Guarantor in the Asset Sale Agreement, and waives the benefit of all provisions of law which are in conflict with the terms of this Guaranty; provided, however, Beneficiary agrees that all demands under this Guaranty shall be in writing and shall specify in what manner and what amount Counterparty has failed to pay or perform and an explanation of why such payment or performance is due, with a specific statement that Beneficiary is calling upon Guarantor to pay or perform under this Guaranty. Any payment demand shall also include the bank account and wire transfer information to which the funds should be wire transferred;

(c) The Guarantor hereby irrevocably, unconditionally and expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and the delivery, acceptance, performance, default or enforcement of this Guaranty and any requirement that Beneficiary protect, secure or perfect any security interest or exhaust any right or first proceed against Counterparty or any other person or entity or any other security;

(d) Until termination of this Guaranty pursuant to Section 6, Guarantor irrevocably, unconditionally and expressly waives (i) any right it may have to bring in a case or proceeding against Counterparty by reason of Guarantor's performance under this Guaranty or with respect to any other obligation of Counterparty to Guarantor, under any state or federal bankruptcy, insolvency, reorganization, moratorium or similar laws for the relief of debtors or otherwise; (ii) any subrogation to the rights of Beneficiary against Counterparty and any other claim against Counterparty which arises as a result of payments made by Guarantor pursuant to this Guaranty, until the Guaranteed Obligations have been paid and performed in full and such payments are not subject to any right of recovery; and (iii) any setoffs or counterclaims against Beneficiary which would otherwise impair Beneficiary's rights against Guarantor hereunder, except Guarantor shall be entitled to set off any claims that Counterparty may have against Beneficiary under the Asset Sale Agreement. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when this Guaranty shall not have terminated, such amount shall be held in trust for the benefit of Beneficiary and shall forthwith be paid to Beneficiary to be applied to the Guaranteed Obligations; and

(e) Notwithstanding anything contained herein, Guarantor shall not waive and shall be entitled to assert defenses based on or arising out of any defense of Counterparty based upon (1) the performance in full of all obligations that are required to be performed at or prior to Closing, (2) in the case of obligations required to be performed by Counterparty at Closing, the nonfulfillment of any of the Closing conditions set forth in Section 7.1 of the Asset Sale Agreement,
(3) the termination of the Asset Sale Agreement pursuant to Section 9.1 thereof at a time when Counterparty is not in breach of the Asset Sale Agreement, or (4) the failure of Beneficiary to perform an obligation of Beneficiary under the Asset

Sale Agreement that adversely affects Counterparty's performance of its obligations under the Asset Sale Agreement.

Section 5. Representations and Warranties. Guarantor hereby represents and warrants as follows:

(a) Guarantor is a corporation duly organized and validly existing under the laws of Delaware.

(b) Guarantor has full corporate power, authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.

(c) This Guaranty has been duly authorized, executed and delivered by Guarantor.

(d) This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

(e) The execution and delivery by Guarantor of this Guaranty and the performance by Guarantor of its obligations hereunder will not (i) conflict with or result in any breach of any provisions of Guarantor's certificate of incorporation or bylaws (or other similar governing documents); (ii) conflict with or result in any breach of any provision of any law applicable to Guarantor or the transactions contemplated hereby; (iii) result in a breach of or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, agreement or other instrument or obligation to which Guarantor is a party or by which it or its assets or property are bound; or (iv) require any consent, approval, permit or authorization of, or filing with or notification to, any governmental or regulatory authority.

(f) No action, suit or proceeding at law or in equity or by or before any governmental authority or arbitral tribunal is now pending or, to the best knowledge of Guarantor, threatened against Guarantor that would reasonably be expected to have a material adverse effect on Guarantor's ability to pay and perform its obligations under this Guaranty.

(g) Guarantor's obligations under this Guaranty are not subject to any offsets or claims of any kind against Counterparty, Beneficiary or any of their Affiliates.

(h) It is not and shall not be necessary for Beneficiary to inquire into the powers of Counterparty or the officers, directors, partners, trustees or agents acting or purporting to act on Counterparty's behalf pursuant to the Asset Sale Agreement, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder to the extent made or created in accordance with the terms of the Asset Sale Agreement.

Section 6. Continuing Guarantee. This Guaranty is a continuing guaranty and shall remain in full force and effect until the earliest of (i) all Guaranteed Obligations have been paid and performed in full or Counterparty's obligations to pay the Purchase Price to Beneficiary has been terminated pursuant to the terms of the Asset Sale Agreement, (ii) the Closing, or (iii) the termination of the Asset Sale Agreement pursuant to Section 9.1 thereof at a time when Counterparty is not in breach of the Asset Sale Agreement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations by Guarantor is rescinded and returned by Beneficiary to Guarantor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Counterparty or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Counterparty, Guarantor or any substantial part of their respective properties, or otherwise, all as though such payments had not been made. Guarantor agrees, upon the written request of Beneficiary, to execute and deliver to Beneficiary any additional instruments or documents necessary or advisable from time to time, in the reasonable and good faith opinion of Beneficiary, to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

Section 7. Amendments; Waivers; Etc. Neither this instrument nor any terms hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Beneficiary and Guarantor. No delay or failure by Beneficiary to exercise any remedy against Counterparty or Guarantor shall be construed as a waiver of that right or remedy. No failure on the part of Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by any applicable law.

Section 8. Severability. In the event that the provisions of this Guaranty are claimed or held to be inconsistent with any other instrument evidencing or securing the Guaranteed Obligations, the terms of this Guaranty shall remain fully valid and effective. If any one or more of the provisions of this Guaranty should be determined to be illegal or unenforceable, all other provisions shall remain effective.

Section 9. Assignment.

(a) Assignability. Guarantor shall not have the right to assign any of Guarantor's rights or obligations or delegate any of its duties under this Guaranty without the prior written consent of Beneficiary. Guarantor shall remain liable under this Guaranty, notwithstanding assumption of this Guaranty by a successor or assign, unless and until released in writing from its obligations hereunder by Beneficiary. Beneficiary may, at any time and from time to time, assign, in whole or in part, its rights hereunder to any Person to whom Beneficiary has the right to assign its rights or obligations under and pursuant to the terms of the Asset Sale Agreement, whereupon such assignee shall succeed to all rights of Beneficiary hereunder.

(b) Successors and Assigns. Subject to Section 9(a) hereof, all of the terms of this instrument shall be binding upon and inure to the benefit of the parties hereof and their respective permitted successors and assigns.

Section 10. Address for All Notices. All notices and other communications provided for hereunder shall be given and effective in accordance with the notice requirements of the Asset Sale Agreement and if to Guarantor, at the following address:

Attn: Entergy Corporation
639 Loyola Ave.
New Orleans, LA 70161
Attn: Chief Financial Officer
Telecopy:

with a copy to: Entergy Corporation
639 Loyola Ave.
New Orleans, LA 70161
Attn: General Counsel
Telecopy:

Section 11. Governing Law. This Guaranty shall be governed by and construed in accordance with the law of the State of Michigan (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS GUARANTY SHALL BE IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF MICHIGAN. THE FOREGOING COURT SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSES, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12. Entire Agreement. This writing is the complete and exclusive statement of the terms of this Guaranty and supersedes all prior oral or written representations, understandings, and agreements between Beneficiary and Guarantor with respect to the subject matter hereof. Guarantor agrees that there are no conditions to the full effectiveness of this Guaranty.

IN WITNESS WHEREOF, Guarantor has duly caused this Guaranty to be executed and delivered as of the date first written above.

ENTERGY CORPORATION


By:
    ---------------------------------
Name:
Title:

Hornet Comments 6/29/06

                                    EXHIBIT I

FORM OF SELLER'S FIRPTA AFFIDAVIT
NON-FOREIGN CERTIFICATION

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform ______________________________________, a ___________________,
whose address is _______________________________________ ("Transferee"), in
connection with the sale of a certain U. S. real property interest to Transferee by CONSUMERS ENERGY COMPANY, a Michigan corporation ("Transferor"), as set forth in a certain deed or deeds of even date herewith, that withholding of tax is not required on such sale(s), Transferor hereby certifies to Transferee that:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and the Treasury Regulations) for purposes of United States income taxation.

2. Transferor is not a disregarded entity as defined in Treasury Regulations
Section 1.1445- 2(b)(2)(iii).

3. Transferor's United States taxpayer identification number is 38-0442310.

4. Transferor's present address is One Energy Plaza, Jackson, Michigan 49201. Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalty of perjury, I declare that this certificate is true and complete to the best of my knowledge.

Dated: ____________, 20_____ CONSUMERS ENERGY COMPANY


By:
    ---------------------------------
Its:
     --------------------------------

                                    EXHIBIT J

FORM OF TITLE COMMITMENT

The "Title Commitment" consists of (i) the Palisades Site Title Commitment, and
(ii) the Big Rock ISFSI Site Title Commitment, each of which is attached hereto.

PRINTED - April 17, 2006 at 03:32-PM
FILE NO.: 800414496CML
Revision No: 6
ADDRESS: To Be Determined in Search
BUYER/BOR: Purchaser
SELLER: Energy

AMERICAN LAND TITLE ASSOCIATION COMMITMENT - 1966
CHICAGO TITLE INSURANCE COMPANY
COMMITMENT FOR TITLE INSURANCE

CHICAGO TITLE INSURANCE COMPANY, herein called the Company, for a valuable consideration, hereby commits to issue its policy or policies of title insurance, as identified in Schedule A, in favor of the proposed Insured named in Schedule A, as owner or mortgagee of the estate or interest covered hereby in the land described or referred to in Schedule A, upon payment of the premiums and charges therefor; all subject to the provisions of Schedules A and B to the Conditions and Stipulations hereof.

This Commitment shall be effective only when the identity of the proposed Insured and the amount of the policy or policies committed for have been inserted in Schedule A hereof by the Company, either at the time of the issuance of this Commitment or by subsequent endorsement.

This Commitment is preliminary to the issuance of such policy or policies of title insurance and all liability and obligations hereunder shall cease and terminate 90 days after the effective date hereof or when the policy or policies committed for shall issue, whichever first occurs, provided that the failure to issue such policy or policies is not the fault of the Company.

IN WITNESS WHEREOF, CHICAGO TITLE INSURANCE COMPANY has caused this Commitment to be signed and sealed as of the effective date of Commitment shown in Schedule A, the Commitment to become valid when countersigned by an authorized signatory.

CHICAGO TITLE OF MICHIGAN


Countersigned: By
                  ---------------------------
Authorized Signatory
EFFECTIVE DATE: APRIL 10, 2006 AT 08:00 AM

CONSUMERS ENERGY COMPANY INQUIRIES SHOULD BE DIRECTED TO:

Chicago Title of Michigan
3819 Rivertown Parkway SW, Suite 700
Grandville, MI 49418
PHONE: (616)257-3103
FAX: (616)257-3104
ONE ENERGY PLAZA
JACKSON, MI 49202

FILE NO.: 800414496CML
Revision No: 6

STANDARD EXCEPTIONS FOR OWNER'S POLICY

The owner's policy will be subject to the mortgage, if any, noted under item one of Section 1 of Schedule B hereof and to the following exceptions: (1) rights or claims of parties in possession not shown by the public records; (2) encroachments, overlaps, boundary line disputes, and any matters which would be disclosed by an accurate survey and inspection of the premises; (3) easements, or claims of easements, not shown by the public records; (4) any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records; (5) taxes or special assessments which are not shown as existing liens by the public records.

CONDITIONS AND STIPULATIONS

1. The term "mortgage," when used herein, shall include deed of trust, trust deed or other security instrument.

2. If the proposed Insured has or acquires actual knowledge of any defect, lien, encumbrance, adverse claim or other matter affecting the estate or interest or mortgage thereon covered by this Commitment other than those shown in Schedule B hereof, and shall fail to disclose such knowledge to the Company in writing, the Company shall be relieved from liability for any loss or damage resulting from any act of reliance hereon to the extent the Company is prejudiced by failure to so disclose such knowledge. If the proposed Insured shall disclose such knowledge to the Company, or if the Company otherwise acquires actual knowledge of any such defect, lien, encumbrance, adverse claim or other matter, the Company at its option may amend

Schedule B of this Commitment accordingly, but such amendment shall not relieve the Company from liability previously incurred pursuant to paragraph 3 of these Conditions and Stipulations.

3. Liability of the Company under this Commitment shall be only to the named proposed Insured and such parties included under the definition of Insured in the form of policy or policies committed for and only for actual loss incurred in reliance hereon in undertaking in good faith (a) to comply with the requirements hereof, or (b) to eliminate exceptions shown in Schedule B, or (c) to acquire or create the estate or interest or mortgage thereon covered by this Commitment. In no event shall such liability exceed the amount stated in Schedule A for the policy or policies committed for and such liability is subject to the insuring provisions, the Exclusions from Coverage and the Conditions and Stipulations of the form of policy or policies committed for in favor of the proposed Insured which are hereby incorporated by reference and are made a part of this Commitment except as expressly modified herein.

4. Any action or actions or rights of action that the proposed Insured may have or may bring against the Company arising out of the status of the title to the estate or interest or the status of the mortgage thereon covered by this Commitment must be based on and are subject to the provisions of this Commitment.

REQUIREMENTS FOR ISSUANCE OF MORTGAGE POLICIES:

FOR ALL MORTGAGE POLICIES:

Requirement: Estoppel certificate on form provided by the Company signed by or on behalf of all mortgagors acknowledging receipt of the mortgage consideration and making representations as to the ages of individual mortgagors and such other matters as are therein set forth.

FOR A.L.T.A. MORTGAGE POLICIES WITHOUT EXCEPTIONS:

Requirement: Proper sworn statements and waivers showing payment or release of lien rights covering improvements made on subject land in the past 90 days or satisfactory proof that no improvements have been made within the last 90 days.

Requirements: Survey satisfactory to the insurer made by surveyor acceptable to it showing no variation in location or dimensions, encroachments, or adverse rights, and such evidence of possession as may be required.

If any requirement is not satisfied, the policy will be issued subject to the exceptions which would otherwise be eliminated by compliance with such requirement. The policy will also contain such further exceptions, if any, as to interests, rights, liens, encumbrances, or taxes, which may arise or be created subsequent to the date hereof and which have not been eliminated to our satisfaction. This commitment is subject to the terms, provisions, conditions and stipulations of the kind of policy applied for by the respective applicants. Owner's Policies and Mortgage Policies with Exceptions will be issued with the standard exceptions set forth herein.

CHICAGO TITLE OF MICHIGAN
3819 RIVERTOWN PARKWAY SW, SUITE 700
GRANDVILLE, MI 49418
PHONE: (616)257-3103
FAX: (616)257-3104

SEE SCHEDULE B ATTACHED HERETO
Commitment (Schedule A) (800414496CML.PFD/800414496CML/76)
PRINTED - April 17, 2006 at 03:32-PM
Property Address: To Be Determined in Search FILE NO.: 800414496CML
Revision No: 6

CHICAGO TITLE INSURANCE COMPANY

A.L.T.A. COMMITMENT
File No.: 800414496CML

SCHEDULE A
Effective Date: April 10, 2006 at 08:00 AM
1. Policy or Policies To Be Issued: AMOUNT:
OWNER'S: TBD
Policy Form: ALTA Owners (10/17/1992) w/ exceptions

(a) Proposed Insured: Proposed Purchaser

LOAN: Policy Form:

(b) Proposed Insured:

2. The estate or interest in the land described or referred to in this Commitment and covered herein is a Fee Simple, and title thereto is at the effective date hereof vested in: Consumers Energy Company, a Michigan corporation, formerly known as Consumers Power Company, a Michigan corporation

3. The land referred to in this Commitment is located in Township of Covert, Van Buren County, State of Michigan, and is described as follows:

SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF

Commitment (Schedule B) (800414496CML.PFD/800414496CML/76)
PRINTED - April 17, 2006 at 03:32-PM
FILE NO.: 800414496CML

Revision No: 6

                                   SCHEDULE B

I. THE FOLLOWING ARE THE GENERAL REQUIREMENTS TO BE COMPLIED WITH:

1. Payment of the full consideration to, or for the account of, the grantors or mortgagors.

2. Payment of all taxes, charges, assessments, levied and assessed against subject premises, which are due and payable.

3. For all Loan Policies: Estoppel certificate on form provided by this company signed by or on behalf of all mortgagors acknowledging receipt of the mortgage consideration and making representations as to the ages of individual mortgagors and such other matters as are therein set forth.

4. For ALTA Loan Policies without the exceptions in Schedule B, II hereof:
Proper sworn statements and waivers showing payment or release of all lien rights covering improvements made on subject land in the last 90 days or satisfactory proof that no improvements have been made within the last 90 days; and, satisfactory survey by an approved surveyor showing no variation in location or dimensions, encroachments, or adverse rights, and such evidence or possession as may be required.

5. Instruments necessary to create the estate or interest to be insured must be properly executed, delivered and duly filed for record.

6. Furnish to the Company the name(s) of the proposed Insured(s) This Commitment is made subject to such further requirements and/or exceptions as may be deemed necessary after a proper search of the name(s) of said Insured(s).

7. In regard to Consumers Energy Company, the Company must be furnished the following documentation:

A. certified copy of the Articles of Incorporation.

B. certified copy of the proper corporate resolution(s) authorizing the sale of the land and directing the proper officers to execute the proposed transaction on behalf of said corporation.

C. Certificate of Good Standing or Certificate of Existence from the Secretary of State of Michigan, attesting to the current good standing.

8. Record a Deed from Consumers Energy Company, a Michigan corporation, formerly known as Consumers Power Company, a Michigan corporation to the Proposed Purchaser.

9. Record a Partial Release of the Mortgage in the original amount of $500,000,000.00, Executed by Consumers Power Company, a Maine corporation now known as Consumers Energy Company, a Michigan corporation to City Bank Farmers Trust Company, now held by JP Morgan Chase Bank, Trustee dated September 1, 1945, recorded September 24, 1945 in Liber 197 on Page 453, as amended and supplemented.

10. Record approval from the Department of Natural Resources, formerly the Department of Conservation of the State of Michigan to assign the Easement to Construct and Maintain Water Intake Line and Discharge Conduit, dated January 17, 1968 and recorded on February 19, 1968 in Liber 570 on Page 271.

11. Record a Termination of the Grant of Project Easements by the Township of Covert, dated August 1, 1973 and recorded July 27, 1973 in Liber 624 on page 437.

12. Record a Release of the Installment Sales Contract between the Township of Covert, Michigan and

                                   SCHEDULE B
                                  (Continued)

File No.: 800414496CML
Commitment (Schedule B) (800414496CML.PFD/800414496CML/76)

Consumers Power Company, now known as Consumers Energy Company, dated August 1, 1973 and recorded July 27, 1973 in Liber 624 on Page 439.

II. THE POLICY OR POLICIES TO BE ISSUED WILL CONTAIN EXCEPTIONS TO THE FOLLOWING MATTERS UNLESS THE SAME ARE DISPOSED OF TO THE SATISFACTION OF THE COMPANY.

1. Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this commitment.

2. Any Loan Policy issued pursuant hereto will contain under Schedule B thereof the following exceptions:

(a) Rights or claims of parties in possession not shown by the public records.

(b) Encroachments, overlaps, boundary line disputes, and any other matters which would be discovered by an accurate survey and inspection of the premises.

(c) Any lien, or right to a lien for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

3. Any owner's policy will be subject to the mortgage, if any, noted under item one of Section 1 of Schedule B hereof and to the following exceptions (also set forth at the inside cover hereof):

(1) rights or claims of parties in possession not shown by the public records;
(2) encroachments, overlaps, boundary line disputes, and any matters which would be disclosed by an accurate survey and inspection of the premises; (3) easements, or claims of easements, not shown by the public records; (4) any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records; (5) any and all oil, gas, mineral, mining rights and/or reservations thereof; (6) taxes or special assessments which are not shown as existing liens by the public records.

The following language in the first two lines of Schedule B II, Item 3, above will not be shown on the final policy when issued:

"the mortgage, if any, noted under item one of Section 1 of Schedule B hereof and to" Schedule B II, Item 3 (5) and Item 3(6) are hereby removed from this commitment and will not be shown on the final policy when issued.

4. No liability is assumed by the Company for tax increase occasioned by retroactive revaluation or change in land usage or loss of any Principal Residence Exemption status for the insured premises.

5. Taxes and/or assessments which become a lien or become due and payable subsequent to the effective date herein.

6. Rights of the public and of any governmental unit in any part of the land described in Schedule A taken, used or deeded for street, road or highway purposes.

7. Easement to Indiana & Michigan Electric Company as recorded in Liber 274 on Page 155.

8. Easement to Indiana & Michigan Electric Company as recorded in Liber 286 on Page 439.

9. Easement to Indiana & Michigan Electric Company as recorded in Liber 286 on Page 441.

10. Easement to Indiana & Michigan Electric Company as recorded in Liber 286 on Page 445.

11. Easement to Indiana & Michigan Electric Company as recorded in Liber 399 on Page 485.

                                   SCHEDULE B
                                  (Continued)

File No.: 800414496CML
Commitment (Schedule B) (800414496CML.PFD/800414496CML/76)

12. Easement to Indiana & Michigan Electric Company as recorded in Liber 399 on Page 487.

13. Easement to Indiana & Michigan Electric Company as recorded in Liber 399 on Page 489.

14. Easement to Indiana & Michigan Electric Company as recorded in Liber 399 on Page 493.

15. Easement to Indiana & Michigan Electric Company as recorded in Liber 399 on Page 497.

16. Easement to Indiana & Michigan Electric Company as recorded in Liber 404 on Page 1.

17. Terms, covenants, conditions and restrictions as recorded in Liber 538 on page 181.

18. Easement to General Telephone Company of Michigan as recorded in Liber 566 on Page 195.

19. Regulations and conditions of Easement to construct and maintain water intake line and discharge conduit as recorded in Liber 570 on Page 271.

20. Highway Easement to the Board of County Road Commissioners of the County of Van Buren as recorded in Liber 600 on Page 920.

21. Any claimed interest of Indiana and Michigan Electric Company, in that portion of the easement premises described in instrument recorded in Liber 611 on Page 329, that overlap onto the premises to be insured. The grantor in such instrument had no record title at the time said document was signed and acknowledged to the portion of the therein described easement premises that overlap the premises to be insured.

22. Distribution Easement to Indiana & Michigan Electric Company as recorded in Liber 1173 on Page 531.

23. Easement to Verizon North, Inc. as recorded in Liber 1355 on Page 364.

24. Amended and Restated Easement Agreement between Consumers Energy Company and Michigan Electric Transmission Company as recorded in Liber 1355 on Page 979 and Supplement No. 2 to Amended and Restated Easement Agreement as recorded in Liber 1355 on page 980, and First Mortgage Indenture between Michigan Electric Transmission Company, inc. and JPMorgan Chase Bank Trustee as recorded in Liber 1403 on Page 256.

25. The nature, extent or lack of riparian rights or the riparian rights of riparian owners and the public in and to the use of waters of Lake Michigan.

26. Rights, if any, of the State of Michigan as to any part of the lands lying in the bed of adjoining lake, and of the public to use the surface and sub-surface of said lake for purposes of navigation and recreation.

27. Any adverse claim based upon the assertion that some portion of said land is bottom land or has been created by artificial means or has accreted to such portion so created.

28. Any claimed interest of Indiana & Michigan Electric Company, in that portion of the easement premises described in instrument recorded in Liber 787 on page 565, that overlap unto the premises to be insured. The grantor in such instrument had no record title at the time said document was signed and acknowledged to the portion of the therein described easement premises that overlap the premises to be insured.

29. Water and Sewer Usage Bills.

                                   SCHEDULE B
                                  (Continued)

File No.: 800414496CML
Commitment (Schedule B) (800414496CML.PFD/800414496CML/76)
Exhibit A (800414496CML.PFD/800414496CML/76)

EXHIBIT A
LEGAL DESCRIPTION
Your Reference No.: 800414496CML

Land located in the Township of Covert, Van Buren County, State of Michigan, and described as follows:

A parcel of land in Sections 4 and 5, Township 2 South, Range 17 West, Covert Township, Van Buren County, Michigan, more particularly described as:

Beginning at the Southeast 1/4 corner of said Section 5, thence N 00 degrees 06'00" E along the East Line of said section, 405.69 feet; thence N 89 degrees 13'40" W 2659.12 feet; thence N 89 degrees 17'57" W 1723.14 feet to the East Line of Glenwood Road; thence along said East line of Glenwood Road the following two courses: N 35 degrees 57'05" W 16.52 feet and N 30 degrees 53'07" E 27.75 feet, to the Easterly extension of the line between Lots 19 and 20 of Block 2 of Dean's Addition to Palisades Park per the plat thereof as record in Liber 3 of Plats, Page 4, Van Buren County Records (which plat was partially vacated by instrument recorded in Liber 585, Pages 903-906, Van Buren County records); thence N 66 degrees 47'28" W 155.22 feet, to the Northeast corner of Lot 4 of said Dean's Addition to Palisades Park; thence S 23 degrees 47'15" W
50.00 feet, to the Southeast corner of said Lot 4; thence N 66 degrees 47'28" W
130.00 feet, to the Southwest corner of said Lot 4; thence N 23 degrees 47'15" E
50.00 feet, to the Northwest corner of said Lot 4 and the point of beginning of an intermediate traverse line, this point being S 66 degrees 47'28" E 57 feet (more or less) from the Ordinary High Water Mark of Lake Michigan; thence N 23 degrees 19'25" E along said intermediate traverse line, 5079.91 feet, to the point of ending of said intermediate traverse line, this point being S 88 degrees 58'20" E 121 feet (more or less) from the Ordinary High Water Mark of Lake Michigan; thence S 88 degrees 58'20" E 1448.14 feet, to the centerline of Old Blue Star Highway (now vacated); thence Southerly on a curve to the left, along said centerline of vacated old Blue Star Highway, 659.45 feet (said curve having a radius of 3819.80 feet, a delta angle of 9 degrees 53'30" and a chord of 658.63 feet bearing S 02 degrees 23'07" W); thence S 88 degrees 58'20" E 1212.82 feet, to the East Line of said Section 5; thence S 89 degrees 03'50" E
860.50 feet, to the Westerly Line of "Rest Area" as recorded in Liber 620, Pages 119-121, Van Buren County Records; thence along said Westerly Line of "Rest Area" the following 7 courses: Southerly on a curve to the left 454.80 feet (said curve having a radius of 1910.08 feet, a delta angle of 13 degrees 38'33" and a chord of 453.73 feet bearing S 02 degrees 55'53" E, S 09 degrees 47'50"E
275.00 feet, S 88 degrees 58'05" E 140.00 feet, S 01 degrees 01'55" W 387.00 feet, S 88 degrees 58'05" E 33.67 feet, S 17 degrees 42'10" W 68.90 feet, and S 88 degrees 58'05" E 31.32 feet, to the Westerly right-of-way of Highway I-196; thence along said Westerly right-of-way the following two courses: S 17 degrees 42'10" W 2788.56 feet and Southerly along a curve to the right 765.03 feet (said curve having a radius of 11,309.16 feet, a delta angle of 3 degrees 52'33" and a chord of 764.88 feet bearing S 19 degrees 38'26"W), to the South Line of said
Section 4; thence N 88 degrees 55'33" W, along said South section line, 8.01 feet to the point of beginning. Bearings used in the preceding description are based on the Michigan State Plane Coordination System South Zone.

The land described hereinabove includes certain platted land, described as Lot 4 of Block 2 of Dean's Addition to Palisades Park. Also, any land lying between the West line of the aforesaid Lot 4 of Block 2 of Dean's Addition and the shore of Lake Michigan, and any land lying between the hereinabove described intermediate traverse line and the shore of Lake Michigan. Together with an easement to construct and maintain water intake line and discharge conduit as recorded on February 19, 1968 in Liber 570 on Page 271.

PRINTED - June 14, 2006 at 10:23-AM Reissue of: 150417986CML
FILE NO.: 150430683CML Revision No: 6
ADDRESS: Big Rock Plant
BUYER/BOR: Purchaser
SELLER: Energy

AMERICAN LAND TITLE ASSOCIATION COMMITMENT - 1966
CHICAGO TITLE INSURANCE COMPANY
COMMITMENT FOR TITLE INSURANCE

CHICAGO TITLE INSURANCE COMPANY, herein called the Company, for a valuable consideration, hereby commits to issue its policy or policies of title insurance, as identified in Schedule A, in favor of the proposed Insured named in Schedule A, as owner or mortgagee of the estate or interest covered hereby in the land described or referred to in Schedule A, upon payment of the premiums and charges therefor; all subject to the provisions of Schedules A and B to the Conditions and Stipulations hereof.

This Commitment shall be effective only when the identity of the proposed Insured and the amount of the policy or policies committed for have been inserted in Schedule A hereof by the Company, either at the time of the issuance of this Commitment or by subsequent endorsement.

This Commitment is preliminary to the issuance of such policy or policies of title insurance and all liability and obligations hereunder shall cease and terminate 90 days after the effective date hereof or when the policy or policies committed for shall issue, whichever first occurs, provided that the failure to issue such policy or policies is not the fault of the Company.

IN WITNESS WHEREOF, CHICAGO TITLE INSURANCE COMPANY has caused this Commitment to be signed and sealed as of the effective date of Commitment shown in Schedule A, the Commitment to become valid when countersigned by an authorized signatory.

CHICAGO TITLE OF MICHIGAN


Countersigned: By
                  ----------------------------
Authorized Signatory
EFFECTIVE DATE: MAY 10, 2006 AT 08:00 AM
CONSUMERS ENERGY INQUIRIES SHOULD BE DIRECTED TO:
Chicago Title of Michigan
941 W. Milham Rd
Portage, MI 49024
PHONE: (269)321-3055
FAX: (269)321-3051

FILE NO.: 150430683CML
Revision No: 6

STANDARD EXCEPTIONS FOR OWNER'S POLICY

The owner's policy will be subject to the mortgage, if any, noted under item one of Section 1 of Schedule B hereof and to the following exceptions: (1) rights or claims of parties in possession not shown by the public records; (2) encroachments, overlaps, boundary line disputes, and any matters which would be disclosed by an accurate survey and inspection of the premises; (3) easements, or claims of easements, not shown by the public records; (4) any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records; (5) taxes or special assessments which are not shown as existing liens by the public records.

CONDITIONS AND STIPULATIONS

1. The term "mortgage," when used herein, shall include deed of trust, trust deed or other security instrument.

2. If the proposed Insured has or acquires actual knowledge of any defect, lien, encumbrance, adverse claim or other matter affecting the estate or interest or mortgage thereon covered by this Commitment other than those shown in Schedule B hereof, and shall fail to disclose such knowledge to the Company in writing, the Company shall be relieved from liability for any loss or damage resulting from any act of reliance hereon to the extent the Company is prejudiced by failure to so disclose such knowledge. If the proposed Insured shall disclose such knowledge to the Company, or if the Company otherwise acquires actual knowledge of any such defect, lien, encumbrance, adverse claim or other matter, the Company at its option may amend Schedule B of this Commitment accordingly, but such amendment shall not relieve the Company from liability previously incurred pursuant to paragraph 3 of these Conditions and Stipulations.

3. Liability of the Company under this Commitment shall be only to the named proposed Insured and such parties included under the definition of Insured in the form of policy or policies committed for and only for actual loss incurred in reliance hereon in undertaking in good faith (a) to comply with the requirements hereof, or (b) to eliminate exceptions shown in Schedule B, or (c) to acquire or create the estate or interest or mortgage thereon covered by this Commitment. In no event shall such liability exceed the amount stated in Schedule A for the policy or policies committed for and such liability is subject to the insuring provisions, the Exclusions from Coverage and the Conditions and Stipulations of the form of policy or policies committed for in favor of the proposed Insured which are hereby incorporated by reference and are made a part of this Commitment except as expressly modified herein.

4. Any action or actions or rights of action that the proposed Insured may have or may bring against the Company arising out of the status of the title to the estate or interest or the status of the mortgage thereon covered by this Commitment must be based on and are subject to the provisions of this Commitment.

REQUIREMENTS FOR ISSUANCE OF MORTGAGE POLICIES:

FOR ALL MORTGAGE POLICIES:

Requirement: Estoppel certificate on form provided by the Company signed by or on behalf of all mortgagors acknowledging receipt of the mortgage consideration and making representations as to the ages of individual mortgagors and such other matters as are therein set forth.

FOR A.L.T.A. MORTGAGE POLICIES WITHOUT EXCEPTIONS:

Requirement: Proper sworn statements and waivers showing payment or release of lien rights covering improvements made on subject land in the past 90 days or satisfactory proof that no improvements have been made within the last 90 days.
Requirements: Survey satisfactory to the insurer made by surveyor acceptable to it showing no variation in location or dimensions, encroachments, or adverse rights, and such evidence of possession as may be required.

If any requirement is not satisfied, the policy will be issued subject to the exceptions which would otherwise be eliminated by compliance with such requirement. The policy will also contain such further exceptions, if any, as to interests, rights, liens, encumbrances, or taxes, which may arise or be created subsequent to the date hereof and which have not been eliminated to our satisfaction. This commitment is subject to the terms, provisions, conditions and stipulations of the kind of policy applied for by the respective applicants. Owner's Policies and Mortgage Policies with Exceptions will be issued with the standard exceptions set forth herein.

CHICAGO TITLE OF MICHIGAN
941 W. MILHAM RD
PORTAGE, MI 49024
PHONE: (269)321-3055
FAX: (269)321-3051

SEE SCHEDULE B ATTACHED HERETO
Commitment (Schedule A) (150430683CML.PFD/150430683CML/42)
PRINTED - June 14, 2006 at 10:23-AM REISSUE OF: 150417986CML
Property Address: Big Rock Plant FILE NO.: 150430683CML
Revision No: 6

CHICAGO TITLE INSURANCE COMPANY
A.L.T.A. COMMITMENT
File No.: 150430683CML

                                   SCHEDULE A

Effective Date: May 10, 2006 at 08:00 AM

1. Policy or Policies To Be Issued:
AMOUNT: OWNER'S: TBD
Policy Form: ALTA Owners (10/17/1992) w/ exceptions
(a) Proposed Insured: Proposed Purchaser
LOAN: Policy Form:
(b) Proposed Insured:

2. The estate or interest in the land described or referred to in this Commitment and covered herein is a Fee Simple, and title thereto is at the effective date hereof vested in: Consumers Energy Company, a Michigan corporation, formerly known as Consumers Power Company, a Michigan corporation

3. The land referred to in this Commitment is located in Township of Hayes, Charleviox County, State of Michigan, and is described as follows:

A parcel of land in the West 1/2 of Section 8 and the North 1/2 of the Northwest 1/4 of Section 17, Township 34 North, Range 7 West, Hayes Township, Charlevoix County, Michigan, more particularly described as follows: To find the point of beginning of this description, commence at a Consumers Power Company Marker at the Southwest corner of said Section 8; run thence N 00 degrees 05'57' W, along the West line of said section, 580.70 feet; thence N 89 degrees 58'47" E 91.20 feet to to a 1/2 " rod, being the POINT OF BEGINNING of this description; thence N 00 degrees 05'21" W 2177.62 feet to a 1/2 " rod; thence N 89 degrees 56'29" E 2124.65 feet to a 1/2 " rod; thence S 00 degrees 03'57" East 2179.05 feet to a 1/2" rod; thence S 89 degrees 58'47" W 744.25 feet to a 1/2 " rod; thence S 25 degrees 00'34" E 919.08 feet to a 1/2 " rod; thence Southerly 167.07 feet along the arc of a 384.84 foot radius curve to the right (said curve having a central angle of 24 degrees 52'28" and a chord bearing S 12 degrees 34'20" E 165.77 feet) to a 1/2" rod; thence S 00 degrees 08'06" E 249.41 feet to a 1/2" rod on the Northwesterly right-of-way line of Highway U.S.-31; thence S 29 degrees 42'25" W, along said highway right-of-way line, 80.38 feet to a 1/2" rod; thence N 00 degrees 08'06" W 319.13 feet to a 1/2" rod; thence Northerly 149.71 feet along the arc of a 344.84 foot radius curve to the left (said curve having a central angle of 24 degrees 52'28" and a chord bearing N 12 degrees 34'20" W 148.54 feet) to a 1/2" rod; thence N 25 degrees 00'34" West
937.73 feet to a 1/2" rod; thence S 89 degrees 58'47" W 1335.38 feet to the POINT OF BEGINNING. Commitment (Schedule B) (150430683CML.PFD/150430683CML/42)

PRINTED - June 14, 2006 at 10:23-AM Reissue of: 150417986CML
FILE NO.: 150430683CML
Revision No: 6

                                   SCHEDULE B

I. THE FOLLOWING ARE THE GENERAL REQUIREMENTS TO BE COMPLIED WITH:

1. Payment of the full consideration to, or for the account of, the grantors or mortgagors.

2. Payment of all taxes, charges, assessments, levied and assessed against subject premises, which are due and payable.

3. For all Loan Policies: Estoppel certificate on form provided by this company signed by or on behalf of all mortgagors acknowledging receipt of the mortgage consideration and making representations as to the ages of individual mortgagors and such other matters as are therein set forth.

4. For ALTA Loan Policies without the exceptions in Schedule B, II hereof:
Proper sworn statements and waivers showing payment or release of all lien rights covering improvements made on subject land in the last 90 days or satisfactory proof that no improvements have been made within the last 90 days; and, satisfactory survey by an approved surveyor showing no variation in location or dimensions, encroachments, or adverse rights, and such evidence or possession as may be required.

5. Instruments necessary to create the estate or interest to be insured must be properly executed, delivered and duly filed for record.

6. Furnish to the Company the name(s) of the proposed Insured(s) This Commitment is made subject to such further requirements and/or exceptions as may be deemed necessary after a proper search of the name(s) of said Insured(s). 7. In regard to Consumers Energy, the Company must be furnished the following documentation:

A. Certified copy of the Articles of Incorporation.

B. Certified copy of the proper corporate resolution(s) authorizing the sale of the land and directing the proper officers to execute the proposed transaction on behalf of said corporation.

C. Certificate of Good Standing or Certificate of Existence from the Secretary of State of Michigan, attesting to the current good standing.

8. Record a Deed from Consumers Energy Company, a Michigan corporation, formerly known as Consumers Power Company, a Michigan corporation to Proposed Purchaser.

9. Record a Partial Release of the Mortgage executed by Consumers Power Company, a Maine corporation to City Bank Farmers Trust Company, now held by JP Morgan Chase Bank, Trustee dated September 1, 1945, recorded in Liber 90 on Page 1, releasing subject property from the lien thereof, as amended and supplemented.

10. Part of Tax Number 15-007-108-001-00
Taxes Paid through 2005
Special Assessments: None
Part of Tax Number 15-007-117-003-00
Taxes Paid through 2005
Special Assessments: None

                                   SCHEDULE B
                                  (Continued)

File No.: 150430683CML
Commitment (Schedule B) (150430683CML.PFD/150430683CML/42)

II. THE POLICY OR POLICIES TO BE ISSUED WILL CONTAIN EXCEPTIONS TO THE FOLLOWING MATTERS UNLESS THE SAME ARE DISPOSED OF TO THE SATISFACTION OF THE COMPANY.

1. Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this commitment.

2. Any Loan Policy issued pursuant hereto will contain under Schedule B thereof the following exceptions:

(a) Rights or claims of parties in possession not shown by the public records.

(b) Encroachments, overlaps, boundary line disputes, and any other matters which would be discovered by an accurate survey and inspection of the premises.

(c) Any lien, or right to a lien for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

3. Any owner's policy will be subject to the mortgage, if any, noted under item one of Section 1 of Schedule B hereof and to the following exceptions (also set forth at the inside cover hereof): (1) rights or claims of parties in possession not shown by the public records; (2) encroachments, overlaps, boundary line disputes, and any matters which would be disclosed by an accurate survey and inspection of the premises; (3) easements, or claims of easements, not shown by the public records; (4) any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records; (5) any and all oil, gas, mineral, mining rights and/or reservations thereof; (6) taxes or special assessments which are not shown as existing liens by the public records. The following language in the first two lines of Schedule B II, Item 3, above will not be shown on the final policy when issued: "the mortgage, if any, noted under item one of Schedule B hereof and to" Schedule B II, Item 3 (5) and 3 (6) are hereby removed from this commitment and will not be shown on the final policy when issued.

4. No liability is assumed by the Company for tax increase occasioned by retroactive revaluation or change in land usage or loss of any Principal Residence Exemption status for the insured premises.

5. Taxes and/or assessments which become a lien or become due and payable subsequent to the effective date herein.

6. Rights of the public and of any governmental unit in any part of the land described in Schedule A taken, used or deeded for street, road or highway purposes.

7. Rights of tenants under unrecorded leases and any and all parties claiming by, through and thereunder.

8. Highway Easement Release of Right of Way recorded in Liber 124 on Page 89.

9. Water and Sewer Usage Bills.

Exhibit A (150430683CML.PFD/150430683CML/42)

EXHIBIT A
LEGAL DESCRIPTION
Your Reference No.: 150430683CML

Land located in the Township of Hayes, Charleviox County, State of Michigan, and described as follows:

A parcel of land in the West 1/2 of Section 8 and the North 1/2 of the Northwest 1/4 of Section 17, Township 34 North, Range 7 West, Hayes Township, Charlevoix County, Michigan, more particularly described as follows: To find the point of beginning of this description, commence at a Consumers Power Company Marker at the Southwest corner of said Section 8; run thence N 00 degrees 05'57' W, along the West line of said section, 580.70 feet; thence N 89 degrees 58'47" E 91.20 feet to a 1/2 " rod, being the POINT OF BEGINNING of this description; thence N 00 degrees 05'21" W 2177.62 feet to a 1/2 " rod; thence N 89 degrees 56'29" E 2124.65 feet to a 1/2 " rod; thence S 00 degrees 03'57" East 2179.05 feet to a 1/2" rod; thence S 89 degrees 58'47" W 744.25 feet to a 1/2 " rod; thence S 25 degrees 00'34" E 919.08 feet to a 1/2 " rod; thence Southerly 167.07 feet along the arc of a 384.84 foot radius curve to the right (said curve having a central angle of 24 degrees 52'28" and a chord bearing S 12 degrees 34'20" E 165.77 feet) to a 1/2" rod; thence S 00 degrees 08'06" E 249.41 feet to a 1/2" rod on the Northwesterly right-of-way line of Highway U.S.-31; thence S 29 degrees 42'25" W, along said highway right-of-way line, 80.38 feet to a 1/2" rod; thence N 00 degrees 08'06" W 319.13 feet to a 1/2" rod; thence Northerly 149.71 feet along the arc of a 344.84 foot radius curve to the left (said curve having a central angle of 24 degrees 52'28" and a chord bearing N 12 degrees 34'20" W
148.54 feet) to a 1/2" rod; thence N 25 degrees 00'34" West 937.73 feet to a 1/2" rod; thence S 89 degrees 58'47" W 1335.38 feet to the POINT OF BEGINNING.

                                   EXHIBIT K

                           FORM OF CONSUMERS GUARANTY

This Guaranty is made and given as of the day of 20___, by CMS Energy Corporation, a Michigan corporation ("Guarantor"), in favor of Entergy Nuclear Palisades, LLC ("Beneficiary").

WHEREAS, Consumers Energy Company ("Consumers"), an Affiliate of Guarantor, has entered into an Asset Sale Agreement dated as of July ___, 2006 (the "Asset Sale Agreement"), pursuant to which (i) Beneficiary has agreed to purchase, and Consumers has agreed to sell, the Included Assets and (ii) Beneficiary has agreed to assume the Assumed Liabilities and Obligations, each in accordance with the Asset Sale Agreement, and the parties have undertaken certain duties, responsibilities and obligations as set forth in the Asset Sale Agreement; and

WHEREAS, under the Asset Sale Agreement, Consumers is assigning to Beneficiary the Standard Spent Fuel Disposal Contract, provided that Consumers has retained the obligation to pay the Pre-1983 Fee due thereunder;

WHEREAS, pursuant to Section 6.14(g) of the Asset Sale Agreement, Beneficiary is requiring Consumers to deliver this Guaranty executed by Guarantor to guarantee Consumers' obligation to pay the Pre-1983 Fee; and

WHEREAS, Guarantor will benefit from the transactions contemplated by the Asset Sale Agreement.

NOW, THEREFORE, Guarantor agrees as follows:

Section 1. Definitions. Capitalized terms used herein shall have the meanings assigned to them herein or, if not defined herein, then such terms shall have the meanings assigned to them in the Asset Sale Agreement.

Section 2. Guaranty. As an inducement to Beneficiary, for and in consideration of Beneficiary consummating the transactions contemplated by the Asset Sale Agreement, Guarantor hereby absolutely, unconditionally, and irrevocably guarantees to Beneficiary and its successors, endorsees and assigns, as primary obligor and not merely as a surety, the full and prompt payment, when due, of the Pre-1983 Fee (as it exists from time to time) payable by Consumers under the Asset Sale Agreement (the "Guaranteed Obligations"). The Guaranteed Obligations shall include all reasonable costs and expenses (including reasonable attorneys' fees), if any, incurred in enforcing Beneficiary's rights under this Guaranty, but only to the extent that Beneficiary is successful in enforcing its rights under this Guaranty. This is a guaranty of payment and not of performance or collection.

Section 3. Guaranty Absolute. The liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and nothing whatever except actual full payment to Beneficiary of the Guaranteed Obligations (and all other debts, obligations and liabilities of Guarantor under this Guaranty) shall operate to discharge Guarantor's liability hereunder.

Without limiting the generality of the foregoing, Guarantor's liability hereunder shall be unaffected by:

(a) The occurrence or continuance of any event of bankruptcy, reorganization or insolvency with respect to Consumers, or any disallowance of all or any portion of any claim by Beneficiary, its successors or permitted assigns in connection with any such proceeding or in the event that all or any part of any payment is recovered from Beneficiary as a preference payment or fraudulent transfer under the Federal Bankruptcy Code or any applicable law, or the dissolution, liquidation or winding up of Guarantor or Consumers;

(b) Any amendment, supplement, reformation or other modification of the Asset Sale Agreement;

(c) The exercise, non-exercise or delay in exercising, by Beneficiary or any other Person, of any of their rights under this Guaranty or the Asset Sale Agreement;

(d) Any change in time, manner or place of payment of, or in any other terms of, all or any of the Guaranteed Obligations or any other amendment or waiver of, or any consent to depart from, the Asset Sale Agreement or any other agreement, document or instrument relating thereto;

(e) Any permitted assignment or other transfer of rights under this Guaranty by Beneficiary, or any permitted assignment or other transfer of the Asset Sale Agreement including any assignment as security for financing purposes;

(f) Any merger or consolidation into or with any other entity, or other change in the corporate existence or cessation of existence of, Consumers or Guarantor;

(g) Any change in ownership or control of Guarantor or Consumers;

(h) Any sale, transfer or other disposition by Guarantor of any direct or indirect interest it may have in Consumers;

(i) The inaccuracy of any of the representations and warranties of Consumers under the Asset Sale Agreement;

(j) The absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing clauses;

(k) The failure to create, preserve, validate, perfect or protect any security interest granted to, or in favor of, any Person;

(l) Any substitution, modification, exchange, release, settlement or compromise of any security or collateral for or guaranty of any of the Guaranteed Obligations or failure to apply such security or collateral or failure to enforce such guaranty;

(m) Except as provided in Section 4(d), the existence of any claim, set-off, or other rights which Guarantor or any Affiliate thereof may have at any time against Beneficiary or any Affiliate thereof;

(n) The genuineness, validity, regularity, or enforceability of this Guaranty, the Asset Sale Agreement or any other agreement, document or instrument related to the transactions contemplated hereby or thereby; and

(o) Any other circumstances which might otherwise constitute a defense to, or discharge of, Guarantor or Consumers in respect of the Guaranteed Obligations or a legal or equitable discharge of Consumers in respect thereof, including, a discharge as a result of any bankruptcy or similar law.

Section 4. Waiver. In addition to waiving any defenses to which clauses (a) through (o) of Section 3 may refer:

(a) Guarantor hereby irrevocably, unconditionally and expressly waives, and agrees that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Beneficiary of, this Guaranty;

(b) Guarantor hereby irrevocably, unconditionally and expressly waives all notices, diligence, presentment and demand of every kind (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of security, release of security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Consumers' financial condition, or any other fact which might materially increase the risk to Guarantor hereunder) with respect to the Guaranteed Obligations which are not specifically required to be given by Beneficiary to Guarantor in the Asset Sale Agreement, and any other demands whatsoever which are not specifically required to be given by Beneficiary to Guarantor in the Asset Sale Agreement, and waives the benefit of all provisions of law which are in conflict with the terms of this Guaranty; provided, however, that Beneficiary agrees that all payment demands under this Guaranty shall be in writing and shall specify in what manner and what amount Consumers has failed to pay and an explanation of why such payment is due, with a specific statement that Beneficiary is calling upon Guarantor to pay under this Guaranty. The payment demand shall also include the bank account and wire transfer information to which the funds should be wire transferred;

(c) The Guarantor hereby irrevocably, unconditionally and expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and the delivery, acceptance, performance, default or enforcement of this Guaranty and any requirement that Beneficiary protect, secure or perfect any security interest or exhaust any right or first proceed against Consumers or any other person or entity or any other security; and

(d) Until payment and satisfaction in full of all Guaranteed Obligations, Guarantor irrevocably, unconditionally and expressly waives (i) any right it may have to bring in a case or proceeding against Consumers by reason of Guarantor's performance under this Guaranty or with respect to any other obligation of Consumers to Guarantor, under any state or federal bankruptcy, insolvency, reorganization, moratorium or similar laws for the relief of debtors or otherwise; (ii) any subrogation to the rights of Beneficiary against Consumers and any other claim against Consumers which arises as a result of payments made by Guarantor pursuant to this Guaranty, until the Guaranteed Obligations have been paid in full and such payments are not subject to any right of recovery; and (iii) any setoffs or counterclaims against Beneficiary which would otherwise impair Beneficiary's rights against Guarantor hereunder, except Guarantor shall be entitled to set off any claims that Consumers may have against the Beneficiary under the Asset Sale Agreement. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Beneficiary and shall forthwith be paid to Beneficiary to be applied to the Guaranteed Obligations.

Section 5. Representations and Warranties. Guarantor hereby represents and warrants as follows:

(a) Guarantor is a corporation duly organized and validly existing under the laws of Michigan.

(b) Guarantor has full corporate power, authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.

(c) This Guaranty has been duly authorized, executed and delivered by Guarantor.

(d) This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

(e) The execution and delivery by Guarantor of this Guaranty and the performance by Guarantor of its obligations hereunder will not (i) conflict with or result in any breach of any provisions of Guarantor's certificate of incorporation or bylaws (or other similar governing documents); (ii) conflict with or result in any breach of any provision of any law applicable to Guarantor or the transactions contemplated hereby; (iii) result in a breach of or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, agreement or other instrument or obligation to which Guarantor is a party or by which it or its assets or property are bound; or (iv) require any consent, approval, permit or authorization of, or filing with or notification to, any governmental or regulatory authority.

(f) No action, suit or proceeding at law or in equity or by or before any governmental authority or arbitral tribunal is now pending or, to the best knowledge of Guarantor, threatened against Guarantor that would reasonably be expected to have a material adverse effect on Guarantor's ability to pay and perform its obligations under this Guaranty.

(g) Guarantor's obligations under this Guaranty are not subject to any offsets or claims of any kind against Consumers, Beneficiary or any of their respective Affiliates.

(h) It is not and shall not be necessary for Beneficiary to inquire into the powers of Consumers or the officers, directors, partners, trustees or agents acting or purporting to act on Consumers' behalf pursuant to the Asset Sale Agreement and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder to the extent made or created in accordance with the terms of the Asset Sale Agreement.
Section 6. Continuing Guarantee. This Guaranty is a continuing guaranty and shall remain in full force and effect until all Guaranteed Obligations have been paid and performed in full. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations by Guarantor is rescinded and returned by Beneficiary to Guarantor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Consumers or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Consumers, Guarantor or any substantial part of their respective properties, or otherwise, all as though such payments had not been made. Guarantor agrees, upon the written request of Beneficiary, to execute and deliver to Beneficiary any additional instruments or documents necessary or advisable from time to time, in the reasonable and good faith opinion of Beneficiary, to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

Section 7. Amendments; Waivers; Etc. Neither this instrument nor any terms hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Beneficiary and Guarantor. No delay or failure by Beneficiary to exercise any remedy against Consumers or Guarantor shall be construed as a waiver of that right or remedy. No failure on the part of Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by any applicable law.

Section 8. Severability. In the event that the provisions of this Guaranty are claimed or held to be inconsistent with any other instrument evidencing or securing the Guaranteed Obligations, the terms of this Guaranty shall remain fully valid and effective. If any one or more of the provisions of this Guaranty should be determined to be illegal or unenforceable, all other provisions shall remain effective.

Section 9. Assignment.

(a) Assignability. Guarantor shall not have the right to assign any of Guarantor's rights or obligations or delegate any of its duties under this Guaranty without the prior written consent of Beneficiary. Guarantor shall remain liable under this Guaranty, notwithstanding assumption of this Guaranty by a successor or assign, unless and until released in writing from its obligations hereunder by Beneficiary. Beneficiary may, at any time and from time to time, assign, in whole or in part, its rights hereunder to any Person to whom Beneficiary has the right to assign its rights or obligations under and pursuant to the terms of the Asset Sale Agreement, whereupon such assignee shall succeed to all rights of Beneficiary hereunder.

(b) Successors and Assigns. Subject to Section 9(a) hereof, all of the terms of this instrument shall be binding upon and inure to the benefit of the parties hereof and their respective permitted successors and assigns.

Section 10. Address for All Notices. All notices and other communications provided for hereunder shall be given and effective in accordance with the notice requirements of the Asset Sale Agreement and if to Guarantor, at the following address:

Attn:
Telecopy:

with a copy to:
Telecopy:

Section 11. Governing Law. This Guaranty shall be governed by and construed in accordance with the law of the State of Michigan (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS GUARANTY SHALL BE IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF MICHIGAN. THE FOREGOING COURT SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSES, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH

RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12. Entire Agreement. This writing is the complete and exclusive statement of the terms of this Guaranty and supersedes all prior oral or written representations, understandings, and agreements between Beneficiary and Guarantor with respect to the subject matter hereof. Guarantor agrees that there are no conditions to the full effectiveness of this Guaranty.

REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Guarantor has duly caused this Guaranty to be executed and delivered as of the date first written above.

CMS ENERGY CORPORATION

By:
    ---------------------------------
Name:
Title:

                                  SCHEDULES TO
ASSET SALE AGREEMENT
by and among

CONSUMERS ENERGY COMPANY,
as Seller

and

ENTERGY NUCLEAR PALISADES, LLC,
as Buyer

Dated as of July 11, 2006

                               TABLE OF CONTENTS

Schedule Description

1.1(26)     Book Value
2.1(a)      Description of Real Property
2.1(b)      Description of Personal Property
2.1(l)      ANI and AEC Insurance Policies and Indemnity Agreements
               Included in the Included Assets
2.1(m)      Radio Licenses
2.1(n)      Pending Causes of Action
2.1(q)      Emergency Equipment Easements and List of Emergency Sirens
2.2(o)      Excluded Contracts
3.3(a)(4)   Capital Budget
3.3(a)(5)   Decrease in Purchase Price
4.3(a)      Seller's Third Party Consents
4.3(b)      Seller's Required Regulatory Approvals
4.6         Exceptions Related to Insurance
4.7         Environmental Matters
4.8         Labor Matters - Collective Bargaining Agreements and Other
               Written Labor Agreements
4.9(a)      Benefit Plans
4.9(e)      Benefit Plan Exceptions
4.11(a)(i)  Seller's Agreements
4.11(a)(ii) Fuel Contracts
4.11(b)     Material Breaches
4.12        Legal Proceedings
4.13(b)     Permits
4.14(b)     NRC Licenses
4.16        Tax Matters
4.17        Tax and Financial Matters Relating to the Qualified
               Decommissioning Fund
4.18        Exceptions to Ownership of Intellectual Property
4.19        Zoning Classification
5.3(a)      Buyer's Third Party Consents
5.3(b)      Buyer's Required Regulatory Approvals
6.10(a)     Transferred Employees
6.10(g)     Actuarial Assumptions

INTRODUCTION

The Schedules to the Asset Sale Agreement are set forth on the following pages. These Schedules relate to certain matters concerning the disclosures required and transactions contemplated by the Agreement. These Schedules are qualified in their entirety by reference to specific provisions of the Agreement, and are not intended to constitute, and shall not be construed as constituting, any representation or warranty of Seller except as and to the extent expressly provided in the Agreement. These Schedules are not intended to constitute, and shall not be construed as an admission or indication that any such matter is required to be disclosed, nor shall such disclosure be construed as an admission or indication that such information would be material or would have a Material Adverse Effect. Such additional matters are set forth for informational purposes only. No disclosure in these Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

The schedule headings contained in the Schedules are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of the Agreement.

The date of all Schedules is the date of the Agreement, unless otherwise indicated.

                                SCHEDULE 1.1(26)

Book Value - Nuclear Fuel and Nuclear Fuel Inventories

The following is the methodology used by Seller to calculate the Book Value of the Nuclear Fuel and Nuclear Fuel Inventories, in accordance with GAAP, consistently applied:

1. Additions

a. For purposes of accumulating costs, all invoices for purchases of uranium, conversion, enrichment and fabrication services will be treated as additions to the balance of Nuclear Fuel when materials are paid for, consistent with the Seller's past practices.

b. No Taxes will be treated as additions to the balance of Nuclear Fuel.

c. Termination fees related to Nuclear Fuel contracts shall not be treated as additions to the balance of Nuclear Fuel, regardless of the Seller's past practices.

d. AFUDC and capitalized interest charges will be applied to the applicable balance of Nuclear Fuel in process consistent with the Seller's past practices.

2. Subtractions

a. Accounting for the consumption of Nuclear Fuel will be based upon amortization rates determined consistent with the Seller's past practices.

b. Any revisions to the Seller's "Palisades Nuclear Power Plant Nuclear Fuel Forecast" or similar documents which provide the basis for Nuclear Fuel amortization and the associated amortization factors will be prepared and implemented in a manner consistent with past practice and will be provided to the Buyer when available.

c. The amortization factors will be applied to the actual plant output on a monthly basis to determine the reduction to the Book Value of the Nuclear Fuel.

                            [continued on next page]

3. Other

a. The Seller's calculation of its May 31, 2006 Book Value of its Nuclear Fuel inventory using the above methodology is set forth in the following table:

Palisades Nuclear Fuel Book Value Balance of Nuclear Fuel Inventory As of May 31, 2006

Item                                                    Amount
----                                               ---------------
Nuclear Fuel Materials In-Process (at cost)
Natural Uranium                                    $  3,105,350.56
Conversion                                         $    592,701.05
Enrichment                                         $  4,008,810.38
Cost of Fabrication                                $     31,583.00
AFUDC and/or Capitalized Interest                  $          0.00
Total                                              $  7,738,444.99
Nuclear Fuel Materials In-Stock (at cost)          $          0.00
Nuclear Fuel Assemblies                            $          0.00
Accumulated Amortization of Nuclear Fuel                     (0.00)
Total                                              $          0.00
Nuclear Fuel Materials In-Reactor (at cost)
Nuclear Fuel Assemblies                            $ 99,627,602.63
Spent Nuclear Fuel Assemblies                      $          0.00
Accumulated Amortization of Nuclear Fuel            (40,083,534.48)
Total                                              $ 59,544,068.15
Book Value of Nuclear Fuel                         $ 67,282,513.14

                                 SCHEDULE 2.1(a)

Description of Real Property - Palisades Assets

A parcel of land in Sections 4 and 5, Township 2 South, Range 17 West, Covert Township, Van Buren County, Michigan, more particularly described as follows:

Beginning at the Southeast 1/4 corner of said Section 5; thence N 00 degrees 06'00" E, along the East line of said section, 405.69 feet; thence N 89 degrees 13'40" W 2659.12 feet; thence N 89 degrees 17'57" W 1723.14 feet, to the East line of Glenwood Road; thence along said East line of Glenwood Road the following two courses: N 35 degrees 57'05" W 16.52 feet and N 30 degrees 53'07" E 27.75 feet, to the Easterly extension of the line between Lots 19 and 20 of Block 2 of Dean's Addition to Palisades Park per the plat thereof as recorded in Liber 3 of Plats, Page 4, Van Buren County Records (which plat was partially vacated by instrument recorded in Liber 585, Pages 903-906, Van Buren County Records); thence N 66 degrees 47'28" W 155.22 feet, to the Northeast corner of Lot 4 of said Dean's Addition to Palisades Park; thence S 23 degrees 47'15" W
50.00 feet, to the Southeast corner of said Lot 4; thence N 66 degrees 47'28" W
130.00 feet, to the Southwest corner of said Lot 4; thence N 23 degrees 47'15" E
50.00 feet, to the Northwest corner of said Lot 4 and the point of beginning of an intermediate traverse line, this point being S 66 degrees 47'28" E 57 feet (more or less) from the Ordinary High Water Mark of Lake Michigan; thence N 23 degrees 19'25" E, along said intermediate traverse line, 5079.91 feet, to the point of ending of said intermediate traverse line, this point being S 88 degrees 58'20" E 121 feet (more or less) from the Ordinary High Water Mark of Lake Michigan; thence S 88 degrees 58'20" E 1448.14 feet, to the centerline of old Blue Star Highway (now vacated); thence Southerly on a curve to the left, along said centerline of vacated old Blue Star Highway, 659.45 feet (said curve having a radius of 3819.80 feet, a delta angle of 09 degrees 53'30" and a chord of 658.63 feet bearing S 02 degrees 23'07" W); thence S 88 degrees 58'20" E 1212.82 feet, to the East line of said Section 5; thence S 89 degrees 03'50" E
860.50 feet, to Westerly line of "Rest Area" as recorded in Liber 620, Pages 119-121, Van Buren County Records; thence along said Westerly line of "Rest Area" the following 7 courses: Southerly on a curve to the left 454.80 feet (said curve having a radius of 1910.08 feet, a delta angle of 13 degrees 38'33" and a chord of 453.73 feet bearing S 02 degrees 55'53" E), S 09 degrees 47'50" E
275.00 feet, S 88 degrees 58'05" E 140.00 feet, S 01 degrees 01'55" W 387.00 feet, S 88 degrees 58'05" E 33.67 feet, S 17 degrees 42'10" W 68.90 feet, and S 88 degrees 58'05" E 31.32 feet, to the Westerly right-of-way line of Highway I-196; thence along said Westerly right-of-way line of Highway I-196 the following two courses: S 17 degrees 42'10"W 2788.56 feet and Southerly on a curve to the right 765.03 feet (said curve having a radius of 11,309.16 feet, a delta angle of 03 degrees 52'33" and a chord of 764.88 feet bearing S 19 degrees 38'26" W), to the South line of said Section 4; thence N 88 degrees 55'33" W, along said South section line, 8.01 feet to the point of beginning.

Note: Bearings used in the preceding description are based on the Michigan State Plane Coordination System South Zone.

Note: The land described hereinabove above includes certain platted land, described as Lot 4 of Block 2 of Dean's Addition to Palisades Park.

ALSO, any land lying between the West line of the aforesaid Lot 4 of Block 2 of Dean's Addition and the shore of Lake Michigan, and any land lying between the hereinabove described intermediate traverse line and the shore of Lake Michigan, if, as and to the extent Grantor has any right, title or interest therein.

All containing 469 acres, more or less.

Together with easement granted by the State of Michigan, Department of Conservation, to Consumers Power Company by instrument dated January 17, 1968, recorded in Liber 570 at Page 271, Van Buren County Records, covering premises in Section 5, T2S, R17W, Covert Township, Van Buren County, as set forth therein.

Description of Real Property - Big Rock ISFSI Assets

A parcel of land in the West 1/2 of Section 8 and the North 1/2 of the Northwest 1/4 of Section 17, Township 34 North, Range 7 West, Hayes Township, Charlevoix County, Michigan, more particularly described as follows:

To find the point of beginning of this description, commence at a Consumers Power Company marker at the Southwest corner of said Section 8; run thence N 00 degrees 05'57" W, along the West line of said section, 580.70 feet; thence N 89 degrees 58'47" E 91.20 feet to a 1/2" rod, being the POINT OF BEGINNING of this description; thence N 00 degrees 05'21" W 2177.62 feet to a 1/2" rod; thence N 89 degrees 56'29" E 2124.65 feet to a 1/2" rod; thence S 00 degrees 03'57" E 2179.05 feet to a 1/2" rod; thence S 89 degrees 58'47" W 744.25 feet to a 1/2" rod; thence S 25 degrees 00'34" E 919.08 feet to a 1/2" rod; thence Southerly
167.07 feet along the arc of a 384.84-foot radius curve to the right (said curve having a central angle of 24 degrees 52'28" and a chord bearing S 12 degrees 34'20" E 165.77 feet) to a 1/2" rod; thence S 00 degrees 08'06" E 249.41 feet to a 1/2" rod on the Northwesterly right-of-way line of Highway U.S.-31; thence S 29 degrees 42'25" W, along said highway right-of-way line, 80.38 feet to a 1/2" rod; thence N 00 degrees 08'06" W 319.13 feet to a 1/2" rod; thence Northerly
149.71 feet along the arc of a 344.84-foot radius curve to the left (said curve having a central angle of 24 degrees 52'28" and a chord bearing N 12 degrees 34'20" W 148.54 feet) to a 1/2" rod; thence N 25 degrees 00'34" W 937.73 feet to a 1/2" rod; thence S 89 degrees 58'47" W 1335.38 feet to the POINT OF BEGINNING. Containing 107.486 acres, more or less.

                                SCHEDULE 2.1(b)

Description of Personal Property - Palisades Assets
CARS & TRUCKS
The following listed cars and trucks:
Consumers
Energy
Unit
Number
Unit
Model
Year
Vehicle Identification
Number (VIN) Unit Description

6288  1998 2G1WL52M9W9254442 Chevrolet Lumina 4Dr Sedan
6390  2000 2G1WL52JXY1288803 Chevrolet Lumina 4Dr Sedan
22045 1995 1GTEC14Z0SZ545951 GMC 1/2 ton Pick up 2WD
22391 1991 1GTDC14Z1ME528999 GMC 1/2 ton Pick up 2WD
22504 1994 1GKEK18K7RJ733511 GMC 1/2 ton Suburban 4WD
23008 1998 1FDXE40SXWHA61595 Ford 25 Passenger Shuttle Bus
23018 1998 1FDXE40S1WHA61596 Ford 25 Passenger Shuttle Bus
23035 1995 1GTHG35K5SF511925 GMC 1 ton full-size office van (Emerg.Van) 23069 * 1999 1GCHG35R0X1112003 Chevrolet 1 ton full-size cargo van
23095 1995 1GTHG35K7SF546143 GMC 1 ton Full size Cargo van
23505 1995 1FTFS24H9SHB59605 Ford 3/4 ton Ext Length Full size Van
23807 1998 1FDJE30L1VHC09852 Ford 14 Passenger Shuttle Bus
23835 1995 1GTHG35K2SF511946 GMC 2WD Full size Van W/ Compts
24064 1994 1GCCS1443RK156240 Chevrolet Compact Pickup 2WD
25048 1998 2B4GP4533WR836594 Dodge Caravan
28011 1991 1FTHF25H6MLA46125 FORD 3/4 ton Pick up 2WD
28039 1989 1GTFC24K0KE540253 GMC 3/4 ton Pick up 2WD
28104 1994 1FTEF25H1RNB46308 FORD 3/4 ton Pick up 2WD
28548 1998 1GTGK29R8WE547230 GMC 3/4 ton Pickup Ex Cab 4WD
29035 1995 1GTHK34K9SZ538978 GMC 1 ton Pick up 4WD
29208 1988 1B7KD345XJS772094 DODGE 1 ton Pick up 2WD
38041 * 2001 1GCHK24U61Z290425 CHEVROLET 3/4 ton Pick up 4WD
59583 1993 1GDKC34F4PJ504969 GMC Sierra 1 ton Stake Rack Bed w / Lift gate 81102 1981 1GDR7D4D0BV561550 GMC- Modified Flat Bed Chassis-Cask movement 83018 * 1998 1HTSCAAMXWH556059 International 4700 - 24' Flat Bed
83070  1980 T17DBAV605036 GMC - 16' Flat Bed with Stake Racks
86012 * 1992 1HTSDNZN3NH431484 International - Flat bed with Deck Winch

* Note: The vehicles indicated by an asterisk above are currently leased by Seller from BLC Corporation under Amended and Restated Master Leasing Agreement dated as of August 20, 1979. As between Seller and Buyer, prior to Closing, Seller shall, as to each of those vehicles, have the option either to: (i) purchase, or arrange to be purchased, the applicable vehicle from the lessor, in which case the applicable vehicle will remain on this
     Schedule 2.1(b); or (ii) remove the applicable vehicle from this Schedule 2.1(b) and instead add to Schedule 4.11(a)(i) ("Seller's Agreements") the aforesaid lease insofar and only insofar as its covers and applies to the applicable vehicle and also add to Schedule 4.3(a) ("Seller's Third Party Consents") any consent that Seller deems necessary for assignment to Buyer of such lease insofar and only insofar as it applies to the applicable vehicle.

OTHER VEHICLES AND LARGE MOBILE POWERED EQUIPMENT

The following listed other vehicles and/or large mobile power equipment:

Unit Model
Year Serial Number Unit Description
3DW-170-FS 2000 VIN 40FW04369N1009747 Talbert- 170 Ton "Cask Mule"- DFS Cask Trailer

RT518 44805 Mobile Hydraulic Crane- Grove 18Ton
RT530E 222078 Mobile Hydraulic Crane- Grove RT-530E (30Ton)
WA-65-3 HA 940711 Komat'su 65- Utility Fork Lift/ Sweeper/ Plow/Bucket Tractor TH83 3RN00939 CAT- Model TH83 Fork Lift
0500-Y50 Y355- 12644323 Fork Lift- Clark 2100#
MA01L58 MA01-003462 Fork Lift- Nissan 3000#
B-30-TE/S 324-311-5105-15 Fork Lift- Baker 3000#
C500-Y50 Y355-0210-5465A Fork Lift- Clark 5000#
C500-Y50 Y355-0209-5465FA Fork Lift- Clark 5000#
VC60C Z89W00805 Fork Lift- Caterpillar 6000#
C500-YS80 Y685-178-5165 Fork Lift- Clark 8000#
GPL 40 1CM01084 Fork Lift- Caterpillar 8000#
CGP 55 CGP460L-0123-9486FB Fork Lift- Clark 10,000#
GLP-100 MLINGDV087 C813D02797X Fork Lift- Yale 10,000#
600AJ 1999 081503 0300039589 Manlift- JLG- 60'- w/Articulating Arm
Z20/8N 1998 695 Manlift- Genie- 20' Electric
355 355-3527 Tennant Sweeper
7200 7200-6414 Tennant Sweeper

COMPUTER EQUIPMENT
The following listed computer equipment:
Palisades Servers

Server Name - Model Quantity Description/Function
PLAS01 - ML370 G2 1 Knowledgebase no support contract

PLAS02 - ML370 G2 1 Crystal Server
PLDT02 - DL380G2 1 Oracle and web test, Audit Wizard, Vanguard.

PLPWNT10 - ML370 G2 1 SQL 2000 test WinCDMS
PLWS01   - DL380G2 1 Intranet
PLPWNT03 - PL 7000 1 PCDocs Sybase-production RECTrak, DOCTrak (DCR Log). PLPWNT04 - PL 1600 1 Oracle running ASC Track Bar-coding application
PLEM01   - ML570 1 EMPAC Server
PLEM02   - ML530 1 EMPAC Server
PLEM03   - ML530 1 EMPAC Server
PLEM06   - ML570 1 EMPAC Server
PLPWNT01 - ML570 1 Receives CMS data modifies it & sends it to EMPAC server. PLPWNT05 - PL 5500 1 Sybase-production PIF, WRG, EAR
PLTR01   - DL380G2 1 In use for Gothic, FDS, Sapphire, and MAAP
PLAS10   - DL380G3 1 Windows 2003 Application server, PI, Myriad
PLDB01   - DL380G3 1 Windows 2003 Database server Oracle
PLDB02   - DL380G3 1 Windows 2003 Database server MS SQL
PLPS10   - DL380G3 1 Windows 2003 Print Utility server RADIUS, Marimba
PLRS10   - DL380G3 1 Windows 2003 Resource server Home, Profiles, Team shares
PLBU10   - DL380G3 1 Windows 2003 Veritas BE 10 Backup server
ENDC13   - DL380G3 1 Windows 2003 Site Domain Controller
PLSP01   - DL360G3 1 Windows 2003 SharePoint server
PLSP02   - DL380 G3 1 Windows 2003 SharePoint Server MS SQL\
PLTE02   - DL380G4 1 Windows 2003 Total Exposure server, Passport
PALSTG01 - GX270, Dell 1 Consumers Image Stager box for IMPACT PCs on-site.
Spare    - DL380G3 1
Spare    - DL380G3 1
Spare    - DL380G3 1

UNIX Servers

Server Name - Model Quantity Description/Function
DA-64BAA-xx 2 Alpha Server ES40 667, model 2, 0GB Tru64
KN610-BB 2 667 SMP Tru64 upgrade
MS610-DA 8 1-GB memory option (4 x 256-MB DIMMs)
BA61R-RM 2 Rack kit for Alpha Server ES40
286778-B22 12 72.8-GB Ultra3 SCSI 15,000 rpm 1-inch Universal disk drive 2 S510 15 inch (13.8 inch viewable)
SN-PBXGK-BB 2 ELSA Gloria Synergy graphics with 8 MB SGRAM
DS-KZPCC-AC 2 PCI 1-port PCI to Ultra2, 64-bit, LVD backplane RAID 204404-001 2 Compaq UPS R1500 XR

Personal Computers
Name Model Type Count
Dell, Inc. OptiPlex GX260 Mini Tower 138
Dell, Inc. OptiPlex GX270 Space-Saving 83
Dell, Inc. OptiPlex GX280 Mini Tower 75
Dell, Inc. Latitude D600 Portable, Docking Station 72

Dell, Inc. Latitude 110L Portable 64
Dell, Inc. OptiPlex GX150 Mini Tower 50
Dell, Inc. OptiPlex GX270 Mini Tower 41
Dell, Inc. Latitude C610 Portable, Docking Station 39
Dell, Inc. Latitude C640 Portable, Docking Station 38
Dell, Inc. Latitude C610 Portable 25
Dell, Inc. Latitude D600 Portable 24
Dell, Inc. Latitude D610 Portable, Docking Station 21
Dell, Inc. OptiPlex GX280 Space-Saving 10
Dell, Inc. OptiPlex GX150 Notebook 7
Dell, Inc. Latitude C640 Portable 6
Dell, Inc. Latitude C400 Portable 5
Dell, Inc. Latitude D610 Portable 5
Dell, Inc. Precision WorkStation 340 Mini Tower 4
Dell, Inc. Latitude X300 Portable, Docking Station 3
Dell, Inc. Latitude C400 Portable, Docking Station 2
Dell, Inc. Latitude 110L 2
Dell, Inc. Latitude C640 1
Dell, Inc. OptiPlex GX1 450MTbr+ Mini Tower 1
Dell, Inc. OptiPlex GX150 1
Dell, Inc. Latitude D810 Portable, Docking Station 1
Dell, Inc. Latitude CPx H500GT Portable, Docking Station 1
Dell, Inc. Latitude D400 Portable, Docking Station 1
Dell, Inc. OptiPlex GX150 Tower 1
Dell, Inc. OptiPlex GX260 1

Simulator Computer Components

-    4 Dell Simulator PCs

-    2 Dell Instructor station PCs

-    2 Dell Engineering Workstation PCs

-    1 rack mounted PC based Digital Electro-Hydraulic Control System (DEH)

-    1 rack mounted PC based Thermal Margin Monitor System (TMM)

-    5 VAX Station for the Plant Process Computer (PPC)

Plant Process Computing Inventory (PPC Inventory)
Equipment Name Component Description

VAX001 Server Main computer for PPC applications
VAX002 Workstation Backup computer for PPC apps.
OPCON1 Workstation User interface in Control Room
OPCON2 Workstation User interface in Control Room
OPCON3 Workstation User interface in Control Room
TSCCON Workstation User interface in Tech Support Center

CMSCON Workstation User interface and PI interface
JUSTME Workstation PPC Development System
XTERMCR X-terminal User interface in Control Room
XTERMEOF X-terminal User interface in Emerg Ops Center

Security Computing Inventory
Equipment Name Component Description
Pegasys Host Main Security Access Computer
Pegasys Host(Spare) Main Security Access Computer

Pegasys Workstation User interface in Secondary Alarm Station Pegasys Workstation User interface in Identification Station Pegasys Workstation User interface in Access Authorization Pegasys Workstation User interface in Access Authorization WinBadge Host Badging system
Recognition Systems Host Hand Geometry System
Mark XL Workstation Video Capture for BRP Security alarm system Mark XL Host Perimeter Video Capture
Mark XL Workstation Perimeter Video Capture
Mark XL Workstation Perimeter Video Capture
MKY Omega Workstation OCA video capture
MKY Omega Workstation OCA video capture
MKY Omega Workstation OCA video capture
MKY Omega Workstation OCA video capture

Network Equipment Inventory
Equipment Quantity
Catalyst 6509 Switch 1
Catalyst 6513 Switch 1
Catalyst 4006 Switch 6
Catalyst 6006 Switch 2
Catalyst 3548 Switch 6
Catalyst 2950 Switch 2

Catalyst 2924 Switch 3
Cisco Terminal Router 1
Content Engine 507 3
2600 Router 2
1760 Router 1
1000BASE-SX Short Wavelength GBIC 57
16 port 1000mb GBIC FX Ethernet Card 2
48 port 10/100 RJ-45 Ethernet Card 23
48-port 10/100, Upgradable to Voice, Enh QoS card 6
Catalyst 4000 48-Port GE Module, 10/100/1000 Base-T (RJ45) 8

Cisco 1000Base-Lx/Lh Gbic 10
Cisco Catalyst 3550 Switch 2
Cisco Catalyst 3550 Switch 6
Catalyst 6000 16-Port Gig-Ethernet Mod 2
Cisco Catalyst 3550 Switch 1
Cisco Catalyst 3550 Switch 1
Apc Smart-Ups 3000Va 2
Apc Smart-Ups Rt 5000Va 1
Cisco 1000Btx-Gbic 3
Catalyst 2940 8 Port 10/100 1
Cisco Ethernet Sfp Long Haul Transceiver Lc Connector 1
Cisco Catalyst 3560 48 10/100/1000 2
Cisco Ge Sfp Lc Connector Sx 4

Cisco Catalyst 6000 48 Port 10/100 Rj45 Module 1
Catalyst 4006 Supervisor Ii 1
Catalyst 6000 48 Port 10/100 Rj45 Module 2
Catalyst 4006 Supervisor Iii 1
Catalyst 6500 Supervisor Engine 2 1
Catalyst 2940 8 Port 10/100 1
Cisco 1000Base-Sx Sfp 1
Outdoor Armored Cable - Mm Fiber - 130Ft 1
Cisco Catalyst 1000Base-Sx Gbic 6
Cisco 1000Base-Sx Sfp 3

COPIERS AND OTHER MAJOR ITEMS OF OFFICE EQUIPMENT

The following listed copy machines and other major items of office equipment:

MAKE DESCRIPTION MODEL

Brother Brother INTELLFAX 2800 2800
Brother Brother INTELLFAX 2800 2800
Brother Brother INTELLFAX 2820 INTELLIFAX-2820
Brother Brother INTELLFAX 2820 INTELLIFAX-2820
Brother DCP-1000 PRINTER/COPIER DCP-1000
Brother DCP-1000 PRINTER/COPIER DCP-1000
Brother DCP-1000 PRINTER/COPIER DCP-1000
Brother DCP-1000 PRINTER/COPIER DCP-1000
Brother MFC-7820 PRINTER/COPIER/FAX MFC-7820
Brother MFC-7820 PRINTER/COPIER/FAX MFC-7820
Brother MFC-7820 PRINTER/COPIER/FAX MFC-7820
Brother MFC-7820 PRINTER/COPIER/FAX MFC-7820
Brother MFC-7820 PRINTER/COPIER/FAX MFC-7820
Brother MFC-7820 PRINTER/COPIER/FAX MFC-7820

Brother MFC-7820 PRINTER/COPIER/FAX MFC-7820
Brother MFC-7820 PRINTER/COPIER/FAX MFC-7820
DICONIX DICONIX PRINTER
HP DJ DESKJET 2200DN
HP DJ DESKJET 2200DN
HP DJ DESKJET 2200DN
HP DJ DESKJET 2200DN
HP DJ DESKJET 2200DN
HP HP 4000T PRINTER
HP HP 4000T PRINTER
HP HP 4000T PRINTER
HP HP 4000T PRINTER
HP HP 4000T PRINTER C4119A
HP HP 4000T PRINTER C4119A
HP HP 4000T PRINTER C4119A
HP HP HP6P C3980A
HP HP HP6P C3980A
HP HP HP6P C3980A
HP HP HP6P C3980A
HP HP HP6P C3980A
HP HP LASERJET 4
HP HP LJ 6LXI C3996A
HP HP LJ 6LXI C3996A
HP HP LJ 6PXI C4213A
HP HP LJ 6PXI C4213A
HP HP LJ4 PLUS
HP HP LJ4 PLUS C2037A
HP HP BUSINESS INKJET 2600
HP HP COLOR LASERJET 4600DN
HP HP COLOR LASERJET 4600DN HP4600DN
HP HP COLOR LASERJET 4600DN
HP HP COLOR LJ 4500N
HP HP DESIGNJET 1055CM PLUS C6075B
HP HP DESIGNJET 430 C4714A
HP HP DESIGNJET 5000PS
HP HP DESIGNJET 5500PS J7934A
HP HP DESIGNJET 800
HP HP DESKJET 880C C6409A
HP HP DESKJET 895CXI
HP HP LASEJET 2200DSE
HP HP LASEJET 2200DSE
HP HP LASEJET 2200DSE
HP HP LASEJET 2200DSE
HP HP LASERJET 1200

HP HP LASERJET 1200
HP HP LASERJET 1200
HP HP LASERJET 1200 C7044A
HP HP LASERJET 1200 C7044A
HP HP LASERJET 1200
HP HP LASERJET 1200
HP HP LASERJET 1200
HP HP LASERJET 2100XI C4139A
HP HP LASERJET 2100XI C4139A
HP HP LASERJET 2200D
HP HP LASERJET 4050T C4252A
HP HP LASERJET 4100 DTN
HP HP LASERJET 4100 DTN
HP HP LASERJET 4100MFP LJ4100NFP
HP HP LASERJET 4101MFP HP4101MFP
HP HP LASERJET 4250N LJ4250N
HP HP LASERJET 4250N LJ4250N
HP HP LASERJET 4250N LJ4250N
HP HP LASERJET 4250TN LJ4250TN
HP HP LASERJET 4500
HP HP LASERJET 4500
HP HP LASERJET 4500
HP HP LASERJET 4500 C4084A
HP HP LASERJET 4550 COLOR PRINT C7085A
HP HP LASERJET 4550 COLOR PRINT
HP HP LASERJET 4550N COLOR PRINTE
HP HP LASERJET 8000
HP HP LASERJET 8000
HP HP LASERJET 8550DN 8550DN
HP HP LJ 2100XI
HP HP OFFICEJET K80XI
HP HP OFFICEJET K80XI
HP HP OFFICEJET K80XI
HP HP OFFICEJET K80XI
HP HP OFFICEJET K80XI C6751A
HP HP OFFICEJET K80XI
HP HP OFFICEJET K80XI
HP HP OFFICEJET K80XI
HP OJK80XI
HP HP OFFICEJET K80XI HP OJK80XI
HP HP PHOTOSMART S20 SCANNER C5101A
HP HP SCANJET 5300CXI
HP HP SCANJET 5370CXI
HP HP SCANJET 5370CXI C8473A

HP HP SCANJET 5370CXI C8473A
HP HP SCANJET 5470CXI
HP HP SCANJET 5470CXI
HP HP SCANJET 5490CXI SJ5940CXI
HP HP SCANJET 5490CXI SJ5940CXI
HP HP SCANJET 5490CXI SJ5940CXI
HP HP SCANJET 5490CXI 5490CXI
HP HP SCANJET 5490CXI SJ5940CXI
HP HP SCANJET 6250 CXI
HP HP SCANJET 6250 CXI C6275A
HP HP SCANJET 7400C 7400C
HP HP SCANJET 7400C 7400C
HP HP SCANJET 7490C
HP HP SCANJET 7490C
Panasonic Panasonic PRINTER-KX-P2123
Panasonic Panasonic PRINTER-KX-P2123
Xerox Xerox Plotter With Large Format Scanner 8825
Xerox Xerox Large Format 510 Copy System 510
Leasehold interest only in certain Xerox equipment referenced in Schedule 4.11(a)(i) subject to applicable agreements

                                RADIO EQUIPMENT

Existing radio equipment covered by the licenses listed on Schedule 2.1(m).

                                     OTHER

All of the following, as owned by Seller and physically located on below-indicated areas of the Site (or, if no specific area is mentioned, then located anywhere on the Site) on the Closing Date.

Expressly excluded are any of the following items belonging to vendors, consultants, contractors, subcontractors or their personnel, or to Palisades Employees or visitors, that may be present on the Site on the Closing Date.

(a) Inventories of Spare Parts and Materials

All inventories of spare parts and materials located in either of the two on-Site warehouses

(b) Furniture; Office Supplies; Etc.

All desks, tables, chairs, filing cabinets, storage cabinets, cubicle partitions, credenzas, stools, shelving, racks, blackboards/whiteboards, easels, coat racks, wall clocks, wastebaskets, drapes, blinds, carpets/rugs and other furnishings located within any of the permanent buildings on the Site. Also, all stocks of paper, pencils, pens, markers, erasers, staples, ink and other consumable office supplies, staplers, pencil sharpeners and similar minor office tools, and first-aid kits and supplies, maintained within said buildings.

(c) Shop Tools and Equipment; Etc.

All shop tools and equipment, small portable power tools and equipment, hand tools, ladders.

(d) Telephones and Fax Machines

All "land-line" telephones and facsimile machines located in any of the permanent buildings on the Site. All cellular telephones and pagers that are both (i) owned by Seller and (ii) assigned on a full time basis to Palisades Employees.

(e) Electronic

All television sets, television monitors, videocassette recorders, security cameras, and associated equipment.

Description of Personal Property - Big Rock ISFSI Assets

Tools At The ISFSI Quantity
1/4 inch socket sets 2
1/2 inch breaker bar and sockets 1
3/8 inch metric socket set 1
Metric allen set 1
Set insulated wrenches 1/4 thru 3/4 inch 1
Wrenches 3/8 thru 11/4 inch 1
Milwaukee 1/2 inch hyd. Impact wrench 1
3/4 inch socket set 1
5 hp air compressor 1
Milwaukee circular saw 1
Equipment at the ISFSI Quantity
Simplex Hyd. Pump 1
Small 100 Ton Simplex Hyd. Rams 4

Large 100 Ton Hyd. Rams 9
11/2 Ton Come Alongs 4
75 Ft. Lift Tower Hoses 2
55 Ton Shackle 5
20 Ft. Sling 1
24 Ft. Slings 2
27 Ft. Slings 2
Softeners 6
10 Ft.Tuflex Sling 2
Ashley Slings 11/4X12'2" 6 Part 4
Swivel 236000 1
Ram Tripod 1
Lift System Towers 2 Glga677 And 2 Glga690 Units 4
Hyd. Control Units 2
Hyd. Hoses (Hpu-3, Hpu-2, Tlh51-3) 3
Crosby Shackles 5
Lift System Supports Mod. 101414 6
Lift System Supports Mod. 101404 4
Mod. 32Pt250Lt 1
Enerpac Grapple For The Ram 1

Impact Limiter Storage Units 4
Transfer Skid Rail System 1
Lifting Device 1
Cask Thermocouples 2
Camera Pan And Tilt Unit 1
W100-Spider-Hts 1
W150-Spider-Hts 1
Enerpac Hand Pump 2Sp. 10000 Psi 3
Pack Of W100-Transfer Cask Targets 1
Pack Of W150 Overpak Targets 1
Air Mover Pads 4
Microwave Transmitters (Security) 2
Microwave Receivers (Security) 2
Tower Position Indicators 4
55 Gallon Barrels Of Rykon Iso 32 Oil 3
45' Jlg Man Lift (At ISFSI Pad) 1
Cat Skid Steer With Bucket Attachment. (At ISFSI Pad) 1
Ariens Snowblowers (At Admin. Bldg.) 2
Toro Snowblower (At Admin. Bldg.) 1
Stihl Weedwhip 1
6' Stepladder 1

10' Stepladder 1
20' Ext. Ladder 1
Bags Pad Approved Deicer (55#) 18
Chairs 28
Fire Proof File Cab. 10
Refrigerators 2
Microwaves 2
Fax Machines 2
Shredders 1
Document Filmer 1

Document Film Reader 1
Film Cartridge Cabinets 4

Copier 1
Color Printer 1

Desks 7
Round Table 1
Rect. Tables 3

Double Wide File Cab. 2 Drawer 2
Double Wide File Cab. 4 Drawer 1
Double Wide File Cab. 5 Drawer 2

2 Drawer File Cab. 4

All equipment related to security monitoring housed in the primary security monitoring station in the ISFSI Support Building. Note: This does not include any weapons or ammunition located in that building as those items are owned by the security vendor.

SCHEDULE 2.1(l)

American Nuclear Insurers and Atomic Energy Commission

Insurance Policies and Indemnity Agreements Included in the Palisades Assets Master Worker Policy Certificates of Insurance covering bodily injury to workers caused by nuclear hazards on or after August 15, 1969 and first reported to insurers prior to January 1, 1998 - Certificates #NW-0087 and MW-0024; and on or after January 1, 1998 - Certificate # NW-

                                SCHEDULE 2.1(M)

                        RADIO LICENSES - PALISADES ASSETS

0566. (original master policy is in the custody of American Nuclear Insurers) Facility Form Policy covering damages because of bodily injury and property damage legal liability caused by the nuclear hazards at the Palisades Plant. - Policy # NF-179. Nuclear Energy Liability Insurance Association secondary financial protection and payment bond policy - Certificate # N-20 (original master policy no. 1 is in the custody of the Nuclear Regulatory Commission). Atomic Energy Commission - Indemnity Agreement # B-40 - Indemnification and hold harmless agreement for protection to licensee for certain nuclear incidents when Facility Form Policy and secondary financial protection limits are less than $560 million. American Nuclear Insurers and Atomic Energy Commission

Insurance Policies and Indemnity Agreements Included in the Big Rock ISFSI Assets Master Worker Policy Certificates of Insurance covering bodily injury to workers caused by nuclear hazards on or after January 15, 1962 and first reported to insurers prior to January 1, 1998 - Certificates #NW-0053 and MW-0137; and on or after January 1, 1998. - Certificate # NW-0536. (original master policy is in the custody of American Nuclear Insurers) Facility Form Policy covering damages because of bodily injury and property damage legal liability caused by the nuclear hazards at the Big Rock Point Plant. - Policy # NF-117. Atomic Energy Commission - Indemnity Agreement # B-22 - Indemnification and hold harmless agreement for protection to licensee for certain nuclear incidents excess of the limits provided under the Facility Form Policy.

                                          EFFECTIVE EXPIRATION
                                        -----------------------
CALL SIGN         RADIO SERVICE            DATE         DATE                     RADIO USE                  FREQ. BAND
---------   -------------------------   ----------   ----------   ---------------------------------------   ----------
KB33073     Industrial/Business         5/31/2003    5/31/2013    Portable license - Not currently in use   467.750 Mhz
            Industrial/Business
KB68144     Industrial/Business         1/12/2005    3/15/2015    Portable license - security radio         158.235 Mhz
KB75452                                 7/16/2005    10/04/2015   Portable license - Not currently in use   467.825 Mhz
KDE717      Industrial/Business         6/9/2004     8/29/2014    Plant operations                          451.150 Mhz
                                                                                                            451.150 Mhz
                                                                                                            456.150 Mhz
KJY423      Industrial/Business         6/4/2005     8/9/2015     From Plant to South Haven                 173.350 Mhz
                                                                  Conference Center link for EOF
KKA850      Industrial/Business         1/12/2005    1/31/2015    From South Haven Conference               173.350 Mhz
                                                                  Center to Plant link for EOF
KNEY775     Industrial/Business         11/30/2002   2/4/2013     Plant operations                          451.100 Mhz
                                                                                                            451.425 Mhz
                                                                                                            451.525 Mhz
                                                                                                            451.100 Mhz
                                                                                                            451.425 Mhz
                                                                                                            451.525 Mhz
                                                                                                            456.100 Mhz
                                                                                                            456.425 Mhz
                                                                                                            456.525 Mhz
KNIE857     Industrial/Business         6/17/2004    8/29/2014    Plant operations                          451.250 Mhz

                                                                                                            451.250 Mhz
                                                                                                            456.250 Mhz
WPUB616     Industrial/Business         1/30/2002    1/30/2012    Early warning system                      461.150 Mhz
                                                                                                            461.150 Mhz
                                                                                                            466.150 Mhz
WQCU444     Marine Radiolocation Land   5/26/2005    5/26/2015    Radar system                                 9410 Mhz

                     RADIO LICENSES - BIG ROCK ISFSI ASSETS

                              EFFECTIVE EXPIRATION

CALL SIGN         RADIO SERVICE            DATE         DATE                     RADIO USE                  FREQ. BAND
---------   -------------------------   ----------   ----------   ---------------------------------------   ----------
WYH317      Industrial/Business         5/23/2001    3/14/2014    ISFSI Operations                          158.265 Mhz

    SCHEDULE 2.1(N) PENDING CAUSES OF ACTION - PALISADES AND BIG ROCK ISFSI

                                     ASSETS

Claim against AEGIS Insurance Services related to Palisades settlement of employment-related litigation.

Claim against insurance carrier for settled ERISA litigation.

                                SCHEDULE 2.1(Q)

 EMERGENCY EQUIPMENT EASEMENTS AND LIST OF EMERGENCY SIRENS - PALISADES ASSETS

                         Emergency Equipment Easements

                                                                                                                   LIBER/PAGE WHERE
  DATE OF      ORIGINAL EASEMENT      ORIGINAL                                                                       RECORDED (VAN
INSTRUMENT          GRANTOR           GRANTEE  EASEMENT                    PREMISES LOCATED IN:                     BUREN CO. REC.)
---------- ------------------------- --------- -------- --------------------------------------------------------- ------------------
4/16/1981  David J. Richards, et ux  Consumers Power    Secs. 19&24-T2S-R17W Covert Twp., Van Buren County        L. 726, P. 616
                                               Company
3/25/1981  Verna Priebe              Consumers Power    Sec. 25-T2S-R18W Covert Twp., Van Buren County Sec.       L. 725, P. 451
                                               Company
3/5/1981   Florence B. Jones         Consumers Power    9-T2S-R17W Covert Twp., Van Buren County                  L. 724, P. 09 L.
                                               Company
3/13/1981  Harry Sarno, et ux        Consumers Power    Sex. 18-T2S-R17W Covert Twp., Van Buren County            725, P. 449 L.
                                               Company
4/6/1981   Palisades Park Country    Consumers Power    Secs. 7&8-T2S-R17W Covert Twp., Van Buren County          727, P. 219 L.
           Club                                Company
5/12/1981  Jerry N. Beckwith, et ux  Consumers Power    Sec. 28-T1S-R17W South Haven Twp., Van Buren County       727, P. 217 L.
                                               Company
3/17/1981  City of South Haven       Consumers Power    Sec. 26-T1S-R17W South Haven Twp., Van Buren County       725, P. 453
                                               Company
3/18/1981  Southwest Michigan        Consumers Power    Sec. 33-T1S-R17W South Haven Twp., Van Buren County       L. 727, P. 215
           Council, Boy Scouts of              Company
           America
3/19/1981  Donald F. Walker, et ux   Consumers Power    Sec. 16-T1S-R17W South Haven Twp, Van Buren County        L. 724, P. 11 L.
                                               Company
6/21/1991  City of South Haven       Consumers Power    Secs. 2, 3, 10&15 T1S-R17W, City of South Haven, Van      0913, P. 295 L.
                                               Company  Buren County
9/3/1991   South Haven Board of      Consumers Power    Sec. 10-T1S-R17W City of South Haven, Van Buren           0918, P. 428
           Education                           Company  County
6/11/2002  Stockwell Properties, LLC Consumers Energy   Sec. 28-T3S-R17W, Coloma Twp., Berrien County Sec.        L. 2292, P. 598 L.
                                               Company
12/29/1981 John C. and Gloria B.     Consumers Power    32-T1N-R16W, Casco Twp., Allegan County                   1009, P.165
           Telander                            Company

                                  Sirens List

Site                             Location                                                            Electric   Electric
  #      Site Address           Description        Latitude  Longitude   County  Township Easement   Provider   Account #
---- -------------------- ----------------------- --------- ---------- --------- -------- -------- ----------- ----------
003  81250 CR376,         North Side of           42.257854 -86.332997 Van Buren Covert   COUNTY   AEP/I&M      496114400
     Coloma, MI 49038     CR376, across                                                   ROW
                          from 81241
                          CR376
004  43866 CR687,         West side of            42.259018  -86.16704 Van Buren Bangor   County   Midwest        3497800
     Hartford, MI         CR687, North of                                                 ROW      Energy Coop
     49057                43898 CR687
005  62077 39th Ave,      Southwest corner        42.275509 -86.148005 Van Buren Bangor   County   Midwest        3498000
     Bangor, MI 49013     62nd St and 39th                                                ROW      Energy Coop
                          Ave
006  32420 60th St.,      West side of 60th       42.300354 -86.128636 Van Buren Bangor   County   AEP/I&M      454889210
     Bangor, MI 49013     St, 7 miles North                                               ROW
                          of 34th Ave.
007  63058 CR378,         Northwest corner        42.309251 -86.157848 Van Buren Bangor   County   AEP/I&M      428882670
     Bangor, MI 49013     of 63 rd St and                                                 ROW
                          CR378
008  71350 10th Ave,      North side of 10th      42.382293  -86.23783 Van Buren South    County   City Of     4.07485.00
     South Haven, MI      Ave,                                                   Haven    ROW      South
     49090                approximately 25                                                         Haven
                          feet East of last
                          Power Pole
009  14241 73rd St,       East side of 73 rd        42.2669   -86.2536 Van Buren South    County               3.05055.00
     South Haven, MI      St, adjacent to                                        Haven    ROW
     49090                14149 73rd St
010  70333 CR380,         South side CR380,       42.345729 -86.232211 Van Buren South    County   City Of     3.05943.00
     South Haven, MI      between 72nd St                                        Haven    ROW      South
     49090                and 69 St.                                                               Haven

011  20105 Elm Ave,       East side of Elm        42.345139 -86.296939 Van Buren South   County   City Of      3.00746.00
     South Haven, MI      St, 200 feet South of                                  Haven   ROW      South
     49090                20th Avenue across                                                      Haven
                          from 20096 Elm - 14
                          feet east of c/l of Elm
                          Drive (Fire Lane O)
                          Cherry Court, in front
                          of address
012  272 Cherry Court,    943, 17 feet west of    42.40365  -86.26177  Van Buren South   County   City Of      4.02425.00
     South Haven, MI      c/l, 60 feet                                           Haven   ROW      South
     49090                north of c/l of                                                         Haven
                          Business I-196. West
                          side of 711/2 Street
                          across
                          from 03115 71-1/2
13   03202 7150th St,     Street                  42.40765  -86.239967 Van Buren South   County   City Of      2.05895.00
     South Haven, MI      North side of                                          Haven   ROW      South
     49090                Baseline, across from                                                   Haven
                          358
                          Baseline. Between
14   359 Baseline,        7377 and 358            42.41945  -86.263683 Allegan   Casco   County   City Of      1.01011.00
     South Haven, MI      Baseline Ave. East                                             ROW      South
     49090                side of Blue Star                                                       Haven
                          Highway, 11/2 miles
                          south of
                          107th Street.
                          Between 365 and
015  367 Blue Star        370 Blue Star           42.444883 -86.25115  Allegan   Casco   County   Consumers
     Hwy, South           Highway. Nort side of                                          ROW      Energy
     Haven, MI 49090      8th Avenue. 0.4 miles
                          east of 64th Street.

                                                                                          County
                                                                                          ROW
16   63236 8th Ave,       North side of 8th       42.389953 -86.157396 Van Buren Geneva   County   City Of      2.03415.00
     South Haven, MI      Avenue, 0.4 miles                                               ROW      South
     49090                east of 64th Street.                                                     Haven
                          East side of 64th
17   19555 64th Street,   Street, north of 20th   42.349067 -86.167533 Van Buren Geneva   County   Consumers
     South Havern, MI     Avenue. Between                                                 ROW      Energy
     49090                19748
                          64th Avenue and
                          63870 CR380
                          Northeast corner
                          of M-43 and 601/2
018  26721 6050th         Street. Between         42.322433 -86.13385 Van Buren  Bangor   County   Consumers
     Street, Bangor,      60570 M-43 and                                                  ROW      Energy
     MI 49013             26613 60-1/2 Street
                          North side of CR380
                          at airport property.
                          Between 73736
                          and 74216 20th
019  73900 CR380, South   Ave (CR380)             42.2075   -86.1594 Van Buren   South    County   City Of      1.09325.00
     Haven, MI 49090      Northwest corner of                                    Haven    ROW      South
                          Blue Star and 16th                                                       Haven
                          Avenue Northwest
                          corner of 11th Street
                          and 76th Avenue
20   76377 16th Ave,                              42.359979 -86.286549 Van Buren South    County   City Of      3.01995.00
     South Haven, MI                                                             Haven    ROW      South
     49090                                                                                         Haven
21   10920 76th St,                               42.378087 -86.283491 Van Buren South    County   City Of      3.04215.00
     South Haven, MI                                                             Haven    ROW      South
     49090                                                                                         Haven

022  6935 Baseline        North side of Baseline  42.419605 -86.217057 Allegan   Casco   County   City Of      1.10570.00
     Road, South          adjacent                                                       ROW      South
     Haven, MI 49090      to 6939 Baseline ,                                                      Haven
                          between 70th Street
                          and 68th Street.
                          Northeast corner of
                          67th Street and
023  6699 Baseline        Baseline. Between       42.419183 -86.197167 Allegan   Casco   County   Consumers
     Road, South          66947 and 6705                                                 ROW      Energy
     Haven, MI 49090      Baseline Road.
                          East side of 68th
                          Street, north of 8th
                          Street. Between
                          06951 and 06958 68th
                          Street. West side of
024  07007 68th St,       68th Street, north of   42.393017 -86.2071 Van Buren   Geneva  County   City Of      2.01378.00
     South Haven,         CR384.                                                         ROW      South
     MI 49090             West side of 67th                                                       Haven
                          Street, south of M-43.
                          Between
                          21360 and 22800 67th
25   11872 68th St,       Street.                 42.375534 -86.206973 Van Buren Geneva  County   Consumers
     South Haven,         Corner of 65th &                                               ROW      Energy
     MI 49090
26   23080 67th St,       CR384, 70 feet south
     Bangor, MI 49013     of CR384 on             42.333217 -86.196933 Van Buren Geneva  County   AEP/I&M      409950800
                          the East side of 65th                                          ROW
                          Street. Nortwest
                          corner of
                          CR380 and 60th
                          Street. Between
027  12035 65th St,                               42.2231   -86.1045 Van Buren   Geneva  County   AEP/I&M
     South Haven,                                                                        ROW
     MI 49090
028  19930 60th St,                               42.346817 -86.128867 Van Buren Geneva  County   AEP/I&M      450887520
     Bangor, MI 49013                                                                    ROW

                          6014 and 59955
                          CR380
                          South side of 34th
029  67577 34th Ave,      Avenue East of 68th     42.29375  -86.201183 Van Buren Bangor   County   AEP/I&M     401399040
     Bangor, MI 49013     Street. Between                                                 ROW
                          66525 and 68099 34th                                            County
                          Avenue.                                                         ROW
                          South side of 40th
                          Avenue 200 feet west
                          of 66th Street.
030  66065 40th Ave,      Between                 42.272317 -86.187217 Van Buren Bangor   County   Midwest
     Bangor, MI 49013     66031 and 66432                                                 ROW      Energy Coop
                          40th Avenue. South
                          side of 48th Avenue
                          adjacent
                          to 64541 48th
                          Ave. Between
031  64533 48th St,       64541 and 64473         42.243467 -86.172383 Van Buren Hartford County   AEP/I&M      43301160
     Hartford, MI         68th Avenue East side                                           ROW
     49057                of 68th Street across
                          from
                          47306 68th St.
                          Between 47350 and
                          47306 68th
032  47317 68th St,       Avenue.                 42.245367 -86.203967 Van Buren Bangor   County   AEP/I&M     407318080
     Hartford, MI         East side of 72nd                                               ROW
     49057                Street, across from
                          44686 72nd St.
                          Between 44200 and
                          44686 72nd Street
033  44777 72nd St,                               42.254917 -86.243 Van Buren Covert      County   AEP/I&M    4760006180
     Watervliet, MI                                                                       ROW
     49098

034  40634 M-140 Hwy,     West side M-140,        42.269517 -86.262717 Van Buren Covert   State    AEP/I&M      443720960
     Covert, MI 49043     adjacent to 40626 M-                                            ROW
                          140. Between 40626
                          and 40642 M-140.
                          North side of 36th
035  73770 36th Ave,      Avenue, 600 feet        42.28695  -86.260633 Van Buren Covert   County   AEP/I&M      405239920
     Covert, MI 49043     east of M-140.                                                  ROW
                          Between 35937 and
                          36040 M-140.
                          South side of 38th
036  77591 38th Ave,      Avenue, east of 78th    42.279396 -86.298717 Van Buren Covert   County   Midwest       34979000
                          st, opposite west                                               ROW      Energy Coop
     Covert, MI 49043     fence line of the
                          cemetery. West side
                          of 29th Avenue, 0.4
                          miles west of Blue                                                       AEP/I&M      487645280
                          Star Highway, across
037  79343 Ravine Way,    from the park office.   42.312355 -86.308777 Van Buren Covert   County
     Covert, MI 49043     End of Lois Lane,                                               ROW
                          adjacent to 80600
                          and 80599 Lois
                          Lane
038  80610 32nd Ave,      South side of 28th      42.300417 -86.326283 Van Buren Covert   File #   AEP/I&M      426104710
     Covert, MI 49043     Avenue, 300 feet                                                3909,
                          east of M-140,                                                  Liber
                          across from 13818                                               0913, pgs
                          28th Avenue.                                                    295 - 296
                          Between 13818 and
039  73895 28th Ave,      13779 28th              42.315633 -86.260817 Van Buren Covert   County   AEP/I&M      420582680
     Covert, MI 49043                                                                     ROW

                          Avenue.
                                                                                          County
                                                                                          ROW
40   38950 Blue Star      Approximately 1/2       42.27895  -86.33465  Van Buren Covert   County   AEP/I&M      457017470
     Hwy, Covert, MI      mile west of Blue                                               ROW
     49053                Star Highway on Fire
                          Lane 8 West of main
                          drive to state park on
41   23944 Ruggles Rd,    the east edge of the    42.330998 -86.306259 Van Buren South    State    City Of     3.04720.00
     South Haven, MI      north parking lot,                                     Haven    ROW      South
     49090                seven feet east of the                                                   Haven
                          east edge of the
                          pavement.
                          approximately 1/2
                          mile west of Blue
                          Star Highway on Fire
                          Lane 11, then on the
042  42274 Blue Star      first road to the north 42.215819 -86.20899  Van Buren Covert   File #   AEP/I&M      488273890
     Hwy, (Fire Lane      on the end of the                                               3909,
     11), Covert, MI      road on the dune.                                               Liber
     49043                East side of Blue Star                                          0725,
                          Highway, across                                                 pgs
                          from 47800 Blue Star                                            451 -
                          Highway.                                                        452
                          Between 47988 and
                          47880 M-63.
043  47911 Blue           Northeast corner of     42.243316 -86.35765  Van Buren Covert   State    AEP/I&M      451567950
     Star Hwy,            76th Street and 48th                                            ROW
     Coloma, MI 49038     Avenue.
044  47955 76th St,                               42.1463   -86.1688   Van Buren Covert   County   Midwest        3526900
     Covert, MI 49043                                                                     ROW      Energy Coop

045  53623 67 1/2th St,   East side of 67-1/2     42.22375  -86.200833 Van Buren                          County   AEP/I&M 441536950
     Hartford, MI 49057   Street, across from                          Hartford                           ROW
                          53652 67-1/2
                          Street. Between
                          53460 and 53652
                          67-1/2 Street
046  59425 70th St,       East side of 70th       42.202783 -86.222967 Van Buren                          County   AEP/I&M 449006010
     Hartford, MI         Street adjacent to                           Hartford                           ROW
     49057                59441 70th Street.
                          Between 59441 70th
                          Street and 69730
                          Shar-Sue
                          Drive.
                          North side Hagar
047  9139 Hager Shore Rd, Shore Rd, across        42.229583 -86.2369   Berrien          Watervliet County          AEP/I&M 452200220
     Watervliet, MI       from 9136 Hager                                                                 ROW
     49098                Shore Rd.
                          Between 9152 and
                          9136 CR372
                          Northeast corner of
                          Coloma North Road
048  6607 Little Paw      and Little Paw Paw      42.214617 -86.301317 Berrien          Coloma            County   AEP/I&M 495539390
     Paw Lake Rd,         Lake Road. Between                                                              ROW
     Coloma, MI 49038     5757 Coloma
                          North and 6619
                          Little Paw Paw Lake
                          Road. South side of
                          Red Arrow Hwy,
                          adjacent to 6920 Red
                          Arrow Hwy.
                          Between 6920 and
049  6958 Red Arrow Hwy,                          42.185917 -86.289333 Berrien          Coloma            County   AEP/I&M 404175050
     Coloma, MI 49038                                                                                     ROW

                                                                                                          County
                          6964 Red Arrow                                                                  ROW
                          Highway.

050  320 First St,        Behind police station   42.188367 -86.2611   Berrien          Watervliet        City     AEP/I&M 402638490
     Watervliet, MI       at First and Pleasant                                                           ROW
     49098                in Watervliet.
                          Between City Hall
                          at 158 West
                          Pleasant and Side
                          Track Cafe at 315
                          M-140.
                          North side of
                          Wilson across
051  5609 Wilson Rd,      from 5602 Wilson.       42.1935   -86.322767 Berrien          Coloma            County   AEP/I&M 423296000
     Coloma, MI 49038     Between 5602 and                                                                ROW
                          5677 Wilson.
                          East side of Thar
                          Road across from
                          4530 Thar Road.
052  4100 Thar Rd,        Between 4080 and        42.193217 -86.359483 Berrien          Hager             County   AEP/I&M 481540940
     Coloma, MI 49038     4530 Thar Road,                                                                 ROW
                          south of Bundy. East
                          side of M-63,
                          adjacent to North
                          Shore Memory
                          Gardens. Between
053  4969 M-63,           4922 and 4903 M-        42.201817 -86.393783 Berrien          Hager  State ROW AEP/I&M 438723930
     Coloma, MI 49038     63, 0.2 miles north
                          of Piper Road. South
                          side of Central
                          Avenue at Central
                          Court. 61
054  5950 Central                                 42.219855 -86.367498 Berrien          Hager   County    AEP/I&M 475823490 ROW
     Avenue, Coloma,
     MI 49038

                          feet south of Central
                          Avenue, 29 feet west
                          of c/l McKinley
                          Avenue. West side of
                          Clymer Road, across
055  5822 Clymer Rd,      from 5843 Clymer        42.2169   -86.3404  Berrien           Hager   County    AEP/I&M 481902000
     Coloma, MI 49038     Road. Between 5843                                                    ROW
                          and
                          5860 Clymer
                          Road.
                          West side of Becht
                          Road, across from
056  6820 Becht Rd,       6828 Becht Road.        42.234783 -96.321017 Berrien          Coloma  County    AEP/I&M 463778920
     Coloma, MI 49038     Between 6828 and                                                      ROW
                          6815 Becht Road. 0.6
                          miles South of
                          CR378, east side of
57   34355 Blue Star      Blue Star Highway.      42.1758   -86.1921 Van Buren Covert           County    AEP/I&M 451947030
     Hwy, Covert, MI      North of 8th Street,                                                  ROW
     49043                adjacent to northeast
                          corner of building.
58   727 Aylworth Ave,    West end of             42.389317 -86.267583 Van Buren        South  City ROW   City Of  3.14705.00
     South Haven, MI      Michigan Avenue.                                              Haven             South
     49090                Between 83 and 88                                                               Haven
                          Michigan Avenue.
59   79 Michigan Ave,                             42.401267 -86.28365 Van Buren         South  File #     City Of  2.17275.00
     South Haven, MI                                                                    Haven  3909,      South
     49090                                                                                     Liber      Haven
                                                                                               0913,
                                                                                               pgs
                                                                                               295 -
                                                                                               296

060  5970 Paw Paw         North side Paw Paw      42.2173   -86.268983 Berrien          Coloma            County   AEP/I&M 498383550
     Lake Rd, Coloma,     Lake Road, across                                                               ROW
     MI 49038             from 5939 Paw Paw
                          Lake Road. Between
                          5939 Paw Paw Lake
                          Road and
                          5800 Beach
                          Avenue.
                          Approximately
061  70688 CR378, Covert, 200 feet west of the    42.183    -86.1338 Van Buren Covert                     County   AEP/I&M 468745520
     MI 49043             CR378 & 70th                                                                    ROW
                          Street intersection.
                          0.2 miles east of
062  76882 CR378, Covert, 77 1/2 Street, on       42.184    -86.173 Van Buren Covert                      County   AEP/I&M 492892930
     MI 49043             the north side of                                                               ROW
                          CR378 (32nd Ave).

                          0.2 miles east of 78th
063  77580 CR376, Covert, Street on north side of 42.15     -86.1755 Van Buren Covert                     County   AEP/I&M 414924610
     MI 49043             CR376 (44th Ave).                                                               ROW

                  Environmental Sampling and Dosimeter Stations

Sampling        Location (from                                                Air        Air   Environmental  Accident
Station #           plant)                 Location Description          Particulates  Iodine       TLD         TLD     Easement
---------    --------------------  ------------------------------------  ------------  ------  -------------  --------  --------
1            Palisades Nuclear     Onsite, on tree near Northwest                                    X                   Note 3
             Plant                 corner of Building and Grounds crew
                                   building
2            Rural Route 3,        TLD located on 80th Street, west                                  X                   Note 1
             Coloma, MI (5.6       side on post. 200 feet south of the
             miles south)          old sample station.
3            76182 48th Ave,       Along 48th Avenue, 1/4 mile west of                               X                   Note 1
             Covert, MI (3.5       76th Street. In barnyard 50 yards
             miles SSE)            off north side of road.
4            36197 M-140 Hwy,      Along 36th Avenue, 1/2 mile east of         X         X           X                   Note 1
             Covert, MI (3.5       M-140, 15 feet off the south side of
             miles SE)             the road. TLD located in front yard
                                   of residence.
5            72723 CR378,          Along CR378, 3/4 miles east of M-           X         X           X                   Note 1
             Covert, MI (3.5       140, 30 feet off north side of road.
             miles ESE)            TLD located at Paul Rood residence,
                                   in tree in the back yard just pass
                                   the - driveway.
6            Rural Route 3,        Along 12th Avenue (CR384), turn NW                                X                   Note 1
             South Haven, MI       past Maple Grove, go 1/4 mile.
             (4.5 miles NE)        Located in orchard on north side of
                                   road.
7a           Emergency Siren 21    On Monroe Boulevard, at corner of                                 X                   Note 2
             (4.1 miles NNE)       11th Street.

8            State Park (1 mile    Onsite along State Park boundary            X        X X                              Note 1
             north)                road, north of plant. One mile from
                                   main gate. Near State Park boundary,
                                   on side of road as road turns west.
9            Covert Township       Along 32nd Avenue, 1/4 mile west of         X        X X                              Note 2
             Park (1.5 miles SSW)  Blue Star Highway. 5 Feet off south
                                   side of road. TLD located at end of
                                   road, at entrance to H Sarno
                                   residence, attached to emergency
                                   siren #38
10           Grand Rapids, MI      Grand Rapids Service Center, in             X         X           X                   Note 3
             (55 miles NNE)        storage area. Air sample station on
                                   west side near shed. Control TLD
                                   located 100 feet north of air sample
                                   station.
1            Kalamazoo, MI (35     Kalamazoo Service Center, in parking                              X                   Note 3
             miles E)              area on post in southeast corner.
                                   (Control TLD)
12           Dowagiac, MI (30      TLD located at first farm past old                                X                   Note 1
             miles SSE)            air sampler station, same side of
                                   road.
13           Perimeter of          Past #8 along State Park boundary                                 X                   Note 3
             Palisades (NNE)       road. Proceed west up dune path at
                                   right of containment test structure.
                                   At first crest, turn north and
                                   proceed up adjacent hill to top
                                   (approximately 50 yards from crest).
                                   Near State Park fence line)

14           Perimeter of          Along State Park boundary road to                                 X                   Note 3
             Palisades (NE)        point where fence divides old Blue
                                   Star Highway, 25 yards to east of
                                   road.
15           Perimeter of          North along Blue star Highway, 0.75                               X                   Note 3
             Palisades (E)         miles from site access road, 50 feet
                                   off west side of road.
16           Perimeter of          North along Blue star Highway, 0.4                                X                   Note 3
             Palisades (E)         miles from site access road, 50 feet
                                   off west side of road.
17           Perimeter of          Along Access road, 25 yards south of                              X                   Note 3
             Palisades (ESE)       southern power line, 15 yards off
                                   east side of road.
18           Perimeter of          20 yards from                                                     X                   Note 3
             Palisades (SE)        access road along south road. 40
                                   yards off south road.
19           Perimeter of          0.2 miles along south road                                        X                   Note 3
             Palisades (SSE)       from access road, 20 feet off south
                                   side of road.
20           Perimeter of          0.4 miles along south road from                                   X                   Note 3
             Palisades (S)         access road, 20 feet off south side
                                   of road.
21           Perimeter of          0.7 miles along south road from                                   X                   Note 3
             Palisades (SSW)       access road. Five (5) feet off east
                                   side of road.
                                   Near Lake Michigan bluff.
22           Mike Grogan           Control TLD in lead cave inside                                   X                   Note 1
             residence (13 miles   garage at RETS/REMP residence
             SSW)
23           Emergency Siren 19    On CR380                                                          X                   Note 2
             (3 miles ENE)

24           Emergency Siren 26    On 67th Street                                                    X                   Note 2
             (6 miles E)
33           Perimeter of          Onsite along south side State Park                                X                   Note 3
             Palisades (NE)        boundary road, 15 yards west of Air
                                   Sample Station #8
34           Perimeter of          Along State Park boundary road to                                 X                   Note 3
             Palisades (NE)        area where fence divides old Blue
                                   Star Highway, 25 yards east of road,
                                   near station 14.
35           Perimeter of          Located on the main post directly                                 X                   Note 3
             Palisades (ENE)       across the storeroom, near Training
                                   Building.
36           Perimeter of          North along Blue Star Highway, 0.9                                X                   Note 3
             Palisades (ENE)       miles from access road, 50 feet off
                                   west side of road.
37           Perimeter of          North along Blue Star Highway, 0.6                                X                   Note 3
             Palisades (E)         miles from access road, 50 feet off
                                   west side of road.
38           Perimeter of          North along Blue Star Highway, 0.15                               X                   Note 3
             Palisades (SE)        miles from access road, near old
                                   railroad spur, 50 feet off west side
                                   of road.
ACC TLD-1    R1-1-1 Mile Ring      Utility pole on south side of road                                            X       Note 1
                                   near southwest corner of 20th Avenue
                                   (CR380) and Oak Road
ACC TLD-2    R1-1-1 Mile Ring      Metal post on east side of Blue Star                                          X       Note 1
                                   Highway, approximately 1.75 miles
                                   north of Plant Access road, planted
                                   on top of the west end of expressway
                                   culvert on the west side of the
                                   expressway.

ACC TLD-3    R1-1-1 Mile Ring      Utility pole on southwest corner of                                           X       Note 1
                                   76th Street and 24th Avenue.
ACC TLD-4    R1-1-1 Mile Ring      Utility pole on the west side of                                              X       Note 1
                                   76th Street, 0.5 miles south of 24th
                                   Avenue, at the edge of a blueberry
                                   patch.
ACC TLD-5    R1-1-1 Mile Ring      Utility pole on northwest corner of                                           X       Note 1
                                   76th Street and 28th Avenue
ACC TLD-6    R1-1-1 Mile Ring      Utility pole on northeast corner of                                           X       Note 1
                                   77.5th Street and 30th Avenue.
ACC TLD-7    R1-1-1 Mile Ring      Utility  pole on northwest corner of                                          X       Note 1
                                   77.5th Street and 32nd Avenue.
ACC TLD-8    R1-1-1 Mile Ring      Utility pole on northeast corner of                                           X       Note 1
                                   32nd Avenue and Blue Star Highway.
ACC TLD-9    R1-1-1 Mile Ring      Beneath environmental air sampler,                                            X       Note 1
                                   approximately 0.25 miles west of
                                   Blue Star Highway on 32nd Avenue.
ACC TLD-10   R2 - 4-5 Mile Ring    Utility pole on northwest corner of                                           X       Note 1
                                   Blue Star Highway and M-140, in
                                   front of Econo Lodge parking lot.
ACC TLD-11   R2 - 4-5 Mile Ring    Utility pole on southeast corner of                                           X       Note 1
                                   M-43 and CR384
ACC TLD-12   R2 - 4-5 Mile Ring    Utility pole on south side of 20th                                            X       Note 1
                                   Avenue, 0.5 miles west of 69th
                                   Street.
ACC TLD-13   R2 - 4-5 Mile Ring    Utility pole on north side of 26th                                            X       Note 1
                                   Avenue, 0.5 miles west of 69th
                                   Street
ACC TLD-14   R2 - 4-5 Mile Ring    Utility pole on southeast corner of                                           X       Note 1
                                   70th Street and 34th Avenue

ACC TLD-15   R2 - 4-5 Mile Ring    Utility pole on west side of M-140,                                           X       Note 1
                                   0.5 miles south of 40th Avenue,
                                   across from house number 42009.
ACC TLD-16   R2 - 4-5 Mile Ring    Siren pole on southeast corner of                                             X       Note 2
                                   CR376 (44th Avenue) and 76th Street.
ACC TLD-17   R2 - 4-5 Mile Ring    Utility pole on north corner of                                               X       Note 1
                                   CR376 (44th Avenue) and 80th Street.
ACC TLD-18   R2 - 4-5 Mile Ring    Utility pole west of CR376 and Blue                                           X       Note 1
                                   Star Highway intersection.
Container 1  Van Buren County      200 Dosimeters
             Facility
Container 2  Berrien County        100 Dosimeters
             Facility
Container 3  Allegan County        200 Dosimeters
             Facility

Note 1: No formal easement agreement exists, oral permission from property owner.

Note 2: With siren easement agreement

Note 3: Located on Plant owner property

     EMERGENCY EQUIPMENT EASEMENTS AND LIST OF EMERGENCY SIRENS - BIG ROCK
                                  ISFSI ASSETS

                                      None

                                SCHEDULE 2.2(o)

                      Excluded Contracts - Palisades Assets

1. Nuclear Power Plant Operating Services Agreement between Consumers Energy Company and Nuclear Management Company, LLC dated November 7, 2000.

2. Operating Agreement of Nuclear Management Company, LLC dated February 25,
1999.

3. Subscription and Membership Agreement, between Consumers Energy Company and Nuclear Management Company, LLC dated November 7, 2000.

4. Reciprocal Laboratory Use Agreement between American Electric Power and Nuclear Management Company, LLC dated January 1, 1998, as amended August 31, 2005.

5. Mutual Assistance Agreement between Detroit Edison, American Electric Power and Nuclear Management Company, LLC, executed various dates August and September 2005.

6. Amendment and Restatement of the April 1, 2001 Generator Interconnection Agreement between Michigan Electric Transmission Company and Consumers Energy Company.

7. Amendment and Restatement of the April 1, 2001 Network Operating Agreement between Michigan Electric Transmission Company and Consumers Energy Company.

8. Amendment and Restatement of the April 1, 2001 Purchase and Sale Agreement for Ancillary Services between Michigan Electric Transmission Company and Consumers Energy Company.

9. Palisades Switchyard Protocol and Responsibility Agreement, Revision 0, dated November 2005.

10. Letter Agreement between Northern States Power Company and Consumers Energy Company dated May 10, 2006 for the sale of certain SWU credits.

11. Exchange Agreement between Eurodif SA and Nuclear Management Company, LLC, as agent for Wisconsin Energy Corp dated August 31, 2005.

12. Amended and Restated Easement Agreement between Michigan Electric Transmission Company and Consumers Energy Company dated April 29, 2002.

13. Contract for Furnishing Temporary Personnel dated December 1, 2001 with Acro Service Corporation. Service provided: payroll service and staff augmentation.

14. Contract for Consulting Services dated February 9, 1987 with BP&R Engineering, Inc. Service provided: various project support.

15. General Contract for Labor and Materials dated May 20, 1999 with BP&R Construction, Inc. Service provided: construction and maintenance.

16. General Contract for Work Requests dated July 1, 1988 with Erickson's, Incorporated. Service provided: mobile cranes, tractor-trailers, heavy hauling and/or moving.

17. General Contract for Work Requests dated October 1, 1988 with Gelock Transfer Line, Inc. Service provided: mobile cranes, tractor-trailers, heavy hauling and/or moving.

18. Contract for Consulting Services dated January 3, 1977 with Materials Testing Consultants, Inc. Service provided: field testing or material testing.

19. General Contract for Technical and Consulting Services dated February 1, 1996 with South Bend Medical Foundation, Inc. Service provided: fitness for duty testing - alcohol and controlled substances.

20. Contract dated July 9, 1979 with Team Industrial Services, Inc. Service provided: temporary pipe leak repairs/fixes.

21. Contract for Technical and Consulting Services dated August 1, 1996 with The Stress Center, P.C. Service provided: psychological testing/MMPI and clinical interviews.

22. Contract for Labor and Material dated November 24, 2003 with ThyssenKrupp Elevator Corporation. Service provided: elevator maintenance.

23. General Contract for Technical and Consulting Services dated February 1, 1996 with Tom Allen Enterprises, Inc. Service provided: fitness for duty collection/MRO services.

24. The Software Licenses for the following software are also Excluded
Contracts:

AMS Suite - Vibration Meter CSI RBM consultant
Mod 2120A Firmware Emerson Process Management
Computational Systems Incorporated (CSI) Division

Ultra Sonic module of RBMware Computations Systems, Inc.
WeldSpec C-Spee
Fuel Management and Accounting System Energy Resources International SharePoint Microsoft
OutlookSoft Everest OutlookSoft
Self-Service Library Right Answers
SAP - Palisades SAP
Advanced Maintenance Management System CMS Energy
Human Resource Management System Integral Systems
IMPACT (Managed Desktop Application) CMS Energy
Lotus Notes Client IBM
Peregrine Hewlett Packard
Enterprise Maintenance Planning and Control(EMPAC)
Indus International
Passport Indus International

1. Memorandum of Understanding among the Nuclear Regulatory Commission, Michigan State Historic Preservation Office and Consumers Energy Company dated January 31, 2006.

Excluded Contracts - Big Rock ISFSI Assets

2. Big Rock Decommissioning Core Team Letter Agreement - Lawrence Potter.

            SCHEDULE 3.3(A)(4) CAPITAL BUDGET - PALISADES ASSETS ONLY

                 2006 CAPITAL BUDGET - MONTHLY SPENDING FORECAST

PALISADES - 2006 CAPITAL BUDGET                            ACT        ACT        ACT        ACT        ACT        FCST       FCST
PROJECT DESCRIPTION                                       JAN-06     FEB-06     MAR-06     APR-06     MAY-06     JUN-06     JUL-06
-------------------------------                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
REACTOR HEAD REPLACEMENT                                3,931,450  2,871,151    267,467  2,347,016  3,218,435  2,347,903    569,247
CONTAINMENT SUMP MODIFICATIONS                             50,065     52,405    280,410    471,728    128,351    409,004    508,014
SPENT FUEL TRANSPORTABLE CASK                              28,957    676,855    135,921     36,316    (87,817)    66,191  1,279,608
PCP MOTORS REFURBISH AND REPLACE                           40,604    160,227  1,598,449    541,317    348,168    189,556     51,533
LR - GENERAL                                              131,934    722,630     82,038    962,827   (399,258)   368,819    299,460
MAIN GENERATOR STATOR REWIND                                                                   216      7,396    434,691  1,627,511
REPLACE "A" COOLING TOWER DECKING                                                 9,810  1,477,797     81,799
MITIGATING SYSTEM PERFORMANCE INDICATOR                                                                          350,000    450,000
LOAD TAP CHANGE TRANSFORMER FOR SUT 1-2                    70,006     93,127    444,211    749,508   (108,153)     7,886
DEVELOP AC POWER SYSTEM ANALYSIS MODEL/U                   15,948     17,957     72,755     97,754    114,168     75,977     37,977
CAPITAL HOLDING PROJECT FOR FUNDING DIST
CAPITAL HOLDING - OVERHEADS                                                                                      107,520    107,520
NRC SECURITY ORDER                                        (15,977)    50,814     40,519     11,932     20,703    120,846    100,846
REPLACE INCORE INSTRUMENTS                                                      391,620                84,817     99,344     57,420
CONTROL ROOM HABITABILITY                                              1,466      1,055        410     37,142     48,567     68,567
PALISADES SIMULATOR UPGRADE                                                         890      6,418      4,840    170,350
COST OF REMVAL - REACTOR HEAD REPLACEMEN                                         (2,671)                2,671    211,703    105,850

PALISADES - 2006 CAPITAL BUDGET                            FCST       FCST       FCST       FCST       FCST
PROJECT DESCRIPTION                                       AUG-06     SEP-06     OCT-06     NOV-06     DEC-06    2006 TOTAL
-------------------------------                         ---------  ---------  ---------  ---------  ----------  ----------
REACTOR HEAD REPLACEMENT                                  606,144  1,730,249    972,426    596,430   1,845,061  21,302,978
CONTAINMENT SUMP MODIFICATIONS                            532,914    453,969    515,027    717,642   1,088,346   5,207,875
SPENT FUEL TRANSPORTABLE CASK                              74,947    222,625  1,353,518    172,153     286,939   4,246,214
PCP MOTORS REFURBISH AND REPLACE                          316,647    213,647    224,311    397,311     114,247   4,196,016
LR - GENERAL                                              257,376    244,376    223,680    188,680     153,960   3,236,521
MAIN GENERATOR STATOR REWIND                                                                                     2,069,814
REPLACE "A" COOLING TOWER DECKING                                                                                1,569,407
MITIGATING SYSTEM PERFORMANCE INDICATOR                   336,000     50,000     50,000     50,000      50,000   1,336,000
LOAD TAP CHANGE TRANSFORMER FOR SUT 1-2                                                                          1,256,584
DEVELOP AC POWER SYSTEM ANALYSIS MODEL/U                  107,977    104,977    100,977    100,977     110,200     957,643
CAPITAL HOLDING PROJECT FOR FUNDING DIST                             200,000    411,279    211,280      90,456     913,015
CAPITAL HOLDING - OVERHEADS                               107,520    107,520    107,520    107,520     107,520     752,640
NRC SECURITY ORDER                                         89,846     84,346     77,751     52,000      22,000     655,626
REPLACE INCORE INSTRUMENTS                                                                                         633,201
CONTROL ROOM HABITABILITY                                  68,567     47,134     13,567     13,567     234,590     534,633
PALISADES SIMULATOR UPGRADE                                28,420    177,134     37,134      3,520     100,000     528,706
COST OF REMVAL - REACTOR HEAD REPLACEMEN                  180,121                                                  497,674

PALISADES - 2006 CAPITAL BUDGET                            ACT        ACT        ACT        ACT        ACT        FCST       FCST
PROJECT DESCRIPTION                                       JAN-06     FEB-06     MAR-06     APR-06     MAY-06     JUN-06     JUL-06
-------------------------------                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
PRIMARY COOLANT PUMP SEAL REBUILD                                    387,535                59,917     32,610
NRC SECURITY ORDER PHASE II                                16,696     49,567     26,330     14,291      2,797     10,000     20,000
INSTALL STRUCTURES FOR OUTAGE SUPPORT                                                      530,000    (77,019)
COST OF REMVAL - PCP MOTORS REFURBISH &                    13,091     14,663    108,040    134,248     56,627     50,950     17,520
COOLING TOWER GEARBOX REPLACEMENT                                      8,976        159    245,762     (5,914)
SERVICE WATER CONTROL VALVES IMPROVEMENT                    4,700     16,455     19,320    113,509      2,113     43,902     43,902
REPLACE "A" COOLING TOWER DECKING                                                                     352,600
COST OF REMOVAL - LOAD TAP CHANGER TRANS                    3,265      5,078     29,408    198,517     58,237     13,567     14,063
REPLACE HPSI CV 3070 SUBCOOLING VALVE                                                                 305,049
REPLACE CONTAINMENT AIR COOLER VHX-4                        1,363        773      2,155     20,440      3,977     30,878     30,878
CONTAINMENT AIR COOLER FAN REBUILDS                                    1,009                64,905    201,034      6,783
DESIGN/STUDY HEATER DRAIN PUMP P-10A                                                        74,092    133,327     34,935
FIVE YEAR ROOF REPLACEMENT PLAN
FLOW ACCELERATED CORROSION PROGRAM                          3,533     10,178     21,093    168,956     (2,058)
CONDENSATE PUMP P-2B MOTOR REWIND                                                                      99,648     97,766
COR - INSTALL STRUCTURES FOR OUTAGE                                                                   191,613
SITE SIREN AND SITE PA FOR EMERGENCY NOT                   18,590     36,713     97,408     39,019     (4,002)
COR DOMESTIC WATER                                                    36,778     85,727     12,120     50,000
REFURBISH SPARE VALVE FOR CCW HEAT EXCH                              (20,000)    21,516    237,876    (62,432)
SERVICE WATER PIPING REPLACEMENT                            3,125     63,810    (13,634)    30,424        549     89,360
ADDITIONAL PUMP FOR CONTINUED CLEANUP DU                    5,906     63,862     91,354     17,083    (15,025)
PROVIDE ALTERNATE SFP COOLING CAPABILITY                                                                          17,127     17,127
RAD SERVICES SMALL TOOL BUDGET                                                   10,256        633                40,196

PALISADES - 2006 CAPITAL BUDGET                            FCST       FCST       FCST       FCST       FCST
PROJECT DESCRIPTION                                       AUG-06     SEP-06     OCT-06     NOV-06     DEC-06    2006 TOTAL
-------------------------------                         ---------  ---------  ---------  ---------  ----------  ----------
PRIMARY COOLANT PUMP SEAL REBUILD                                                                                  480,063
NRC SECURITY ORDER PHASE II                                35,000    225,000     45,000     24,000       6,823     475,505
INSTALL STRUCTURES FOR OUTAGE SUPPORT                                                                              452,981
COST OF REMVAL - PCP MOTORS REFURBISH &                                                                            395,140
COOLING TOWER GEARBOX REPLACEMENT                                    108,000                                       356,983
SERVICE WATER CONTROL VALVES IMPROVEMENT                   43,902     43,902      6,783      6,783       7,892     353,163
REPLACE "A" COOLING TOWER DECKING                                                                                  352,600
COST OF REMOVAL - LOAD TAP CHANGER TRANS                                                                           322,135
REPLACE HPSI CV 3070 SUBCOOLING VALVE                                                                              305,049
REPLACE CONTAINMENT AIR COOLER VHX-4                       25,878     95,878     39,878     25,076      12,676     289,852
CONTAINMENT AIR COOLER FAN REBUILDS                                                                                273,731
DESIGN/STUDY HEATER DRAIN PUMP P-10A                                                                               242,355
FIVE YEAR ROOF REPLACEMENT PLAN                           220,000                                                  220,000
FLOW ACCELERATED CORROSION PROGRAM                                                                                 201,702
CONDENSATE PUMP P-2B MOTOR REWIND                                                                                  197,414
COR - INSTALL STRUCTURES FOR OUTAGE                                                                                191,613
SITE SIREN AND SITE PA FOR EMERGENCY NOT                                                                           187,728
COR DOMESTIC WATER                                                                                                 184,625
REFURBISH SPARE VALVE FOR CCW HEAT EXCH                                                                            176,960
SERVICE WATER PIPING REPLACEMENT                                                                                   173,634
ADDITIONAL PUMP FOR CONTINUED CLEANUP DU                                                                           163,181
PROVIDE ALTERNATE SFP COOLING CAPABILITY                   17,127     32,127     32,127     17,127      17,127     149,889
RAD SERVICES SMALL TOOL BUDGET                                        94,074                                       145,159

PALISADES - 2006 CAPITAL BUDGET                            ACT        ACT        ACT        ACT        ACT        FCST       FCST
PROJECT DESCRIPTION                                       JAN-06     FEB-06     MAR-06     APR-06     MAY-06     JUN-06     JUL-06
-------------------------------                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
COST OF REMVAL - ULTRA FILTRATION SYSTEM                   25,780     44,284     38,522     26,366    (11,386)     9,941
SPARE POWER RANGE NI DETECTORS                                                             132,803
REPLACE PCP SEAL FLOW TRANSMITTERS                                                                     80,043     37,000
EEQ TRANSMITTER REPLACEMENTS                                                                           42,013     74,338
PURCHASE PREDICTIVE MAINT EQUIPMENT                        88,000                           17,494          6      3,506
REMOTE MONITORING AND COMMUNICATION SYS                                1,327                              531    101,820
PROCUREMENT OF MAJOR EQUIPMENT                                329      1,008     21,335      9,252                10,898     38,525
COR PASM PANEL SYSTEM
PURCHASE PLANT EQUIPMENT/SMALL TOOLS                       10,095        474     22,804     16,804      5,527      3,701     31,063
ALTERNATE PUMP FOR SECURITY RESPONSE
CONTROL ROOM HVAC (VC-10/11)                                            (119)                                                40,322
COR REFURBISH SPARE VALVE FOR CCW HT EXC                                                               75,653
P-74 RECIRCULATION PUMP REPLACEMENT                                                   9                75,508
DESIGN/STUDY HEATER DRAIN PUMP P-10B                                                                   32,716     31,404
ALTERNATE SCREEN WASH SUPPLY TO TRAVELIN                                                                                      4,883
OPERATIONS SECONDARY SIDE STORAGE AREA                                                                            60,970
RADWASTE ULTRA FILTRATION SYSTEM                            1,782     11,194      7,498        140      5,222     14,840      9,737
CHEMISTRY SMALL TOOL BUDGET                                           12,445        221          9                 5,838
PAVEMENT REPLACEMENT
REPLACE SI TANKS LEVEL TRANSMITTERS
PALISADES PLANT PRESERVATION EFFORTS                                                                                         10,000
ADDITIONAL STEAM GENERATOR MANWAY REMOVA                                         33,000      1,990      2,954
EVALUATE/MODIFY                                                       31,445        423       (423)

PALISADES - 2006 CAPITAL BUDGET                            FCST       FCST       FCST       FCST       FCST
PROJECT DESCRIPTION                                       AUG-06     SEP-06     OCT-06     NOV-06     DEC-06    2006 TOTAL
-------------------------------                         ---------  ---------  ---------  ---------  ----------  ----------
COST OF REMVAL - ULTRA FILTRATION SYSTEM                                                                           133,506
SPARE POWER RANGE NI DETECTORS                                                                                     132,803
REPLACE PCP SEAL FLOW TRANSMITTERS                                                                                 117,043
EEQ TRANSMITTER REPLACEMENTS                                                                                       116,351
PURCHASE PREDICTIVE MAINT EQUIPMENT                                                                                109,005
REMOTE MONITORING AND COMMUNICATION SYS                                                                            103,678
PROCUREMENT OF MAJOR EQUIPMENT                             10,449     10,449                                       102,245
COR PASM PANEL SYSTEM                                                 99,893                                        99,893
PURCHASE PLANT EQUIPMENT/SMALL TOOLS                                                                                90,468
ALTERNATE PUMP FOR SECURITY RESPONSE                                  27,208     27,208     27,208                  81,624
CONTROL ROOM HVAC (VC-10/11)                               40,322                                                   80,525
COR REFURBISH SPARE VALVE FOR CCW HT EXC                                                                            75,653
P-74 RECIRCULATION PUMP REPLACEMENT                                                                                 75,517
DESIGN/STUDY HEATER DRAIN PUMP P-10B                                                                                64,120
ALTERNATE SCREEN WASH SUPPLY TO TRAVELIN                    4,883     14,883      4,883      4,883      28,483      62,898
OPERATIONS SECONDARY SIDE STORAGE AREA                                                                              60,970
RADWASTE ULTRA FILTRATION SYSTEM                            5,268                                                   55,682
CHEMISTRY SMALL TOOL BUDGET                                 4,555     27,162                                        50,229
PAVEMENT REPLACEMENT                                       50,000                                                   50,000
REPLACE SI TANKS LEVEL TRANSMITTERS                                              45,520                             45,520
PALISADES PLANT PRESERVATION EFFORTS                       10,000                10,000     10,000                  40,000
ADDITIONAL STEAM GENERATOR MANWAY REMOVA                                                                            37,944
EVALUATE/MODIFY                                                                                                     31,445

PALISADES - 2006 CAPITAL BUDGET                            ACT        ACT        ACT        ACT        ACT        FCST       FCST
PROJECT DESCRIPTION                                       JAN-06     FEB-06     MAR-06     APR-06     MAY-06     JUN-06     JUL-06
-------------------------------                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
TRAINING FACILITY UPGRADE                                               (641)                             219
RAD MONITOR RELIABILITY UPGRADE PROGRAM                     4,012      4,498      4,292         69                 6,500      6,500
FIVE YEAR ROOF REPLACEMENT PLAN
WARM WATER RECIRCULATION VALVE                                                                         17,791
REPLACE OBSOLETE FURNITURE
COR PAVEMENT REPLACEMENT
CAPITAL ADJUSTMENT LINE ACCOUNTING USE                                 9,555
OPERATIONS & SECURITY RADIO UPGRADE                         2,462      1,749      1,982        180
INCORE INSTRUMENT DISPOSAL PROCESS                                                                                 4,477
REPLACE C-42 SAMPLE PANEL COOLING SYSTEM                      575      3.498         62
LAN HARDWARE UPGRADES                                      33,292    (29,205)
REBUILD DILUTION WATER PUMP P-40A/B                         2,378                              785
PURCHASE EQUIPMENT FOR PASSPORT - TOTAL                     1,894
2006 SECURITY MODIFICATION                                                          (12)                1,848
REPLACE OBSOLETE RECORDERS IN CONTROL RM                      140
PURCHASE REPLACEMENT BREAKERS                                             (6)
CRD RACK EXTENSION PROCUREMENT                                                                                   (21,521)
REBUILD DILUTION WATER PUMP P-40A/B                        (2,378)   (19,648)
REPLACE FEEDER CABLE FROM SAFEGUARDS                                            (72,788)
TOTAL

PALISADES - 2006 CAPITAL BUDGET                            FCST       FCST       FCST       FCST       FCST
PROJECT DESCRIPTION                                       AUG-06     SEP-06     OCT-06     NOV-06     DEC-06    2006 TOTAL
-------------------------------                         ---------  ---------  ---------  ---------  ----------  ----------
TRAINING FACILITY UPGRADE                                       "                30,641          _           _      30,219
RAD MONITOR RELIABILITY UPGRADE PROGRAM                     4.184                                _           _      30,055
FIVE YEAR ROOF REPLACEMENT PLAN                            24.000                                "                  24,000
WARM WATER RECIRCULATION VALVE                                                                   _           _      17.791
REPLACE OBSOLETE FURNITURE                                  6,000      6,000                     _           _      12,000
COR PAVEMENT REPLACEMENT                                        "                10.000          _           _      10.000
CAPITAL ADJUSTMENT LINE ACCOUNTING USE                                                           "                   9,555
OPERATIONS & SECURITY RADIO UPGRADE                             "                                _           _       6,373
INCORE INSTRUMENT DISPOSAL PROCESS                              "                                _           _       4,477
REPLACE C-42 SAMPLE PANEL COOLING SYSTEM                                                         "                   4,136
LAN HARDWARE UPGRADES                                                                                                4,087
REBUILD DILUTION WATER PUMP P-40A/B                             "                                _           _       3,162
PURCHASE EQUIPMENT FOR PASSPORT - TOTAL                         "                                _           _       1,894
2006 SECURITY MODIFICATION                                                                                           1,836
REPLACE OBSOLETE RECORDERS IN CONTROL RM                                                         "                     140
PURCHASE REPLACEMENT BREAKERS                                   "                                _           _          (6)
CRD RACK EXTENSION PROCUREMENT                                                                   _           _     (21,521)
REBUILD DILUTION WATER PUMP P-40A/B                                                              "                 (22,026)
REPLACE FEEDER CABLE FROM SAFEGUARDS                                                             "                 (72,788)
TOTAL                                                                                                           58,046,513

2007 CAPITAL BUDGET - MONTHLY SPENDING FORECAST

PALISADES - 2007 CAPITAL BUDGET
PROJECT DESCRIPTION                                       JAN-07     FEB-07     MAR-07     APR-07     MAY-07     JUN-07     JUL-07
-------------------------------                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
REACTOR HEAD REPLACEMENT                                3,361,074  1,524,320    365,117    351,112  3,245,767    342,551    356,220
MAIN GENERATOR STATOR REWIND                                                                                              1,100,000
CONTAINMENT SUMP MODIFICATIONS                          1,175,324    598,170    241,989    162,225    110,560     57,310     84,310
PALISADES DFS CASK LOADING                              3,204,300     27,000     33,200     27,000     27,000     33,200     72,000
CAPITAL HOLDING FOR DIRECT CHARGING TO PROJECTS           121,920    121,920    121,920    335,253    335,253    335,253    335,253
CAPITAL HOLDING DOLLARS FOR PROJECT DISTRIBUTION
COST OF REMOVAL - PCP MOTORS REFURBISH AND REPLACE         60,000     60,000     60,000     60,000     60,000     60,000     60,000
REPLACE COOLING TOWER HOT WATER DISTRIBUTION
   COMPONENTS
LICENSE RENEWAL                                            95,400     90,000     97,400    192,000     76,300     76,000     74,200
EMPLOYEE INPROCESSING
MODIFY STEAM GENERATORS FOR SINGLE NOZZLE DAM SYSTEM
CAPITAL PROJECT LABOR TO SPREAD                            75,327     75,327     75,327     75,327     75,327     75,327     75,327
REPLACE STATION BATTERIES                                                        10,000     10,000     10,000    260,000
ADDITIONAL PUMP FOR CONTINUED CLEANUP DURING SHUTDOWN                 25,000     25,000     25,000
DEVELOP AC POWER SYSTEM ANALYSIS MODEL/UPDATE DESIGN
   CALCULATIONS                                            10,000     15,000     30,000     25,000     75,000     60,000     60,000
MAINTENANCE SERVICES - SCAFFOLD AND INSULATION
REPLACE CONTAINMENT AIR COOLER VHX-4                       20,000     20,000     20,000     20,000      5,000    126,000     27,000
TURBINE SUPERVISORY INSTRUMENTATION (TSI) SYSTEM
   UPGRADE
INCORE REACTOR MONITORING INSTRUMENTATION SYSTEM
FIVE YEAR ROOF REPLACEMENT PLAN                                                                        50,000    100,000    100,000

PALISADES - 2007 CAPITAL BUDGET
PROJECT DESCRIPTION                                       AUG-07     SEP-07     OCT-07     NOV-07      DEC-07   2007 TOTAL
-------------------------------                         ---------  ---------  ---------  ---------  ----------  ----------
REACTOR HEAD REPLACEMENT                                1,210,744    442,490    522,623    405,248   2,337,900  14,465,166
MAIN GENERATOR STATOR REWIND                            2,200,000  2,200,000  2,200,000  1,100,000               8,800,000
CONTAINMENT SUMP MODIFICATIONS                            110,990    159,320    705,276    658,384     505,533   4,569,392
PALISADES DFS CASK LOADING                                 73,000     78,200    127,000     19,000     617,568   4,338,468
CAPITAL HOLDING FOR DIRECT CHARGING TO PROJECTS           335,253    335,253    335,253    335,253     335,256   3,383,038
CAPITAL HOLDING DOLLARS FOR PROJECT DISTRIBUTION                                                     2,500,000   2,500,000
COST OF REMOVAL - PCP MOTORS REFURBISH AND REPLACE         60,000    570,000    570,000     54,000      32,400   1,706,400
REPLACE COOLING TOWER HOT WATER DISTRIBUTION
   COMPONENTS                                             215,500    690,500    340,500    215,500               1,462,000
LICENSE RENEWAL                                            76,650     65,650     54,800     54,800      52,800   1,006,000
EMPLOYEE INPROCESSING                                     200,000    200,000    500,000    100,000               1,000,000
MODIFY STEAM GENERATORS FOR SINGLE NOZZLE DAM SYSTEM      250,000    250,000    250,000    250,000               1,000,000
CAPITAL PROJECT LABOR TO SPREAD                            75,327     75,327     75,327     75,327      75,327     903,926
REPLACE STATION BATTERIES                                 200,000     50,000     50,000    160,000                 750,000
ADDITIONAL PUMP FOR CONTINUED CLEANUP DURING SHUTDOWN     175,000    250,000    100,000                            600,000
DEVELOP AC POWER SYSTEM ANALYSIS MODEL/UPDATE DESIGN
   CALCULATIONS                                            85,000     60,000     60,000     60,000      60,000     600,000
MAINTENANCE SERVICES - SCAFFOLD AND INSULATION                                                         507,000     507,000
REPLACE CONTAINMENT AIR COOLER VHX-4                       15,000     25,000    140,000     69,000      13,000     500,000
TURBINE SUPERVISORY INSTRUMENTATION (TSI) SYSTEM
   UPGRADE                                                                                             475,000     475,000
INCORE REACTOR MONITORING INSTRUMENTATION SYSTEM          432,000                                                  432,000
FIVE YEAR ROOF REPLACEMENT PLAN                           100,000     35,000                                       385,000

PALISADES - 2007 CAPITAL BUDGET
PROJECT DESCRIPTION                                        JAN-07     FEB-07     MAR-07     APR-07     MAY-07     JUN-07     JUL-07
-------------------------------                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
CONTROL ROOM HABITABILITY                                  20,000    100,000    100,000    100,000     60,000
UPGRADE K-7A/P-1A AND K-7B/P-1B MONITORING INSTRUMENTS
FLOW ACCELERATED CORROSION (FAC) PROGRAM)
COST OF REMOVAL REACTOR HEAD REPLACEMENT
REPL CV-1057-CV-1059                                                             25,000
COR COOLING TOWER HOT WATER DECK
PE75 PALISADES INFORMATION TECHNOLOGY PLAN/LAN
   EXPANSION                                               25,000     25,000     25,000     25,000     25,000     25,000     25,000
REPLACE FLOOD BARRIER XJ'S                                  8,000                                      36,500     36,500      8,000
INCORE INSTRUMENT DISPOSAL PROCESS
CONTROL ROOM HVAC (VC-10/11) SERVICE WATER SYSTEM
   PIPING REPLACEMENT                                                            10,000     10,000     10,000     10,000      5,000
RADIOLOGICAL SERVICES SMALL TOOLS BUDGET                              15,060     31,460    169,400
CONTAINMENT AIR COOLER FAN AND SAFEGUARDS COOLER FAN
   MOTORS                                                                                                                    10,000
COOLING TOWER GEARBOX REPLACEMENT                                                           99,000     99,000
SERVICE WATER PIPING REPLACEMENT                                                                                             30,000
COR - REPLACE CONTAINMENT AIR COOLER VHX-4                  1,000      1,000      1,000
SPARE POWER RANGE NI DETECTORS
RADIATION MONITOR RELIABILITY UPGRADE PROGRAM                                               35,245     35,245     35,245
NFPA-805 IMPLEMENTATION                                                                     25,000                           25,000
MAJOR EQUIPMENT PURCHASES FOR MAINTENANCE FACILITY
   UPGRADES                                                           12,000      7,000      7,000      7,000     12,000     17,000
MISC POWER PLANT EQUIPMENT AND SMALL TOOLS BLANKET GWO                12,500     12,500     11,000      6,000                19,000
PURCHASE OF PREDICTIVE MAINTENANCE EQUIPMENT                          10,000                           70,000
COST OF REMOVAL - VOLUME REDUCTION SYSTEM                                        22,484     22,484     22,485

PALISADES - 2007 CAPITAL BUDGET
PROJECT DESCRIPTION                                        AUG-07     SEP-07     OCT-07    NOV-07     DEC-07    2007 TOTAL
-------------------------------                         ---------  ---------  ---------  ---------  ----------  ----------
CONTROL ROOM HABITABILITY                                                                                          380,000
UPGRADE K-7A/P-1A AND K-7B/P-1B MONITORING INSTRUMENTS                                                 375,000     375,000
FLOW ACCELERATED CORROSION (FAC) PROGRAM)                  50,000    275,000     45,000                            370,000
COST OF REMOVAL REACTOR HEAD REPLACEMENT                                                               356,376     356,376
REPL CV-1057-CV-1059                                      100,000    150,000     75,000                            350,000
COR COOLING TOWER HOT WATER DECK                                                350,000                            350,000
PE75 PALISADES INFORMATION TECHNOLOGY PLAN/LAN
   EXPANSION                                               25,000     25,000     25,000     25,000      25,000     300,000
REPLACE FLOOD BARRIER XJ'S                                            32,000    122,000     36,500                 279,500
INCORE INSTRUMENT DISPOSAL PROCESS                                              137,500    137,500                 275,000
CONTROL ROOM HVAC (VC-10/11) SERVICE WATER SYSTEM
   PIPING REPLACEMENT                                     200,000      3,000                                       248,000
RADIOLOGICAL SERVICES SMALL TOOLS BUDGET                                                                           215,920
CONTAINMENT AIR COOLER FAN AND SAFEGUARDS COOLER FAN
   MOTORS                                                  10,000     90,000     90,000                            200,000
COOLING TOWER GEARBOX REPLACEMENT                                                                                  198,000
SERVICE WATER PIPING REPLACEMENT                           50,000     90,000     24,000                            194,000
COR - REPLACE CONTAINMENT AIR COOLER VHX-4                            31,000     31,000     36,000      86,000     187,000
SPARE POWER RANGE NI DETECTORS                            160,000                                                  160,000
RADIATION MONITOR RELIABILITY UPGRADE PROGRAM                                                                      105,735
NFPA-805 IMPLEMENTATION                                               25,000                25,000                 100,000
MAJOR EQUIPMENT PURCHASES FOR MAINTENANCE FACILITY
   UPGRADES                                                 3,000                                       10,000      75,000
MISC POWER PLANT EQUIPMENT AND SMALL TOOLS BLANKET GWO     14,000                                                   75,000
PURCHASE OF PREDICTIVE MAINTENANCE EQUIPMENT              (10,000)                                                  70,000
COST OF REMOVAL - VOLUME REDUCTION SYSTEM                                                                           67,453

PALISADES - 2007 CAPITAL BUDGET
PROJECT DESCRIPTION                                        JAN-07     FEB-07     MAR-07     APR-07     MAY-07     JUN-07     JUL-07
-------------------------------                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
REPLACE CONTAINMENT FLOOR PLUGS WITH GRADING                                                20.000     20,000     25,000
COST OF REMOVAL - FAILED FUEL MONITOR REMOVAL                                    29,133     29,134
REPLACEMENT OF CVCS FILTERS F-54A/B                                   50,820
CHEMISTRY SMALL TOOL BUDGET                                           20,000     15.000      7,500                 7,500
REPLACE STATION BATTERIES
PALISADES PLANT PRESERVATION EFFORTS                                                                   10,000     10,000     10,000
REPLACE TEMPORARY POWER PANELS W/PERMANENT                             4,000      5,000      6.000      5,000      5,000      5,000
COST OF REMOVAL- FLOW ACCELERATED CORROSION (FAC)
   PROGRAM)
TRAINING FACILITY UPGRADE                                                                              30,000
COST OF REMOVAL - FIVE YEAR ROOF REPLACEMENT PLAN                                                                 24,000
REPLACE OBSOLETE RECORDERS IN CONTROL ROOM                                        5,000      5,000      5.000      5.000      2,000
ELECTRICAL PENETRATION FOR S/G EDDY CURRENT TESTING                                                               10,000     10,000
REPLACE C42 PANEL
OFFICE ENVIRONMENT UPGRADE (FURNISHINGS)                                                                           6,000      6,000
PALISADES SIMULATOR UPGRADE                                                      10.000
EP FACILITY UPGRADES
RE-LICENSING VSC-24 ISFSI                                                                                                    10,000
TOTAL

PALISADES - 2007 CAPITAL BUDGET
PROJECT DESCRIPTION                                        AUG-07     SEP-07     OCT-07    NOV-07       DEC-07  2007 TOTAL
-------------------------------                         ---------  ---------  ---------  ---------  ----------  ----------
REPLACE CONTAINMENT FLOOR PLUGS WITH GRADING                                                                        65,000
COST OF REMOVAL - FAILED FUEL MONITOR REMOVAL                                                                "      58,267
REPLACEMENT OF CVCS FILTERS F-54A/B                                                                                 50,820
CHEMISTRY SMALL TOOL BUDGET                                                                                  "      50,000
REPLACE STATION BATTERIES                                                        50,000                      "      50,000
PALISADES PLANT PRESERVATION EFFORTS                       10,000                                            "      40,000
REPLACE TEMPORARY POWER PANELS W/PERMANENT                  2,000                 3,000      3,000                  38,000
COST OF REMOVAL- FLOW ACCELERATED CORROSION (FAC)
   PROGRAM)                                                           37,000                                 "      37,000
TRAINING FACILITY UPGRADE                                                                                           30,000
COST OF REMOVAL - FIVE YEAR ROOF REPLACEMENT PLAN                                                                   24,000
REPLACE OBSOLETE RECORDERS IN CONTROL ROOM                                                                          22,000
ELECTRICAL PENETRATION FOR S/G EDDY CURRENT TESTING                                                          "      20,000
REPLACE C42 PANEL                                                                           20,000           "      20,000
OFFICE ENVIRONMENT UPGRADE (FURNISHINGS)                                                                     "      12,000
PALISADES SIMULATOR UPGRADE                                                                                         10,000
EP FACILITY UPGRADES                                                  10,000                                 "      10,000
RE-LICENSING VSC-24 ISFSI                                                                                    "      10,000
                                                                                                                ----------
TOTAL                                                                                                           54,862,461

CAPITAL EXPENDITURES FOR 2008 SHALL BE $2,500,000 PER CALENDER MONTH.

SCHEDULE 3.3(a)(5)

Adjustment to Purchase Price

For each day that the Closing Date occurs after March 1, 2007, the Purchase Price will be decreased as follows:

$79,306 each day beginning March 2, 2007 through and including March 31, 2007

$76,504 each day beginning April 1, 2007 through and including April 30, 2007

$82,917 each day beginning May 1, 2007 through and including May 31, 2007

$133,412 each day beginning June 1, 2007 through and including June 30, 2007

$133,412 each day beginning July 1, 2007 through and including July 15, 2007

If the closing occurs after the 2007 refueling outage has been completed including completion of the following major projects in accordance with Good Utility Practices:

-    Core Barrel ISI (UT/VT) Inspection

-    Steam Generator Eddy Current Testing, Tube Plugging and Sludge Lancing

-    Replacement of Primary Coolant Pump P-50D Impeller

-    Control Rod Drive Seal Rebuilds

- Alternate Spent Fuel Pool Cooling for Service Water and Component Cooling Water Valve Repairs

- Shutdown Cooling, Engineered Safeguards System and Safety Injection Refueling Water Tank Valve Repairs and Replacements

-    Replace Power Operated Relief Valves (PORV's)

-    Main Feedwater Pump P-1B Rebuild

-    Low Pressure "B" Turbine Inspection

-    Main Generator Stator Rewind or Replacement

-    Main Condenser Eddy Current Testing

-    Flow Accelerated Corrosion Inspections

-    In-Service Inspections

-    Eddy Current Testing of Multiple Heat Exchangers

Then the Purchase Price will be $425,000,000 and will be decreased for each day that the Closing Date occurs after November 1, 2007 as follows:

$76,504 each day beginning November 2, 2007 through and including November 30, 2007

$82,917 each day beginning December 1, 2007 through and including December 31, 2007

$137,857 each day beginning January 1, 2008 through and including January 31,
2008

$89,062 each day beginning February 1, 2008 through and including February 28, 2008

$79,306 each day beginning March 2, 2008 through and including March 31, 2008

$76,504 each day beginning April 1, 2008 through and including April 30, 2008

$82,917 each day beginning May 1, 2008 through and including May 31, 2008

$133,412 each day beginning June 1, 2008 through and including June 30, 2008

$133,412 each day beginning July 1, 2008 through and including July

SCHEDULE 4.3(a)

Seller's Third Party Consents - Palisades Assets

1. Release is required from the trust indenture dated as of September 1, 1945 between Consumers Power Company (now Consumers Energy Company) and the City Bank Farmers Trust Company (now held by JP Morgan Chase Bank, NA, successor trustee).

2. Release of Installment Sales Contract and of Grant of Project Easements each dated August 1, 1973, recorded Liber 624, Page 439, and Liber 624, Page 437, Van Buren County, respectively

Consent of the counterparty is required to assign the following agreements:

1. Contract for telecommunication services between Consumers Energy Company and Verizon North, Inc. dated February 23, 2006.

2. Document Services Agreement No. 811202 between CMS Energy Corporation and Xerox Corporation as it applies to the lease of those specific units of equipment that are located at the Palisades Site.

3. Contract No. 30000006 with Everest VIT. Service being provided: Remote Visual Services and Equipment Rental.

4. Non-Residential Lease Agreement between Nuclear Management Company, LLC, as agent for Consumers Energy Company, and David A. and Cheryl A. Calvin, dated October 27, 2003.

5. Easement to Construct and Maintain Water Intake Line and Discharge Conduit given by the Department of Conservation of the State of Michigan to Consumers Power Company, dated January 17, 1968, and recorded at Liber 570, Page 271, Van Buren County Records.

6. Lease Agreement between The City of Benton Harbor and Nuclear Management Company, LLC (as agent for Consumers Energy Company), dated June 2, 2004. Based on structure of applicable assignment or partial assignment, consent of one or more of the other parties or beneficiaries to the following Fuel Contracts may or will be needed:

1. UF6 Conversion Services Agreement between Nuclear Management Company, LLC, for itself and as agent for Consumers Energy Company, Xcel Energy and Wisconsin Electric Power Company, and Cameco Inc. dated March 27, 2006.

2. Uranium Concentrates Sale Agreement between Nuclear Management Company, LLC, for itself and as agent for Consumers Energy Company, Northern States Power Company and Wisconsin Electric Power Company, and Rossing Uranium Limited dated May 26, 2005.

3. Uranium Enrichment Services Contract between Consumers Energy Company, Northern States Power Company and Wisconsin Electric Power Company represented by their agent Nuclear Management Company, LLC, and Urenco Enrichment Company Ltd, Urenco (Capenhurst) Ltd, Urenco Deutschland GmbH and Urenco Nederland BV dated October 26, 2004.

4. Uranium Conversion Services Agreement between Nuclear Management Company, LLC, and ConverDyn, dated January 1, 2003.

5. Allocation Agreement Regarding Purchase of Uranium Conversion between Consumers Energy Company, Northern States Power Company, Wisconsin Electric Power Company and Nuclear Management Company, dated January 1, 2003.

6. Conversion Services Contract between Nuclear Management Company, LLC. and Areva NC Inc. (DRAFT, YET TO BE SIGNED).

7. Uranium Enrichment Services Contract between Nuclear Management Company, LLC. and Areva NC Inc. (DRAFT, YET TO BE SIGNED).

8. Agreement between Rossing Uranium Limited and Nuclear Management Company, LLC. for the Sale and Purchase of Natural Uranium Concentrates (DRAFT, YET TO BE SIGNED).

9. Uranium Concentrates Sale Agreement between Itochu Corporation and Nuclear

Management Company, LLC. (DRAFT, YET TO BE SIGNED).
Seller's Third Party Consents - Big Rock ISFSI Assets

1. Release is required from the trust indenture dated as of September 1, 1945 between Consumers Power Company (now Consumers Energy Company) and the City Bank Farmers Trust Company (now held by JP Morgan Chase Bank, NA, successor trustee).

2. Consent of counter parties is required under the Memorandum of Understanding among NRC, Michigan State Historic Preservation Office and Consumers Energy Company, dated January 31, 2006.

Seller's Third Party Consents - Safeguards Information - Palisades and Big Rock ISFSI Assets

1. In each of the Site Security Plans for Palisades and Big Rock, there are agreements with the applicable Michigan State Police Post and, in the case of Big Rock with the Charlevoix County Sheriff and in the case of Palisades with the Van Buren County Sheriff. Since these agreements are Safeguards Information they are subject to specific security requirements. Bidders are being put on notice that these agreements exist and may, by their terms, require permission of the counterparty prior to transfer.

SCHEDULE 4.3(b)

Seller's Required Regulatory Approvals - Palisades and Big Rock ISFSI Assets Michigan Public Service Commission

1. Approval of the Power Purchase Agreement from the MPSC pursuant to 1982 PA 304 (MCL 460.6j(13)(b)).

2. Approval by the MPSC of the manner in which Seller's rates will be adjusted to remove the costs associated with ownership of the Palisades Plant and to incorporate the costs incurred pursuant to the Power Purchase Agreement.

3. An MPSC order affirming that the requirements imposed by the October 24, 2000 Order in MPSC Case No. U-12505 (the "Securitization Order") authorizing the securitization of Consumers' investment in Palisades have been satisfied.

4. An MPSC order affirming that the proposed transfer and disposition of assets from the MPSC jurisdictional Decommissioning Funds is consistent with all applicable MPSC requirements.

5. A certificate of public convenience and necessity pursuant to 1929 PA 69 (MCL
460.501 et seq) to provide retail electric service to Palisades.

Federal Energy Regulatory Commission

1. Authorization pursuant to Federal Power Act Section 203 for Seller to sell and Buyer to purchase, those Facilities subject to FERC jurisdiction.

2. Grant of authority pursuant to Federal Power Act Section 205 to sell electric capacity, energy and ancillary services at wholesale.

Nuclear Regulatory Commission

1. Authorization to transfer the NRC Licenses to Buyer and Buyer's Affiliate.

2. Approval of conforming administrative license amendments for the transfer.

Other

1. With respect to filings required under the HSR Act, the expiration, or the earlier termination, of all applicable waiting periods under the HSR Act.

2. Approval by the Federal Communications Commission of the transfer to Buyer of the radio licenses listed on Schedule 2.1(m).

3. Grant of a local franchise for the provision of retail electric service to Palisades by Seller.

4. Such other declarations, filings, registrations, notices, authorizations, consents or approvals of any Governmental Authority as are required by Law for the consummation of the contemplated transactions.

5. Consent of the appropriate agency or department of the State of Michigan to the assignment by Seller to Buyer of the easement granted by the State of Michigan, Department of Conservation, to Consumers Power Company by instrument dated January 17, 1968, recorded in Liber 570 at Page 271, Van Buren County Records.

SCHEDULE 4.6

Exceptions Related to Insurance - Palisades Assets

Certain structures at the Palisades Plant do not meet the NEIL standard for insurability for fire coverage. Therefore, the following structures or buildings and their contents are excluded from the NEIL policy for loss caused directly or indirectly by fire, or fire following lightning or explosion, or by any separate and independent accident which ensues therefrom.

1. Trailers of combustible construction without acceptable suppression.

2. South Radwaste Pole Building.

3. Enclosed Wooden Stairway (located on east side protected area between the upper road and lower grade level).

Exceptions Related to Insurance-Big Rock ISFSI Assets

Certain structures at the Big Rock Point Independent Spent Fuel Storage Installation (ISFSI) Site do not meet the NEIL standard for insurability for fire coverage. Therefore, the following structures or buildings and their contents are excluded for loss caused directly or indirectly by fire, or fire following lightning or explosion, or any separate and independent accident which ensues therefrom.

1. The Pole Building adjacent to the ISFSI Pad.

2. The ISFSI Security (Administration) Building.

SCHEDULE 4.7

Environmental Matters

Noncompliance with Environmental Laws/Permits - Notices From Governmental Authorities in Last Two Years

1. EPA Notice of Violation and Information Request Dated June 27, 2005. This alleged that the Plant had violated the Resource Conservation and Recovery Act by having a sign reading "Waste Oil" on a tank that should have been marked "Used Oil." The Company responded by letter dated July 25, 2005. The Plant had placed a new sign on the subject tank by March 16, 2005. A subsequent letter from the EPA dated August 9, 2005, stated that the agency had determined that "additional enforcement actions need not be taken at this time."

2. On December 14, 2004, Seller notified the Michigan Department of Environmental Quality by telephone that there was an apparent difference from the daily limitation for oil and grease at internal outfall 00F, the Turbine Sump Oil Water Separator. Sample analysis showed that oil and grease exceeded the daily limit of 20 mg/l. There was no sheen or other visible evidence on the water. Upon detection, the system was immediately pumped and cleaned. The problem has not recurred. The oral report was followed by a written Agency Notification Report, attached to a letter from Jennifer A. Crawford, dated December 17, 2004.

3. The U.S. EPA "ECHO" system on line shows a number of alleged violations of reporting requirements. The EPA states: "An identified system compatibility problem exists between Michigan and EPA, which is being worked on. Problems in transferring data is resulting in faulty water compliance data, making it difficult for the state to properly correct errors at this time."

Markus Tironi of the Michigan Department of Environmental Quality states:

"The database suggests that the Palisades Power Plant in Van Buren County, Michigan is not in compliance due to non-receipt of DMR data and some other violations in previous years. I have personally verified that the DMR's were submitted and there are no violations contained therein. Talking with the DEQ Lansing Staff, there appears to be a data uplink problem between NMS and PCS."

Therefore, while alleged violations currently show on the ECHO system, they do not exist.

4. In January 2005, the Palisades Plant received a telephone call from the Michigan Department of Environmental Quality (MDEQ), concerning an investigation of potentially improper disposal of septic waste by Burrows Sanitation at Off-Site Locations. The Plant provided to the MDEQ its records related to shipments of septic waste pumped from the Plant septic system. The Plant also ceased using Burrows Sanitation for its septic waste. Seller does not know the results of the MDEQ investigation or whether any action was taken against Burrows Sanitation by the MDEQ as a result. There were no allegations of unlawful activity by the Plant.

5. The MDEQ Air Quality Division issued a Letter of Violation, dated September 20, 2004. The letter alleged that Palisades failed to do required annual sulfur testing on Tank 9-26 since 2000. NMC disputed the violation, because the sulfur content of the tank was determined from fuel oil specifications and/or analysis for each delivery of fuel oil. Palisades also tested a sample from the tank to verify that the tank met requirements. Palisades has heard nothing further about it from the MDEQ.

In the same letter, the MDEQ inquired as to three other matters. It asked how much hydrazine was emitted during the venting of excess steam from turbine vents. NMC responded zero, because the hydrazine would have been chemically changed to water and trace amounts of ammonia. The second question was why Palisades preserved its records on microfilm, rather than saving originals. NMC responded by stating that the NRC license refers to ANSIN 45.2.9, which requires that records be saved by microfilm. The third matter related to the position of certain stack/vents. The MDEQ suggested that Palisades file for an amendment to Renewable Operating Permit 20020005 to clarify that the stack/vents discharge horizontally instead of upwards. The amendment was filed.

6. In 2005, Palisades paid a $105.00 late fee for the late payment of Michigan hazardous waste user fees, due April 30 each year.

Releases

See all matters described in the below-listed Phase I Environmental Site Assessments, copies of which have been made available to Buyer:

Phase I Environmental Site Assessment
Palisades Nuclear Power Plant
Covert, Michigan
February 24, 2006, as amended May 19, 2006

Phase I Environmental Site Assessment
Consumers Energy Shooting Range
Covert, Michigan
February 24, 2006

See also the Environmental Cleanups listed later in this Schedule 4.7.

Other known releases of hazardous substances are shown in the following list titled "Release Study - Palisades Nuclear Plant." This list contains releases from 1987 to present. General records of prior releases have not been located.

RELEASE STUDY - PALISADES

Palisades has encountered numerous minor spills of oil and various chemicals in use at the facility. Small spills occur on a regular basis which either have not reached the environment or reached the environment in small non-reportable quantities. Typically, these are immediately cleaned up by the personnel involved. They are seldom reported to regulatory agencies. Listed below are the releases reported to regulatory agencies and certain other releases deemed appropriate for inclusion in this report.

Date Disc Contact/ Coord Material Loss to Cleanup
Quantity
(Approx)
Date
MDEQ
Notified
(Verbal)
Date on
MDEQ
Letter Notes
12/14/2004 Oil and Grease Lake Michigan No visible signs NPDES exceeded
12/14/2004 12/17/2004 Turbine sump oil
separator
11/18/2003 JMcElrath, JHager Mineral oil (30 ppm
PCB)
Pavement and
Soil
removed all
Visible Signs,
sampling
verified <1 ppm
75 gal 11/18/2003 11/26/2003 Accidental loss
during
transformer
maintenance
4/11/2002 JHosking,AAurino Mineral Oil Substation
Stones
removed all
Visible Signs
< 5 gal 3/4 3/4
10/4/2002 Cleaning solution
with phosphoric acid
Warehouse Floor Janitors removed unknown none none Completely contained in
building
3/27/2002 JHager Sulfate deposits
discovered
Near A Cooling
Tower Fire Main
and acid pump
house
Removed visible
contamination
and replaced
with backfill
2
dumpsters
none none Believed due to
historic sulfuric
acid releases
2/12/2002 EDehn Sewage (liquids
only)
Sand and Storm
Drain
None - soaked
into sand
300 gal 2/12/2002 2/13/2002 Pump failure
4/6/2001 EDean,JHager Grease Water Removed Sheen and cleaned excess grease
< 1 gal 4/6/2001 4/9/2001 Traveling Screens
(NRC)
3/31/2001 EDehn Oily water (60 ppm) Lake Michigan No visible signs 600 gal 3/31/2001 4/5/2001 bypassed separator
5/14/1998 EDehn Oil and Grease Internal Outfall
00F
No visible signs.
Stopped
contractor from
further dumping
and installed
NPDES
exceeded
5/19/1998

Contractor
dumped oily
water down drain.
No exceedance at
outfall to Lake
signs Michigan
5/28/1997 EDehn R-22 Air Ventilated
Building
53 lbs 5/28/1997 6/2/1997 Pipe Failure
(EPA/LEPC)
10/23/1996 EDean Diesel Fuel Soil See Fuel Oil
Storage Tank
Release detail
1 gal 10/23/1996 10/30/1996 Oil Tank Fill Pipe
(Historic)
10/1/1996 Sulfuric Acid Soil near
feedwater purity
bldg
Tank and caustic
soil removed
Neutralizer Tank
T921
2/28/1996 Edehn/Jhager Sulfuric Acid
Solution 1.4%
Water in mixing
basin
None- pH was in
compliance with
NPDES permit
after mixing
with other
Palisades water.
15,000 gal 2/28/1996 2/13/1996 Broken Valve
9/5/1995 EDehn Hydraulic Oil from
truck
Soil removed all
visible signs
~ 5-10 gal 9/5/1995 9/6/1995 Broken hose on
truck
3/22/1994 ACalloway Clean Tightness Test
Water
Soil None required 720 gal No report on file - obtained from summary
7/13/1994 JMcElrath Water with small
amount of soap
Soil None 55 gal 7/13/1994 Bulldozer Hit pipe
11/29/1994 EDehn Lube oil Cooling Water
System
Absorbed - No
release to
environment
10 gal 11/29/1994 12/9/1994 Two small
releases on same
report
11/11/1994 EDehn Groundwater with
low levels of
Trichlorethene (1.9
ug/L),
Tetrachloroethene
(0.2 ug/L)
Groundwater
remediation
building, Sand
and Storm Drain
5400 gal
of mixture
11/11/1994 11/21/1994

Groundwater
treatment system
for north fuel
depot release to
storm drain
11/2/1994 EDehn 19 gal Sodium
Hypochlorite 16%
and 331 gal water
Lake Michigan No adverse
impacts
observed
19 gal 11/2/1994 11/11/1994 Flange leak in
feed line during
chlorination of
intake water.
Release to South
Intake Structure
Overflow
Spillway
Stormwater
Discharge
10/25/1994 Clear Sewage 100 gal
10/6/1994 JPaver Lube oil Cooling Water
System
Absorbed - No
visible release to
environment
18 gal 10/7/1994 10/13/1994 Fan motor oil leak
8/30/1994 JPaver Clear Sewage storm drain none 5 gallons 8/30/1994 9/2/1994 Septic system overflow
8/25/1994 JPaver Clear Sewage none 3 gallons Septic system
overflow
4/10/1994 RLFobes Total Residual
Oxidant exceedance
for less than 15
minutes
Lake Michigan No adverse
effects observed
NPDES
exceeded
not dated
3/24/1994 ACalloway Clear Sewage storm drain and
spillway - some
may have
reached lake
pumped out
what they could
<60 gal 3/24/1994 3/28/1994 Septic system
overflow due to
obstructed line
10/25/1993 ACalloway liquid Sewage Soil vacuumed as
much as possible
100 gal 10/25/1993 10/28/1993 Broken line
during repair
work
Aug 31
and Sep 1,
1993
RLFobes Groundwater with
low levels of
Trichlorethene (20.9
ppb),
Tetrachloroethene
(8.2 and 19.1 ppb)
Lake Michigan adjusted water
treatment
equipment
NPDES
exceeded
not dated Groundwater
treatment system
for north fuel
depot release
8/12/1993 RLFobes Total Residual
Oxidant
Lake Michigan No adverse
effects observed
NPDES
exceeded
not dated

5/12/1993 JHager Sulfuric Acid Containment sump pit pumped out - repaired tank -
No release to
environment
<25 gal None None Small acid leak to
containment -
Tank T-907
1/5/1993 Sewage - clear liquid Storm drain No adverse impact observed
50 gal not dated pump failure
7/13/1992 RLFobes Total Residual
Chlorine
Lake Michigan No adverse
impact observed
NPDES
exceeded
not dated routine
chlorination
7/9/1992 ACalloway Sewage Storm drain and sand
No observed
remnants
100-200
gal
7/9/1992 not dated Septic system
overflow due to
obstructed line
5/17/1992 RLFobes Total Residual
Chlorine
Lake Michigan No adverse
impact observed
NPDES
exceeded
not dated
4/8/1992 RLFobes Oil and Grease Lake Michigan No adverse impact observed
- placed
absorbent
pillows in sump
NPDES
exceeded
not dated Turbine sump oil
separator
1/9/1992 ACalloway Sewage storm drain and sand
No observed
remnants
10 gal 1/10/1992 1/16/1991 Septic system
overflow due to
obstructed line
12/10/1991 RLFobes Oil and Grease Lake Michigan No observed remnants in
Lake - cleaned
out sump
NPDES
exceeded
not dated Turbine sump oil
separator
8/19/1991 ACalloway Hydrazine (14 liters of hydrazine diluted with very large amount of water) containment area and Lake - mixing basin concentrations measured 7 ppb or less
Containment
area cleaned
<1 lb 8/20/1991 8/21/1991 Dilution water
valve left
unattended - tank
overflowed.
7/10/1991 ACalloway Sewage parking lot and storm drain
Rinsed with fire
hose.
200 gal 7/19/1991 7/19/1991 Cracked sewer
cleanout cover
12/6/1990 ACalloway Hydraulic Oil Soil removed all visible signs
25 gal 12/6/1990 12/11/1990

Broken hydraulic
line on truck
11/18/1990 JD'Addona water with
trichloroethylene
traces (16 ug/l and
20 ug/l in two
samples) Volume
reported is total
volume pumped.
Not all water
exceeded standards
Lake Michigan Improved air
stripper
172,800
gallons
12/18/1990 Groundwater
treatment system
for north fuel
depot release -
exceeded
standards during
initial testing.
10/13/1990 ACalloway Clear Liquid Sewage storm drain No observed remnants
700 gal 10/15/1990 10/16/1990 septic system
overflow
9/20/1990 ACalloway Sewage beach No observed
remnants
5 gal 9/20/1990 9/21/1990 septic system
overflow
8/30/1990
&
9/4/1990
ACalloway Sewage storm drain No observed
remnants
5 gal & 5
gal
9/5/1990 9/5/1990 septic system
overflow
5/29/1990 Sewage Storm drain No observed
remnants
< 50 gal Septic system
overflow
4/16/1990 ACalloway Sewage soil No observed
remnants
unknown 4/16/1990 Septic tank
overflow
PM&MP Building
4/2/1989 ACalloway Diesel Fuel Soil near tank
T-10 west
standpipe
All visible signs
were removed
5-10 g Probable tank
overfill
6/16/1988 RLFobes chlorine residual Lake Michigan NPDES
exceeded
excess
hypochlorite
added to cooling
tower A.
5/16/1988 RLFobes Oil and Grease Lake Michigan NPDES
exceeded
5/23/1988 Turbine sump oil
separator
8/18/1987 ACalloway EHC fluid
(phosphate esther
synthetic oil)
Most absorbed -
less than 50 gal
released to the
Lake. No visible
amount in the
lake
System cleaned
and excess oil
removed
100-150
gal
8/18/1987 8/28/1987 Broken line
7/24/1987 ACalloway Sulfuric acid sand All acid-bearing
sand removed,
testing
10 gal
neutralizer tank
leak
confirmed
cleanup
5/27/1987 DAndrews Sodium hypochlorite Cooling Water
System
Did not reach
environment
30 gal tubing separated
during treatment
of water
8/12/1986 RLFobes demineralizer
regenerant
soil none needed -
soil was within
pH limits
200
gallons
8/12/1986 8/14/1986 overflow of
demineralizer
during rinse.
6/1/1986 RLFobes suspended solids Lake Michigan NPDES
Exceeded
7/10/1986 Neutralizer tank
was released with
excess suspended
solids
5/1/1986 RLFobes Oil and Grease - two
events
Lake Michigan oil/water
separator was
cleaned by
contractor
NPDES
Exceeded
6/9/1986 Turbine sump oil
separator
5/15/1986 RLFobes Regenerant - pH 2.6 sand under tank Repaired leaking valve
1000
gallons
5/15/1986 5/21/1986 Deminerlizer tank
overflow
5/14/1986 RLFobes Oil and Grease Lake Michigan NPDES
Exceeded
5/21/1986 Turbine sump oil
separator
bypassed during
cleaning of sump
5/13/1986 RLFobes Regenerant - pH 1.7 sand under tank Repaired leaking valve
100
gallons
5/13/1986 5/21/1986 Deminerlizer tank
overflow
10/28/1985 RLFobes chlorine residual Lake Michigan NPDES
Exceeded
11/6/1985 Sodium
hypochlorite
injection
10/21/1985 RLFobes Oil and Grease Lake Michigan NPDES
Exceeded
11/4/1985 Turbine sump oil
separator
10/25/1985 RLFobes 98% sulfuric acid Sand near tank acid tank containment basin.
removed and
disposed acidic
sand
4 gallons 10/25/1985 11/1/1985

Piping failure on
acid tank fill line
9/19/1985 RLFobes Sulfuric Acid (0.3
gal acid in 25 gal
water)
Lake Michigan pumped liquid
from trench back
to tower,
neutralized soil
with lime and
water.
25 gal 9/25/1985 9/25/1985 Leak in acid
solution trough
sprayed water into
acid pipe trench
9/21/1985 RLFobes Oil and Grease Lake Michigan NPDES
Exceeded
10/4/1985 Turbine sump oil
separator
9/8/1985 RLFobes Lube oil Lake Michigan sorbent booms
placed to collect
oil film and
swept the Lake
10 gallons 9/8/1985 9/12/1985 oil spilled to
makeup basins
and flowed to
Lake Michigan -
causing a sheen
for about 50 feet
into the lake.
8/29/1985 RLFobes Lube oil Lake Michigan No oil film was
observed
<1 gal 8/29/1985 9/5/1985 small spill to
makeup basin
8/22/1985 RLFobes Lube oil Lake Michigan Sorbent pillows
in makeup basin
and mixing
basin. Booms in
makeup basin
<2 gallons 8/24/1985 9/3/1985 Oil from cooling
towers washed
through system at
startup.
7/31/1985 RLFobes #2 Fuel Oil Lake Michigan No oil film was
observed on the
Lake
10 gallons 7/31/1985 8/9/1985 Cooling tower
overflow washed
oil from a barrel
to storm drains
7/6/1985 RLFobes 13% Sulfuric Acid trench and soil pumped liquid from trench back
to tower,
neutralized soil
with lime and
water.
10 gallons 7/8/1985 7/16/1985 Break in line on
pump discharge to
cooling towers.
About one gallon
escaped the trench
to soil.
6/14/1985 RLFobes 93% sulfuric acid Cooling tower A
building floor
and soil
Contractor
removed acid
and acidic sand
250
gallons

5/23/1985 RLFobes acid demineralizer
regenerant
Lake Michigan 3000 gal 6/4/1985 Acid released
from Neutralizer
tank. May have
caused effluent to
Lake Michigan to
fall below 6.0 pH
- though grab
sample tested at
6.02 pH
5/2/1985 RLFobes caustic soda 20% recovered about
half the liquid.
1875
gallons
5/2/1985 5/10/1985 Overflow of T907
to chem sump
5/1/1985 RLFobes demineralizer
regenerants
Added lime.
Subsequent
release of caustic
soda neutralized
further
840
gallons
5/2/1985 5/10/1985 sulfuric acid
leaked to sand
4/15/1985 RLFobes Oil and Grease Lake Michigan NPDES
Exceeded
5/6/1985 Turbine sump oil
separator
4/19/1985 RLFobes 93% sulfuric acid Concrete trench
and sand
Added lime to
neutralize soil
332
gallons
4/10/1985 4/17/1985 Bolts failed on
flange in acid feed
line - cooling
tower "A". Most
of the acid was
contained in the
concrete trench
for the feed line.
2/1/1985 RLFobes Oil and Grease
several events
Lake Michigan tuning new
oil/water
separator
NPDES
Exceeded
3/19/1985 Turbine sump oil
separator
1/1/1985 RLFobes Oil and Grease
several events
Lake Michigan cleaned out
sump and tuning
new oil/water
separator
NPDES
Exceeded
2/6/1985 Turbine sump oil
separator
11/20/1984 RLFobes Oil and Grease Lake Michigan NPDES
Exceeded
12/3/1984

Oil/water
separator
bypassed - 7,000
gallons of water
pumped to outfall
- may have had
oil or grease.
10/22/1984 RLFobes Oil and Grease Lake Michigan filters replaced NPDES
Exceeded
10/30/1984 Turbine sump oil
separator
10/12/1984 RLFobes 50 % Caustic Soda sand under
neutralizer tank
T921
soil removed and
disposed
50 gallons 10/12/1984 1/10/1985 Caustic transfer
line separated.
9/25/1984 DHAndrews Fuel Oil Sandy soil All visible signs
removed - 200
cubic yards soil.
Absorbent pads
removed oil
from water
250
gallons
9/25/1984 10/5/1984 Tank T-10
overfill
8/1/1984 RLFobes Oil and Grease - two
events
Lake Michigan filters replaced NPDES
Exceeded
10/3/1984 Turbine sump oil
separator
7/1/1984 RLFobes Oil and Grease
several events
Lake Michigan filters and
absorbent pads
replaced
NPDES
Exceeded
Several Turbine sump oil
separator
7/2/1984 RLFobes Oil and Grease Lake Michigan filters replaced NPDES
Exceeded
7/12/1984 Turbine sump oil
separator
5/29/1984 RLFobes Oil and Grease Lake Michigan filters replaced NPDES
Exceeded
6/11/1984 Turbine sump oil
separator
2/24/1984 ACKuhn Fuel Oil soil soil removed and disposed
30 to 40
gallons
2/24/1984 3/8/1984 Tank T-10
overfill
2/1/1984 LDEverhart PCB-contaminated
Mineral Oil (unit
tested 65.7 ppm of
PCB)
soil and rocks
around and
under the
transformer and
absorbent pads
in catch basin
under the unit.
Retrofilled
transformer with
non-PCB oil.
Removed and
disposed of 30
cubic yards of
soil and
seeping to
catch
basin
2/24/1984 1/13/1985

Station Power
Transformer 1-1
leaked through
defective bushing
near top of the
transformer
absorbent pads.
1/11/1984 ACKuhn Fuel Oil Loss contained
by snow
snow removed
and disposed
150
gallons
1/11/1984 1/19/1984 Tank T-10
overfill
8/1/1983 RLFobes Oil and Grease - two
events
Lake Michigan NPDES
Exceeded
9/15/1983 Turbine sump oil
separator
6/20/1983 RLFobes Chlorine residual Lake Michigan NPDES
Exceeded
7/19/1983 Excess sodium
hypochlorite
injection. No
adverse effects
observed
6/1/1983 RLFobes Oil and Grease
several events
Lake Michigan filters replaced NPDES
Exceeded
6/28/1983 Turbine sump oil
separator
4/18/1983 RLFobes Oil and Grease Lake Michigan emptied oil skimmers
NPDES
Exceeded
4/29/1983 Turbine sump oil
separator
4/9/1983 RLFobes Water pH 5.5
released to lake
Lake Michigan NPDES
Exceeded
4/21/1982
12/1/1982 RLFobes Oil and Grease Lake Michigan sump oil absorbers replaced
NPDES
Exceeded
12/21/1982 Turbine sump
emulsion filter
10/4/1982 RLFobes Chlorine residual Lake Michigan NPDES
Exceeded
11/24/1982 Excess sodium
hypochlorite
injection. No
adverse effects
observed
9/1/1982 RLFobes Oil and Grease
several events
Lake Michigan filters and
absorbent pads
replaced
NPDES
Exceeded
Several

Turbine sump oil
separator
8/1/1982 RLFobes Oil and Grease
several events
Lake Michigan NPDES
Exceeded
Several Turbine sump oil
separator
7/1/1982 RLFobes Oil and Grease
several events
Lake Michigan NPDES
Exceeded
8/16/1982 Turbine sump oil
separator
6/1/1982 RLFobes Oil and Grease
several events
Lake Michigan system repaired NPDES
Exceeded
several Turbine sump oil
separator
'Mar 1982 RLFobes oil and grease
several days and
monthly average
Lake Michigan Source of oil
leakage repaired
NPDES
Exceeded
4/12/1982
03/29/1982
Heating boiler oil
loss
6/14/1982 WPMullins 93% sulfuric acid trench and some
overflow to soil
pumped liquid to
cooling tower.
Added one ton
lime to ground
and watered to
neutralize soil
500
gallons
6/15/1982 6/18/1982 caused by
corrosion of
flange bolts at
joints between
acid tank and
cooling tower
1/1/1982 RLFobes Oil and grease -
several reports
Lake Michigan Source of oil
leakage repaired
NPDES
Exceeded
3/11/1982
1/27/1982
Turbine Sump
10/1/1981 RLFobes Total suspended
solids - several
reports
Lake Michigan fixed procedures NPDES
Exceeded
Laundry and
Neutralizer tank
issues
10/6/1981 RLFobes Oil and grease Lake Michigan NPDES
Exceeded
10/23/1981 Turbine Sump
Separator waste
9/1/1981 RLFobes Oil and grease -
several reports
Lake Michigan NPDES
Exceeded
11/20/81
10/13/81
Turbine Sump
Separator waste
9/10/1981 RLFobes Phosphate Lake Michigan Stopped using phosphate detergent
NPDES
Exceeded
10/20/1981 Laundry and
other cleaning
9/30/1981 RLFobes Total suspended
solids - monthly
avarage
Lake Michigan laundry filters
replaced
NPDES
Exceeded
10/20/1981

Laundry
8/10/1981 RLFobes Oil and grease Lake Michigan replaced filters NPDES
Exceeded
9/21/1981 Emulsion breaker
part of oil
removal system
failed
7/17/1981 RLFobes Oil and Grease Lake Michigan replaced filters NPDES
Exceeded
8/4/1981 emulsion breaker
filters plugged
7/2/1981 RLFobes Oil and Grease Lake Michigan NPDES
Exceeded
7/21/1981 system bypass
during
maintenance
6/8/1981 RLFobes Oil and Grease Lake Michigan replaced filters NPDES
Exceeded
6/25/1981 Emulsion breaker
filters failed
5/15/1981 Eanderson Sulfuric Acid Sand Sand removed
and replaced
with limestone
300 gal 15-May-81 Temporary line
broke duiring
work on
permanent system
2/3/1981 RLFobes Oil and Grease Lake Michigan NPDES
exceeded
2/19/1981 turbine sump
1/5/1981 RLFobes Oil and Grease Lake Michigan NPDES
exceeded
1/21/1981 Emulsion breaker
filters
6/21/1980 Sodium
Hypochlorite
Lake Michigan repaired bushing 200 gal 6/26/1980 valve bushing failure
8/18/1980 DHAndrews oil/grease 27.3 mg/l Lake Michigan Detectable floor drains 10/8/1980 HDAndrews Diesel Coolant
(chromated)
floor drains water collected
and disposed
67.5
gallons
9-Oct-80 11/3/1980 No loss to water
or soil
'July 1980 RLFobes Oil grease Turbine Bldg
Floor and Lake
absorbent,
pumped oil out
10,000 gal
to floor,
18 gal to
lake
Broken seal on oil
strainer released
oil to turbine bldg
floor. NPDES
discharge
exceeded
oil/grease
standard for
month
6/30/1980 RLFobes oil/grease None Detectable filter system issue
1/28/1980 RLFobes oil/grease Outfall
OOO/OOG
None Detectable filter system issue
3/21/1979 RLFobes acid in water Mixing Basin and Lake
None 9000 gal Neutralizer tank
overflow
9/20/1978 LJKenaga CuSO4 cooling water
and Lake
Dilution small 8/28/1978 9/5/1978 caused by sulfuric acid action on copper in condenser
5/22/1977 LJKenaga Lubrication Oil Lake Michigan None 25-30 gal 22-May-77 Accident during maintenance in turbine building
5/22/1977

Other Information - Specific Hazardous Materials

The following hazardous substances are or may be in use in large quantities at the locations shown. Some have been used at other locations in the past. They may also be in use in smaller quantities at other locations at the Palisades Site.

1. Aliphatic Petroleum Distillates

T-10 A South of the Turbine Building
T-24 First Floor Turbine Building
T-25 A & B First Floor Turbine Building
T-926 West of Feed Water Purity Building
One Tank in Warehouse Parking Lot

2. Benzene, Petroleum Hydrocarbons

Two Tanks in Warehouse Parking Lot

3. Hydrazine

T-16 First Floor Turbine Building
T-19B & C First Floor Turbine Building
Storage Area in Warehouse
Storage Area by T-16, T-19B and T-19C

4. Lube Oil

Lube Oil is ubiquitous at the Palisades Site - large quantities at T-11 First Floor Turbine Building
T-12 First Floor Turbine Building
T-21 A and B First Floor Turbine Building

5. Nitrogen (Liquid)

Tank South of the Turbine Building
Cylinders on West Side of Turbine Building

6. Sodium Hypochlorite

T-18A & B First Floor Turbine Building
Day Tank - Second Floor Feed Water Purity Bldg
Warehouse II

7. Sulfuric Acid

T-907 - 1st Floor Feed Water Purity Building
Warehouse
Chemistry Labs
T-955A 2d Floor Feed Water Purity Building
T-955B 2d Floor Feed Water Purity Building

8. Sulfuric Acid/Antimony Lead

Battery Bank Switchyard
Battery Bank Second Floor Turbine Building
Battery Bank Feed Water Purity Building
Battery Bank First Floor Service Building
Battery Bank Second Floor Aux Building
Battery Bank Second Floor Service Building

9. Trisodium Phosphate

Bins in Containment Building
Bins in Warehouse

10. Lead

Lead is ubiquitous at the Palisades Site
Among the locations with significant quantities:
East Radwaste Building
North Rad Materials Storage Building
South Pole Barn
Containment Building
Auxiliary Building

11. Asbestos

Asbestos is found at numerous locations at the Palisades Site.

12. Mineral oil - sometimes containing Polychlorinated Biphenyls (PCB) No comprehensive PCB audit has been performed at Palisades. Large transformers have been tested and are non-PCB (less than 50 parts per million of PCB). For certain types of electrical equipment, Federal regulations at 40 CFR 761.2 require that certain untested electrical equipment with mineral oil is presumed to be PCB-contaminated, unless there is reason to know otherwise, such as by a "No PCBs" label affixed by the manufacturer. Other presumptions may apply to other types of untested electrical equipment. One large transformer contains 30 parts per million of PCB. It previously had over 500 ppm, but was retro filled.

13. It is known that Trichloroethylene and tetrachloroethylene solvents had been used in the past at the Palisades Site.

Waste Treatment and Disposal Sites
Name of Receiving Facility
at time of shipment EPA ID #
Currently
a disposal
facility in
business at
address?
Current facility
name, if different
than historical Address City St Zip
A-1 Disposal MID 059 695 452 No - 400 BROAD PLAINWELL MI 49080
Alma EER ( Consumers
Energy) MID 981 777 808 Yes - 1325 WRIGHT AVE ALMA MI 48801
Berreth Oil Co. INH 000 000 214 Yes - 1301 W. 6TH MISHAWAKA IN 46544 CECOS/SCMF OHD 087 433 744 Yes
CECOS
Environmental 5092 ABER ROAD WILLIAMSBURG OH 54176
Chem Met Services MID 096 963 194 Yes
Perma Fix of
Michigan Inc 18550 ALLEN ROAD WYANDOTTE MI 48192
Chemical Analytics, Inc MID 985 568 021 Yes - 29959 BEVERLY ROAD ROMULUS
MI 48174
City Disposal, Inc MID 054 683 429
Yes
(limited)
City Disposal
Systems Inc
1550 HARPER ST PO
BOX 260 DETROIT MI 48211
Crystal Flash Environmental
Services, Inc MID 985 602 846 Yes - 1754 ALPINE ST NW GRAND RAPIDS MI 49504 Chemical Waste Management
Chemical Services ( NY)
NYD 049 836 679 Yes - 1550 BALMER ROAD MODEL CITY NY 14107

Cyanokem MID 098 011 992 No Le Petomane VII
Custodial Trust
12381 SCHAEFER DETROIT MI 48227
Diversified Scientific
Services
TND 982 109 142 Yes - 657 GALLAHER ROAD KINGSTON TN 37763
Duratek TND 982 157 570 Yes - 1560 BEAR CREEK RD OAK RIDGE TN 37830 Dynecol, Inc MID 074 259 565 Yes - 6520 GEORGIA ST DETROIT MI 48211 Environmental Recycling, Inc OHR 000 034 025 Yes - 527 E WOODLAND CIRCLE
BOWLING GREEN OH 43402
Environmental Waste Control MID 057 002 602 Yes Advance Resource
Recovery LLC
27140 PRINCETON
AVE
INKSTER MI

48141
EQ Industrial Services, Inc MI0 000 131 292
(old location)
No - 3650 CARPENTER
ROAD
YPSILANTI MI 48197
EQ Resource Recovery. Inc MID 060 975 844 Yes - 36345 VAN BORN RD ROMULUS
MI 48174
MID 047 189 568 Yes -
12680 BEECH DALY
General Oil Co. RD REDFORD MI 48239
Global Recycling
Technologies, Inc MAD 985 290 469 No - 387 PAGE STREET STOUGHTON MA 02072
Gold Shield Solvents MID 091 605 972 Yes Detrex Corporation 12886 EATON AVE DETROIT MI 48227
Granger Landfill MID 082 771 700 Yes
Granger Land
Development Co
8550 W GRAND RIVER
RD GRAND LEDGE MI 48837
Michigan Disposal WTP MID 000 724 831 Yes
EQ Michigan
Disposal
49350 N I-94 SERVICE
DR. BELLEVILLE MI 48111
OHM Resource Recovery (
Solidtek) GAD 096 629 282 Yes
Onyx
Environmental
Services LLC 5371 COOK RD MORROW GA 30260
Oakland Heights
Development LF
NA (Auburn Hills
MI) Yes - 2350 BROWN ROAD AUBURN HILLS MI 48326
Orchard Hills Landfill
NA (Watervliet
MI) Yes
Landfill
Management Co 3378 HENNESSEY RD WATERVLIET MI 49098
Petro Chem Processing, Inc MID 980 615 298 Yes - 421 LYCASTE ST DETROIT MI 48214 Recovery and Reclamation,
Inc
TXD 981 514 268 Yes Trans Pecos
Recycling and
Materials
PO BOX 571 PECOS TX 79772
Recovery Specialists, Inc MID 000 722 652 Yes - PO BOX 255 SALINE MI 48176 Recyclelights MN0 000 903 468 Yes Onyx Special
Services Inc
401 W 86TH ST BLOOMINGTON MN 55420
Safety Kleen, Corp TXD 055 141 378 Yes Clean Harbors Deer
Park LP
2217 WESTERN AVE SOUTH BEND IN 46619
SQS, Inc MIR 000 020 719 Yes - 49350 N I-94 SERVICE
DR.
BELLEVILLE MI 48111
Stoddard Oil Co. MID 000 809 574 Yes - 3456 12TH ST WAYLAND MI 49348
Superior Special Services, Inc WID 988 642 424 Yes Onyx Special
Services Inc
1275 MINERAL
SPRINGS DR
PORT
WASHINGTON
WI 53074
Trade Waste Incinerator ILD 098 642 424 Yes Onyx
Environmental
#7 MOBILE AVE SAUGET IL

62201

Services Trade
Waste Incineration
Usher Oil Co. MID 016 985 814 Yes - 9000 ROSELAWN DETROIT MI 48204
USL City Environmental MID 980 991 566 Yes EQ Detroit Inc 1923 FREDERICK ST DETROIT MI 48211
Wayne Disposal, Inc MID 048 090 633 Yes -
49350 N I-94 SERIVCE
DR BELLEVILLE MI 48111
Westside RDF
NA (Three Rivers
MI) 49093  Yes - 14094 M-60 WEST THREE RIVERS MI

Cleanups

Environmental cleanups which were performed with State of Michigan oversight are listed below. Several of the releases listed in the "Release Study - Palisades Nuclear Plant" as well as in the Phase I Environmental Site Assessments previously referenced in this Schedule 4.7 also involved minor cleanups at the Palisades Site.

1. Palisades Plant North Fuel Depot Area - An historic solvent spill of unknown date was cleaned to generic residential standards, pursuant to Part 201 of the Michigan Natural Resources and Environmental Protection Act, MCL 324.20201 et. seq. A letter dated October 11, 2000 from David O'Donnell, supervisor of the Michigan Department of Environmental Quality Plainwell District Office states that, "Based upon our evaluation of your submittals, your request for a generic residential closure for the former Fuel Depot area of the Palisades Nuclear Power Plant has been approved."

2. Warehouse Hydrocarbon Release Area - A hydrocarbon release near the warehouse was cleaned to the Type B Criteria in effect at the time (health-based criteria roughly equivalent to today's generic residential criteria.) An April 17, 1995 letter from Larry Poynter of the Michigan Department of Natural Resources Plainwell District Office states that, "Based on all supplied information, the MDNR agrees that no further action is required on this matter."

3. Fuel Oil Storage Tank Release - When the former fuel oil storage tank T-10 and related piping were replaced at Palisades, a small area of fuel oil release was discovered, and reported on October 23, 1996. The release was in the area of the fill port, and is believed to have been caused by dripping from the fill port, rather than from the tank. Approximately 20 cubic yards of soil were excavated from the impacted area. The soil did not exhibit any discoloration, staining or odor. Due to the presence of low-level radioactivity (Cs-137 at 1.2 E-7 TCi/gm), the soil could not be disposed off-site. The tank was removed, and the sidewalls were tested for PAH and BTEX. All samples were either non-detect or below generic residential cleanup standards. The soil was left exposed to air to allow hydrocarbons to naturally attenuate. Analytical sampling on July 25, 1997 confirmed that the fuel oil in the soil had naturally attenuated to less than the generic residential cleanup standards. Therefore the soil was returned to the excavation as backfill, along with other excavated soil. On September 11, 1997, a letter from David A. Olsen, of Seller's Environmental Department to Mr. Larry Poynter of the Michigan Department of Environmental Quality Plainwell District Office recited the details, and indicated the Seller's position that "At this time, no further remedial action is necessary, and we consider the site closed under Part 201 of Act 451."

4. On February 24, 1984, a spill from a PCB-contaminated transformer (Station Transformer 1-1) in the Palisades substation was reported to the MDNR. The transformer tested at 65.7 ppm of PCB in mineral oil. The release was seeping less than one pint per day from a defective bushing near the top of the transformer, but it had been on-going for some time. There was a catch basin under the transformer. Samples from the catch basin soil tested from 0.2 to 16.8 ppm of PCB. Soil near the sump and storm drain tested from non-detect to 1.3 ppm. Absorbent pads in the sump tested from
12.9 to 61.4 ppm. Based on those results, cleanup efforts focused on the soil and rocks under the transformer and the absorbent pads in the sump. The transformer was retrofilled with non-PCB oil in April 1984. 30 cubic yards of soil and rocks were removed and disposed, along with the absorbent pads from the sump. Water from the sump tested less than 1 ppm of PCB.

Environmental Matters - Big Rock ISFSI Assets

See the following documents which have previously been provided to Buyer:

1. License Termination Plan for Big Rock Point, Revision 2, dated September 27, 2005

2. Phase I Environmental Site Assessment
Big Rock Point Restoration Project
Charlevoix, Michigan
February 24, 2006

3. Phase I Environmental Site Assessment
Independent Spent Fuel Storage Installation
Charlevoix, Michigan
February 24, 2006

SCHEDULE 4.8

Labor Matters - Collective Bargaining Agreements and Other Written Labor Agreements

- Palisades Assets

1. Working Agreement (Collective Bargaining Agreement) between Consumers Energy and the Utility Workers Union of America, AFL-CIO, and its Michigan State Utility Workers Council, June 1, 2005 to June 1, 2010.

2. Employee Assistance Service Letter of Agreement, dated March 28, 2005.

3. Employee Capabilities/Job Qualifications Letter of Agreement, dated March 29, 2005.

4. Contracting Letter of Agreement, dated March 30, 2005

5. Bulletin No. 90-8, Interpretation of the word "Assigned" in the Working Agreement.

6. Bulletin 06-1, OM&C Mileage Rate.

7. Bulletin 86-1, Temporary Employees.

8. Bulletin 88-2, Non-Precedent Setting Nature of Local Agreements.

9. Bulleting 88-5, Time-Off Discipline for Safety Rule Violations.

10. Bulletin 90-4, Filling of Posted Jobs.

11. Bulletin 90-6, Discipline for Safety Rule Violations.

12. Bulletin 96-2, On-Call Provisions.

13. Bulletin 94-2, Definition of "Month" or "Months".

14. Palisades Plant Employee Retention Agreements for the following:

(a) Karl Jones, Facilities/FIN Team General Supervisor

(b) Dwight Mims, Site Operations Director

(c) John P. Broschak, Manager, Engineering Design

15. SRO Retention Incentive Agreement

16. Discipline for Safety Violations, dated 5/16/06

Labor Matters - Collective Bargaining Agreements and Other Written Labor Agreements

-    Big Rock ISFSI Assets

-    Big Rock Decommissioning Core Team Letter Agreement - Lawrence Potter

SCHEDULE 4.9(a)

Benefit Plans

CONSUMERS ENERGY PLANS

1. Pension Plan for Employees of Consumers Energy and other CMS Energy Companies

2. Savings Plan for Employees of Consumers Energy and other CMS Energy Companies

3. Group Term Life Insurance for Operating, Maintenance and Construction Employees Consumers Energy

4. Group Health Care Plan for Employees and Retired Employees of Consumers Energy and other CMS Energy Companies

5. Term Life Insurance Plan for Retired Employees of Consumers Energy and other CMS Energy Companies

6. Dependents Term Life Insurance

7. Vision Insurance

8. FlexFund Plan for Health Care Premiums

9. FlexFund Plan for Health Care Expenses

10. FlexFund Plan for Dependent Care Expenses

11. Long Term Care Insurance

12. Travel Accident Insurance Plan, Plan Number 508, for Employees of CMS Energy Corporation and Subsidiary Companies dated January 1, 1997, as amended January 1, 2000 and January 1, 2002

13. Separation Allowance Plan for Employees of CMS Energy Corporation and other CMS Energy Companies dated February 11, 2003

14. HRP 4039-03 Educational Assistance Program, Version 4, effective July 1,
2004

15. SRO Retention Incentive Agreement

16. Big Rock Decommissioning Core Team Letter Agreement - Lawrence Potter

17. Retired Executives Survivor Benefit Plan

18. Special Military Leave Provision

In addition to benefits listed here, see also items listed on Schedule 4.8.

NMC PLANS

1. Medical: Four self-insured PPO Plans and an Indemnity plan administered by a third party, Aetna, BlueCare Network fully-insured HMO, Priority Health fully-insured HMO. Aetna Plans include vision coverage.

2. Dental - self-insured and administered by a third party, Delta Dental of Wisconsin

3. Life Insurance: Basic provided by NMC, Supplemental - employee's choice

4. Dependent Life - Spouse, Child are options

5. Accidental Death & Dismemberment: Basic provided by NMC, Supplemental is an option

6. Universal Life Insurance (optional coverage available upon hire can be converted to direct bill with the provider; limited opportunities to join after initial enrollment.)

7. Flexible Spending Accounts for medical and dependent care

8. Short-Term Disability

9. Long-Term Disability - Basic (60%) provided by NMC, employee option for a 10% buy up

10. Long Term Care Insurance available at hire; (can be converted to direct bill with the provider)

11. Employee Assistance Program for certain employees of NMC, as amended by Revision 3, dated January 1, 2006

12. Scholarship Program

13. Tuition Reimbursement Program

14. PTO Plan/Policy

15. PTO Buy Plan option

16. Auto/Home Insurance (can be converted to direct bill with the provider

17. Business Travel Accident Insurance for certain employees of NMC, as amended by Revisions 2, dated January 1, 2005.

18. Long Term Incentive Plan

19. Short Term Incentive Plan

20. NMC Savings & Retirement Plan (the Money Purchase Pension Plan (MPP) and 401
(k) Savings Plan were merged effective January 17, 2006. The new plan is called the NMC 401(k) Savings and Retirement Plan.) Prior to the merger, both plans had favorable determination letters. NMC has not filed for a determination letter on the new plan.

21. Deferred Compensation Plan

22. SERP Plan

23. Excess Plan

24. Grandfathered Sick Leave for certain former employees of Consumers Energy

25. Relocation Policy

26. Employee Recognition Plans - Site VP checkbook, Managers Certificates, NMC Bucks

27. Service Awards

28. Severance Plan

29. WorldNet Travel Assistance Plan

30. Adoption Expense Assistance Plan/Policy

31. Policies Covering Paid and Unpaid Time Off

-    Funeral Leave

-    Military Leave

-    Holidays

-    Jury Duty

-    Personal Leave of Absence

-    FMLA

SCHEDULE 4.9(e)

Benefit Plan Exceptions - Palisades Assets and Big Rock ISFSI Assets

Consumers Energy Company

CMS Energy is a named defendant, along with Consumers Energy Company, CMS MST, and certain named and unnamed officers and directors, in two lawsuits brought as purported class actions on behalf of participants and beneficiaries of the CMS Employees' Savings Plan (the Plan). The two cases, filed in July 2002 in United States District Court for the Eastern District of Michigan, were consolidated by the trial judge and an amended consolidated complaint was filed. Plaintiffs allege breaches of fiduciary duties under ERISA and seek restitution on behalf of the Plan with respect to a decline in value of the shares of CMS Energy Common Stock held in the Plan. On March 1, 2006, CMS Energy and Consumers Energy Company reached an agreement, subject to court and independent fiduciary approval, to settle the consolidated lawsuits.

NMC

None

SCHEDULE 4.11(a)(i)

Seller's Agreements Palisades Assets

Agreements other than Software License Agreements:

1. Document Services Agreement No. 811202 between CMS Energy Corporation and Xerox Corporation, INSOFAR AND ONLY INSOFAR as it covers and applies to the lease of those specific units of equipment that are located at the Palisades Site. (Virtual Document Room Index No. 11.01.02.005)

2. Contract(s) for telecommunication services between Consumers Energy and Verizon North, Inc. dated February 23, 2006. (Virtual Document Room Index No. 06.06.01.002)

3. Letter Agreement between Lake Michigan College Mendel Center and Nuclear Management Company, LLC (as agent for Consumers Energy Company) dated August 10, 2005. (Virtual Document Room Index No. 11.05.10.002)

4. Lease Agreement between The City of Benton Harbor and Nuclear Management Company, LLC (as agent for Consumers Energy Company), dated June 2, 2004.

5. Public Warning Systems Operation Agreement between Consumers Power Company, the County of Van Buren, Michigan, the Township of Covert, Michigan, and the City of South Haven, Michigan, dated January 14, 1986. (Virtual Document Room Index No. 11.05.13.001)

6. Letter Agreement between Nuclear Management Company, LLC (as agent for Consumers Energy Company) and Covert Fire Department dated August 9, 2005. (Virtual Document Room Index No. 11.05.14.001)

7. Letter Agreement between Nuclear Management Company, LLC (as agent for Consumers Energy Company) and South Haven Area Emergency Services Authority dated November 7, 2005. (Virtual Document Room Index No. 11.05.14.001)

8. Letter Agreement between Nuclear Management Company, LLC (as agent for Consumers Energy Company) and Lakeland Regional Health System dated August 11, 2005. (Virtual Document Room Index No. 11.05.14.001)

9. Letter Agreement between Nuclear Management Company, LLC (as agent for Consumers Energy Company) and South Haven Community Hospital dated August 8, 2005. (Virtual Document Room Index No. 11.05.14.001)

10. Letter Agreement between Nuclear Management Company, LLC (as agent for Consumers Energy Company) and Community Emergency Service dated August 23, 2005. (Virtual Document Room Index No. 11.05.14.001)

11. Letter Agreement between Nuclear Management Company, LLC (as agent for Consumers Energy Company) and Environmental, Inc., Midwest Laboratory dated August 22, 2005. (Virtual Document Room Index No. 11.05.14.001)

12. Plant emergency assistance agreement between INPO and its member utilities dated September 24, 2004. (Virtual Document Room Index No. 11.05.14.001)

13. Contract for Labor and Materials between Consumers Energy Company and Sunstates Facility Services, Inc. (assigned to GCA Nuclear Facility Services, Inc.) dated February 22, 2002. (Virtual Document Room Index No. 11.01.02.002)

14. Contract for Labor and Materials between Consumers Energy Company and Ecolochem, Inc., original dated July 15, 1996. (Virtual Document Room Index No. 11.01.02.003)

15. General Contract for Labor and Materials between Consumers Energy Company and The Atlantic Group, Inc. dated June 5, 2000. (Virtual Document Room Index No. 11.01.02.004)

16. The following contracts and any amendments thereto executed by NMC with the indicated contractors or vendors; it being expressly understood that if and to the extent any of these following contracts and amendments thereto covers, relates or applies to goods, services or materials intended for a nuclear plant or other location other than Palisades or for an entity other than Seller, it is the intent hereof to include such contracts on this Schedule 4.11(a)(i) insofar and only insofar as such they cover or apply to goods, services or materials intended for Palisades.

16.1. Contract No. 30000000 with Anatec Intl. Service being provided: BOP Eddy Current. (Virtual Document Room Index No. 11.01.04.002)

16.2.   Contract No. 965 with Anatec International Inc. Service being provided:
        Eddy Current Services. (Virtual Document Room Index No. 11.01.04.003)

16.3.   Contract No. 880 with The Atlantic Group, Inc. Service being provided:
        Craft Labor Services. (Virtual Document Room Index No. 11.01.04.004)

16.4. Contract No. 993 with Automated Engineering Services Corp. Service being provided: Specialty Eng. Services. (Virtual Document Room Index No. 11.01.04.005)

16.5. Contract No. 30000232 with Baley, Hinchy, Downes & Associates, Inc. Service being provided: Background Investigation Services. (Virtual Document Room Index No. 11.01.04.006)

16.6. Contract No. 30000327 with Barnhart Crane & Rigging Company. Service being provided: Reactor Head Lifting System. (Virtual Document Room Index No. 11.01.04.007)

16.7. Contract No. 1592 with BCP Technical Services, Inc. Service being provided: Staff Aug. (Virtual Document Room Index No. 11.01.04.008)

16.8.   Contract No. 30000278 with BWXT Services, Inc. Service being provided:
        Test/Analyze Surveillance Capsule - Store for 3 Years. (Virtual Document Room Index No. 11.01.04.009)

16.9. Contract No. 30000034 with Confidential Services Incorporated. Service being provided: Nuclear Background Investigation Services. (Virtual Document Room Index No. 11.01.04.010)

16.10. Contract No. 30000322 with Constellation Nuclear Services, Inc. Service being provided: Environmental Review Reports. (Virtual Document Room Index No. 11.01.04.011)

16.11. Contract No. 30000063 with Dialogic Communications Corp. Service being provided: ERO Callout services. (Virtual Document Room Index No. 11.01.04.012)

16.12. Contract No. 30000035 with Diversified Information Services, Inc. Service being provided: Nuclear Background Investigation Services. (Virtual Document Room Index No. 11.01.04.013)

16.13. Contract No. 30000500 with Duratek Services, Inc. Service being provided: Lease - Liquid Waste Processing. (Virtual Document Room Index No. 11.01.04.014)

16.14. Contract No. 30000015 with Eagle-Picher Technologies, LLC. Service being provided: Depleted Zinc Products. (Virtual Document Room Index No. 11.01.04.015)

16.15.  Contract No. 30000451 with Environmental Inc. Service being provided:
        REMP Analysis Services. (Virtual Document Room Index No. 11.01.04.016)

16.16.  Contract No. 1814 with EP Consulting, LLC. Service being provided:
        Consulting Services. (Virtual Document Room Index No. 11.01.04.017)

16.17. Contract No. 1014 with Erin Engineering & Research Inc. Service being provided: Specialty Eng. Services. (Virtual Document Room Index No. 11.01.04.018)

16.18.  Contract No. 30000458 with Ethany Corporation. Service being provided:
        QSL & TAS hosting. (Virtual Document Room Index No. 11.01.04.019)

16.19.  Contract No. 30000006 with Everest VIT, Inc. Service being provided:
        Remote visual - Services and Equipment Rental. (Virtual Document Room Index No. 11.01.04.020)

16.20.  Contract No. 30000312 with Framatome ANP, Inc. Service being provided:
        Nuclear & Commercial Parts Stocking - ASCO, Velan, Limitorque. (Virtual Document Room Index No. 11.01.04.021)

16.21. Contract No. 30000353 with Frham Safety Products Inc. Service being provided: Radiation Protection Supplies. (Virtual Document Room Index No. 11.01.04.022)

16.22.  Contract No. 30000438 with Graver Technologies. Service being provided:
        ION Exchange Resin Supply. (Virtual Document Room Index No.
        11.01.04.023)

16.23. Contract No. 30000001 with The Hartford Steam Boiler Inspection and Service Co. Service being provided: ANII/AI Services. (Virtual Document Room Index No. 11.01.04.024)

16.24. Contract No. 30000099 with ICN Dosimetry Service. Service being provided: Dosimetry Equipment & Services. (Virtual Document Room Index No. 11.01.04.025)

16.25. Contract No. 30000033 with Information Reporting Services, Inc. Service being provided: Nuclear Background Investigation Services. (Virtual Document Room Index No. 11.01.04.026)

16.26. Contract No. 30000008 with Lambert, MacGill, Thomas, Inc. Service being provided: ISI/NDE. (Virtual Document Room Index No. 11.01.04.027)

16.27. Contract No. 1271 with Leak Testing Specialists, Inc. Service being provided: Leak Testing Services. (Virtual Document Room Index No. 11.01.04.028)

16.28.  Contract No. 1306 with MPR Associates Inc. Service being provided:
        Specialty Eng. Services. (Virtual Document Room Index No. 11.01.04.029)

16.29.  Contract No. 1913 with J Givoo Consultants, Inc. Service being provided:
        Staff Aug. (Virtual Document Room Index No. 11.01.04.030)

16.30. Contract No. 30000241 with International Quality Consultants, Inc. Service being provided: Oversight Service for RVH Projects (Japan and Canada). (Virtual Document Room Index No. 11.01.04.031)

16.31. Contract No. 30000271 with Numerical Applications, Inc. Service being provided: GL96-06 Water Hammer and Containment Analyses/Control Rm. Habitability Analyses - additional scope for Control Rm. Habitability Analyses. (Virtual Document Room Index No. 11.01.04.032)

16.32. Contract No. 1009 with Performance Power Services P.C. Service being provided: Specialty Eng. Services. (Virtual Document Room Index No. 11.01.04.033)

16.33. Contract No. 1684 with Preferred Licensing Services, Inc.. Service being provided: Staff Aug (license renewal project). (Virtual Document Room Index No. 11.01.04.034)

16.34.  Contract No. 958 with Proto Power Corporation. Service being provided:
        Design Engineering Services. (Virtual Document Room Index No. 11.01.04.035)

16.35.  Contract No. 981 with Sargent & Lundy, LLC. Service being provided:
        Design Engineering Services. (Virtual Document Room Index No. 11.01.04.036)

16.36. Contract No. 1003 with Structural Integrity Associates. Service being provided: Specialty Eng. Services. (Virtual Document Room Index No. 11.01.04.037)

16.37.  Contract No. 998 with Stevenson & Associates. Service being provided:
        Specialty Eng. Services. (Virtual Document Room Index No. 11.01.04.038)

16.38.  Contract No. 30000004 with Scientech, Inc. Service being provided:
        Licensing subscription. (Virtual Document Room Index No. 11.01.04.039)

16.39. Contract No. 30000476 with Structural Integrity Associates, Inc. Service being provided: License Renewal. (Virtual Document Room Index No. 11.01.04.040)

16.40. Contract No. 30000002 with Structural Integrity Associates, Inc. Service being provided: Evaluation Tool. (Virtual Document Room Index No. 11.01.04.041)

16.41. Contract No. 722 with Sun Technical Services Inc. Service being provided: Staff Aug. (Virtual Document Room Index No. 11.01.04.042)

16.42.  Contract No. 30000450 with Teledyne Instruments. Service being provided:
        MOV Software. (Virtual Document Room Index No. 11.01.04.043)

16.43.  Contract No. 30000009 with Tetra Tech Nus, Inc. Service being provided:
        Environmental Review to Support License Renewal. (Virtual Document Room Index No. 11.01.04.044)

16.44. Contract No. 30000013 with The Wackenhut Corporation. Service being provided: Security Force Service. (Virtual Document Room Index No. 11.01.04.045)

16.45. Contract No. 30000012 with UniTech Services Group, Inc. Service being provided: Laundry Service. (Virtual Document Room Index No. 11.01.04.046)

16.46. Contract No. 942 with WD Associates Inc. Service being provided: Staff Aug. (Virtual Document Room Index No. 11.01.04.047)

16.47. Contract No. 30000023 with Transnuclear. Service being provided: Dry Cask Storage - Spent Fuel. (Virtual Document Room Index No. 11.01.04.048)

16.48. Contract No. 30000369 with BNG Fuel Solutions Corporation. Service being provided: Transportation licensing evaluation of VSC-24 Dry Storage Casks. (Virtual Document Room Index No. 11.01.04.049)

16.49.  Contract No. 30000502 with GE Energy, Nuclear. Service being provided:
        Phase 1 - Design of Active Sump Strainer. (Virtual Document Room Index No. 11.01.04.050)

16.50. Contract No. 1908 with Moretech Inc. (Virtual Document Room Index No. 11.01.04.051)

16.51. Contract No. 30000445 and PO P804313 Rev. 1 with Babcock & Wilcox Canada, Ltd. Service being provided: Reactor Vessel Closure Head Supply. (Virtual Document Room Index No. 11.01.04.052)

16.52. Contract No. 30000409 with BDN Industrial Hygiene Consultants, Inc. Service being provided: Asbestos Fibre/Lead Paint Consulting, Testing, Sample Collection & Lab. Analysis. (Virtual Document Room Index No. 11.01.04.053)

16.53. Contract No. 30000350 with American Maintenance & Engineering Services, Inc. Service being provided: Multi-site Valve Services. (Virtual Document Room Index No. 11.01.04.054)

16.54. Contract No. 30000525 with Fairbanks Morse Engine Division. Service being provided: Refurbishment Diesel Gen. 1- 2. (Virtual Document Room Index No. 11.01.04.057)

16.55.  Contract No. 30000433 with Freight Flow, Ltd. Service being provided:
        3rd Party Logistics. (Virtual Document Room Index No. 11.01.04.058)

16.56. Contract No. 30000366 with Hennigan Engineering Company, Inc. Service being provided: Condenser Tube Cleaning Project. (Virtual Document Room Index No. 11.01.04.059)

16.57. Contract No. 30000359 with MOR PPM, Inc. Service being provided: Crane Operation, Rigging & Material Handling. (Virtual Document Room Index No. 11.01.04.060)

16.58. Contract No. 30000385 with Morris Material Handling. Service being provided: Crane Inspection, Maintenance & Repairs. (Virtual Document Room Index No. 11.01.04.061)

16.59. Contract No. 30000520 with Quality Air Heating & Cooling. Service being provided: HVAC Maintenance. (Virtual Document Room Index No. 11.01.04.062)

16.60. Contract No. 30000481 with Reliable Disposal, Inc. Service being provided: Garbage & Trash Removal. (Virtual Document Room Index No. 11.01.04.063)

16.61.  Contract No. 30000511 with Sherriff-Goslin Co. Service being provided:
        Roofing - Repairs and New Scope. (Virtual Document Room Index No. 11.01.04.064)

16.62. Contract No. 30000449 with Southwest Michigan Dust Control, Inc. Service being provided: Snow Plowing/Removal; Misc. Earthwork & Misc. Support. (Virtual Document Room Index No. 11.01.04.065)

16.63. Contract No. 30000364 with Underwater Construction Corporation. Service being provided: Diving Services. (Virtual Document Room Index No. 11.01.04.066)

16.64. Contract No. 30000394 with Versatile Fabrication Co., Inc. Service being provided: Assemble, Operate & Disassemble Lift Rig. (Virtual Document Room Index No.11.01.04.067)

16.65. Contract No. 30000164 with West Shore Services Inc. Service being provided: Public Warning Sys. Inspect/PM & Repairs. (Virtual Document Room Index No. 11.01.04.068)

16.66. Non Residential Lease Agreement with David A. and Cheryl A. Calvin, dated October 27, 2003. (Virtual Document Room Index No. 11.01.04.070)

16.67. Contract No. 30000259 with Corporate Express, Inc. Service being provided: Office Products. (Virtual Document Room Index No. 11.01.04.071)

16.68.  Contract No. 30000391 with (n,p) Energy, Inc.. Service being provided:
        Source Term Management Initiative. (Virtual Document Room Index No. 11.01.04.072)

16.69.  Contract No. 30000524 with Framatome ANP, Inc. Service being provided:
        Low Power Physics Testing - REFOUT06. (Virtual Document Room Index No. 11.01.04.073)

16.70.  Contract No. 30000491 with L Conway Consulting. Service being provided:
        Consulting Services - Training. (Virtual Document Room Index No. 11.01.04.074)

16.71. Contract No. 30000296 with Boise Office Solutions. Service being provided: Paper Contract. (Virtual Document Room Index No. 11.01.04.075)

16.72. Contract No. 2602 with Baley, Hinchy, Downes & Associates, Inc. Service being provided: Background Investigation Services. (Virtual Document Room Index No. 11.01.04.076)

16.73. Contract No. 1830 with NPTS, Inc. Service being provided: Staff Aug. (Virtual Document Room Index No. 11.01.04.077)

16.74. Contract No. 2499 with Teledyne Brown Engineering, Inc. Service being provided: Part 50/61 services. (Virtual Document Room Index No. 11.01.04.078)

16.75. Contract No. 30000330 with Bartlett Services, Inc. Service being provided: Remote Audio/Video System Upgrade. (Virtual Document Room Index No. 11.01.04.079)

16.76. Contract No. 30000072 with International Quality Consultants. Service being provided: Quality Control Inspectors. (Virtual Document Room Index No. 11.01.04.080)

16.77. Contract No. 30000376 with Primavera Systems Inc. Service being provided: Software Implementation support. (Virtual Document Room Index No. 11.01.04.081)

16.78. Contract No. 30000484 with Westinghouse Electric Company, LLC. Service being provided: CRDM, Grayloc & Other Equipment - RVH replacement project. (Virtual Document Room Index No. 11.01.04.082)

16.79. Contract No. 30000407 with HydroAire Services, Inc. Service being provided: Emergency Cooling Water Pump. (Virtual Document Room Index No. 11.01.04.083)

16.80.  Contract No. 987 with Enercon Services, Inc. Service being provided:
        Design Engineering Services. (Virtual Document Room Index No. 11.01.04.084)

16.81. Contract No. 30000120 with Plant Protection Associates. Service being provided: Fire Detection System services. (Virtual Document Room Index No. 11.01.04.085)

16.82. Contract No. 1796 with Intech Inc. Service being provided: Support. (Virtual Document Room Index No. 11.01.04.086)

16.83.  Contract No. 3320 with Midwest Towers, Inc. Service being provided:
        Cooling Tower Repairs. (Virtual Document Room Index No. 11.01.04.087)

16.84. Contract No. 30000242 with Westinghouse Electric Company, LLC. Service being provided: Integrated Outage Support. (Virtual Document Room Index No. 11.01.04.088)

16.85. Contract No. 00003880 with Asta, Inc.. Service being provided: Nuclear Oversight Committee Consultant (Virtual Document Room Index No. 11.01.04.089)

16.86. Contract No. 00001335 with Nuclear Management Company, LLC. Service being provided: Eng. Staff Aug. (Virtual Document Room Index No. 11.01.04.090)

16.87. Contract No. 30000494 with Atlantic Group. Service being provided: RP / Chem. (Virtual Document Room Index No. 11.01.04.091)

16.88. Contract No. 30000317 with Nuclear Security Systems Corporation. Service being provided: OCA Surveillance System. (Virtual Document Room Index No. 11.01.04.092)

16.89. Contract No. 00002233 with Utility Resources Associates. Service being provided: Eng. Staff Aug. (Virtual Document Room Index No. 11.01.04.093)

16.90. Contract No. 30000493 with PTI Systems. Service being provided: Passport Security Access (Software). (Virtual Document Room Index No. 11.01.04.094)

16.91. Contract No. 6570 with Iepson Consulting Enterprises, Inc. Service being provided: EQ File Conversion. (Virtual Document Room Index No. 11.01.04.095)

16.92. Contract No. 30000371 with Mitsubishi International Corporation/ and Mitsubishi Power Systems, Inc. Service being provided: Turbine Generator Maintenance. (Virtual Document Room Index No. 11.01.04.096)

16.93. Contract No. 00005549 with The Marathon Consulting Group, Inc. Service being provided: Consulting Services. (Virtual Document Room Index No. 11.01.04.097)

16.94. Contract No. 30000251 with Chem-Nuclear Systems, LLC (CNS). Service being provided: LLRW Barnwell Burial Agreement. (Virtual Document Room Index No. 11.01.06.001)

16.95. Contract No. 30000314 with Duratek Services, Inc. Service being provided: Reactor Vessel Head Component Disposal. (Virtual Document Room Index No. 11.01.06.002)

16.96. Contract No. 30000435 with Duratek. Service being provided: LLRW Processing Contract. (Virtual Document Room Index No. 11.01.06.003)

16.97. Contract No. 30000127 with Envirocare of Utah, Inc. Service being provided: Low Level Radioactive Waste Disposal. (Virtual Document Room Index No. 11.01.06.004)

16.98. Contract No. 30000102 with RWE Nukem Corporation. Service being provided: PAL RVR System. (Virtual Document Room Index No. 11.01.06.005)

16.99. Contract No. 30000436 with Studsvik Processing Facility, LLC. Service being provided: LLRW Processing. (Virtual Document Room Index No. 11.01.06.006)

16.100. Contract No. 0005144 with Aerotek, Inc. (Virtual Document Room Index No. 11.01.04.99)

16.101. Contract No. 00003503 with American Maintenance & Engineering Services, Inc. (Virtual Document Room Index No. 11.01.04.001)

16.102. Contract No. 00002864 with Lambert, Macgill, Thomas, Inc. (Virtual Document Room Index No. 11.01.04. 11.01.04.101)

16.103. Contract No. 00006320 with Plant Protection Associates. (Virtual Document Room Index No. 11.01.04.102) 16.104. Contract No. 00005678 with Thunder Simulations, Inc. (Virtual Document Room Index No. 11.01.04.098)

16.105. Contract No. 00006301 with Underwater Construction Services Corporation. (Virtual Document Room Index No. 11.01.04.103)

17. The following contracts executed by Seller with the indicated contractors or vendors; it being understood that each of these contracts also covers or applies to goods, services or materials intended for plants or locations of Seller other than Palisades and that it is the intent hereof to include such contracts on this Schedule 4.11(a)(i) insofar and only insofar as such contracts cover or apply to goods, services or materials intended for Palisades:

17.1. Contract for Furnishing Temporary Personnel dated December 1, 2001 with Acro Service Corporation. Service provided: payroll service and staff augmentation.

17.2. Contract for Consulting Services dated February 9, 1987 with BP&R Engineering, Inc. Service provided: various project support.

17.3. General Contract for Labor and Materials dated May 20, 1999 with BP&R Construction, Inc. Service provided: construction and maintenance

17.4. General Contract for Work Requests dated July 1, 1988 with Erickson's, Incorporated. Service provided: mobile cranes, tractor-trailers, heavy hauling and/or moving.

17.5. General Contract for Work Requests dated October 1, 1988 with Gelock Transfer Line, Inc. Service provided: mobile cranes, tractor-trailers, heavy hauling and/or moving.

17.7. Contract for Consulting Services dated January 3, 1977 with Materials Testing Consultants, Inc. Service provided: field testing or material testing.

17.8. General Contract for Technical and Consulting Services dated February 1, 1996 with South Bend Medical Foundation, Inc. Service provided: fitness for duty testing - alcohol and controlled substances.

17.9. Contract dated July 9, 1979 with Team Industrial Services, Inc. Service provided: temporary pipe leak repairs/fixes.

17.10. Contract for Technical and Consulting Services dated August 1, 1996 with The Stress Center, P.C. Service provided: psychological testing/MMPI and clinical interviews.

17.11. Contract for Labor and Material dated November 24, 2003 with ThyssenKrupp Elevator Corporation. Service provided: elevator maintenance.

17.12. General Contract for Technical and Consulting Services dated February 1, 1996 with Tom Allen Enterprises, Inc. Service provided: fitness for duty collection/MRO services.

SOFTWARE LICENSE AGREEMENTS/OTHER:

The software license agreements covering the following software, it being expressly understood that if and to the extent any of these software license agreements covers, relates or applies to the use or supply of software at or for, or any services or other matters whatsoever relating to, a nuclear plant or other location other than Palisades, it is the intent hereof to include such software license agreements on this Schedule 4.11(a)(i) INSOFAR AND ONLY INSOFAR as such they cover or apply to the use or supply of software at or for, or services or other matters relating to, Palisades. Some items listed are spreadsheets and other data compilations; by including them on this list the Seller is not representing that they constitute software.

       TITLE               VENDOR                            FUNCTION/DESCRIPTION                       # OF LIC TYPE OF LIC
--------------------- ---------------- ---------------------------------------------------------------- -------- -----------
LTOP                  ABB              The low temperature overpressure protection system is designed
                      Combustion       to sense the PCS pressure and temperature and use this
                      Eng              intelligence to prevent an overpressure condition by relieving through a Power Operated Relief Valve (PORV).

PIDAL-3 Family        ABB              The PIDAL-3 system is a Full Core On-Line Incore Monitoring
(SIMULATE-3)          Combustion       System. The PIDAL-3 system is used on-line to monitor the core
                      Eng.             power distribution for technical specification compliance via
                                       Surveillance Procedure MT-10.

PIDAL-3 Family        ABB              The PIDAL-3 system is a Full Core On-Line Incore Monitoring
(SHUFFLE-3)           Combustion       System. The PIDAL-3 system is used on-line to monitor the core
                      Eng.             power distribution for technical specification compliance via
                                       Surveillance Procedure MT-10.

PIDAL-3 Family        ABB              The PIDAL-3 system is a Full Core On-Line Incore Monitoring
(UNSAT-3)             Combustion       System. The PIDAL-3 system is used on-line to monitor the core
                      Eng.             power distribution for technical specification compliance via
                                       Surveillance Procedure MT-10.

Signature             Crane Nuclear    The Crane Nuclear Signature Software is used to acquire and           7      Single
Software - AOV                         analyze Air Operated Valve(AOV) Thrust, Torque, Stem Travel or
Module                                 Rotation, Supply Pressure, and/or Control Pressure to
                                       determine the ability of an AOV to perform its Design Basis
                                       Function.

PPC - Critical        ABB              CFMS has been developed as an information display system that
Function              Combustion       will aid the operator in monitoring the operational and safety
Monitoring System     Eng.             status of the nuclear power plant to effectively display
                                       instrumentation information to the operator.

PPC -                 ABB              Interface to multiplexer. This module is part of
Cutler-Hammer         Combustion       SQAP-PL-0050, "Plant Process Computer." Does
Director Input        Eng.             engineering units conversions from raw counts.
Scanning Routine

PPC - NRC             ABB              Provides NRC with live plant data during emergencies.
Emergency Response    Combustion       Activated by Palisades as required.
Data System Data      Eng.
Link

PPC - G2              ABB              Interface between multiplexers and PPC point database.
Interface             Combustion       No control outputs. This module is part of SQAP-PL-0050,
Software Design       Eng.             "Plant Process Computer.

PPC -                 ABB              The Heatup/Cooldown Rate calculations can be used to meet the
Heatup/Cooldown       Combustion       requirements of SOP-1. This program and associated displays are
Rate Calculation      Eng.             intended to help operators visually and quantitatively judge rate of change.

PPC - UFM             ABB              Used to meet T.S. requirement. Not a specific program: It is
Corrected Heat        Combustion       primarily a set of calculations that are part of the
Balance               Eng.             Calculation-Tool environment. This module is part of
Calculation                            SQAP-PL-0050, "Plant Process Computer.

PPC -                 ABB              METT displays information data linked from the
Meteorological        Combustion       meteorological tower. The information includes
Tower Datalink        Eng.             wind speed and direction and the tower temperature.

PPC - PIDAL           ABB              PIDAL controls alarm limits/setpoints. PIDAL performs the
Data Interface        Combustion       core power distribution calculation.
                      Eng.

PPC -                 ABB              PIP monitors rod positions and user switches. Converts signal
Plant                 Combustion       and displays positions. Calculates and provides permissives
Information           Eng.             for rod movement. Alarms on deviation, overlap and sequence
Processor                              conditions.

PPC - PMS Host        ABB              In-Core Neutron Flux Monitoring and Alarming, Core Power
Application           Combustion       Distribution Calculation, Generates data used by Nuclear
Reactor               Eng.             Analysis & Design (NAD).
Monitoring Software

PPC - PMS Host        ABB              Provides primary and alternate control rod positions to
Application Rod       Combustion       calculate, monitor, and alarm control rod sequencing during
Monitoring            Eng.             control rod movement. Not Safety Related. This module is
Software                               part of SQAP-PL-0050, "Plant Process Computer.

TACHSYS (Fuel         Par Systems      TACHSYS is a Proprietary Commercial Application for process and       3      Single
Handling                               robotics control.
Software)

PPC - Cooling         ABB              Used by operations personnel to monitor and control various
Tower Control         Combustion       aspects of the two cooling towers from control room.
System                Eng.

PPC - IMP             ABB              Used for monitoring and trending.
Interface             Combustion
Software (IMPIS)      Eng.

Microstation CAD &    Bentley          Computer Aided Drafting (CAD) Software
Microstation          Systems
I/RAS-B

PI Client - Datalink  OSI-Soft         Data access and presentation tool that queries a PI
                                       server for plant process data. Datalink is a Excel
                                       Add-in that allows data queries from PI directly into
                                       excel spreadsheets.

PI Server             OSI-Soft         Used by plant personnel to view and trend plant process data.

PI-API-OVMS-VAX       OSI-Soft         Interface software. Communicates with PI server and
                                       perform PI related tasks applicable to data
                                       gathering, buffering, and threshold filtering.

PI                    OSI-Soft         Data access and presentation tool that queries a PI server            1      Single
Client - ProcessBook                   for plant process data. ProcessBook is a graphical package that allows building and using trends, mimics, etc.

ProControl PMS        ABB              Communication Protocol for communicating with the PPC.
                      Combustion
                      Eng.

Microsoft             Microsoft        Desktop Productivity Suite.
Office 2000
Professional                                                                                               674
Full Install

Oracle                Oracle           SOMS, Open Plan (Pending), ACEMAN, & other general site DBs

Integrated            DW James &       A radioactive waste tracking program written in C++ and runs on
Shipping and          Assoc.           Windows 2000.
Inventory
Program (ISIP)

CONV2ASC              Aerofin          Generates Accident mode performance data for containment air          1       Site
                      Corporation      coolers VHX-1, VHX-2, and VHX-3.

NUCK                  Aerofin          NUCK predicts the accident condition thermodynamic performance        1       Site
                      Corporation      of the cooling coils installed in safety-related Containment
                                       Air Coolers VHX-1, VHX-2, and VHX-3. NUCK uses a variety of physical parameters and containment atmosphere conditions as inputs.

NUCK VIEW             Aerofin          Generates Accident mode performance data for containment air          1       Site
                      Corporation      coolers VHX-1, VHX-2, and VHX-3.

PALISADE              Aerofin          Generates Accident mode performance data for containment air          1       Site
                      Corporation      coolers VHX-1, VHX-2, and VHX-3.

Signature Software -  Crane Nuclear    Check Valve Data Acquisition is a check valve diagnostic test         1      Single
CHV System                             system that utilizes acoustic, ultrasonic, and eddy current
Analysis                               technologies. At the heart of the Check Valve System is the DAM, which receives and controls all input and output signals.

Signature Software -  Crane Nuclear    The Crane Nuclear Signature Software is used to acquire and           1      Single
MCC Module (Crane                      analyze Motor Operated Valve(MOV) Switch Operation, Motor
Nuclear Signature)                     Voltage and Motor Current signatures within a condition
                                       monitoring program.

Signature Software -  Crane Nuclear    The Crane Nuclear Signature Software is used to acquire and           2      Single
MOV Module                             analyze Motor Operated Valve(MOV) Thrust, Torque, Displacement,
                                       Switch Operation, and Motor current to determine the ability of an MOV to perform its Design Basis Function.

Crane Nuclear -       Crane Nuclear    The Crane Nuclear ValveVision (Packing 'nForcer) Software is          2      Single
ValveVision                            used to acquire and analyze Motor Operated Valve(MOV) Thrust, and is capable of acquiring AOV thrust or torque to determine the ability of an MOV or AOV to perform its Design Basis
                                       Function.

EDSA Electrical       EDSA Micro       EDSA analyzes the electrical distribution system for loadflow,
Power System          Corporation      voltage, current, short circuit, transient stability and other
Design Software                        analysis requirements. The systems include safety-related,
                                       Class 1E equipment along with non-Class 1E equipment.

EDSA Electrical       EDSA Micro       This product is used in the analysis of the electrical
Power System          Corporation      distribution system from the 345 kV level to the 125 V level.
Design Software                        Both ac and dc system are modeled. Analysis output provides results which are used in the design analysis of the power system.

Pipe-Flo              Engineered       Pipe-Flo is used for hydraulic analysis of various piping             1      Single
                      Software,        systems.
                      Inc.

Performance           EPRI             The EPRI Performance Prediction Methodology (PPM) Software is         3       Site
Prediction                             used to calculate and analyze Motor Operated Valve (MOV) and Air
Methodology                            Operated Valve (AOV) thrust and/or torque requirements.
Software

Generation of         EPRI             GOTHIC (Generation of Thermal-Hydraulic Information for            Site       Site
Thermal-Hydraulic                      Containments) is a general purpose thermal-hydraulics computer
Information for                        program for design, licensing, safety and operating analysis of
Containments                           nuclear power plant containments and other confinement
                                       buildings.

Framatome ANP         Framatome -      The Framatome ANP Spring Pack Tester (SPT) Software is used to        1      Single
Spring Pack Tester    ANP              acquire and analyze Motor Operated Valve spring pack behavior to determine the ability of an MOV to perform its Design Basis
                                       Function.

DBA/NSD               Gould            The DBA/NSD Sequencers provide sequencing of electrical loads
Sequencers            Modicon          onto the diesel supplied busses.

DORT Program          Oak Ridge        DORT, a Discrete ORdinates neutron/photon Transport code, is a
Group                 National         two-dimensional neutral particle transport code which solves the
                      Laboratories     time-independent Boltzmann Transport equation using the method of Discrete Ordinates.

Heating 7             RSICC/ORNL       A multi-dimensional finite-difference heat conduction analysis        1      Single
                                       code system.

CMS Family            Studsvik         Used to design fuel cycle and provide input to PIDAL family and    Site       Site
-INTERPIN-CS          Arthur           DORT.
                      DiGiovinie

FIC-0727 AFW Flow     Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Controller                             application/data.

FIC-0736A AFW         Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Flow Controller                        application/data.

FIC-0737A AFW         Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Flow Controller                        application/data.

FIC-0749 AFW Flow     Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Controller                             application/data.

System 1000           EQDB             Used to determine the replacement schedules of safety-related                 Site
-Material                              equipment in the plant.
Aging & Radiation
Effects Library

CROSSFLOW             AMAG             CROSSFLOW is used to calibrate feedwater flow as measured             2      Single
                                       by the installed plant venturis.

ADLPIPE               Bentley          ADLPIPE is a piping analysis program, used to perform                 1      Single
                      Systems          modeling, piping stress analysis and hanger/ restraint
                                       load development.

STAAD III             Bentley          STAAD-III is a comprehensive structural analysis software             1      SINGLE
                      Systems          program used in the design of plant SSCs, such as pipe
                                       supports, pipe whip restraints, building frames, etc.

Palisades             Canberra         The Palisades Isotopic Analysis System is a commercially
Isotopic                               developed application that performs a manual, quantitative
Analysis System                        analysis of the radioisotopes present in a given sample.

Plant                 Canberra         This is an industry shared database for documenting
Inprocessing                           qualification of in-house workers for unescorted access.
Software

Environmental         EPRI             EQMS is a program management tool for helping EQ                   Site       Site
Qualification                          Engineers and EQ Program interface organizations to
Management System                      document and maintain the qualification status of
                                       environmentally qualified equipment.

CAFTA                 EPRI             The EPRI developed CAFTA Fault Tree Analysis System is a                   EPRI User
                                       series of routines that allow fault tree analysis (refer to                  Group
                                       NUREG 2300 and NUREG 0492) written by EPRI. It is comprised of            Memebership
                                       a Fault Tree Editor, Cutset Editor, and Database Editor.

Equipment Out         EPRI             EOOS is a Microsoft Windows based Risk Awareness Tool for                  EPRI User
Of Service                             monitoring nuclear power plant safety when components or                     Group
                                       systems are out of service.                                               Memebership

Modular               EPRI             The MAAP4 computer code provides an integrated tool for
Accident                               evaluating the in-plant effects of a wide range of postulated
Analysis                               accidents and for examining the impact of operator actions on
Programs for                           accident progressions.
LWR Power
Plants

Set Equation          EPRI             The Set Equation Transformation System (SETS) is a                           Single
Transformation                         FORTRAN executable code employed to manipulate boolean
System                                 equations symbolically.

Ethany                Ethany Corp.     The QSL is used by Supplier Assessment personnel and
Corporation                            Supply Chain as a basis for purchasing safety-related
Qualified                              material, items and services.
Suppliers List

Meteorlogical         Hewlett          This software gathers Meteorological Data, including 10 and 60
Tower Data            Packard          meter wind, speed, direction and sigma theta from calibrated
Acquisition System                     instruments, and transfers the data via modem to the Plant
                                       Process Computer.

SAPHIRE               Idaho            This code supports the maintenance rule, various risk
                      National         informed initiatives, the reactor oversight process as well
                      Engineering &    as a variety of plant licensing issues.
                      Environmental
                      Laboratories

CCFWin - Common       Idaho            This version of the Common Cause Failure Database and Analysis
Cause Failure         National         System report presents an overview of common cause failure
Database and          Engineering &    methods for use in the U.S. commercial nuclear power industry.
Analysis System       Environmental
                      Laboratories

PEGASYS               Midstate         This software is used to grant unescorted access to the
                      Security/Cardk   plant's Protected and Vital areas. It is used in conjunction with the badging and hand geometry systems. It processes the data from the badge and the hand geometry.

Hand Geometry         Midstate         This is a biometric system. It identifies an individual by
                      Security/Godd    reading their hand. It is used in conjunction with the PEGASYS
                      ard              and badging system to grant unescorted access to the plant's
                      Technology       Protected and Vital areas.
                      Corp.

PADS Visitor Check    NEI              This is a module of the Personnel Access Data System. It is an industry shared database for transient workers. It is used to check an individual's background prior to granting escorted access to the Protected Area.

PADS                  NEI              This is an industry shared database for transient workers.            3      Single

Video Capture         Nuclear          This system is an enhancement to the plant Protected Area             1
                      Security         perimeter alarm system. It is the primary alarm system for the
                      Services Corp.   ISFSI.

PGP Desktop Edition   Pretty Good      Commercially procured software designed to
                      Privacy Corp.    encrypt information for secure transmission over
                                       the Internet. Runs on a stand-alone computer.

GIPPER                Stevenson &      Stevenson & Associates (S&A/s) GIPPER software is the software     Site       Site
                      Associates       version of the Seismic Qualification Utility Group manual,
                                       "Generic Implementation Procedure (GIP) of Seismic
                                       Verification of Nuclear Plant Equipment."

ANSYS/ED              Swanson          ANSYS/ED is used by structural and mechanical engineers to            1      Single
                      Analysis         evaluate the design of components where finite element analysis
                      Systems, Inc.    is required.

SOMS -                Tech Assist      SOMS is a Microsoft Windows based client-server software system    Site       Site
Clearance Module                       which is designed to automate and integrate the major processes involved in plant operations management.

SOMS - Equipment      Tech Assist      SOMS is a Microsoft Windows based client-server software system
Database Module                        which is designed to automate and integrate the major processes involved in plant operations management.

SOMS -                Tech Assist      SOMS is a Microsoft Windows based client-server software system    Site       Site
Narrative Logs                         which is designed to automate and integrate the major processes
Module                                 involved in plant operations management.

SOMS -                Tech Assist      SOMS is a Microsoft Windows based client-server software system    Site       Site
Operator Rounds                        which is designed to automate and integrate the major processes involved in plant operations management.

HIC-0525 Feedwater    Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Regulation                             application/data.
Combined Speed
Controller

HIC-0526 Feedwater    Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Regulation                             application/data.
Individual Speed
Controller

HIC-0529 Feedwater    Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Regulation                             application/data.
Individual Speed
Controller

HIC-0780A Steam       Yokogawa         Combination of Yokogawa programmable PID controller and custom
Dump Controller                        applications/data.

LIC-0101A             Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Pressurizer                            application/data.
Level
Controller

LIC-0101B             Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Pressurizer                            application/data.
Level
Controller

LIC-0701 Feedwater    Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Regulation Main                        application/data.
Level Controller

LIC-0703              Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Feedwater                              application/data.
Regulation Main
Level Controller

LIC-0734              Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Feedwater                              application/data.
Regulation Bypass
Controller

LIC-0735              Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Feedwater                              application/data.
Regulation Bypass
Controller

LIC-1300 Level        Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Indicating Controller                  application/data.

PIC-0202 Letdown      Yokogawa         Combination of a Yokogawa programmable PID controller and custom
Pressure Controller                    application/data.

TYT-0100 PCS Loop     Yokogawa         Combination of a Yokogawa programmable PID controller and custom
1 Tave/Tref                            application/data.
Calculator

TYT-0200 PCS Loop     Yokogawa         Combination of a Yokogawa programmable PID controller and custom
2 Tave/Tref                            application/data.
Calculator

Advanced Systems      Advanced         ASC Trac bar code software is a materials management
Consultants Barcode   System           software/hardware package provided by Advanced Systems
Software              Consultants      Consultants of Dayton, Ohio has a front-end system to the
                                       legacy (CMS Energy) CAS/MMS material management system.

Compliance            All About        Compliance Information Manager is a tool used to search a
Information Manager   OSHA LLC         database of regulations (Federal and State Regulations,
                                       including updates, for the EPA, DOT and DOL; and construction and general industry standards under OSHA.)

SWU Calculator -      DOE              A calculation program for nuclear fuel. Specifically, it              1              Site
Dos                                    calculates the feed (UF6) and SWU (Separation Work Unit)
                                       requirements for a given enriched uranium product.

Peaknet               Dionex           Peaknet is used to interface and control the
                      Corporation      radiological(HOT SIDE) and non-radiological(COLD SIDE) Dionex
                                       DX-500 ion chromatographs.

Biennial Resource     EPA              Biennial Hazardous waste report generator
Conservation
Recovery Act
Hazardous Waste
Report

SysMon                EPRI             SysMon software is used to evaluate critical components and        Site              Site
                                       failure modes in a System and determine the appropriate
                                       monitoring activities to mitigate these failures.

Chemworks -           EPRI             Chemworks is a collection of analytical tools created by EPRI to   Site              SITE
AminMOD                                model and evaluate plant chemistry systems.

Chexal-Horowitz       EPRI             The evaluations are used to help determine, along with other       Site              Site
Erosion Corrosion                      considerations, where and when to physically inspect in order to
Work Station                           prevent piping failure caused by FAC.
Software
(CHECWORKS)

Chemworks -           EPRI             Simplifies the evaluation of plant hideout return data by          Site              SITE
Hideout Return                         automating the extensive calculations required before hideout
Spreadsheet                            return data can be evaluated.

EPRI Chemworks -      EPRI             Produces quick calculations of equilibrium leakage from mixed      Site              SITE
Mixed Bed Ion                          bed ion exchangers, and time to breakthrough for common cationic
Exchange Calculator                    and anionic species.

Chemworks - Plant     EPRI             Used to provide in-depth modeling capabilities of the secondary    Site       SITE
Secondary Chemistry                    chemistry system including; transport of chemical species, steam
Simulator                              generator hideout, decomposition, and condensate
                                       polisher/blowdown demineralizer impurity removal.

Chemworks -           EPRI             Used to calculate information regarding pH and B-Li control        Site       SITE
Primary pH Calculator                  bands.

Chemworks -           EPRI             Used to quantify the amount of radioactive species released        Site       SITE
Primary Shutdown                       during the shutdown/cooldown of the reactor coolant system.
Calculator

Chemworks -           EPRI             Used to rapidly calculate leakage from the primary system into     Site       SITE
Primary to Secondary                   the secondary system.
Leak Rate Calculator

The Assessment        Ethany Corp.     The Assesment System (TAS) database is used to schedule Nuclear
System                                 Oversight assessments, document observations, produce reports and allow the viewing of observations written at other NMC plants.

ThermaCam Explorer    FLIR Systems     ThermaCam software is used to view and analyze thermographic          1      Single
99                                     (infrared) images recorded from an infrared camera. Images are recorded and stored on a flash memory card by the camera and transferred into the software via PC.

ThermaCam Reporter    FLIR Systems     ThermaCam software is used to view and analyze thermographic          1      Single
2000 Professional                      (infrared) images recorded from an infrared camera. Images are recorded and stored on a flash memory card by the camera and transferred into the software via PC.

ThermaCam Reporter    FLIR Systems     ThermaCam software is used to view and analyze thermographic          1      Single
Viewer 2000                            (infrared) images recorded from an infrared camera. Images are recorded and stored on a flash memory card by the camera and transferred into the software via PC.

Chemistry Data        GCR &            WinCDMS32 is an effective data management application designed        1       Site
Management System     Associates       specifically to help Chemistry Department handle the vast
for Microsoft                          quantities of technical information for which it is
Windows                                responsible.

GPSteam               General          The GPSteam software is an 'add-in' to Microsoft Excel that           1      Single
                      Physics          provides cell functions for the purposes of calculating steam properties (ie. quality, enthalpy, entropy, etc.).

Honeywell             Honeywell        Plantscape Vista is designed to work with Honeywell Mircomax          1       Site
PlantVista                             Management Stations and Local Processing Unit lines of single and multi-loop controllers, and with field-based control
                                       solution.

Multiparser           Honeywell        This application runs concurrently with the Honeywell Plant           2       Site
                                       Vista and parses reports from the Honeywell system which are generated from the Chemistry inline instruments, and sends this data to the WinCDMS32 system. This data is used for trending purposes.

DOSIMASS              MGP              DOSIMASS is a maintenance and set-up software for the                 3      Single
                      Instruments      configuration of MGP Instruments DMC dosimeters.

TeleMap               MGP              The TeleMap software package provides radiation                    Site       Site
                      Instruments      protection personnel an on-line methodology of capturing
                                       radiation data on P.C. based systems.

Teleview 2000         MGP              Teleview 2000 is one of many tools used to enhance                 Site       Site
                      Instruments      radiation protection technicians ability to monitor work
                                       remotely.
WCDM 2000             MGP              Software calibrates a dosimetry device (radioactive).
                      Instruments

Primavera Project     Primavera        Software package used for project management
Management

ISIS Fuel             Raytheon         Software tool used to develop fuel movement plans.                    2      Single
Management System     Nuclear
                      Systems

Scientech             Scientech        These tables are bundled with and used by the PEPSE program,
Steamtables                            which has been classified as a Level 3.

PM7 Windows           Thermo           The PM7 Windows Calibration Program is used to calibrate
Calibration Program   Electron         Eberline PM7 personnel monitors
                      (Eberline)

AMS-4 Monitoring      Thermo           The AMS-4 Monitoring system software is used to calibrate,
System Software       Electron         troubleshoot, and obtain data from Eberline AMS-4 air monitors.
                      (Eberline)

PV-Plus               YES North        PV-Plus is commercially procured software for Nuclear                         Site
                      Consulting,      Management Company, LLC, Palisades Nuclear Plant. This
                      LLC              version uses a Microsoft Access database for storing,
                                       reporting, and trending data obtained from Technical
                                       Specification Surveillance Procedures.

FitPlus               TSI              Fit test program for negative pressure respirators.
                      Incorporated

SWU Cost Calculator   United States    A windows based calculation program for nuclear fuel.                 1       Site
for Windows           Enrichment       Specifically, it calculates the feed (UF6) and SWU for a given
                      Corporation      enriched uranium product, as well as the corresponding costs.

ME Scope              Vibrant          ME Scope is a modal analysis software product that takes              1
                      Technologies     vibration test data gathered from a structure or piece of
                                       equipment and provides an animated view of actual or
                                       analytical motion. DAEC controls software.

Digital Electro-      Westinghouse     This system controls the turbine by modulating the governor
Hydraulic Turbine                      valves in response to error signals from the feedback loops
Control System (DEH)                   which monitor speed, impulse pressure, and megawatts.

PathWay Accessories   Attachmate       Pathway Accessories 64 Personal FTP Server is used to automate       24      Single
64 Personal FTP       WRQ              transfer of data and reports from RPMS and MIS down to a desktop
Server                                 computer.

WinCharm - ACS -      CHAR             Program maintains an historical record of test results of
Network               Services         equipment tested by the CHAR system for trendable parameters.

Chesterton Valve      Chesterton       Valve Wizard is an Access 2000 application which holds the                 Unlimited
Wizard                                 packing and information and torque requirements for valves.

Citrix Client32       Citrix           Citrix Client 32 is simply communication software to allow                  Concurr.
                      Systems Inc.     for viewing of the NMC Fleet RBMware database. (RBMware is the fleet predictive maintenance programs primary database for analysis and review of vibration data.)

CTI Toolkit (by       Cooling          Applications include, Air Properties Calculator, Merkel Number
Cooling               Technology       calculator, Demand Curve Worksheet (calculates tower
Technology            Institute        performance & characteristic curve test method) and Mechanical
Institute)                             Draft Tower Performance Test Analyzer (performance curve
                                       method).

Characteristics       DOE              This is an old program (from 1992) that was referenced in             1      Single
Data Base                              past Engineering Analyses. It has not been used in recent
                                       years at Palisades, but is potentially useful as a tool to compare against Palisades specific calculations.

RTWIN                 Dynalco Crane    This software provides the GUI and analysis tools to perform diesel engine analysis.

CHIRON                EPRI             CHIRON is an EPRI fuel failure prediction code that aids in           1    Purchased
                                       estimating the number of failed fuel rods.

PM Basis              EPRI             New Product. No information.

Winmeter              Explorer         The application downloads data from Red-Cal calibrated                2      Single
                      Technology       equipment. It does not create or manipulate the data. It saves
                      Group            the data for later retrieval, if desired, and will produce a report of the retrieved data in a spreadsheet format.

Flukeview             Fluke            This program downloads and stores for historical retrieval            1      Single
for Windows                            data obtained by a calibrated Fluke 41 Total Harmonics
                                       Distortion Analyzer.

Microshield           Framatome        Microshield calculates gamma radiation dose rates for various                Single
                      -ANP             purposes including control of radioactive material storage, and verification of the adequacy of shielding for ALARA planning.

Omega                 Gerber
Gerber                Scientific
Composer              Products

Gravograph            Gravograph
(Gravostyle)

Hydraulic             HRS Systems      Commercially developed tool, written in C++, for designing,
Analysis                               proving and reviewing fire sprinkler systems. The HASS
Sprinkler Systems                      program performs hydraulic analysis in accordance with
                                       NFPA-13 and calculates any configuration of nodes and pipes.

Myriad                Informative      Myriad Engineering Viewer enables users to view drawing              10    Concurrent
Engineering Viewer    Graphics         electronically from their desktop.                                          (10 Max)
                      Corporation

SmartSketch           Intergraph       Used by Engineers to sketch preliminary design ideas, create         27      Single
                                       sketches for engineering documents (EA's, etc), view plant drawings.

DASYLab Data          Iotech           The applications developed using the DASYLab software are used        5      Single
Acquisition                            to interface primarily with IoTech Wavebooks to collect events
and Analysis                           as they occur on equipment being monitored.
Software

Chemical Reg-A-Dex    J. J.            The Chemical Reg-A-Dex is a reference tool used to identify
                      Keller &         chemicals for labeling, storage and handling.
                      Associates,
                      Inc.

Compliance            Keller-Soft
Information
Manager Deluxe

KnowledgeBase         KnowledgeBase    KnowledgeBase provides an intelligent, integrated knowledge           1       Site
Enterprise            Talisma          management tool that promotes one-time single location
Edition               Corp.            information/article publishing, available to the site.

Mathcad               Mathsoft         MathCad is a shrink wrapped, commercially available, technical        1      Single
                      Engineering &    calculation tool.
                      Education,
                      Inc.

Microboards           MicroVision      Software and hardware that will print labels on CDs.
CD Printer            Development,
                      Inc.

DIAdem                National         DIAdem is a PC workshop for acquiring and processing measured         1      Single
                      Instruments      data.

REIR View             NRC              Reirview is used to perform additional validations on the NRC
                                       Personnel Exposure and Monitoring Report prior to the
                                       submittal to the NRC.

Plateau               Plateau          Plateau Question Editor
Question
Editor

PGP Desktop 8.0       Pretty Good      Encrypts email, files, and instant messages and also provides
                      Privacy Corp.    the ability to manage PGP keys.

Bartender             Seagull          Software used to design labels and print labels
Barcode Label         Scientific,
Software              Inc.

Stream Diagnostic     Stream           An administrative tool to diagnose and manage
                      Analysis,        organizational change using a comprehensive and
                      Inc.             systematic approach.

CMS Family            Studsvik         XIMAGE is a point and click loading pattern and multicycle         Site       Site
-Ximage               Arthur           scoping tool.
                      DiGiovinie

Toolbook Assistant    SumTotal         Tool used to build e-learning training applications. This
                                       product was developed by the Click2Learn company.

Press The             Technology       Program is used to 'push' buttons that pop up during the
Freaking Button       Lighthouse       execution of programs. This program is used in conjunction
(PTFB)                Freeware         with Winbatch to automate the generation of reports from
                                       Access and Open Plan.

Shaft Alignment       TURVAC           The Shaft Alignment software by TURVAC can do alignment               1      Single
                                       calculations based on manual input of data.

Batch Programming     Wilson           Program is used to write excutables for downloading data              1      Single
Language for          Window Ware,     from the mainframe, report generation used for plant daily
Windows               Inc              schedules.

Convert Calculator                     Convert is an easy to use unit conversion program that will           2     Freeware
Program                                convert the most popular units of distance, temperature,
                                       volume, time, speed, mass, power, density, pressure, energy, etc.

ABBYY FineReader      ABBYY            Optical Character Recognition software.
Pro

Macromedia            Adobe
Captivate             Systems

Macromedia            Adobe            Web development. Replacing Dreamweaver and Flash.
Studio MX             Systems

CutePDF               Adobe
                      Systems

Dreamweaver           Adobe            Application is the only one to effectively communicate with           1      Single
                      Systems          Plateau.

Macromedia            Adobe            Application enables playing of various audio and video applets.             Freeware
Shockwave v 8         Systems

Adobe Acrobat (full)  Adobe            Read and make new documents in the PDF format.                               Single
                      Systems

Adobe Acrobat (full)  Adobe            Read and make new documents in the PDF format.                       67      Single
                      Systems

Adobe Acrobat Reader  Adobe            To read *.pdf files.                                                        Freeware
                      Systems

Adobe Photo Deluxe    Adobe
                      Systems

Adobe Photoshop       Adobe
                      Systems

Alber BCT-2000        Albercorp        The software controls the load banks to apply the specified           2      Single
Battery Capacity                       loading required by analysis to the plant equipment to verify
Testing Software                       operability of station batteries and chargers.

Capture               AnalogX          Freeware Software for capturing screenshots.                                Freeware

Quick Time            Apple Computer

Reflections X         Attachmate       Windows XP upgrade involved upgrading software product                       Single
                      WRQ              from earlier versions (multiple ones were in use) to
                                       version 10.

KEA 420 Emulation     Attachmate       PADS access to Alpha Server                                          24      Single
Software              WRQ

Quickview Plus        Avantstar        Enables viewing of e-mail attachments without having                 30
                                       attachment's software loaded.

Avery Wizard          Avery            Label wizard for Word.                                                1
for Word2000          Dennison
                      Corporation

Crystal Reports       Business         Report Writer/converter                                               1      Single
                      Objects

ABACOS Plus           Canberra         ABACOS Plus provides all of the software functions needed
                                       to perform internal measurements of nuclide activity and
                                       calculate internal dose values for Whole Body Count
                                       subjects.

CSDiff                Component        Textfile comparison software.                                               Freeware
                      Software

ERWIN                 Computer         Data Modeling Tool
                      Associates
                      International,
                      Inc.

CorelDraw 10          Corel Corp.      Posters and translations                                                4    Single
Graphics Suite

CorelDraw 8           Corel Corp.      graphics suite                                                          6
Graphics Suite

CorelDraw 9           Corel Corp.      Posters and translations                                                3    Single
Graphics Suite

Paint Shop Pro        Corel Corp.      Graphics creation/manipulation                                          1    Single

WordPerfect           Corel Corp.

WordPerfect           Corel Corp.      Word Processing Software

WordPerfect           Corel Corp.      Word Processing Software                                                2    Single

DBArtisan             Embarcadero      Database Administration Tool                                            8    Single
                      Technologies,
                      Inc.

eSqug                 EPRI             The program provides data for performing seismic
                                       evaluations of equipment and components per NEP 15.32,
                                       "Seismic Design and Analysis of Modified, New, and
                                       Replacement Equipment Using the GIP Methodology."

CADNET                EQuorum Inc.     Add on program developed and sold by Equorum Inc., that is              8     Site
                                       used by the Microstation CAD program to print drawings via a plotter.

NUPIC System          Ethany Corp      NUPIC is not a software program. It's a website with database information within. It is maintained totally by NUPIC, and is
                                       accessed for Information Only.   Accessed at www.nupic.com

Win32Pad              Gena             Text editor                                                                   Free

HP Scanjet 5400c      Hewlett          HP Scanjet 5400c series flat bed scanner software and USB Driver        1    Single
series Software and   Packard          Installation.
USB Driver

HP JetAdmin           Hewlett
                      Packard

HP Cd Writer Plus     Hewlett          CD Burning                                                              1
                      Packard

Compaq Visual         Intel            Base software for PSS/E                                               2      Single
Fortran

Iomega ZIP100         Iomega Corp.     Allows use of Iomega Zip drives                                              Single

Irfanview             Irfanview        Picture viewer                                                                Free

Audit Wizard          Layton           PC Auditing for asset, user, hardware and software details. It
                      Technologies     runs on a server and when users login, it records data about their computer.

SummaGraphics         Logic Group      Drivers for the digitizer tablets
Tablet Drivers

Virus Scanning        McAfee           Business LAN Apps
Software (McAfee)

Microsoft             Microsoft        Database Administration Tools                                         3      Single
Developer's Network
(MSDN)

ActiveSync            Microsoft        Needed for Huskey Windows CE Computer.                                1      Single

Microsoft Visual      Microsoft        Internet/Web Development Software                                     4      Single
Studio.NET 2003
Enterprise Developer

Microsoft Access      Microsoft
Snapshot Viewer

Microsoft Photo       Microsoft
Editor

Microsoft Publisher   Microsoft        Palisades Site Business Applications                                650      Single
2000

Microsoft Visio       Microsoft        All around graphics program                                         161      Mselect
Professional 2002

Microsoft FrontPage   Microsoft                                                                              1

Microsoft Project     Microsoft        Project Management Software                                         195      Single

Badging System        Midstate         This system fabricates and encodes badges used for access to the
                      Security/Godd    plant Protected and Vital Areas. This system is used in
                      ard              conjunction with the PEGASYS and Hand Geometry systems.
                      Technology

Mochasoft             MochaSoft        Mainframe emulation tool.                                                   Corporate

Milestone             Mozilla          Project Schedule Presentation(s).                                     5      Single

LabVIEW               National         National Instruments LABVIEW is a powerful development
Development System    Instruments      environment for signal acquisition, measurement analysis, and data presentation, giving you the flexibility of a programming language without the complexity of traditional development tools.

Crossword Studio      Nordic           Training aid - crossword
                      Software

WordSearch Studio     Nordic           Training aid - crossword
                      Software

Nova Backup           Novastor         Used by Simulator Support Group to backup Simulator                   2      Single
Professional Edition                   Servers/Computers.

CAMEDIA Master        Olympus          Download and edit Olympus digital camera pictures.
2.5                   Imaging
                      America Inc.

MediaFACE             On Line          Design Software & Image Library Label maker                           1
                      Label, Inc.

WinINSTALL 5.1        OnDemand
User Setup            Software

WinInstall 5.1/32     OnDemand         Business LAN Apps
                      Software

Oracle (Plateau)      Oracle           Plateau

Oracle RDB ODBC       Oracle           Driver installed on local PCs to allow access the DEC Alpha           1
Driver 2.10.17                         Server.

Easy CD Creator       Roxio            CD Burning Software                                                          Single
Basic                 (Formerly
                      MGI)

Documents to go       Palm

Intellisync for Palm  Palm             Porting of information form workstation to the palm device.

Palm Desktop          Palm             Allow connectivity between Palm handheld device and Desktop.                Bundled

Palm OS               Palm

Palm Portable         Palm             Communicates with Palm Portable Keyboard.                             1      Single
Keyboard Software

PS Pad                PSPAD

Easy CD Creator       Roxio            CD Burning software                                                          Single
Platinum              (Formerly MGI)

Easy CD Creator       Roxio            CD Burning Software
Platinum              (Formerly MGI)

MGI Photosuite        Roxio            Photo Manipulation                                                    1      Single
                      (Formerly MGI)

MGI VideoWave III     Roxio            VideoWave is a suite of fully integrated video editing and DVD        1
SE                    (Formerly MGI)   authoring tools.

Easy CD Creator       Roxio            CD Burning Software
Basic                 (Formerly MGI)

XOQDOQ                RSICC/ORNL       Used to evaluate the long term dispersion of contaminants in the atmosphere in the Palisades Plant area. Palisades provides data to contractor who runs the program for us.

SMART board           Smart            White Board with built in scanner.                                    1   Workstation
                      Technologies

EAStudio Suite        Sybase           Business LAN Apps                                                     3
(PowerBuilder Tool)

Sybase                Sybase

Sybase 11             Sybase                                                                                 8
Native Driver
(Client)

Sybase 32 bit ODBC    Sybase           Sybase 32 bit ODBC (11)

Sybase                Sybase

Ghost                 Symantec         Imaging work stations

PC Anywhere           Symantec         PC Anywhere is a terminal emulation program which allows a remote computer to dial into a local computer via modem and manipulate/take control of the local computer.

SNAGIT                Tech Smith       Screen Capture                                                               Single

WHOHASIT              The              To see who is connected to file.
                      Gadgetfactory

WHOHASNT              The
                      Gadgetfactory

WinMerge              Thingamahooc     Textfile comparison software                                                Freeware
                      hie Software

Comply Plus Web       Thomson          Software from Dolphin (vendor) for Material Safety Data                     Fleetwide
-Material Safety      Micromedex       Sheet (MSDS) tracking and Chemical Control.
Data Sheet

Power ZIP             Trident          Zip utility that compresses information
(PKZIP/UnZIP)         Software
Utility (Like
WinZIP but Free!)

Lectora               Trivantis        Per Tim Guldan: Lectora is just a software package that
Preferred             Corporation      allows the users to develop online training/tests that
Enterprise                             they can then launch via the LMS.
Edition

PowerDesk 4 Pro       Vcom             File Management System - Used to transfer file paths and              1      Single
                      Products         location into access database for comparison.

Vox Proxy             Vox Proxy        Creates Animations for PowerPoint. It is a PowerPoint plug-in.        1      Single

PrintKey2000          Ware Central     Added [Print Screen] key functionality.                                     Freeware

ZoneAlarm Pro         Zone Labs        Internet Firewall Software
2 User

NotePad +                              Freeware program that enhances the Windows Notepad program            1      Single

Windows               O-I-Analytical   WinTOC is a Windows-based software that enables the operator
Total                                  to control and monitor a Model 1010 Total Organic Carbon (TOC)
Organic                                Analyzer from a PC.
Carbon Analyzer

CONTEMPT              Energy           The CONTEMPT code supports the plant containment pressure and
                      Incorporated     temperature response analyses.

PSS/E Power System    Power            PSSE analyzes the electrical distribution system for loadflow,
Simulation/Engg       Technologies     voltage, current, short circuit, transient stability and other
                      Inc./Shaw        analysis requirements. The systems include safety-related,
                      Group            Class 1E equipment along with non-Class 1E equipment.                 2      Single

Seismic Hazard        Jack R.          SHIP is a Windows based application that performs the
Integration           Benjamin and     numerical calculations to estimate the frequency of
Package               Associates,      occurrence of system failure due to earthquake ground
                      Inc.             motions.

Top Event Prevention  LOGIC            The TEP Top Event Prevention code is a FORTRAN executable
                      Analysts         code employed to manipulate boolean equations
                      Inc              symbolically.

WIN-SRRA              Westinghouse     Win-SRRA is an executable personal computer program used to specify input and calculate piping failure probabilities for selected input values of key design, operational, and
                                       inspection parameters.

STEAM                 CMS Energy       The software is infrequently used these days. Results of the          1       Site
                                       routine are used as inputs for other calculations. STEAM is designed to run under MS-DOS.

LXR-Test              Logic            LXR is a third party Access Database based program used for           0
Professional Edition  eXtension        the creation and storage of training examination questions
                      Resources        and the generation of exam questions.

Visio Templates       Microsoft        Visio Templates for Root Causal Analysis
for Root Causal
Analysis

Visual                Microsoft        Development software
Basic Professional

Visual Studio         Microsoft        Software Developers Package VB, C, ActiveX - Marked as
                                       "Deferred" until decision comes from Mark Love on whether to package or not Mark love says Package.

DB Server             Microsoft        Business LAN Apps                                                     1      Single
Operating System      NovaSoft

NetOP Host            Semicron         Allows remote access and control of workstations.
                      Systems

PAVAN                                  Estimates the relative ground level air concentrations
                                       (X/Q) for potential accidental releases of radioactive
                                       material from Palisades Plant Installed on Comsumers
                                       Mainframe.

Sitewise Interactive  MJW Inc.         Used to create virtual tours of plant areas.                        650       Site
Virtual Tour System

Automated             Framatome/       The Framatome-ANP Automatic Calculation Engine (ACE) software        10       Site
Calculation           Areva            is used to calculate and compare the seating or opening force
Engine (ACE)                           and/or torque to the actuator capability for safety-related
                                       MOVs and AOVs to perform their safety functions against design basis pressure and flow.

Advanced License      AATS             The LEX and ALEX software is a license renewal                             Unlimited
Extension Process                      program for scoping, aging, management review and
Management System                      creating the license renewal application.

PI Client -           OSI-Soft         Data access and presentation tool that queries a PI
Access Tools                           server for plant process data. PI Access tools (API,
                                       ODBC, etc.) is a package of client products that allow PI
                                       server queries from databases and applications.

Plateau Learning      Plateau          The Plateau LMS (Learning Management System) tool is a                     Web Based
Management System                      web-based tool that will be used for training history,
                                       qualification tracks, on-line training delivery, class
                                       scheduling, and individual personal development plans.

Fuel Supply           Utility          Tracks meetings, tasks, delivery dates, notices, etc., related               Single
Commitment            Resource         to the Fleet's fuel contracts.
Tracking              Associates
System

Connx                 Connx            We currently only have one license for this software. This
                      Solutions        software is currently used by the Teleview 2000 software to access the data file of workers currently logged-in to the radiation controlled area.

Performance           Scientech        The use of PEPSE is restricted to analyzing & trending                1      Single
Evaluation of                          plant secondary cycle performance. These results are used
Power System                           for business planning and improving plant efficiency. There
Efficiencies                           are no safety related or technical specification
                                       applications for this software.

                                                                                                      # OF
        TITLE             VENDOR                     FUNCTION/DESCRIPTION                   FUNCID  LICENSES TYPE OF LICENSES
--------------------- ------------- ------------------------------------------------------ -------- -------- ----------------
AMS Suite -           Computationa  Vibration testing of IST Program pumps.                ENG          1
Vibration Meter       l Systems
CSI RBM               Incorporated
Consultant Mod        (CSI)
2120A Firmware        Division
Emerson Process
Management

Ultra Sonic module    Computational RBMware is controlled by Duane Arnold, and is a fleet  ENG
of RBMware            Systems,      application. Ultrasonic data is recorded to find
                      Inc.          equipment faults before equipment failure occurs.

WeldSpec              C-Spec        This software is a tool for generating Welding         Plan &
                                    Procedure Specifications and a data base for welder    Schedule
                                    qualification records.

Fuel Management       Energy        Used for fuel cost projections which become part of    ENG               Single
and Accounting        Resources     Palisades' Michigan PSC Rate Cases.
System                International

SharePoint            Microsoft     Document Management software.

OutlookSoft           OutlookSoft   Allows communication with the MS SQL Analysis Server   FINANCE
Everest                             dbase which houses the financial reporting app.

Self-Service          Right         Reference and answers to software use questions to aid              1    Site
Library               Answers       end users in resolving their own questions without
                                    having to call on the Help Desk for assistance.

SAP - Palisades       SAP           Used to report financial transactions for the plant.   FINANCE           Fleet
                                    It also provides employees access to their own human
                                    resource related data, such as benefits information,
                                    contact information and time sheet and expense
                                    reporting, through the Intranet or Internet.

Advanced              CMS Energy    The AMMS application is used to compile and track          1      Site   Advanced
Maintenance                         maintenance on plant equipment.                                          Maintenance
Management                                                                                                   Management
System                                                                                                       System

Human Resource        Integral      Consumers Energy Human Resources Mainframe                        Site   Site
Management            Systems       Application, accessed via Mocha Soft.
System

IMPACT (Managed       CMS Energy    Consumers Energy Budgeting Tool.
Desktop Application)

Lotus Notes Client    IBM

Peregrine             Hewlett
                      Packard

        Title              Vendor                            Function/Description                       # of Lic Type of Lic
--------------------- ---------------- ---------------------------------------------------------------- -------- -----------
DELTSTRAT             Combustion       The Spreadsheet calculates a correction factor for the Palisades              Site
                      Engineering      hot leg temperature measurements to account for stratification in the hot leg nozzle.

Calibration Sheet     In-House         Verify accuracy of safety related Class 1E instruments
Database

PIDAL-3 Family        In-House         Runs PIDAL offline
(FETCH-3)

PIDAL-3 Family        In-House         The PIDAL-3 system is a Full Core On-Line Incore Monitoring
(P3PPC,                                System.
P3ALM, P3FBI)

CMS Family -CASLIB    Studsvik         Used to design fuel cycle and provide input to PIDAL family                   Site
                                       and DORT.

CMS Family            Studsvik         Used to design fuel cycle and provide input to PIDAL family                   Site
-CASMO-4                               and DORT.

CMS Family            Studsvik         Used to design fuel cycle and provide input to PIDAL family                   Site
-CMSLINK                               and DORT.

CMS Family            Studsvik         Used to design fuel cycle and provide input to PIDAL family                   Site
-SIMULATE-3                            and DORT.

CMS Family            Studsvik         Used to design fuel cycle and provide input to PIDAL family                   Site
-CMSVIEW                               and DORT.

SFDP Tool                              Application extracts from EOOS a list of equipment that is out of service and builds another list of other affected equipment and the possible saftey issues arising because of the out of service equipment.

GASPAR -Radiological  Consumers        The reports generated by the GASPAR application are required as
Impact Eval Pgm       -Jackson         part of the information supplied to the NRC for licensing.

LADTAP-Radiation      Consumers        LADTAP is used to calculate the radiation exposure to an
Exposure Calc Pgm     -Jackson         individual from the routine release of nuclear reactor liquid effluents.

Initiate plant for    Developed thru   Reporting for the PIPS system, which is an industry shared
PIPS Reports          Hudson by        database for documenting qualification of in-house workers for
                      Duane Arnold     unescorted access.

Appendix R            In-House         The Appendix R Program Manager is designed to access, maintain,               Single
Program                                and print documentation of the Palisades Nuclear Plant Fire Safe
Manager                                Shutdown Analysis (FSSA).

CACTIS -              In-House         Tracks commitments that are ongoing and are tied to a procedure
Commitment                             or a PPAC.
Tracking

Circuit &             In-House         The Circuit & Raceway Schedule program is available to the           3        Single
Raceway                                Palisades general population via the Local Area Network.
Schedule

Emergency Plan        In-House         This software, used in conjuntion with the PEGASYS system,
Accountability                         accounts for personnel during Emergency situations at the Plant.

Measuring &           In-House         Tracks which test equipment was in use in that plant.                         Site
Test Equipment
System

Palisades Special     In-House         Provides electronic storage of records relating to nuclear fuel.              Site
Nuclear Material
Database

Quality               In-House         Access database containing the requirements from Consumers
Requirements                           Energies Topical Report and all of the ANSI Standards and Reg
Matrix                                 Guides to which Palisades is committed.

DOCS Open             PCDocs           This software displays record indexing information for
Document                               microfilmed records and enhance design data retrieval.
Management
System
(ReCTRAK)

Cable Tray            Sargent &        Used primarily by the Palisades Design Engineering group as          3        Single
Ampacity              Lundy            noted above.
Program

Maintenance                            The Maintenance Rule Availability Database is used to collect                 Site
Rule Availability                      Maintenance Rule availability performance monitoring results.
Database

Maintenance                            The Maintenance Rule Basis Database is used to collect and                    Site
Rule Basis                             report Maintenance Rule performance monitoring results.
Database

SCBA Database                          A Microsoft Access database that contains data about SCBA
                                       respirators and their parts, and respiratory medicals.

Culinet               CMS              CAS/MMS2 is used to maintain several open purchase orders
Applications          Energy           maintained through Palisades Supply Chain. In addition, some
Software/MMS2                          Palisades site nuclear fuel procurement activities are
                                       administered using requisition authority (purchasing) through
                                       CMS Energy using C

Culinet               CMS              CAS/MMS2 is used to maintain several open purchase orders
Applications          Energy           maintained through Palisades Supply Chain.
Software/MMS2

Air Sample            In-House         Excel spreadsheet which is used to analyze the results of
Calculation                            airborne radioactivity samples generated from the Gamma
Spreadsheet                            Spectroscopy system.

Air Sample            In-House         An internally developed MSAccess database used to store data
Database                               generated from the Air Sample Calculation Spreadsheet.

Critical              In-House         The database will be used to perform classification of all
Equipment                              components in the AMMS equipment database as either critical or
Database                               non-critical.

DAC Hour              In-House         Excel spreadsheet which is used to calculate DAC-Hours based on
Tracking                               airborne radioactivity sample results.

Dosimetry             In-House         Access database used to store TLD information
Database

Material Access       In-House         Palisades Supply Chain personnel use MATERIAL as a reference and              Site
Database                               archival resource for maintaining traceability of non-stock safety-related material.

MISER-2               In-House         NRC Semi-Annual Special Nuclear Material Accountability Program.              Site

ModTrack -            In-House         Modtrack is a Sybase DB with a PowerBuilder front end that is        3        Single
Database                               used to store data related to Plant Modifications.

ModTrack -            In-House         Modtrack is a Sybase DB with a PowerBuilder front end that is                 Site
Reports                                used to store data related to Plant Modifications.

Modtrack -            In-House         Modtrack is a Sybase DB with a PowerBuilder front end that is                 Site
Reports,                               used to store data related to Plant Modifications.
Supervisor Level

Personnel             In-House         Excel spreadsheet which is used to calculate the radiation
Contamination                          dose to skin from dispersed or discrete contamination.
Incident SDE
Calculation
Spreadsheet

Project               In-House         Internally developed MS Access 2000 Database developed for
Database/5 Year                        tracking and forcasting plant finances.
Plan

Pedlogs Access        In-House         The PEDLOGS database is composed of several active and                        Site
Database                               inactive/historical Access databases used within the Palisades
                                       Supply Chain organization for internal information.

Procedure             In-House         PowerBuilder application which draws procedure processing
Tracking System                        information from the PC Docs applications.

REMP Annual           In-House         Excel spreadsheets results are used to prepare the Annual
Report                                 Radiological Environmental Monitoring Report.
Spreadsheets

RETS Waste            In-House         Excel spreadsheet tool used to determine which of six waste gas
Tank Decay                             decay tanks has the lowest activity.
Activity

RWP (radiation        In-House         Access database used to generate printed radiation work
work permits)                          permits(RWP).
Database

Time Sheet            In-House         Used to manage the overtime scheduling for staff to ensure                    Site
                                       Administrative Overtime Limits are not exceeded.

Tier Two              Michigan         Report generator for the Tier Two Emergency and Hazardous
Emergency and         State            Chemical Inventory Report.
Hazardous
Chemical
Inventory Report

APE Database                           APE Database is an Access 2000 application which holds details about work orders that require engineeing details.

Plateau Plus
Training Reports

Shift Electronic
Log

Simulator Crew                         The operations shift crews are observed in the simulator, and                 Site
Performance                            results of those observations (simulator performance grades and
Database                               comments) are captured in the database.

Simulator                              MS Access Database developed on site to track simulator exercise              Site
Exercise                               content.
Database

UPS Hazardous
Materials
Shipper

UPS Worldship

Work Order                             Work Order History is an Access 2000 application which reports                Site
History                                on the history of and active work orders from the AMMS mainframe program.

PowerOnTheWeb         Developed        Interface for displaying power in megawatts
                      by DAEC

Scaffold and          In-House         Program is an Access 2000 database used by the Planning
Insulation                             Department to detail scaffold and insulation requests.
Access Database

Safety & Design       In-House         Used to document, track and print reports of reviews performed             Corporate
Review Database                        by the Safety & Design Review Department.
Icon

Access                In-House         Microsoft Access database used for tracking personnel with
Authorization                          unescorted access.
Database

ACEMAN                In-House         The database is used by all plant personnel, specifically                     Site
Observation                            managers and supervisors, to conduct in-field observations of
Database                               direct reports conducting work activities.

ACEMAN                In-House         The database is used by senior management to track on a                     Internal
Scorecard                              monthly basis by department overall performance related to
Database                               the aceman acronym (accident free, control dose, event free, meets schedule, attend training, no rework)

CACTIS - CA           In-House         CACTIS report module that generates 104 Forms for
104 Form                               transmitting completed A-PALs and A-CMTs to the ERC for filming.

Calculation           In-House         Sybase Database with a PowerBuilder front end.                       1        Site
Cross Reference                        Developed internally by Palisades IT Dept.

Chiller Load          In-House         Microsoft Excel spreadsheet utilized to expedite a series of
Prediction                             iterative calculation steps.

ERC Document          In-House         The reports display a users request for information from
Search (ERC                            DOCTRAK. It is only a report generator.
Reports)

Event Clock           In-House         The database is used to catalog event clock reset information.                Site

CACTIS -              In-House         CACTIS Module containing historical Industry Experience
Industry                               information.
Experience
Database &
Report

License Data          In-House         Used by Operations Training Instructors to track Licensed
                                       Operator and SRO license renewal dates.

LOR 6 Year            In-House         Used by Operations Training to document/plan and track
Training Matrix                        required training and tasks to be completed for Licensed
                                       Operator Requalification.

Lubrication           In-House         The Lubrication Manual is primarily used by Engineering                       Site
Manual                                 Programs and Operations for general information about the
                                       lubrication of components in the plant.

System                In-House         The application is designed to be used by plant staff to             2        Site
Engineering                            monitor plant systems by integrating data available from
Menu                                   many sources.

Ops                   In-House         Microsoft Excel spread sheet containing a listing of values
Calculations.xls -                     and calculation results pertaining to routine reactor
Reactivity                             operations.
Management
Sheet

Palisades             In-House         Internally developed Microsoft Access 2000 Database used                      Site
Catalog System                         for controlling Vendor Manuals

Palisades Tech        In-House         Used to log/catalog documents retained in the Tech Library.                   Site
Library

Simulator             In-House         Paltrack is an MSAccess based application that is used to
Mod/Plant Mod                          monitor and track identified simulator deficiencies and
Database                               plant modifications.

PDR Database          In-House         Software is to be used by plant supply chain organizations for tracking procurement deficiencies for material prior to the material's acceptance at the site.

Request for           In-House         The RPA provides a consistent method of documenting the
Project Approval                       project description, justification, ranking, alternatives, and risk.

Sample Plan           In-House         MS Access Database developed to track objectives taught in
2001-2002                              Operator training.

Site Access           In-House         Program notifies security of plant visitors who will need
Requesst Form                          access to the Owner Controlled or Protected Areas.

STATISTICS            In-House         Used to track monthly electrical and thermal performance
                                       statistics for input into NRC monthly operating report.

Work Review           In-House         The database is used to review and assign priority codes to
Group                                  EARs.

Tank Volume                            Excel spreadsheet to calculate the volume of various tans at any level of fill used by the Engineering department.

System                Internally       The application is designed to be used by systems engineers to       1
Monitoring and        Developed        monitor and report on plant systems health by integrating data
Reporting Tool                         available from many sources. All data generated by external departments is read-only and manipulated only be outside
                                       programs.

Offsite Dose          Independent      The program is used during exercises, drills and actual
Projection Model      Contractor       emergencies by the Health Physics groups located in the
                                       Technical Support Center (TSC) and the Emergency Operations
                                       Facility (EOF).

Segmented Gaussian    Independent      Used in conjunction with/and is a subset of OFFSITE Dose
Dose Projection Model Contractor       Projection Model. Under some circumstances this application will provide better and/quicker indication as to where an offsite
                                       "hot-spot" may exist. This model is better for a longer term radiation

Decision Tools -@Risk Palisade         These risk analysis macros support the maintenance rule, various     2       Single
                      Corporation      risk informed initiatives, the reactor oversight process as well as a variety of plant licensing issues.

Decision Tools        Palisade         These risk analysis macros support the maintenance rule, various
-BestFit              Corporation      risk informed initiatives, the reactor oversight process as well as a variety of plant licensing issues.

Equipment             NMC              The Equipment Monitoring Program does not interface with any
Monitoring                             predictive maintenance data collection equipment and does not
Program                                perform any calculations. It is merely a repository of text
Database                               information for purposes of tracking equipment problems and generating

Program Health        NMC              The software is used by Programs Engineers to create and store                Site
Report Database                        program health reports. The software does not perform any
                                       monitoring or calculations. There are no safety-related or tech spec applications for this software.

PC Docs PDF           Hummingbir       This is an implementation of the Docs Open Software Product
Procedures            d/In-House       that allows for the storage, full text searching, indexing, etc. of documents stored as PDF files.

PC DOCS - Word        Hummingbir       This is an implementation of the Docs Open Software Product
                      d/In-House       that allows for the storage, full text searching, indexing, etc. of documents developed in MS Word.

C&RPS                 In-House         The C&RP Management Information System (MIS) computer system is a tool the department uses to process data relevant to
                                       radiation workers exposure to ionizing radiation.

DOCTRAK               In-House         The database is used to track DCR status and to provide an                    Site
                                       electronic listing of DCRs. Used as a tool and in no way impacts plant design, safety, or operation.

PIDAL-3               In-House         The PIDAL-3 system is used on-line to monitor the core power
Family                                 distribution for technical specification compliance via
                                       Surveillance Procedure MT-10. PIDAL-3 can also be
                                       run off-line for benchmarking and uncertainty analysis.

Xensam                In-house         Xensam is a program that estimates the reactivity insertion due to the concentrations of Xenon-135 and Samarium-149. Xensam is
                                       Excel based and uses Visual Basic.

Seller's Agreements - Big Rock ISFSI Assets

1. Contract for Technical and Consulting Services between Consumers Energy Company and BNG America (formerly BNFL, Inc.) dated September 1, 2002.

2. Contract for Security Services between Securitas Security Systems Services, USA, Inc. and Consumers Energy Company dated May 30, 2004.

3. Contract for Labor and Material between Nuclear Security Services Corporation and Consumers Energy Company dated September 15, 2005.

4. Amended and Restated Contract for Spent Fuel Storage/Transportation System between BNFL Fuel Solutions Corporation and Consumers Energy Company dated May 23, 2002.

5. Letter agreement between Consumers Energy Company and Allied EMS Systems, Inc. dated October 22, 2004.

6. Letter agreement between Consumers Energy Company and Charlevoix Fire Department dated October 26, 2004.

7. Letter agreement between Consumers Energy Company and Northern Michigan Hospitals, Inc. dated March 26, 2004.

8. Letter agreement between Consumers Energy Company and Charlevoix Area Hospital dated October 21, 2004.

9. Letter agreement between Consumers Energy Company and Charlevoix Township Board dated October 11, 2004.

10. Letter agreement between Consumers Energy Company and Environmental, Inc., Midwest Laboratory, dated October 26, 2004.

Seller's Agreements - Palisades and Big Rock ISFSI Assets

1. Contract for Disposal of Spent Nuclear Fuel and/or High Level Radioactive Waste (Contract No. DE-CR01-83NE44374) between Consumers Energy Company and the United States of America, represented by the United States Department of Energy, dated June 3, 1983.

Seller's Agreements - Safeguards Information - Palisades and Big Rock ISFSI
Assets

1. In each of the Site Security Plans for Palisades and Big Rock, there are agreements with the applicable Michigan State Police Post and, in the case of Big Rock with the Charlevoix County Sheriff and in the case of Palisades with the Van Buren County Sheriff. Since these agreements are Safeguards Information they are subject to specific security requirements. Bidders are being put on notice that these agreements exist and may, by their terms, require permission of the counterparty prior to transfer.

                              SCHEDULE 4.11(a)(ii)

Fuel Contracts - Palisades Assets

1. Palisades Nuclear Contract between Consumers Power Company and Siemens Power Company - Nuclear Division, later assigned to Framatome ANP, Inc., dated November 1, 1995, including Change Orders #1 through #3 and #5 through #10 and Assignment and Assumption Agreement effective September 1, 2001 between Framatome ANP Richland, Inc., Framatome ANP, Inc. and Consumers Energy Company.

2. Uranium Conversion Services Agreement between Nuclear Management Company, LLC, and ConverDyn, dated January 1, 2003, including Amendment #1 dated January 1, 2005 and Amendment #2 dated January 18, 2006.*

3. Allocation Agreement Regarding Purchase of Uranium Conversion between Consumers Energy Company, Northern States Power Company, Wisconsin Electric Power Company and Nuclear Management Company, dated January 1, 2003, including Modification #1 dated April 19, 2006 and Modification #2 dated April 19, 2006.*

4. Uranium Enrichment Services Contract between Consumers Energy Company, Northern States Power Company and Wisconsin Electric Power Company represented by their agent Nuclear Management Company, LLC, and Urenco Enrichment Company Ltd, Urenco (Capenhurst) Ltd, Urenco Deutschland GmbH and Urenco Nederland BV dated October 26, 2004, including Amendment dated January 18, 2006.*

5. Uranium Enrichment Services Agreement between Consumers Energy Company and Cogema, Inc., dated September 24, 2002.

6. Uranium Concentrates Sale Agreement between Nuclear Management Company, LLC, for itself and as agent for Consumers Energy Company, Northern States Power Company and Wisconsin Electric Power Company, and Rossing Uranium Limited dated May 26, 2005.*

7. Nuclear Fuel Fabrication Contract between Framatome ANP, Inc. and Consumers Energy Company, dated March 3, 2006.

8. Supporting Letter Agreement between Framatome ANP, Inc. and Consumers Energy Company dated May 10, 2006, provided that this Letter Agreement is an Excluded Contract insofar and only insofar as it covers use or disposition of excess SWU credits and not insofar as it covers use or disposition of excess UF6 feed component.

9. UF6 Conversion Services Agreement between Nuclear Management Company, LLC, for itself and as agent for Consumers Energy Company, Xcel Energy and Wisconsin Electric Power Company, and Cameco Inc. dated March 27, 2006.*

10. Conversion Services Contract between Nuclear Management Company, LLC. and Areva NC Inc. (DRAFT, YET TO BE SIGNED).*

11. Uranium Enrichment Services Contract between Nuclear Management Company, LLC. and Areva NC Inc. dated April 3, 2006.*

12. Agreement between Rossing Uranium Limited and Nuclear Management Company, LLC. for the Sale and Purchase of Natural Uranium Concentrates (DRAFT, YET TO BE SIGNED).*

13. Uranium Concentrates Sale Agreement between Itochu Corporation and Nuclear Management Company, LLC. (DRAFT, YET TO BE SIGNED).*

* Insofar and only insofar as such agreement covers or applies to goods, services, or materials intended for Consumers Energy Company.

Fuel Contracts - Big Rock ISFSI Assets

None

                                SCHEDULE 4.11(b)

Material Breaches - Palisades Assets

1. Failure of the DOE to accept waste under the Contract for Disposal of Spent Nuclear Fuel and/or High Level Radioactive Waste, No. DE-CR-01-83NE44374, dated June 3, 1983 entered into between Consumers Energy Company and the USA represented by the Department of Energy, as amended.

2. There is the potential for a material breach by Babcock and Wilcox Canada, Ltd under Contract Number 30000445, for the Reactor Vessel Head nozzle J-Welds identified in Technical Paper Q, Revision 1.

Material Breaches - Big Rock ISFSI Assets

1. Failure of the DOE to accept waste under the Contract for Disposal of Spent Nuclear Fuel and/or High Level Radioactive Waste, No. DE-CR-01-83NE44374, dated June 3, 1983 entered into between Consumers Energy Company and the USA represented by the Department of Energy, as amended.

                                  SCHEDULE 4.12

Legal Proceedings- Palisades Assets Only

1. Michigan Environmental Council, Don't Waste Michigan, Michigan Land Trustees, West Michigan Environmental Action Council, Green Party of Van Buren County and the Nuclear Information and Resource Service argued before the Atomic Safety and Licensing Board and have appealed to the full NRC that, based on alleged safety concerns, the Palisades Operating License should not be renewed. The NRC has rejected their arguments, the groups have a right to appeal to the US Court of Appeals.

2. In March 2003, a complaint was filed at the Michigan Public Service Commission (MPSC) in MPSC Case U-13771 on behalf of the Michigan Environmental Council (MEC), Public Interest Research Group in Michigan (PIRGIM), and Michigan Consumer Federation (MCF) against Consumers Energy Company, Detroit Edison Company, Indiana Michigan Power/AEP, Wisconsin Electric Power and Wisconsin Public Service Corp. The complaint asked the MPSC to review all facts and issues concerning costs associated with spent nuclear fuel storage and disposal. It sought a variety of relief, including a request that amounts collected from customers for spent nuclear fuel disposal and storage be placed in an external independent trust. The complaint also asked the MPSC to take a variety of additional actions. On September 20, 2005 the MPSC issued an order dismissing the complaint for failure to state a prima facie case without prejudice to re-filing the complaint. MEC/PIRGIM/MCF filed an appeal with the Michigan Court of Appeals from the (i) MPSC's September 2005 order dismissing their spent nuclear fuel complaint and (ii) the MPSC's February 9, 2006 order denying their request for rehearing.

3. Seller is a Potentially Responsible Party with respect to the Maxey Flats Nuclear Disposal Superfund Site near Morehead, Kentucky. Seller has paid $530,216.32 for study, remedial action and other response costs at the Maxey Flats site. Seller has recovered $218,804.00 of this amount in settlement of contractual claims. Of approximately 35,450 cubic feet of waste shipped by Seller to the site during 1968 to 1977, Seller believes that about 2/3 of the waste came from the Palisades plant and none came from the Big Rock Point Plant Operating Facility. Under a Consent Decree and related agreements, Seller is responsible for 1.7123% of the costs to be incurred by the Maxey Flats Steering Committee. Potential future cost is estimated to range from $12,000 to $129,000. The difference is primarily the Seller's share of a horizontal flow barrier if one is required. Seller has accrued $13,840.00 for future Maxey Flats liability (2/3 of which is related to the Palisades Assets).

4. Michael Lewandowski v. Nuclear Management Company, Van Buren County Circuit court, alleging violation of Michigan Whistleblower's Protection Act (MCL 15.362) as well as claim he was discharged while on a leave under the Family Medical Leave Act (29 USC 22611(2)). Claims were dismissed by the Circuit Court and plaintiff has filed an appeal with the Michigan Court of Appeals.

5. Gary Stama v. Nuclear Management Company, Van Buren County Circuit Court, alleging violation of Michigan Whistleblower's Protection Act (MCL 15.362), violation of public policy via retaliatory discharge and violation of Bullard-Plawecki Right to Know Act (MCL 423.01). Case is in discovery phase with trial set for September 26, 2006.

                                SCHEDULE 4.13(b)

Material Permits - Palisades Assets

1. South Carolina Radioactive Waste Transport Permit 0006-21-06, expiring December 31, 2006, issued by the South Carolina Department of Health and Control.

2. Radiation Machine Registration Certificate 9071, expiring July 1, 2007, issued by the Michigan Department of Community Health.

3. Sand Dunes Protection and Management Permit 04-80-0044-P, with extension to Aug 2, 2006, issued by MDEQ. This permit is for an inactive project and will not be renewed.

4. Scientific Collector's Permit, expiring December 31, 2006, issued by Michigan Department of Natural Resources.

5. Tennessee License to Transport Radioactive Material T-MI003-L06, expiring December 31, 2006, issued by the State of Tennessee Department of Environment and Conservation Division of Radiological Health.

6. Refrigerant Transition and Recovery Program Certification 101133948, certified July 19, 2005.

7. Hazardous Materials Certificate of Registration Year(s) 2006-2007, certification number 050206 550 041O, expiring June 30, 2007, issued by United States of America Department of Transportation Pipeline and Hazardous Materials Safety Administration.

8. Boiler and piping repair request authorization, expiring March 11, 2006, issued by the Michigan Department of Consumer & Industry Services. A letter from the State says that the authorization remains in effect pending a state audit.

9. Notification of Regulated Waste Activity Form MID 098644685 - filed with the MDEQ in accordance with NREPA Part 115 (MCLA 324.11501, et. seq.).

10. Authorization from the Michigan State Police to use 800 Mhz radio frequency, for emergency purposes.

Material Permits - Big Rock ISFSI Assets

LIBC/2774117.3

1. Authorization to use emergency radio frequencies 155.565 and 154.650 (PL 131.8) licensed to the Charlevoix-Cheboygan-Emmet Central Dispatch Authority under letter agreement dated December 5, 2000.

Material Transferable Permits - Palisades Assets

1. Determination of No Hazard to Air Navigation, extended January 17, 1978, issued by the Department of Transportation Federal Aviation Administration

2. Antenna Structure Registration 1000599, issued by the United States of America Federal Communications Commission

3. The following resolutions grant permission to maintain and operate sirens and public warning systems in public street, road or highway right of way listed on
Schedule 2.1(q). Note: the extent and nature of the rights under such resolutions held by a non-public utility may not be the same as those held by a public utility:

(a) City of Watervliet, Berrien County - Dated 12/06/1988

(b) Township of Watervliet, Berrien County - Dated 11/21/1988

(c) Casco Township, Allegan County - Dated 12/12/1988

(d) Casco Township, Allegan County - Dated 4/8/2002

(e) Coloma Township, Berrien County - Dated 12/05/1988

(f) Coloma Township, Berrien County - Dated 6/12/2002

(g) Covert Township, Van Buren County - Dated 11/14/1988

(h) Covert Township, Van Buren County - Dated 3/12/2002

(i) Covert Township, Van Buren County - Dated 8/13/2002

(j) Geneva Township, Van Buren County - Dated 01/03/1989

(k) Geneva Township, Van Buren County - Dated 3/12/2002

(l) Hagar Township, Berrien County - Dated 11/14/1988

(m) Hagar Township, Berrien County - Dated 5/13/2002

(n) Hartford Township, Van Buren County - Dated 01/11/1989

(o) South Haven Charter Township, Van Buren County - Dated 01/11/1989

(p) City of South Haven, Van Buren County - Dated 03/11/2002

(q) Township of South Haven, Van Buren County - Dated 3/13/2002

(r) Bangor Township, Van Buren County - Dated 12/13/1988

(s) Bangor Township, Van Buren County - Dated 5/14/2002

4. National Pollution Discharge Elimination System (NPDES) Permit MI0001457, expiring October 1, 2008, issued by the Michigan Department of Environmental Quality (MDEQ).

5. Renewable Operating Permit 200200005 (State Registration Number B2934), expiring February 4, 2008, issued by the Air Quality Division of the MDEQ.

6. Above Ground Storage Tanks Certification, issued by MDEQ for Tanks T-25A and T- 25B.

7. Permit to Install No. 183-06, issued June 21, 2006 by the Air Quality Division of the MDEQ, for an added backup emergency generator. On June 28, 2006 the Plant filed a notification with the MDEQ and EPA that this permit will be incorporated into Renewable Operating Permit 2002200005 at the time of its renewal.

Material Transferable Permits - Big Rock ISFSI Assets

None

                                SCHEDULE 4.14(b)

NRC Licenses - Palisades Assets

1. NRC Operating License No. DPR-20 (Docket Number 50-255)

2. General License No. SFGL-01 under 10 CFR Part 72, Subpart K, for operation of the Independent Spent Fuel Storage Installation (ISFSI). Note that Transnuclear holds the Certificate of Compliance ("CoC") No. 10074 for the NUHOMS 32PT casks and the CoC No. 1007 for the VSC-24 casks is held by BNG (formerly BNFL) Fuel Solutions and previously held by Sierra Nuclear.

NRC Licenses - Big Rock ISFSI Assets

1. NRC Operating License DPR-6 (Docket Number 50-155)

2. General License No. SFGL-16 under 10 CFR Part 72, Subpart K, for operation of the Independent Spent Fuel Storage Installation (ISFSI). Note that a CoC 72-1026 is held by BNG (formerly BNFL) Fuel Solutions for Dry Fuel Storage System (WSNF-220) and W74 Canister (WSNF-223)

3. General License as a Registered User pursuant to 10 CFR Part 71, Subpart C, for future BNG (formerly BNFL) Fuel Solutions TS-125 Transportation - CoC 71-9276

                                  SCHEDULE 4.16

Tax Matters - Palisades Assets

None

Tax Matters - Big Rock ISFSI Assets

None

                                  SCHEDULE 4.17

Tax and Financial Matters Relating to the Qualified Decommissioning Fund - Palisades Assets Only

None

                                  SCHEDULE 4.18

Exceptions to Ownership of Intellectual Property - Palisades Assets and Big Rock ISFSI Assets CMS Energy was contacted some time ago by a representative of Ronald A. Katz, asserting that certain activities, including the automated customer service system of Consumers, bill payment and gas leak reporting, may infringe on patents held by RAKTL, and offering to sell a license under those patents. Seller does not believe that the menu and transfer options of the answering systems at Palisades/Big Rock ISFSI would be encompassed within the patents that RAKTL has identified.

Software needing new license and/or updating of maintenance payments (will be completed prior to transfer):

Title: Chesterton Valve Wizard - Vendor: Chesterton

Title: Sitewise Interactive Virtual Tour System - Vendor: MJW Inc.

Title: Automated Calculation Engine (ACE) - Vendor: Framatome/Areva

                                  SCHEDULE 4.19

Zoning Classification - Palisades Assets

The Real Property is zoned by the Township of Covert as General Industrial (I-2). As such, the following use is authorized as a Principal Permitted Use pursuant to Article XIV, Section 1401, subsection 2:

2. Heating and electric power generating plants together with all necessary accessory uses, and during periods of construction or emergencies temporary housing may be provided subject to the review and approval of the Planning
Commission....

The Covert Township Planning Consultant, Charles Eckenstahler, has informed Seller by letter, dated March 3, 2006, that:

"The Township Planning Commission for the past 12-months has prepared a comprehensive revision to the current zoning ordinance. The document is expected to be released for public review within the next 60-90 days. Pursuant to the provisions of the Township Zoning Act, the Planning Commission is required to hold, after public notice, a public hearing. Procedurally, after the hearing the Planning Commission will make applicable changes offered during the public hearing process and recommend to the Township Board its adoption. It is the responsibility of the Township Board to make the final decision relative to adoption of the ordinance.

The draft document includes language found in the current ordinance specifically
Article XIV, Section 1401, subparagraph 2 providing for the location of 'heating and electric power generating plants ...'."

                                 SCHEDULE 5.3(a)

Buyer's 3rd Party Consents

None.

                                 SCHEDULE 5.3(b)

BUYER'S REQUIRED REGULATORY APPROVALS

Michigan Public Service Commission

1. Approval of the Power Purchase Agreement from the MPSC pursuant to 1982 PA 304 (MCL 460.6j(13)(b)).

2. Determination that Palisades is an "eligible facility" as defined by Section 32 (c) of the Public Utility Holding Company Act 1935, as amended.

Federal Energy Regulatory Commission

1. Authorization pursuant to Federal Power Act Section 203 for Seller to sell and Buyer to purchase, those Facilities subject to FERC jurisdiction.

2. Acceptance of the Interconnection Agreement pursuant to Federal Power Act
Section 205.

3. Grant of authority to Buyer pursuant to Federal Power Act Section 205 to sell electric capacity, energy and ancillary services at wholesale.

4. Acceptance of any subsidiary agreements required for implementation of the Interconnection Agreement and Power Purchase Agreement.

5. Grant of exempt wholesale generator status to Buyer. Nuclear Regulatory Commission

1. Authorization to transfer the NRC Licenses to Buyer and Buyer's Affiliate.

2. Approval of conforming administrative license amendments for the transfer. Other

1. With respect to filings required under the HSR Act, the expiration, or the earlier termination of all applicable waiting periods under the HSR Act.

2. Approval by the Federal Communications Commission of the transfer to Buyer of the radio licenses listed on Schedule 2.1(m).

3. Such other declarations, filings, registrations, notices, authorizations, consents or approvals of any Governmental Authority as are required by Law for the consummation of the contemplated transactions.

4. Consent of the appropriate agency or department of the State of Michigan to the assignment by Seller to Buyer of the easement granted by the State of Michigan, Department of Conservation, to Consumers Power Company by instrument dated January 17, 1968, recorded in Liber 570 at Page 271, Van Buren County Records.

                                SCHEDULE 6.10(a)

                    TRANSFERRED EMPLOYEES - PALISADES ASSETS

                               EMPLOYEE                                                                         HOURLY/NON-EXEMPT;
   LAST NAME      FIRST NAME    GROUP                    JOB TITLE                    SEX   AGE    HIRE DATE   SALARY/EXEMPT; COOP
--------------   -----------  ---------  -----------------------------------------  ------  ---  ------------  -------------------
BACHMAN          BRET S       CONSUMERS  MECH RPR WKR A-PALS                        M       47   11/13/1978    Hourly/Non-Exempt
BAILEY           MICHAEL A    CONSUMERS  NUCL CONTROL OPER                          M       35   2/14/1997     Hourly/Non-Exempt
BAIN             GREGORY L    CONSUMERS  QUALIFIED WELDER-NUCLEAR                   M       53   7/27/1981     Hourly/Non-Exempt
BARCLAY          BRUCE K      CONSUMERS  RADWASTE HANDLER A-PALS                    M       58   6/24/1985     Hourly/Non-Exempt
BAUER            TERRENCE L   CONSUMERS  NUCL AUXILIARY OPER                        M       57   8/5/1985      Hourly/Non-Exempt
BERRY            THEODORE C   CONSUMERS  NUCL AUXILIARY OPER                        M       35   1/2/2002      Hourly/Non-Exempt
BOGUCKI          PATRICK A    CONSUMERS  NUCL AUXILIARY OPER                        M       52   1/8/2001      Hourly/Non-Exempt
BOSS             ERICH A      CONSUMERS  AUX OPER IN TRNG                           M       29   1/3/2006      Hourly/Non-Exempt
BRAUSS           STEPHEN P    CONSUMERS  ELEC RPR WKR A-PALS                        M       30   6/23/2003     Hourly/Non-Exempt
BRINKS           DIANE M      CONSUMERS  LEAD RADWASTE HANDLER-PAL                  F       53   12/9/1985     Hourly/Non-Exempt
BRINKS           WILLIAM B    CONSUMERS  ELEC RPR WKR B-PAL                         M       36   9/7/2004      Hourly/Non-Exempt
BROWN            CHRISTOPHER  CONSUMERS  MECH RPR WKR A-PALS                        M       58   12/26/1972    Hourly/Non-Exempt
BROWN            DAVID B      CONSUMERS  MECH RPR WKR A-PALS                        M       56   8/10/1983     Hourly/Non-Exempt
BURCHFIELD       CHARLES      CONSUMERS  NUCL AUXILIARY OPER                        M       38   3/12/1999     Hourly/Non-Exempt
CAMPBELL         THOMAS J     CONSUMERS  LEAD ELEC RPR WKR                          M       52   7/6/1982      Hourly/Non-Exempt
CAMPBELL         DAVID B      CONSUMERS  NUCL CONTROL OPER                          M       49   4/13/1981     Hourly/Non-Exempt
CHAPMAN          RICHARD A    CONSUMERS  MECH RPR WKR A-PALS                        M       52   10/9/1978     Hourly/Non-Exempt
COGSWELL         STEPHEN M    CONSUMERS  NUCL CONTROL OPER                          M       56   5/9/1977      Hourly/Non-Exempt
COSSEY           BILLY H      CONSUMERS  RADWASTE HANDLER A-PALS                    M       55   9/29/1986     Hourly/Non-Exempt
CURRY            EDWIN M      CONSUMERS  NUCL CONTROL OPER                          M       42   11/2/1992     Hourly/Non-Exempt
CUTHBERT         ROBERT M     CONSUMERS  MACHINIST-NUCLEAR                          M       50   5/2/1983      Hourly/Non-Exempt
DERIGE           HENRY M      CONSUMERS  ELEC RPR WKR B-PAL                         M       56   5/23/1989     Hourly/Non-Exempt
DEROSIA          KEITH R      CONSUMERS  QUALIFIED WELDER-NUCLEAR                   M       49   7/26/1982     Hourly/Non-Exempt
DICKENSON        KIMBALL      CONSUMERS  NUCL CONTROL OPER                          M       46   10/12/1992    Hourly/Non-Exempt
DOOLEN           SHANNON D    CONSUMERS  LEAD MECH RPR WKR                          M       48   10/9/1978     Hourly/Non-Exempt
DOPP             RANDOLPH G   CONSUMERS  NUCL CONTROL OPER                          M       45   10/20/1986    Hourly/Non-Exempt
DOYLE            MARK E       CONSUMERS  MECH RPR WKR A-PALS                        M       57   2/10/1992     Hourly/Non-Exempt
DUNHAM           KURT H       CONSUMERS  NUCL PLT STOCKKEEPER I                     M       56   3/14/1977     Hourly/Non-Exempt

EDDINGER         TAMMY S      CONSUMERS  MECH RPR WKR A-PALS                        F       37   8/19/1991     Hourly/Non-Exempt
EDWARDS          DANIEL L     CONSUMERS  NUCL AUXILIARY OPER                        M       34   2/4/2000      Hourly/Non-Exempt
ELDER            RONALD D     CONSUMERS  NUCL AUXILIARY OPER                        M       43   1/8/2001      Hourly/Non-Exempt
FELLOWS          STEPHEN E    CONSUMERS  LEAD BLDG UTIL WKR-PALS                    M       49   2/8/1982      Hourly/Non-Exempt
FLAMAND          RYAN S       CONSUMERS  NUCL CONTROL OPER                          M       32   2/4/2000      Hourly/Non-Exempt
FLOERCHINGER     JEFFE        CONSUMERS  ELEC RPR WKR A-PALS                        M       40   9/3/1996      Hourly/Non-Exempt
FRIDLEY          ROGER W      CONSUMERS  ELEC RPR WKR A-PALS                        M       52   10/23/1978    Hourly/Non-Exempt
GILBERT          PAUL J       CONSUMERS  MACHINIST-NUCLEAR                          M       46   2/24/1994     Hourly/Non-Exempt
GILBERT          LUCAS A      CONSUMERS  NUCL AUXILIARY OPER                        M       28   9/29/2003     Hourly/Non-Exempt
GROFF            GARY H       CONSUMERS  NUCL CONTROL OPER                          M       56   12/6/1976     Hourly/Non-Exempt
HANSEN           JAMIE L      CONSUMERS  NUCL AUXILIARY OPER                        M       32   2/4/2000      Hourly/Non-Exempt
HAPKE JR         PAUL E       CONSUMERS  QUALIFIED WELDER-NUCLEAR                   M       51   6/16/1980     Hourly/Non-Exempt
HARDIN           MELISSA M    CONSUMERS  NUCL AUXILIARY OPER                        F       26   9/29/2003     Hourly/Non-Exempt
HARKENRIDER      JOHN E       CONSUMERS  MACHINIST-NUCLEAR                          M       53   6/12/1978     Hourly/Non-Exempt
HARRISON II      JAMES        CONSUMERS  NUCL AUXILIARY OPER                        M       34   2/18/2000     Hourly/Non-Exempt
HOERLE           JOSEPH M     CONSUMERS  AUX OPER IN TRNG                           M       33   1/3/2006      Hourly/Non-Exempt
HOFFMAN          JEFFREY J    CONSUMERS  LEAD ELEC RPR WKR                          M       45   7/27/1981     Hourly/Non-Exempt
HOWELL           ERVIN L      CONSUMERS  MECH RPR WKR A-PALS                        M       57   11/25/1985    Hourly/Non-Exempt
HUDZIK           RONALD J     CONSUMERS  NUCL CONTROL OPER                          M       39   1/22/1996     Hourly/Non-Exempt
JEFFRIES         VERNE S      CONSUMERS  RADWASTE HANDLER A-PALS                    M       48   5/2/1983      Hourly/Non-Exempt
JOHNSON          ERIC M       CONSUMERS  NUCL AUXILIARY OPER                        M       37   1/19/2001     Hourly/Non-Exempt
JOHNSON          KENNETH M    CONSUMERS  NUCL AUXILIARY OPER                        M       32   10/30/1998    Hourly/Non-Exempt
JOHNSON          EDWARD G     CONSUMERS  NUCL AUXILIARY OPER                        M       33   2/4/2000      Hourly/Non-Exempt
KARPE            PETER J      CONSUMERS  BLDG UTIL WKR B-PALS                       M       49   1/9/1995      Hourly/Non-Exempt
LAKE             MICHAEL A    CONSUMERS  NUCL CONTROL OPER                          M       44   5/26/1987     Hourly/Non-Exempt
LEBLANG          JOHN T       CONSUMERS  NUCL CONTROL OPER                          M       41   3/18/1991     Hourly/Non-Exempt
LEDESMA          LARRY M      CONSUMERS  RADWASTE HANDLER A-PALS                    M       39   11/26/1985    Hourly/Non-Exempt
LEWIS            JEFFREY D    CONSUMERS  NUCL CONTROL OPER                          M       45   2/17/1986     Hourly/Non-Exempt
LIVSEY JR        JOHN D       CONSUMERS  NUCL AUXILIARY OPER                        M       36   10/30/1998    Hourly/Non-Exempt
MANNIKKO         JOHN M       CONSUMERS  NUCL CONTROL OPER                          M       41   2/24/1994     Hourly/Non-Exempt
MANYEN           RAYMOND D    CONSUMERS  QUALIFIED WELDER-NUCLEAR                   M       53   6/20/1983     Hourly/Non-Exempt
MCCLURE          KEITH E      CONSUMERS  NUCL AUXILIARY OPER                        M       37   1/8/2001      Hourly/Non-Exempt
MCDONALD         STEPHEN A    CONSUMERS  NUCL CONTROL OPER                          M       39   11/2/1992     Hourly/Non-Exempt
MCVAY            AARON D      CONSUMERS  AUX OPER IN TRNG                           M       30   1/3/2006      Hourly/Non-Exempt

MEDLOCK          DEAN D       CONSUMERS  NUCL AUXILIARY OPER                        M       43   9/29/2003     Hourly/Non-Exempt
MIELKE           DANNY E      CONSUMERS  MECH RPR WKR A-PALS                        M       60   2/4/1976      Hourly/Non-Exempt
MILLER           AARON J      CONSUMERS  NUCL CONTROL OPER                          M       36   1/9/1995      Hourly/Non-Exempt
MIRELES JR       SAMUEL       CONSUMERS  ELEC RPR WKR B-PAL                         M       37   9/26/2005     Hourly/Non-Exempt
MOBLEY           TERRENCE J   CONSUMERS  AUX OPER IN TRNG                           M       31   1/3/2006      Hourly/Non-Exempt
MOORE            SCOTT T      CONSUMERS  NUCL CONTROL OPER                          M       32   10/30/1998    Hourly/Non-Exempt
MORGAN           ELBERT D     CONSUMERS  ELEC RPR WKR A-PALS                        M       38   6/23/2003     Hourly/Non-Exempt
MORITTI          DAVID F      CONSUMERS  NUCL PLT STOCKKEEPER I                     M       53   1/30/1978     Hourly/Non-Exempt
NICHOLSON        TIMOTHY      CONSUMERS  TOOL KEEPER-NUCL                           M       57   2/23/1976     Hourly/Non-Exempt
NORTHRUP         CLAYTON V    CONSUMERS  ELEC RPR WKR B-PAL                         M       43   7/12/2004     Hourly/Non-Exempt
O'FLYNN          MARVELL L    CONSUMERS  LEAD RADWASTE HANDLER-PAL                  M       54   9/29/1986     Hourly/Non-Exempt
ORDIWAY          WILLIAM J    CONSUMERS  QUALIFIED WELDER-NUCLEAR                   M       45   10/18/1982    Hourly/Non-Exempt
OVERHISER        DENNIS R     CONSUMERS  NUCL PLT STOCKKEEPER I                     M       57   1/21/1980     Hourly/Non-Exempt
OWSIANY          MICHAEL J    CONSUMERS  QUALIFIED WELDER-NUCLEAR                   M       49   1/3/1977      Hourly/Non-Exempt
PALANZI          EDWARD P     CONSUMERS  RADWASTE HANDLER A-PALS                    M       47   7/11/1994     Hourly/Non-Exempt
PERKINS          GERALD D     CONSUMERS  NUCL CONTROL OPER                          M       55   12/18/1978    Hourly/Non-Exempt
PETERSON SR      CHARLE       CONSUMERS  RADWASTE HANDLER A-PALS                    M       56   10/7/1986     Hourly/Non-Exempt
PFAFF            MARTIN M     CONSUMERS  MACHINIST-NUCLEAR                          M       49   2/10/1982     Hourly/Non-Exempt
PLAUGHER         TODD W       CONSUMERS  NUCL AUXILIARY OPER                        M       39   3/3/2003      Hourly/Non-Exempt
POLAND           DAVID R      CONSUMERS  LEAD MECH RPR WKR                          M       54   4/20/1981     Hourly/Non-Exempt
POLHAMUS         TROY A       CONSUMERS  NUCL AUXILIARY OPER                        M       32   1/8/2001      Hourly/Non-Exempt
POSTMA           ERIC J       CONSUMERS  NUCL AUXILIARY OPER                        M       30   1/2/2002      Hourly/Non-Exempt
RADTKE           PHILLIP L    CONSUMERS  MECH RPR WKR A-PALS                        M       55   2/12/1992     Hourly/Non-Exempt
RAVEN            DEBRA L      CONSUMERS  BLDG UTIL WKR B-PALS                       F       50   6/27/1994     Hourly/Non-Exempt
REED             GREGORY R    CONSUMERS  AUX OPER IN TRNG                           M       37   1/2/1996      Hourly/Non-Exempt
RODARTE          JOSE A       CONSUMERS  BLDG UTIL WKR A-PALS                       M       56   5/9/1988      Hourly/Non-Exempt
RUELL            FREDRIC S    CONSUMERS  MACHINIST-NUCLEAR                          M       56   7/23/1979     Hourly/Non-Exempt
RUIZ             RUBEN I      CONSUMERS  NUCL AUXILIARY OPER                        M       42   3/15/1993     Hourly/Non-Exempt
SAENZ            MICHAEL S    CONSUMERS  LEAD ELEC RPR WKR                          M       43   11/2/1992     Hourly/Non-Exempt
SALINAS          PAUL T       CONSUMERS  ELEC RPR WKR A-PALS                        M       48   1/6/1992      Hourly/Non-Exempt
SCHWANEKAMP      JOHN C       CONSUMERS  NUCL CONTROL OPER                          M       55   8/23/1982     Hourly/Non-Exempt

SEILER              MARK J       CONSUMERS  NUCL PLT STOCKKEEPER I                     M       52   1/14/1980     Hourly/Non-Exempt
SHOLEY              JIMMY W      CONSUMERS  NUCL AUXILIARY OPER                        M       30   1/2/2002      Hourly/Non-Exempt
SIMPSON             KEITH R      CONSUMERS  NUCL AUXILIARY OPER                        M       39   2/18/2000     Hourly/Non-Exempt
SMITH               LARRY L      CONSUMERS  MECH RPR WKR A-PALS                        M       59   8/5/1985      Hourly/Non-Exempt
SMITH               RICHARD J    CONSUMERS  NUCL AUXILIARY OPER                        M       30   9/29/2003     Hourly/Non-Exempt
STANTON JR          ROBERT       CONSUMERS  NUCL PLT STOCKKEEPER I                     M       55   4/19/1976     Hourly/Non-Exempt
STEVENSON           THOMAS N     CONSUMERS  BLDG UTIL WKR A-PALS                       M       63   3/11/1968     Hourly/Non-Exempt
STIEBER JR          GEORGE       CONSUMERS  NUCL CONTROL OPER                          M       43   5/16/1988     Hourly/Non-Exempt
STRATTON SR         DANIEL       CONSUMERS  MECH RPR WKR A-PALS                        M       50   10/14/1991    Hourly/Non-Exempt
TAYLOR              LONZEY T     CONSUMERS  LEAD MECH RPR WKR                          M       49   7/12/1976     Hourly/Non-Exempt
THOMPSON            GERALD E     CONSUMERS  NUCL AUXILIARY OPER                        M       58   1/8/2001      Hourly/Non-Exempt
TIMMER              DALE M       CONSUMERS  NUCL AUXILIARY OPER                        M       61   1/23/1990     Hourly/Non-Exempt
TOWNES              WILLIAM D    CONSUMERS  NUCL CONTROL OPER                          M       36   2/14/1997     Hourly/Non-Exempt
TRANTHAM            LARRY D      CONSUMERS  QUALIFIED WELDER-NUCLEAR                   M       58   3/1/1982      Hourly/Non-Exempt
TURNER              JOHN H       CONSUMERS  MECH RPR WKR A-PALS                        M       55   2/18/1981     Hourly/Non-Exempt
VAN WYNEN           ROBERT L     CONSUMERS  LEAD MECH RPR WKR                          M       51   2/4/1976      Hourly/Non-Exempt
WASKIEWICZ          JOSEPH       CONSUMERS  NUCL CONTROL OPER                          M       56   3/14/1977     Hourly/Non-Exempt
WATSON              GRADY L      CONSUMERS  NUCL PLT STOCKKEEPER I                     M       58   6/30/1980     Hourly/Non-Exempt
WATSON              LARRY E      CONSUMERS  MECH RPR WKR A-PALS                        M       53   4/29/1985     Hourly/Non-Exempt
WATSON              WESLEY E     CONSUMERS  NUCL AUXILIARY OPER                        M       30   1/2/2002      Hourly/Non-Exempt
WELCH               THOMAS W     CONSUMERS  NUCL AUXILIARY OPER                        M       51   2/18/2000     Hourly/Non-Exempt
WELLINGTON          DIRK E       CONSUMERS  BLDG UTIL WKR A-PALS                       M       61   8/4/1969      Hourly/Non-Exempt
WHITEHURST          SCOTT C      CONSUMERS  NUCL AUXILIARY OPER                        M       40   9/3/1996      Hourly/Non-Exempt
ZIELINSKI           CLIFFORD     CONSUMERS  NUCL AUXILIARY OPER                        M       40   2/18/2000     Hourly/Non-Exempt
Aalderink           Douglas      NMC        Quality Control Inspector Senior           Male    60   11/05/1979    Hourly/Non-Exempt
Acerra              Roger        NMC        Instructor Technical Senior                Male    61   01/07/1985    Salary/Exempt
Acker               Michael      NMC        Engineer Senior                            Male    54   01/24/1978    Salary/Exempt
Adams               Paul         NMC        Control Room Supervisor                    Female  41   03/18/1991    Salary/Exempt
Alderink            James        NMC        Engineer Senior                            Male    57   07/01/1974    Salary/Exempt
Alkire              Gary         NMC        Shift Manager                              Male    54   03/14/1977    Salary/Exempt
Allard              Michael      NMC        Instructor Technical Principal             Male    54   12/28/1983    Salary/Exempt
Allen               Clifford     NMC        Human Resources Manager                    Male    52   11/05/2001    Salary/Exempt

Allen            Robbie       NMC        Document Control Supervisor                Female  51   08/12/2002    Salary/Exempt
Allen            Thomas       NMC        Senior Engineer                            Male    54   10/11/1999    Salary/Exempt
Alles            Christopher  NMC        Instrument & Control Technician Senior     Male    45   11/23/1987    Hourly/Non-Exempt
Anderson         Thomas       NMC        Quality Assurance Assessor Principal       Male    52   11/03/1982    Salary/Exempt
Andrews          Steven       NMC        Chemistry Technician                       Male    38   09/20/1999    Hourly/Non-Exempt
Arent            Gordon       NMC        Business & Strategic Planning Manager      Male    49   12/16/2002    Salary/Exempt
Attard           Carl         NMC        Accounting Analyst Senior                  Male    60   01/26/2004    Salary/Exempt
Bach             Steven       NMC        Maintenance Supervisor                     Male    45   10/17/2005    Salary/Exempt
Badley           David        NMC        Chemistry Technician Senior                Male    59   03/10/1975    Hourly/Non-Exempt
Baerren Jr       Albert       NMC        Engineer Senior                            Male    60   05/04/1981    Salary/Exempt
Baker            Bret         NMC        Shift Manager                              Male    46   04/22/1985    Salary/Exempt
Baker            Lisa         NMC        Bus Process Assistant III                  Female  44   02/15/1982    Hourly/Non-Exempt
Bareham          Christopher  NMC        Planner                                    Male    49   01/08/2001    Salary/Exempt
Barr             Elizabeth    NMC        Information Technology Analyst             Female  50   04/17/2006    Salary/Exempt
Bauer            Bruce        NMC        Shift Manager                              Male    56   01/16/1981    Salary/Exempt
Baustian         Gregory      NMC        Training Manager                           Male    44   06/17/1985    Salary/Exempt
Beer             Joseph       NMC        Health Physicist Principal                 Male    55   05/16/1977    Salary/Exempt
Beilfuss         Vernon       NMC        Project Manager                            Male    60   11/27/1978    Salary/Exempt
Bell             Daniel       NMC        Engineering Analyst Senior                 Male    49   07/01/1991    Salary/Exempt
Benson           Bernt        NMC        Shift Manager                              Male    52   02/08/1982    Salary/Exempt
Benson           Dawn         NMC        Engineering Technician Senior              Female  46   05/28/1985    Hourly/Non-Exempt
Bergeron         Jason        NMC        Maintenance Supervisor                     Male    32   07/25/2005    Salary/Exempt
Berggren         Carl         NMC        Rad Protect Analyst Senior                 Male    48   10/01/1991    Salary/Exempt
Berles           Bradley      NMC        Engineering Supervisor                     Male    35   05/03/1993    Salary/Exempt
Biegler          Douglas      NMC        Chemistry Technician Senior                Male    55   05/22/2000    Hourly/Non-Exempt
Blake            Timothy      NMC        Performance Manager (std org)              Male    53   06/17/2002    Salary/Exempt
Blasco           Thomas       NMC        Planner                                    Male    55   06/11/1982    Salary/Exempt
Blocker          Lenard       NMC        Outage Manager                             Male    44   03/01/2004    Salary/Exempt
Bloomfield       Ronald       NMC        Project Manager                            Male    52   03/07/2005    Salary/Exempt
Bock             David        NMC        Scheduler                                  Male    53   02/08/1982    Salary/Exempt
Bond             Jeffrey      NMC        Materials Management Supervisor (std org   Male    49   01/01/2001    Salary/Exempt

Bonnett          Richard      NMC        Instrument & Control Technician Senior     Male    46   02/10/1992    Hourly/Non-Exempt
Borah            Jeff         NMC        Engineer Senior                            Male    39   11/01/1999    Salary/Exempt
Bordine          Ruth         NMC        Information Technology Manager             Female  59   07/05/2005    Salary/Exempt
Bordine          Thomas       NMC        Fuel Services Manager                      Male    59   03/31/1975    Salary/Exempt
Botimer          Stephen      NMC        Instructor Simulator/Operations Senior     Male    55   01/06/1975    Salary/Exempt
Brisboe          Dale         NMC        Contracts Administrator Senior             Male    57   04/15/1985    Salary/Exempt
Brock            Gregory      NMC        Engineer Senior                            Male    48   08/23/1982    Salary/Exempt
Brogan           Brian        NMC        Engineer Principal                         Male    54   12/19/1988    Salary/Exempt
Broschak         John         NMC        Engineering Site Director                  Male    42   10/01/1992    Salary/Exempt
Brott            Norman       NMC        Emergency Prepared Coordinator Senior      Male    51   07/12/1982    Salary/Exempt
Brown            Timothy      NMC        Chemistry Technician                       Male    29   2/20/2006     Hourly/Non-Exempt
Brzezinski       Raymond      NMC        Engineering Supervisor                     Male    60   04/19/1976    Salary/Exempt
Burnett          Jeffrey      NMC        Health Physicist                           Male    51   03/13/1995    Salary/Exempt
Bus              Ronald       NMC        Instrument & Control Technician Senior     Male    40   11/11/1991    Hourly/Non-Exempt
Bynon Jr         Bernard      NMC        Maintenance Supervisor                     Male    50   09/02/2001    Salary/Exempt
Byrd             James        NMC        Control Room Supervisor                    Male    39   11/18/1996    Salary/Exempt
Calloway         Anthony      NMC        Corrective Action Coordinator              Male    53   05/26/1981    Salary/Exempt
Capaccio         Martin       NMC        Project Coordinator Senior                 Male    47   03/11/1985    Salary/Exempt
Caruthers Jr     Henry        NMC        Instrument & Control Technician Senior     Male    50   04/03/1978    Hourly/Non-Exempt
Chapman          Louise       NMC        Bus Process Assistant II                   Female  62   12/10/2001    Hourly/Non-Exempt
Chase            Leo          NMC        Instrument & Control Technician Senior     Male    60   06/25/1979 H  Hourly/Non-Exempt
Chatfield        Ernest       NMC        Self Assessment & Improvemnt Coordinator   Male    55   12/02/1996    Salary/Exempt


[page 430]

Cheatom          Syreeta      NMC        Engineer                                   Female  32   11/22/1999    Salary/Exempt
Christopher      Joseph       NMC        Instrument & Control Technician Senior     Male    43   07/01/1985    Hourly/Non-Exempt
Cimock           Mark         NMC        Engineer Senior                            Male    51   05/29/1990    Salary/Exempt
Clark            William      NMC        Security Manager                           Male    53   03/01/2006    Salary/Exempt
Clock            Russell      NMC        Chemistry Technician Senior                Male    44   07/01/1985    Hourly/Non-Exempt
Coddington       Mark         NMC        Engineer II                                Male    30   08/26/2002    Salary/Exempt
Cooper           Richard      NMC        Instructor Operations Senior               Male    50   04/18/1989    Salary/Exempt
Copi             Andrew       NMC        Engineer Senior                            Male    42   02/13/2006    Salary/Exempt
Corbin           Darrell      NMC        Control Room Supervisor                    Male    39   09/03/1996    Salary/Exempt
Cowan            David        NMC        Control Room Supervisor                    Male    44   12/08/2003    Salary/Exempt
Crutcher         Richard      NMC        Maintenance Supervisor                     Male    41   07/12/2004    Salary/Exempt
Cser             Anthony      NMC        Scheduler                                  Male    46   12/15/1987    Salary/Exempt
Daggett          Gregory      NMC        Project Coordinator Senior                 Male    60   04/29/1974    Salary/Exempt
Dahlgren         Christer     NMC        Control Room Supervisor                    Male    36   11/01/1999    Salary/Exempt
Davis            Terry        NMC        Training General Supervisor Operations     Male    50   06/01/1987    Salary/Exempt
Dawson           Michael      NMC        Instructor Technical Senior                Male    54   04/27/1981    Salary/Exempt
Dehn             Eric         NMC        Engineering Analyst                        Male    43   09/16/1985    Salary/Exempt
DeMaster         Nathan       NMC        Operations Procedures Writer               Male    26   11/14/2005    Salary/Exempt
Denbow           Linda        NMC        Bus Process Assistant III                  Female  60   11/09/1992    Hourly/Non-Exempt
Depuydt          Daniel       NMC        Engineer Senior                            Male    46   04/11/1994    Salary/Exempt
DesJardins       Richard      NMC        Engineer Senior                            Male    52   01/27/1975    Salary/Exempt
Dine             Linda        NMC        Radiation Protection Technician Senior     Female  56   02/15/1982    Hourly/Non-Exempt
Dix              Michael      NMC        Scheduler                                  Male    46   07/22/1981    Salary/Exempt
Dixon            Ronald       NMC        Instrument & Control Technician Senior     Male    50   09/15/1980    Hourly/Non-Exempt
Dotson           Barbara      NMC        Engineering Analyst                        Female  45   08/10/1981    Salary/Exempt
Dotson           Timothy      NMC        Radiation Protection Technician Senior     Male    48   12/19/1988    Hourly/Non-Exempt

Dudley           John         NMC        Maintenance Supervisor                     Male    60   09/02/2003    Salary/Exempt
Eastman          Warren       NMC        Radiation Protection Technician Senior     Male    57   08/14/1972    Hourly/Non-Exempt
Edwards          William      NMC        Chemistry Technician                       Male    58   09/30/1974    Hourly/Non-Exempt
Elder            Marie        NMC        Radiation Protection Technician Senior     Female  47   07/06/1981    Hourly/Non-Exempt
Engle            Dale         NMC        Engineer Senior                            Male    54   07/07/1980    Salary/Exempt
Engle            Mary         NMC        Site Finance/Acct Analyst                  Female  56   06/07/1982    Salary/Exempt
Engleman         Katie        NMC        Human Resources Consultant                 Female  27   05/07/1998    Salary/Exempt
Engleman         Christopher  NMC        Buyer                                      Male    35   09/04/2001    Salary/Exempt
Erickson         Jeffrey      NMC        Engineer Senior                            Male    48   12/13/1982    Salary/Exempt
Erwin            Philip       NMC        Maintenance Supervisor                     Male    36   04/17/2006    Salary/Exempt
Fagundo          Jonathan     NMC        Planner                                    Male    43   02/24/1997    Salary/Exempt
Farnum           Steven       NMC        Radiation Protection Technician            Male    44   01/08/2001    Hourly/Non-Exempt
Farnworth        Belinda      NMC        Bus Process Assistant III                  Female  52   01/03/1994    Hourly/Non-Exempt
Fields           Marsha       NMC        Technical Support Specialist               Female  49   04/01/1996    Hourly/Non-Exempt
Fitzgibbon       Dennis       NMC        Engineering Supervisor                     Male    50   10/03/1983    Salary/Exempt
Fletcher         Jeff         NMC        Access Authorization/FFD Supervisor        Male    50   04/27/1992    Salary/Exempt
Fogarty          Ellen        NMC        Chemistry Technician                       Female  42   01/02/2001    Hourly/Non-Exempt
Fontaine Jr      James        NMC        Emergency Prepared Coordinator Senior      Male    49   08/17/1981    Salary/Exempt
Ford             Judith       NMC        Emergency Preparedness Manager             Female  46   06/06/1983    Salary/Exempt
Ford Jr          William      NMC        Training Mtn/Tech General Supervisor       Male    46   09/03/1982    Salary/Exempt

Forehand         James        NMC        Control Room Supervisor                    Female  32   12/05/2005    Salary/Exempt
Fouty            Thomas       NMC        Engineering Programs Manager               Male    49   02/26/1979    Salary/Exempt
Freeman          Susan        NMC        Supervisor Training Maintenance/Techl      Female  52   07/15/2002    Salary/Exempt
Freeman          Gregory      NMC        Quality Assurance Assessor Principal       Male    55   01/05/1976    Salary/Exempt
Frigo            Ronald       NMC        Instructor Simulator/Operations Senior     Male    55   06/30/1980    Salary/Exempt
Gallagher        Irish        NMC        Chemist Senior                             Male    41   06/27/1988    Salary/Exempt
Garvison         Janet        NMC        Training Specialist                        Female  44   05/20/1985    Salary/Exempt
Ginzel           Michael      NMC        Health Physicist Senior                    Male    45   09/26/2005    Salary/Exempt
Goralski         George       NMC        Engineering Supervisor                     Male    46   06/25/1982    Salary/Exempt
Gosler           Jason        NMC        Maintenance Supervisor                     Male    34   04/18/2005    Salary/Exempt
Grieves          Thomas       NMC        Engineering Supervisor                     Male    47   12/13/1982    Salary/Exempt
Griffin          Michael      NMC        Radiation Protection Technician            Male    39   07/02/2001    Hourly/Non-Exempt
Grimes           Tim          NMC        Operations Coordinator                     Male    56   08/24/1981    Salary/Exempt
Groth            Terry        NMC        Engineer I                                 Male    25   05/02/2005    Salary/Exempt
Gustafson        Otto         NMC        Control Room Supervisor                    Male    36   02/14/1997    Salary/Exempt
Hager            Joe          NMC        Environmental Analyst Senior               Male    52   06/23/1980    Salary/Exempt
Hager            John         NMC        Engineering Analyst Senior                 Male    53   04/26/1976    Salary/Exempt
Hager            Ryan         NMC        Engineering Analyst Senior                 Male    25   06/09/2003    Salary/Exempt
Halliburton      Shirley      NMC        Engineering Analyst                        Female  49   09/16/1985    Salary/Exempt
Hamm             Robert       NMC        Engineer Senior                            Male    60   01/24/1977    Salary/Exempt
Harden           Paul         NMC        Site Vice President (<1000MW)              Male    39   06/05/1990    Salary/Exempt
Harper           William      NMC        Work Week Manager                          Male    36   11/02/1992    Salary/Exempt
Harvey           Jordan       NMC        Instructor Technical                       Male    31   10/17/2005    Salary/Exempt
Harvill          Rodney       NMC        Engineer Senior                            Male    37   10/05/1998    Salary/Exempt

Haumersen        Johannes     NMC        Project Manager                            Male    47   12/17/1982    Salary/Exempt
Hazelhoff        Amy          NMC        Engineer Senior                            Female  32   04/01/1998    Salary/Exempt
Hedman           Lisa         NMC        Chemistry Technician Senior                Female  37   03/13/2000    Hourly/Non-Exempt
Hehl             Scott        NMC        Instructor Simulator/Operations Senior     Male    46   04/16/2001    Salary/Exempt
Heimsath         Robert       NMC        Project Manager Sernior                    Male    48   08/08/1994    Salary/Exempt
Helms            Jennifer     NMC        Administrative Support Supervisor          Female  51   06/11/1973    Salary/Exempt
Hensley          Darrell      NMC        Instructor Simulator/Operations Senior     Male    57   01/12/1978    Salary/Exempt
Hettel           William      NMC        Plant Manager (<1000MW)                    Male    45   11/05/2001    Salary/Exempt
Higgs            Gregory      NMC        Maintenance Manager (<1000MW)              Male    46   02/16/2004    Salary/Exempt
Holbein          Mark         NMC        Maintenance Supervisor                     Male    49   10/31/1977    Salary/Exempt
Housh            Kenneth      NMC        Engineer Senior                            Male    44   03/10/2003    Salary/Exempt
Huss             Edward       NMC        Buyer Principal                            Male    56   09/18/1973    Salary/Exempt
Iliff            Jeffrey      NMC        Instructor Simulator/Operations Senior     Male    38   09/08/1995    Salary/Exempt
Irving           Kevin        NMC        Instrument & Control General Supervisor    Male    41   03/17/1997    Salary/Exempt
Jana             Biswanath    NMC        Engineer Senior                            Male    60   08/26/2002    Salary/Exempt
Janecko          Jennifer     NMC        Bus Process Assistant III                  Female  48   08/01/1983    Hourly/Non-Exempt
Jarka            Gary         NMC        Engineer Senior                            Male    53   09/01/1994    Salary/Exempt
Jerz             Joseph       NMC        Engineer I                                 Male    24   05/01/2006    Salary/Exempt
Johnson          Paul         NMC        Safety & Health Program Manager            Male    55   08/19/2002    Salary/Exempt
Jolly            Om           NMC        Engineer Principal                         Male    61   01/17/1983    Salary/Exempt

Jones            Carrie       NMC        Engineer II                                Female  30   06/01/2001    Salary/Exempt
Jones            Karl         NMC        Facilities General Supervisor              Male    41   04/04/2005    Salary/Exempt
Jones Jr         Andrew       NMC        Quality Assurance Assessor Senior          Male    44   09/22/1999    Salary/Exempt
Kall             Robert       NMC        Instrument & Control Technician            Male    51   06/05/1995    Hourly/Non-Exempt
Kane             Michael      NMC        Shift Manager                              Male    56   03/14/1977    Salary/Exempt
Karnes           Donald       NMC        Instructor Simulator/Operations Senior     Male    51   11/05/2001    Salary/Exempt
Kasishke         Kristina     NMC        Bus Process Assistant III                  Female  46   04/27/1981    Hourly/Non-Exempt
Katt             Gary         NMC        Engineer Senior                            Male    43   10/19/1992    Salary/Exempt
Katz             Robert       NMC        Quality Assurance Assessor Principal       Male    53   01/03/2006    Salary/Exempt
Keene            Arthur       NMC        Information Technology Analyst             Male    37   05/13/2002    Salary/Exempt
Kelemen          Amy          NMC        Instrument & Control Technician            Female  30   12/04/2000    Hourly/Non-Exempt
Keller           Joyce        NMC        Corrective Action Coordinator              Female  47   11/14/1988    Salary/Exempt
Kempski          Janie        NMC        Human Resource Assistant                   Female  51   08/15/1994    Hourly/Non-Exempt
Kennedy          David        NMC        Engineer Senior                            Male    53   05/01/1978    Salary/Exempt
Kennedy          Sandra       NMC        Payroll Site Representative                Female  55   07/18/1973    Hourly/Non-Exempt
Kneeland Jr      John         NMC        Engineer Senior                            Male    52   06/13/1988    Salary/Exempt
Koch             Robert       NMC        Engineer Senior                            Male    50   11/11/2002    Salary/Exempt
Kolberg          Rita         NMC        Executive Coordinator                      Female  44   11/02/1998    Salary/Exempt
Krugh            Colleen      NMC        Technical Support Specialist               Female  47   07/06/1982    Hourly/Non-Exempt
Kryska           Jayson       NMC        Human Performance Coordinator              Male    39   06/05/1989    Salary/Exempt

Kuemin           James        NMC        Engineer Senior                            Male    56   07/10/1972    Salary/ Exempt
Kuiper           Karen        NMC        Executive Assistant (NE)                   Female  64   11/21/2005    Hourly/ Non-Exempt
Kupka            Stanley      NMC        Engineer Senior                            Male    51   07/08/1985    Salary/ Exempt
Lahti            Laurie       NMC        Regulatory Affairs Manager                 Female  42   10/01/2001    Salary/ Exempt
Lane Jr          Neil         NMC        Project Manager                            Male    44   06/02/1997    Salary/ Exempt
Larson           Matthew      NMC        Work Week Manager                          Male    41   01/09/1990    Salary/ Exempt
LaSota           Brian        NMC        Facilities Supervisor                      Male    47   05/29/2001    Salary/ Exempt
Leblang          Suzanne      NMC        Engineering Support Supervisor             Female  43   02/21/1994    Salary/ Exempt
Lee              Michael      NMC        Control Room Supervisor                    Male    39   09/21/1990    Salary/ Exempt
Leibel           Donald       NMC        Supervisor Training Maintenance/Techl      Male    58   05/22/2000    Salary/ Exempt
Letke            Eugene       NMC        Engineer Senior                            Male    57   04/26/1982    Salary/ Exempt
Leto             James        NMC        Outage Management Supervisor               Male    48   05/02/2002    Salary/ Exempt
Lewis            Atanya       NMC        Engineer Senior                            Female  37   10/11/1999    Salary/ Exempt
Lewis            Jerry        NMC        Human Resources Consultant Senior          Male    59   06/01/1976    Salary/ Exempt
Lewis            Kenneth      NMC        Maintenance Supervisor                     Male    40   04/05/2004    Salary/ Exempt
Little           Sherry       NMC        Bus Process Assistant II                   Female  29   11/29/2004    Hourly/ Non-Exempt
Lucy             Dale         NMC        Maintenance Supervisor                     Male    43   02/14/1997    Salary/ Exempt
Lyon             Alan         NMC        Engineer Senior                            Male    52   07/15/1991    Salary/ Exempt
Main             Chad         NMC        Project Manager                            Male    51   03/16/1992    Salary/ Exempt
Malone           Daniel       NMC        Licensing Supervisor                       Male    50   07/18/1980    Salary/ Exempt
Marbaugh         Kenneth      NMC        Procedures Manager                         Male    57   11/01/1976    Salary/ Exempt
Margol           Richard      NMC        Engineer Senior                            Male    53   09/29/1975    Salary/ Exempt
Marlatt          George       NMC        Engineer Senior                            Male    61   11/16/2000    Salary/ Exempt
Mashburn         Lorretta     NMC        Instrument & Control Technician            Female  39   02/02/1995    Hourly/ Non-Exempt
May              Elaine       NMC        Chemistry Technician Senior                Female  41   06/18/1990    Hourly/ Non-Exempt

McCarty          Paulette     NMC        Access Analyst                             Female  52   04/08/1974    Salary/ Exempt
McElrath         Joel         NMC        Engineering Supervisor                     Male    48   07/12/1982    Salary/ Exempt
Means            Bracy        NMC        Engineer Senior                            Male    49   09/01/2005    Salary/ Exempt
Mennucci         Michael      NMC        Project Coordinator Senior                 Male    50   08/31/1981    Salary/ Exempt
Meredith         Brian        NMC        Engineer Senior                            Male    50   10/07/1985    Salary/ Exempt
Mergen           Joel         NMC        Supply Chain Manager                       Male    41   06/11/2001    Salary/ Exempt
Meyers           Christopher  NMC        Engineer Senior                            Male    36   05/09/2006    Salary/ Exempt
Miksa            James        NMC        Project Coordinator Senior                 Male    42   10/13/1986    Salary/ Exempt
Milan            Janice       NMC        Bus Process Assistant III                  Female  56   02/14/1979    Hourly/ Non-Exempt
Miller           Jarrod       NMC        Chemistry Technician                       Male    28   02/20/2006    Hourly/ Non-Exempt
Mims             Dwight       NMC        Site Operations Director (<1000MW)         Male    57   12/13/2004    Salary/ Exempt
Mlynarek         Michael      NMC        Shift Manager                              Male    43   07/01/1985    Salary/ Exempt
Moceri           Richard      NMC        Engineer Senior                            Male    39   08/20/1990    Salary/ Exempt
Moceri           Virginia     NMC        Shift Manager                              Female  39   09/05/1989    Salary/ Exempt
Moeller          Carl         NMC        Radiation Protection General Supervisor    Male    38   10/26/1998    Salary/ Exempt
Monacelli        Mark         NMC        Planner                                    Male    52   07/25/1977    Salary/ Exempt
Monacelli        Michael      NMC        Engineer I                                 Male    25   05/29/2001    Salary/ Exempt
Mongeau          Steven       NMC        Engineer Senior                            Male    37   05/18/1998    Salary/ Exempt
Moody            Daryl        NMC        Radiation Protection Technician            Male    41   03/27/2006    Hourly/ Non-Exempt
Morse            LeAnn        NMC        Business Process Assistant Lead            Female  58   08/28/1989    Hourly/ Non-Exempt
Mulford          Todd         NMC        Control Room Supervisor                    Male    37   09/08/1995    Salary/ Exempt
Nelson           Walter       NMC        Corrective Action Coordinator              Male    50   01/15/2001    Salary/ Exempt
Nestle           David        NMC        Health Physicist Senior                    Male    33   09/12/2005    Salary/ Exempt
Newton IV        Thomas       NMC        Engineering Analyst Senior                 Male    59   09/21/1981    Salary/ Exempt
Nicholson        Jamie        NMC        Instructor                                 Male    27   05/29/2001    Salary/ Exempt

Niffenegger      Kevin        NMC        Instrument & Control Technician Senior     Male    50   07/06/1981    Hourly/ Non-Exempt
Niffenegger      Christopher  NMC        Instructor Technical                       Male    39   03/21/2006    Salary/ Exempt
Nixon            Hugh         NMC        On-Line Manager                            Male    49   08/27/1990    Salary/ Exempt
Nock             Michael      NMC        Access Analyst                             Male    45   02/23/1987    Salary/ Exempt
Nordby           Jerome       NMC        Engineer Senior                            Male    47   02/07/1983    Salary/ Exempt
Nordin           Michael      NMC        Engineering Supervisor                     Male    57   01/15/1979    Salary/ Exempt
Nyberg           Kevin        NMC        Security Consultant                        Male    35   04/03/2006    Salary/ Exempt
Oakley           Stevan       NMC        Work Control Center Manager                Male    48   06/30/1980    Salary/ Exempt
Oberlin          Carl         NMC        Instructor Simulator/Operations Principa   Male    59   10/26/1981    Salary/ Exempt
O'Leary          Timothy      NMC        Business Support Manager (std org)         Male    45   04/16/2002    Salary/ Exempt
Osborne          Keith        NMC        Engineer Principal                         Male    57   07/09/1973    Salary/ Exempt
Overway          Steven       NMC        Engineer Senior                            Male    41   09/16/1992    Salary/ Exempt
Patrick          Brian        NMC        Radiation Protection & Chemistry Manager   Male    44   01/17/2005    Salary/ Exempt
Pavlinik         James        NMC        Quality Control Inspector Senior           Male    57   02/18/2002    Hourly/ Non-Exempt
Pearlstein       Eric         NMC        Engineer Senior                            Male    41   10/03/1994    Salary/ Exempt
Penna            Ronald       NMC        Engineering Analyst Senior                 Male    43   10/01/1998    Salary/ Exempt
Petro            John         NMC        Quality Control Inspector Senior           Male    55   04/11/1983    Hourly/ Non-Exempt
Pierce           Stanley      NMC        Engineering Analyst Senior                 Male    55   06/11/1973    Salary/ Exempt
Pitcher          Patrick      NMC        Control Room Supervisor                    Male    53   03/27/1990    Salary/ Exempt
Pitts            Dorothy      NMC        Bus Process Assistant II                   Female  48   07/13/1992    Hourly/ Non-Exempt
Plachta          Christopher  NMC        Radiation Protection General Supervisor    Male    44   09/16/1985    Salary/ Exempt

Plumb            Jason        NMC        Radiation Protection Technician            Male    28   09/12/2005    Hourly/ Non-Exempt
Privett          Archie       NMC        Radiation Protection Technician Senior     Male    57   09/22/1986    Hourly/ Non-Exempt
Rabideau         Brian        NMC        Security Consultant Senior                 Male    51   10/01/1985    Salary/ Exempt
Radosevich       James        NMC        Radiation Protection Technician Senior     Male    55   10/24/1994    Hourly/ Non-Exempt
Ramsey           Heather      NMC        Bus Process Assistant II                   Female  28   06/19/1995    Hourly/ Non-Exempt
Rarick           Charles      NMC        Instrument & Control Technician            Male    53   04/05/1999    Hourly/ Non-Exempt
Rarrick          Bruce        NMC        Quality Assurance Assessor Principal       Male    50   08/14/2001    Salary/ Exempt
Rau              Gilbert      NMC        Instrument & Control Technician Senior     Male    54   05/11/1981    Hourly/ Non-Exempt
Rexius           Thomas       NMC        Engineering Analyst Senior                 Male    52   11/30/1976    Salary/ Exempt
Reyna-Rodarte    Mary         NMC        Bus Process Assistant II                   Female  45   05/05/2003    Hourly/ Non-Exempt
Reyner           Holly        NMC        Engineer Senior                            Female  42   01/03/1989    Salary/ Exempt
Rhodes           Paul         NMC        Control Room Supervisor                    Male    42   03/15/1999    Salary/ Exempt
Rice             Robert       NMC        Project Manager Senior                     Male    55   06/07/1976    Salary/ Exempt
Rich             Thomas       NMC        Scheduling Coordinator                     Male    45   01/06/1993    Salary/ Exempt
Richey           Marty        NMC        Production Manager                         Male    44   03/25/2002    Salary/ Exempt
Ridley           James        NMC        Instructor Technical Senior                Male    49   08/19/1985    Salary/ Exempt
Ridley           Karen        NMC        Safety Specialist                          Female  52   04/26/1976    Hourly/ Non-Exempt
Ritt             Carolyn      NMC        Technical Advisor Senior                   Female  58   06/01/1977    Salary/ Exempt
Roberts          William      NMC        Engineer Senior                            Male    55   06/10/1974    Salary/ Exempt
Rodriguez        Joseph       NMC        Instructor Operations Senior               Male    45   09/05/2000    Salary/ Exempt
Rogers           David        NMC        Business Support Manager (std org)         Male    53   07/16/1986    Salary/ Exempt
Rose             Tina         NMC        Scheduler                                  Female  38   11/02/1998    Salary/ Exempt

Rose             Kevin        NMC        Maintenance Supervisor                     Male    44   02/09/2004    Salary/Exempt
Ross             Leonard      NMC        Maintenance General Supervisor             Male    53   07/15/1972    Salary/Exempt
Ruff             David        NMC        Planner                                    Male    55   09/19/1977    Salary/Exempt
Russell          Raymond      NMC        Engineering Technician                     Male    55   10/06/1982    Hourly/Non-Exempt
Russell          Patrick      NMC        Perf Assessment Director                   Male    44   09/10/2001    Salary/Exempt
Saarela          Thomas       NMC        Engineer Senior                            Male    57   06/05/1978    Salary/Exempt
Saarela          R            NMC        Procedures Specialist                      Female  50   04/06/1981    Salary/Exempt
Sabo             Peter        NMC        Accounting Site Manager                    Male    49   02/02/2004    Salary/Exempt
Salgia           Surendra     NMC        Engineer Senior                            Male    60   08/01/1994    Salary/Exempt
Savage           Mark         NMC        Communications Consultant Senior           Male    56   11/02/1987    Salary/Exempt
Schmidt          Richard      NMC        Engineer Senior                            Male    46   11/03/1997    Salary/Exempt
Schmidt          Paul         NMC        Training Supervisor Operations             Male    53   04/03/1989    Salary/Exempt
Schneider        Kevin        NMC        Instructor Technical Senior                Male    47   06/13/1983    Salary/Exempt
Schneider        Linda        NMC        Bus Process Assistant II                   Female  54   07/20/1992    Hourly/Non-Exempt
Schout           Mark         NMC        Radiation Protection Technician Senior     Male    48   08/01/1983    Hourly/Non-Exempt
Schrader         George       NMC        Engineer Senior                            Male    49   09/08/1980    Salary/Exempt
Schultz          Steven       NMC        Information Technology Analyst Principal   Male    44   11/23/1992    Salary/Exempt
Schwan           James        NMC        Engineer Senior                            Male    46   11/03/1997    Salary/Exempt
Scott            William      NMC        Engineering Supervisor                     Male    60   06/27/2005    Salary/Exempt
Scott            Charley      NMC        Employee Concerns Coordinator              Male    58   12/01/1999    Salary/Exempt
Scudder          Ronald       NMC        Engineer Senior                            Male    55   03/12/1979    Salary/Exempt
Seamans          Larry        NMC        Engineer Senior                            Male    55   07/06/1981    Salary/Exempt
Seleski          Michael      NMC        Chemistry Technician                       Male    44   02/05/2001    Hourly/Non-Exempt
Shaffer          Roger        NMC        Shift Manager                              Male    48   08/16/1982    Salary/Exempt

Shaffer          Geri         NMC        Control Room Supervisor                    Female  49   06/15/1981    Salary/Exempt
Shaler           Brian        NMC        Engineer Senior                            Male    46   08/03/1992    Salary/Exempt
Shimer           Elizabeth    NMC        Business Process Assistant Lead            Female  46   08/12/1991    Hourly/Non-Exempt
Simpson          Roberta      NMC        Supply Chain Specialist                    Female  42   07/22/2002    Hourly/Non-Exempt
Slakes           Richard      NMC        Engineer Senior                            Male    35   11/23/1998    Salary/Exempt
Slattery         James        NMC        Radiation Protection Technician            Male    44   10/03/2005    Hourly/Non-Exempt
Sleeper          George       NMC        Operations Support Manager                 Male    48   01/16/1981    Salary/Exempt
Smell            Michael      NMC        Engineering Technician Senior              Male    56   01/07/1974    Hourly/Non-Exempt
Smith            Keith        NMC        Engineering Analyst Senior                 Male    49   08/31/1981    Salary/Exempt
Smith            Natasha      NMC        Engineer II                                Female  30   08/01/2000    Salary/Exempt
Smith            Roger        NMC        Work Week Manager                          Male    61   10/09/1978    Salary/Exempt
Smith            Joyce        NMC        Bus Process Assistant II                   Female  54   09/20/1982    Hourly/Non-Exempt
Smith            Jeffrey      NMC        Radiation Protection Technician Senior     Male    46   08/03/1987    Hourly/Non-Exempt
Smith            Gregg        NMC        Training Supervisor Operations             Male    56   01/06/2003    Salary/Exempt
Smith            Koda         NMC        Operations Manager (<1000MW)               Male    50   09/14/2004    Salary/Exempt
Smith            Gregory      NMC        Engineer I                                 Male    26   03/07/2006    Salary/Exempt
Smith-Torp       Shirley      NMC        Bus Process Assistant II                   Female  48   07/14/2003    Hourly/Non-Exempt
Smoot            William      NMC        Radiation Protection Supervisor            Male    35   01/11/1999    Salary/Exempt
Snowden          Phillip      NMC        Engineer Senior                            Male    55   08/01/2000    Salary/Exempt
Snuggerud        Ross         NMC        Control Room Supervisor                    Male    37   02/01/1993    Salary/Exempt
Sonnenberg       Donald       NMC        Engineering Analyst Senior                 Male    46   09/18/1989    Salary/Exempt
Sonnenberg       David        NMC        Instrument & Control Technician Senior     Male    47   06/04/1982    Hourly/Non-Exempt

Sorenson-Brower  Shona        NMC        Business Process Assistant Lead            Female  36   07/18/1994    Hourly/Non-Exempt
Sosinski         Bryan        NMC        Supply Chain Supervisor                    Male    33   06/01/1992    Salary/Exempt
Sova             Brian        NMC        Engineer Senior                            Male    39   07/16/1990    Salary/Exempt
Stacks           Hubert       NMC        Engineer Senior                            Male    52   10/03/1994    Salary/Exempt
Starland Jr      Ralph        NMC        Engineering Analyst Senior                 Male    56   05/21/1979    Salary/Exempt
Steffler         Thomas       NMC        Shift Manager                              Male    56   11/01/1979    Salary/Exempt
Stell            Thomas       NMC        Instructor Simulator/Operations Senior     Male    53   04/02/1982    Salary/Exempt
Stevens          Kenneth      NMC        Engineer Senior                            Male    59   06/24/1974    Salary/Exempt
Stoner           Michael      NMC        Planning Supervisor                        Male    39   02/14/1997    Salary/Exempt
Strebeck         Daniel       NMC        Engineer Senior                            Male    49   03/06/2006    Salary/Exempt
Stringham        David        NMC        Scheduling Coordinator                     Male    49   07/06/1981    Salary/Exempt
Sturm            Gary         NMC        Rad Protect Analyst Senior                 Male    52   10/16/1978    Salary/Exempt
Sullivan         Michael      NMC        Chemistry General Supervisor               Male    49   09/08/1981    Salary/Exempt
Sweet            Michael      NMC        Emergency Prepared Coordinator Senior      Male    50   11/03/1980    Salary/Exempt
Swetay           Beverly      NMC        Bus Process Assistant II                   Female  62   04/15/1985    Hourly/Non-Exempt
Swiecicki        Thomas       NMC        Engineer Senior                            Male    42   06/01/1987    Salary/Exempt
Tessin           Karen        NMC        Technical Support Specialist               Female  52   04/26/1982    Hourly/Non-Exempt
Thomas           Michael      NMC        Work Week Manager                          Male    51   02/07/1983    Salary/Exempt
Thon             Michael      NMC        Instrument & Control Technician Senior     Male    46   05/26/1981    Hourly/Non-Exempt
Tiffany          Eric         NMC        Engineer Senior                            Male    46   06/18/1982    Salary/Exempt
Tiffany          Lea          NMC        Training Specialist                        Female  54   08/21/1986    Salary/Exempt
Tilton           James        NMC        Engineer Senior                            Male    58   09/13/1982    Salary/Exempt
Tipton           Kenneth      NMC        Engineer Senior                            Male    44   01/27/2003    Salary/Exempt
Todd             Leonard      NMC        Project Manager Senior                     Male    56   08/22/1977    Salary/Exempt

Toner            Kerry        NMC        Supervisor Training Maintenance/Techl      Male    58   05/20/1985    Salary/Exempt
Torp             Richard      NMC        Planner                                    Male    55   01/16/1978    Salary/Exempt
Tucker           Robert       NMC        Control Room Supervisor                    Male    49   02/04/1981    Salary/Exempt
Turco            William      NMC        Chemistry Technician                       Male    39   09/18/2000    Hourly/Non-Exempt
Turner           Darrel       NMC        Projects, Manager of (Std Org)             Male    59   01/03/1977    Salary/Exempt
Vaishnavi        Bihari       NMC        Engineer Principal                         Male    62   03/20/2006    Salary/Exempt
Vaive            Kevin        NMC        Planner                                    Male    49   02/10/1986    Salary/Exempt
Valha            Marcia       NMC        Leadership Development Specialist          Female  39   05/06/2002    Salary/Exempt
Vanwagner        Bob          NMC        Engineering Supervisor                     Male    53   07/27/1981    Salary/Exempt
Vegter II        William      NMC        Information Technology Analyst             Male    27   04/24/2006    Salary/Exempt
Vellenga         David        NMC        Information Technology Analyst             Male    45   06/10/2002    Salary/Exempt
Vincent          Robert       NMC        Project Manager                            Male    61   09/17/1975    Salary/Exempt
Voskuil          Jeffrey      NMC        Engineer Senior                            Male    38   10/05/1998    Salary/Exempt
Waaso            Andrew       NMC        Intern Engineer                            Male    22   05/03/2004    Coop
Walker           Bobby        NMC        Bus Process Assistant III                  Male    52   04/03/1985    Hourly/Non-Exempt
Walker           John         NMC        Training Supervisor Operations             Male    54   02/23/2004    Salary/Exempt
Wallace          Asa          NMC        Radiation Protection Technician            Male    31   09/12/2005    Hourly/Non-Exempt
Warner           James        NMC        Security Consultant Senior                 Male    54   06/16/1981    Salary/Exempt
Watkins          Douglas      NMC        Rad Protect Analyst Senior                 Male    47   04/18/1983    Salary/Exempt
Watson           Thomas       NMC        Instructor Simulator/Operations Senior     Male    48   07/08/1981    Salary/Exempt
Wcisel           James        NMC        Operations Procedures Writer               Male    56   10/23/1978    Salary/Exempt

Weathersby       Joyce        NMC        Bus Process Assistant I                    Female  20   07/26/2004    Hourly/Non-Exempt
Werdann          Richard      NMC        Supply Chain Manager                       Male    48   11/06/2001    Salary/Exempt
Westerhof        Robert       NMC        Engineering Supervisor                     Male    48   07/18/1983    Salary/Exempt
White            Robert       NMC        Control Room Supervisor                    Male    46   10/18/1982    Salary/Exempt
Wicks            James        NMC        Fleet Procedures Manager                   Male    51   02/12/1979    Salary/Exempt
Wiese            Brian        NMC        Assessment Supervisor                      Male    35   05/03/2004    Salary/Exempt
Wiggins          Guy          NMC        Engineer Senior                            Male    42   11/01/2000    Salary/Exempt
Wilkens          Sharon       NMC        Bus Process Assistant II                   Female  55   08/14/1989    Hourly/Non-Exempt
Wilkins          Joe          NMC        Engineering Technician                     Male    41   05/08/1990    Hourly/Non-Exempt
Willett          Jennifer     NMC        Bus Process Assistant I                    Female  22   07/01/2001    Hourly/Non-Exempt
Williams         Edward       NMC        Radiation Protection Technician            Male    42   03/11/2002    Hourly/Non-Exempt
Williams         David        NMC        Engineering Analyst Senior                 Male    55   11/13/1978    Salary/Exempt
Williams         Dane         NMC        Radiation Protection & Chemistry Manager   Male    48   02/03/2003    Salary/Exempt
Winkel           Tammy        NMC        Business Process Assistant Lead            Female  38   12/18/1990    Hourly/Non-Exempt
Witt             Danny        NMC        Procedures Specialist                      Male    54   08/14/1978    Salary/Exempt
Wong             James        NMC        Engineer Senior                            Male    52   08/02/1993    Salary/Exempt
Woody            Thomas       NMC        Engineer II                                Male    31   04/18/2005    Salary/Exempt
Wright           Gerald       NMC        Radiation Protection Supervisor            Male    42   01/21/1987    Salary/Exempt
Wright           Tammy        NMC        Bus Process Assistant III                  Female  38   12/12/1994    Hourly/Non-Exempt
Yanik Jr         Frank        NMC        Engineer Senior                            Male    58   01/12/1981    Salary/Exempt
Yeager           Kenneth      NMC        Operations Assistant Manager <1000MW       Male    52   09/18/1978    Salary/Exempt
Yeisley          Glenn        NMC        Engineer Senior                            Male    54   01/11/1982    Salary/Exempt
Zielinski        Kathleen     NMC        Bus Process Assistant III                  Female  53   01/08/1979    Hourly/Non-Exempt
Zillins          Andrew       NMC        Engineer Senior                            Male    48   02/21/1983    Salary/Exempt

Zwissler         Paul         NMC        Projects Coordinator                       Male    55   02/08/1982    Salary/Exempt

05/02/1977

Transferred Employees - Big Rock ISFSI Assets

Potter Lawrence R CONSUMERS Big Rock Point Male 52 Salary/ Exempt (nonbargaining unit employee)

SCHEDULE 6.10(G)

ACTUARIAL ASSUMPTIONS - PALISADES ASSETS AND BIG ROCK ISFSI ASSETS

Interest Rates - PBGC plan termination interest rates as of the Closing Date, as described in Appendix B to Section 4044 of ERISA (For example, rates as of March 2006 are 5.70% for the first 20 years; 4.75% thereafter).

Retirement Age - PBGC plan termination expected retirement ages as described in Appendix D to Section 4044 of ERISA.

Mortality Rates - PBGC plan termination mortality rates as described in Table 1, Appendix A to Section 4044 of ERISA.

Withdrawal and Disability Rates - None assumed.

Marital Status - 85% of the participants are assumed to be married with females two years younger than males.

Expense Loading Charge - None.

Allocation of Assets - Based on the priority categories in Section 4044 of ERISA.

                     FIRST AMENDMENT TO ASSET SALE AGREEMENT

     This First Amendment to Asset Sale Agreement ("Amendment") is made as of April 10, 2007, by and between Consumers Energy Company, a Michigan corporation ("Seller"), and Entergy Nuclear Palisades, LLC, a Delaware limited liability company ("Buyer"). Seller and Buyer are referred to individually as a "Party," and collectively as the "Parties."

     WHEREAS, Seller and Buyer are parties to an Asset Sale Agreement dated as of July 11, 2006 (the "Asset Sale Agreement"), providing, among other things, for the sale by Seller to Buyer, and the purchase by Buyer from Seller, of the Included Assets;

     WHEREAS, the Parties wish to amend the Asset Sale Agreement as provided in this First Amendment;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

     1. Defined Terms. Terms used but not defined in this First Amendment that are defined in the Asset Sale Agreement shall have the respective meanings set forth in the Asset Sale Agreement.

     2. Amendment of Defined Terms. The definition of "Head" and the definition of "Head Contract" in Section 1.1(103) and Section 1.1(104), respectively, of the Asset Sale Agreement are each hereby amended to substitute "Section 7.1(y)" for "Section 7. Hz)" referenced therein.

     3. Amendment of Section 2.1 (1). Section 2.1 (1) of the Asset Sale Agreement is hereby amended to substitute "Schedule 2.1(1)" for "Schedule 2.2(1)".

     4. Amendment of Section 3.3(a)(6). Section 3.3(AX6) of the Asset Sale Agreement is hereby amended to substitute "Schedule 3.3(a)(6)" for "Schedule 3.3(a)(5)" in the last sentence.

     5. Addition of Section 3.8. A new Section 3.8 of the Asset Sale Agreement as follows is hereby added:

          "3.8 Consumer Liabilities at Closing

               At the Closing Seller shall deposit with Buyer an amount ("Deposit") determined by Seller which shall be held by Buyer on behalf of Seller and disbursed by Buyer as set forth below. If and to the extent within 180 days following the Closing ("Payment Period") Buyer receives bills or other payment requests from Seller with respect to vendors of Seller or NMC for goods delivered or services rendered in connection with Palisades or Big Rock at or prior to the Closing (which amounts are Excluded Liabilities pursuant to Section 2.4(e)), then Buyer shall pay such amounts on Seller's or NMC's behalf from the Deposit in accordance with Buyer's normal accounts payable procedures. In the event at any time during the Payment Period it reasonably appears the Deposit will not be sufficient to allow Buyer to pay bills or other payment requests of Seller, it shall notify Seller of such fact and Seller may, but shall not be obligated to, make additional payments to Buyer which shall be added to the Deposit. Within fifteen days following the end of the Payment Period, Buyer shall render to Seller an accounting of the payments made hereunder and shall return to Seller any unused portion of the Deposit. No interest shall be payable on the Deposit. Buyer shall have no obligation to pay any amounts pursuant to this Section 3.8 if and to the extent the Deposit has been otherwise disbursed."

     6. Amendment of Section 6.6(c). Section 6.6(c) of the Asset Sale Agreement is hereby amended to substitute the words "one hundred thirty-five (135) days" for "forty five (45) days" in the second sentence.

     7. Amendment of Section 6.6(e). Section 6.6(e) of the Asset Sale Agreement is hereby amended to substitute the word "Seller" for the word "Buyer" in the last sentence.

     8. Amendment of Section 6.21. The second sentence of Section 6.21 of the Asset Sale Agreement is hereby amended to substitute the word "Buyer" for the word "Seller."

     9. Addition of Schedule. Schedule 3.3(a)(6) attached hereto is hereby added to the Asset Sale Agreement.

     10. Effect of Amendment. The Parties acknowledge and agree that (a) except as specifically amended by this First Amendment, the Asset Sale Agreement is unchanged, and (b) the Asset Sale Agreement, as amended by this First Amendment, remains in full force and effect.

     11. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have caused this First Amendment to be signed by their respective duly authorized officers as of the date first above written.

                                        CONSUMERS ENERGY COMPANY


                                        By: /s/ Robert A. Fenech
                                            ------------------------------------
                                        Name: Robert A. Fenech
                                        Title: Senior Vice President
                                               Nuclear, Fossil & Hydro
                                               Operations


                                        ENTERGY NUCLEAR PALISADES, LLC


                                        By: /s/ Michael R. Kansler
                                            ------------------------------------
                                        Name: Michael R. Kansler
                                        Title: President

                               SCHEDULE 3.3(a)(6)

        LOW LEVEL WASTE DISPOSAL COST METHODOLOGY - PALISADES ASSETS ONLY

The methodology for determining cost is identified in the value contracts established by NMC and the vendors providing Low Level Waste disposal services. There are exceptions where special quotes are solicited and provided. The contracts themselves identify pricing for the various services associated with processing, transportation or disposal of Low Level Waste. Pricing is generally based on volume, weight, dose rates and the amount of activity associated with the Low Level Waste being shipped. The methodology selected should use the least cost alternative for disposing of Low Level Waste.

Please reference:   Contract #30000435 for Duratek Services, Inc.
                    Contract #30000127 for Envirocare of Utah, Inc. (Energy
                    Solutions)
                    Contract #30000436 for STUDSVIK Processing Facility, LLC
                    Contract #30000251 for Chem-Nuclear Systems
                    Contract #30000314 for Duratek Services, Inc.
                    Contract #30000102 for RWE Nukem Corporation

                    SECOND AMENDMENT TO ASSET SALE AGREEMENT

This Second Amendment to Asset Sale Agreement (the "Amendment") is made as of April 11,2007 by and between Consumers Energy Company, a Michigan corporation ("Seller"), and Entergy Nuclear Palisades, LLC, a Delaware limited liability company ("Buyer"). Seller and Buyer are referred to herein individually as a "Party" and collectively as the "Parties."

WHEREAS, Seller and Buyer are parties to an Asset Sale Agreement dated as of July 11,2006, as amended by the First Amendment dated April 10,2007 (collectively, the "Asset Sale Agreement"), providing, among other things, for the sale by Seller to Buyer, and the purchase by Buyer from Seller, of the Included Assets;

WHEREAS, the Parties wish to further amend the Asset Sale Agreement as provided in this Second Amendment;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. Defined Terms. Terms used but not defined in this Amendment that are defined in the Asset Sale Agreement shall have the respective meanings set forth in the Asset Sale Agreement.

2. Addition of Defined Terms. The following new defined terms are added to
Section 1.1 of the Asset Sale Agreement, in proper alphabetical order:

     "Alternative Requested Ruling" has the meaning set forth in Section 6.18.

     "Nonqualified Decommissioning Fund" means, with respect to Seller, Seller's external trust funds, taken together, for purposes of Decommissioning Palisades which do not meet the requirements of Code Section 468A and Treas. Reg. Section 1.468A-5, maintained by Seller with respect to Palisades prior to the Closing pursuant to Seller's Decommissioning Trust Agreement, other than any trust fund that has been established by Seller specifically to satisfy FERC requirements regarding Decommissioning Palisades, and, if applicable, with respect to Buyer, Buyer's external trust fund for purposes of Decommissioning Palisades which does not meet the requirements of Code Section 468A and Treas. Reg. Section 1.468A-5, established and maintained by the Trustee pursuant to the Post-Closing Decommissioning Trust Agreement.

     "Nonqualified Decommissioning Fund Additional Deposit" has the meaning set forth in Section 6.12(a).

3. Deletion of Defined Terms. The following defined terms are deleted from the Asset Sale Agreement:

     "Excess PLR Decommissioning Amount"," Excess Qualified Decommissioning Fund Assets", "First Decommissioning Account", "Notional Investment Amount", "PLR Decommissioning Amount", "Requested Rulings", "Second Decommissioning Account" and "Tax Rate".

4. Amendment of Certain Defined Terms.

     (a) The definition of "Post-Closing Decommissioning Trust Agreement" in
Section 1.1 of the Asset Sale Agreement is hereby amended by replacing said definition with the following:

          "Post-Closing Decommissioning Trust Agreement" means the decommissioning trust agreement between Buyer and the Trustee pursuant to which any assets of the Nonqualified Decommissioning Fund that are transferred by Seller at Closing pursuant to Section 6.12(a) will be held in trust.

     (b) The definition of "Qualified Decommissioning Fund" in Section 1.1 of the Asset Sale Agreement is hereby amended by replacing said definition with the following:

          "Qualified Decommissioning Fund" means, with respect to Seller, Seller's external trust fund for purposes of Decommissioning Palisades that meets the requirements of Code Section 468A and Treas. Reg.
          Section 1.468A-5, maintained by Seller with respect to the Facilities prior to Closing pursuant to Seller's Decommissioning Trust Agreement.

     (c) The definition of "Seller's Decommissioning Trust Agreement" in Section
1.1 of the Asset Sale Agreement is hereby amended by replacing said definition with the following:

          "Seller's Decommissioning Trust Agreement" means the Amended and Restated Master Trust Agreement, dated January 1,2004, by and between Consumers and State Street Bank and Trust Company, regarding the Nonqualified Decommissioning Fund of Seller.

     (d) The definition of "Trustee" in Section 1.1 of the Asset Sale Agreement is hereby amended by replacing said definition with the following:

          "Trustee" means with respect to Seller prior to the Closing, the trustee appointed by Seller pursuant to the Seller's Decommissioning Trust Agreement and, after the Closing, the trustee appointed pursuant to the Post-Closing Decommissioning Trust Agreement.

5. Amendment of various Sections. The following Sections of the Asset Sale Agreement are amended as follows:

          (i) Section 2.1 (k) of the Asset Sale Agreement is hereby amended by replacing said Section with the following:

                    "(k) Those assets comprising the Nonqualified
               Decommissioning Fund (including the Nonqualified Decommissioning Fund Additional Deposit, if applicable) relating to the Palisades Facilities being transferred to Buyer pursuant to Section 6.12(a) including all interest accrued thereon, together with all related Tax, accounting and other records for such assets, including all Decommissioning studies, analyses and cost estimates and all records related to the determination of the Tax basis of such assets;"

          (ii) Section 2.2(d) of the Asset Sale Agreement shall be amended by substituting the phrase "Nonqualified Decommissioning Fund (including the Nonqualified Decommissioning Fund Additional Deposit, if applicable)" for the words "Qualified Decommissioning Fund".

          (iii) Section 2.2(g) of the Asset Sale Agreement shall be amended by substituting the phrase "Nonqualified Decommissioning Fund (including the Nonqualified Decommissioning Fund Additional Deposit, if applicable)" for the words "Qualified Decommissioning Fund".

          (iv) Section 2.2(q) of the Asset Sale Agreement shall be amended by substituting the phrase "Nonqualified Decommissioning Fund (including the Nonqualified Decommissioning Fund Additional Deposit, if applicable)" for the words "Qualified Decommissioning Fund".

          (v) Section 2.2(r) of the Asset Sale Agreement shall be deleted in its entirety and the words 'INTENTIONALLY OMITTED' shall be substituted therefor.

          (vi) Section 2.4(1) of the Asset Sale Agreement shall be amended by replacing said Section with the following:

                    "(1) Any Taxes incurred by Seller's Nonqualified
               Decommissioning Fund for taxable periods, or portions thereof, ending on or prior to the Closing Date;"

          (vii) Section 3.4(a) of the Asset Sale Agreement shall be amended by replacing said Section with the following:

               "Buyer and Seller shall use their reasonable good faith efforts to jointly agree prior to the Closing Date to an estimated allocation among the Included Assets of the sum of the Purchase Price and the Assumed Liabilities and Obligations that is consistent with the allocation methodology provided by Section 1060 of the Code and the regulations promulgated thereunder and the private letter rulings issued by the IRS under Code Section 468A relating to the transfer of Nonqualified Decommissioning Fund assets (the "Estimated Allocation"). The Estimated Allocation, to the extent agreed to, will be used for transfer and sales tax filings and for all other Closing document purposes."

          (viii) Section 3.6(g) of the Asset Sale Agreement shall be amended by substituting the phrase "Nonqualified Decommissioning Fund (including the Nonqualified Decommissioning Fund Additional Deposit, if applicable)" for the words "Qualified Decommissioning Fund".

          (ix) Section 4.16 of the Asset Sale Agreement shall be amended by deleting the consecutive words "and except with respect to the portion of the Included Assets that are part of the Qualified Decommissioning Fund" from said Section.

          (x) The heading for Section 4.17 of the Asset Sale Agreement shall be renamed "Nonqualified Decommissioning Fund".

          (xi) Section 4.17(a) of the Asset Sale Agreement shall be amended by replacing said Section with the following:

                    "(a) Except as described on Schedule 4.17. with respect to all periods prior to the Closing: (i) Seller's Nonqualified Decommissioning Fund has been a trust, validly existing under the Laws of the Commonwealth of Massachusetts or the State of Michigan, as applicable, with all requisite authority to conduct its affairs as it now does; (ii) Seller's Nonqualified Decommissioning Fund has been in compliance with all applicable Laws of the NRC, FERC, the IRS, MPSC and any other Governmental Authority; and (iii) Seller's Nonqualified Decommissioning Fund has been classified as a grantor trust owned by Seller under Sections 671 through 677 of the Code."

          (xii) Section 4.17(c) of the Asset Sale Agreement shall be amended by substituting the phrase "Nonqualified Decommissioning Fund (including the Nonqualified Decommissioning Fund Additional Deposit, if applicable)" for the words "Qualified Decommissioning Fund".

          (xiii) Section 4.17(d) of the Asset Sale Agreement shall be amended by replacing said Section with the following:

                    "(d) With respect to all periods prior to the Closing,
               Seller and/or the Trustee of Seller's Nonqualified Decommissioning Fund has/have filed or caused to be filed with the NRC, FERC, MPSC and any other Governmental Authority all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed with such entities. Seller has delivered to Buyer a copy of the schedule of ruling amounts most recently issued by the IRS for Seller's Qualified Decommissioning Fund and a complete copy of the currently pending request for revised ruling amounts, together with all exhibits, amendments and supplements thereto."

          (xiv) Section 4.17(e) of the Asset Sale Agreement shall be amended by
               (A) substituting the words "Nonqualified Decommissioning Fund" for the words "Qualified Decommissioning Fund" and (B) substituting the date "December 31, 2006" for the date "December 31, 2005".

          (xv) Section 4.17(f) of the Asset Sale Agreement shall be deleted in its entirety.

          (xvi) Section 5.7 of the Asset Sale Agreement and the heading thereof shall be amended by replacing said Section and its heading with the following:

               "5.7 Post-Closing Decommissioning Trust Agreement

               At the Closing, the Post-Closing Decommissioning Trust Agreement will satisfy the NRC's requirement for decommissioning trust provisions in 10 C.F.R. 50.75(h)(1)."

          (xvii) Section 6.8(c) of the Asset Sale Agreement shall be amended by replacing said Section with the following:

                    "(c) With respect to Seller's Nonqualified Decommissioning
               Fund, Seller shall be responsible for and shall pay all Income Taxes for all taxable periods ending prior to or on the Closing Date, and Seller shall not cause any amounts relating to Income Taxes for Seller's Nonqualified Decommissioning Fund to be paid from or reimbursed from Seller's Nonqualified Decommissioning Fund assets".

          (xviii) Section 6.12 of the Asset Sale Agreement is hereby amended by replacing said Section 6.12 in its entirety with the following:

               "6.12 Decommissioning Fund.

                    (a) At the Closing, Seller shall cause to be transferred to the Trustee under the Post-Closing Decommissioning Trust Agreement all of the assets of Seller's Nonqualified Decommissioning Fund, all of which assets, including those assets referred to in the following sentence, shall be comprised only of non-cash marketable securities reasonably acceptable to Buyer as listed on Schedule 6.12(a). To the extent necessary, Seller shall be required to make a deposit to its Nonqualified Decommissioning Fund prior to the Closing so that the aggregate value of the Nonqualified Decommissioning Fund, measured as of the Closing, is equal to the Decommissioning Target (as calculated as of the Closing Date) (such deposit, the "Nonqualified Decommissioning Fund Additional Deposit").

                    (b) Buyer shall take all reasonable steps necessary to
               satisfy any requirements imposed by the NRC regarding Buyer's Nonqualified Decommissioning Fund in a manner sufficient to obtain NRC approval of the transfer of assets from Seller's Nonqualified Decommissioning Fund to Buyer.

                    (c) The Parties shall not take any actions that would cause the actual Tax consequences of the transactions contemplated by this Agreement to differ from or be inconsistent with the Alternative Requested Ruling.

                    (d) [INTENTIONALLY OMITTED.]

                    (e) [INTENTIONALLY OMITTED.]

                    (f) Seller agrees not to amend Seller's Decommissioning
               Trust Agreement between the Effective Date and the Closing Date without Buyer's prior written consent, which shall not be unreasonably withheld, except for any amendment which may be required to be made to the Seller's Decommissioning Trust Agreement by any Law or to permit the transfers referred to in
               Section 6.12(a), or to permit return to Seller of assets of Seller's Qualified Decommissioning Fund.

          (xix) Section 6.18 of the Asset Sale Agreement is hereby amended by replacing said Section 6.18 in its entirety with the following:

               "6.18. Private Letter Rulings.

                    Buyer and Seller shall use Commercially Reasonable Efforts to obtain prior to the Closing Date a private letter ruling from the IRS (but receipt of any such letter ruling shall not be a condition to the occurrence of the Closing) determining that the IRS, pursuant to the exercise of its discretion as provided in Treasury Regulation Section 1.468A-5(c)(l), will disqualify the Seller's Qualified Decommissioning Fund in its entirety as of the Closing Date but prior to any transfer or distribution of assets out of Seller's Qualified Decommissioning Fund that occurs on the Closing Date and, consequently, the entire amount of assets held in Seller's Qualified Decommissioning Fund will be deemed to be distributed to Seller on the Closing Date (with the resulting tax consequences described in Treasury Regulation Section 1.468A-5(c)(3)) (the "Alternative Requested Ruling"). The Alternative Requested Ruling shall be modified (including to the extent necessary, withdrawn), as necessary, to take into account or reflect any mutually agreed-to changes in the transaction structure by the Parties that reflects the comments and statements made by the IRS during the process of attempting to obtain the Alternative Requested Ruling that occur on or after the Effective Date, and the term "Alternative Requested

               Ruling" shall be modified as necessary to take into account any changes that are permitted pursuant to this sentence."

          (xx) Sections 6.20(c), (d), (e) and (f) of the Asset Sale Agreement are hereby deleted in their entirety and the words "INTENTIONALLY OMITTED" shall be substituted therefor.

          (xxi) Section 6.20(g) of the Asset Sale Agreement shall be amended by deleting the words "at least 20 days" therefrom.

          (xxii) Section 7.l(n) of the Asset Sale Agreement shall be amended by replacing said Section with the following:

                    "(n) Seller shall have transferred to the Trustee of the
               Post-Closing Decommissioning Trust Agreement all of the assets of Seller's Nonqualified Decommissioning Fund (including the Nonqualified Decommissioning Fund Additional Deposit, if applicable), in accordance with Section 6.12(a):"

          (xxiii) Section 8.2(c) of the Asset Sale Agreement shall be amended by substituting the phrase "4.17 (Nonqualified Decommissioning
               Fund)" for the phrase "4.17 (Qualified Decommissioning Fund)" and the phrase "6.20 (Decommissioning)" for the phrase "6.20 (Decommissioning, Return of Excess Qualified Decommissioning Fund Assets)" in said Section.

          (xxiv) Section 10.4(a) of the Asset Sale Agreement shall be amended by
               (A) substituting the phrase "4.17 (Nonqualified Decommissioning
               Fund) (except with respect to 4.17(a)(iii))" for the phrase "4.17 (Qualified Decommissioning Fund) (except with respect to 4.17(a)(ii). (iv). (v). and (vi). and 4.17(d)(ii) and 4.17(f))"
               and (B) substituting the phrase "5J (Post-Closing Decommissioning Trust Agreement)" for the phrase "5.7 (Transfer of Assets of Qualified Decommissioning Fund)".

6. Addition of Schedule. Schedule 6.12(a) attached hereto is hereby added to the Asset Sale Agreement.

7. Amendment of List of Exhibits and Schedules. The List of Exhibits and Schedules in the Asset Sale Agreement shall be amended by adding the following at the end of the List of Schedules:

     "6.12(a) Non-Cash Marketable Securities"

8. Effect of Amendment. The Parties acknowledge and agree that (a) except as specifically amended by this Second Amendment, the Asset Sale Agreement is unchanged, and (b) the Asset Sale Agreement, as further amended by this Second Amendment, remains in full force and effect.

9. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective duly authorized officers as of the date first above written.

                                        CONSUMERS ENERGY COMPANY


                                        By: /s/ Robert A. Fenech
                                            ------------------------------------
                                        Name:
                                        Title:


                                        ENTERGY NUCLEAR PALISADES, LLC


                                        By: /s/ Michael R. Kansler
                                            ------------------------------------
                                        Name: MICHAEL R. KANSLER
                                        Title: PRESIDENT

                                SCHEDULE 6.12(A)

                         NON-CASH MARKETABLE SECURITIES

Intermediate maturity (i.e., maturity of two to six years) Treasury Notes.

Cash or cash equivalents (i.e., investments with a maturity of one year or less) shall not in the aggregate exceed $250,000.